Exhibit 99.1

TABLE OF CONTENTS

Page
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	1
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Certain Sections Restated)

As used herein, “ARCP OP” means ARCP OP by itself and not including any of its subsidiaries; “ARCP” means ARCP by itself and not including any of its subsidiaries; and the terms “we,” “our” and “us” or similar references mean ARCP and its consolidated subsidiaries, including, without limitation ARCP OP.

Overview

ARCP OP is an entity through which ARCP, a self-managed and self-administered REIT, and its sole general partner, conducts substantially all of its business. As of June 30, 2014, ARCP held approximately 97.3% of the common equity interests (“OP Units”) in ARCP OP. OP Units held by ARCP are referred to as General Partner OP Units and OP Units held by other holders are referred to as Limited Partner OP Units. The actions of the Operating Partnership and its relationship with ARCP are governed by that certain Third Amended and Restated Agreement of Limited Partnership (the “LPA”), effective as of January 3, 2014. ARCP does not have any significant assets other than its investment in ARCP OP. Therefore, the assets and liabilities of ARCP and ARCP OP are substantially the same. Additionally, pursuant to the LPA, all administrative expenses and expenses associated with the formation and continuity of existence and operation of ARCP incurred by ARCP on ARCP OP’s behalf shall be treated as expenses of ARCP OP.

Under the LPA, after holding OP Units for a period of one year, a limited partner has the right to require ARCP OP to redeem OP Units for, at ARCP’s option, a certain number of shares of ARCP’s common stock, or the cash value of such number of shares of ARCP’s common stock. For each share, if any, of ARCP’s common stock issued by ARCP in the redemption, ARCP OP will issue a corresponding amount of OP Units to ARCP. The remaining rights of the limited partners are limited and do not include the ability to replace ARCP as general partner or to approve the sale, purchase or refinancing of ARCP OP’s assets.

Our business operates in two business segments, net lease real estate investment (“REI”) and private capital investment management (“Cole Capital”). Through our REI segment, we acquire, own and operate single-tenant, freestanding commercial real estate properties, primarily subject to net leases with high credit quality tenants. We focus on investing in properties that are net leased to credit tenants. Our long-term business strategy is to continue invest in net leased assets to further develop our diverse portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average remaining lease term of 10 to 12 years. We seek to acquire net lease assets granularly, by self-originating or purchasing such assets, or executing sale-leaseback transactions, small portfolio acquisitions and in connection with build-to-suit opportunities, to the extent they are appropriate in terms of capitalization rate and scale. We expect this investment strategy to provide for stable income from credit tenants and for growth opportunities from re-leasing of current below market leases. We entered into an agreement pursuant to which we will dispose of the multi-tenant assets comprising the portfolio we previously announced would be spun off into American Realty Capital Centers, Inc., as further described under “Prospectus Summary—Recent Developments—Disposition of Multi-Tenant Shopping Center Business.” We believe such disposition will bring enhanced focus to our core strategy of developing a strong portfolio of single-tenant net lease assets. We have advanced our investment objectives by growing our net lease portfolio through the self-origination of property acquisitions and strategic mergers and acquisitions. Our total asset base was approximately $21.3 billion as of June 30, 2014. See Note 3 - Mergers and Acquisitions (As Restated) for further discussion.

As a result of the Cole Merger (as defined below), in addition to operating a diverse portfolio of core commercial real estate investments, we, through Cole Capital Advisors, Inc. (“CCA”), are responsible for managing certain non-traded real estate investment trusts (the “Managed REITs”) on a day-to-day basis, identifying and making acquisitions and investments on the Managed REITs’ behalf and recommending to each of the Managed REITs’ respective board of directors an approach for providing investors with liquidity. We receive compensation and reimbursement for services relating to the Managed REITs’ offerings and investment, management, financing and disposition of their respective assets, as applicable. Cole Capital allows us to generate earnings without the corresponding need to invest capital in that business or incur debt in order to fund or expand operations. As of June 30, 2014, the Managed REITs’ total assets were approximately $6.6 billion. We own CCA through a wholly owned subsidiary of ARCP OP. We and CCA have jointly elected to treat CCA as a taxable REIT subsidiary (“TRS”) for U.S. federal income tax purposes. In order to avoid a potential adverse impact on ARCP’s status as a REIT, we conduct substantially all of our investment management business through the TRS.

During the year ended December 31, 2013, we retained the Former Manager, a wholly owned subsidiary of AR Capital, LLC (“ARC”), to manage our affairs on a day-to-day basis, and, as a result, we were generally externally managed, with the exception of certain acquisition, accounting and portfolio management services performed by our employees. In August 2013, our board of directors determined that it is in our best interests to become self-managed, and we completed our transition to self-management on January 8, 2014. In connection with becoming self-managed, we terminated the existing management agreement with the Former Manager, and entered into employment and incentive compensation arrangements with our executives. See Note 19 — Related Party Transactions and Arrangements (As Restated) and Note 24 — Subsequent Events (As Restated) for further discussion.

As of June 30, 2014, we owned 3,966 properties consisting of 106.8 million square feet, which properties were 98.8% leased with a weighted average remaining lease term of 9.95 years. In constructing our portfolio, we are committed to diversification by industry, tenant and geography. As of June 30, 2014, rental revenues derived from investment-grade tenants and tenants affiliated with investment-grade entities as determined by a major rating agency approximated 49%. We have attributed the rating of each parent company to its wholly owned subsidiary for purposes of this disclosure. Our core strategy encompasses receiving the majority of our REI revenue from investment grade tenants as we further acquire properties and enter into, or assume, lease arrangements.

Completed Mergers and Major Acquisitions

American Realty Capital Trust III, Inc. Merger

On December 14, 2012, ARCP entered into an agreement and plan of merger (the “ARCT III Merger Agreement”) with American Realty Capital Trust III, Inc. (“ARCT III”) and certain subsidiaries of each company. The ARCT III Merger Agreement provided for the merger of ARCT III with and into a subsidiary of ARCP (the “ARCT III Merger”). The ARCT III Merger was consummated on February 28, 2013.

Pursuant to the terms and subject to the conditions set forth in the ARCT III Merger Agreement, each outstanding share of common stock of ARCT III, including restricted shares that became vested, was converted into the right to receive (i) 0.95 of a share of ARCP’s common stock, or (ii) $12.00 in cash. In addition, each outstanding unit of equity ownership of American Realty Capital Operating Partnership III, L.P. (“ARCT III OP”) was converted into the right to receive 0.95 of the same class of unit of OP Units.

Upon the closing of the ARCT III Merger on February 28, 2013, 29.2 million shares, or 16.5% of the then outstanding shares of ARCT III’s common stock were received in cash consideration at $12.00 per share, the equivalent to 27.7 million shares of ARCP’s common stock based at the exchange ratio. In addition, 148.1 million shares of ARCT III’s common stock were converted to shares of ARCP common stock at the exchange ratio, resulting in an additional 140.7 million shares of ARCP common stock outstanding after the exchange. In accordance with the LPA, ARCP OP issued a corresponding number of General Partner OP Units to ARCP when ARCP issued common stock to former common stockholders of ARCT III.

Upon the consummation of the ARCT III Merger, American Realty Capital Trust III Special Limited Partner, LLC, the holder of the special limited partner interest in ARCT III OP, was entitled to subordinated distributions of net sales proceeds from ARCT III OP, which resulted in the issuance of units of limited partner interests in ARCT III OP, which, in turn, after applying the exchange ratio, resulted in the issuance of an additional 7.3 million Limited Partner OP Units to affiliates of the Former Manager. The parties agreed that such OP Units would be subject to a minimum one-year holding period before being exchangeable into ARCP common stock.

Also in connection with the ARCT III Merger, ARCP entered into an agreement with the Former Manager and its affiliates to internalize certain functions performed by them prior to the ARCT III Merger, reduce certain fees paid to affiliates, purchase certain corporate assets and pay certain merger related fees. See Note 19 — Related Party Transactions and Arrangements (As Restated) for further discussion.

Accounting Treatment of the ARCT III Merger

ARCP and ARCT III, from inception to the ARCT III Merger date, were considered to be entities under common control. Both entities’ advisors were wholly owned subsidiaries of ARC, the parent of the Former Manager. ARC and its related parties had significant ownership interests in ARCP and ARCT III through the ownership of shares of common stock and other equity interests. In addition, the advisors of both entities were contractually eligible to charge potential fees for their services to both of the companies, including asset management fees, incentive fees and other fees and continue to charge fees to ARCP. Due to the significance of these fees, the advisors, and ultimately ARC, were determined to have a significant economic interest in both companies in addition to having the power to direct the significant activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with generally accepted accounting principles in the United States (“GAAP”). The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date. In addition, GAAP requires that historical financial information be presented as if the merger had occurred as of the earliest period of common control. Therefore, the accompanying financial statements, including the notes thereto, are presented as if the ARCT III Merger had occurred at inception.

GE Capital Portfolio Acquisition

On June 27, 2013, ARCP, through subsidiaries of ARCP OP, acquired from certain affiliates of GE Capital Corp. (“GE Capital”) the equity interests in entities owning a real estate portfolio comprised of 447 properties (the “GE Capital Portfolio”) for a purchase price of $773.9 million, exclusive of closing costs. The 447 properties are subject to 409 property operating leases, as well as 38 direct financing leases.

During the year ended December 31, 2013, ARCT IV acquired from certain affiliates of GE Capital, the equity interests in entities owning a real estate portfolio comprised of 924 properties for a purchase price of $1.4 billion, exclusive of closing costs, with no liabilities assumed. The 924 properties are subject to 912 property operating leases, as well as 12 direct financing leases.

CapLease, Inc. Merger

On May 28, 2013, ARCP entered into an agreement and plan of merger (the “CapLease Merger Agreement”) with CapLease, Inc., a Maryland corporation (“CapLease”), and certain subsidiaries of each company. The CapLease Merger Agreement provided for the merger of CapLease with and into a subsidiary of ARCP OP (the “CapLease Merger”). ARCP consummated the CapLease Merger on November 5, 2013.

On November 5, 2013, we completed the merger with CapLease based on the terms of the CapLease Merger Agreement. Pursuant to the terms set forth in the CapLease Merger Agreement, at the effective time of the CapLease Merger, each outstanding share of common stock of CapLease, other than shares owned by ARCP, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive $8.50. Each outstanding share of preferred stock of CapLease, other than shares owned by ARCP, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive an amount in cash, equal to the sum of $25.00 plus all accrued and unpaid dividends on such shares of preferred stock. In addition, in connection with the merger of CapLease, LP with and into ARCP OP (the “CapLease Partnership Merger”), each outstanding unit of equity ownership in the CapLease other than units owned by CapLease or any wholly owned subsidiary of CapLease was converted into the right to receive $8.50. Shares of CapLease’s outstanding restricted stock were accelerated and became fully vested, and restricted stock and any outstanding performance shares were fully earned and received $8.50 per share. In total, cash consideration of $920.7 million was paid to the common and preferred stockholders of CapLease.

Accounting Treatment for the CapLease Merger

The CapLease Merger has been accounted for under the acquisition method of accounting under GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from CapLease have been recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values has been recorded as goodwill. Results of operations for CapLease will be included in ARCP OP’s consolidated financial statements from the date of acquisition. See Note 6 — CapLease Acquisition (As Restated) for further discussion.

American Realty Capital Trust IV, Inc. Merger

On July 1, 2013, ARCP and ARCP OP entered into an agreement and plan of merger, as amended on October 6, 2013 and October 11, 2013, (the “ARCT IV Merger Agreement”) with American Realty Capital Trust IV, Inc., a Maryland corporation (“ARCT IV”), and certain subsidiaries of ARCP and ARCT IV. The ARCT IV Merger Agreement provided for the merger of ARCT IV with and into a subsidiary of ARCP OP (the “ARCT IV Merger”). ARCP consummated the ARCT IV Merger on January 3, 2014.

Pursuant to the terms of the ARCT IV Merger Agreement, as amended, each outstanding share of common stock of ARCT IV, including unvested restricted shares that vested in conjunction with the ARCT IV Merger, was exchanged for (i) $9.00 in cash, (ii) 0.5190 of a share of ARCP’s common stock (the “ARCT IV Exchange Ratio”) and (iii) 0.5937 of a share of a new series of preferred stock of ARCP designated as the 6.70% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) and each outstanding unit of ARCT IV’s operating partnership (“ARCT IV OP Unit”), other than ARCT IV OP Units held by American Realty Capital Trust IV Special Limited Partner, LLC, (the “ARCT IV Special Limited Partner”) and American Realty Capital Advisors IV, LLC (the “ARCT IV Advisor”) was exchanged for (i) $9.00 in cash, (ii) 0.5190 of a Limited Partner OP Unit and (iii) 0.5937 of a Limited Partner OP Unit designated as Series F Preferred Units (“Limited Partner Series F Preferred Units”). In total, ARCP paid $651.4 million in cash, issued 36.9 million shares of common stock and 42.2 million shares of Series F Preferred Stock, and ARCP OP issued 0.7 million units of Limited Partner Series F Preferred units and 0.7 million Limited Partner OP Units to the former ARCT IV shareholders and ARCT IV OP Unit holders in connection with the consummation of the ARCT IV Merger. In addition, each outstanding ARCT IV Class B Unit (as defined below) and each outstanding ARCT IV OP Unit held by the ARCT IV Special Limited Partner and the ARCT IV Advisor was converted into 2.3961 OP Units, resulting in ARCP OP issuing 1.2 million Limited Partner OP Units. In accordance with the LPA, ARCP OP issued a corresponding number of General Partner OP Units and Series F Preferred Units to ARCP when shares of ARCP’s common stock and Series F Preferred Stock were issued to former common stockholders of ARCT IV, respectively.

In connection with the ARCT IV Merger and pursuant to the terms of the agreement of limited partnership of ARCT IV’s operating partnership, ARCT IV’s external advisor received subordinated distributions of net sales proceeds in an approximate amount of $63.2 million. Such subordinated distributions of net sales proceeds were paid in the form of equity units of ARCT IV’s operating partnership that were automatically converted into 6.7 million Limited Partner OP Units upon the consummation of the ARCT IV Merger the OP Units had a fair value of $78.2 million and are subject to a minimum two-year holding period from the date of issuance before being exchangeable into ARCP’s common stock.

Accounting Treatment of the ARCT IV Merger

ARCP and ARCT IV were considered to be entities under common control. Both entities’ advisors are wholly owned subsidiaries of ARC. The Former Manager and its related parties had ownership interests in ARCP and ARCT IV through the ownership of shares of common stock and other equity interests. In addition, the advisors of both entities were contractually eligible to charge potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and will continue to charge fees to ARCP following the ARCT IV Merger. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date. In addition, GAAP requires that historical financial information be presented as if the merger had occurred as of the earliest period of common control. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT IV Merger had occurred at inception.

Fortress Portfolio Acquisition

On July 24, 2013, ARC and another related entity, on behalf of ARCP and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with affiliates of funds managed by Fortress Investment Group LLC (“Fortress”) for the purchase of 196 properties owned by Fortress. Of the 196 properties, 120 properties were allocated to and assigned by ARCP (the “Fortress Portfolio”) for an aggregate contract purchase price of $972.5 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which were allocated to ARCP based on the pro rata fair value of the properties acquired by ARCP relative to the fair value of all 196 properties to be acquired from Fortress. On October 1, 2013, we closed on 41 of the 120 properties for a total purchase price of $200.3 million, exclusive of closing costs. During the six months ended June 30, 2014, ARCP closed the acquisition of the remaining 79 properties in the Fortress Portfolio for total purchase price of $400.9 million, exclusive of closing costs. The total purchase price of the Fortress Portfolio was $601.2 million, exclusive of closing costs. During the year ended December 31, 2013, ARCP deposited $72.2 million into escrow in relation to the Fortress Portfolio, which has been included in prepaid expenses and other assets in the consolidated balance sheets.

Inland Portfolio Acquisition

On August 8, 2013, ARC and another related entity, on behalf of ARCP and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with Inland American Real Estate Trust, Inc. (“Inland”) for the purchase of the equity interests of 67 companies owned by Inland for an aggregate contract purchase price of approximately $2.3 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. Of the 67 companies, the equity interests of 10 companies were acquired, in total, by ARCP from Inland for a purchase price of approximately $501.0 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to ARCP based on the pro rata fair value of the Inland Portfolio relative to the fair value of all 67 companies to be acquired from Inland by ARCP and the other entities sponsored directly or indirectly by ARC. The Inland Portfolio is comprised of 33 properties. As of June 30, 2014, ARCP had closed on 32 of the 33 properties for a total purchase price of $288.2 million, exclusive of closing costs. ARCP will not close on the remaining one property.

Cole Real Estate Investments, Inc. Merger

On October 22, 2013, ARCP entered into an agreement and plan of merger (the “Cole Merger Agreement”) with Cole Real Estate Investments, Inc. (“Cole”), a Maryland corporation, and a wholly owned subsidiary of ARCP. The Cole Merger Agreement provided for the merger of Cole with and into the wholly owned subsidiary (the “Cole Merger”). ARCP consummated the Cole Merger on February 7, 2014 (the “Cole Acquisition Date”).

Pursuant to the terms of the Cole Merger Agreement, each share of common stock of Cole issued and outstanding immediately prior to the effectiveness of the Cole Merger, including unvested restricted stock units and performance stock units that vested in conjunction with the Cole Merger was converted into the right to receive either (i) 1.0929 shares of ARCP common stock, par value $0.01 per share, (the “Stock Consideration”), or (ii) $13.82 in cash (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”). Approximately 98% of all outstanding Cole holders received Stock Consideration and approximately 2% of outstanding Cole shares elected to receive Cash Consideration, pursuant to the terms of the Cole Merger Agreement, resulting in ARCP issuing approximately 520.8 million shares of its common stock and paying $181.8 million to holders of Cole shares based on their elections. In accordance with the LPA, ARCP OP issued a corresponding number of General Partner OP Units to ARCP when shares of ARCP’s common stock were issued to former common stockholders of Cole.

In addition, ARCP issued approximately 2.8 million shares of its common stock, in the aggregate, to certain executives of Cole pursuant to letter agreements entered into between ARCP and such individuals concurrently with the execution of the Cole Merger Agreement, as previously disclosed. Additionally, effective as of the Cole Acquisition Date, ARCP issued, but has not yet allocated, 0.4 million shares with dividend rights commensurate with those of its common stock. In accordance with the LPA, ARCP OP issued a corresponding number of General Partner OP Units to ARCP when shares of ARCP’s common stock were issued to former executives of Cole.

ARCP is in the process of gathering certain additional information in order to finalize its assessment of the fair value of the consideration transferred; thus, the fair values of currently recorded assets and liabilities are subject to change. The estimated fair value of the consideration transferred at the Cole Acquisition Date totaled approximately $7.5 billion and consisted of the following (in thousands):

As of Cole Acquisition Date (Preliminary)
Estimated Fair Value of Consideration Transferred:
Cash	$181,731
ARCP Common stock	7,285,877

Total consideration transferred	$7,467,608

The fair value of the 520.8 million shares of common stock issued, excluding those common shares transferred to former Cole executives, was determined based on the closing market price of ARCP’s common stock on the Cole Acquisition Date.

Accounting Treatment for the Cole Merger

The Cole Merger will be accounted for under the acquisition method of accounting under GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from Cole will be recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values will be recorded as goodwill. Results of operations for Cole will be included in ARCP OP’s consolidated financial statements from the date of acquisition.

The operating results for the year ended December 31, 2013 do not address the impact of the Cole Merger and the acquisitions of the Fortress and Inland Portfolios, which closed after December 31, 2013, and do not include the other recent organic acquisitions that were acquired subsequent to December 31, 2013. Accordingly, the operating results in 2013 are not indicative of our future operating results.

Cole Credit Property Trust, Inc. Merger

On March 17, 2014, ARCP entered into the CCPT Merger Agreement with CCPT. The CCPT Merger Agreement provided for the merger of CCPT with and into a wholly owned subsidiary of ARCP. We consummated the CCPT Merger on May 19, 2014.

Accounting Treatment for the CCPT Merger

The CCPT Merger will be accounted for under the acquisition method of accounting under GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from CCPT will be recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values will be recorded as goodwill. Results of operations for CCPT will be included in ARCP OP’s consolidated financial statements from the date of acquisition.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates include:

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We defer the revenue related to lease payments received from tenants in advance of their due dates.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations and comprehensive loss. As of December 31, 2013, we recorded an allowance for uncollectible accounts of $187,000. As of December 31, 2012, we determined that no allowance for uncollectible accounts was necessary.

Real Estate Investments

We record acquired real estate at cost and make assessments as to the useful lives of depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straight-line method over the estimated useful life of 40 years for buildings, five to 15 years for building fixtures and improvements and the remaining lease term for acquired intangible lease assets.

Allocation of Purchase Price of Business Combinations and Acquired Assets

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination. If the transaction is determined to be a business combination, we determine if the transaction is considered to be between entities under common control. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date. All other business combinations are accounted for by applying the acquisition method of accounting. Under the acquisition method, we recognize the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity. In addition, we evaluate the existence of goodwill or a gain from a bargain purchase. We will immediately expense acquisition-related costs and fees associated with business combinations and asset acquisitions.

We allocate the purchase price of acquired properties and business combinations accounted for under the acquisition method of accounting to tangible and identifiable intangible assets acquired based on their respective fair values to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquired leases for above-market and below-market lease rates, the value of in-place leases and the value of customer relationships.

Amounts allocated to land, buildings, equipment and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in its portfolio.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 18 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease, including any bargain option renewal periods. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term, including any bargain option renewal periods. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The fair value of investments and debt are valued using techniques consistent with those disclosed in Note 10 — Fair Value of Financial Instruments (As Restated), depending on the nature of the investment or debt. The fair value of all other assumed assets and liabilities based on the best information available.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from two to 20 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of our risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If we elect not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statements of operations and comprehensive loss. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Recently Issued Accounting Pronouncements

Recently issued accounting pronouncements are described in Note 4 — Summary of Significant Accounting Policies (As Restated).

Results of Operations (As Restated)

As a result of the Cole Merger, we evaluate our operating results by our two business segments, REI and Cole Capital.

REI Segment

Our results of operations are influenced by the timing of acquisitions and the operating performance of our real estate investments. The following table shows the property statistics of our real estate assets, including consolidated joint ventures, as of June 30, 2014 and 2013:

	June 30,
	2014	2013
Number of commercial properties(1)	3,966	1,766
Approximate rentable square feet (in millions)(2)	106.8	25.3
Percentage of rentable square feet leased	98.8%	100%

(1)	Excludes properties owned through the Unconsolidated Joint Ventures.
(2)	Includes square feet of the buildings on land that are subject to ground leases.

Comparison of the Three Months Ended June 30, 2014 to the Three Months Ended June 30, 2013

Total Real Estate Investment Revenue

REI revenue increased $290.0 million to $345.0 million for the three months ended June 30, 2014, compared to $54.9 million for the three months ended June 30, 2013. Our REI revenue consisted primarily of rental income from net leased commercial properties, which accounted for 91% and 96% of total REI revenue during the three months ended June 30, 2014 and 2013, respectively.

Rental Income

Rental income increased approximately $261.8 million to $314.5 million for the three months ended June 30, 2014, compared to $52.7 million for the three months ended June 30, 2013. The increase was primarily due to our net acquisition of 2,178 properties (which excludes 47 properties that are accounted for as direct financing leases) primarily through various mergers and portfolio acquisitions subsequent to June 30, 2013.

Direct Financing Lease Income

Direct financing lease income of $1.2 million was recognized for the three months ended June 30, 2014. Direct financing lease income was primarily driven by our net acquisition of 47 properties comprised of $62.1 million of net investments subject to direct financing leases acquired at the end of or subsequent to the second quarter of 2013. As such, we had no direct financing lease income during the three months ended June 30, 2013.

Operating Expense Reimbursements

Operating expense reimbursements increased by $27.0 million to $29.3 million for the three months ended June 30, 2014 compared to $2.3 million for the three months ended June 30, 2013. Operating expense reimbursements represent reimbursements for taxes, property maintenance and other charges contractually due from the tenant per the respective lease. Operating expense reimbursements increase was driven by our net acquisition of 2,153 properties subsequent to June 30, 2013.

We also review our stabilized operating results from properties that we owned for the entirety of both the current and prior year reporting periods, referred to as “same store.” Cash same store rents on the 815 properties held for the full period in each of the three months ended June 30, 2014 and 2013 increased $0.2 million, or 0.5%, to $44.5 million compared to $44.3 million for the three months ended June 30, 2013, respectively. Same store annualized average rental income per square foot was $9.67 at June 30, 2014 compared to $9.62 at June 30, 2013.

Acquisition Related Expenses

Acquisition related expenses decreased $30.1 million to $7.2 million for the three months ended June 30, 2014, compared to $37.3 million for the three months ended June 30, 2013. During the three months ended June 30, 2014, acquisition costs consisted of legal costs, deed transfer costs and other costs related to real estate purchase transactions. In addition to the costs above, during the three months ended June 30, 2013, we paid acquisition fees to the Former Manager for acquisitions by ARCT IV. In conjunction with the ARCT IV Merger, it was agreed that the Former Manager would no longer charge acquisition fees.

Merger and Other Non-routine Transaction Related Expenses

Costs related to various mergers, as well as other transaction costs increased $0.1 million to $6.0 million for the three months ended June 30, 2014, compared to $5.9 million for the three months ended June 30, 2013. The increase in merger and other non-routine transactions was primarily associated with costs incurred for the CCPT Merger and the pending disposition of the 67 multi-tenant properties and nine single-tenant properties and the adjacent land and related property (the “Multi-Tenant Portfolio”).

The Audit Committee’s investigation identified certain payments made by us to the Former Manager and its affiliates that were not sufficiently documented or that otherwise warrant scrutiny. The Company is considering whether it has a right to seek recovery for any other such payments and, if so, its alternatives for seeking recovery. No asset has been recognized in the financial statements related to any potential recovery. See Note 20 — Related Party Transactions and Arrangements (As Restated) for further discussion.

Property Operating Expenses

Property operating expenses increased $36.2 million to $39.3 million for the three months ended June 30, 2014, compared to $3.1 million for the three months ended June 30, 2013. The increase was primarily due to increased property taxes, utilities, repairs and maintenance and insurance expenses relating to the net acquisition of 2,153 rental income-producing properties subsequent to June 30, 2013. The primary property operating expense items are property taxes and repairs and maintenance.

General and Administrative Expenses

General and administrative expenses increased $11.7 million to $18.0 million for the three months ended June 30, 2014, compared to $6.3 million for the three months ended June 30, 2013. The increase in general and administrative expenses was primarily driven by an increase in the REI segment’s allocation of compensation expense due to becoming self-managed on January 8, 2014. General and administrative expenses primarily included the REI segment’s share of employee compensation and benefits, including legal, accounting and professional fees and escrow and trustee fees.

In addition, included in general and administrative expenses is equity-based compensation that increased $117,000 to $3.6 million for the three months ended June 30, 2014, compared to $3.5 million for the three months ended June 30, 2013. The increase was primarily due to equity-based compensation expenses related to the multi-year outperformance plan (the “New OPP”), which was entered into upon ARCP’s transition to self-management on January 8, 2014, as well as an increase in the amortization of restricted stock for the awards granted subsequent to June 30, 2013.

Depreciation and Amortization Expense

Depreciation and amortization expenses increased $192.3 million to $226.0 million for the three months ended June 30, 2014, compared to $33.7 million for the three months ended June 30, 2013. The increase in depreciation and amortization was primarily driven by our net acquisition of 2,153 properties subsequent to June 30, 2013.

Interest Expense, Net

Interest expense, net increased $92.5 million to $103.9 million for the three months ended June 30, 2014, compared to $11.4 million during the three months ended June 30, 2013. The increase in interest expense was due to an increase in the average debt balance of $10.0 billion for the three months ended June 30, 2014 compared to $888.6 million for the three months ended June 30, 2013. The increase in debt was primarily due to the assumption of mortgage notes in connection with the various mergers and portfolio acquisitions and the issuance of the corporate bonds. The average annualized interest rate on all debt, including the effect of derivative instruments used to hedge the effects of interest rate volatility but excluding amortization of deferred financing costs and non-usage fees, for the three months ended June 30, 2014 and 2013 was 3.72% and 3.48%, respectively.

Other Income (Expense), Net

Other income (expense) increased $2.8 million to an income of $4.3 million for the three months ended June 30, 2014, compared to income of $1.5 million for the three months ended June 30, 2013. Other income (expense) primarily consisted of state and franchise taxes of $2.8 million for the three months ended June 30, 2014. During the three months ended June 30, 2013, we recorded $1.2 million in income from investments.

Gain (Loss) on Derivative Instruments, Net

Gain on derivative instruments for the three months ended June 30, 2014 was $14.2 million, which primarily related to marking the Series D Preferred Stock embedded derivative to fair value. The gain was partially offset by a loss on derivative instruments resulting from marking our derivative instruments to fair value. We recorded a loss on derivative instruments of $31.2 million during the three months ended June 30, 2013 that resulted from marking our derivate instruments to fair value.

Gain on Disposition of Properties, Net

During the three months ended June 30, 2014, we recorded a loss on the sale of eight properties of $1.3 million. We did not sell any properties during the three months ended June 30, 2013.

Gain on Sale of Investment Securities

No investment securities were sold during the three months ended June 30, 2013 or 2014.

Comparison of the Six Months Ended June 30, 2014 to the Six Months Ended June 30, 2013

Total Real Estate Investment Revenue

REI revenue increased $514.0 million to $611.9 million for the six months ended June 30, 2014, compared to $97.8 million for the six months ended June 30, 2013. Our REI revenue consisted primarily of rental income from net leased commercial properties, which accounted for 91% and 96% of total REI revenue during the six months ended June 30, 2014 and 2013, respectively.

Rental Income

Rental income increased $465.3 million to $558.9 million for the six months ended June 30, 2014, compared to $93.7 million for the six months ended June 30, 2013. The increase was primarily due to our net acquisition of 2,153 properties (which excludes 47 properties that are accounted for as direct financing leases) primarily through various mergers and portfolio acquisitions subsequent to June 30, 2013.

Direct Financing Lease Income

Direct financing lease income of $2.2 million was recognized for the six months ended June 30, 2014. Direct financing lease income was primarily driven by our net acquisition of 47 properties comprised of $62.1 million of net investments subject to direct financing leases acquired at the end of or subsequent to the second quarter of 2013. As such, we had no direct financing lease income during the six months ended June 30, 2013.

Operating Expense Reimbursements

Operating expense reimbursements increased by $46.5 million to $50.7 million for the six months ended June 30, 2014 compared to $4.2 million for the six months ended June 30, 2013. Operating expense reimbursements represent reimbursements for taxes, property, maintenance and other charges contractually due from the tenant per their respective leases. Operating expense reimbursements increase was driven by our net acquisition of 2,153 properties subsequent to June 30, 2013.

We also review our stabilized operating results from properties that we owned for the entirety of both the current and prior year reporting periods, referred to as “same store.” Cash same store rents on the 701 properties held for the full period in each of the six months ended June 30, 2014 and 2013 increased $0.4 million, or 0.6%, to $73.3 million compared to $72.9 million for the six months ended June 30, 2013, respectively. Same store annualized average rental income per square foot was $9.29 at June 30, 2014 compared to $9.24 at June 30, 2013.

Acquisition Related Expenses

Acquisition related expenses decreased $27.0 million to $20.6 million for the six months ended June 30, 2014, compared to $47.6 million for the six months ended June 30, 2013. During the six months ended June 30, 2014, acquisition costs consisted of legal costs, deed transfer costs and other costs related to real estate purchase transactions. In addition to the costs described above, during the six months ended June 30, 2013, we paid acquisition fees to the Former Manager. In conjunction with the ARCT III Merger and ARCT IV Merger, it was agreed that the Former Manager would no longer charge acquisition fees for ARCP acquisitions.

Merger and Other Non-routine Transaction Related Expenses

Costs related to various mergers, as well as other transaction costs increased $36.4 million to $165.8 million for the six months ended June 30, 2014, compared to $129.4 million for the six months ended June 30, 2013. Upon the consummation of the ARCT IV Merger, an affiliate of ARCT IV’s advisor received a subordinated incentive distribution upon the attainment of certain performance hurdles. For the six months ended June 30, 2014, $78.2 million was recorded for this fee. We issued 6.7 million OP Units to the affiliate as compensation for this fee. In addition, merger and other non-routine transactions consisted of expenses related to the corporate bond issuance and internalization as well as professional fees, printing fees, proxy services, debt assumption fees and other costs associated with entering into and completing the Cole Merger and CCPT Merger, as well as expenses related to the corporate bond issuance and becoming self-managed.

The Audit Committee’s investigation identified certain payments made by us to the Former Manager and its affiliates that were not sufficiently documented or that otherwise warrant scrutiny. The Company is considering whether it has a right to seek recovery for any other such payments and, if so, its alternatives for seeking recovery. No asset has been recognized in the financial statements related to any potential recovery. See Note 19 — Related Party Transactions and Arrangements (As Restated) for further discussion.

Property Operating Expenses

Property operating expenses increased $63.4 million to $69.0 million for the six months ended June 30, 2014, compared to $5.6 million for the six months ended June 30, 2013. The increase was primarily due to increased property taxes, utilities, repairs and maintenance and insurance expenses relating to the acquisition of 2,153 rental income-producing properties subsequent to June 30, 2013. The primary property operating expense items are property taxes and repairs and maintenance.

General and Administrative Expenses

General and administrative expenses increased $39.6 million to $53.6 million for the six months ended June 30, 2014, compared to $14.1 million for the six months ended June 30, 2013. The increase in general and administrative expenses was primarily driven by an increase in the REI segment’s allocation of compensation expense due to becoming self-managed on January 8, 2014. General and administrative expenses primarily included the REI segment’s share of employee compensation and benefits, including legal, accounting and professional fees and escrow and trustee fees.

In addition, included in general and administrative expenses is equity-based compensation that increased $20.4 million to $27.2 million for the six months ended June 30, 2014, compared to $6.8 million for the six months ended June 30, 2013. The decrease was primarily due to equity-based compensation expenses related to the New OPP, which was entered into upon ARCP’s transition to self-management on January 8, 2014, as well as an increase in the amortization of restricted stock for the awards granted subsequent to June 30, 2013.

Depreciation and Amortization Expense

Depreciation and amortization expenses increased $325.0 million to $385.4 million for the six months ended June 30, 2014, compared to $60.4 million for the six months ended June 30, 2013. The increase in depreciation and amortization was driven by our net acquisition of 2,153 properties subsequent to June 30, 2013.

Interest Expense, Net

Interest expense increased $206.6 million to $224.8 million for the six months ended June 30, 2014, compared to $18.2 million during the six months ended June 30, 2013. The increase in interest expense was due to an increase in the average debt balance of $7.0 billion for the six months ended June 30, 2014 compared to $630.9 million for the six months ended June 30, 2013. The increase in debt was primarily due to the assumption of mortgage notes in connection with the various mergers and portfolio acquisitions and the issuance of the corporate bonds. Additionally, we recorded $32.6 million in interest expense as amortization of deferred financing costs associated with the termination of the Barclays Facility and recorded prepayment fees in connection with the defeasance of mortgage notes payable of $32.9 million during the six months ended June 30, 2014. The average annualized interest rate on all debt, including the effect of derivative instruments used to hedge the effects of interest rate volatility but excluding amortization of deferred financing costs and non-usage fees, for the six months ended June 30, 2014 and 2013 was 3.72% and 3.51%, respectively.

Other Income, Net

Other income decreased approximately $5.8 million to a loss of $8.3 million for the six months ended June 30, 2014, compared to income of $2.5 million for the six months ended June 30, 2013. Other income primarily consisted of interest income from CMBS securities of $5.9 million for the six months ended June 30, 2014. During the six months ended June 30, 2013, we recorded $2.3 million in income from investments.

Gain (Loss) on Derivative Instruments, Net

Gain on derivative instruments for the six months ended June 30, 2014 was $7.1 million, which primarily related to the defeasance of mortgage notes payable that were subject to interest rate swap agreements. See Note 12 — Mortgage Notes Payable for further discussion. The gain was partially offset by a loss on derivative instruments resulting from marking our derivative instruments to fair value. We recorded a loss on derivative instruments of $31.2 million during the six months ended June 30, 2013 that resulted from marking our derivate instruments to fair value.

Gain on Disposition of Properties, Net

During the six months ended June 30, 2014, we recorded a loss on the sale of 25 properties of $18.9 million. We did not sell any properties during the six months ended June 30, 2013.

Gain on Sale of Investment Securities

We recorded a gain on the sale of investment securities of $0.5 million for the six months ended June 30, 2013, which resulted from selling the preferred debt and equity securities that we held. We did not sell any investment securities during the six months ended June 30, 2014.

Cole Capital

Effective February 7, 2014, we consummated the Cole Merger and acquired Cole Capital. As we did not commence operations for Cole Capital until February 7, 2014, comparative financial data is not presented for the three and six months ended June 30, 2013.

Three Months Ended June 30, 2014

Cole Capital Revenue

Cole Capital revenue for the three months ended June 30, 2014 was $37.2 million. Cole Capital revenue primarily consisted of transaction services revenue of $14.4 million, which included acquisition fees related to the acquisition of properties on behalf of certain of the Managed REITs. In addition, we recorded management fees and reimbursements of $12.8 million, which consisted of advisory fees and asset and property management fees of $10.1 million from certain Managed REITs and other programs sponsored by us and reimbursements of $2.7 million for expenses incurred in providing advisory and asset and property management services to certain Managed REITs. We also recorded dealer manager and distribution fees, selling commissions and offering reimbursements of $10.0 million, of which $7.1 million was reallowed to participating broker-dealers as discussed below and $2.0 million related to organization and offering expense reimbursements from the Managed REITs.

Cole Capital Reallowed Fees and Commissions

Cole Capital reallowed fees and commissions totaling $7.1 million for the three months ended June 30, 2014. We reallowed $6.1 million, or 100%, of selling commissions earned by participating broker-dealers related to the sale of securities of the Managed REITs in offering for the three months ended June 30, 2014 and $1.0 million, or 50.2%, related to the payment of all or a portion of our dealer manager fees to participating broker-dealers as a marketing and due diligence expense reimbursement, based on factors such as the volume of shares sold by such participating broker-dealers and the amount of marketing support provided by such participating broker-dealers.

General and Administrative Expenses

General and administrative expenses were $22.0 million for the three months ended June 30, 2014, which primarily consisted of employee compensation and benefits expense. Other general and administrative expenses included insurance, legal, accounting and professional fees and other operating costs (including rent, supplies and facility maintenance).

Depreciation and Amortization Expenses

Depreciation and amortization expenses were $24.8 million for the three months ended June 30, 2014, which primarily consisted of amortization related to the intangible assets acquired in connection with the Cole Merger of $24.0 million. Depreciation and amortization expenses also includes depreciation and amortization related to leasehold improvements and property and equipment.

Other Income

Other income for the three months ended June 30, 2014 was $7.6 million, which primarily consisted of a benefit from income taxes recorded of $7.5 million related to our TRS. While most of the business activities of Cole Capital are conducted through the TRS, revenues and expenses recorded in the TRS for tax purposes are not the same as those included in Cole Capital in accordance with U.S. GAAP.

Six Months Ended June 30, 2014

Cole Capital Revenue

Cole Capital revenue for the six months ended June 30, 2014 was $91.5 million. Cole Capital revenue primarily consisted of dealer manager and distribution fees, selling commissions and offering reimbursements of $52.4 million, of which $41.5 million was reallowed to participating broker-dealers as discussed below and $5.9 million related to organization and offering expense reimbursements from the Managed REITs. In addition, we recorded transaction services revenue of $19.0 million, which included acquisition fees related to the acquisition of properties on behalf of certain of the Managed REITs. We also recorded management fees and reimbursements of $20.1 million, which consisted of advisory fees and asset and property management fees of $15.9 million from certain Managed REITs and other programs sponsored by us and reimbursements of $4.2 million for expenses incurred in providing advisory and asset and property management services to certain Managed REITs.

Cole Capital Reallowed Fees and Commissions

Cole Capital reallowed fees and commissions totaling $41.5 million for the six months ended June 30, 2014. We reallowed $35.6 million, or 100%, of selling commissions earned by participating broker-dealers related to the sale of securities of the Managed REITs in offering for the six months ended June 30, 2014 and $5.9 million, or 50.2%, related to the payment of all or a portion of our dealer manager fees to participating broker-dealers as a marketing and due diligence expense reimbursement, based on factors such as the volume of shares sold by such participating broker-dealers and the amount of marketing support provided by such participating broker-dealers.

General and Administrative Expenses

General and administrative expenses were $42.9 million for the six months ended June 30, 2014, which primarily consisted of employee compensation and benefits expense. Other general and administrative expenses included insurance, legal, accounting and professional fees and other operating costs (including rent, supplies and facility maintenance).

Depreciation and Amortization Expenses

Depreciation and amortization expenses were $39.1 million for the six months ended June 30, 2014, which primarily consisted of amortization related to the intangible assets acquired in connection with the Cole Merger of $38.0 million. Depreciation and amortization expenses also includes depreciation and amortization related to leasehold improvements and property and equipment.

Other Income

Other income for the six months ended June 30, 2014 was $13.9 million, which primarily consisted of a benefit from income taxes recorded of $13.7 million related to our TRS. While most of the business activities of Cole Capital are conducted through the TRS, revenues and expenses recorded in the TRS for tax purposes are not the same as those included in Cole Capital in accordance with U.S. GAAP.

Comparison of the Year Ended December 31, 2013 to Year Ended December 31, 2012

Rental Income

Rental income increased $245.2 million to $310.5 million for the year ended December 31, 2013 compared to $65.3 million for the year ended December 31, 2012. Rental income was driven by our acquisition of 1,807 properties, which excludes 50 properties that are accounted for as direct financing leases, acquired during the year ended December 31, 2013 for an aggregate purchase price of $5.5 billion. The annualized rental income per square foot of the properties at December 31, 2013 was $12.66 with a weighted-average remaining lease term of 9.4 years, compared to $9.59 per square foot at December 31, 2012.

Our properties are generally leased from two to 20 years and 60% are leased to investment grade tenants and affiliates of investment grade tenants, as determined by major credit rating agencies. Cash same store rents on the 129 properties held for the full period in each of the years ended December 31, 2013 and 2012 increased $0.2 million, or 1.3%, to $16.2 million compared to $16.0 million for the years ended December 31, 2013 and 2012, respectively. Same store annualized average rental income per square foot was $11.37 at December 31, 2013 compared to $11.23 at December 31, 2012.

Direct Financing Lease Income

Direct financing lease income of $2.2 million was recognized for the year ended December 31, 2013. Direct financing lease income was primarily driven by our 2013 acquisition of 50 properties comprised of $66.1 million of net investments subject to direct financing leases during the year ended December 31, 2013.

Operating Expense Reimbursements

Operating expense reimbursements increased by $14.7 million to $16.6 million for the year ended December 31, 2013 compared to $1.9 million for the year ended December 31, 2012. Operating expense reimbursements represent reimbursements for taxes, property maintenance and other charges contractually due from tenants per their respective leases. Operating expense reimbursements were driven by our acquisition of 1,807 properties since December 31, 2012.

Acquisition Related Expenses

Acquisition related costs increased by $31.0 million to $76.1 million for the year ended December 31, 2013 compared to $45.1 million for the year ended December 31, 2012. Acquisition expenses mainly consisted of acquisition fees, legal costs, deed transfer costs and other costs related to real estate purchase transactions. The increase is driven by our acquisition of 1,807 properties during the year ended December 31, 2013 compared to 573 during the year ended December 31, 2012. This increase was offset by the agreement with the Former Manager in conjunction with the ARCT III Merger, where it was agreed that the Former Manager would no longer charge acquisition fees. Subsequent to December 31, 2013, the management agreement was terminated as a result of our transition to self-management. See Note 24 — Subsequent Events (As Restated) for further discussion.

Merger and Other Non-routine Transactions

Expenses related to various mergers, as well as other non-routine transaction expenses, increased by $207.9 million to $210.5 million for the year ended December 31, 2013 compared to $2.6 million for the year ended December 31, 2012. Upon the consummation of the ARCT III Merger, an affiliate of ARCT III received a subordinated incentive distribution upon the attainment of certain performance hurdles. For the year ended December 31, 2013, $98.4 million was recorded for this fee, which was settled in 7.3 million OP Units issued to the affiliate. During the year ended December 31, 2013, the Company incurred $62.3 million of strategic advisory services, $16.0 million of legal fees and $8.9 million of transfer taxes relating to the various mergers and acquisitions. In addition, merger and other non-routine transaction related expenses for the year ended December 31, 2013 included $24.9 million in post-transaction support fees, printing fees, proxy services and other costs associated with entering into and completing the various mergers and acquisitions. During the year ended December 31, 2012, the $2.6 million of merger and other non-routine transaction related expenses consisted of legal fees related to the merger with ARCT III announced in December 2012. See Note 4 — Summary of Significant Accounting Policies (As Restated) for a breakdown of costs.

The Audit Committee’s investigation identified certain payments made by us to the Former Manager and its affiliates that were not sufficiently documented or that otherwise warrant scrutiny. The Company is considering whether it has a right to seek recovery for any other such payments and, if so, its alternatives for seeking recovery. No asset has been recognized in the financial statements related to any potential recovery. See Note 19—Related Party Transactions and Arrangements (As Restated) for further discussion.

Property Operating Expenses

Property expenses increased by $20.1 million to $23.6 million for the year ended December 31, 2013 compared to $3.5 million for the year ended December 31, 2012. These costs relate to expenses associated with maintaining certain properties, including real estate taxes, ground lease rent, insurance and repairs and maintenance expenses. The increase in property expenses are primarily due to our acquisition of properties with modified gross leases subsequent to December 31, 2012, and an increased number of properties for which we pay expenses, which are reimbursed by the tenant.

Management Fees to Affiliates

Prior to the consummation of the ARCT III Merger, we paid the Former Manager an annual base management fee equal to 0.50% per annum of the average unadjusted book value of our real estate assets, calculated and payable monthly in advance, provided that the full amount of the distributions we have declared for the six immediately preceding months is equal to or greater than certain net income thresholds related to our operations. Subsequent to the consummation of the ARCT III Merger, we paid the Former Manager an annual base management fee equal to 0.50% per annum for up to $3.0 billion of unadjusted book value of assets and 0.40% of unadjusted book value of assets greater than $3.0 billion. For the years ended December 31, 2013 and 2012, the Former Manager waived base management fees earned of $6.1 million and $1.8 million, respectively.

We may have been required to pay the Former Manager a quarterly incentive fee, equal to the difference between (1) the product of (a) 20% and (b) the excess our annualized core earnings (as defined in the management agreement with the Former Manager) over the product of (i) the weighted-average number of shares multiplied by the weighted-average issuance price per share of common stock (ii) 8% and (2) the sum of any incentive compensation paid to the Former Manager with respect to the first three calendar quarters of the previous 12-month period. One half of each quarterly installment of the incentive fee may have been payable in shares of common stock. The remainder of the incentive fee may have been payable in cash. No incentive fees were earned for the years ended December 31, 2013 and 2012, respectively. Subsequent to December 31, 2013, the management agreement was terminated as a result of our transition to self-management. See Note 24 — Subsequent Events (As Restated) for further discussion.

Management fees to affiliates increased by $17.3 million to $17.5 million for the year ended December 31, 2013 compared to $0.2 million for the year ended December 31, 2012. Of the $17.3 million, $5.0 million related to base management fees, $11.7 million related to ARCT III asset management fees settled in OP Units upon the closing of the ARCT III Merger and for services performed during a 60-day period following the ARCT III Merger and $0.8 million related to property management services. For the year ended December 31, 2012, the Former Manager waived all but $0.2 million of base management fees.

General and Administrative Expenses

General and administrative expenses increased by $117.7 million to $123.2 million for the year ended December 31, 2013 compared to $5.5 million for the year ended December 31, 2012. General and administrative expenses increased primarily as a result of higher professional fees, such as legal fees, accountant fees and financial printer services fees, insurance expense, salary-related expenses and board member compensation to support our increased real estate portfolio.

Also, included in general and administrative expenses is equity-based compensation expense, which increased by $99.1 million to $100.3 million for the year ended December 31, 2013 compared to $1.2 million for the year ended December 31, 2012. Equity-based compensation expenses for the current year primarily included expenses for the OPP, which was entered into upon consummation of the ARCT III Merger, as well as the amortization of restricted stock. During the year ended December 31, 2013, we recorded equity-based compensation of $92.3 million for the OPP, of which $59.6 million related to accelerating the vesting of OP units in relation to our transition to self-management and $32.7 million of the expense was locked in based on OPP provisions. During the year ended December 31, 2012, equity-based compensation expense related only to the amortization of restricted stock.

Depreciation and Amortization Expense

Depreciation and amortization expense increased by $170.0 million to $211.0 million for the year ended December 31, 2013 compared to $41.0 million for the year ended December 31, 2012. The increase in depreciation and amortization expense was driven by our acquisition of 1,807 properties since December 31, 2012 for an aggregate purchase price of $3.5 billion.

Impairment of Real Estate

For the year ended December 31, 2013, we recorded an impairment loss of $3.3 million. No impairments were recorded for the year ended December 31, 2012. After reviewing our portfolio for impairment indicators, we performed a recoverability test as of the dates on which the indicators existed. Certain properties failed the recoverability test, as such a fair value analysis was performed to determine the amount of impairment. An impairment loss was calculated based on the difference between the carrying amount of each property and the estimated fair value of each property as of the respective measurement dates.

Interest Expense

Interest expense increased by $93.6 million to $105.5 million for the year ended December 31, 2013 compared to $11.9 million for the year ended December 31, 2012. The increase in interest expense was due to increases in debt balances used to fund portfolio acquisitions, partially offset by a decrease in the weighted-average annualized interest rate on borrowings. The weighted-average debt balances for the years ended December 31, 2013 and 2012 were $1.8 billion and $205.1 million, respectively. The weighted-average annualized interest rate on all debt, including the effect of derivative instruments used to hedge the effects of interest rate volatility but excluding amortization of deferred financing costs and non-usage fees, for the years ended December 31, 2013 and 2012 was 3.40% and 4.16%, respectively.

Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in offerings, our credit rating, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Other Income, Net

Other income increased by $2.8 million to $3.8 million for the year ended December 31, 2013 compared to other income of $1.0 million for the year ended December 31, 2012. The increase is primarily related to income earned on investments in redeemable preferred stock, senior notes and common stock, all of which were sold as of December 31, 2013, and investment income on certain assets acquired from CapLease during the fourth quarter of the year ended December 31, 2013.

Loss on Derivative Instruments, Net

Loss on the fair value of derivative instruments for the year ended December 31, 2013 was $67.9 million, which primarily consisted of a loss on contingent value rights. The loss pertains to the fair value of our obligation to pay certain preferred and common stockholders for the difference between the value of our shares on certain measurement dates and the value of the shares at the time of issuance as set forth by the contingent value rights agreement. The obligations were settled in full on during the year ended December 31, 2013. The loss was partially offset by a gain on derivative instruments resulting from marking our derivative instruments to fair value. No gain or loss on derivative instruments was recorded during the year ended December 31, 2012.

Loss on Sale of Investment in Affiliates

Loss on sale of investment in affiliates for the year ended December 31, 2013 was $0.4 million resulting from the sale of our investment in a real estate fund sponsored by ARC purchased during the year ended December 31, 2013. No loss on the sale of investment in such funds was recorded during the year ended December 31, 2012.

Loss on Sale of Investments

Loss on sale of investment securities, net for the year ended December 31, 2013 of $1.8 million primarily related to a $2.3 million loss on the sale of investments in redeemable preferred stock, senior notes and common stock, all of which were purchased in 2013 and sold as of December 31, 2013, partially offset by a $0.5 million gain on sale of investments in redeemable preferred stock, all of which were purchased in 2012 and sold as of December 31, 2013. We did not sell any investment securities during the year ended December 31, 2012.

Net Loss from Discontinued Operations

Net loss from discontinued operations decreased by $0.7 million to a net loss of approximately $34,000 for the year ended December 31, 2013 compared to net loss of $0.7 million for the year ended December 31, 2012. As of December 31, 2013 and 2012, we classified one property as held for sale on the consolidated balance sheets and reported in discontinued operations on the consolidated statements of operations and comprehensive loss. The net losses from discontinued operations during each year were primarily due to impairment on the held for sale property representing the difference between the carrying value and estimated proceeds from the sale of the property less estimated selling costs.

Comparison of the Year Ended December 31, 2012 to Year Ended December 31, 2011

Rental Income

Rental income increased by $61.5 million to $65.3 million for the year ended December 31, 2012 compared to $3.8 million for the year ended December 31, 2011. Rental income was driven by our acquisition of 573 properties during the year ended December 31, 2012 for an aggregate purchase price of $1.7 billion, as well as revenue for a full year from the 129 properties held as of December 31, 2011. The annualized rental income per square foot of the properties at December 31, 2012 was $9.59 with a weighted-average remaining lease term of 10.4 years, compared to $11.59 per square foot at December 31, 2011. There were no properties held for sale for the full period in each of the years ended December 31, 2012 and 2011.

Operating Expense Reimbursements

Operating expense reimbursements increased by $1.7 million to $1.9 million for the year ended December 31, 2012 compared to $0.2 million for the year ended December 31, 2011. Operating expense reimbursements represent reimbursements for taxes, property maintenance and other charges contractually due from tenants per their respective leases. Operating expense reimbursements were driven by our acquisition of 573 properties during the year ended December 31, 2012 as well as reimbursements for a full year from the 129 properties held as of December 31, 2011.

Acquisition Related Expenses

Acquisition related expenses increased by $41.2 million to $45.1 million for the year ended December 31, 2012 compared to $3.9 million for the year ended December 31, 2011. The increase is driven by our acquisition of 573 properties during the year ended December 31, 2012 compared to 69 during the year ended December 31, 2011. Acquisition and related costs represent the costs related to the acquisition of properties. Acquisition costs mainly consisted of legal costs, deed transfer costs and other costs related to real estate purchase transactions.

Merger and Other Non-routine Transaction Expenses

During the year ended December 31, 2012, expenses related to the merger with ARCT III announced in December 2012 and other transaction costs were $2.6 million. These costs primarily consisted of legal fees, accountant fees and other costs associated with entering into the ARCT III merger agreement. There were no such merger expenses incurred during the year ended December 31, 2011.

Property Expenses

Property expenses increased by $3.3 million to $3.5 million for the year ended December 31, 2012 compared to $0.2 million for the year ended December 31, 2011. These expenses relate to costs associated with maintaining certain properties, including real estate taxes, ground lease rent, insurance and repairs and maintenance expenses. The increase in property expenses is mainly due to our acquisition of properties with modified gross leases during the year ended December 31, 2012 and an increased number of properties for which we pay expenses, which are reimbursed by the tenant.

Management Fees to Affiliates

We paid the Former Manager an annual base management fee equal to 0.50% per annum of the average unadjusted book value of our real estate assets, calculated and payable monthly in advance, provided that the full amount of the distributions we have declared for the six immediately preceding months is equal to or greater than certain net income thresholds related to our operations. The Former Manager waived such portion of its management fee in excess of such thresholds. For the years ended December 31, 2012 and 2011, the Former Manager waived base management fees earned of $1.8 million and $0.3 million, respectively.

We were required to pay the Former Manager a quarterly incentive fee, calculated based on 20% of the excess our annualized core earnings (as defined in the management agreement with the Former Manager) over the weighted-average number of shares multiplied by the weighted-average price per share of common stock. One half of each quarterly installment of the incentive fee would be payable in shares of common stock. The remainder of the incentive fee would be payable in cash. No incentive fees were earned for the years ended December 31, 2012 and 2011, respectively.

Management fees to affiliates were $0.2 million for the year ended December 31, 2012, compared to no such fees for the year ended December 31, 2011, which was the result of decisions by the Former Manager to not waive base management fees of $0.2 million in 2012 whereas the Former Manager waived all fees in 2011.

General and Administrative Expenses

General and administrative expenses increased by $4.8 million to $5.5 million for the year ended December 31, 2012 compared to $0.7 million for the year ended December 31, 2011. General and administrative expenses increased primarily as a result of higher professional fees, such as legal fees, accountant fees and financial printer services fees, insurance expense and board member compensation to support our increased real estate portfolio.

Depreciation and Amortization Expense

Depreciation and amortization expense increased by $38.9 million to $41.0 million for the year ended December 31, 2012 compared to $2.1 million for the year ended December 31, 2011. The increase in depreciation and amortization expense was driven by our acquisition of 573 properties during the year ended December 31, 2012 for an aggregate purchase price of $1.7 billion as well as depreciation and amortization expense for a full year from the 129 properties held as of December 31, 2011.

Interest Expense

Interest expense increased by $10.9 million to $11.9 million for the year ended December 31, 2012 compared to $1.0 million for the year ended December 31, 2011. The increase primarily related to the increase in debt balances used to fund portfolio acquisitions as the outstanding balance on our senior secured revolving credit facility increased by $82.2 million during the year ended December 31, 2012. Interest expense also related to outstanding mortgage notes payable, which increased $229.8 million during the year ended December 31, 2012, partially offset by a slightly lower weighted-average effective interest rate during 2012 as compared to 2011.

Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in offerings, our credit ratings, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Other Income, Net

Other income increased by $1.0 million to $1.0 million for the year ended December 31, 2012 compared to approximately $4,000 for the year ended December 31, 2011. The increase was primarily due to income on investment securities purchased during the year ended December 31, 2012.

Net Loss from Discontinued Operations

Net loss from discontinued operations decreased by $0.2 million to $0.7 million for the year ended December 31, 2012 compared to $0.9 million for the year ended December 31, 2011. As of the year ended December 31, 2012 and 2011, we had one and two vacant properties, respectively, classified as held for sale on the consolidated balance sheets and reported in discontinued operations on the consolidated statements of operations and comprehensive loss. The net losses from discontinued operations during each year were primarily due to impairments on the held for sale properties representing the difference between the carrying value and estimated proceeds from the sale of the properties less estimated selling costs. On July 3, 2012, one of the properties was sold for $0.6 million of net proceeds.

Cash Flows for the Six Months Ended June 30, 2014 (As Restated)

During the six months ended June 30, 2014, net cash provided by operating activities was $31.2 million. The level of cash flows used in or provided by operating activities is affected by acquisition and transaction costs, the timing of interest payments, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the six months ended June 30, 2014 was mainly due to adjusted net income of $231.7 million (net loss of $362.4 million adjusted for non-cash items including the issuance of operating partnership units, depreciation and amortization, gain on sale of properties, equity-based compensation, gain on derivative instruments and gain on the early extinguishment of debt totaling $594.1 million, in the aggregate), offset by a decrease in accounts payable and accrued expenses of $51.8 million, a decrease in prepaid and other assets of $93.6 million and a decrease in deferred rent, derivative and other liabilities of $8.7 million.

Net cash used in investing activities for the six months ended June 30, 2014 was $2.0 billion, primarily related to the cash considerations of $756.2 million for the ARCT IV Merger, Cole Merger and CCPT Merger and acquisition of 337 properties for total cash considerations of $1.2 billion. The net cash used in investing activities was partially offset by the proceeds from the sale of properties of $94.8 million.

Net cash provided by financing activities was $2.1 billion during the six months ended June 30, 2014 related to proceeds from the issuance of corporate bonds of $2.5 billion, proceeds from mortgage notes payable of $718.3 million and proceeds from the issuance of common units of $1.6 billion. These inflows were partially offset by repayments net of borrowings from our credit facilities of $1.4 billion, payments on mortgage notes payable of $876.9 million, total distributions paid of $427.6 million and $84.2 million of deferred financing cost payments.

Cash Flows for the Six Months Ended June 30, 2013 (As Restated)

During the six months ended June 30, 2013, net cash used in operating activities was $10.2 million. The level of cash flows used in or provided by operating activities is affected by acquisition and transaction costs, the timing of interest payments, as well as the receipt of scheduled rent payments. Cash flows used in operating activities during the six months ended June 30, 2013 was mainly due to an adjusted net loss of $8.1 million (net loss of $218.2 million adjusted for non-cash items, including the issuance of common units, depreciation and amortization, amortization of deferred financing costs, equity-based compensation, loss on held for sale properties, loss on derivative instruments, and gain on sale on investments of $210.1 million, in the aggregate), and a decrease in deferred costs and other assets of $10.3 million, partially offset by an increase in accounts payable and accrued expenses of $4.2 million.

Net cash used in investing activities for the six months ended June 30, 2013 was $2.3 billion, primarily related to the acquisition of 1,011 properties with an aggregate purchase price of $2.1 billion, the purchase of investment securities of $81.5 million, and the investment in direct financing leases of $76.4 million, partially offset by the proceeds from the sales of investment securities of $44.2 million.

Net cash provided by financing activities of $2.3 billion during the six months ended June 30, 2013 related to proceeds net of offering-related costs from the issuance of common units of $1.8 billion, proceeds from the issuance of preferred units of $445.0 million, proceeds net of repayments from our credit facilities of $475.4 million and $29.8 million of contributions from our affiliate. These inflows were partially offset by common unit repurchases of $350.4 million, $41.5 million of deferred financing cost payments, total distributions paid of $90.7 million, and distributions to non-controlling interest holders of $3.1 million.

Cash Flows for the Year Ended December 31, 2013 (As Restated)

During the year ended December 31, 2013, net cash provided by operating activities was $11.9 million. The level of cash flows used in or provided by operating activities is affected by acquisition and transaction costs, the timing of interest payments, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the year ended December 31, 2013 included adjusted net loss of $43.9 million (net loss of $507.8 million adjusted for non-cash items, the most significant of which were depreciation and amortization expense, the issuance of operating partnership units, equity-based compensation, and the loss on extinguishment of General Partner OP Units designated as Series C Preferred Units, which totaled to $446.3 million, in the aggregate). In addition, we incurred a one-time expense related to the loss in the extinguishment of Series C Preferred Units of $13.7 million. Cash inflows included an increase in accounts payable and accrued expenses of $20.8 million and in increase in deferred rent and other liabilities of $8.6 million, partially offset by an increase in prepaid and other assets of $19.9 million.

Net cash used in investing activities for the year ended December 31, 2013 of $4.5 billion primarily related to the investment in real estate assets and the CapLease Merger of $4.4 billion, deposits for real estate investments of $101.9 million, the purchase of investment securities of $81.6 million and investments in direct financing leases of $68.6 million, partially offset by the proceeds from the sales of investment securities of $119.5 million.

Net cash provided by financing activities was $4.3 billion during the year ended December 31, 2013. This was primarily driven by the issuance of stock and debt during the year, most notably $2.0 billion of proceeds net of offering-related costs from the issuance of common stock, $1.7 billion of proceeds, net of repayments, from our credit facilities, $967.8 million of proceeds from issuance of convertible debt and $288.0 million of proceeds from the issuance of General Partner OP Units designated as Series D Preferred Units and $30.9 million of contributions from non-controlling interest holders. These inflows were partially offset by cash outflows, the most significant of which were common stock repurchases of $359.2 million, total distributions paid of $243.1 million, payments of deferred financing costs of $101.2 million and payments on mortgage notes and other debt of $15.1 million.

Cash Flows for the Year Ended December 31, 2012 (As Restated)

During the year ended December 31, 2012, net cash provided by operating activities was $9.4 million. The level of cash flows used in or provided by operating activities is affected by acquisition and transaction costs, the timing of interest payments, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the year ended December 31, 2012 was primarily due to an increase in adjusted net income of $2.7 million (net loss of $42.2 million adjusted for non-cash items, the most significant of which were depreciation and amortization expense and equity-based compensation, which totaled $44.4 million, in the aggregate). Cash inflows included an increase in accounts payable and accrued expenses of $8.3 million and in increase in deferred rent and other liabilities of $3.5 million, partially offset by an increase in prepaid and other assets of $5.1 million.

Net cash used in investing activities for the year ended December 31, 2012 was $1.7 billion, primarily related to an increase in investment in real estate assets paid for with cash of $1.7 billion and the purchase of investment securities of $41.7 million.

Net cash provided by financing activities of $2.0 billion during the year ended December 31, 2012 primarily related to cash inflows from the issuances of stock and debt, most notably $1.7 billion of proceeds net of offering-related costs from the issuance of common and preferred stock, $229.8 million of proceeds from mortgage notes payable and $82.2 million of proceeds from our senior secured revolving credit facility. These inflows were partially offset by cash outflows, most notably by total distributions paid of $38.3 million and payments related to deferred financing costs of $14.0 million.

Liquidity and Capital Resources

In the normal course of business, our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, distributions to our investors and for the payment of principal and interest on our outstanding indebtedness. We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations. Management expects that our properties will generate sufficient cash flow to cover all operating expenses and the payment of a monthly distribution. The majority of our net leases contain contractual rent escalations during the primary term of the lease. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from offerings, including ARCP’s ATM (as defined below) program, proceeds from the sale of properties and undistributed funds from operations. With the stabilization of the investment portfolio, we expect to significantly increase the amount of cash flow generated from operating activities in future periods. Such increased cash flow will positively impact the amount of funds available for dividends.

As of June 30, 2014, we had $195.5 million of cash and cash equivalents. As of December 31, 2013, we had $52.7 million of cash and cash equivalents.

Sources of Funds

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures we use as performance measures for benchmarking against our peers and as internal measures of business operating performance. We believe EBITDA and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our current business. This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We present EBITDA because we consider it a useful analytical tool for measuring our ability to service our debt and generate cash for other purposes. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our profitability or liquidity. We understand that although EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, our calculation of EBITDA may not be comparable to other similarly titled measures of other companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, adjusted to exclude fair value adjustments on derivatives, acquisition related expenses (which represents expenses incurred in connection with purchases of properties), merger and other transaction related fees and expenses, equity-based compensation and other items. We present Adjusted EBITDA because we consider it a useful analytical tool for measuring our ability to service our debt and generate cash for other purposes, and we believe it is more indicative of these measures than EBITDA. Adjusted EBITDA does not represent and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our profitability or liquidity. Our calculations of Adjusted EBITDA are not comparable to similarly titled measures of other companies due to the nature of the adjustments.

The table below sets forth a reconciliation of EBITDA and Adjusted EBITDA from net loss as determined in accordance with GAAP for the six months ended June 30, 2014 and 2013 (in thousands):

	Six Months Ended June 30,
	2014 (as restated)	2013 (as restated)
Loss from continuing operations	$(362,438)	$(218,232)
Interest expense, net and income tax benefit	211,119	18,225
Depreciation and amortization	424,581	60,434

EBITDA	273,262	(139,573)
Loss on derivative instruments, net	(7,086)	31,179
Acquisition related expenses	20,618	47,593
Merger and other non-routine transaction related expenses	167,720	129,433
Equity-based compensation	27,264	6,791
Other non-recurring gains (losses)	18,874	(451)

Adjusted EBITDA	$500,652	$74,972

The table below sets forth a reconciliation of EBITDA and Adjusted EBITDA from net loss as determined in accordance with GAAP for the years ended December 31, 2013, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2013 (as restated)	2012 (as restated)	2011
Loss from continuing operations	$(507,781)	$(41,492)	$(3,952)
Interest expense, net	105,548	11,856	960
Depreciation and amortization	210,976	40,957	2,097

EBITDA	(191,257)	11,321	(895)
Loss on derivative instruments, net	67,946	—	(2)
Acquisition related expenses	76,113	45,070	3,898
Merger and other non-routine transaction related expenses	210,543	2,603	—
Equity-based compensation	100,261	1,230	225

Adjusted EBITDA	$263,606	$60,224	$3,226

Capital Markets

The following are ARCP’s offerings of common stock during the year ended December 31, 2013 (dollars in millions):

Type of offering	Closing Date	Number of Shares(1)	Gross Proceeds
Registered follow-on offering	January 29, 2013	2,070,000	$26.8
ATM	January 1— September 30, 2013	553,300	8.9
Private placement offering	June 7, 2013	29,411,764	455.0
Private placement offering	November 12, 2013	15,126,498	186.0

Total—Year end December 31, 2013		47,161,562	$676.7

(1)	Excludes 140.7 million shares of common stock that were issued to the stockholders of ARCT III’s common stock in conjunction with the ARCT III Merger.

For each common share ARCP issued, ARCP OP issued a corresponding number of General Partner OP Units to ARCP in exchange for the contribution of the net proceeds from the stock issuance. The gross proceeds summarized above were contributed to ARCP OP net of offering costs of $165.4 million for the year ended December 31, 2013.

On August 1, 2012, ARCP filed a $500.0 million universal shelf registration statement and a resale registration statement with the SEC. Both registration statements became effective on August 17, 2012. As of December 31, 2013, ARCP had issued a total of approximately 2.1 million shares of common stock through a registered follow-on offering and an ATM offering under such universal shelf registration statement. No preferred stock, debt or equity-linked security have been issued under the universal shelf registration statement. The resale registration statement, as amended, registers the resale of up to 1,882,248 shares of common stock issued in connection with any future conversion of certain currently outstanding restricted shares, convertible preferred stock or limited partnership interests in ARCP OP.

On March 14, 2013, ARCP filed a universal automatic shelf registration statement and achieved well-known seasoned issuer (“WKSI”) status. As a result of the delayed filing of certain of our periodic reports with the SEC, the General Partner is not currently eligible to use a shelf registration statement for the offer and sale of our securities.

In January 2013, ARCP commenced an “at the market” equity offering program (“ATM”) in which ARCP may from time to time offer and sell shares of ARCP common stock having an aggregate offering proceeds of up to $60.0 million. The shares will be issued pursuant to ARCP’s $500.0 million universal shelf registration statement. For each share of common stock ARCP sells under the ATM, ARCP OP will issue a corresponding number of OP Units to ARCP.

In addition to its common stock offerings, on June 7, 2013, ARCP issued 28.4 million shares of convertible preferred stock (the “Series C Shares”) for gross proceeds of $445.0 million. Concurrently, ARCP OP issued to ARCP 28.4 million Series C Preferred Units underlying the Series C Shares. On November 12, 2013, ARCP elected to convert all outstanding Series C Shares into its common stock. Pursuant to the Series C Articles Supplementary, the number of shares of common stock that could be issued upon conversion of Series C Shares was limited to an exchange cap. Therefore, ARCP converted 1.1 million Series C Shares into 1.4 million shares of its common stock. With respect to the 27.3 million Series C Shares for which ARCP could not issue shares of its common stock upon conversion due to the exchange cap, ARCP paid holders of Series C Shares an aggregate cash amount equal to approximately $441.4 million in exchange for such Series C Shares. Concurrently, ARCP OP issued to ARCP 1.4 million OP Units in respect of the issuances of such common stock upon the conversion of the Series C Shares. Based on ARCP’s share price on the conversion date, the total settlement value was $458.8 million. See Note 12 — Other Debt for a description of the conversion features of the Series C Shares.

On September 15, 2013, ARCP entered into definitive purchase agreements pursuant to which ARCP agreed to issue Series D Preferred Stock and common stock to certain institutional holders promptly following the close of the CapLease Merger. Pursuant to the definitive purchase agreements, ARCP issued approximately 21.7 million shares of Series D Preferred Units and 15.1 million shares of common stock, for gross proceeds of $288.0 million and $186.0 million, respectively, on November 8, 2013. Concurrently, ARCP OP issued ARCP 21.7 million Series D OP Units and 15.1 Limited Partner.

Upon consummation of the ARCT IV merger on January 3, 2014, ARCP issued 42.2 million shares of Series F Preferred Stock to ARCT IV stockholders. There were no shares issued and outstanding of Series F Preferred Stock as of December 31, 2013. Concurrently, ARCP OP issued ARCP 42.2 million Limited Partner OP Units designated as Series F Preferred Units. See Note 17 — Preferred and Common OP Units (As Restated) for a description of the Series D Preferred Stock and Series F Preferred Stock.

Upon consummation of the Cole Merger on February 7, 2014, ARCP issued approximately 520.8 million shares of its common stock to Cole stockholders, and approximately 2.8 million shares of its common stock to certain Cole executives pursuant to certain letter agreements between ARCP and such executives. Additionally, on the same date, ARCP issued, but has not yet allocated, 0.4 million shares of common stock with dividend rights commensurate with those of its existing common stock. Concurrently, ARCP OP issued ARCP a corresponding number of General Partner OP Units.

On May 28, 2014, ARCP issued 138.0 million shares of common stock at a price of $12.00 per share (before underwriting discounts and commissions). ARCP received total net proceeds of approximately $1.59 billion, after deducting underwriting discounts, commissions and estimated expenses. ARCP used the proceeds primarily to repay $1.3 billion of outstanding borrowings under the senior unsecured credit facility. Concurrently, ARCP OP issued ARCP 138.0 million General Partner OP Units.

Availability of Funds from Credit Facilities (As Restated)

On June 30, 2014, ARCP OP (as borrower) and ARCP (as guarantor) amended and restated the senior unsecured credit facility to, among other things, increase the amount of revolving commitments (including the addition of a multi-currency sub-facility) and term loan commitments. The senior unsecured credit facility is comprised of a $1.2 billion term loan facility (with a delayed draw component equal to $200.0 million), a $3.15 billion dollar-denominated revolving credit facility and a $250.0 million multi-currency revolving facility (all of which can be borrowed in dollars, at ARCP OP’s discretion). At June 30, 2014, we had approximately $1.9 billion outstanding, consisting of $1.0 billion outstanding on the term loan and $0.9 billion outstanding on the revolver, and up to $2.7 billion available to us for future borrowings under the senior unsecured credit facility. The senior unsecured credit facility includes an accordion feature, which, if exercised in full, allows us to increase the aggregate commitments under the senior unsecured credit facility to $6.0 billion, subject to the receipt of such additional commitments and the satisfaction of certain customary conditions.

The revolving credit facility generally bears interest at an annual rate of LIBOR plus 1.00% to 1.80% or Base Rate plus 0.00% to 0.80% (based upon ARCP’s then current credit rating). “Base Rate” is defined as the highest of the prime rate, the federal funds rate plus 0.50% or a floating rate based on one month LIBOR, determined on a daily basis. The term loan facility generally bears interest at an annual rate of LIBOR plus 1.15% to 2.05% or Base Rate plus 0.15% to 1.05% (based upon ARCP’s then current credit rating). Loans will initially be priced with an applicable margin of 1.35% in the case of LIBOR revolving loans and 1.60% in the case of LIBOR term loans. In addition, the senior unsecured credit facility provides the flexibility for interest rate auctions, pursuant to which, at our election, we may request that lenders make competitive bids to provide revolving loans, which competitive bids may be at pricing that differs from the foregoing interest rates.

The senior unsecured credit facility provides for monthly interest payments. In the event of an event of default, at the election of the majority of the lenders (or automatically upon a bankruptcy event of default with respect to ARCP OP or ARCP), the commitments of the lenders under the senior unsecured credit facility terminate, and payment of any unpaid amounts in respect of the senior unsecured credit facility is accelerated. The revolving credit facility and the term loan facility both terminate on June 30, 2018, in each case, unless extended in accordance with the terms of the senior unsecured credit facility. The senior unsecured credit facility provides for a one-year extension option with respect to each of the revolving credit facility and the term loan facility, exercisable at our election and subject to certain customary conditions, as well as certain customary “amend and extend” provisions. At any time, upon timely notice by us and subject to any breakage fees, we may prepay borrowings under the senior unsecured credit facility (subject to certain limitations applicable to the prepayment of any loans obtained through an interest rate auction, as described above). We incur a fee equal to 0.15% to 0.25% per annum (based upon ARCP’s then current credit rating) multiplied by the commitments (whether or not utilized) in respect of the dollar-denominated revolving credit facility and the multi-currency credit facility. We incur an unused fee of 0.25% per annum on the unused amount of the delayed draw term loan commitments. In addition, we incur customary administrative agent, letter of credit issuance, letter of credit fronting, extension and other fees. The senior unsecured credit facility also includes customary restrictions on, among other things, liens, negative pledges, restrictions on intercompany transfers, fundamental changes, investments, transactions with affiliates and restricted payments.

See Note 24 – Subsequent Events (As Restated) for further discussion of significant recent events.

Principal Use of Funds

Acquisitions

Generally, cash needs for property acquisitions will be met through proceeds from the public or private offerings of debt and equity, credit facilities and other financings. We may also from time to time enter into other agreements with third parties whereby third parties will make equity investments in specific properties or groups of properties that we acquire.

We evaluate potential acquisitions of real estate and real estate-related assets and engage in negotiations with sellers and borrowers. Investors and stockholders should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from equity offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

We financed the aggregate purchase prices of the recent mergers and acquisitions discussed in Note 3 — Mergers and Acquisitions (As Restated), in part through the assumption of outstanding indebtedness, and through a combination of available cash on hand from: (a) a portion of the $676.7 million in gross proceeds for the year ended December 31, 2013 from the sale of shares of ARCP common stock and convertible preferred stock in separate previously disclosed private placement transactions; (b) a portion of the $967.8 million in net proceeds from the sale of the old notes; (c) funds available from the issuance of common stock through ARCP’s current ATM program or any successor program thereto; and (d) financing available under our senior unsecured credit facility; and (e) additional alternative financing arrangements, as needed, from the issuance of additional common stock, preferred securities or other debt, equity or equity-linked financings.

Dividends

The amount of dividends payable to ARCP’s stockholders is determined by ARCP’s board of directors and is dependent on a number of factors, including funds available for dividends, financial condition, capital expenditure requirements, as applicable, and annual dividend requirements needed to qualify and maintain ARCP’s status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as additional properties are acquired in our investment portfolio. ARCP funds dividend payments primarily with distributions from ARCP OP and ARCP OP funds dividends primarily from cash flows generated from operations by it and its subsidiaries. As our real estate portfolio matures, we expect cash flows from operations to cover our dividends.

Loan Obligations

At June 30, 2014, our leverage ratio (net debt, excluding debt convertible to common stock, divided by enterprise value) was 41.7%.

The payment terms of our loan obligations vary. In general, only interest amounts are payable monthly with all unpaid principal and interest due at maturity. Some of our loan agreements stipulate that we comply with specific reporting and financial covenants mainly related to debt coverage ratios and loan to value ratios. Each loan that has these requirements has specific ratio thresholds that must be met.

As of June 30, 2014, we had non-recourse mortgage indebtedness of $4.1 billion, which was collateralized by 757 properties. Our mortgage indebtedness bore interest at the weighted average rate of 4.90% per annum and had a weighted average maturity of 6.0 years. We may in the future incur additional mortgage debt on the properties we currently own or use long-term non-recourse financing to acquire additional properties in the future.

As of June 30, 2014, we had approximately $1.9 billion outstanding under the senior unsecured credit facility. There is $1.0 billion outstanding in term loans on the Credit Facility which is fixed through the use of derivative instruments used to hedge interest rate volatility. Including the spread, which can vary based on ARCP’s credit rating, the weighted average interest on this portion was 2.84% at June 30, 2014. At June 30, 2014, up to $2.7 billion was available to us for future borrowings, subject to borrowing availability.

Our loan obligations require the maintenance of financial covenants, as well as restrictions on corporate guarantees, the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios), as well as the maintenance of a minimum net worth. At June 30, 2014, March 31, 2014 and December 31, 2013, we were in compliance with the debt covenants under all of our loan obligations.

Convertible Senior Note Offering

On July 29, 2013, ARCP issued $300.0 million of Convertible Senior Notes due 2018 (the “2018 Notes”) and, pursuant to an over-allotment exercise by the underwriters of such 2018 Notes offering, issued an additional $10.0 million of its 2018 Notes on August 1, 2013. On December 10, 2013, ARCP issued an additional $287.5 million of the 2018 Notes through a reopening of the 2018 Notes indenture agreement. On December 10, 2013, ARCP issued $402.5 million of Convertible Senior Notes due 2020 (the “2020 Notes”, collectively with the 2018 Notes, the “Convertible Notes”). The 2018 Notes mature August 1, 2018 and the 2020 Notes mature on December 15, 2020. The Convertible Notes are convertible to cash or shares of ARCP’s common stock at its option. In accordance with GAAP, the notes are accounted for as a liability with a separate equity component recorded for the conversion option. A liability was recorded for the Convertible Notes on the issuance date at fair value based on a discounted cash flow analysis using current market rates for debt instruments with similar terms. The difference between the initial proceeds from the Convertible Notes and the estimated fair value of the debt instruments resulted in a debt discount, with an offset recorded to additional paid-in capital representing the equity component. The debt discount is being amortized to interest expense over the expected lives of the Convertible Notes.

ARCP funds the interest payments on the 2018 and the 2020 notes, respectively, with payments from ARCP OP in accordance with the terms of intercompany notes that have substantially similar terms to the 2018 and 2020 notes, respectively.

See Note 24 – Subsequent Events (As Restated) for further discussion of significant recent events.

Bond Offering

On February 6, 2014, ARCP OP issued, in a private offering, the old notes exchanged hereby, a portion of the net proceeds from which it were to partially fund the cash consideration, fees and expenses relating to Cole Merger and repayment of Cole’s credit facility. ARCP used the remaining portion of the net proceeds from the offering to repay $900.0 million outstanding under its senior unsecured credit facility and for other general corporate purposes.

See Note 24 – Subsequent Events (As Restated) for further discussion of significant recent events.

Contractual Obligations

The following is a summary of ARCP OP’s contractual obligations as of June 30, 2014 (in thousands):

	Total	July 1, - December 31, 2014	2015-2016	2017-2018	Thereafter
Principal payments due on mortgage notes payable	$4,125,621	$104,043	$521,724	$774,947	$2,724,907
Interest payments due on mortgage notes payable	1,174,482	102,150	368,120	284,221	419,991
Principal payments due on credit facility	1,896,000	—	—	1,896,000	—
Interest payments due on credit facility	213,190	20,984	95,698	96,508	—
Principal payments due on corporate bonds	2,550,000	—	—	1,300,000	1,250,000
Interest payments due on corporate bonds	391,702	35,750	143,000	93,528	119,424
Principal payments due on convertible debt units	1,000,000	—	—	597,500	402,500
Interest payments due on convertible debt units	170,633	16,509	66,038	58,569	29,517
Principal payments due on other debt	149,804	54,339	24,378	20,947	50,140
Interest payments due on other debt	78,154	3,438	11,621	8,721	54,374
Payments due on lease obligations	126,397	12,922	21,823	7,918	83,734

Total	$11,875,983	$350,135	$1,252,402	$5,138,859	$5,134,587

The following is a summary of ARCP OP’s contractual obligations as of December 31, 2013 (in thousands):

	Total	2014	2015-2016	2017-2018	Thereafter
Principal payments due on mortgage notes payable	$1,258,661	$86,933	$677,200	$293,869	$200,659
Interest payments due on mortgage notes payable	204,982	63,581	82,666	25,064	33,671
Principal payments due on senior corporate credit facility	1,819,800	—	—	1,819,800	—
Interest payments due on senior corporate credit facility	186,585	47,048	94,095	45,442	—
Principal payments due on secured credit facility	150,000	150,000	—	—	—
Interest payments due on secured credit facility	4,410	4,410	—	—	—
Principal payments due on convertible debt units	1,000,000	—	—	597,500	402,500
Interest payments due on convertible debt units	187,235	33,019	66,038	58,619	29,559
Principal payments due on other debt	108,316	12,851	24,378	40,157	30,930
Interest payments due on other debt	65,659	6,808	11,469	6,802	40,580
Payments due on lease obligations	84,441	4,541	8,657	7,456	63,787

Total	$5,070,089	$409,191	$964,503	$2,894,709	$801,686

Election as a REIT

ARCP elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with the taxable year ended December 31, 2011. If ARCP continues to qualify for taxation as a REIT, it generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to stockholders, and so long as it distributes at least 90% of its REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. REITs are subject to a number of other organizational and operational requirements. Even if ARCP qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. ARCP believes it is organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ending December 31, 2014.

Inflation

We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, our net leases may require the tenant to pay its allocable share of operating expenses, including common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements (As Restated)

We have entered into agreements with affiliates, whereby we pay or have paid in the past certain fees or reimbursements to ARC or its affiliates for acquisition fees and expenses, organization and offering costs, asset management fees and reimbursement of operating costs and have in the past paid sales commissions and dealer manager fees. See Note 19 — Related Party Transactions and Arrangements (As Restated) for a discussion of the various related-party transactions, agreements and fees. In August 2013, ARCP’s board of directors determined that it is in the best interests of ARCP and its stockholders to become self-managed, and ARCP completed its transition to self-management on January 8, 2014.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our market risk arises primarily from interest rate risk relating to variable-rate borrowings. To meet our short-term and long-term liquidity requirements, we borrow funds at a combination of fixed and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

As of June 30, 2014, our debt included fixed-rate debt, including debt that has interest rates that are fixed with the use of derivative instruments, with a carrying and fair value of $8.7 billion and $9.0 billion, respectively. Changes in market interest rates on our fixed rate debt impact fair value of the debt, but they have no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our debt to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed-rate debt assumes an immediate 100 basis point move in interest rates from their June 30, 2014 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed rate debt by approximately $233.7 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $241.6 million.

As of June 30, 2014, our debt included variable-rate debt with a carrying and fair value of $1.0 billion. The sensitivity analysis related to our variable-rate debt assumes an immediate 100 basis point move in interest rates from their June 30, 2014 levels, with all other variables held constant. A 100 basis point increase or decrease in variable interest rates on our variable-rate notes payable would increase or decrease our interest expense by approximately $9.8 million annually.

As the information presented above includes only those exposures that existed as of June 30, 2014, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

These amounts were determined by considering the impact of hypothetical interest rate changes on our borrowing costs, and, assume no other changes in our capital structure.

(1)	These financial statements are those that reflect the recast in applying the carryover basis of accounting to include American Realty Capital Trust IV, Inc. (“ARCT IV”), as a result of American Realty Capital Properties, Inc.’s merger with ARCT IV, as discussed in Note 1 — Organization.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of General Partner and Limited Partners

ARC Properties Operating Partnership, L.P. and subsidiaries

We have audited the accompanying consolidated balance sheets of ARC Properties Operating Partnership, L.P. (a Delaware limited partnership) and subsidiaries (collectively the “Operating Partnership”) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits of the basic consolidated financial statements included the financial statement schedules listed in the Index to Consolidated Financial Statements. These financial statements and financial statement schedules are the responsibility of the Operating Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Operating Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Operating Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ARC Properties Operating Partnership, L.P. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As described in Note 2 – Restatement of Previously Issued Financial Statements, the Operating Partnership has restated its consolidated financial statements for 2013 and 2012.

/s/ GRANT THORNTON LLP

Phoenix, Arizona

March 2, 2015

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED BALANCE SHEETS (In thousands, except for unit data)

	December 31,
	2013 (As Restated) (1)	2012 (As Restated) (1)
ASSETS
Real estate investments, at cost:
Land	$1,380,308	$262,906
Buildings, fixtures and improvements	5,297,400	1,391,209
Land and construction in progress	21,839	—
Acquired intangible lease assets	759,595	221,500

Total real estate investments, at cost	7,459,142	1,875,615
Less: accumulated depreciation and amortization	(267,278)	(56,524)

Total real estate investments, net	7,191,864	1,819,091
Cash and cash equivalents	52,725	292,575
Investment in direct financing leases, net	66,112	—
Investment securities, at fair value	62,067	41,654
Loans held for investment, net	26,279	—
Derivative assets, at fair value	9,189	—
Restricted cash	35,921	1,108
Prepaid expenses and other assets	186,726	11,984
Goodwill	92,789	—
Deferred costs, net	84,746	15,118
Assets held for sale	665	665

Total assets	$7,809,083	$2,182,195

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,301,114	$265,118
Convertible debt due to General Partner, net	972,490	—
Senior secured revolving credit facility	—	124,604
Senior corporate credit facilities	1,819,800	—
Secured credit facility	150,000	—
Other debt	104,804	—
Below-market lease liabilities, net	77,169	—
Derivative liabilities, at fair value	18,455	3,830
Accounts payable and accrued expenses	730,571	102,740
Deferred rent and other liabilities	21,816	4,516
Distributions payable	10,903	11,105
Due to affiliates	103,434	1,522

Total liabilities	5,310,556	513,435

General partner’s Series D Preferred equity — 21,735,008 and zero General Partner Preferred Units issued and outstanding at December 31, 2013 and December 31, 2012, respectively	269,299	—

General partner’s common equity — 239,248,853 and 184,553,676 General Partner OP Units issued and outstanding at December 31, 2013 and December 31, 2012, respectively	1,018,123	1,489,587
General partner’s preferred equity (excluding Series D Preferred equity) — 42,199,547 and 6,990,328 General Partner Preferred Units issued and outstanding at December 31, 2013 and December 31, 2012, respectively	1,054,989	163,047
Limited partners’ common equity — 17,832,274 and 1,621,349 Limited Partner OP Units issued and outstanding at December 31, 2013 and December 31, 2012, respectively	139,083	16,126
Limited partners’ preferred equity — 721,465 and zero Limited Partner Preferred Units issued and outstanding at December 31, 2013 and December 31, 2012, respectively	16,466	—

Total partners’ equity	2,228,661	1,668,760

Non-controlling interests	567	—

Total equity	2,229,228	1,668,760

Total liabilities and equity	$7,809,083	$2,182,195

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per unit data)

	Year Ended December 31,
	2013 (As Restated)(1)	2012 (As Restated)(1)	2011
Revenues:
Rental income	$310,508	$65,262	$3,762
Direct financing lease income	2,244	—	—
Operating expense reimbursements	16,571	1,945	208

Total revenues	329,323	67,207	3,970

Operating expenses:
Acquisition related (including $37,602, $28,656 and $1,692 to affiliates, respectively)	76,113	45,070	3,898
Merger and other non-routine transactions (including $156,146, $0 and $0 to affiliates, respectively)	210,543	2,603	—
Property operating	23,616	3,522	220
Management fees to affiliates	17,462	212	—
General and administrative (including $103,206, $826 and $168 to affiliates, respectively)	123,172	5,458	749
Depreciation and amortization	210,976	40,957	2,097
Impairment of real estate	3,346	—	—

Total operating expenses	665,228	97,822	6,964

Operating loss	(335,905)	(30,615)	(2,994)

Other (expense) income:
Interest expense	(105,548)	(11,856)	(960)
Other income, net	3,824	979	4
Loss on derivative instruments, net	(67,946)	—	(2)
Loss on sale of investments in affiliates	(411)	—	—
Loss on sale of investments	(1,795)	—	—

Total other expenses, net	(171,876)	(10,877)	(958)

Loss from continuing operations attributable to unitholders	(507,781)	(41,492)	(3,952)
Discontinued operations:
Loss from operations of held for sale properties	(34)	(145)	(37)
Loss on held for sale properties	—	(600)	(815)

Net loss from discontinued operations attributable to unitholders	(34)	(745)	(852)

Net loss attributable to unitholders	$(507,815)	$(42,237)	$(4,804)

Basic and diluted net loss per share from continuing operations attributable to common unitholders	$(2.37)	$(0.40)	$(1.04)

Basic and diluted net loss per share attributable to common unitholders	$(2.37)	$(0.41)	$(1.26)

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Year Ended December 31,
	2013 (As Restated) (1)	2012 (As Restated) (1)	2011
Net loss attributable to unitholders	$(507,815)	$(42,237)	$(4,804)

Other comprehensive income (loss):
Designated derivatives, fair value adjustments	11,481	(3,743)	(98)
Unrealized gain (loss) on investment securities	119	(93)	—

Total other comprehensive income (loss)	11,600	(3,836)	(98)

Total comprehensive loss attributable to unitholders	$(496,215)	$(46,073)	$(4,902)

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands, except for unit data)

(As restated for the years ended December 31, 2013 and 2012) (1)

	Preferred Units				Common Units
	Number of General Partner Preferred Units	General Partner’s Equity	Number of Limited Partner Preferred Units	Limited Partners’ Equity	Number of General Partner OP Units	General Partner’s Equity	Number of Limited Partner OP Units	Limited Partners’ Equity	Total Partners’ Equity	Non- controlling Interest	Total Equity
Balance, January 1, 2011	—	$—	—	$—	20,000	$200	—	$—	$200	$—	$200
Issuance of Common OP Units	—	—	—	—	16,929,184	186,127	—	—	186,127	—	$186,127
Issuance of Common OP Units through distribution reinvestment plan	—	—	—	—	27,169	271	—	—	271	—	$271
Offering costs, commissions and dealer manager fees (2)	—	—	—	—	—	(21,752)	—	—	(21,752)	—	$(21,752)
Repurchases of Common OP Units	—	—	—	—	—	(25)	—	—	(25)	—	$(25)
Equity-based compensation	—	—	—	—	185,663	225	—	—	225	—	$225
Distributions declared on Common OP Units	—	—	—	—	—	(2,519)	—	—	(2,519)	—	$(2,519)
Contribution transactions	—	—	—	—	—	(16,769)	—	—	(16,769)	—	$(16,769)
Contributions from non-controlling interest holders	—	—	—	—	—	(3,875)	310,000	3,875	—	—	$—
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	(68)	(68)	—	$(68)
Net loss	—	—	—	—	—	(4,699)	—	(105)	(4,804)	—	$(4,804)
Other comprehensive income	—	—	—	—	—	(96)	—	(2)	(98)	—	$(98)

Balance, December 31, 2011	—	—	—	—	17,162,016	137,088	310,000	3,700	140,788	—	$140,788
Issuance of Common OP Units	—	—	—	—	164,775,688	1,758,789	—	—	1,758,789	—	$1,758,789
Issuance of Common OP Units through distribution reinvestment plan	—	—	—	—	2,686,141	27,136	—	—	27,136	—	$27,136
Offering costs, commissions and dealer manager fees (2)	—	—	—	—	—	(218,431)	—	—	(218,431)	—	$(218,431)
Repurchases of Common OP Units	—	—	—	—	(183,119)	(1,953)	—	—	(1,953)	—	$(1,953)
Issuance of Preferred OP Units	828,472	9,000	—	—	—	—	—	—	9,000	—	$9,000
Excess of ARCT IV Merger considerations over historical cost	6,161,856	154,047	—	—	—	—	—	—	154,047	—	$154,047
Conversion of Limited Partners’ Common OP Units to General Partner’s Common OP units	—	—	—	—	—	(93,421)	—	—	(93,421)	—	$(93,421)
Conversion of Limited Partners’ Preferred OP Units to General Partner’s Preferred OP units	—	—	—	—	—	—	—	—	—	—	$—
Issuance of Restricted Common OP Units and LTIP Units	—	—	—	—	—	—	—	—	—	—	$—
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	$—
Distributions declared on Common OP Units	—	—	—	—	112,950	1,230	—	—	1,230	—	$1,230
Issuance of Limited
Partner OP Units, net	—	—	—	—	—	(75,416)	—	—	(75,416)	—	$(75,416)
Distributions to limited partner OP units, LTIPs and noncontrolling interest holders	—	—	—	—	—	—	—	—	—	—	$—
Distributions to restricted units	—	—	—	—	—	—	—	—	—	—	$—
Distributions to preferred units	—	—	—	—	—	—	—	—	—	—	$—
Contribution transactions	—	—	—	—	—	—	576,376	6,352	6,352	—	$6,352

The consolidated statements of changes in equity continues onto the next page.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY – (Continued)

(In thousands, except for unit data)

(As restated for the years ended December 31, 2013 and 2012 (1)

	Preferred Units				Common Units
	Number of General Partner Preferred Units	General Partner’s Equity	Number of Limited Partner Preferred Units	Limited Partner’s Equity	Number of General Partner OP Units	General Partner’s Equity	Number of Limited Partner OP Units	Limited Partners’ Equity	Total Partners’ Equity	Non- controlling Interest	Total Equity
Contributions from non-controlling interest holders	—	—	—	—	—	—	734,973	7,375	7,375	—	$7,375
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	(663)	(663)	—	$(663)
Net loss	—	—	—	—	—	(41,652)	—	(585)	(42,237)	—	$(42,237)
Other comprehensive income	—	—	—	—	—	(3,783)	—	(53)	(3,836)	—	$(3,836)

Balance, December 31, 2012 (as restated)	6,990,328	163,047	—	—	184,553,676	1,489,587	1,621,349	16,126	1,668,760	—	$1,668,760
Issuance of Common OP Units	—	—	—	—	78,215,719	1,253,343	—	—	1,253,343	—	$1,253,343
Issuance of Common OP Units through distribution reinvestment plan	—	—	—	—	940,737	25,564	—	—	25,564	—	$25,564
Offering costs, commissions and dealer manager fees (2)	—	—	—	—	—	(165,531)	—	—	(165,531)	—	$(165,531)
Repurchases of Common OP Units	—	—	—	—	(28,305,844)	(358,041)	—	—	(358,041)	—	$(358,041)
Issuance of Preferred OP Units	36,037,691	900,942	721,465	16,466	—	—	630,689	14,395	931,803	—	$931,803
Excess of ARCT IV Merger considerations over historical cost	—	—	—	—	—	(558,089)	—	—	(558,089)	—	$(558,089)
Conversion of Limited Partners’ Common OP Units to General Partner’s Common OP units	—	—	—	—	599,233	5,800	(599,233)	(5,800)	—	—	$—
Conversion of General Partner’s Preferred Units to General Partner’s Common OP Units	(828,472)	(9,000)	—	—	829,629	9,000	—	—	—	—	$—
Issuance of Common OP Units in conversion of Convertible Preferred OP Units Series C	—	—	—	—	1,411,030	17,396	—	—	17,396	—	$17,396
Equity-based compensation	—	—	—	—	1,004,673	7,962	8,241,100	32,700	40,662	—	$40,662
Equity component of convertible debt	—	—	—	—	—	28,559	—	—	28,559	—	$28,559
Contribution from Advisor	—	—	—	—	—	2,313	—	—	2,313	—	$2,313
Consideration paid for assets of Advisor in excess of carryover basis	—	—	—	—	—	—	—	—	—	—	$—
Distributions declared on Common OP Units	—	—	—	—	—	(259,468)	—	—	(259,468)	—	$(259,468)
Issuance of Common OP Units	—	—	—	—	—	—	8,029,545	107,771	107,771	—	$107,771
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	—	—	$—
Non-controlling interest retained in Caplease merger	—	—	—	—	—	—	—	—	—	567	$567
Redemption of Common OP Units	—	—	—	—	—	—	(91,176)	(1,152)	(1,152)	—	$(1,152)
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	(9,014)	(9,014)	—	$(9,014)
Net loss	—	—	—	—	—	(491,499)	—	(16,316)	(507,815)	—	$(507,815)
Other comprehensive income	—	—	—	—	—	11,227	—	373	11,600	—	$11,600

Balance, December 31, 2013 (as restated)	42,199,547	$1,054,989	721,465	$16,466	239,248,853	$1,018,123	17,832,274	$139,083	$2,228,661	$567	$2,229,228

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.
(2)	Includes $159.4 million, $211.4 million and $14.3 million to affiliates for the years ended December 31, 2013, 2012 and 2011, respectively.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Year Ended December 31,
	2013 (As Restated) (1)	2012	2011
Cash flows from operating activities:
Net loss	$(507,815)	$(42,237)	$(4,804)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Issuance of OP Units for the ARCT III Merger	107,771	—	—
Depreciation and amortization	238,307	43,152	2,323
Loss on held for sale properties	—	600	815
Impairment of real estate	3,346	—	—
Equity-based compensation	100,261	1,230	225
Unrealized gain on derivative instruments	(1,739)	—	—
Loss on sale of investments, net	2,206	—	—
Loss in extinguishment of Series C Preferred Units	13,749	—	—
Changes in assets and liabilities:
Investment in direct financing leases	2,505	—	—
Prepaid expenses and other assets	(19,851)	(5,089)	(546)
Accounts payable and accrued expenses	20,789	8,277	843
Deferred rent and other liabilities	8,555	3,507	887
Due to affiliates	43,834	—	—

Net cash provided by (used in) operating activities	11,918	9,440	(257)

Cash flows from investing activities:
Investments in real estate and other assets	(3,520,412)	(1,659,536)	(89,981)
Acquisition of a real estate business, net of cash acquired of $41,779	(878,898)	—	—
Investment in direct financing leases	(68,617)	—	—
Capital expenditures	(9,755)	(54)	—
Principal repayments received from borrowers	442	—	—
Investment in other assets	(543)	—	—
Proceeds from sale of property held for sale	—	553	—
Deposits for real estate investments	(101,887)	(638)	—
Purchases of investment securities	(81,590)	(41,747)	—
Proceeds from sale of investment securities	119,542	—	—

Net cash used in investing activities	(4,541,718)	(1,701,422)	(89,981)

Cash flows from financing activities:
Proceeds from mortgage notes payable	6,924	229,798	21,470
Payments on mortgage notes payable	(5,711)	—	—
Payments on other debt	(9,368)	—	—
Proceeds from senior secured revolving credit facility	—	82,319	2,066
Payments on senior secured revolving credit facility	(124,604)	(122)	(11,159)
Proceeds from senior corporate credit facility	1,889,800	—	—
Payments on senior corporate credit facility	(830,000)	—	—
Proceeds from secured credit facility	789,000	—	—
Payments of deferred financing costs	(101,196)	(13,974)	(3,108)
Proceeds from issuance of convertible debt	967,786	—	—
Repurchases of OP units	(359,193)	(1,534)	—
Proceeds from issuances of preferred units	—	9,000	—
Proceeds from issuance of Series C Preferred Units	445,000	—	—
Cash payment on settlement of Series C Preferred Units	(441,353)	—	—
Proceeds from issuance of Series D Preferred Units	287,991	—	—
Proceeds from issuance of OP Units	2,158,486	1,909,520	122,993
Payments of offering costs and fees related to stock issuances	(165,327)	(218,108)	(20,884)
Contributions from affiliate	—	—	2
Contributions from non-controlling interest holders	30,861	7,375	—
Distributions to non-controlling interest holders	(8,219)	(663)	(68)
Distributions paid	(234,897)	(37,673)	(1,743)

The consolidated statements of cash flows continue onto the next page.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Year Ended December 31,
	2013 (As Restated) (1)	2012	2011
Advances from affiliates, net	$(376)	$396	$—
Change in restricted cash	(5,654)	(1,108)	—

Net cash provided by financing activities	4,289,950	1,965,226	109,569

Net change in cash and cash equivalents	(239,850)	273,244	19,331
Cash and cash equivalents, beginning of period	292,575	19,331	—

Cash and cash equivalents, end of period	$52,725	$292,575	$19,331

Supplemental Disclosures:
Cash paid for interest	$49,549	$8,983	$622
Cash paid for income taxes	$1,711	$173	$—

Non-cash investing and financing activities:
OP units issued to acquire real estate investments	$—	$6,352	$—
Common stock issued through distribution reinvestment plan	$25,568	$27,136	$271
Initial proceeds from credit facility used to pay down mortgages assumed at formation	$—	$—	$51,500
Mortgage note payable contributed in formation	$—	$—	$13,850

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

Note 1 — Organization (As Restated)

ARC Properties Operating Partnership, L.P. (together with its subsidiaries the “Operating Partnership”) is a Delaware limited partnership formed by American Realty Capital Properties, Inc. (the “General Partner” or “ARCP”), the Operating Partnership’s general partner, on January 13, 2011 to conduct the business of acquiring, owning and operating single-tenant, freestanding commercial real estate properties. The Operating Partnership is the entity through which substantially all of the General Partner’s operations are conducted. The actions of the Operating Partnership and its relationship with ARCP are governed by that certain Third Amended and Restated Agreement of Limited Partnership (the “LPA”), effective as of January 3, 2014. The General Partner does not have any significant assets other than its investment in the Operating Partnership. Therefore, the assets and liabilities of the General Partner and the Operating Partnership are substantially the same. Additionally, pursuant to the LPA, all administrative expenses and expenses associated with the formation and continuity of existence and operation of the General Partner incurred by the General Partner on the Operating Partnership’s behalf shall be treated as expenses of the Operating Partnership. Further, when the General Partner issues any equity instrument that has been approved by the General Partner’s board of directors to date, the LPA requires the Operating Partnership to issue the General Partner equity instruments with substantially similar terms. The LPA will be amended to provide for the issuance of any additional class of equivalent equity instruments to the extent the General Partner’s board of directors authorizes the issuance of any new class of equity securities.

The General Partner, a self-managed real estate investment trust (“REIT”), holds 96.1% of the common equity interests (“OP Units”) in the Operating Partnership as of December 31, 2013. As of December 31, 2013, certain affiliates of the General Partner and certain unaffiliated investors are limited partners and owners of 3.3% and 0.6%, respectively, of the OP Units in the Operating Partnership. Under the limited partnership agreement, after holding OP Units of limited partner interests in the Operating Partnership (“Limited Partner OP Units”) for a period of one year, unless otherwise consented to by the General Partner, holders of Limited Partner OP Units have the right to redeem the Limited Partner OP Units for the cash value of a corresponding number of shares of the General Partner’s common stock or, at the option of the General Partner, a corresponding number of ARCP common shares. In the event that the Limited Partner OP Units are converted into ARCP common shares, the Operating Partnership will issue ARCP an equivalent number of OP Units with General Partner interests (“General Partner OP Units”). The remaining rights of the holders of Limited Partner OP Units are limited and do not include the ability to replace the General Partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets.

The Operating Partnership acts on behalf of the General Partner and therefore executes ARCP’s focus on investing in properties that are net leased to credit tenants, which are generally large public companies with investment-grade ratings and other creditworthy tenants. ARCP’s long-term business strategy is to acquire a diverse portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average portfolio remaining lease term of approximately 10 to 12 years. ARCP considers properties that are leased on a “medium-term” basis to mean properties originally leased long-term (10 years or longer) that currently have a primary remaining lease duration of generally three to eight years, on average. ARCP seeks to acquire granular, self-originated single-tenant net lease assets, which may be purchased through sale-leaseback transactions, small portfolio and in connection with build-to-suit opportunities to the extent they are appropriate in terms of capitalization rate and scale. ARCP expects this investment strategy to provide for stable income from credit tenants and for growth opportunities from re-leasing of current below market leases.

On behalf of ARCP, the Operating Partnership has advanced ARCP’s investment objectives by growing ARCP’s net lease portfolio through organic acquisitions and also through strategic mergers and acquisitions. See Note 3 — Mergers and Acquisitions (As Restated).

During the year ended December 31, 2013, ARC Properties Advisors, LLC (the General Partner’s “Former Manager”), a wholly owned subsidiary of AR Capital, LLC (“ARC”), managed ARCP’s affairs on a day-to-day basis and, as a result, the Operating Partnership’s actions were generally externally managed, with the exception of certain acquisition, accounting and portfolio management services performed by employees of the Operating Partnership. In August 2013, the General Partner’s board of directors determined that it was in the best interests of ARCP and its stockholders to become self-managed, and ARCP completed its transition to self-management on January 8, 2014. In connection with becoming self-managed, the General Partner terminated the management agreement with its Former Manager and ARCP and the Operating Partnership entered into employment and incentive compensation arrangements with ARCP’s executives.

On June 11, 2014, the Operating Partnership, through its indirect subsidiaries (the “Sellers”), entered into an agreement of purchase and sale (the “Agreement”) with BRE DDR Retail Holdings III LLC (the “Purchaser”), an entity indirectly jointly

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

owned by affiliates of Blackstone Real Estate Partners VII L.P. and DDR Corp., by which the Sellers have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Sellers 67 multi-tenant properties and nine single-tenant properties and the adjacent land and related property (the “Multi-Tenant Portfolio”). The purchase price of the Multi-Tenant Portfolio is $1.975 billion, subject to customary real estate adjustments. Properties may be excluded from the transaction in certain circumstances, in which case the purchase price will be reduced by the portion of the purchase price allocated to the excluded properties.

As discussed in Note 3 — Mergers and Acquisitions (As Restated), on January 3, 2014, the General Partner, through a wholly owned subsidiary of the Operating Partnership, acquired American Realty Capital Trust IV, Inc. (“ARCT IV”). The General Partner and ARCT IV, from inception to January 3, 2014, were considered to be entities under common control because the entities’ advisors were wholly owned subsidiaries of ARC. ARC and its related parties had ownership interests in the General Partner, Operating Partnership and ARCT IV through the ownership of OP Units and other equity interests. In addition, the advisors of both ARCP and ARCT IV were contractually eligible to receive potential fees for their services from both of the companies, including asset management fees, incentive fees and other fees and had continued to receive fees from ARCP, paid by the Operating Partnership, prior to the General Partner’s transition to self-management, which was completed on January 8, 2014. Due to the significance of these fees, the entities’ advisors and ultimately ARC were determined to have a significant economic interest in both companies, in addition to having the power to direct the activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

See Note 24 — Subsequent Events (As Restated) for significant events that occurred subsequent to December 31, 2013.

Note 2 — Restatement of Previously Issued Financial Statements

The Operating Partnership has restated its consolidated balance sheets as of December 31, 2013 and 2012 and its consolidated statements of operations, consolidated statements of comprehensive loss and consolidated statements of changes in equity for the years ended December 31, 2013 and 2012, along with certain related notes to such restated consolidated financial statements. In addition, the Operating Partnership has restated its consolidated statement of cash flows for the year ended December 31, 2013. The financial statements, as disclosed in Note 1 — Organization, have also been recast in applying the carryover basis of accounting to include the effects of the General Partner’s merger with ARCT IV.

The General Partner determined that the restatement was necessary after an investigation was conducted by the Audit Committee of the General Partner’s Board of Directors (the “Audit Committee”) with the assistance of independent counsel and forensic accountants. The Audit Committee initiated the investigation in response to concerns regarding accounting practices and other matters that were first reported to it on September 7, 2014. The restatement corrects errors that were identified as a result of the investigation, as well as certain other errors that were identified by the General Partner. In addition, the restatement reflects corrections of certain immaterial errors and certain previously identified errors that were identified by the General Partner in the normal course of business and were determined to be immaterial, both individually and in the aggregate, when the consolidated financial statements for the year ended December 31, 2013 were originally issued. In connection with the restatement, the General Partner has determined that it would be appropriate to correct such errors.

Error Corrections

Merger and Other Non-routine Transaction Related

In light of the findings of the investigation conducted by the Audit Committee, the General Partner performed an internal review of all acquisition, merger and other non-routine transaction related expenses. The work resulted in the identification of the following errors:

•	The General Partner improperly classified $75.7 million of expenses as “merger-related” for the year ended December 31, 2013. As restated, the amount has been reclassified from merger and other non-routine transaction related expenses to general and administrative expenses. The largest component of the misclassified amount was $59.6 million of equity- based compensation expense relating to the OPP (as defined in Note 18 – Equity-based Compensation (As Restated)).

•	The General Partner identified a net amount of $14.5 million of merger and other non-routine transaction related expenses that were incorrectly excluded in the year ended December 31, 2013. As such, the General Partner recorded additional merger and other non-routine transaction related expenses for this amount.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

•	The General Partner identified $13.0 million of management fees that were improperly classified as merger and other non-routine transaction related expenses. Such amounts have been properly classified as management fees to affiliates for the year ended December 31, 2013.

•	The General Partner identified $5.9 million of expenses that were improperly recorded as merger and other transaction related expenses that should have been capitalized as deferred financing costs and amortized accordingly. As such, an adjustment to properly record and amortize the deferred financing costs has been made for the year ended December 31, 2013. As a result of capitalizing these deferred financing costs, additional interest expense of $2.3 million was recorded for the year ended December 31, 2013. This resulted in a net adjustment of $3.6 million to deferred financing costs reported on the balance sheet.

•	Upon consummation of the ARCT III Merger (as defined in Note 3 – Mergers and Acquisitions (As Restated)), the OP entered into an agreement with an affiliate to acquire certain furniture, fixtures, equipment (“FF&E”) and other assets. The General Partner originally capitalized $4.1 million of FF&E costs and expensed $1.7 million of costs. The General Partner has concluded that there was no evidence of the receipt and it could not support the value of the FF&E. As such, the Operating Partnership has expensed the amount originally capitalized and recognized the expense in merger and other non-routine transaction related expense for the year ended December 31, 2013. See Note 19 – Related Party Transactions and Arrangements (As Restated) for further discussion.

•	The General Partner has determined that it should have recorded a controlling interest transfer tax liability totaling $8.9 million upon consummation of the ARCT III Merger and CapLease Merger (each, as defined in Note 3 – Merger and Acquisitions (As Restated)). The accrual and corresponding merger and other non-routine transaction related expense are recorded for the year ended December 31, 2013.

The Operating Partnership has updated the caption from “merger and other transaction related” to “merger and other non-routine transactions” to appropriately include non-recurring costs that may not have been incurred solely for a merger transaction. See Note 4 – Summary of Significant Accounting Policies (As Restated) for a further breakout of the merger costs and other non-routine transactions.

Operating Fees to Affiliate

The General Partner identified $1.2 million of expenses that were incorrectly recorded as operating fees to affiliate. Therefore, the Operating Partnership decreased operating fees to affiliate by this amount for the year ended December 31, 2013 and recorded the adjustment to the proper income statement account. This line item caption has been updated to management fees to affiliates in the accompanying consolidated statements of operations.

General and Administrative

The General Partner has concluded that $35.0 million in equity-based compensation originally reported on a separate line item should be presented within general and administrative expenses, in the same manner as cash compensation paid to the same employees.

The General Partner identified $1.8 million in bonuses paid in 2014 that should have been, but were not, recorded as an accrued expense for the year ended December 31, 2013. As such, the Operating Partnership has increased the 2013 bonus accrual and the corresponding general and administrative expense by this amount.

Impairment of Real Estate

The General Partner originally believed that the risk of impairment of its real estate and related assets was mitigated by the fact that substantially all of the General Partner’s real estate portfolio had been acquired in 2012 and 2013. As a result, the General Partner had failed to monitor events and changes in circumstances that could indicate that the carrying amount of its real estate and related assets may not be recoverable. The General Partner performed a detailed analysis of the portfolio in connection with the restatement and noted four properties with impairment indicators. The General Partner assessed the recoverability of the carrying amounts of such properties as of the date in which such indicators existed. Based on this assessment, the General Partner noted two properties with carrying amounts in excess of their expected undiscounted cash flows. As a result, the Operating Partnership reduced the carrying amount of the real estate and related net assets to their estimated fair values by recognizing an impairment loss of $3.3 million for the year ended December 31, 2013.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Net Loss Attributable to Non-controlling Interests

The original calculation of the net loss attributable to non-controlling interest holders for the year ended December 31, 2013 and 2012 excluded expenses that were improperly recorded at the General Partner level. These expenses were incurred by the OP, and therefore should have been included in the General Partner’s determination of the net loss attributable to its non-controlling interest holders. In addition, the net loss attributable to the non-controlling interest holders has been adjusted to reflect the impact of the cumulative restatement adjustments discussed and presented herein. As a result, the 2013 and 2012 restated consolidated financial statements reflect an increase of $10.6 million and $0.3 million, respectively, for net loss attributable to non-controlling interest holders and corresponding decreases in net loss attributable to stockholders.

Goodwill

Subsequent to the CapLease Merger, the General Partner disposed of certain properties acquired in that transaction. The disposition of such properties resulted in a net loss on disposition; however, the General Partner accounted for such losses by adjusting its purchase price allocation to increase the amount of goodwill and decrease the associated real estate investments recorded in connection with the CapLease Merger by $12.0 million when issuing the recasted financial statements to reflect the common control merger with ARCT IV. The General Partner has determined that there was not sufficient evidence to support adjusting the Operating Partnership’s goodwill as a measurement period adjustment. As a result, the Operating Partnership has reversed the measurement period adjustments that were made to goodwill and related assets and liabilities acquired in the CapLease Merger and recognized a net loss on the dispositions in 2014 when the dispositions occurred. In addition, the Operating Partnership has recorded a decrease to goodwill of $0.6 million for the year ended December 31, 2013 to reflect valid measurement period adjustments that were identified subsequent to the initial purchase price allocation. Additionally, the General Partner has identified certain liabilities assumed and subsequent payments of such liabilities by the former manager from the CapLease Merger that were not recorded properly. To correct the accounting, the Operating Partnership has increased goodwill by $3.0 million, decreased merger and non-routine transaction related expenses by $0.7 million and increased equity contributions by $2.3 million.

Due to Affiliates

Amounts due to affiliates of the General Partner of $103.4 million, previously reported in accounts payable and accrued expenses, are now reported on a separate line item on the consolidated restated balance sheet.

Other Changes

Along with restating the consolidated financial statements to correct the errors discussed above, the Operating Partnership recorded adjustments for certain previously identified immaterial accounting errors related to the year ended December 31, 2013 that arose in the normal course of business. In connection with the original financial statement issuance, the General Partner assessed the impact of these immaterial errors and concluded that they were not material, individually or in the aggregate, to the consolidated financial statements for the year ended December 31, 2013 and each reported fiscal quarter within the year. However, in conjunction with the restatement, the General Partner determined that it would be appropriate to correct such errors.

The Operating Partnership also recorded certain reclassifications to conform the presentation of its consolidated statement of operations for the year ended December 31, 2013 to the current period classification and maintain comparability.

In addition to the restatement of the consolidated financial statements, the Operating Partnership has also restated the following notes for the years ended December 31, 2012 and December 31, 2013 to reflect the error corrections noted above.

•	Note 3 – Mergers and Acquisitions

•	Note 4 – Summary of Significant Accounting Policies

•	Note 5 – Real Estate Investments

•	Note 6 – CapLease Acquisition

•	Note 8 – Prepaid Expenses and Other Assets

•	Note 10 – Fair Value of Financial Instruments

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

•	Note 14 – Accounts Payable and Accrued Expenses

•	Note 17 — Preferred and Common OP Units

•	Note 18 – Equity-based Compensation

•	Note 19 – Related Party Transactions and Arrangements

•	Note 21 – Net Loss Per Share

•	Note 23 – Quarterly Results (Unaudited)

•	Note 24 – Subsequent Events

The following tables present the combined impact of all changes, as described above, to the applicable line items in the consolidated financial statements to the General Partner’s previously reported consolidated financial statements for the years ended December 31, 2012 and 2013 (in thousands, except share amounts):

2012 Restated Consolidated Balance Sheet (Adjusted Line Items)

	December 31, 2012
	As Previously Reported (1)	Restatement Adjustments	As Restated
General partner’s common equity — 184,553,676 General Partner OP Units issued and outstanding at December 31, 2012	$1,582,880	$(93,293)	$1,489,587
General partner’s preferred equity (excluding Series D Preferred equity) — 6,990,328 General Partner Preferred Units issued and outstanding at December 31, 2012	$73,349	$89,698	$163,047
Limited partners’ common equity — 1,621,349 Limited Partner OP Units issued and outstanding at December 31, 2012	$16,465	$(339)	$16,126
Accumulated other comprehensive income (loss)	$(3,934)	3,934	$—

Total partners’ equity	$1,668,760	$—	$1,668,760

(1)	These financial figures have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

2013 Restated Consolidated Balance Sheet

	December 31, 2013
	As Previously Reported (1)	Reclassifications	Restatement Adjustments	As Restated
ASSETS
Real estate investments, at cost:
Land	$1,379,453	$—	$855	$1,380,308
Buildings, fixtures and improvements	5,291,031	—	6,369	5,297,400
Land and construction in progress	21,839	—	—	21,839
Acquired intangible lease assets	758,376	382	837	759,595

Total real estate investments, at cost	7,450,699	382	8,061	7,459,142
Less: accumulated depreciation and amortization	(267,352)	(155)	229	(267,278)

Total real estate investments, net	7,183,347	227	8,290	7,191,864
Cash and cash equivalents	52,725	—	—	52,725
Investment in direct financing leases, net	66,112	—	—	66,112
Investment securities, at fair value	62,067	—	—	62,067
Loans held for investment, net	26,279	—	—	26,279
Derivative assets, at fair value	9,189	—	—	9,189
Restricted cash	35,921	—	—	35,921
Prepaid expenses and other assets (2)	187,930	—	(1,204)	186,726
Goodwill	102,419	—	(9,630)	92,789
Deferred costs, net	81,311	(227)	3,662	84,746
Assets held for sale	679	—	(14)	665

Total assets	$7,807,979	$—	$1,104	$7,809,083

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,301,114	$—	$—	$1,301,114
Convertible debt, net	972,490	—	—	972,490
Senior corporate credit facilities	1,819,800	—	—	1,819,800
Secured credit facility	150,000	—	—	150,000
Other debt	104,804	—	—	104,804
Below-market lease liabilities, net	77,789	—	(620)	77,169
Derivative liabilities, at fair value	18,455	—	—	18,455
Accounts payable and accrued expenses	808,900	—	(78,329)	730,571
Deferred rent and other liabilities	21,816	—	—	21,816
Distributions payable	10,278	—	625	10,903
Due to affiliates (3)	—	—	103,434	103,434

Total liabilities	5,285,446	—	25,110	5,310,556

General partner’s Series D Preferred equity — 21,735,008 General Partner Preferred Units issued and outstanding at December 31, 2013	269,299	—	—	269,299

General partner’s common equity — 239,248,853 General Partner OP Units issued and outstanding at December 31, 2013 (4)	1,686,103	—	(667,980)	1,018,123
General partner’s preferred equity (excluding Series D Preferred equity) — 42,199,547 General Partner Preferred Units issued and outstanding at December 31, 2013	391,482	—	663,507	1,054,989
Limited partners’ common equity — 17,832,274 Limited Partner OP Units issued and outstanding at December 31, 2013	151,721	—	(12,638)	139,083
Limited partners’ preferred equity — 721,465 Limited Partner Preferred Units issued and outstanding at December 31, 2013	14,614	—	1,852	16,466
Accumulated other comprehensive income (loss)	7,666	—	(7,666)	—

Total partners’ equity	2,251,586	—	(22,925)	2,228,661

Non-controlling interests	1,648	—	(1,081)	567

Total equity	2,253,234	—	(24,006)	2,229,228

Total liabilities and equity	$7,807,979	$—	$1,104	$7,809,083

(1)	These financial statements have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.
(2)	Certain line item captions have been updated since the recasted filing, which applied the carryover basis of accounting to include the effects of the merger with ARCT IV. This line item caption has been updated to prepaid expenses and other assets, net in the accompanying consolidated balance sheets.
(3)	This line item caption has been added and is included in the accompanying consolidated balance sheets.
(4)	General partner’s common equity was previously reported as 239,234,725 and has been restated by 14,128 shares.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

2013 Restated Statement of Operations

	December 31, 2013
	As Previously Reported (1)	Reclassifications	Restatement Adjustments	As Restated
Revenues:
Rental income	$309,839	$669	$—	$310,508
Direct financing lease income	2,244	—	—	2,244
Operating expense reimbursements	17,795	(669)	(555)	16,571

Total revenues	329,878	—	(555)	329,323

Operating expenses:
Acquisition related	76,136	—	(23)	76,113
Merger and other transaction related (2)	278,319	—	(67,776)	210,543
Property operating	23,616	—	—	23,616
Operating fees to affiliate (3)	5,654	—	11,808	17,462
General and administrative	10,645	46	112,481	123,172
Equity-based compensation (4)	34,962	—	(34,962)	—
Depreciation and amortization	211,372	(46)	(350)	210,976
Impairment of real estate (5)	—	—	3,346	3,346

Total operating expenses	640,704	—	24,524	665,228

Operating loss	(310,826)	—	(25,079)	(335,905)

Other (expense) income:
Interest expense	(102,305)	(977)	(2,266)	(105,548)
Other income, net	2,847	977	—	3,824
Loss on derivative instruments, net	(67,946)	—	—	(67,946)
Loss on sale of investments in affiliates	(411)	—	—	(411)
Loss on sale of investments	(1,795)	—	—	(1,795)

Total other expenses, net	(169,610)	—	(2,266)	(171,876)

Loss from continuing operations attributable to unitholders	(480,436)	—	(27,345)	(507,781)
Discontinued operations:
Loss from operations of held for sale properties	(34)	—	—	(34)
Gain (loss) on held for sale properties (6)	14	—	(14)	—

Net loss from discontinued operations attributable to unitholders	(20)	—	(14)	(34)

Net loss attributable to unitholders	$(480,456)	$—	$(27,359)	$(507,815)

Basic and diluted net loss per share from continuing operations attributable to common unitholders	$(2.26)	$—	$(0.11)	$(2.37)
Basic and diluted net loss per share attributable to common unitholders	$(2.26)	$—	$(0.13)	$(2.39)

(1)	These financial statements have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.
(2)	This line item caption has been updated to merger and other non-routine transactions in the accompanying consolidated statements of operations.
(3)	This line item caption has been updated to management fees to affiliates in the accompanying consolidated statements of operations.
(4)	As disclosed above, this line item has been reclassified into general and administrative in the accompanying consolidated statements of operations.
(5)	As disclosed above, this line item has been added and is included in the accompanying consolidated statements of operations.
(6)	This line item caption has been updated to loss on held for sale properties in the accompanying consolidated statements of operations.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

2013 Restated Statement of Comprehensive Loss (1)

	Year Ended December 31, 2013
	As Previously Reported (2)	Restatement Adjustments	As Restated
Net loss attributable to unitholders (3)	$(480,456)	$(27,359)	$(507,815)
Other comprehensive income (loss):
Designated derivatives, fair value adjustments	11,480	1	11,481
Change in unrealized gain/loss on investment securities (4)	119	—	119

Total other comprehensive income (loss) (5)	11,599	1	11,600

Comprehensive loss	$(468,857)	$(27,358)	$(496,215)

(1)	The statement of comprehensive loss was originally included within the consolidated statement of operations in the recasted filing, which applied the carryover basis of accounting to include the effects of the merger with ARCT IV; it is now presented as a standalone financial statement.
(2)	These financial statements have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.
(3)	The statement of comprehensive loss previously began with net loss attributable to common stockholders . The statement has been updated to begin with net loss to properly show the total comprehensive loss.
(4)	This line item has been updated to unrealized gain (loss) on investment securities in the accompanying statements of comprehensive loss.
(5)	The total other comprehensive income (loss) line item has been added and included in the accompanying statements of comprehensive loss.
(6)	This line item caption has been updated to total comprehensive loss in the accompanying statements of comprehensive loss.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

2013 Restated Statement of Cash Flows

	December 31, 2013
	As Previously Reported (1)	Reclassifications	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(480,456)	$—	$(27,359)	$(507,815)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Issuance of OP Units for ARCT III Merger	108,247	—	(476)	107,771
Depreciation (2)	162,027	74,364	1,916	238,307
Amortization of intangible lease assets (2)	49,345	(49,345)	—	—
Amortization of deferred costs (2)	26,895	(26,895)	—	—
Amortization of above- and below-market lease asset (2)	(176)	176	—	—
Amortization of discounts and premiums (2)	(1,700)	1,700	—	—
Loss on held for sale properties (3)	(14)	—	14	—
Impairment of real estate (4)	—	—	3,346	3,346
Equity-based compensation	43,565	—	56,696	100,261
Unrealized gain on derivative instruments	(1,739)	—	—	(1,739)
Loss on sale of investments, net	2,206	—	—	2,206
Loss in extinguishment of Series C Preferred Units	13,749	—	—	13,749
Changes in assets and liabilities:
Investment in direct financing leases	2,505	—	—	2,505
Prepaid expenses and other assets	(20,406)	—	555	(19,851)
Accounts payable and accrued expenses	100,166	—	(79,377)	20,789
Deferred rent and other liabilities	8,555	—	—	8,555
Due to affiliates (5)	—	—	43,834	43,834

Net cash provided by (used in) operating activities	12,769	—	(851)	11,918

Cash flows from investing activities:
Investments in real estate and other assets	(3,520,412)	—	—	(3,520,412)
Acquisition of a real estate business, net of cash acquired of $41,779	(878,898)	—	—	(878,898)
Investment in direct financing leases	(68,617)	—	—	(68,617)
Capital expenditures	(9,755)	—	—	(9,755)
Principal repayments received from borrowers	442	—	—	442
Purchase of assets from Manager (6)	(1,584)	—	1,041	(543)
Deposits for real estate investments	(101,887)	—	—	(101,887)
Purchases of investment securities	(81,590)	—	—	(81,590)
Proceeds from sale of investment securities	119,542	—	—	119,542

Net cash used in investing activities	(4,542,759)	—	1,041	(4,541,718)

Cash flows from financing activities:
Proceeds from mortgage notes payable	6,924	—	—	6,924
Payments on mortgage notes payable	(5,711)	—	—	(5,711)
Payments on other debt	(9,368)	—	—	(9,368)
Payments on senior secured revolving credit facility	(124,604)	—	—	(124,604)
Proceeds from senior corporate credit facility	1,889,800	—	—	1,889,800
Payments on senior corporate credit facility	(830,000)	—	—	(830,000)
Proceeds from secured credit facility	789,000	—	—	789,000

The 2013 restated consolidated statement of cash flows continues onto the next page.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

	December 31, 2013
	As Previously Reported (1)	Reclassifications	Restatement Adjustments	As Restated
Payments of deferred financing costs	$(95,268)	$—	$(5,928)	$(101,196)
Proceeds from issuance of convertible debt	967,786	—	—	967,786
Repurchases of OP units	(359,193)	—	—	(359,193)
Proceeds from issuance of Series C preferred Units	445,000	—	—	445,000
Cash payment on settlement of Series C Preferred Units	(441,353)	—	—	(441,353)
Proceeds from issuance of Series D Preferred Units	287,991	—	—	287,991
Proceeds from issuances of OP Units	2,158,486	—	—	2,158,486
Payments of offering costs and fees related to stock issuances	(165,327)	—	—	(165,327)
Consideration to Former Manager for internalization	(5,738)	—	5,738	—
Contributions from non-controlling interest holders	30,861	—	—	30,861
Distributions to non-controlling interest holders	(8,219)	—	—	(8,219)
Distributions paid	(234,897)	—	—	(234,897)
Advances from affiliates, net	(376)	—	—	(376)
Change in restricted cash	(5,654)	—	—	(5,654)

Net cash provided by financing activities	4,290,140	—	(190)	4,289,950

Net change in cash and cash equivalents	(239,850)	—	—	(239,850)
Cash and cash equivalents, beginning of period	292,575	—	—	292,575

Cash and cash equivalents, end of period	$52,725	$—	$—	$52,725

(1)	These financial statements have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.
(2)	These five depreciation and amortization line items have been consolidated into one line item named depreciation and amortization in the accompanying consolidated statements of cash flows.
(3)	This line item caption has been updated to loss on held for sale properties in the accompanying consolidated statements of cash flows.
(4)	As disclosed above, this line item has been added and is included in the accompanying consolidated statements of cash flows.
(5)	This line item caption has been added and is included in the accompanying consolidated statements of cash flows.
(6)	This line item caption has been updated to investments in other assets in the accompanying consolidated statements of cash flows.

Note 3 — Mergers and Acquisitions (As Restated)

Completed Mergers and Significant Acquisitions

American Realty Capital Trust III, Inc. Merger

On December 14, 2012, the General Partner entered into an Agreement and Plan of Merger (the “ARCT III Merger Agreement”) with American Realty Capital Trust III, Inc. (“ARCT III”) and certain subsidiaries of each company. The ARCT III Merger Agreement provided for the merger of ARCT III with and into a subsidiary of the General Partner (the “ARCT III Merger”). The ARCT III Merger was consummated on February 28, 2013 (the “ARCT III Merger Date”).

Pursuant to the terms and subject to the conditions set forth in the ARCT III Merger Agreement, each outstanding share of common stock of ARCT III, including restricted shares which became vested, was converted into the right to receive (i) 0.95 of a share of ARCP’s common stock, (the “ARCT III Exchange Ratio”) or (ii) $12.00 in cash. In addition, each outstanding unit of equity ownership of American Realty Capital Operating Partnership III, L.P. (the “ARCT III OP”) was converted into the right to receive 0.95 of the same class of unit of equity ownership in the Operating Partnership.

Upon the closing of the ARCT III Merger on February 28, 2013, the Operating Partnership, on ARCP’s behalf, paid an aggregate of $350.4 million in cash for the 29.2 million shares, or 16.5% of the then outstanding shares of ARCT III’s common stock (which is equivalent to 27.7 million shares of ARCP’s common stock based on the ARCT III Exchange Ratio). In addition, 140.7 million shares of ARCP’s common stock were issued in exchange for 148.1 million shares of ARCT III’s common stock adjusted for the ARCT III Exchange Ratio. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units to ARCP when ARCP issued common stock to former common stockholders of ARCT III.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Upon the consummation of the ARCT III Merger, American Realty Capital Trust III Special Limited Partner, LLC (the “ARCT III Special Limited Partner”), the holder of the special limited partner interest in the ARCT III OP, was entitled to subordinated distributions of net sales proceeds from ARCT III OP which resulted in the issuance of units of limited partner interests in the ARCT III OP, when after applying the ARCT III Exchange Ratio, resulted in the issuance of an additional 7.3 million Limited Partner OP Units to an affiliate of the Former Manager. The parties had agreed that such OP Units would be subject to a minimum one-year holding period from the date of issuance before being exchangeable into the General Partner’s common stock.

Also in connection with the ARCT III Merger, the General Partner entered into an agreement with ARC and its affiliates to internalize certain functions performed by them prior to the ARCT III Merger, reduce certain fees paid to affiliates, purchase certain corporate assets and pay certain merger related fees. See Note 19 — Related Party Transactions and Arrangements (As Restated).

Accounting Treatment for the ARCT III Merger

The General Partner and ARCT III, from inception to the ARCT III Merger Date, were considered to be entities under common control. Both entities’ advisors were wholly owned subsidiaries of ARC. ARC and its related parties had significant ownership interests in the General Partner, Operating Partnership and ARCT III through the ownership of shares, OP Units and other equity interests. In addition, the advisors of both ARCP and ARCT III were contractually eligible to receive potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and continued to receive fees from the Operating Partnership, on behalf of ARCP, prior to ARCP’s transition to self-management. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the significant activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting, whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT III Merger Date. In addition, U.S. GAAP requires the Operating Partnership to present historical financial information as if the merger had occurred as of the earliest period of common control. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT III Merger had occurred on at inception.

GE Capital Portfolio Acquisitions

On June 27, 2013, on behalf of ARCP, the Operating Partnership acquired, through its wholly owned subsidiaries, from certain affiliates of GE Capital Corp., the equity interests in the entities that own a real estate portfolio comprised of 447 properties (the “GE Capital Portfolio”) for a purchase price of $773.9 million, exclusive of closing costs, with no liabilities assumed. The 447 properties are subject to 409 property operating leases, as well as 38 direct financing leases.

During the year ended December 31, 2013, ARCT IV acquired, from certain affiliates of GE Capital Corp., the equity interests in the entities that own a real estate portfolio comprised of 924 properties (the “ARCT IV GE Capital Portfolio”) for a purchase price of $1.4 billion, exclusive of closing costs, with no liabilities assumed. The 924 properties are subject to 912 property operating leases, as well as 12 direct financing leases.

CapLease, Inc. Merger

On May 28, 2013, ARCP entered into an Agreement and Plan of Merger (the “CapLease Merger Agreement”) with CapLease, Inc., a Maryland corporation (“CapLease”), and certain subsidiaries of each company. The CapLease Merger Agreement provided for the merger of CapLease with and into a subsidiary of ARCP (the “CapLease Merger”).

On November 5, 2013 (the “CapLease Acquisition Date”), ARCP and the Operating Partnership completed the merger with CapLease pursuant to the CapLease Merger Agreement. Pursuant to the terms of the CapLease Merger Agreement, each outstanding share of common stock of CapLease, other than shares owned by the General Partner, Operating Partnership, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive $8.50. Each outstanding share of preferred stock of CapLease, other than shares owned by the General Partner, Operating Partnership, CapLease or any

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

of their respective wholly owned subsidiaries, was converted into the right to receive an amount in cash equal to the sum of $25.00 plus all accrued and unpaid dividends on such shares of preferred stock. In addition, in connection with the merger of CapLease, LP (the “CapLease OP”) with and into the Operating Partnership (the “CapLease Partnership Merger”), each outstanding unit of equity ownership of CapLease OP, other than units owned by CapLease, the Operating Partnership or any of their respective wholly owned subsidiaries, was converted into the right to receive $8.50. Shares of CapLease’s outstanding restricted stock were accelerated and became fully vested, and restricted stock and any outstanding performance shares were fully earned and received $8.50 per share. In total, cash consideration of $920.7 million was paid to the common and preferred shareholders.

Accounting Treatment for the CapLease Merger

The CapLease Merger has been accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from CapLease have been recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values is recorded as goodwill. Results of operations for CapLease are included in the Operating Partnership’s consolidated financial statements from the date of acquisition. See Note 6 — CapLease Acquisition (As Restated).

American Realty Capital Trust IV, Inc. Merger

On July 1, 2013, the General Partner entered into an Agreement and Plan of Merger, as amended on October 6, 2013 and October 11, 2013, (the “ARCT IV Merger Agreement”) with ARCT IV, and certain subsidiaries of each company. The ARCT IV Merger Agreement provided for the merger of ARCT IV with and into a wholly owned subsidiary of the Operating Partnership (the “ARCT IV Merger”). The ARCT IV Merger was consummated on January 3, 2014 (the “ARCT IV Merger Date”).

Pursuant to the terms of the ARCT IV Merger Agreement, as amended, each outstanding share of common stock of ARCT IV, including unvested restricted shares that vested in conjunction with the ARCT IV Merger, was exchanged for (i) $9.00 in cash, (ii) 0.5190 of a share of ARCP’s common stock (the “ARCT IV Exchange Ratio”) and (iii) 0.5937 of a new series of preferred stock designated as the 6.70% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) and each outstanding unit of American Realty Capital Operating Partnership IV, L.P. (the “ARCT IV OP” and each unit, an “ARCT IV OP Unit”), other than ARCT IV OP Units held by American Realty Capital Trust IV Special Limited Partner, LLC (the “ARCT IV Special Limited Partner”) and American Realty Capital Advisors IV, LLC (the “ARCT IV Advisor”), was exchanged for (i) $9.00 in cash, (ii) 0.5190 of a Limited Partner OP Unit and (iii) 0.5937 of a Limited Partner OP Unit designated as Series F Preferred Units (“Limited Partner Series F Preferred Units”). In total, the Operating Partnership, on ARCP’s behalf, paid $651.4 million in cash, and ARCP issued 36.9 million shares of common stock and 42.2 million shares of Series F Preferred Stock to former ARCT IV stockholders, and the Operating Partnership issued 0.7 million units of Limited Partner Series F Preferred Units and 0.6 million Limited Partner OP Units to the former ARCT IV OP Unit holders in connection with the consummation of the ARCT IV Merger. In addition, each outstanding ARCT IV Class B Unit (as defined below) and each outstanding ARCT IV OP Unit held by the ARCT IV Special Limited Partner and the ARCT IV Advisor was converted into 2.3961 Limited Partner OP Units, resulting in the Operating Partnership issuing 1.2 million Limited Partner OP Units. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units to ARCP when shares of ARCP’s common stock and Series F Preferred Stock were issued to former common stockholders of ARCT IV, respectively.

On January 3, 2014, the Operating Partnership entered into a Contribution and Exchange Agreement (the “ARCT IV Contribution and Exchange Agreement”) with the ARCT IV OP, ARCT IV Special Limited Partner and ARC Real Estate Partners, LLC, an entity under common ownership with the Former Manager. The ARCT IV Special Limited Partner was entitled to receive certain distributions from the ARCT IV OP, including the subordinated distribution of net sales proceeds resulting from an “investment liquidity event” (as defined in the agreement of limited partnership of the ARCT IV OP). The ARCT IV Merger constituted an “investment liquidity event,” as a result of which the ARCT IV Special Limited Partner, in connection with management’s successful attainment of the 6.0% performance hurdle and the return to ARCT IV’s stockholders of approximately $358.3 million in addition to their initial investment, was entitled to receive a subordinated distribution of net sales proceeds from the ARCT IV OP equal to approximately $63.2 million. Pursuant to the ARCT IV Contribution and Exchange Agreement, the ARCT IV Special Limited Partner contributed its interest in the ARCT IV OP, inclusive of the subordinated distribution proceeds received, to the ARCT IV OP in exchange for 2.8 million equity units of the ARCT IV OP, based on a price per share of $22.50. The fair value of these units at the date of issuance was $78.2 million and has been included in merger and other non-routine transactions in the accompanying consolidated statement of operations. Upon

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

consummation of the ARCT IV Merger, these equity units were immediately converted to 6.7 million Limited Partner OP Units after application of the exchange ratio of 2.3961 per share. In conjunction with the ARCT IV Merger Agreement, the ARCT IV Special Limited Partner agreed to a minimum two-year holding period for these Limited Partner OP Units before having the right to convert them to common stock of ARCP.

In addition, as part of the ARCT IV Contribution and Exchange Agreement, ARC Real Estate Partners, LLC, contributed $750,000 in cash to the ARCT IV OP, effective prior to the consummation of the ARCT IV Merger, in exchange for ARCT IV OP Units. Upon the consummation of the ARCT IV Merger, these equity units converted at an exchange ratio of 2.3961 Limited Partner OP Units per ARCT IV OP Unit, resulting in the Operating Partnership issuing 0.1 million Limited Partner OP Units to ARC Real Estate Partners, LLC.

Accounting Treatment for the ARCT IV Merger

The General Partner and ARCT IV, from inception to the ARCT IV Merger Date, were considered to be entities under common control. Both entities’ advisors were wholly owned subsidiaries of ARC. ARC and its related parties had ownership interests in the General Partner, Operating Partnership and ARCT IV through the ownership of shares, OP Units and other equity interests. In addition, the advisors of both ARCP and ARCT IV were contractually eligible to receive potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and had continued to receive fees from the Operating Partnership prior to ARCP’s transition to self-management. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting, whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT IV Merger Date. In addition, U.S. GAAP requires the Operating Partnership to present historical financial information as if the merger had occurred as of the earliest period of common control. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT IV Merger, including the impact of the equity transactions entered to consummate the merger, had occurred on inception.

Fortress Portfolio Acquisition

On July 24, 2013, ARC and another related entity, on behalf of the General Partner and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with affiliates of funds managed by Fortress Investment Group LLC (“Fortress”) for the purchase of 196 properties owned by Fortress, for an aggregate contract purchase price of $972.5 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which were allocated to ARCP based on the pro rata fair value of the properties acquired by ARCP relative to the fair value of all 196 properties to be acquired from Fortress. Of the 196 properties, 120 properties were allocated to ARCP (the “Fortress Portfolio”). On October 1, 2013, ARCP, through wholly owned subsidiaries of the Operating Partnership, closed on 41 of the 120 properties with a total purchase price of $200.3 million, exclusive of closing costs. Those Operating Partnership subsidiaries closed the acquisition of the remaining 79 properties in the Fortress Portfolio on January 8, 2014, for an aggregate contract purchase price of $400.9 million, exclusive of closing costs. The total purchase price of the Fortress Portfolio was $601.2 million, exclusive of closing costs. During the year ended December 31, 2013, the Operating Partnership deposited $72.2 million into escrow in relation to the Fortress Portfolio, which has been included in prepaid expenses and other assets in the consolidated balance sheet as of December 31, 2013.

Cole Real Estate Investments, Inc. Merger

On October 22, 2013, the General Partner entered into an agreement and plan of merger (the “Cole Merger Agreement”) with Cole Real Estate Investments, Inc. (“Cole”), a Maryland corporation, and a wholly owned subsidiary of the General Partner. The Cole Merger Agreement provided for the merger of Cole with and into a wholly owned subsidiary of the General Partner (the “Cole Merger”). The Operating Partnership consummated the Cole Merger on February 7, 2014 (the “Cole Acquisition Date”).

Pursuant to the terms of the Cole Merger Agreement, each share of common stock of Cole issued and outstanding immediately prior to the effectiveness of the Cole Merger, including unvested restricted stock units (“RSUs”) and performance stock units that vested in conjunction with the Cole Merger, other than shares owned by the General Partner, Cole or any of their respective subsidiaries, was converted into the right to receive either (i) 1.0929 shares of ARCP’s common stock (the “Stock Consideration”) or (ii) $13.82 in cash (the “Cash Consideration” and together with the Stock Consideration, the “Merger

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Consideration”). Approximately 98% of all outstanding Cole holders received Stock Consideration and approximately 2% of outstanding Cole shares elected to receive Cash Consideration, pursuant to the terms of the Cole Merger Agreement, resulting in ARCP issuing approximately 520.8 million shares of common stock and the Operating Partnership, on ARCP’s behalf, paying $181.8 million to holders of Cole shares based on their elections. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units to ARCP when shares of ARCP’s common stock were issued to former common stockholders of Cole.

In addition, ARCP issued approximately 2.8 million shares of common stock, in the aggregate, to certain executives of Cole pursuant to letter agreements entered into between the General Partner and such individuals, concurrently with the execution of the Cole Merger Agreement, as previously disclosed by the General Partner. Additionally, effective as of the Cole Acquisition Date, ARCP issued, but has not yet allocated, 0.4 million shares with dividend equivalent rights commensurate with ARCP’s common stock. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units to ARCP when shares of ARCP’s common stock were issued to former executives of Cole.

The Operating Partnership is in the process of gathering certain additional information in order to finalize its assessment of the fair value of the consideration transferred; thus, the fair values of currently recorded assets and liabilities are subject to change. The estimated fair value of the consideration transferred at the Cole Acquisition Date totaled approximately $7.5 billion and consisted of the following (in thousands):

As of Cole Acquisition Date (As Restated)
Estimated Fair Value of Consideration Transferred:
Cash	$181,775
ARCP Common stock	7,285,868

Total consideration transferred	$7,467,643

The fair value of the 520.8 million shares of ARCP’s common stock issued, excluding those transferred to former Cole executives, was determined based on the closing market price of the ARCP’s common stock on the Cole Acquisition Date.

Accounting Treatment for the Cole Merger

The Cole Merger will be accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from Cole will be recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values will be recorded as goodwill. Results of operations for Cole will be included in the Operating Partnership’s consolidated financial statements subsequent to the Cole Acquisition Date. The initial accounting for the business combination has not been completed due to the significant judgments and time necessary to complete third-party valuation of real estate and other assets.

Pending Significant Acquisition

Inland Portfolio Acquisition

On August 8, 2013, ARC and another related entity, on behalf of the General Partner and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with Inland American Real Estate Trust, Inc. (“Inland”) for the purchase of the equity interests of 67 companies owned by Inland for an aggregate contract purchase price of approximately $2.3 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. Of the 67 companies, the equity interests of 10 companies (the “Inland Portfolio”) will be acquired, in total, by the Operating Partnership, on behalf of ARCP, from Inland for a purchase price of approximately $501.0 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to the ARCP based on the pro rata fair value of the Inland Portfolio relative to the fair value of all 67 companies to be acquired from Inland by the Operating Partnership, on ARCP’s behalf, and the other entities sponsored directly or indirectly by ARC. The Inland Portfolio is comprised of 33 properties. As of December 31, 2013, ARCP had closed on five of the 33 properties for a total purchase price of $56.4 million, exclusive of closing costs. ARCP closed the acquisition of 27 additional properties in the Inland Portfolio subsequent to December 31, 2013. The General Partner will not close on the remaining property. During the year ended December 31, 2013, the Operating Partnership, on ARCP’s behalf, deposited $28.6 million into escrow in relation to the Inland Portfolio, which has been included in prepaid expenses and other assets in the consolidated balance sheets.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Purchase Agreement for Red Lobster Portfolio

On May 16, 2014, the Operating Partnership, through a wholly owned subsidiary, entered into a master purchase agreement to acquire 521 properties, substantially all of which are operating as Red Lobster® restaurants (the “Red Lobster Portfolio”) from a third party. The transaction is structured as a sale-leaseback in which the Operating Partnership will purchase the Red Lobster Portfolio and will immediately lease the portfolio back to the third party pursuant to the terms of multiple master leases (the “Master Leases”). The purchase price of the Red Lobster Portfolio is approximately $1.59 billion, exclusive of closing costs and related expenses. The Master Leases will provide annual rental income of $152.0 million. Approximately 95.0% of the Master Leases will be structured with a 25-year initial term and approximately 5.0% will have a weighted average 18.7-year initial term.

On July 28, 2014, the Operating Partnership closed on 492 of the properties constituting the Red Lobster Portfolio, and on July 30, 2014 closed on the remaining 29 properties.

Note 4 — Summary of Significant Accounting Policies (As Restated)

Basis of Accounting

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. GAAP.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Operating Partnership, its subsidiaries and consolidated joint venture arrangements. The portions of the consolidated joint venture arrangement not owned by the Operating Partnership are presented as noncontrolling interests. In addition, as discussed in Note 3 — Mergers and Acquisitions (As Restated), the historical information of ARCT III and ARCT IV has been presented as if the mergers had occurred as of the beginning of the earliest period presented.

All intercompany accounts and transactions have been eliminated in consolidation. In determining whether the Operating Partnership has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity of which the Operating Partnership is the primary beneficiary.

Reclassification

Certain reclassifications have been made to the previously issued historical financial statements of the Company to conform to this presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, investments in real estate, business combinations, and derivative financial instruments and hedging activities, as applicable.

Real Estate Investments

The Operating Partnership records acquired real estate at cost and makes assessments as to the useful lives of depreciable assets. The Operating Partnership considers the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straight-line method over the estimated useful life of 40 years for buildings, five to 15 years for building fixtures and improvements and the remaining lease term for acquired intangible lease assets.

Assets Held for Sale

The Operating Partnership classifies real estate investments as held for sale when the Operating Partnership has entered into a contract to sell the property, all material due diligence requirements have been satisfied, and the Operating Partnership believes it is probable that the disposition will occur, or the Operating Partnership is actively marketing the property and management has the intent to sell the property, among other conditions. Assets held for sale are recorded at the lower of carrying value or estimated fair value, less estimated cost to dispose of the asset. The results of operations and the related gain

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

or loss on sale of properties that have been sold or that are classified as held for sale are included in discontinued operations in the consolidated statements of operations and comprehensive loss for all periods presented. At both December 31, 2013 and 2012, the Company had one property that was classified as held for sale. See Note 22 — Discontinued Operations and Properties Held for Sale.

If circumstances arise that the Operating Partnership previously considered unlikely and, as a result, the Operating Partnership decides not to sell a property previously classified as held for sale, the Operating Partnership will reclassify the property as held and used. The Operating Partnership measures and records a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used or (ii) the estimated fair value at the date of the subsequent decision not to sell.

Development Activities

Project costs and expenses, which include interest expense, associated with the development, construction and lease-up of a real estate project are capitalized as construction in progress. Once the development and construction of the building is substantially completed, the amounts capitalized to construction in progress are transferred to (i) land and (ii) buildings and improvements. As required by U.S. GAAP, the Operating Partnership computes interest expense on the full amount it has invested in the project, whether or not such investment is externally financed.

Impairment of Long Lived Assets

Periodically, or when circumstances indicate the carrying value of a property may not be recoverable, the Operating Partnership assesses real estate investments for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. The Operating Partnership has determined that the significant inputs used to estimate the fair value of the property fall within Level 2 or Level 3 of the fair value hierarchy. The Operating Partnership recorded $3.3 million in impairment charges on real estate investments from continuing operations during the year ended December 31, 2013. The Company did not record any impairment charges on real estate investments from continuing operations during the years ended December 31, 2012 or 2011. The Operating Partnership did not record any impairment on real estate investments from discontinued operations during the year ended December 31, 2013. For the years ended December 31, 2012 and 2011, the Operating Partnership recorded $0.6 million and $0.8 million as impairment charges from discontinued operations.

The Operating Partnership reviews its direct financing leases at least annually to determine whether there has been an other-than-temporary decline in the current estimate of residual value of the property. The Operating Partnership has determined that the significant inputs used to value these investments fall within Level 3 of the fair value accounting. The residual value is an estimate of what the Operating Partnership could realize upon the sale of the property at the end of the lease term, based on market information. If this review indicates that a decline in residual value has occurred that is other-than-temporary, the Operating Partnership recognizes an impairment charge equal to the difference between the fair value and carrying value, which is discounted at the internal rate of return of the direct financing lease. The Operating Partnership did not record any impairment charges on direct financing leases during the years ended December 31, 2013, 2012 and 2011.

Allocation of Purchase Price of Business Combinations including Acquired Properties

In accordance with the guidance for business combinations, the Operating Partnership determines whether a transaction or other event is a business combination. If the transaction is determined to be a business combination, the Operating Partnership determines if the transaction is considered to be between entities under common control. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the acquired companies are recorded upon the merger on the same basis as they were carried by the acquired companies on the merger date. All other business combinations are accounted for by applying the acquisition method of accounting. Under the acquisition method, the Operating Partnership recognizes the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity at fair value. In addition, the Operating Partnership evaluates the existence of goodwill or a gain from a bargain purchase. The Operating Partnership will immediately expense acquisition-related costs and fees associated with business combinations and asset acquisitions.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The Operating Partnership allocates the purchase price of acquired properties and businesses accounted for under the acquisition method of accounting to tangible and identifiable intangible assets and liabilities acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. The Operating Partnership utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets and liabilities include amounts allocated to acquired leases for above-market and below-market lease rates and the value of in-place leases.

Amounts allocated to land, buildings, equipment and fixtures are based on cost segregation studies performed by independent third parties or on the Operating Partnership’s analysis of comparable properties in its portfolio.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Operating Partnership in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Operating Partnership includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 18 months. The Operating Partnership also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease, including any bargain renewal periods. Above-market leases are amortized as a reduction to rental income over the remaining terms of the respective leases. Below-market leases are amortized as an increase to rental income over the remaining terms of the respective leases, including any bargain renewal periods.

The fair value of investments and debt are valued using techniques consistent with those disclosed in Note 10 — Fair Value of Financial Instruments (As Restated), depending on the nature of the investment or debt. The fair value of all other assumed assets and liabilities based on the best information available.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from two to 20 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Operating Partnership utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Operating Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Intangible lease assets and liabilities of the Operating Partnership consist of the following as of December 31, 2013 and 2012 (amounts in thousands):

	December 31,
	2013	2012

Intangible lease assets:
In-place leases, gross	$749,862	$219,649
Accumulated amortization on in-place leases	(60,753)	(11,247)

In-place leases, net of accumulated amortization	689,109	208,402

Above-market leases, gross	9,351	1,504
Accumulated amortization on above market leases	(658)	(118)

Above-market leases, net of accumulated amortization	8,693	1,386
Leasing commissions	382	347
Accumulated amortization on leasing commissions	(155)	(109)

Leasing commissions, net of accumulated amortization	227	238

Total intangible lease assets, net	$698,029	$210,026

Intangible lease liabilities:
Below-market leases, gross	$77,884	$—
Accumulated amortization on below market leases	(715)	—

Below-market leases, net of accumulated amortization	77,169	—

Total intangible lease liabilities, net	$77,169	$—

The following table provides the remaining weighted-average amortization period as of December 31, 2013 for intangible assets and liabilities excluding the amortization of leasing commissions, and the projected amortization expense and adjustments to rental income for the next five years (amounts in thousands):

	Remaining Weighted- Average Amortization Period in Years	2014	2015	2016	2017	2018
In-place leases:
Total to be included in amortization expense	10.2	$81,139	$75,235	$69,915	$64,735	$62,560
Above-market lease assets:
Total to be deducted from rental income	11.9	$1,525	$1,525	$1,516	$1,388	$1,359
Below-market lease liabilities:
Total to be included in rental income	22.7	$(4,173)	$(4,169)	$(4,151)	$(4,151)	$(4,144)

Goodwill

In the case of a business combination, after identifying all tangible and intangible assets and liabilities, the excess consideration paid over the fair value of the assets and liabilities acquired and assumed, respectively, represents goodwill. Goodwill that arose as a result of the Operating Partnership’s mergers and acquisitions was recorded in the Operating Partnership’s consolidated financial statements.

In the event the Operating Partnership disposes of a property that constitutes a business under U.S. GAAP from a reporting unit with goodwill, the Operating Partnership will allocate a portion of the reporting unit’s goodwill to that business in determining the gain or loss on the disposal of the business. The amount of goodwill allocated to the business will be based on the relative fair value of the business to the fair value of the reporting unit. Goodwill acquired in the CapLease Merger comprises one reporting unit.

The Operating Partnership will evaluate goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate the carrying value, by reporting unit, may not be recoverable. The Operating Partnership’s annual testing date is during the fourth quarter. The Operating Partnership will test goodwill for impairment by first comparing the book value of net assets to the fair value of each reporting unit. If the fair value is determined to be less than the book value or if qualitative factors indicate that it is more likely than not that goodwill is impaired, a second step is performed to compute the

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

amount of impairment as the difference between the estimated fair value of goodwill and the carrying value. The Operating Partnership will estimate the fair value of the reporting units using discounted cash flows and relevant competitor multiples. The evaluation of goodwill for potential impairment requires the Operating Partnership’s management to exercise significant judgment and to make certain assumptions. The use of different judgments and assumptions could result in different conclusions.

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts, as well as investments in highly-liquid money market funds with original maturities of three months or less.

The Operating Partnership deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to an insurance limit. At December 31, 2013 and 2012, the Operating Partnership had deposits of $52.7 million and $292.6 million, respectively, of which $44.3 million and $288.9 million were in excess of the amount insured by the FDIC. Although the Operating Partnership bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result due to the high quality of the institutions.

Restricted Cash

Restricted cash primarily consists of reserves related to lease expirations, as well as maintenance, structural and debt service reserves.

Investment in Direct Financing Leases

The Operating Partnership has acquired certain properties that are subject to leases that qualify as direct financing leases in accordance with U.S. GAAP due to the significance of the lease payments from the inception of the leases compared to the fair value of the property. Investments in direct financing leases represent the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term. The fair value of the remaining lease payments is estimated using a discounted cash flow based on interest rates that would represent the Operating Partnership’s incremental borrowing rate for similar types of debt. The expected residual property value at the end of the lease term is estimated using market data and assessments of the remaining useful lives of the properties at the end of the lease terms, among other factors. Income from direct financing leases is calculated using the effective interest method over the remaining term of the lease.

As part of the update to the provisional allocation of the purchase price for the GE Capital Portfolio during the measurement period, the Operating Partnership reclassified approximately $9.9 million from investment in direct financing leases receivables to investments in real estate, at cost.

Loans Held for Investments

The Operating Partnership classifies its loans as long-term investments, as the Operating Partnership intends to hold the loans for the foreseeable future or until maturity. Loan investments are carried on the Operating Partnership’s consolidated balance sheets at amortized cost (unpaid principal balance adjusted for unearned discount or premium and loan origination fees), net of any allowance for loan losses. Unearned discounts or premiums and loan origination fees are amortized as a component of interest income using the effective interest method over the life of the loan.

From time to time, the Operating Partnership may determine to sell a loan in which case it must reclassify the asset as held for sale. Loans held for sale are carried at lower of cost or estimated fair value. From the period the Operating Partnership acquired the loan investments through December 31, 2013, the Operating Partnership has not sold or reclassified any loans as held for sale.

The Operating Partnership evaluates its loan investments for possible impairment on a quarterly basis. Refer to Note 7 — Investment Securities, at Fair Value.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Commercial Mortgage-Backed Securities

The Operating Partnership classifies all of its commercial mortgage-backed securities (“CMBS”) as available for sale for financial accounting purposes. Under U.S. GAAP, securities classified as available for sale are carried on the consolidated balance sheet at fair value with the net unrealized gains or losses included in accumulated other comprehensive income (loss), a component of Partners’ Capital.

The Operating Partnership estimates fair value on all securities investments quarterly based on a variety of inputs. Under applicable accounting guidance, securities where the fair value is less than the Operating Partnership’s cost are deemed impaired, and, therefore, must be measured for other-than-temporary impairment. If an impaired security (i.e., fair value below cost) is intended to be sold or required to be sold prior to expected recovery of the impairment loss, the full amount of the loss must be charged to earnings as other-than-temporary impairment. Otherwise, temporary impairment losses are charged to other comprehensive income (loss). Any premiums or discounts on securities are amortized as a component of interest income using the effective interest method.

In estimating credit or other-than-temporary impairment losses, management considers a variety of factors including (1) the financial condition and near-term prospects of the credit, including credit rating of the security and the underlying tenant and an estimate of the likelihood, amount and expected timing of any default, (2) whether the Operating Partnership expects to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value, (3) the length of time and the extent to which the fair value has been below cost, (4) current market conditions, (5) expected cash flows from the underlying collateral and an estimate of underlying collateral values and (6) subordination levels within the securitization pool. These estimates are highly subjective and could differ materially from actual results. From the period the Operating Partnership acquired the CMBS through December 31, 2013, the Operating Partnership had no other-than-temporary impairment losses.

Deferred Costs, Net

Deferred costs, net consists of deferred financing costs net of accumulated amortization and deferred leasing costs net of accumulated amortization.

Deferred financing costs represent commitment fees, legal fees and other costs associated with obtaining commitments for financing. These costs are amortized to interest expense over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined the financing will not close. At December 31, 2013 and 2012, the Operating Partnership had $84.7 million and $15.1 million, respectively, of deferred financing costs net of accumulated amortization.

Deferred leasing costs, consisting primarily of lease commissions and payments made to assume existing leases, are deferred and amortized over the term of the lease. At December 31, 2013 and 2012, the Operating Partnership had no deferred leasing costs.

Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company’s common stock. As of December 31, 2013 and 2012, the Company had no deferred offering costs.

Convertible Obligation to Series C Convertible Preferred Stockholders

On June 7, 2013, the General Partner issued 28.4 million shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”) for gross proceeds of $445.0 million. Concurrently, the Operating Partnership issued to the General Partner 28.4 million General Partner OP Units designated as Series C Convertible Preferred Units underlying the Series C Preferred Stock. Due to an unconditional obligation to either redeem or convert the Series C Preferred Stock into a variable number of shares of common stock that was predominantly based on a fixed monetary amount, the preferred securities were classified as an obligation under U.S. GAAP and were presented in the consolidated balance sheet as a liability prior to their settlement in November 2013. Promptly following the CapLease Merger Date, ARCP converted the Series C Preferred Stock, in accordance with the terms of the original agreement and into 1.4 million shares of common stock, with the remaining balance of Series C Preferred Stock settled in cash consideration of $441.4 million. Concurrently, the Operating Partnership issued to the General Partner 1.4 million General Partner OP Units in respect of such common stock.

Contingent Valuation Rights

On June 7, 2013, the General Partner issued 29.4 million common stock contingent value rights (“Common Stock CVRs”) and 28.4 million preferred stock contingent value rights (“Preferred Stock CVRs”). Concurrently, the Operating

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Partnership issued the General Partner contingent value rights with identical terms. In September 2013, a portion of the Common Stock CVR holders received $20.4 million representing the maximum payment of $1.50 per share as defined in the agreement. The remaining Common Stock CVR holders received settlement of the amount owed to them of $23.8 million promptly following the CapLease Merger, which consummated on November 5, 2013, representing the maximum payment of $1.50 per share. Concurrently with the settlement of the Common Stock CVRs, the General Partner settled its contingent value rights with the Operating Partnership for the identical considerations.

ARCP settled the Preferred Stock CVRs promptly following the CapLease Merger Date. ARCP settled the Preferred Stock CVRs for $0.90 per Preferred Stock CVR for total cash consideration of $25.6 million. Concurrently with the settlement of the Preferred Stock CVRs, the Operating Partnership settled its contingent value rights with the General Partner for identical considerations.

Changes in the fair value of the contingent valuation rights obligation subsequent to issuance date were recorded in the consolidated statements of operations and comprehensive loss within gain/loss on derivatives, net in the period incurred. For the year ended December 31, 2013, the Operating Partnership recorded a loss on the CVRs of $69.7 million, representing the settled value.

Convertible Debt

On July 29, 2013, ARCP issued $300.0 million of Convertible Senior Notes due 2018 (the “2018 Notes”) and issued an additional $10.0 million of the 2018 Notes on August 1, 2013 to various purchasers. On December 10, 2013, ARCP issued an additional $287.5 million of the 2018 Notes through a reopening of the “2018 Notes” indenture agreement. Also on December 10, 2013, ARCP issued $402.5 million of Convertible Senior Notes due 2020 (the “2020 Notes”, collectively with the 2018 Notes, the “Convertible Notes”). Concurrently, the Operating Partnership issued the General Partner convertible senior notes with identical terms (the “General Partner Convertible Notes”). The 2018 Notes mature August 1, 2018 and the 2020 Notes mature on December 15, 2020. The Convertible Notes are convertible to cash or common stock of ARCP, and the General Partner Convertible Notes are convertible upon identical terms. In accordance with U.S. GAAP, the notes are accounted for as a liability with a separate equity component recorded for the conversion option. A liability was recorded for the General Partner Convertible Notes on the issuance date at fair value based on a discounted cash flow analysis using current market rates for debt instruments with similar terms. The difference between the initial proceeds from the General Partner Convertible Notes and the estimated fair value of the debt instruments resulted in a debt discount, with an offset recorded to General Partner’s capital representing the equity component. The debt discount is being amortized to interest expense over the expected lives of the General Partner Convertible Notes.

Derivative Instruments

The Operating Partnership may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Operating Partnership’s operating and financial structure as well as to hedge specific anticipated transactions.

The Operating Partnership records all derivatives on the consolidated balance sheets at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Operating Partnership has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Operating Partnership may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Operating Partnership elects not to apply hedge accounting.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Operating Partnership elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statements of operations and comprehensive loss. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Share Repurchase Programs

ARCT III’s and ARCT IV’s boards of directors had adopted Share Repurchase Programs (the “ARCT III SRP” and the “ARCT IV SRP”, respectively, and collectively the “SRPs”) that enabled stockholders to sell their shares to ARCT III and ARCT IV, respectively, for repurchase in limited circumstances. The SRPs permitted investors to sell their shares back to ARCT III or ARCT IV, as applicable, after they had held them for at least one year, in most circumstances, subject to the significant conditions and limitations described below.

The purchase price per share of the ARCT III SRP depended on the length of time investors had held such shares as follows: after one year from the purchase date — the lower of $9.25 and 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $9.50 and 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $9.75 and 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $10.00 and 100% of the amount they actually paid for each share.

The purchase price per share of the ARCT IV SRP depended on the length of time investors had held such shares as follows: after one year from the purchase date — the lower of $23.13 and 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 and 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 and 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 and 100.0% of the amount they actually paid for each share.

Both ARCT III and ARCT IV were only authorized to repurchase shares pursuant to the SRPs up to the value of shares issued under their respective DRIPs (as defined below) and limited the amount spent to repurchase shares in a given quarter to the value of the shares issued under their DRIPs in that same quarter.

When a stockholder requested repurchases and the repurchases were approved by ARCT III’s or ARCT IV’s board of directors, as applicable, such action reclassified such obligation from equity to a liability based on the settlement value of the obligation. The following table reflects the number of shares repurchased for the years ended December 31, 2013, 2012 and 2011.

	Number of Requests	Number of Shares	Average Price per Share
2011	1	2,375	$10.00
2012	75	180,744	10.07
2013	11	4,956	24.98

Cumulative repurchase requests as of December 31, 2013	87	188,075	$10.46

In accordance with the LPA, the Operating Partnership repurchased a corresponding number of General Partner OP Units from the General Partner when shares were repurchased from stockholders on the same terms as the shares were repurchased pursuant to the SRPs.

Upon the ARCT III Merger, the ARCT III SRP was terminated. Upon the ARCT IV Merger, the ARCT IV SRP was terminated.

Upon the closing of the ARCT III Merger on February 28, 2013, pursuant to the terms of the ARCT III Merger Agreement, 29.2 million shares, or 16.5% of the then outstanding shares of ARCT III’s common stock, were paid in cash at $12.00 per share, which is equivalent to 27.7 million shares of ARCP’s common stock based on the ARCT III Exchange Ratio. Concurrently, the Operating Partnership repurchased an equivalent number of General Partner OP Units at the same rate. See Note 3 — Mergers and Acquisitions (As Restated).

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

On August 20, 2013, the General Partner’s board of directors reauthorized its $250 million share repurchase program which was originally authorized in February 2013. During the year ended December 31, 2013, the General Partner repurchased approximately 0.6 million shares of common stock at an average price of $13.07 per share or $7.5 million in total. Concurrently, the Operating Partnership repurchased an equivalent number of General Partner OP Units at the same rate.

Distribution Reinvestment Plans

Pursuant to the ARCT III distribution reinvestment plan (“ARCT III DRIP”), stockholders could have elected to receive shares of ARCT III common stock in lieu of receiving cash distributions. No dealer manager fees or selling commissions were paid with respect to shares issued pursuant to the ARCT III DRIP. Shares issued pursuant to the ARCT III DRIP had the same rights and were treated in the same manner as if such shares were issued pursuant to ARCT III’s initial public offering (the “ARCT III IPO”). Shares issued pursuant to the ARCT III DRIP were recorded within partners’ equity in the accompanying consolidated balance sheets in the period distributions were declared. During the years ended December 31, 2013, 2012 and 2011, ARCT III issued 0.5 million, 2.7 million and 27,169 shares of common stock, respectively, with a value of $4.9 million, $27.1 million and $0.3 million, respectively, in each case with a par value per share of $0.01, pursuant to the DRIP. Concurrently, the Operating Partnership issued the General Partner an equivalent number of General Partner OP Units. Upon the closing of the ARCT III Merger, the DRIP was terminated.

Pursuant to the ARCT IV distribution reinvestment plan (“ARCT IV DRIP”), stockholders could have elected to receive shares of ARCT IV common stock in lieu of receiving cash distributions. No dealer manager fees or selling commissions were paid with respect to shares purchased pursuant to the ARCT IV DRIP. Participants purchasing shares pursuant to the ARCT IV DRIP had the same rights and were treated in the same manner as if such shares were issued pursuant to ARCT IV’s initial public offering (the “ARCT IV IPO”). Shares issued pursuant to the ARCT IV DRIP were recorded within partners’ equity in the accompanying consolidated balance sheet in the period distributions are declared. During the years ended December 31, 2013 and 2012, ARCT IV issued 0.5 million and 7,690 shares of common stock with a value of $20.7 million and $0.4 million, respectively, and a par value per share of $0.01 pursuant to the ARCT IV DRIP. Concurrently, the Operating Partnership issued the General Partner an equivalent number of General Partner OP Units.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments change during the term of the lease. The Operating Partnership will record rental revenue for the full term of each lease on a straight-line basis. When the Operating Partnership acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.

The Operating Partnership’s revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires the Operating Partnership to record a receivable, and include in revenues, unbilled rent receivables that the Operating Partnership will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Straight-line rent receivables are included in prepaid expenses and other assets on the consolidated balance sheets. See Note 8 — Prepaid Expenses and Other Assets (As Restated). The Operating Partnership defers the revenue related to lease payments received from tenants in advance of their due dates. As of December 31, 2013 and 2012, the Operating Partnership had $20.4 million and $4.4 million, respectively, of deferred rental income, which is included in deferred rent and other liabilities on the consolidated balance sheets.

The Operating Partnership continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Operating Partnership will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations and comprehensive loss. As of December 31, 2013, the Company recorded an allowance for uncollectible accounts of $187,000. As of December 31, 2012, the Operating Partnership determined that no allowance for uncollectible accounts was necessary.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Contingent Rental Income

The Operating Partnership owns certain properties that have associated leases that require the tenant to pay contingent rental income based on a percentage of the tenant’s sales after the achievement of certain sales thresholds, which may be monthly, quarterly or annual targets. As a lessor, the Operating Partnership defers the recognition of contingent rental income until the specified target that triggered the contingent rental income is achieved, or until such sales upon which percentage rent is based are known.

Offering and Related Costs

Offering and related costs include costs incurred in connection with the General Partner’s issuance of common stock. These costs include, but are not limited to, (i) legal, accounting, printing, mailing and filing fees (ii) escrow related fees and (iii) reimbursement to the dealer manager for amounts they paid to reimburse the bonified due diligence expenses of broker-dealers.

Acquisition Related Expenses and Merger and Other Non-routine Transaction Related Expenses

All direct costs incurred as a result of a business combination are classified as acquisition costs or merger and other non-routine transaction costs and expensed as incurred. In addition, indirect costs, such as internal salaries, that are tracked and documented in a manner that clearly indicate that the activities driving the cost directly relate to activities necessary to complete, or effect, a business combination are classified as acquisition related expenses. Similar costs incurred in relation to mergers with entities under common control (which are not accounted for as acquisitions) are included in the caption “merger and other non-routine transactions.” Acquisition related expenses include legal and other transaction related costs incurred in connection with self-originated acquisitions including purchases of portfolios. Other non-routine transaction costs are also presented within the line item merger and other non-routine transactions in the consolidated statements of operations and comprehensive loss.

Merger and other non-routine transaction related expenses include the following costs (amounts in thousands):

	Year Ended December 31,
	2013 (As Restated)	2012	2011
Merger related costs:
Strategic advisory services	$62,332	$—	$—
Transfer taxes	8,931	—	—
Legal fees and expenses	15,081	2,603	—
Personnel costs and other reimbursements	3,612	—	—
Other fees and expenses	8,450	—	—
Other non-routine costs:
Post-transaction support services	4,000	—	—
Subordinated distribution fee	98,360	—	—
Furniture, fixtures and equipment	5,800	—	—
Legal fees and expenses	950	—	—
Personnel costs and other reimbursements	2,546	—	—
Other fees and expenses	481	—	—

Total	$210,543	$2,603	$—

Equity-based Compensation

The General Partner has an equity-based incentive award plan for the Former Manager, non-executive directors, officers, other employees and independent contractors who are providing services to the General Partner, as applicable, and a non-executive director restricted share plan, which are accounted for under the guidance for share-based payments. The expense for such awards is recognized over the vesting period or when the requirements for exercise of the award have been met. See Note 18 — Equity-based Compensation (As Restated) for additional information on these plans.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Per Unit Data

Income (loss) per basic common partnership unit is calculated by dividing net income (loss) less dividends on unvested restricted stock and dividends on preferred shares by the weighted-average number of common partnership units issued and outstanding during such period. Diluted income (loss) per common partnership unit considers the effect of potentially dilutive common partnership units during the period. As the Operating Partnership has the ability and intent to settle all outstanding convertible debt in cash, the Operating Partnership has excluded the if-converted shares from its calculation of diluted shares.

Income Taxes

The Operating Partnership is classified as a partnership for federal income tax purposes. As a partnership, the Operating Partnership is not a taxable entity for federal income tax purposes. Instead, each partner in the Operating Partnership is required to take into account its allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for each taxable year. However, the Operating Partnership may be subject to certain state and local taxes on its income and property.

The General Partner and ARCT III qualified as REITs under Sections 856 through 860 of the Internal Revenue Code (the “Code”) commencing with the taxable year ended December 31, 2011. ARCT IV qualified as a REIT under Sections 856 through 860 of the Internal Revenue Code (the “Code”) commencing with the taxable year ended December 31, 2012. As REITs, each of the General Partner, ARCT III and ARCT IV generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. REITs are subject to a number of other organizational and operational requirements. Each of the General Partner, ARCT IV and ARCT III may still be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

As of December 31, 2013, the Operating Partnership, General Partner, ARCT III and ARCT IV had no material uncertain income tax positions. The tax years subsequent to and including the fiscal year ended December 31, 2010 remain open to examination by the major taxing jurisdictions to which the Operating Partnership, General Partner, ARCT III and ARCT IV are subject.

Under the partnership agreement, the Operating Partnership is to conduct business in such a manner as to permit the General Partner at all times to qualify as a REIT.

Reportable Segments

The Operating Partnership has determined that it has one reportable segment with activities related to investing in real estate and real estate-related assets. The Operating Partnership’s investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of its total consolidated revenues. Although the Operating Partnership’s investments in real estate will be geographically diversified throughout the United States, management evaluates operating performance on an individual property level. The Operating Partnership’s properties have been aggregated into one reportable segment.

Recent Accounting Pronouncements

In December 2011, the U.S. Financial Accounting Standards Board (“FASB”) issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance was effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Operating Partnership’s consolidated financial position, results of operations or cash flows. Refer to Note 7 — Derivatives and Hedging Activities for the Operating Partnership’s disclosure of information about offsetting and related arrangements.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments allow an entity to initially assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity is no longer required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments were effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. The adoption of this guidance did not have a material impact on the Operating Partnership’s consolidated financial position, results of operations or cash flows.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance was effective for annual and interim periods beginning after December 15, 2012. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Operating Partnership’s consolidated financial position, results of operations or cash flows. Refer to Note 15 — Derivatives and Hedging Activities for the Operating Partnership’s disclosure of the information about the amounts reclassified out of accumulated other comprehensive income by component.

In February 2013, the FASB issued new accounting guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. The Operating Partnership does not expect the adoption of this guidance to have a material impact on the Operating Partnership’s consolidated financial position, results of operations or cash flows.

In April 2014, the FASB issued Accounting Standards Update, 2014-08 Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”), which amends the reporting requirements for discontinued operations by updating the definition of a discontinued operation to be a component of an entity that represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results, resulting in fewer disposals that qualify for discontinued operations reporting yet the pronouncement also requires expanded disclosures for discontinued operations. The Operating Partnership adopted ASU 2014-08 effective January 1, 2014. Starting with the first quarter of 2014, the results of operations for disposals and properties that were previously reported in discontinued operations but do not qualify under the new guidance will be presented within income from continuing operations on the accompanying consolidated statements of income.

In May 2014, FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” which supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires an entity to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early application not permitted. The Operating Partnership is currently evaluating the impact of the new standard on its financial statements.

Note 5 — Real Estate Investments (As Restated)

Excluding the CapLease Merger, the following table presents the allocation of the assets acquired and liabilities assumed during the periods presented (dollar amounts in thousands):

	Year Ended December 31,
	2013 (1)	2012
Real estate investments, at cost:
Land	$883,491	$237,282
Buildings, fixtures and improvements	2,311,211	1,229,230

Total tangible assets	3,194,702	1,466,512

Acquired intangible assets:
In-place leases	334,839	197,873
Above market leases	12,317	1,503

Total assets acquired, net	3,541,858	1,665,888

Assumed intangible liabilities:
Below market leases	(21,446)	—

Total liabilities acquired, net	(21,446)	—
OP Units issued to acquire real estate investments	—	(6,352)

Cash paid for acquired real estate investments	$3,520,412	$1,659,536

Number of properties acquired	1,739	573

(1)	Excludes 50 properties comprised of $66.1 million of net investments subject to direct financing leases.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The following table presents unaudited pro forma information as if the acquisitions, including the CapLease Merger discussed in Note 6 — CapLease Acquisition (As Restated), during the year ended December 31, 2013 had been consummated on January 1, 2012. These amounts have been calculated after applying the Operating Partnership’s accounting policies and adjusting the results of acquisitions to reflect the additional depreciation and amortization and interest expense that would have been charged had the acquisitions occurred on January 1, 2012. Additionally, the unaudited pro forma net loss attributable to unitholders was adjusted to exclude acquisition related expenses of $76.1 million (as restated) and $45.1 million for the years ended December 31, 2013 and 2012, respectively, and merger and other non-routine transaction related expenses of $210.5 million (as restated) and $2.6 million for the years ended December 31, 2013 and 2012, respectively (amounts in thousands).

	Year Ended December 31,
	2013 As Restated	2012 As Restated
Pro forma revenues	$573,503	$467,434
Pro forma net loss attributable to unitholders	$(91,891)	$(15,424)

Future Lease Payments

The following table presents future minimum base rental cash payments due to the Operating Partnership, to be received on ARCP’s behalf, over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

	Future Minimum Operating Lease Base Rent Payments	Future Minimum Direct Financing Lease Payments (1)
2014	$522,563	$5,402
2015	512,833	5,028
2016	496,691	4,946
2017	460,070	4,545
2018	424,934	3,455
Thereafter	2,734,499	10,352

Total	$5,151,590	$33,728

(1)	50 properties are subject to direct financing leases and, therefore, revenue with respect to such properties is recognized as direct financing lease income on the discounted cash flows of the lease payments. Amounts reflected are the cash rent on these respective properties.

Net Investment in Direct Financing Leases

The components of the Operating Partnership’s net investment in direct financing leases as of December 31, 2013 are as follows (amounts in thousands):

December 31, 2013
Future minimum lease payments receivable	$33,729
Unguaranteed residual value of property	46,172
Unearned income	(13,789)

Net investment in direct financing leases	$66,112

The Operating Partnership had no investments in direct financing leases as of December 31, 2012.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Development Activities

Prior to the CapLease Acquisition Date (as defined below), Caplease entered into an agreement to construct a distribution warehouse in Columbia, South Carolina on a build-to-suit basis for a large private company tenant. The new build-to-suit project has an estimated total investment of $22.1 million. Construction activity and funding of the project commenced during June 2013.

Also prior to the CapLease Acquisition Date, CapLease entered into an agreement with a major Texas-based developer to develop a 150,000 square foot speculative office building in The Woodlands, Texas, adjacent to and part of the same development as an existing office building owned by CapLease and purchased in 2012. Costs of the project which are budgeted to be $34.0 million are scheduled to be funded by equity contributions from the Operating Partnership and its developer partner, and $17.0 million of advances during the construction period under a development loan entered into with Amegy Bank. All equity contributions are scheduled to be borne as follows: the Operating Partnership, on ARCP’s behalf, 90%; and the developer, 10%; except for cost overruns, which will be borne 50% by each. Because the Operating Partnership has a controlling financial interest in the investment, it consolidates the investment for financial accounting purposes. ARCP has an option to purchase, and the developer the option to sell to ARCP, in each case at fair market value, the developer’s interest in the project upon (i) substantial completion of the project and (ii) leases being entered into for 95% of the square footage of the project. Construction activity and funding of the project commenced during the quarter ended September 30, 2013.

The table below details the Operating Partnership’s investment in its pending development projects as of December 31, 2013. The information included in the table below represents management’s estimates and expectations at December 31, 2013 which are subject to change. The Operating Partnership’s disclosures regarding certain projections or estimates of completion dates for the Operating Partnership’s projects may not reflect actual results (dollar amounts in thousands).

Location	Tenant	Property Type	Approximate Square Feet	Lease Term (years)		Percent Owned	Investment through 12/31/13	Estimated Remaining Investment	Estimated Total Investment	Estimated Completion Date
Columbia, South Carolina	Large private company	Warehouse	450,000	10.5	(1)	100%	$14,745	$7,325	$22,070	Q1 2014
The Woodlands, Texas	N/A — speculative development	Office building	150,000	N/A		90%	$7,257	$26,775	$34,032	Q3 2014

(1)	The lease is in force and the 10.5-year lease term will commence upon substantial completion of the building.

The amount of the “Investment” as of December 31, 2013 includes capitalized interest of approximately $37,000 for the Columbia, South Carolina project and approximately $45,000 for The Woodlands, Texas project. The amount of capitalized interest subsequent to the CapLease Acquisition Date through December 31, 2013 was not significant.

Tenant Concentration

The following table lists tenants whose annualized rental income on a straight-line basis represented greater than 10% of consolidated annualized rental income on a straight-line basis as of December 31, 2013. Annualized rental income for net leases is rental income on a straight-line basis as of the period reported, which includes the effect of tenant concessions such as free rent, as applicable. There were no tenants exceeding 10% of consolidated annualized rental income on a straight-line basis at December 31, 2013.

	Year Ended December 31,
	2013		2012
Citizens Bank		*	13.8%
Dollar General		*	12.3%
FedEx		*	10.2%

*	The tenants’ annualized rental income was not greater than 10% of total consolidated annualized rental income for all portfolio properties as of the end of the period specified.

No other tenant represents more than 10% of total consolidated annualized rental income on a straight-line basis for the periods presented.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Geographic Concentration

The following table lists the states where the Operating Partnership has concentrations of properties where annual rental income on a straight-line basis represented greater than 10% of consolidated annualized rental income on a straight-line basis as of December 31, 2013 and 2012:

	Year Ended December 31,
	2013		2012
Texas	10.7%			*
Illinois		*	11.2%

*	The geographical concentration’s annualized rental income was not greater than 10% of total consolidated annualized rental income for all portfolio properties as of the end of the periods specified.

Note 6 — CapLease Acquisition (As Restated)

On the CapLease Acquisition Date, ARCP completed its acquisition of CapLease, a REIT that primarily owned and managed a diversified portfolio of single tenant commercial real estate properties subject to long-term leases, the majority of which were net leases, to high credit quality tenants, by acquiring 100% of the outstanding common shares and voting interests of CapLease. The acquisition was accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The Operating Partnership’s consolidated financial statements include the results of operations of CapLease subsequent to the CapLease Acquisition Date.

The purchase price includes a cash payment of $920.7 million, which was funded by the Operating Partnership, on ARCP’s behalf, through additional borrowings under its revolving credit facility and the credit facility assumed from CapLease, see Note 12 — Other Debt and Note 13 — Credit Facilities.

The purchase price allocation for the CapLease Merger is considered preliminary, and additional adjustments may be recorded during the measurement period in accordance with U.S. GAAP. The purchase price allocation will be finalized as the Operating Partnership receives additional information relevant to the acquisition, including a final valuation of the assets purchased and liabilities assumed.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The preliminary purchase price for the acquisition was allocated to assets acquired and liabilities assumed based on their estimated fair value and reflects the goodwill adjustment discussed in Note 2 — Restatement of Previously Issued Financial Statements. The following table presents the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the CapLease Acquisition Date (in thousands):

As of CapLease Acquisition Date (As Restated)
Fair value of consideration given	$920,697

Assets purchased, at fair value:
Land	$235,843
Buildings, fixtures and improvements	1,596,481
Land and construction in process	12,352
Acquired intangible lease assets	191,964

Total real estate investments	2,036,640

Cash and cash equivalents	41,799
Investment securities	60,730
Loans held for investment	26,457
Restricted cash	29,119
Prepaid expenses and other assets	21,249
Deferred costs	325

Total identifiable assets purchased	2,216,319

Liabilities assumed, at fair value:
Mortgage notes payable	1,037,510
Secured credit facility	121,000
Other debt	114,208
Below-market leases	57,058
Derivative liabilities	158
Accounts payable and accrued expenses	49,291
Deferred rent and other liabilities	8,619

Total liabilities assumed	1,387,844

Non-controlling interest retained by third party	567

Net identifiable assets acquired by Company	827,908

Goodwill	$92,789

Management is in the process of further evaluating the purchase price accounting. The fair value of real estate investments and below-market leases have been estimated by the Operating Partnership with the assistance of third-party valuation firms. Based on analyses received to date, the estimated fair value of these assets and liabilities total $2.0 billion and $57.1 million, respectively. The recorded values represent the estimated fair values related to such assets and liabilities. Upon completion of the analyses, including a review of the appraisals and assessment of current market rates, changes to the estimated fair values may result.

The fair value of the noncontrolling interest has been estimated based on the fair value of the percentage ownership of The Woodlands, Texas development activity not held by the Operating Partnership on ARCP’s behalf. Refer to Note 5 — Real Estate Investments (As Restated).

The fair value of the remaining CapLease assets and liabilities have been calculated in accordance with the Operating Partnership’s policy on purchase price allocation, as disclosed in Note 4 — Summary of Significant Accounting Policies (As Restated).

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The $92.8 million of goodwill is expected to be assigned to the real estate segment upon completion of the external valuation. The goodwill recognized is attributed to the enhancement of the Operating Partnership’s year-round rental revenue stream, expected synergies and the assembled work force at CapLease.

The amounts of revenue and net loss of CapLease included in the Operating Partnership’s consolidated statements of operations and comprehensive loss from the CapLease Acquisition Date to the period ended December 31, 2013 was $29.5 million and $6.3 million, respectively.

The pro forma consolidated statement of operation as if CapLease had been included in the consolidated results of the Operating Partnership for the entire years ended December 31, 2013 and 2012 have been reflected in Note 5 — Real Estate Investments (As Restated).

Note 7 — Investment Securities, at Fair Value

Investment securities are considered available-for-sale and, therefore, increases or decreases in the fair value of these investments are recorded in accumulated other comprehensive income (loss) as a component of equity on the consolidated balance sheets unless the securities are considered to be other than temporarily impaired at which time the losses are reclassified to expense.

The following table details the unrealized gains and losses on investment securities as of December 31, 2013 and 2012 (amounts in thousands):

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of December 31, 2013
Investments in real estate fund	$1,589	$—	$(105)	$1,484
CMBS	60,452	498	(367)	60,583

	$62,041	$498	$(472)	$62,067

As of December 31, 2012
Preferred securities	$41,747	$223	$(316)	$41,654

Investment in Real Estate Fund

On June 4, 2013, the Operating Partnership invested $10.0 million in a real estate fund that is sponsored by an affiliate of the Former Manager and which invests primarily in equity securities of other publicly traded REITs. During the year ended December 31, 2013, the Operating Partnership reinvested distributions totaling $0.1 million into the real estate fund. During the fourth quarter of 2013, the Operating Partnership sold such investments with an original cost of $8.5 million for total proceeds of $8.1 million. The realized loss of $0.4 million has been recorded to losses on investments in affiliates within the consolidated statements of operations and comprehensive loss. Refer to Note 19 — Related Party Transactions and Arrangements (As Restated).

Commercial Mortgage-Backed Securities (“CMBS”)

In connection with ARCP’s merger with CapLease, the Operating Partnership acquired 10 CMBS, with a fair value of $60.7 million. At December 31, 2013, the CMBS had a carrying value of $60.6 million and carried interest rates ranging from 5.88% to 8.95%. The Operating Partnership had no CMBS as of December 31, 2012.

As of December 31, 2013, the fair value of four CMBS was below its carrying value. The Operating Partnership evaluated each of its securities for other-than-temporary impairment at December 31, 2013, and determined that no other-than-temporary impairment charges on its securities were appropriate. The Operating Partnership believes that none of the unrealized losses on investment securities are other-than-temporary because management expects the Operating Partnership will receive all contractual principal and interest related to these investments. In addition, the Operating Partnership did not have the intent to sell the securities or believe it would be required to sell them as of December 31, 2013.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Redeemable Preferred Stock, Senior Notes and Common Stock

At December 31, 2012, the Operating Partnership had investments in redeemable preferred stock, accounted for as debt securities by the Operating Partnership, with a fair value of $41.7 million. These investment securities were sold during the year ended December 31, 2013, resulting in a gain on sale of investments of $0.5 million.

During 2013, the Operating Partnership acquired additional investments in redeemable preferred stock, as well as investments in senior notes and common stock, with an aggregate cost basis of $69.5 million. The Operating Partnership sold all of these investment securities during 2013 for $67.2 million, resulting in a loss on sale of $2.3 million. As of December 31, 2013, the Operating Partnership had no remaining investments in redeemable preferred stock, senior notes or common stock.

Note 8 — Prepaid Expenses and Other Assets (As Restated)

Prepaid expenses and other assets consisted of the following as of December 31, 2013 and 2012 (amounts in thousands):

	Year Ended December 31,
	2013 (As Restated)	2012
Restricted escrow deposits	$101,813	$138
Accounts receivable(1)	16,254	7,174
Straight line rent receivable	19,010	3,738
Prepaid expenses	43,801	905
Other assets	5,848	29

	$186,726	$11,984

(1)	Allowance for doubtful accounts was $187,000 as of December 31, 2013. There was no allowance for doubtful accounts as of December 31, 2012.

Note 9 — Loans Held for Investment

In connection with ARCP’s merger with CapLease, the Operating Partnership acquired 12 loans held for investment, which consist predominantly of mortgage loans on properties subject to leases to investment grade tenants, with a fair value of $26.5 million at the CapLease Merger Date. At December 31, 2013, the loans held for investment had a carrying value of $26.3 million and carried interest rates ranging from 5.28% to 7.24%. The fair value adjustment is being amortized to interest expense in the consolidated statements of operations and comprehensive loss over the life of the Secured Term. The Operating Partnership, had no loans held for investment as of December 31, 2012.

The Operating Partnership’s loan portfolio is comprised primarily of fully amortizing or nearly fully amortizing first mortgage loans on commercial real estate leased to a single tenant. Payments of debt service on such loans is, in substantially all cases, funded directly by rent payments paid into a lockbox account by the underlying tenant. Therefore, the Operating Partnership’s monitoring of the credit quality of its loans held for investment is focused primarily on an analysis of the tenant, including review of tenant credit ratings (including changes in ratings) and other measures of tenant credit quality, trends in the tenant’s industry and general economic conditions, and an analysis of measures of collateral coverage, such as an estimate of the loan’s loan-to-value (“LTV”) ratio (principal amount outstanding divided by estimated value of the property) and its remaining term until maturity. As of December 31, 2013, the Operating Partnership did not record a reserve for loan loss.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Note 10 — Fair Value of Financial Instruments (As Restated)

The Operating Partnership determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Operating Partnership evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Operating Partnership expects that changes in classifications between levels will be rare.

Although the Operating Partnership has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Operating Partnership and its counterparties. However, as of December 31, 2013, the Operating Partnership has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Operating Partnership’s derivatives. As a result, the Operating Partnership has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy. As of December 31, 2013, the Operating Partnership’s interest rate cap derivative measured at fair value on a recurring basis was zero and was classified in Level 2 of the fair value hierarchy.

In addition, during the year ended December 31, 2013, real estate assets with a carrying amounts of $4.5 million related to two properties were deemed to be impaired and their carrying amount was reduced to their estimated fair value, resulting in an impairment charge of $3.3 million, which is included in impairment of real estate on the consolidated statements of operations and comprehensive loss for the year ended December 31, 2013. The Operating Partnership’s estimated fair values of its real estate assets were primarily based upon an income approach utilizing a present value technique to discount the expected cash flows using market participant assumptions for market rent and terminal values, which are considered to be Level 3 inputs, or based upon recent comparable sales transactions, which are considered to be Level 2 inputs. The aggregate fair value as of December 31, 2013 was $1.2 million. No impairments were noted during the year ended December 31, 2012.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The following table presents information about the Operating Partnership’s assets and liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of December 31, 2013 and 2012, aggregated by the level in the fair value hierarchy within which those instruments fall (amounts in thousands):

	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
December 31, 2013
Investments in real estate fund	$—	$1,484	$—	$1,484
CMBS	—	—	60,583	60,583
Interest rate swap assets	—	9,189	—	9,189
Interest rate swap liabilities	—	(1,719)	—	(1,719)
Series D Preferred Units embedded derivative (1)	—	—	(16,736)	(16,736)

Total	$—	$8,954	$43,847	$52,801

December 31, 2012
Investment securities	$41,654	$—	$—	$41,654
Interest rate swaps	—	(3,830)	—	(3,830)

Total	$41,654	$(3,830)	$—	$37,824

(1)	Corresponding Series D Preferred Stock issued by ARCP.

Investment in real estate fund — The fair value of the Operating Partnership’s investment in real estate fund is based on published pricing.

Commercial mortgage-backed securities — The fair values of the Operating Partnership’s CMBS are valued using broker quotations, collateral values, subordination levels, and liquidity of the individual securities.

Derivatives — The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments are incorporated into the fair values to account for the Operating Partnership’s potential nonperformance risk and the performance risk of the counterparties.

Series D Preferred Units embedded derivative — The valuation of this derivative instrument is determined using a binomial option pricing model. Key inputs in the model include the expected term, risk-free interest rate, volatility, and dividend yield.

The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, due to affiliates and accounts payable approximate their carrying value on the accompanying consolidated balance sheets due to their short-term nature and are classified as Level 1 under the fair value hierarchy.

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 or Level 3 of the fair value hierarchy during the year ended December 31, 2013.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The following is a reconciliation of the beginning and ending balance for the changes in instruments with Level 3 inputs in the fair value hierarchy for the year ended December 31, 2013 (amounts in thousands):

	CMBS	Series D Preferred Units Embedded Derivative	Total
Beginning balance	$—	$—	$—
Fair value at purchase/issuance	60,730	(18,692)	42,038
Sales of CMBS	(278)	—	(278)
Fair value adjustment (1)	131	1,956	2,087

Ending balance	$60,583	$(16,736)	$43,847

(1)	The change in fair value in the CMBS and Series D Preferred Units embedded derivative is recorded in unrealized gain (loss) on investment securities, net and loss on derivative instruments, net, respectively, on the consolidated statement of operations and comprehensive loss.

The fair values of the Operating Partnership’s financial instruments that are not reported at fair value on the consolidated balance sheets are reported below (amounts in thousands):

	Level	Carrying Amount at December 31, 2013	Fair Value at December 31, 2013	Carrying Amount at December 31, 2012	Fair Value at December 31, 2012
Assets:
Loans held for investment	3	$26,279	$26,435	$—	$—

Liabilities:
Convertible debt	3	$972,490	$976,629	$—	$—
Mortgage notes payable	3	1,301,114	1,305,823	265,118	271,056
Senior secured revolving credit facility	3	—	—	124,604	124,604
Senior corporate credit facilities	3	1,819,800	1,819,800	—	—
Secured credit facility	3	150,000	150,000	—	—
Trust preferred notes	3	26,548	23,345	—	—
Secured term loan	3	58,979	59,049	—	—
Other debt	3	19,277	19,350	—	—

Total liabilities		$4,348,208	$4,353,996	$389,722	$395,660

Loans held for investment — The fair value of the Operating Partnership’s fixed-rate loan portfolio is estimated with a discounted cash flow analysis, utilizing scheduled cash flows and discount rates estimated by management to approximate those that a willing buyer and seller might use.

Credit facilities — Management believes that the stated interest rates (which float based on short-term interest rates) approximates market rates. As such, the fair values of these obligations is estimated to be equal to the outstanding principal amounts.

Convertible debt, mortgage notes payable and secured term loan — The fair value of mortgages payable on real estate investments and the secured term loan is estimated using a discounted cash flow analysis, based on management’s estimates of market interest rates. For mortgages where the Operating Partnership has an early prepayment right, management also considers the prepayment amount to evaluate the fair value.

Trust preferred notes — The fair value of the Operating Partnership’s other long-term debt is estimated using a discounted cash flow analysis, based on management’s estimates of market interest rates.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Note 11 — Mortgage Notes Payable

The Operating Partnership’s mortgage notes payable consist of the following as of December 31, 2013 and 2012 (dollar amounts in thousands):

	Encumbered Properties	Outstanding Loan Amount	Weighted-Average Effective Interest Rate (1)	Weighted-Average Maturity (2)
December 31, 2013	177	$1,258,661	3.42%	3.41
December 31, 2012	164	$265,118	4.28%	5.51

(1)	Mortgage notes payable have fixed rates or are fixed by way of interest rate swap arrangements. Effective interest rates range from 1.83% to 6.28% at December 31, 2013 and 3.32% to 6.13% at December 31, 2012.
(2)	Weighted-average remaining years until maturity as of December 31, 2013 and 2012, respectively.

In conjunction with the CapLease Merger, aggregate net premiums totaling $45.2 million were recorded upon assumption of the mortgages for above-market interest rates. Amortization of these net premiums is recorded as a reduction to interest expense over the remaining term of the respective mortgages using a method that approximates the effective-interest method. As of December 31, 2013, there was $42.5 million in unamortized net premiums included in mortgage notes payable, net on the consolidated balance sheets.

The following table summarizes the scheduled aggregate principal repayments subsequent to December 31, 2013 (amounts in thousands):

Principal Repayment
2014	$86,933
2015	381,574
2016	295,627
2017	257,658
2018	36,210
Thereafter	200,659

$1,258,661

The Operating Partnership’s mortgage loan agreements generally require restrictions on corporate guarantees and the maintenance of financial covenants including maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios). As of December 31, 2013, the Operating Partnership was in compliance with the debt covenants under the mortgage loan agreements.

Note 12 — Other Debt

Convertible Obligation to Series C Convertible Preferred Stockholders

On June 7, 2013, ARCP issued 28.4 million shares of Series C Stock through a private placement for gross proceeds of $445.0 million. Concurrently, the Operating Partnership issued to the General Partner 28.4 million Series C Convertible Preferred Units underlying the Series C Preferred Stock. Due to an unconditional obligation to either redeem or convert the Series C Stock into a variable number of shares of common stock that is predominantly based on a fixed monetary amount, the preferred securities were classified as an obligation under U.S. GAAP and were presented in the consolidated balance sheets as a liability prior to their conversion on November 12, 2013. On November 12, 2013, ARCP converted all outstanding Series C Stock into common shares of ARCP. Pursuant to the Series C Articles Supplementary, the number of common shares that could be issued upon conversion of Series C Stock was limited by the exchange cap. Therefore, ARCP converted 1.1 million shares of Series C Stock into 1.4 million common shares of ARCP and, concurrently, the Operating Partnership converted 1.1 million Series C Convertible Preferred Units into 1.4 million General Partner OP Units. With respect to the 27.3 million shares of Series C Stock for which Common Shares could not be issued upon conversion due to the exchange cap, ARCP, through the Operating Partnership, paid holders of Series C Stock an aggregate cash amount equal to approximately $441.4 million in exchange for such Series C Stock. Based on ARCP’s share price on the conversion date, the total settlement value was $458.8 million. Settlement of the Series C Stock resulted in a loss of $13.8 million, which is recorded as interest expense in the consolidated statements of operations and comprehensive loss.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Convertible Senior Note Offering

Effective July 29, 2013, the Operating Partnership issued to the General Partner $300.0 million of the 2018 Notes and issued an additional $10.0 million of its 2018 Notes on August 1, 2013 (collectively, the “Original 2018 Notes”). Effective December 10, 2013, the Operating Partnership issued an additional $287.5 million through a reopening of the 2018 Notes indenture agreement (the “Reopened 2018 Notes,” together with the Original 2018 Notes, the “2018 Notes”). The 2018 Notes mature on August 1, 2018. Such issuances were identical to ARCP’s registered issuances of the same amount of notes to various purchasers in a public offering. The fair value of the Original 2018 Notes and Reopened 2018 Notes was determined at issuance to be $299.6 million and $282.1 million, respectively, resulting in a debt discount of $10.4 million and $5.4 million, respectively, with an offset recorded to partners’ equity representing the equity component of the notes for the conversion options. The discount is being amortized to interest expense over the expected lives of the 2018 Notes. As of December 31, 2013, the carrying value of the Original 2018 Notes and Reopened 2018 Notes was $300.5 million and $282.2 million, respectively. In connection with any permissible conversion election made by the holders of the convertible notes issued by ARCP, the General Partner may make the same election to convert the 2018 Notes into cash, General Partner OP Units or a combination thereof, in limited circumstances prior to February 1, 2018 and may convert the 2018 Notes at any time into such consideration on or after February 1, 2018. The initial conversion rate is 59.805 General Partner OP Units per $1,000 principal amount of 2018 Notes.

Effective December 10, 2013, the Operating Partnership issued to the General Partner $402.5 million of the 2020 Notes. The 2020 Notes mature on December 15, 2020. Such issuance was identical to ARCP’s registered issuance of the same amount of notes to various purchasers in a public offering. The fair value of the 2020 Notes was determined at issuance to be $389.7 million, resulting in a debt discount of $12.8 million with an offset recorded to partners’ equity representing the equity component of the notes for the conversion options. The discount is being amortized to interest expense over the expected life of the 2020 Notes. As of December 31, 2013, the carrying value of the 2020 Notes was $389.8 million. The General Partner may elect to convert the 2020 Notes into cash, General Partner OP Units or a combination thereof in limited circumstances prior to June 15, 2020 and may convert the 2020 Notes at any time into such consideration on or after June 15, 2020. The initial conversion rate is 66.0262 General Partner OP Units per $1,000 principal amount of 2020 Notes.

In connection with the 2018 Notes and 2020 Notes, the remaining unamortized discount totaled $27.5 million.

See Note 24 – Subsequent Events (As Restated) for further discussion.

Trust Preferred Notes

As part of the CapLease Merger, the Operating Partnership assumed $30.9 million in aggregate principal amount of fixed/floating rate preferred notes with a fair value of $26.5 million at the CapLease Acquisition Date. The trust preferred securities represent an unsecured subordinated recourse debt obligation of the Operating Partnership and require quarterly interest payments calculated at a fixed interest rate equal to 7.68% per annum through January 30, 2016, and subsequently at a variable interest rate equal to LIBOR plus 2.60% per annum. The notes must be redeemed on January 30, 2036, and may be redeemed, in whole or in part, at par, at the Operating Partnership’s option, at any time. The discount recorded on the notes is being amortized to interest expense on the consolidated statements of operations and comprehensive loss over the life of the preferred notes. As of December 31, 2013, the carrying value of the preferred securities was $26.5 million.

Secured Term Loan

As part of the CapLease Merger, the Operating Partnership assumed a secured term loan with KBC Bank, N.V. with a principal balance of $59.8 million and a fair value of $60.7 million at the CapLease Acquisition Date. The interest coupon on the loan is fixed at 5.81% annually until the loan matures in January 2018. The loan is non-recourse to the Operating Partnership, subject to limited non-recourse exceptions. During the period between the CapLease Acquisition Date and December 31, 2013, the Operating Partnership made principal payments of $1.7 million. The premium is being amortized to interest expense on the consolidated statements of operations and comprehensive loss over the life of the secured term loan. As of December 31, 2013, the carrying value of the secured term loan was $59.0 million.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Amounts related to the secured term loan as of December 31, 2013 were as follows (amounts in thousands):

	Borrowings	Collateral Carrying Value
Loans held for investment	$14,065	$22,496
Intercompany mortgage loans on CapLease properties	9,195	21,114
CMBS	34,915	46,054

	$58,175	$89,664

Other Debt

As part of the CapLease Merger, ARCP assumed $19.2 million of senior notes (the “Senior Notes”) that bear interest at an annual interest rate of 7.50%, payable semi-annually on April 1 and October 1, with a fair value of $19.3 million at the CapLease Acquisition Date. The Senior Notes mature on October 1, 2027. ARCP has the right to redeem the Senior Notes in whole or in part for cash at any time or from time to time at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus any accrued and unpaid interest. The holder of the Senior Notes may require ARCP to repurchase their Senior Notes, in whole or in part, on October 1, 2017 and October 1, 2022, for a cash price equal to 100% of the principal amount of the Senior Notes to be repurchased, plus any accrued and unpaid interest. On the CapLease Acquisition Date, the Operating Partnership issued the General Partner notes that had identical terms as the Senior Notes (“General Partner Senior Notes”). The discount is being amortized to interest expense on the consolidated statements of operations and comprehensive loss over the life of the General Partner Senior Notes. As of December 31, 2013, the carrying value of the General Partner Senior Notes was $19.3 million.

In conjunction with the CapLease Merger, aggregate net discounts totaling $3.5 million were recorded upon assumption of the trust preferred notes, secured term loan and senior notes. As of December 31, 2013, unamortized net discounts were $3.5 million in unamortized net discounts included in other debt on the consolidated balance sheets.

Future Minimum Repayments

The following table summarizes the scheduled aggregate principal repayments of our convertible debt, trust preferred notes, secured term loan and other debt subsequent to December 31, 2013 (amounts in thousands):

Principal Repayment
2014	$12,851
2015	11,862
2016	12,516
2017	26,890
2018	610,767
Thereafter	433,430

$1,108,316

Barclay’s Facility

As of December 31, 2013, the Operating Partnership had available commitments from Barclays Bank PLC, and other committed parties, for up to $2.1 billion in senior secured term loans (the “Barclays Facility”) in order to fund cash amounts payable in connection with the Cole Merger, which were subject to certain conditions, including the absence of a material adverse effect in respect of Cole, the negotiation of definitive documentation and pro forma compliance with financial covenants. Any other long-term debt obtained by the Operating Partnership would have reduced the commitments under the Barclays Facility. The Barclays Facility contained an accordion feature to allow the Operating Partnership, under certain circumstances, to increase commitments thereunder by up to $350.0 million.

The Operating Partnership could have elected to use the Barclays Facility to fund a portion of the consideration to be paid pursuant to the Cole Merger, to refinance existing indebtedness of Cole and to pay related fees and expenses. The commitments received in the Barclays Facility were schedule to terminate upon the occurrence of certain customary events, and in any event on April 22, 2014, which date may be extended by an additional three months under certain circumstances. The Barclays Facility was terminated upon the issuance of the senior unsecured notes in February 2014, as discussed below.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Bond Offering

On February 6, 2014, the Operating Partnership issued, in a private offering, $2.55 billion aggregate principal amount of senior unsecured notes consisting of $1.3 billion aggregate principal amount of 2.00% senior notes due 2017 (the “2017 Notes”), $750.0 million aggregate principal amount of 3.00% senior notes due 2019 (the “2019 Notes”) and $500.0 million aggregate principal amount of 4.60% senior notes due 2024 (the “2024 Notes”, and, together with the 2017 Notes and 2019 Notes, the “Notes”). The Notes are guaranteed by the General Partner. The Operating Partnership may redeem all or a part of any series of the Notes at any time at its option at the redemption prices set forth in the indenture governing the Notes, plus accrued and unpaid interest on the principal amount of the Notes of such series being redeemed to, but excluding, the applicable redemption date. With respect to the 2019 Notes and the 2024 Notes, if such Notes are redeemed on or after January 6, 2019, with respect to the 2019 Notes, or November 6, 2023, with respect to the 2024 Notes, the redemption price will equal 100% of the principal amount of the Notes of the applicable series to be redeemed, plus accrued and unpaid interest on the amount being redeemed to, but excluding, the applicable redemption date.

See Note 24 – Subsequent Events (As Restated) for further discussion.

Note 13 — Credit Facilities

Senior Corporate Credit Facility

The Operating Partnership and the General Partner are parties to a senior corporate credit facility with Wells Fargo, National Association (the “Credit Facility”), as administrative agent and other lenders party thereto.

At December 31, 2013, the Credit Facility had commitments of $2.4 billion. The Credit Facility has an accordion feature, which, if exercised in full, would allow the Operating Partnership to increase borrowings under the Credit Facility to $3.0 billion, subject to additional lender commitments, borrowing base availability and other conditions.

At December 31, 2013, the Credit Facility contained a $940.0 million term loan facility and a $1.5 billion revolving credit facility, of which $940.0 million and $119.8 million was outstanding, respectively. In November 2013, the Credit Facility was amended and certain modifications were made to the terms of the agreement. Loans under the Credit Facility are priced at the applicable rate (at the Operating Partnership’s election, either a floating interest rate based on one month LIBOR, determined on a daily basis) plus 2.25% to 3.00%, or a prime-based interest rate, based upon the Operating Partnership’s current leverage. From the amendment date until the first completed fiscal quarter, the applicable LIBOR rate is increased by 3.00%. To the extent that ARCP receives an investment-grade credit rating as determined by a major credit rating agency, at the Operating Partnership’s election, advances under the revolving credit facility will be priced at their applicable rate plus 0.90% to 1.75% and term loans will be priced at a floating interest rate of LIBOR plus 1.15% to 2.00%, based upon ARCP’s then current investment grade credit rating. The Operating Partnership may also make fixed rate borrowings under the Credit Facility. At December 31, 2013, the Operating Partnership had undrawn commitments of $1.4 billion under the Credit Facility.

The Credit Facility provides for monthly interest payments. In event of a default, each lender has the right to terminate its obligations under the Credit Facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans. The General Partner has guaranteed the obligations under the Credit Facility. The revolving credit facility will terminate on February 14, 2017, unless extended for an additional year pursuant to the terms of the agreement. The Operating Partnership may prepay borrowings under the Credit Facility and the Operating Partnership may incur an unused fee of 0.15% to 0.25% per annum on the unused amount depending on the unused balance as a percentage of the total facility and the type of funding. As of December 31, 2013, the Credit Facility also required the Operating Partnership to maintain certain property available for collateral as a condition to funding.

As of December 31, 2013, the outstanding balance on the Credit Facility was $1.1 billion, of which $544.8 million bore interest at a floating rate of 3.17%. $515.0 million outstanding on the Credit Facility is fixed through the use of derivative instruments used to hedge interest rate volatility. Including the spread, which can vary based on the Operating Partnership’s leverage, interest on this portion was 3.85% at December 31, 2013. At December 31, 2013, there was up to $1.9 billion available to the Operating Partnership for future borrowings, subject to additional lender commitments and borrowing availability. The credit facility matures on June 30, 2018.

The Credit Facility requires restrictions on corporate guarantees as well as the maintenance of financial covenants including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) and the maintenance of a minimum net worth. At December 31, 2013, the Operating Partnership was in compliance with the debt covenants under the Credit Facility.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

On June 30, 2014, the Operating Partnership amended and restated the Credit Facility to, among other things, increase the amount of revolving commitments (including the addition of a multicurrency sub-facility) and term loan commitments. The amended Credit Facility is comprised of a $1.2 billion term loan facility, a $3.15 billion dollar-denominated revolving credit facility and a $250.0 million multi-current facility (from which the Operating Partnership may borrow in dollars). The amended Credit Facility includes an accordion feature, which, if exercised in full, allows the Operating Partnership to increase the aggregate commitments under the amended Credit Facility to $6.0 billion, subject to certain customary conditions.

See Note 24 – Subsequent Events (As Restated) for further discussion.

ARCT IV Senior Secured Credit Facility

On June 18, 2013, the Operating Partnership obtained a credit agreement (the “Credit Agreement”) with Regions Bank, JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association and RBS Citizens, N.A (collectively, the “Lenders”) relating to a $750.0 million senior secured credit facility (the “Senior Secured Credit Facility”).

Initially, the Senior Secured Credit Facility contained a $300.0 million term loan facility and a $450.0 million revolving credit facility. The Senior Secured Credit Facility contained an “accordion” feature to allow the Operating Partnership, under certain circumstances, to increase the aggregate commitments under the Senior Secured Credit Facility to up to $1.5 billion. On October 16, 2013, the Operating Partnership entered into agreements that amended the Credit Agreement, increasing the maximum principal amount under the revolving credit facility to $500.0 million and the aggregate commitment under the Senior Secured Credit Facility to $800.0 million.

As of December 31, 2013, the Operating Partnership had $760.0 million outstanding under the Credit Agreement. The effective annualized interest rate on the Credit Agreement was 1.71% as of December 31, 2013. The Operating Partnership had $40.0 million of unused borrowing capacity under the Credit Agreement as of December 31, 2013.

The Senior Secured Credit Facility required the Operating Partnership to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of December 31, 2013, the Operating Partnership was in compliance with the financial covenants under the Credit Agreement.

In connection with the ARCT IV Merger, the Operating Partnership notified the Administrative Agent in December 2013 and on January 3, 2014, prepaid all of its loans pursuant to, and terminated all commitments available under, the Credit Agreement.

Secured Credit Facility

As part of the CapLease Merger, the Operating Partnership assumed a secured credit facility with Wells Fargo, National Association (the “Secured Credit Facility”), which had commitments of up to $150.0 million at December 31, 2013. The Secured Credit Facility was fully drawn with $150.0 million outstanding at December 31, 2013.

The borrowings under the Secured Credit Facility bear interest at an annual rate of one-month LIBOR or LIBOR based on an interest period of one, three or six months, at the Operating Partnership’s election, plus an applicable margin of 2.75%, payable quarterly in arrears. The Secured Credit Facility matures on December 31, 2014 and may be prepaid, in whole or in part, without premium or penalty, at the Operating Partnership’s option, at any time.

The obligations under the Secured Credit Facility are secured by mortgages on certain real property assets acquired from CapLease comprising the borrowing base. The Secured Credit Facility includes affirmative and negative covenants and financial performance covenants. At December 31, 2013, the Operating Partnership was in compliance with the debt covenants under the Secured Credit Facility.

Repayment of Previous Credit Facilities

On February 28, 2013, the Operating Partnership repaid all of the outstanding borrowings under its previous senior secured revolving credit facility in the amount of $124.6 million, and the credit agreement for such facility was terminated. The

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

average interest rate on the borrowings outstanding during the period was 3.11%. On February 14, 2013, simultaneous with entering into the Credit Facility, the Operating Partnership terminated its secured credit facility agreement, which had been unused.

Note 14 — Accounts Payable and Accrued Expenses (As Restated)

Accounts payable and accrued expenses consisted of the following as of December 31, 2013 and 2012 (amounts in thousands):

	Year Ended December 31,
	2013 (As Restated)	2012
Accounts payable	$5,887	$2,690
Accrued interest	14,189	(114)
Accrued real estate taxes	24,658	919
Accrued merger costs	651,430	—
Accrued other	34,407	99,245

	$730,571	$102,740

Note 15 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Operating Partnership may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Operating Partnership’s operating and financial structure as well as to hedge specific anticipated transactions. The Operating Partnership does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Operating Partnership only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Operating Partnership and its affiliates may also have other financial relationships. The Operating Partnership does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges of Interest Rate Risk

The Operating Partnership’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Operating Partnership primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Operating Partnership making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2013, such derivatives were used to hedge the variable cash flows associated with variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

Amounts reported in accumulated other comprehensive income related to derivatives that will be reclassified to interest expense as interest payments are made on the Operating Partnership’s variable-rate debt. During the next 12 months, the Operating Partnership estimates that an additional $5.8 million will be reclassified from other comprehensive income as an increase to interest expense. During the year ended December 31, 2013, the Operating Partnership accelerated the reclassification of amounts in other comprehensive income to earnings as a result of the hedged forecasted transactions becoming probable not to occur. The accelerated amounts were a loss of less than $27,000.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

As of December 31, 2013, the Operating Partnership had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest rate swaps	16	$700,390

The table below presents the fair value of the Operating Partnership’s derivative financial instruments as well as their classification on the consolidated balance sheets as of the years ended December 31, 2013 and 2012 (dollar amounts in thousands):

		Year Ended December 31,
Derivatives Designated as Hedging Instruments	Balance Sheet Location	2013	2012
Interest rate products	Derivative assets, at fair value	$9,189	$—

Interest rate products	Derivative liabilities, at fair value	$(1,719)	$(3,830)

The table below details the location in the financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the years ended December 31, 2013 and 2012, respectively (amounts in thousands):

	Year Ended December 31,
Derivatives in Cash Flow Hedging Relationships	2013	2012
Amount of gain (loss) recognized in accumulated other comprehensive income on interest rate derivatives (effective portion)	$6,946	$(4,684)

Amount of loss reclassified from accumulated other comprehensive income into income as interest expense (effective portion)	$(4,535)	$(941)

Amount of loss recognized in income on derivative (ineffective portion, reclassifications of missed forecasted transactions and amounts excluded from effectiveness testing)	$(79)	$(1)

Derivatives Not Designated as Hedging Instruments

Derivatives not designated as hedges are not speculative and are used to manage the Operating Partnership’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements to be classified as hedging instruments. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings and were approximately $19,000 for the year ended December 31, 2013. The Operating Partnership did not have any derivatives that were not designated as of December 31, 2012.

As of December 31, 2013, the Operating Partnership had the following outstanding interest rate derivatives that were not designated as hedges of in qualifying hedging relationships (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Cap	1	$500,000

The table below presents the fair value of the Operating Partnership’s derivate financial instruments not designated as hedges as well as their classification as liabilities on the consolidated balance sheets as of December 31, 2013 and 2012. There were no derivatives classified as not hedging instruments as assets as of December 31, 2013 and 2012 (amounts in thousands):

		Year Ended December 31,
Derivatives Not Designated as Hedging Instruments	Balance Sheet Location	2013	2012
Series D Preferred Units embedded derivative	Derivative liabilities, at fair value	$(16,736)	$—

Refer to Note 17 — Preferred and Common Stock (As Restated) for additional information for the Series D Preferred Units embedded derivative.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Tabular Disclosure Offsetting Derivatives

The table below presents a gross presentation, the effects of offsetting, and a net presentation of the Operating Partnership’s derivatives as of December 31, 2013 and 2012. The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value. The tabular disclosure of fair value provides the location that derivative assets and liabilities are presented on the consolidated balance sheets (amounts in thousands).

Offsetting of Derivative Assets and Liabilities
	Gross Amounts of Recognized Assets	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts of Assets Presented in the Consolidated Balance Sheets	Net Amounts of Liabilities Presented in the Consolidated Balance Sheets	Financial Instruments	Cash Collateral Received	Net Amount
December 31, 2013	$9,189	$(18,455)	$—	$9,189	$(18,455)	$—	$—	$(9,266)

December 31, 2012	$—	$(3,830)	$—	$—	$(3,830)	$—	$—	$(3,830)

Credit-risk-related Contingent Features

The Operating Partnership has agreements with each of its derivative counterparties that contain a provision where if the Operating Partnership either defaults or is capable of being declared in default on any of its indebtedness, then the Operating Partnership could also be declared in default on its derivative obligations.

As of December 31, 2013, the fair value of the interest rate derivatives in a net liability position, including accrued interest but excluding any adjustment for nonperformance risk related to these agreements, was $1.7 million. As of December 31, 2013, the Operating Partnership has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Operating Partnership had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $1.7 million at December 31, 2013.

Note 16 — Commitments and Contingencies

Contractual Lease Obligations

The following table reflects the minimum base rental cash payments due from the Operating Partnership over the next five years and thereafter for certain ground and office lease obligations (amounts in thousands):

Future Minimum Lease Payments
2014	$4,541
2015	4,443
2016	4,214
2017	4,244
2018	3,212
Thereafter	63,787

$84,441

Litigation

In the ordinary course of business, the Operating Partnership may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Operating Partnership, except as follows:

ARCT III Litigation Matters

After the announcement of the ARCT III Merger Agreement on December 17, 2012, Randell Quaal filed a putative class action lawsuit filed on January 30, 2013 against the General Partner, the Operating Partnership, ARCT III, ARCT III OP, the members of the board of directors of ARCT III and certain subsidiaries of the General Partner in the Supreme Court of the State of New York. The plaintiff alleges, among other things, that the board of ARCT III breached its fiduciary duties in connection with the transactions

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

contemplated under the ARCT III Merger Agreement. In February 2013, the parties agreed to a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of ARCT III stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required ARCT III to make certain additional disclosures related to the ARCT III Merger, which were included in a Current Report on Form 8-K filed by ARCT III with the SEC on February 21, 2013. The memorandum of understanding also added that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to ARCT III’s stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.

CapLease Litigation Matters

Since the announcement of the CapLease Merger Agreement on May 28, 2013, the following lawsuits have been filed:

On May 28, 2013, Jacquelyn Mizani filed a putative class action lawsuit in the Supreme Court for the State of New York against the General Partner, the Operating Partnership, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the “Mizani Action”). The complaint alleges, among other things, that the merger agreement at issue was the product of breaches of fiduciary duty by the CapLease directors because the proposed merger transaction (the “CapLease Transaction”) purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that CapLease, the General Partner, the Operating Partnership and Safari Acquisition LLC aided and abetted the CapLease directors’ alleged breaches of fiduciary duty.

On July 3, 2013, Fred Carach filed a putative class action and derivative lawsuit in the Supreme Court for the State of New York against the General Partner, the Operating Partnership, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the “Carach Action”). The complaint alleges, among other things, that the merger agreement was the product of breaches of fiduciary duty by the CapLease directors because the merger purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that with respect to the Registration Statement and draft joint proxy statement issued in connection with the proposed CapLease Transaction on July 2, 2013, that disclosures made therein were insufficient or otherwise improper. The complaint also alleges that CapLease, the General Partner, the Operating Partnership and Safari Acquisition LLC aided and abetted the CapLease directors’ alleged breaches of fiduciary duty.

On June 25, 2013, Dewey Tarver filed a putative class action and derivative lawsuit in the Circuit Court for Baltimore City against the General Partner, the Operating Partnership, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the “Tarver Action”). The complaint alleges, among other things, that the merger agreement was the product of breaches of fiduciary duty by the CapLease directors because the CapLease Transaction purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that CapLease, CapLease LP, CLF OP General Partner, LLC, the General Partner, the Operating Partnership and Safari Acquisition, LLC aided and abetted the CapLease directors’ alleged breaches of fiduciary duty.

Counsel who filed each of these three cases reached an agreement with each other as to who will serve as lead plaintiff and lead plaintiffs’ counsel in the cases and where they will be prosecuted. Thus, on August 9, 2013, counsel in the Tarver Action filed a motion for stay in the Baltimore Court, informing the court that they had agreed to join and participate in the prosecution of the Mizani and Carach Actions in the New York Court. The Defendants consented to the stay of the Tarver

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Action in the Baltimore Court, and on September 5, 2013, Judge Pamela J. White issued an order granting that stay. Consequently, there has been no subsequent activity in the Baltimore Court in the Tarver Action. Also on August 9, 2013, all counsel involved in the Mizani and Carach Actions filed a joint stipulation in the New York Court, reflecting agreement among all parties that the Mizani and Carach Actions should be consolidated (jointly, “the Consolidated Actions”) and setting out a schedule for early motion practice in response to the complaints filed (the “Consolidation Stipulation”). Pursuant to the Consolidation Stipulation, an amended complaint was also filed in the New York court on August 9, 2013 and was designated as the operative complaint in the Consolidated Actions (“Operative Complaint”). Pursuant to the Consolidation Stipulation, all Defendants filed a motion to dismiss all claims asserted in the Operative Complaint on September 23, 2013. Plaintiffs’ response was due on or before November 7, 2013. On November 7, 2013, Plaintiffs filed a motion seeking leave to file a second amended complaint, which the Defendants have opposed. On March 24, 2014, Plaintiffs’ counsel in the Consolidated Actions dismissed those claims without prejudice. Consequently, only the Tarver Action currently remains pending among these cases, although it remains stayed.

On October 8, 2013, John Poling filed a putative class action lawsuit in the Circuit Court for Baltimore City against the General Partner, the Operating Partnership, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the “Poling Action”). The complaint alleges that the merger agreement breaches the terms of the CapLease’ 8.375% Series B Cumulative Redeemable Preferred Stock (“Series B”) and the terms of the 7.25% Series C Cumulative Redeemable Preferred Stock (“Series C”) and is in violation of the Series B Articles Supplementary and the Series C Articles Supplementary. The Complaint alleges claims for breach of contract and breach of fiduciary duty against the CapLease entities and the CapLease board of directors. The complaint also alleges that the General Partner, the Operating Partnership and Safari Acquisition, LLC aided and abetted CapLease and the CapLease directors’ alleged breach of contract and breach of fiduciary duty.

On November 13, 2013, all counsel involved in the Poling Action filed a joint stipulation, reflecting agreement among all parties concerning a schedule for early motion practice in response to the complaint filed (the “Scheduling Stipulation”). Pursuant to the Scheduling Stipulation, all Defendants filed a motion to dismiss all claims asserted in the Operative Complaint on December 20, 2013. Plaintiff has filed an opposition to that motion, which remains pending.

Cole Litigation Matters

Three putative class action and/or derivative lawsuits, which were filed earlier this year, assert claims for breach of fiduciary duty, abuse of control, corporate waste, unjust enrichment, aiding and abetting breach of fiduciary duty and other claims relating to the merger between a wholly owned subsidiary of Cole and Cole Holdings Corporation, pursuant to which Cole became a self-managed REIT. On October 22, 2013, the Circuit Court for Baltimore City granted all defendants’ motion to dismiss with prejudice the action pending before the court, but the plaintiffs have appealed that dismissal. The other two lawsuits, which also purport to assert shareholder class action claims under the Securities Act of 1933, as amended (the “Securities Act”), are pending in the United States District Court for the District of Arizona. Defendants filed a motion to dismiss both complaints on January 10, 2014. Subsequently, both of those lawsuits have been stayed by the Court pursuant to a joint request made by all parties pending final approval of the consolidated Baltimore Cole Merger Actions described below.

To date, eleven lawsuits have been filed in connection with the Cole Merger. Two of these suits — Wunsch v. Cole, et al (“Wunsch”), No. 13-CV-2186, and Sobon v. Cole, et al (“Sobon”) — were filed as putative class actions on October 25, 2013 and November 18, 2013, respectively, in the U.S. District Court for the District of Arizona. Between October 30, 2013 and November 14, 2013, eight other putative stockholder class action or derivative lawsuits were filed in the Circuit Court for Baltimore City, Maryland, captioned as: (i) Operman v. Cole, et al (“Operman”); (ii) Branham v. Cole, et al (“Branham”); (iii) Wilfong v. Cole, et al. (“Wilfong”); (iv) Polage v. Cole, et al. (“Polage”); (v) Corwin v. Cole, et al (“Corwin”); (vi) Green v. Cole, et al (“Green”); (vii) Flynn v. Cole, et al (“Flynn”) and (viii) Morgan v. Cole, et al. (“Morgan”). All of these lawsuits name the General Partner, Cole and Cole’s board of directors as defendants; Wunsch, Sobon, Branham, Wilfong, Flynn, Green, Morgan and Polage also name CREInvestments, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Cole, as a defendant. All of the named plaintiffs claim to be Cole stockholders and purport to represent all holders of Cole’s stock. Each complaint generally alleges that the individual defendants breached fiduciary duties owed to plaintiff and the other public stockholders of Cole in connection with the Cole Merger, and that certain entity defendants aided and abetted those breaches. The breach of fiduciary duty claims asserted include claims that the Cole Merger does not provide for full and fair value for the Cole shareholders, that the Cole Merger was the product of an “inadequate sale process,” that the Cole Merger Agreement contains coercive deal protection measures and the Cole Merger Agreement and that the Cole Merger were approved as a result of or in a manner which facilitates improper self-dealing by certain defendants. In addition, the Flynn,

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Corwin, Green, Wilfong, Polage and Branham lawsuits claim that the individual defendants breached their duty of candor to shareholders and the Branham and Polage lawsuits assert claims derivatively against the individual defendants for their alleged breach of fiduciary duties owed to Cole. The Polage lawsuit also asserts derivative claims for waste of corporate assets and unjust enrichment. The Wunsch and Sobon lawsuits also assert claims against Cole and the individual defendants under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based on allegations that the proxy materials omitted to disclose allegedly material information, and a claim against the individual defendants under Section 20(a) of the Exchange Act based on the same allegations. Among other remedies, the complaints seek unspecified money damages, costs and attorneys’ fees.

In January 2014, the parties to the eight lawsuits filed in the Circuit Court for Baltimore City, Maryland (the “consolidated Baltimore Cole Merger Actions”) entered into a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of Cole stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required Cole to make certain additional disclosures related to the Cole Merger, which were included in a Current Report on Form 8-K filed by Cole with the SEC on January 14, 2014. The memorandum of understanding also contemplated that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to Cole’s stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.

The Sobon lawsuit was voluntarily dismissed on February 3, 2014. The General Partner believes that the Wunsch lawsuit in connection with the Cole Merger is without merit and that it has substantial meritorious defenses to the claims set forth in the complaint.

On December 27, 2013, Realistic Partners filed a putative class action lawsuit against the General Partner and the members of its board of directors in the Supreme Court for the State of New York. Cole was later added as a defendant also. The plaintiff alleges, among other things, that the board of the General Partner breached its fiduciary duties in connection with the transactions contemplated under the Cole Merger Agreement and that Cole aided and abetted those breaches. In January 2014, the parties entered into a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of the General Partner’s stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required the General Partner to make certain additional disclosures related to the Cole Merger, which were included in a Current Report on Form 8-K filed by the General Partner with the SEC on January 17, 2014. The memorandum of understanding also contemplated that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to the General Partner’s stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.

The General Partner maintains directors and officers liability insurance, which the General Partner believes should provide coverage to the General Partner and its officers and directors for most or all of any costs, settlements or judgments resulting from the lawsuits.

See Note 24 — Subsequent Events (As Restated) for significant litigation matters that occurred subsequent to December 31, 2013.

Environmental Matters

In connection with the ownership and operation of real estate, the Operating Partnership may potentially be liable for costs and damages related to environmental matters. The Operating Partnership has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Note 17 — Preferred and Common OP Units (As Restated)

Series A and Series B Convertible Preferred Units

During the year ended December 31, 2013, the General Partner converted all 545,454 shares of Series A Convertible Preferred Stock and all 283,018 shares of Series B Convertible Preferred Stock into 829,629 shares of ARCP common stock, which included dividends on the Series A Convertible Preferred Stock. Concurrently, the Operating Partnership converted all 545,454 Limited Partner OP Units designated as Series A Convertible Preferred Units and all 283,018 Limited Partner OP Units designated as Series B Convertible Preferred Units into 829,629 General Partner OP Units.

Series D and Series E Preferred Units

On September 12, 2013, the General Partner’s board of directors unanimously approved the issuance of Series D Cumulative Convertible Preferred Stock (“Series D Preferred Stock”) and the issuance of Series E Cumulative Preferred Stock (“Series E Preferred Stock”). Concurrently, the Operating Partnership was approved to issue to the General Partner, General Partner OP Units designated as General Partner Series D Preferred Units and General Partner OP Units designated as General Partner Series E Preferred Units, if applicable.

On September 15, 2013, the General Partner entered into definitive purchase agreements to issue Series D Preferred Stock and common stock, necessitating that the Operating Partnership concurrently issue General Partner Series D Preferred Units and General Partner OP Units to ARCP, promptly following the close of the CapLease Merger. Pursuant to the definitive purchase agreements, the General Partner issued approximately 21.7 million shares of Series D Preferred Stock and 15.1 million shares of ARCP common stock, for proceeds of $288.0 million and $186.0 million, respectively, on November 12, 2013. The Operating Partnership concurrently issued 21.7 million Series D Preferred Units and 15.1 million General Partner OP Units to the General Partner. The Series D Preferred Stock and General Partner Series D Preferred Units pay dividends at the rate of 5.81% per annum on its face amount of $13.59 per share (equivalent to $0.79 per share on an annualized basis). The Series D Preferred Stock is redeemable on August 31, 2014 (the “Redemption Date”). If redeemed, corresponding General Partner Series D Preferred Units will be redeemed. Subsequent to that date, or in certain other circumstances, the Series D Preferred Stock is convertible into ARCP common stock or Series E Preferred Stock or redeemable into cash, at the discretion of the General Partner upon such request for conversion of the Series D Preferred Stock.

In the event of a liquidation, the Series D Preferred Stock holder is entitled to receive the greater of (a) $13.59 per share plus accrued and unpaid dividends (the “Liquidation Preference”) plus a 20% premium and (b) an amount the Series D Preferred Stock holder would have received had they converted into ARCP common stock immediately prior to the liquidation event.

If the General Partner elects to redeem on the Redemption Date, the General Partner shall pay the greater of (a) the product of the number of Series D Preferred Stock and the 102% of the Liquidation Preference and (b) product of the number of ARCP common stock that would be issued if the Series D Preferred Stock converted immediately prior to the Redemption Date and 102% of the one-day VWAP.

At any time after the Redemption Date, the holder of Series D Preferred Stock may convert some or all of their outstanding Series D Preferred Stock into ARCP common stock. Upon such an election to convert, the General Partner may elect the following settlement options (1) convert the Series D Preferred Stock into the number of fully paid and non-assessable ARCP common stock obtained by dividing the aggregate Liquidation Preference of such Series D Preferred Stock by the Conversion Price, as defined below, (2) convert the Series D Preferred Stock into an equal number of Series E Preferred Stock, additional units of Series E Preferred Stock may be issued under certain circumstances, or (3) an amount equal to the product of the number of shares of Series D Preferred Stock and the Cash Conversion Price, as defined below.

The Conversion Price shall be the lowest of (i) a 2% discount to the VWAP of ARCP’s common stock for the 10 Trading Days prior to the Conversion Election Date, (ii) a 2% discount to the closing price on the Conversion Election Date, and (iii) $13.59. The Cash Conversion Price shall be the greater of (i) 102% of the Liquidation Preference and (ii) the one day VWAP of ARCP’s common stock on the date of the election.

The General Partner has concluded that the conversion option qualifies as a derivative and should be bifurcated from the host instrument. At issuance, the conversion option had a fair value of $18.7 million. As of December 31, 2013, the fair value of the conversion option had a fair value of $16.7 million. The Operating Partnership recorded the change in fair value of $2.0 million in gain (loss) on derivative instruments in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2013.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

As the holder of Series D Preferred Stock is entitled to receive liquidation preferences that other equity holders are not entitled to, the General Partner determined the Series D Preferred Stock meets the definition of a deemed liquidation event and therefore should be classified as temporary equity under U.S. GAAP. At the date of issuance, the fair value of the Series D Preferred stock was $269.3 million. As of December 31, 2013, the General Partner has determined that a liquidation event is not probable; therefore, the General Partner has concluded that the Series D Preferred Units are not currently redeemable or likely to become redeemable. As such, the Operating Partnership has not accreted the initial value of the Series D Preferred Units.

As of December 31, 2013, there were 21,735,008 units of General Partner Series D Preferred Units issued and no units of General Partner Series E Preferred Units issued.

Series F Preferred Units

On October 6, 2013, in connection with the modification to the ARCT IV Merger, the General Partner’s board of directors unanimously approved the issuance of Series F Preferred Stock. Upon consummation of the ARCT IV Merger on January 3, 2014, 42.2 million shares of Series F Preferred Stock were issued to ARCT IV shareholders, resulting in the Operating Partnership concurrently issuing 42.2 million General Partner Series F Preferred Units to the General Partner, and 0.7 million Limited Partner Series F Preferred Units were issued to the ARCT IV OP Unit holders. To comply with the carryover basis of accounting required in relation to an acquisition of an entity under common control, the financial statements reflect the ARCT IV Merger as if it occurred at the beginning of the periods presented. As such, the accompanying consolidated balance sheet depicts that 42.2 million Series F Preferred Units were outstanding as of December 31, 2013.

The Series F Preferred Units contain the same terms as the Series F Preferred Stock. Therefore, the Series F Preferred Units will pay cumulative cash dividends at the rate of 6.70% per annum on its liquidation preference of $25.00 per unit (equivalent to $1.675 per unit on an annual basis). The Series F Preferred Units will not be redeemable by the Operating Partnership before the fifth anniversary of the date on which such Series F Preferred Units were issued (the “Initial Redemption Date”), except under circumstances intended to preserve the General Partner’s status as a real estate investment trust for federal and/or state income tax purposes and except upon the occurrence of a change of control. On and after the Initial Redemption Date, the Operating Partnership may redeem units of the Series F Preferred Units, in whole or from time to time in part, at a redemption price of $25.00 per unit plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. The Series F Preferred Units have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Operating Partnership redeems or otherwise repurchases them or they become convertible and are converted into General Partner OP Units (or, if applicable, alternative consideration).

Offerings

On August 1, 2012, the General Partner filed a $500.0 million universal shelf registration statement and a resale registration statement with the SEC. Both registration statements became effective on August 17, 2012. As of December 31, 2013, the General Partner had issued a total of approximately 2.1 million shares of ARCP common stock under the universal shelf registration statement. Concurrently with the issuance of the 2.1 million shares described above, the Operating Partnership issued 2.1 million General OP Units to the General Partner. The resale registration statement, as amended, registers the resale of up to 1,882,248 shares of ARCP’s common stock issued in connection with any future conversion of certain currently outstanding restricted shares, convertible preferred stock or Limited Partner OP Units.

In January 2013, the General Partner commenced its “at the market” equity offering program (“ATM”) in which it may from time to time offer and sell shares of its common stock having an aggregate offering proceeds of up to $60.0 million. The shares will be issued pursuant to the General Partner’s universal shelf registration statement. For each share of common stock the General Partner sells under the ATM, the Operating Partnership will issue a corresponding number of General Partner OP Units to the General Partner.

On March 13, 2013, the General Partner filed a universal automatic shelf registration statement that was automatically declared effective and achieved well-known seasoned issuer (“WKSI”) status. As a result of the delayed filing of certain of our periodic reports with the SEC, the General Partner is not currently eligible to use a shelf registration statement for the offer and sale of our securities.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The following are ARCP’s equity offerings of common stock and gross proceeds of the equity offering for the years ended December 31, 2013, 2012 and 2011 (dollar amounts in millions):

Type of offering	Closing Date	Number of ARCP Common Shares (1)	Gross Proceeds
IPO	September 7, 2011	5,574,131	$67.4
Follow-on offering	November 2, 2011	1,497,924	15.8
Underwriters’ over allotment	November 7, 2011	74,979	0.8

Total — Year end December 31, 2011 (2)		7,147,034	84.0

Follow-on offering	June 18, 2012	3,250,000	30.3
Underwriters’ over allotment	July 9, 2012	487,500	4.6

Total — Year end December 31, 2012 (3)		3,737,500	34.9

Registered follow-on offering	January 29, 2013	2,070,000	26.8
ATM	January 1 - April 17, 2017	553,300	8.9
Private placement offering	June 7, 2013	29,411,764	455.0
Private placement offering	November 7, 2013	15,126,498	186.0

Total — Year end December 31, 2013 (4)		47,161,562	$676.7

(1)	Excludes 140.7 million shares of common stock that were issued to the stockholders of ARCT III’s common stock in conjunction with the ARCT III Merger and any shares issued upon the conversion of OP Units or preferred stock.
(2)	Excludes 9.8 million shares of common stock that were issued by ARCT III for gross proceeds of $102.2 million.
(3)	Excludes 155.7 million and 5.4 million shares of common stock that were issued by ARCT III and ARCT IV, respectively, for gross proceeds of $1.6 billion and $255.0 million, respectively.
(4)	Excludes 31.0 million shares of common shares that were issued by ARCT IV for gross proceeds of $1.5 billion.

See Note 24 — Subsequent Events (As Restated) for significant subsequent events.

For each common share the General Partner issued, the Operating Partnership issued a corresponding General Partner OP Unit to the General Partner in exchange for the contribution of the net proceeds from the stock issuance. The gross proceeds summarized above were contributed to the Operating Partnership net of offering costs of $165.4 million, $218.4 million and $21.8 million for the years ended December 31, 2013, 2012 and 2011, respectively.

On May 28, 2014, the General Partner closed on an underwriting agreement relating to a public offering of 138.0 million shares of ARCP common stock, par value $0.01 per share. The offering price to public was $12.00 per share. The net proceeds to ARCP were approximately $1.59 billion after deducting underwriting discounts and commissions, but excluding expenses which include a $2.0 million structuring fee paid to RCS.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Dividends

In October 2011, in connection with the same action by ARCP, the Operating Partnership began paying dividends on the 15th day of each month to unitholders of record on the eighth day of such month. Since inception, the board of directors of the General Partner has authorized the following increases in ARCP’s dividend which, accordingly, was implemented by the Operating Partnership.

Dividend increase declaration date	Annualized dividend per share	Effective date
September 7, 2011	$0.875	October 9, 2011
February 27, 2012	$0.880	March 9, 2012
March 16, 2012	$0.885	June 9, 2012
June 27, 2012	$0.890	September 9, 2012
September 30, 2012	$0.895	November 9, 2012
November 29, 2012	$0.900	February 9, 2013
March 17, 2013	$0.910	June 8, 2013
May 28, 2013	$0.940	December 8, 2013 (1)
October 23, 2013	$1.000	February 7, 2014 (2)

(1)	The dividend increase became effective at the close of the CapLease Merger, which was consummated on November 5, 2013.
(2)	The dividend increase was contingent upon, and became effective with, the close of the Cole Merger, which was consummated on February 7, 2014.

The annualized dividend rate at December 31, 2013 was $0.940 per share.

Note 18 — Equity-based Compensation (As Restated)

Equity Plan

The General Partner has adopted the American Realty Capital Properties, Inc. Equity Plan (the “Equity Plan”), which provides for the grant of stock options, restricted shares of common stock, restricted stock units, dividend equivalent rights and other equity-based awards to the General Partner’s and its affiliates’ non-executive directors, officers and other employees and advisors and consultants who are providing services to the General Partner or its affiliates. For each share awarded under the Equity Plan, the Operating Partnership issues a General Partner OP Unit to the General Partner with similar terms.

The General Partner authorized and reserved a total number of shares equal to 10.0% of the total number of issued and outstanding shares of its common stock (on a fully diluted basis assuming the redemption of all Limited Partner OP Units for shares of common stock) to be issued at any time under the Equity Plan for equity incentive awards excluding an initial grant of 167,400 shares to its Former Manager in connection with the IPO, all of which were vested as of December 31, 2013.

Director Stock Plan

The General Partner has adopted the American Realty Capital Properties, Inc. Non-Executive Director Stock Plan (the “Director Stock Plan”), which provides for the grant of restricted shares of common stock to each of the General Partner’s independent directors, each of whom is a non-executive director. For each share awarded under the Director Stock Plan, the Operating Partnership issues a General Partner OP Unit to the General Partner with identical terms. Awards of restricted stock will vest ratably over a five-year period following the date of grant in increments of 20.0% per annum, subject to the director’s continued service on the board of directors, and shall provide for “distribution equivalents” with respect to this restricted stock, whether or not vested, at the same time and in the same amounts as distributions are paid to the stockholders. At December 31, 2013, a total of 99,000 shares of ARCP common stock are reserved for issuance under the Director Stock Plan.

The fair value of restricted common stock awards, as well as the underlying General Partner OP Units, issued under the Equity Plan and Director Stock Plan is determined on the grant date using the closing stock price on NASDAQ that day. The fair value of restricted common stock awarded to the non-employees under the Equity Plan, as well as the underlying General Partner OP Units issued in respect thereof, are measured based upon the fair value of goods or services received or the equity instruments granted, whichever is more reliably determinable.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

ARCT III Restricted Share Plan

ARCT III had an employee and director incentive restricted share plan (the “ARCT III RSP”) which provided for the automatic grant of 3,000 restricted shares of common stock to each of its independent directors, without any further action by ARCT III’s board of directors or its stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors vested over a five-year period following the date of grant in increments of 20.0% per annum. The ARCT III RSP provided ARCT III with the ability to grant awards of restricted shares to its directors, officers and employees (if ARCT III ever had employees), employees of ARCT III’s advisor and its affiliates, employees of entities that provided services to ARCT III, directors of the ARCT III Advisor or of entities that provided services to ARCT III, certain consultants to ARCT III and the ARCT III Advisor and its affiliates or to entities that provided services to ARCT III. For each share awarded under the ARCT III RSP, the Operating Partnership issued a General Partner OP Unit to the General Partner with similar terms.

Immediately prior to the effective time of the ARCT III Merger, each then-outstanding share of ARCT III restricted stock fully vested. All shares of ARCT III common stock then-outstanding as a result of the full vesting of shares of ARCT III restricted stock, and the satisfaction of any applicable withholding taxes, had the right to receive a number of shares of the ARCP’s common stock based on the ARCT III Exchange Ratio.

ARCT IV Restricted Share Plan

ARCT IV had an employee and director incentive restricted share plan (the “ARCT IV RSP”) which provided for the automatic grant of 1,333 restricted shares of common stock to each of its independent directors without any further action by ARCT IV’s board of directors or its stockholders on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors vested over a five-year period following the date of grant in increments of 20% per annum. ARCT IV issued 5,333 and 2,667 restricted shares under the ARCT IV RSP during the year ended December 31, 2013 and 2012, respectively. All restricted shares issued under the ARCT IV RSP had an issue price of $22.50. The ARCT IV RSP provided ARCT IV with the ability to grant awards of restricted shares to its directors, officers and employees, employees of the ARCT IV Advisor and its affiliates, employees of entities that provided services to ARCT IV, directors of the ARCT IV Advisor or of entities that provided services to ARCT IV, certain consultants to ARCT IV and the ARCT IV Advisor and its affiliates or to entities that provided services to ARCT IV. For each share awarded under the ARCT IV RSP, the Operating Partnership issued a General Partner OP Unit to the General Partner with similar terms

Immediately prior to the effective time of the ARCT IV Merger, each then-outstanding share of ARCT IV restricted stock fully vested. All shares of ARCT IV common stock then-outstanding as a result of the full vesting of shares of ARCT IV restricted stock, and the satisfaction of any applicable withholding taxes, received shares of ARCP’s common stock based on the ARCT IV Exchange Ratio.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The following table details the General Partner OP Units granted in respect of the restricted share awards under the Equity Plan, Director Stock Plan and RSP Plans during the years ended December 31, 2013, 2012 and 2011:

Restricted Share Awards:

General Partner OP Units	Equity Plan		ARCT III RSP & Director Stock Plan
	Number of General Partner OP Units	Weighted-Average Issue Price	Number of General Partner OP Units	Weighted-Average Issue Price
Awarded, January 1, 2011	—	$—	—	$—
Granted	167,400	12.50	14,700	11.50

Awarded December 31, 2011	167,400	12.50	14,700	11.50
Granted	93,683	10.65	30,634	10.45
Forfeited	(1,174)	10.65	(13,650)	11.54

Awarded December 31, 2012	259,909	11.84	31,684	10.47
Granted	932,527	13.82	20,768	14.58
Forfeited	(1,085)	12.85	(3,000)	12.99

Awarded December 31, 2013	1,191,351	$13.39	49,452	$12.04

The following table details the status of unvested General Partner OP Units granted in respect of the restricted share awards under the Equity Plan, Director Stock Plan and ARCT III RSP during the years ended December 31, 2013, 2012 and 2011:

Unvested Restricted Share Awards:

Unvested General Partner OP Unit	Equity Plan		ARCT III RSP & Director Stock Plan
	Number of General Partner OP Units	Weighted-Average Issue Price	Number of General Partner OP Units	Weighted-Average Issue Price
Unvested, January 1, 2011	—	$—	—	$—
Granted	167,400	12.50	14,700	11.50
Vested	(27,900)	12.50	—	—

Unvested, December 31, 2011	139,500	12.50	14,700	11.50
Granted	93,683	10.65	30,634	10.45
Vested	(59,556)	12.38	(2,370)	11.88
Forfeited	(1,174)	10.65	(13,650)	11.54

Unvested, December 31, 2012	172,453	11.55	29,314	10.35
Granted	932,527	13.82	20,768	14.58
Vested	(172,453)	11.55	(28,207)	11.03
Forfeited	(1,085)	12.85	(3,000)	12.99

Unvested, December 31, 2013	931,442	$13.82	18,875	$13.52

For the years ended December 31, 2013, 2012 and 2011, compensation expense for restricted shares under the above plans was $8.0 million, $1.2 million and $0.2 million, respectively. In addition, the Operating Partnership recognized $2.7 million as a distribution to its Former Manager, which is included in consideration to Former Manager for internalization in the accompanying consolidated statements of changes in equity due to the Former Manager’s restricted shares accelerated vesting due to the Operating Partnership’s pending Cole Merger.

Multi-Year Outperformance Plan

Upon consummation of the ARCT III Merger, the General Partner entered into the 2013 Advisor Multi-Year Outperformance Agreement (the “OPP”) with the Former Manager, whereby the Former Manager was able to potentially earn compensation upon the attainment of stockholder value creation targets.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Under the OPP, the Former Manager was granted 8,241,101 long term incentive plan units (“LTIP Units”) of the Operating Partnership, which are earned or forfeited based on the General Partner’s total return to stockholders (including both share price appreciation and common stock distributions) (“Total Return”), for the three-year period consisting of:

•	Absolute Component: 4% of any excess Total Return attained above an absolute hurdle of 7% for each annual measurement period, non-compounded, 14% for the interim measurement period and 21% for the full performance period; and

•	Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of a peer group comprised of the following companies: EPR Properties; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc.; and Realty Income Corporation.

The award was funded (“OPP Pool”) up to a maximum award opportunity equal to 5% of the General Partner’s equity market capitalization at the ARCT III Merger date of $2.1 billion (the “OPP Cap”). Awards under the OPP are dependent on achieving an annual hurdle that commenced December 11, 2012, an interim (two-year) hurdle and then the aforementioned three-year hurdle ending on December 31, 2015.

In order to further ensure that the interests of the Former Manager are aligned with its investors, the Relative Component is subject to a ratable sliding scale factor as follows:

•	100% will be earned if the General Partner attains a median Total Return of at least 6% for each annual measurement period, non-compounded, at least 12% for the interim measurement period and at least 18% for the full performance period;

•	50% will be earned if the General Partner attains a median Total Return of at least 0% for each measurement period;

•	0% will be earned if the General Partner attains a median Total Return of less than 0% for each measurement period; and

•	A percentage from 50% to 100% calculated by linear interpolation will be earned if the General Partner’s median Total Return is between 0% and the percentage set for each measurement period.

For each year during the performance period, a portion of the OPP Cap equal to a maximum of up to 1.25% of the General Partner’s equity market capitalization of $2.1 billion will be “locked-in” based upon the attainment of the performance hurdles set forth above for each annual measurement period. In addition, a portion of the OPP Cap equal to a maximum of up to 3% of the General Partner’s equity market capitalization will be “locked-in” based upon the attainment of the performance hurdles set forth above for the interim measurement period, which if achieved, will supersede and negate any prior “locked-in” portion based upon annual performance through the first and second valuation dates on December 31, 2013 and 2014, respectively (i.e., a maximum award opportunity equal to a maximum of up to 3% of the General Partner’s equity market capitalization may be “locked-in” through December 31, 2014). Since certain awards under the OPP plan are dependent on the comparison of the General Partner’s current market capitalization to the General Partner’s market capitalization at the inception of plan, the issuance of additional common shares by the General Partner may result in higher awards.

Following the performance period, the Absolute Component and the Relative Component will be calculated separately and then added together to determine the aggregate award earned under the OPP, which in no event may exceed the OPP Cap. The OPP Pool will be used to determine the number of LTIP Units that vest. Any unvested LTIP Units will be immediately forfeited on December 31, 2015. At December 31, 2013, 100% of the OPP Pool has been allocated.

Pursuant to previous authorization of the General Partner’s board of directors, as a result of the termination of the management agreement with the Former Manager, all 8,241,101 LTIP Units and were deemed earned upon the consummation of the General Partner’s transition to self-management on January 8, 2014 and were converted into OP Units on such date.

The Former Manager is entitled to receive a tax gross-up in the event that any amounts paid to it under the OPP constitute “parachute payments” as defined in Section 280G of the Code.

During the year ended December 31, 2013, the Operating Partnership has recorded expenses of $92.3 million for the OPP, which is included in general and administrative expense on the consolidated statements of operations. As of December 31, 2013, 2.3 million LTIP Units were earned and $32.7 million of the expense was locked-in and has been included in non-controlling interest on the consolidated balance sheets. The remaining $59.6 million expense has been accrued and is included in due to affiliates in the consolidated balance sheet as of December 31, 2013.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

New Multi-Year Outperformance Plan

On October 21, 2013, the Company approved a multi-year outperformance plan (the “New OPP”), to be effective as of the Company’s transition to self-management, which occurred on January 8, 2014. Under the New OPP, individual agreements will be entered into between the Company and the participants selected by the Company’s board of directors (the “Participants”) that set forth the Participant’s participation percentage in the New OPP and the number of LTIP Units subject to the award (“OPP Agreements”). Under the OPP Agreements, the Participants will be eligible to earn performance-based bonus awards equal to the Participant’s participation percentage of a pool that will be funded up to a maximum award opportunity (the “New OPP Cap”) equal to approximately 5% of the Company’s equity market capitalization (“the Initial Market Cap”) on October 1, 2013. Subject to the New OPP Cap, the pool will equal an amount to be determined based on the Company’s achievement to total return to stockholders, including both share price appreciation and common stock distributions (“Total Return”), for a three-year performance period (the “Performance Period”); each 12-month period during the Performance Period (each an “Annual Period”) and the initial 24-month period of the Performance Period (the “Interim Period”), as follows:

		Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:		21%	7%	14%

Relative Component: 4% of any excess Total Return attained above the median Total Return for the performance period of the Peer Group(1), subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

•	100% will be earned if cumulative Total Return achieved is at least:	18%	6%	12%

•	50% will be earned if a cumulative Total Return achieved is:	—%	—%	—%

•	0% will be earned if cumulative Total Return achieved is less than:	—%	—%	—%

•	a percentage from 50% to 100% calculated by linear interpolation will be earned if cumulative Total Return achieved is if between:	0% — 18	0% — 6	0% — 12%

(1)	The “Peer Group” is comprised of the following companies: EPR Properties; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc.; Realty Income Corporation; and Spirit Realty Capital, Inc.

The Participant’s will be entitled to receive a tax gross-up in the event that any amounts paid to the Participant under the New OPP constitute “parachute payments” as defined in Section 280G of the Code. The LTIP Units granted under the New OPP represent units of equity ownership in the OP that are structured as a profits interest therein. Subject to the Participant’s continued service through each vesting date, 1/3 of any earned LTIP Units will vest on each of the third, fourth and fifth anniversaries of October 1, 2013. The Participant will be entitled to receive distributions on their LTIP Units to the extent provided for in the limited partnership agreement of the OP, as amended from time to time.

For the status of the New OPP, see Note 24 — Subsequent Events (As Restated).

Note 19 — Related Party Transactions and Arrangements (As Restated)

General Partner, ARCT III and ARCT IV have incurred commissions, fees and expenses payable to the Former Manager and its affiliates including Realty Capital Securities, LLC (“RCS”), RCS Advisory Services, LLC (“RCS Advisory”), ARC, ARC Advisory Services, LLC (“ARC Advisory”), the ARCT III Advisor, the ARCT IV Advisor, American National Stock Transfer, LLC (“ANST”) and ARC Real Estate. References throughout this Note 19 — Related Party Transactions and Arrangements (As Restated) to expenses incurred by ARCT III or ARCT IV are to expenses incurred before their acquisitions by the General Partner on February 28, 2013 and January 3, 2014, respectively.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

The Audit Committee’s investigation identified certain payments made by the General Partner to the Former Manager and certain affiliates of the Former Manager that were not sufficiently documented or otherwise warrant scrutiny. As described below, the General Partner has recovered consideration valued at approximately $8.5 million in respect of certain such payments. The General Partner is considering whether it has a right to seek recovery for any other such payments and, if so, its alternatives for seeking recovery. No asset has been recognized in the financial statements related to any potential recovery.

The following table summarizes the related party fees and expenses incurred by the General Partner, ARCT III and ARCT IV by category and the aggregate amounts contained in such categories for the periods presented (in thousands):

	Year Ended December 31,
	2013	2012	2011
Related party transactions:
Financing fees and reimbursements	$14,277	$3,350	$182
Offering related costs	159,435	211,391	18,218
Acquisition related expenses	37,564	28,656	1,692
Merger and other non-routine transactions	156,146	—	—
Management fees to affiliates	17,462	212	—
General and administrative expenses	103,206	826	168
Indirect affiliate expenses	68	—	—

Total	$488,158	$244,435	$20,260

The following sections below further expand on the summarized related party transactions listed above.

Financing Fees and Reimbursements

The General Partner, ARCT III and ARCT IV paid the Former Manager, the ARCT III Advisor and the ARCT IV Advisor, respectively, a financing fee equal to 0.75% of the amount available under any secured mortgage financing or refinancing that the General Partner, ARCT III or ARCT IV obtained and used for the acquisition of properties that was arranged by the Former Manager, ARCT III Advisor or ARCT IV Advisor, respectively. The financing fee was payable in cash at the closing of each financing. In conjunction with the closing of the ARCT III Merger, it was agreed that these fees would no longer be paid by the General Partner to the Former Manager. These fees were paid by ARCT IV throughout 2013. Financing fees and reimbursements of $14.3 million, $3.4 million and $0.2 million as of December 31, 2013, 2012 and 2011, respectively, are included in deferred costs, net in the accompanying consolidated balance sheets.

Offering Related Costs

The General Partner, ARCT III and ARCT IV recorded commissions, fees and offering cost reimbursements as shown in the table below for services provided to the General Partner, ARCT III and ARCT IV, as applicable, by affiliates of the Former Manager during the periods indicated (in thousands):

	Year Ended December 31,
	2013	2012	2011
Offering related costs:
Commissions and fees	$148,232	$184,384	$13,835
Offering costs and other reimbursements	11,203	27,007	4,383

Total	$159,435	$211,391	$18,218

RCS served as the dealer manager of the ARCT III IPO and the ARCT IV IPO. RCS received fees and compensation in connection with the sale of ARCT III’s and ARCT IV’s common stock in the respective IPOs. RCS received a selling commission of 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers in each of the IPOs. RCS received 3% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer manager fee in each of the IPOs. In addition, ARCT III and ARCT IV reimbursed the ARCT III Advisor, the ARCT IV Advisor and RCS, as applicable, for services relating to the ARCT III IPO and the ARCT IV IPO. Offering related costs are included in offering costs, commissions and dealer manager fees in the accompanying consolidated statements of changes in equity.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

Acquisition Related Expenses

Separate from acquisition fees related to the acquisition of certain properties in the GE Capital Portfolio discussed below, the General Partner, ARCT III and ARCT IV paid acquisition fees to the Former Manager and its affiliates equal to 1.0% of the contract purchase price, inclusive of indebtedness, of each property acquired by the General Partner, ARCT III or ARCT IV, as applicable. The General Partner, ARCT III and ARCT IV additionally reimbursed certain expenses as permitted under the advisory agreements. These fees and reimbursements (as applicable), totaled $12.3 million, $28.7 million and $1.7 million during the years ended December 31, 2013, 2012 and 2011, respectively. The General Partner and ARCT III were no longer required to pay these fees as of the ARCT III Merger, except for those properties in the General Partner’s acquisition pipeline as of that date. ARCT IV incurred these fees throughout 2013 and 2012.

During the year ended December 31, 2013, the General Partner paid a fee of $1.9 million (equal to 0.25% of the contract purchase price) to RCS and reimbursed expenses of $6.1 million to the Former Manager and its affiliates related to its acquisition of certain properties in the GE Capital Portfolio.

During the year ended December 31, 2013, ARCT IV paid a fee of $3.5 million (equal to 0.25% of the contract purchase price) to RCS and also paid an acquisition fee of $13.8 million to the affiliates of the Former Manager related to its acquisition of certain properties in the GE Capital Portfolio.

Merger and Other Non-routine Transactions

The General Partner, ARCT III and ARCT IV incurred fees and expenses payable to the Former Manager and its affiliates for services related to mergers and other non-routine transactions, as discussed below. These fees are included in merger and other non-routine transactions in the accompanying consolidated statements of operations. The table below shows fees and expenses attributable to each merger and other non-routine transaction during the period indicated (in thousands):

	Year Ended December 31, 2013
	ARCT III Merger	ARCT IV Merger	Cole Merger	CapLease Merger	Other	Total
Merger related costs:
Strategic advisory services	$—	$16,075	$14,215	$5,563	$243	$36,096
Legal fees and expenses	126	500	—	3,000	40	3,666
Personnel costs and other reimbursements	522	2,137	169	567	178	3,573
Other fees and expenses	—	640	—	250	—	890
Other non-routine transactions:
Subordinated distribution fee	98,360	—	—	—	—	98,360
Furniture, fixtures and equipment	5,800	—	—	—	—	5,800
Legal fees and expenses	950	—	—	—	—	950
Personnel costs and other reimbursements	—	1,107	1,463	—	109	2,679
Post-transaction support services	2,000	2,000	—	—	—	4,000
Other fees and expenses	—	—	—	132	—	132

Total	$107,758	$22,459	$15,847	$9,512	$570	$156,146

No expenses payable to affiliates of the Former Manager relating to mergers or other non-routine transactions were incurred during the years ended December 31, 2012 and 2011.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

Merger Costs

Unless otherwise indicated, all of the fees and reimbursements discussed below were incurred and recognized during the year ended December 31, 2013.

ARCT III Merger

The General Partner and ARCT III incurred and paid $0.3 million to ARC Advisory and $0.4 million to RCS Advisory for expense reimbursements in connection with the ARCT III Merger.

ARCT IV Merger

The General Partner entered into an agreement with RCS under which RCS agreed to provide strategic and financial advisory services to the General Partner in connection with the ARCT IV Merger. The General Partner paid $7.7 million (equal to 0.25% of the transaction value) upon the consummation of the ARCT IV Merger and reimbursed out of pocket expenses of $0.6 million pursuant to this agreement.

The General Partner entered into an agreement with RCS, RCS Advisory and ANST under which they agreed to provide financial advisory and information agent services in connection with the ARCT IV Merger and the related proxy solicitation seeking approval from the General Partner’s stockholders in connection with such merger. The agreement provided that these services included facilitation of the preparation, distribution and accumulation of proxy materials, stockholder, analyst and financial advisor communications and consultation on materials and communications made to the public and regulatory agencies regarding the ARCT IV Merger. However, effective October 6, 2013 pursuant to the first amendment to the ARCT IV Merger Agreement, a vote by they General Partner’s stockholders was no longer required. The General Partner paid $0.6 million in fees pursuant to this agreement.

ARCT IV entered into an agreement with RCS under which RCS agreed to provide strategic and financial advisory services to assist ARCT IV with its alternatives for a potential liquidity event. ARCT IV paid $7.7 million (equal to 0.25% of the transaction value) upon the consummation of the ARCT IV Merger and reimbursed out of pocket expenses of $0.8 million.

ARCT IV entered into an agreement with ARC Advisory and RCS Advisory under which they agreed to provide legal support services up to the date that ARCT IV entered into the ARCT IV Merger Agreement. ARCT IV paid $0.5 million in fees pursuant to this agreement.

ARCT IV entered into an agreement with RCS, RCS Advisory, and ANST under which they agreed to provide advisory and information agent services in connection with the ARCT IV Merger and the related proxy solicitation seeking approval of such merger by ARCT IV’s stockholders. The agreement provided that these services included facilitation of the preparation, distribution and accumulation of proxy materials, stockholder, analyst and financial advisor communications and consultation on materials and communications made to the public and regulatory agencies regarding the ARCT IV Merger. ARCT IV paid $0.8 million in fees and reimbursed $0.2 million of expenses pursuant to this agreement.

The General Partner and ARCT IV incurred and paid $0.5 million to RCS Advisory for expense reimbursements in connection with the ARCT IV Merger.

Pursuant to ARCT IV’s advisory agreement with the ARCT IV Advisor, ARCT IV agreed to pay the ARCT IV Advisor a brokerage commission on the sale of property in connection with the ARCT IV Merger. No fees were incurred under this agreement during the year ended December 31, 2013. ARCT IV incurred and paid $8.4 million as a brokerage commission, pursuant to the advisory agreement, in 2014.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

Cole Merger

The General Partner entered into an agreement with RCS under which RCS agreed to provide strategic and financial advisory services to the General Partner in connection with the Cole Merger. The General Partner paid a fee equal to 0.25% of the transaction value and reimbursed out of pocket expenses. The General Partner incurred and recognized $14.2 million in expense from this agreement in 2013. The amount recognized in 2013 constitutes one-half of the total fee of $28.4 million which was paid in 2014. The General Partner incurred and paid an additional $0.2 million to ARC Advisory for expense reimbursements in connection with the Cole Merger.

CapLease Merger

The General Partner entered into an agreement with RCS under which RCS agreed to provide strategic and financial advisory services to the General Partner in connection with the CapLease Merger. The General Partner paid a fee equal to 0.25% of the transaction value and reimbursed out of pocket expenses. The General Partner incurred and paid $5.6 million in fees pursuant to this agreement. The General Partner incurred and paid an additional $0.2 million to ARC Advisory and $3.6 million to RCS Advisory for expense reimbursements in connection with the CapLease Merger.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

Other Non-routine Transactions

ARCT III Merger Subordinated Distribution Fee

On February 28, 2013, the OP entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with the ARCT III OP and the ARCT III Special Limited Partner, the holder of the special limited partner interest in the ARCT III OP. The ARCT III Special Limited Partner was entitled to receive certain distributions from the ARCT III OP, including a subordinated distribution of net sales proceeds resulting from an “investment liquidity event” (as defined in the agreement of limited partnership of the ARCT III OP). The ARCT III Merger constituted an “investment liquidity event,” due to the attainment of the 6.0% performance hurdle and the return to ARCT III’s stockholders in addition to their initial investment. Pursuant to the Contribution and Exchange Agreement, the ARCT III Special Limited Partner contributed its interest in the ARCT III OP, inclusive of the $98.4 million subordinated distribution proceeds received, to the ARCT III OP in exchange for 7.6 million ARCT III OP Units. Upon consummation of the ARCT III Merger, these ARCT III OP Units were immediately converted into 7.3 million OP Units after application of the ARCT III Exchange Ratio. The OP recorded an expense of $98.4 million in connection with this transaction. In conjunction with the ARCT III Merger Agreement, the ARCT III Special Limited Partner agreed to hold its OP Units for a minimum of one year before converting them into shares of the General Partner’s common stock.

Furniture, Fixtures and Equipment and Other Assets

The OP entered into three agreements with affiliates of the Former Manager and the Former Manager (the “Sellers”), as applicable, pursuant to which, concurrently with the closing of the ARCT III Merger and ARCT IV Merger and the General Partner’s transition to self-management, the Sellers agreed to sell to the OP certain FF&E and other assets used by the Sellers in connection with managing the property level business and operations and accounting functions of the General Partner and the OP. During the year ended December 31, 2013, the General Partner expensed $5.8 million of costs associated with the acquisition of FF&E and other assets. In the first quarter of 2014, the General Partner expensed an additional $15.8 million of costs associated with the acquisition of FF&E and other assets.

Legal Fees and Expenses

On December 12, 2012, ARCT III and the ARCT III entered into a legal services reimbursement agreement with ARC Advisory to provide legal support services through the date of the ARCT III Merger. ARCT III incurred expenses of $0.5 million in connection with this agreement in 2013. Additional expenses of $0.5 million were paid to ARC Advisory during 2013 as reimbursement for litigation services.

Post-Transaction Support Services

ARCT III entered into an agreement with ARC Advisory under which ARC Advisory agreed to provide support services including legal, accounting, marketing, human resources and information technology, among other services, until the earlier of the ARCT III Merger closing date or one year (and an agreed upon period of up to 60 days following the ARCT III Merger). ARCT III incurred $2.0 million in fees pursuant to this agreement.

ARCT IV entered into an agreement with ARC Advisory and RCS Advisory under which they agreed to provide support services including legal, accounting, marketing, human resources and information technology, among other services, until the earlier of the ARCT IV Merger closing date or one year (and an agreed upon period of up to 60 days following the ARCT IV Merger). ARCT IV incurred $2.0 million in expenses pursuant to this agreement.

Personnel Costs and Other Reimbursements

The General Partner, ARCT III and ARCT IV incurred expenses of and paid, $2.5 million to RCS Advisory and $0.2 million to ANST for personnel costs and reimbursements in connection with non-recurring transactions.

Management Fees to Affiliates

The General Partner, ARCT III and ARCT IV recorded fees and reimbursements as shown in the table below for services provided by the Former Manager and its affiliates related to the operations of the General Partner, ARCT III and ARCT IV during the periods indicated (in thousands):

	Year Ended December 31,
	2013	2012	2011
Management fees to affiliates:
Base management fees	$4,969	$212	$—
Asset management fees	11,693	—	—
Property management fees	800	—	—

Total	$17,462	$212	$—

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

Base Management Fees

Prior to the termination of the amended and restated management agreement, the General Partner paid the Former Manager an annual base management fee equal to 0.50% per annum of the average unadjusted book value of the General Partner’s real estate assets, calculated and payable monthly in advance, for the value of assets up to $3.0 billion and 0.40% per annum for the unadjusted book value of assets over $3.0 billion. The management fee was generally payable in cash however in lieu of cash, on January 21, 2014, the Former Manager agreed to settle all outstanding balances in stock, resulting in the General Partner issuing 388,461 shares of common stock to the Former Manager. Prior to the ARCT III Merger, the Former Manager was entitled to an annual base management fee equal to 0.50% per annum for the unadjusted book value of assets with no asset threshold limitations. The General Partner incurred expenses of $5.0 million and $0,2 million that were not waived during the years ended December 31, 2013 and 2012, respectively. The Former Manager waived the portion of its management fee in excess of certain net income thresholds related to the General Partner’s operations during certain periods in 2013, 2012 and 2011. These waived fees totaled $6.1 million, $1.8 million and $0.3 million during the years ended December 31, 2013, 2012 and 2011, respectively.

Asset Management Fees

ARCT III

Until July 1, 2012, the ARCT III Advisor was entitled to an asset management fee of 0.75% per annum from ARCT III equal to the cost of its assets (cost includes the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but excludes acquisition fees) plus costs and expenses incurred by the ARCT III Advisor in providing asset management services. However, the asset management fee was to be reduced by any amounts payable to ARCT III’s property manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee did not exceed 0.75% per annum of the cost of ARCT III’s assets plus costs and expenses incurred by the ARCT III Advisor in providing asset management services. Prior to July 1, 2012, this fee was payable in monthly installments at the discretion of ARCT III’s board of directors in cash, common stock or restricted stock grants, or any combination thereof. Asset management fees for the year ended December 31, 2013 are included in management fees to affiliates in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2013. These asset management fees for the years ended December 31, 2012 and 2011 were waived.

Effective July 1, 2012, the payment of asset management fees in monthly installments in cash, shares or restricted stock grants, or any combination thereof to the ARCT III Advisor was eliminated. Instead, ARCT III issued (subject to periodic approval by its board of directors) to the ARCT III Advisor performance-based restricted partnership units of the ARCT III OP designated as “ARCT III Class B units,” which were intended to be profits interests and to vest, and no longer be subject to forfeiture, at such time as: (x) the value of the ARCT III OP’s assets plus all distributions equaled or exceeded the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); and (y) a liquidity event had occurred.

The ARCT III Advisor received distributions on unvested ARCT III Class B units equal to the distribution rate received on ARCT III common stock. These distributions were included in management fees to affiliates in the accompanying consolidated statements of operations and comprehensive loss until the performance condition was considered probable to occur. In 2012, the ARCT III board of directors approved the issuance of 145,022 ARCT III Class B units to the ARCT III Advisor for asset management services it provided. In 2013, the ARCT III board of directors approved issuance of an additional 603,599 ARCT III Class B units to the ARCT III Advisor for asset management services it provided. As of December 31, 2012, ARCT III did

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

not consider achievement of the performance condition to be probable as the shareholder vote for the ARCT III Merger, which would allow vesting of these ARCT III Class B Units, was not completed. The performance condition related to these ARCT III Class B units was satisfied upon the completion of the ARCT III Merger and as a result a $9.4 million expense was recorded at that time. The 748,621 total ARCT III Class B units then converted into ARCT III OP Units which converted on a one-to-one basis into 711,190 OP Units after the application of the ARCT III Exchange Ratio.

In connection with a 60-day extension of the advisory agreement which was executed in order to facilitate the smooth transition of advisory services following the consummation of the ARCT III Merger, the General Partner incurred and paid additional asset management fees of $2.3 million during 2013.

ARCT IV

In connection with the asset management services provided by the ARCT IV Advisor, ARCT IV issued (subject to periodic approval by the ARCT IV board of directors) to the ARCT IV Advisor performance-based restricted partnership units of the ARCT IV OP designated as “ARCT IV Class B Units,” which were intended to be profits interests and to vest, and no longer be subject to forfeiture, at such time as: (x) the value of the ARCT IV OP’s assets plus all distributions that equaled or exceeded the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of ARCT IV’s independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the ARCT IV Advisor was still providing advisory services to ARCT IV.

The calculation of the ARCT IV asset management fees was equal to: (i) 0.1875% of the cost of ARCT IV’s assets; divided by (ii) the value of one share of ARCT IV common stock as of the last day of such calendar quarter. When approved by the ARCT IV board of directors, the ARCT IV Class B Units were issued to the ARCT IV Advisor quarterly in arrears pursuant to the terms of the ARCT IV OP agreement. During the year ended December 31, 2013, the ARCT IV board of directors approved the issuance of 492,483 ARCT IV Class B Units to the ARCT IV Advisor in connection with this arrangement. As of December 31, 2013, ARCT IV did not consider achievement of the performance condition to be probable and no expense was recorded at that time. The ARCT IV Advisor received distributions on unvested ARCT IV Class B Units equal to the distribution rate received on the ARCT IV common stock. The performance condition related to the 498,857 ARCT IV Class B Units, which includes units issued for the period of January 1, 2014 through the ARCT IV Merger Date, was satisfied upon the completion of the ARCT IV Merger. These ARCT IV Class B Units immediately converted into OP Units at the 2.3961 exchange ratio and the Company recorded an expense of $13.9 million based on the fair value of the ARCT IV Class B Units during 2014.

Property Management Fees

ARCT III also had agreed to pay an affiliate of ARC, unless it contracted with a third party, a property management fee of up to 2% of gross revenues from ARCT III’s stand-alone single-tenant net leased properties and 4% of gross revenues from its multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. ARCT III also reimbursed the affiliate for property level expenses. If ARCT III contracted directly with third parties for such services, it paid them customary market fees and paid the affiliated property manager an oversight fee of up to 1% of the gross revenues of the property managed. The fees totaled $0.8 million during 2013.

Quarterly Incentive Fee

Prior to the termination of the amended and restated management agreement upon the transition to self-management, the General Partner was required to pay the Former Manager a quarterly incentive fee, calculated based on 20% of the excess of General Partner’s annualized core earnings (as defined in the management agreement with the Former Manager) over the weighted-average number of shares multiplied by the weighted-average price per share of common stock. One half of each quarterly installment of the incentive fee was payable in shares of common stock. The remainder of the incentive fee was payable in cash. No such incentive fees were incurred or paid to the Former Manager from inception through termination of the management agreement.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

General and Administrative Expenses

The General Partner, ARCT III and ARCT IV recorded general and administrative expenses as shown in the table below for services provided by the Former Manager and its affiliates related tot the operations of the General Partner during the periods indicated (in thousands):

	Year Ended December 31,
	2013	2012	2011
General and administrative expenses:
Advisory fees and reimbursements	$5,602	$826	$168
Equity awards	97,604	—	—

Total	$103,206	$826	$168

Advisory Fees and Reimbursements

The General Partner, ARCT III and ARCT IV agreed to reimburse the Former Manager and its affiliates, as applicable, for their out-of-pocket costs incurred by those entities, including without limitation, legal fees and expenses, transfer agent fees, due diligence fees and expenses, other third party fees and expenses, costs of appraisals, travel expenses, nonrefundable option payments and deposits on properties not acquired, accounting fees and expenses, title insurance premiums and other closing costs, personnel costs and miscellaneous expenses relating to the selection, acquisition and due diligence of properties or general operation of the company.

Equity Awards

Upon consummation of the ARCT III Merger, the General Partner entered into the OPP with the Former Manager. The OPP gave the Former Manager the opportunity to earn compensation upon the attainment of certain stockholder value-creation targets. Pursuant to previous authorization of the Company’s board of directors, as a result of the termination of the management agreement with the Former Manager, all LTIP Units awarded under the OPP were deemed earned and vested upon the consummation of the General Partner’s transition to self-management on January 8, 2014 and were converted into OP Units on such date. The General Partner recorded an expense of $32.7 million for the valuation of the award through December 31, 2013 and an additional expense of $59.6 million due to the accelerated vesting of the OPP. This accelerated vesting was recorded in 2013 as the General Partner determined that the required service had been effectively complete as of December 31, 2013. See Note 18 – Equity-based Compensation (As Restated) for a more detailed description of this plan. This total expense of $92.3 million is included in general and administrative expenses in the accompanying consolidated statements of operations.

The General Partner granted 620,000 and 93,683 restricted share awards to employees of affiliates of the Former Manager during the years ended December 31, 2013 and 2012, respectively. These were three separate grants and the grant date fair values for these issuances were $1.0 million in June 2012, $4.5 million in February 2013 and $4.4 million in July 2013.

Separately, as a result of the ARCT III Merger and the termination of the Management Agreement with the Former Manager, certain restricted shares held by employees of affiliates of the Former Manager were fully vested. This aggregate expense of $5.3 million is included in general and administrative expense in the accompanying consolidated statements of operations.

Indirect Affiliate Expenses

During the year ended December 31, 2013, a wholly owned subsidiary of ARC Real Estate purchased a historic building in Newport, Rhode Island (“Audrain”) with plans to renovate the second floor to serve as offices for certain executives of the General Partner and affiliates of the Former Manager. ARC Real Estate requested that invoices relating to the second floor renovation and tenant improvements and all building operating expenses either be reimbursed by the OP to the affiliate of the Former Manager or be paid directly to the contractors and vendors. During the year ended December 31, 2013, the OP paid $27,000 for architectural costs relating to the renovation directly to a third party. Tenant improvement, furniture and operating expenses incurred during 2014 in respect of Audrain totaled $8.8 million.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

In addition in 2013, the OP entered into a lease agreement with the subsidiary of ARC Real Estate for a term of 15 years with base rent of $0.4 million due annually beginning October 2013. As there were tenants occupying the building when it was purchased, these tenants subleased their premises from the Company until their leases terminated. During the year ended December 31, 2013, the OP incurred and paid $96,000 for base rent, which was partially offset by $55,000 of rental revenue received from the subtenants. Net rent expense incurred during 2014 totaled $0.2 million.

In November 2014, as a result of findings of the investigation conducted by the Audit Committee, the OP terminated the lease agreement and was reimbursed for the tenant improvement and furniture costs incurred by the OP totaling approximately $8.5 million, including the architectural costs of $27,000 incurred by the OP in 2013. Reimbursement was made by delivery and retirement of 916,423 OP Units held by an affiliate of the Former Manager. The General Partner never moved into or occupied the building.

Additional Related Party Transactions

The following related party transactions were not included in the tables above.

Tax Protection Agreement

The OP is party to a tax protection agreement with ARC Real Estate, which contributed its 100% indirect ownership interests in 63 of the General Partner’s properties to the Operating Partnership in the formation transactions related to the General Partner’s IPO. Pursuant to the tax protection agreement, the OP has agreed to indemnify ARC Real Estate for its tax liabilities (plus an additional amount equal to the taxes incurred as a result of such indemnity payment) attributable to its built-in gain, as of the closing of the formation transactions, with respect to its interests in the contributed properties (other than two vacant properties contributed), if the General Partner sells, conveys, transfers or otherwise disposes of all or any portion of these interests in a taxable transaction on or prior to September 6, 2021. The tax protection agreement provides that the sole and exclusive rights and remedies of ARC Real Estate under the tax protection agreement will be a claim against the Operating Partnership for ARC Real Estate’s tax liabilities as calculated in the tax protection agreement, and ARC Real Estate shall not be entitled to pursue a claim for specific performance or bring a claim against any person that acquires a protected party from the Operating Partnership in violation of the tax protection agreement.

Investment from the ARCT III Special Limited Partner

In connection with the ARCT III Merger, the ARCT III Special Limited Partner invested $0.8 million in the ARCT III OP and was subsequently issued 56,797 OP Units in respect thereof upon the closing of the ARCT III Merger after giving effect to the ARCT III Exchange Ratio. This investment is included in non-controlling interests in the accompanying consolidated balance sheets.

Investment in an Affiliate of the Former Manager

During the year ended December 31, 2013, the General Partner invested $10.0 million in a real estate fund advised by an affiliate of the Former Manager, American Real Estate Income Fund, which invests primarily in equity securities of other publicly traded REITs, and subsequently reinvested dividends totaling $0.1 million in the fund. During the fourth quarter of 2013, the General Partner sold a portion of such investments with an original cost of $8.5 million at a loss of $0.4 million. The fair value of the investment at December 31, 2013 was $1.5 million.

Ownership by Affiliates of the Former Manager

Certain affiliates of the Former Manager own shares of the General Partner’s common stock, shares of unvested restricted common stock, OP Units and LTIP Units. As of December 31, 2013 and 2012, 4.37% and 1.35%, respectively, of the total equity units issued by the General Partner and the OP were owned by affiliates.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2013

Due to Affiliates

Due to affiliates, as reported in the accompanying consolidated balance sheets, is comprised of the following amounts discussed above (in thousands):

	December 31,
	2013	2012
Due to affiliates:
Offering related costs	$220	$100
Merger and other non-routine transactions	38,645	1,046
Management fees to affiliates	4,969	—
General and administrative	59,600	376

Total	$103,434	$1,522

See Note 24 — Subsequent Events (As Restated) for significant subsequent events.

For the year ended December 31, 2013, the OP excluded 9,591,173 OP Units outstanding, which are convertible to an equal number of shares of the General Partner’s common stock, all LTIP Units,

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Note 20 — Economic Dependency

Prior to transitioning to self-management on January 8, 2014, the General Partner engaged, under various agreements, the Former Manager and its affiliates to provide certain services that are essential to the Operating Partnership, including asset management services and supervision of the management and leasing of properties owned by the Operating Partnership, as well as other administrative responsibilities for the Operating Partnership including information technology, legal services and investor relations. See Note 24 — Subsequent Events (As Restated) for additional information on the General Partner’s transition to self-management.

As a result of these relationships, the Operating Partnership was dependent upon the Former Manager, ARC and their affiliates. In the event that these companies were unable to provide the Operating Partnership with the respective services, the Operating Partnership would have been required to find alternative providers of these services. As a result of the ARCT III Merger, ARCP internalized certain accounting and property acquisition services previously performed by the Former Manager and its affiliates. ARCP may from time to time engage the Former Manager for legal, information technology or other support services for which it will pay a fee.

Note 21 — Net Loss Per Unit (As Restated)

The following is a summary of the basic and diluted net loss per unit computation for the years ended December 31, 2013, 2012 and 2011 (amounts in thousands, expect for units and per unit data):

	Year Ended December 31,
	2013 (As Restated)	2012 (As Restated)	2011
Net loss from continuing operations attributable to unitholders	$(507,781)	$(41,492)	$(3,952)
Net loss from discontinued operations attributable to common unitholders	(34)	(745)	(852)

Net loss attributable to common unitholders	(507,815)	(42,237)	(4,804)
Less: dividends declared on preferred units and RSUs	(3,631)	(368)	—

Net loss attributable to common unitholders, net of dividends on preferred unit and RSUs	$(511,446)	$(42,605)	$(4,804)

Weighted-average common units outstanding (1)	214,352,289	104,083,222	3,818,872

Basic and diluted net loss per share from continuing operations attributable to common unitholders	$(2.37)	$(0.40)	$(1.04)

Basic and diluted net loss per share from discontinued operations attributable to common unitholders	$—	$(0.01)	$(0.22)

Basic and diluted net loss per share attributable to common unitholders	$(2.37)	$(0.41)	$(1.26)

(1)	Weighted-average units for the year ended December 31, 2013 are adjusted as if the acquisition of all outstanding shares of ARCT III common stock for cash in conjunction with the ARCT III Merger, had been completed at inception. Weighted-average units for the year ended December 31, 2013, excluding this pro forma adjustment, were 218,711,185 and net loss was $2.34 per unit, basic and diluted.

For the year ended December 31, 2013, the Operating Partnership excluded 946,442 shares of unvested restricted units outstanding and 21,735,008 Series D Preferred Units outstanding as of December 31, 2013 from the calculation of diluted net loss per share as the effect would have been antidilutive.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Note 22 — Discontinued Operations and Properties Held for Sale

The Operating Partnership separately classifies properties held for sale in the accompanying consolidated balance sheets and operating results for those properties as discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. In the normal course of business, changes in the market or changes in credit risk of certain tenants, among other factors, may compel the Operating Partnership to decide to classify a property as held for sale or reclassify a property that is designated as held for sale back to held for investment. In these situations, the property is transferred to held for sale or back to held for investment at the lesser of fair value or depreciated cost. As of December 31, 2013 and 2012, the Operating Partnership held one and two properties, respectively, classified as held for sale on the accompanying respective consolidated balance sheets.

On March 5, 2013, the Operating Partnership executed a purchase and sale agreement to sell a Citizens Bank branch in Worth, IL classified as held for sale as of December 31, 2013. The sale price of the asset is $0.7 million in cash, which approximates the carrying value of the property.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Note 23 — Quarterly Results (Unaudited) (As Restated)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2013 (in thousands, except unit and per unit amounts). See Note 2 — Restatement of Previously Issued Financial Statements in the Company’s Quarterly Reports on Form 10-Q/A for the fiscal periods ended March 31, 2014 and June 30, 2014, respectively, and Form 10-Q for the fiscal periods ended September 30, 2014, for further discussion on the Quarterly Results as restated.

	Quarters Ended (1)
	March 31, 2013 (As Restated)	June 30, 2013 (As Restated)	September 30, 2013 (As Restated)	December 31, 2013 (As Restated)
Revenues	$43,235	$54,945	$95,255	$136,226
Net loss from continuing operations attributable to unitholders	(145,937)	(72,311)	(83,450)	(206,083)
Net income (loss) from discontinued operations attributable to common unitholders	(2)	36	96	(150)

Net loss attributable to common unitholders	(145,939)	(72,275)	(83,354)	(206,233)

Less: dividends declared on preferred units and RSUs	(193)	(233)	(199)	(3,006)

Net loss attributable to common unitholders, net of dividends on preferred units and RSUs	$(146,132)	$(72,508)	$(83,553)	$(209,239)

Weighted-average units outstanding	172,351,898	209,408,106	231,682,236	242,467,964

Basic and diluted loss per share from continuing operations attributable to common unitholders	$(0.85)	$(0.35)	$(0.36)	$(0.85)

Basic and diluted loss per share from discontinued operations attributable to common unitholders	$—	$—	$—	$—

Basic and diluted loss per share attributable to common unitholders	$(0.85)	$(0.35)	$(0.36)	$(0.85)

(1)	The historical financial statements have been adjusted for discontinued operations and figures have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.

The following tables present the combined impact of all changes to the applicable line items in the consolidated financial statements to the Company’s previously issued consolidated financial statements each of the fiscal quarters in for the year ended December 31, 2013, as disclosed in Note 2— Restatement of Previously Issued Financial Statements (in thousands, except share amounts):

	Three Months Ended March 31, 2013			Three Months Ended June 30, 2013
	As Previously Reported (1)	Restatement Adjustments	As Restated	As Previously Reported (1)	Restatement Adjustments	As Restated
Revenues	$42,897	$—	$42,897	$54,945	$—	$54,945
Net loss from continuing operations attributable to stockholders	(141,161)	(2,703)	(143,864)	(71,992)	2,389	(69,603)
Net loss from discontinued operations attributable to stockholders	(2)	(14)	(16)	34	(34)	—

Net loss attributable to the Company	(141,163)	(2,717)	(143,880)	(71,958)	2,355	(69,604)

Less: dividends declared on preferred shares and RSUs	(193)	—	(193)	(233)	—	(233)

Net loss attributable to the common stockholders	$(141,356)	$(2,717)	$(144,073)	$(72,191)	$2,355	$(69,836)

Weighted-average shares outstanding	167,847,516	—	167,847,516	198,956,355	—	198,956,355

Basic and diluted loss per share from continuing operations attributable to common stockholders	$(0.84)	$(0.02)	$(0.86)	$(0.36)	$0.01	$(0.35)

Basic and diluted net loss per share attributable to common stockholders	$(0.84)	$(0.02)	$(0.86)	$(0.36)	$0.01	$(0.35)

(1)	These financial figures have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

	Three Months Ended September 30, 2013			Three Months Ended December 31, 2013
	As Previously Reported (1)	Restatement Adjustments	As Restated	As Previously Reported (1)	Restatement Adjustments	As Restated
Revenues	$95,255	$—	$95,255	$136,781	$(555)	$136,226
Net loss from continuing operations attributable to stockholders	(82,768)	2,598	(80,170)	(178,800)	(19,029)	(197,829)
Net loss from discontinued operations attributable to stockholders	91	(122)	(31)	(142)	156	14

Net loss attributable to the Company	(82,677)	2,476	(80,201)	(178,942)	(18,873)	(197,815)

Less: dividends declared on preferred shares and RSUs	(199)	—	(199)	(3,006)	—	(3,006)

Net loss attributable to the common stockholders	$(82,876)	$2,476	$(80,400)	$(181,948)	$(18,873)	$(200,821)

Weighted-average shares outstanding	221,707,934	—	221,707,920	231,969,433	—	231,969,433

Basic and diluted loss per share from continuing operations attributable to common stockholders	$(0.37)	$0.01	$(0.36)	$(0.77)	$(0.10)	$(0.87)

Basic and diluted loss per share from discontinued operations attributable to common stockholders	$—	$—	$—	$—	$—	$—

Basic and diluted net loss per share attributable to common stockholders	$(0.37)	$0.01	$(0.36)	$(0.78)	$(0.09)	$(0.87)

(1)	These financial figures have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.

Presented below is a summary of the unaudited quarterly financial information for each of the fiscal quarters in the year ended December 31, 2012 (in thousands, except share and per share amounts):

	Quarters Ended (1)
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Revenues	$6,240	$11,534	$18,945	$30,488
Net loss from continuing operations attributable to unitholders	(5,154)	(7,084)	(12,833)	(16,421)
Net income (loss) from discontinued operations attributable to common unitholders	(336)	(166)	(3)	(240)

Net loss attributable to common unitholders	(5,490)	(7,250)	(12,836)	(16,661)

Less: dividends declared on preferred units and RSUs	—	(70)	(140)	(158)

Net loss attributable to common unitholders, net of dividends on preferred units and RSUs	$(5,490)	$(7,320)	$(12,976)	$(16,819)

Weighted-average shares outstanding	23,924,122	68,819,321	139,241,957	182,324,209

Basic and diluted loss per share from continuing operations attributable to common unitholders	$(0.22)	$(0.10)	$(0.09)	$(0.09)

Basic and diluted loss per share from discontinued operations attributable to common unitholders	$(0.01)	$—	$—	$—

Basic and diluted loss per share attributable to common unitholders	$(0.23)	$(0.11)	$(0.09)	$(0.09)

(1)	Certain historical balances have been restated for discontinued operations.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

The following tables present the combined impact of all changes to the applicable line items in the consolidated financial statements to the Company’s previously issued consolidated financial statements for the year ended December 31, 2012, as disclosed in Note 2— Restatement of Previously Issued Financial Statements (in thousands, except share amounts):

	Three Months Ended March 31, 2012			Three Months Ended June 30, 2012
	As Previously Reported (1)	Restatement Adjustments	As Restated	As Previously Reported (1)	Restatement Adjustments	As Restated
Revenues	$6,240	$—	$6,240	$11,534	$—	$11,534
Net loss from continuing operations attributable to stockholders	(4,722)	—	(4,722)	(7,012)	—	(7,012)
Net loss from discontinued operations attributable to stockholders	(322)	—	(322)	(77)	—	(77)

Net loss attributable to the Company	(5,044)	—	(5,044)	(7,089)	—	(7,089)

Less: dividends declared on preferred shares and RSUs	—	—	—	(70)	—	(70)

Net loss attributable to the common stockholders	$(5,044)	$—	$(5,044)	$(7,159)	$—	$(7,159)

Weighted-average shares outstanding	23,614,122	—	23,614,122	68,317,195	—	68,317,195

Basic and diluted loss per share from continuing operations attributable to common stockholders	$(0.20)	$—	$(0.20)	$(0.10)	$—	$(0.10)

Basic and diluted loss per share from discontinued operations attributable to common stockholders	$(0.01)	$—	$(0.01)	$—	$—	$—

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.21)	$—	$(0.21)	$(0.10)	$—	$(0.10)

(1)	These financial figures have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.

	Three Months Ended September 30, 2012			Three Months Ended December 31, 2012
	As Previously Reported (1)	Restatement Adjustments	As Restated	As Previously Reported (1)	Restatement Adjustments	As Restated
Revenues	$18,945	$—	$18,945	$30,488	$—	$30,488
Net loss from continuing operations attributable to stockholders	(12,768)	—	(12,768)	(16,735)	276	(16,459)
Net loss from discontinued operations attributable to stockholders	(41)	—	(41)	(259)	8	(251)

Net loss attributable to the Company	(12,809)	—	(12,809)	(16,994)	284	(16,710)

Less: dividends declared on preferred shares and RSUs	(140)	—	(140)	(158)	—	(158)

Net loss attributable to the common stockholders	$(12,949)	$—	$(12,949)	$(17,152)	$284	$(16,868)

Weighted-average shares outstanding	138,348,622	—	138,348,622	180,931,150	—	180,931,150

Basic and diluted loss per share from continuing operations attributable to common stockholders	$(0.09)	$—	$(0.09)	$(0.09)	$—	$(0.09)

Basic and diluted loss per share from discontinued operations attributable to common stockholders	$—	$—	$—	$—	$—	$—

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.09)	$—	$(0.09)	$(0.09)	$—	$(0.09)

(1)	These financial figures have been recast in applying the carryover basis of accounting to include the effects of the merger with ARCT IV.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Note 24 — Subsequent Events (As Restated)

The following significant events occurred subsequent to December 31, 2013:

Completion of Acquisition of Assets

The following table presents certain information about the properties that the Operating Partnership (on behalf of ARCP) acquired from January 1, 2014 to February 26, 2015 (dollar amounts in millions):

	No. of Buildings	Square Feet (in millions)	Base Purchase Price (1)
Total Portfolio — December 31, 2013 (2)	2,559	43,834,493	$7,392,610
Acquisitions, net of disposals (3) (4)	2,101	59,373,760	10,468,192

Total Portfolio — February 26, 2015 (2)	4,660	103,208,253	$17,860,802

(1)	Contract purchase price, excluding acquisition and transaction related costs.
(2)	Total portfolio excludes one vacant property contributed in September 2011, which was classified as held for sale as of December 31, 2013.
(3)	As part of the Cole Merger, the Company acquired 1,053 properties in February 2014 for a base purchase price of $8.7 billion.
(4)	The Red Lobster portfolio, which consists of 542 properties, was purchased in July 2014 for a base purchase price of $1.7 billion.

Transition to Self-Management

On January 8, 2014, the General Partner completed its transition to self-management. In connection with becoming self-managed, the General Partner terminated its management agreement with the Former Manager and certain former executives and employees of the Former Manager and its affiliates became employees of the Operating Partnership.

Termination of Management Agreement

In connection with the transition by the General Partner to self-management, on January 8, 2014, the General Partner and the Former Manager entered into an Amendment and Acknowledgment of Termination of Amended and Restated Management Agreement (the “Termination Agreement”), dated January 8, 2014. The Termination Agreement provided for termination of the Amended and Restated Management Agreement, dated February 28, 2013, between the General Partner and the Former Manager, effective January 8, 2014. Pursuant to the Termination Agreement, the Former Manager agreed to continue to provide services previously provided under the Management Agreement, to the extent required by the Operating Partnership, for a period of 60 days following January 8, 2014 and received a payment in the amount of $10.0 million for providing such services.

Pursuant to an Assignment and Assumption Agreement (the “Assignment”) dated January 8, 2014 between ARC, an affiliate of the Former Manager and RCS Advisory Services, LLC, ARC assigned to the General Partner, and the General Partner assumed, certain of the rights and obligations under that certain Services Agreement dated as of June 10, 2013 between ARC and RCS Advisory Services, LLC (the “Services Agreement”). Under the Services Agreement, RCS Advisory Services, LLC and its affiliates had been providing to the General Partner and Operating Partnership certain transaction management services and other services, employees and other resources. The Assignment enables the General Partner and Operating Partnership to continue to receive the services and resources contemplated under the Services Agreement, at the General Partner’s discretion.

In addition, pursuant to a separate Transition Services Agreement (the “Transition Services Agreement”), dated October 21, 2013, affiliates of the Former Manager agreed to provide certain transition services, including accounting support, acquisition support, investor relations support, public relations support, human resources and administration, general human resources duties, payroll services, benefits services, insurance and risk management, information technology, telecommunications and Internet and services relating to office supplies. The Transition Services Agreement was in effect for a 60-day term beginning on the date the General Partner became self-managed. To the extent the General Partner or the Operating Partnership requested any services, the General Partner and Operating Partnership were required to pay a fee at an hourly rate or flat rate to be agreed on, not to exceed a market rate for the services to be provided pursuant to the Transition Services Agreement.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Furniture, Fixtures and Equipment

On January 8, 2014, the Operating Partnership entered into the Asset Purchase and Sale Agreement with the Former Manager (the “Purchase Agreement”), pursuant to which the Former Manager agreed to sell to the Operating Partnership certain furniture, fixtures and equipment and other assets used by the Former Manager in connection with the business of the Operating Partnership. Under the Purchase Agreement, the Operating Partnership paid the Former Manager $10.0 million for the furniture, fixtures and equipment and other assets. The Operating Partnership incurred and recorded a total of $15.8 million of expenses associated with the purchase of the FF&E and other assets in 2014. See Note 19 — Related Party Transactions and Arrangements (As Restated).

Repayment of Debt

On July 14, 2014, the Operating Partnership repaid in full $19.2 million of the Senior Notes and, on July 30, 2014, the Operating Partnership repaid in full $30.9 million of the Trust Preferred Notes, both of which were assumed as part of the CapLease Merger. In addition, on June 6, 2014 the Operating Partnership repaid in full $150.0 million of the Secured Credit Facility assumed as part of the CapLease Merger.

Executive Leadership Changes and Audit Committee Investigation

On September 30, 2014, the General Partner announced that, effective October 1, 2014, David S. Kay would become Chief Executive Officer of the General Partner and Lisa E. Beeson would become the General Partner’s President. Nicholas S. Schorsch, who had served as the General Partner’s Chief Executive Officer, would remain the General Partner’s Executive Chairman.

On October 29, 2014, the General Partner filed a Current Report on Form 8-K with the SEC disclosing the General Partner’s conclusion that the previously issued consolidated financial statements and other financial information contained in the General Partner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and the General Partner’s earnings releases and other financial communications for these periods, should no longer be relied upon. Results of the investigation are further discussed within Note 2 – Restatement of Previously Issued Financial Statements.

On October 28, 2014, Brian S. Block and Lisa Pavelka McAlister, the General Partner’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary and Senior Vice President and Chief Accounting Officer, respectively resigned from the General Partner. The General Partner’s board of directors appointed Michael Sodo to serve as the General Partner’s Chief Financial Officer and Gavin Brandon to serve as the General Partner’s Chief Accounting Officer.

On December 12, 2014, Nicholas S. Schorsch resigned as Executive Chairman and a director of the General Partner. He also resigned from all other employment and board positions that he held at the General Partner and its subsidiaries and certain General Partner-related entities (including the non-traded real estate investment trusts sponsored or managed by the General Partner or its affiliates).

On December 15, 2014, David S. Kay resigned as Chief Executive Officer (“CEO”) and a director of the General Partner and as CEO of the Operating Partnership. Lisa E. Beeson also resigned as President and Chief Operating Officer of the General Partner and Operating Partnership. In addition, each of them resigned from any other employment or board positions held with the General Partner, its subsidiaries and certain General Partner-related entities (including the non-traded real estate investment trusts sponsored or managed by the General Partner or its affiliates).

In connection with resignations, Messrs. Schorsch, Block and Kay and Ms. Beeson relinquished approximately 2.7 million shares of stock as well as outstanding interests in the Company’s 2014 Outperformance Plan.

Effective December 15, 2014, William G. Stanley, who had been serving as the General Partner’s Lead Independent Director, became the General Partner’s Interim Chief Executive Officer and Interim Chairman of the General Partner’s board of directors, thus resigning from his role as Lead Independent Director, which was assumed by another independent director. Mr. Stanley will lead the General Partner until permanent replacements are named. The Compensation Committee of the General Partner’s board of directors has commenced a search for a new Chief Executive Officer and a new Chairman of the General Partner’s board of directors.

Unconsummated Sale of Cole Capital to RCS

On October 1, 2014, the General Partner announced that the OP had entered into an equity purchase agreement (the “Agreement”), dated as of September 30, 2014 with and RCS Capital Corporation (“RCAP”), pursuant to which RCAP would acquire Cole Capital, the General Partner’s private capital management business, for at least $700.0 million. As part of the transaction, the General Partner would be entitled to an earn-out of up to an additional $130.0 million based upon Cole Capital’s 2015 EBITDA.

On November 3, 2014, the General Partner received notice from RCAP purporting to terminate the Agreement.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

On December 4, 2014, the General Partner issued a press release announcing that it had entered into a settlement agreement with RCAP that resolved their dispute relating to the Agreement. The settlement, in which the General Partner received $60.0 million, resolved litigation brought by the General Partner in the Delaware Court of Chancery to enforce its rights under the Agreement.

The settlement included: $42.7 million in cash paid by RCAP to the General Partner; a $15.3 million unsecured note issued by RCAP to the General Partner; and a release of the General Partner from its obligation to pay $2.0 million to RCAP or its affiliates relating to another matter described in the press release. The $42.7 million in cash included a $10.0 million payment already delivered to the General Partner by RCAP in connection with the Agreement. The two-year unsecured note bears interest at an 8.0% interest rate per annum. In addition, the General Partner and RCAP have agreed to terminate, unwind or otherwise discontinue all agreements, arrangements and understandings between the two parties and any of their respective subsidiaries.

Abandoned Spin-off of Multi-Tenant Shopping Center Portfolio

On March 13, 2014, the General Partner announced its intention to spin off its multi-tenant shopping center business into a publicly traded REIT, American Realty Capital Centers, Inc., which was expected to operate under the name “ARCenters” and to trade on the NASDAQ Global Market under the symbol “ARCM.” The Operating Partnership was expected to retain 25% ownership of ARCM. The spin-off was expected to be effectuated through a pro rata taxable special distribution of one share of ARCM common stock for every 10 shares of the General Partner’s common stock and every 10 Limited Partner OP Units held by third parties in the Operating Partnership. On April 4, 2014, ARCM filed a Registration Statement on Form 10 to register ARCM’s common stock, par value $0.01 per share, pursuant to Section 12(b) of the Exchange Act so that, upon consummation of the spin-off, shares of ARCM received by holders of the General Partner’s common stock, or Limited Partner OP Units, as applicable, could freely trade their newly received ARCM common stock. ARCM was expected to be externally managed by the General Partner. On May 21, 2014, the General Partner announced that it had reassessed its plans for the multi-tenant shopping center portfolio and entered into a letter of intent to sell such portfolio to Blackstone, expecting to finalize pertinent documentation related thereto within 30 days of such date. The properties included in such sale were the same properties that would have been spun off into ARCM and, consequently, the General Partner abandoned its proposed spin-off at such time. On June 11, 2014, indirect subsidiaries of the OP entered into an Agreement of Purchase and Sale with BRE DDR Retail Holdings III LLC, an entity indirectly jointly owned by affiliates of Blackstone Real Estate Partners VII L.P. and DDR Corp., pursuant to which the parties definitively documented the sale of the General Partner’s multi-tenant shopping center portfolio. Such sale was consummated on October 17, 2014, as described further below. The General Partner expects to withdraw its filed Registration Statement on Form 10 intended to register shares of common stock of ARCM.

Multi-tenant Shopping Center Portfolio Sale

On October 17, 2014, the General Partner completed the sale of its multi-tenant shopping center portfolio for $1.9 billion to a joint venture (the “Joint Venture”) between affiliates of Blackstone Real Estate Partners VII (“Blackstone”) and DDR Corp (“DDR”). Additionally, the General Partner entered into a letter of intent with an unrelated third party to sell five multi-tenant properties for $52.3 million bringing total sale proceeds to $2.0 billion. The transaction aimed to simplify the General Partner’s business model, allowing it to focus solely on its single-tenant, net lease investments. The disposition to Blackstone and DDR provided $1.3 billion of net proceeds, of which $1.2 billion were used to reduce the General Partner’s leverage by paying down the General Partner’s line of credit, and a loss on sale of $261.1 million, which includes the write-off of $195.5 million of goodwill allocated to the cost basis of the Multi-Tenant Portfolio.

Line of Credit, Agreements, and Waivers

The OP has substantial amounts of indebtedness outstanding upon which it relies for funding of future capital needs. As discussed within Note 13 — Credit Facilities, at December 31, 2013, the Credit Facility had commitments of $2.4 billion. The Credit Facility had an accordion feature, which, if exercised in full, would allow the OP to increase borrowings under the Credit Facility to $3.0 billion, subject to additional lender commitments, borrowing base availability and other conditions.

On June 30, 2014, the General Partner, as guarantor, and the Operating Partnership, as borrower, entered into the Credit Agreement, which increased the available borrowings, extended the term and decreased the interest rates associated with the Credit Facility prior to the execution of the Credit Agreement. The Credit Agreement provided an accordion feature, which, if exercised in full, would allow the General Partner to increase the aggregate commitments under the Credit Facility to $6.0 billion, subject to the receipt of such additional commitments and the satisfaction of certain customary conditions. Subsequent to the execution of the Credit Agreement, the General Partner accepted an additional $50.0 million commitment on the revolving credit facility from one of the original 20 financial institutions, bringing the total Credit Facility commitments to $4.7 billion.

On November 12, 2014, the General Partner and the OP entered into a consent, waiver and amendment (“the Amendment”) with its lenders under its unsecured credit facility for an extension regarding the delivery of the General Partner’s third quarter

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

2014 financial statements and certain other financial deliverables until the earlier of five days following the date the General Partner files with the SEC its third quarter 2014 10-Q and January 5, 2015. The Amendment allowed the OP to remain compliant with its borrowing obligations under its Credit Facility as the General Partner’s external auditors completed their review of the General Partner’s previously filed 2013 and 2014 financial statements. As part of the Amendment, in order to better align the size of the facility with anticipated future usage, the General Partner elected to reduce the maximum amount of indebtedness from $4.65 billion to $4.0 billion. Additionally, until the 2013 and 2014 financial statements are filed with the SEC, the maximum principal amount of indebtedness outstanding under the Credit Facility was temporarily reduced thereunder to $3.6 billion.

On December 23, 2014, the General Partner and the Operating Partnership, as the borrower, entered into a Consent and Waiver Agreement (the “Consent and Waiver”) with respect to the Credit Agreement, as amended. The Consent and Waiver, among other things, (i) provided for a further extension regarding the delivery of the General Partner’s third quarter 2014 financial statements and certain other financial deliverables that the General Partner agreed to provide under the Amendment, until the earlier of March 2, 2015 and 45 days following the receipt of a notice of breach or default from an applicable trustee or the requisite percentage of holders under the General Partner’s and the Operating Partnership’s respective debt indentures, (ii) provided an extension from the lenders for the delivery of the General Partner’s full-year 2014 audited financial statements until the earlier of the fifth day after the date that the General Partner files its Annual Report on Form 10-K with the SEC for the fiscal year ended December 31, 2014 and March 31, 2015, (iii) permanently reduced the maximum amount of indebtedness under the Credit Agreement to $3.6 billion, including the reduction of commitments under the General Partner’s revolving facilities and the elimination of the $25 million swingline facility, (iv) provided that until the date that all required financial deliverables have been delivered, no further loans or letters of credit would be requested under the Credit Agreement, as amended, by the OP, other than in accordance with the cash flow forecast provided by the General Partner to the Lenders thereunder, and that neither the General Partner nor the Operating Partnership would pay any dividends on, or make any other Restricted Payment (as defined in the Credit Agreement) on, its respective common equity and (v) provided that the General Partner would provide additional financial and other information to the Lenders from time to time. In connection with the Amendment and Consent and Waiver, the General Partner agreed to pay certain customary fees to the consenting Lenders and agreed to reimburse certain customary expenses of the arrangers. On February 20, 2015, the General Partner and the OP entered into a third consent (the “Third Consent”) to confirm that certain revisions to the required financial deliverables were agreed with the Lenders.

Agreement in Principle with Senior Noteholder Group; Convertible Notes

On January 22, 2015, the General Partner announced that the OP had entered into an agreement in principle with an ad hoc group of holders (the “Senior Noteholder Group”), which the General Partner had been advised then represented a majority of the aggregate principal amounts outstanding of each of the 2.000% senior notes due 2017, the 3.000% senior notes due 2019 and the 4.600% senior notes due 2024, which, in each case, were issued by the Operating Partnership, of which the General Partner is the sole general partner, and guaranteed by us under an Indenture, dated February 6, 2014 (the “Indenture”), by and among the Operating Partnership, U.S. Bank National Association, as trustee, and the guarantors named therein. Pursuant to such agreement, the Senior Noteholder Group agreed not to issue a notice of default, prior to March 3, 2015, for the OP failure to timely deliver a Third Quarter 10-Q containing financial information required to be included therein in respect of the Operating Partnership, which is required to be delivered pursuant to the terms of the Indenture. In exchange, the OP agreed to sign a confidentiality agreement with the Senior Noteholder Group’s counsel and pay reasonable and documented fees and out-of-pocket expenses of such counsel up to $300,000. Furthermore, the parties agreed that in the event a notice of default related to our failure to timely deliver such Third Quarter 10-Q is issued by the senior noteholders on or after March 3, 2015, the 60-day cure period set forth in the Indenture will be reduced by one day for each day after January 19, 2015 that such notice of default is given. Such agreement was subsequently definitively documented and a supplement to the Indenture was entered into on February 9, 2015. The agreement was reached after the ad hoc group recently and directed counsel to the Senior Noteholder Group to engage in discussions with the General Partner regarding the terms of a possible resolution in response to our failure to timely deliver such third quarter 2014 financial information regarding the Operating Partnership.

In addition, the General Partner announced on January 22, 2015 that it received at its Phoenix, Arizona corporate office notice (the “Notice”) from the trustee under the indentures (the “Convertible Indentures”) governing the Convertible Notes of the General Partner’s failure to timely deliver its Third Quarter 10-Q, which was required to be delivered pursuant to the terms of the Convertible Indentures. Subsequent to the General Partner’s announcement, the General Partner learned that it also received the Notice on January 16, 2015, at an address in New York City that was formerly the General Partner’s principal place of business. Pursuant to the terms of the Convertible Indentures, the General Partner has 60 days following its receipt of a notice of default to deliver the required financial statements, after which such failure would become an event of default under each of the Convertible Indentures. Our Third Quarter 10-Q will be filed with the SEC concurrent herewith.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Non-Compliance Associated with the General Partner’s Filings

The federal securities laws require companies subject to the Exchange Act to disclose information on an ongoing basis. These laws include deadlines for public companies based on the category of the filer as well as type of form filed.

The General Partner is classified as a Large Accelerated Filer. The deadlines associated with our filing category are as follows:

•	The General Partner’s Annual Report on Form 10-K must be submitted within 60 days of the General Partner’s fiscal year end; and

•	The General Partner’s Quarterly Report on Form 10-Q must be submitted within 40 days of the General Partner’s fiscal quarter end.

In light of the non-reliance on the General Partner’s financial statements and the ongoing Audit Committee investigation, such deadlines with the SEC were not met with respect to the General Partner’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014. Additionally since November 13, 2014, the General Partner has received subpoenas, as expected, from the SEC requesting the production of certain documents and communications that relate to, among other things, the matters surrounding the investigation. The General Partner has cooperated with the SEC.

On November 12, 2014, the General Partner received a notification letter (the “Letter”) from the NASDAQ Listing Qualifications Department (“NASDAQ”) stating that because the General Partner had not yet filed its Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Form 10-Q”) with the SEC, it was not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1). The General Partner also received, and has cooperated with, a letter (the “NASDAQ Information Request”) from NASDAQ requesting certain information relating to the matters described in the Current Report on Form 8-K filed October 29, 2014.

Pursuant to the Letter, we were required to submit a plan to NASDAQ to regain compliance with the applicable NASDAQ Listing Rule within 60 days of November 12, 2014 and complied with such obligation. After review of our plan for regaining compliance, NASDAQ granted us an extension until April 15, 2015 to deliver our third quarter 2014 financial statements.

Dividend Policy

As of December 24, 2014, the General Partner determined that, until it has delivered its 2013 financial statements, 2014 financial statements and related compliance certificates, neither it nor the Operating Partnership will pay any dividends on, or make any other Restricted Payment (as defined in the Amended Credit Agreement) on, its respective common equity. Following the delivery of its financial statements, the General Partner will reevaluate a reinstatement of its dividend at a rate that is in line with its industry peers.

Redemption of Series D Preferred Stock

As described in Note 19 — Related Party Transactions and Arrangements (As Restated), the General Partner issued 21.7 million shares of Series D Preferred Stock on November 12, 2013 to various holders pursuant to a private placement. The Articles Supplementary designating the terms of the Series D Preferred Stock provided that such shares were redeemable on the Redemption Date. If the General Partner did not choose to redeem the shares on the Redemption Date, the holders of Series D Preferred Stock were entitled to convert some or all of their outstanding shares of Series D Preferred Stock and the General Partner would then elect whether to (1) convert the shares of Series D Preferred Stock into the number of fully paid and non-assessable shares of common stock obtained by dividing the aggregate Liquidation Preference of such Series D Preferred Stock by the Conversion Price, (2) convert the shares of Series D Preferred Stock into an equal number of shares of Series E Preferred Stock (additional shares of Series E

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

Preferred Stock could have been issued under certain circumstances) or (3) pay the holders a cash amount equal to the product of the number of shares of Series D Preferred Stock and the Cash Conversion Price. In advance of the Redemption Date, the General Partner sent the required notice to the holders of the Series D Preferred Stock indicating its intention to redeem all of the shares of Series D Preferred Stock on August 31, 2014. Upon settlement on the Redemption Date, the General Partner paid the holders of the Series D Preferred Stock the net amount due to them of $315.8 million and cancelled all outstanding shares of Series D Preferred Stock. As of the date of this filing, there are zero outstanding General Partner Series D Preferred Units.

CapLease and Cole Litigation Matters

On March 24, 2014, plaintiffs’ counsel in the Consolidated Actions brought by former CapLease stockholders concerning the CapLease Transaction dismissed those claims without prejudice. Consequently, the only litigation brought by former CapLease stockholders with respect to the CapLease Transaction that is still pending is the Tarver Action, which remains stayed.

On July 31, 2014, plaintiffs in the putative class action filed in the Circuit Court for Baltimore City challenging the merger between Cole and Cole Holdings, pursuant to which Cole became a self-managed REIT, dismissed their pending appeal based on an agreement by defendants to reimburse plaintiffs in the amount of $100,000. The other two lawsuits filed in connection with the Cole Holdings transaction have been stayed by the court pursuant to a joint request made by all parties pending final approval of the consolidated Baltimore Actions relating to the Cole Merger, described below.

On August 14, 2014, the parties in the consolidated Baltimore Actions, which were brought by Cole stockholders challenging the Cole Merger, executed a Stipulation and Release and Agreement of Compromise and Settlement (the “Settlement Stipulation”), and the parties in the consolidated Baltimore Actions submitted the Settlement Stipulation, along with related filings, for approval by the Maryland court on August 18, 2014. On August 25, 2014, the Baltimore Circuit Court entered an Order on Preliminary Approval of Derivative and Class Action Settlement and Class Action Certification (the “Preliminary Approval Order”). Pursuant to the Preliminary Approval Order, the defendants mailed the Notice of Pendency of Derivative and Class Action (the “Class Notice”) to the Cole shareholders on October 7, 2014. On December 3, 2014, the parties in the consolidated Baltimore Actions executed an Amended Stipulation and Release and Agreement of Compromise and Settlement (the “Amended Stipulation”) modifying the Stipulation. A final settlement hearing in the consolidated Baltimore Actions was held on December 12, 2014, and on January 13, 2015, the Baltimore Circuit Court issued an order approving the settlement pursuant to the terms of the Amended Stipulation. Two objectors have since filed a notice of appeal of the settlement order. Following court approval of the settlement of the consolidated Baltimore Actions, the Wunsch case was dismissed voluntarily on January 21, 2015.

Regulatory Investigations and Litigation Relating to the Audit Committee Investigation

On October 29, 2014, the General Partner filed a Current Report on Form 8-K (the “October 29 8-K”) reporting the Audit Committee’s conclusion, based on the preliminary findings of its investigation, that certain previously issued consolidated financial statements of the General Partner, including those included in the General Partner’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 originally filed on May 8, 2014, and related financial information should no longer be relied upon. On October 30, 2014, the Company filed a Current Report on Form 8-K in which the Company reported that the Audit Committee of the Board of Directors of the General Partner concluded that the previously-issued annual audited consolidated financial statements and other financial information for the fiscal year ended December 31, 2013 contained in the Company’s Final Prospectus filed pursuant to Rule 424(b)(3), dated September 12, 2014, contained in the Company’s Registration Statement on Form S-4 (File no. 333-197780) (the “Prospectus”), the previously-issued unaudited consolidated financial statements and other financial information as of June 30, 2014 and for the periods then ended contained in the Prospectus and the Company’s other financial communications for such periods should no longer be relied upon.

As discussed below, the Company and certain of its current and former directors and officers have been named as defendants in a number of lawsuits filed in response to the October 29 8-K, including class actions, derivative actions, and individual actions under the federal securities laws and state common and corporate laws in both federal and state courts in New York and Maryland.

Between October 30, 2014 and January 20, 2015, the Company and its current and former officers and directors (in addition to underwriters for certain of the Company’s securities offerings) were named as defendants in ten putative securities class action complaints in the United States District Court for the Southern District of New York (the “SDNY Actions”): Ciraulu v. American Realty Capital, Inc., et al., No. 14-cv-8659 (AKH); Priever v. American Realty Capital Properties, Inc., et al., No. 14-cv-8668 (AKH); Rubinstein v. American Realty Capital Properties, Inc., et al., No. 14-cv-8669 (AKH); Patton v. American Realty Capital Properties, Inc., et al., No. 14-cv-8671 (AKH); Edwards v. American Realty Capital Properties, Inc., et al., No. 14-cv-8721 (AKH); Harris v. American Realty Capital Properties, Inc., et al., No. 14-cv-8740 (AKH); Abadi v. American Realty Capital Properties, Inc., et al., No. 14-cv-9006 (AKH); City of Tampa General Employees Retirement Fund v. American Realty Capital Properties, Inc., et al., No. 14-cv-10134 (AKH); Teachers Insurance and Annuity Association of America v. American Realty Capital Properties, Inc., et al., No. 15-cv-0421 (AKH); and New York City Employees Retirement System v. American Realty Capital Properties, Inc., et al., No. 15-cv-0422 (AKH). At a February 10, 2015 status conference, the court consolidated the SDNY Actions, appointed a lead plaintiff, and set a deadline of April 10, 2015 for the defendants to respond to the consolidated class action complaint, namely, the complaint filed in Teachers Insurance and Annuity Association of America v. American Realty Capital Properties, Inc., et al., No. 15-cv-0421 (AKH). The consolidated class action complaint asserts claims for violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and Sections 10(b), 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rules 10b-5 and 14a-9 promulgated thereunder, arising out of allegedly false and misleading statements in connection with the purchase or sale of the Company’s securities. The proposed class period runs from May 6, 2013 to October 29, 2014.

In addition, on November 25, 2014, the Company and certain of its current and former officers and directors were named as defendants in a putative securities class action filed in the Circuit Court for Baltimore County, Maryland, captioned Wunsch v. American Realty Capital Properties, Inc., et al., No. 03-C-14-012816 (the “Maryland Securities Action” and together with the SDNY Actions, the “Securities Actions”). On December 23, 2014, the Company removed the Maryland Securities Action to the United States District Court for the District of Maryland (Northern Division), under the caption Wunsch v. American Realty Capital Properties, Inc., et al., No. 14-cv-4007 (ELH), and to transfer the action to the United States District Court for the Southern District of New York. The Maryland Securities Action asserts claims for violations of Sections 11 and 15 of the Securities Act of 1933, arising out of allegedly false and misleading statements made in connection with the Company’s securities issued in connection with the Cole Merger. The Company is not yet required to respond to this complaint.

Between November 17, 2014 and February 2, 2015, six shareholder derivative actions, purportedly in the name and for the benefit of the Company, were filed against certain of the Company’s current and former officers and directors, amongst others, in the United States District Court for the Southern District of New York (the “SDNY Derivative Actions”): Michelle Graham Turner 1995 Revocable Trust v. Schorsch, et al., No. 14-cv-9140 (AKH); Froehner v. Schorsch, et al., No. 14-cv-9444 (AKH); Serafin v. Schorsch, et al., No. 14-cv-9672 (AKH); Hopkins v. Schorsch, et al., No. 15-cv-262 (AKH); Appolito v. Schorsch, et al., No. 15-cv-644 (AKH); and The Joel and Robin Staadecker Living Trust v. Schorsch, et al., No. 15-cv-768 (AKH). In addition, between December 30, 2014 and January 16, 2015, the Company and certain of its current and former officers and directors were named as defendants in two shareholder derivative actions filed in the Circuit Court for Baltimore City, Maryland (the “Maryland Derivative Actions”): Meloche v. Schorsch, et al., No. 24-C-14-008210 and Botifoll v. Schorsch, et al., No. 24-C-15-000245. In addition, on January 29, 2015, the Company and certain of its current directors, amongst others,

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

were named as defendants in a shareholder derivative action filed in the Supreme Court of the State of New York, captioned Fran Kosky Roth IRA v. Rendell, et al., No. 15-650269 (the “New York Derivative Action,” and together with the SDNY Derivative Actions and the Maryland Derivative Actions, the “Derivative Actions”). On February 9, 2015 and February 20, 2015, three plaintiffs who filed SDNY Derivative Actions—Appolito, Hopkins and The Joel and Robin Staadecker Living Trust—voluntarily dismissed their actions without prejudice. The Derivative Actions seek money damages and other relief on behalf of the Company for, among other things, alleged breaches of fiduciary duty, abuse of control, gross mismanagement and unjust enrichment in connection with the alleged conduct underlying the claims asserted in the Securities Actions negligence and breach of contract. At a February 10, 2015 status conference, the court consolidated the SDNY Derivative Actions and directed the plaintiffs to file a consolidated amended complaint by March 10, 2015. The court set a deadline of April 3, 2015 for the defendants to respond to the consolidated complaint. On February 18, 2015, the parties to the New York Derivative Action entered into a stipulation setting a deadline of April 20, 2015 for the Company and defendants to respond to the complaint in that action. The Company and defendants are not yet required to respond to the complaints in the Maryland Derivative Actions.

On December 18, 2014, a former employee, Lisa McAlister, filed a defamation action against the Company and certain of its former officers and directors in the Supreme Court for the State of New York, captioned McAlister v. American Realty Capital Properties, Inc., et al., No. 14-162499. The complaint sought, among other things, compensatory and punitive damages and alleged that the October 29 8-K falsely blamed plaintiff for improper accounting and financial reporting practices. On January 26, 2015, the Company and the other defendants filed motions to dismiss plaintiff’s complaint. Subsequently, Ms. McAlister dismissed this action without prejudice.

On January 7, 2015, Ms. McAlister also filed a complaint, No. 2-4173-15-016, with the Occupational Safety and Health Administration of the United States Department of Labor. The complaint seeks, among other things, compensatory and punitive damages and asserts claims for wrongful termination of employment for allegedly reporting concerns relating to alleged improper accounting practices by the Company. Ms. McAlister has withdrawn the complaint without prejudice.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2013

On January 15, 2015, the Company and certain of its former directors and officers were named as defendants in an individual securities fraud action filed in the United States District Court for the Southern District of New York, captioned Jet Capital Master Fund, L.P. v. American Realty Capital Properties, Inc., et al., No. 15-cv-307 (AKH) (the “Jet Capital Action”). The Jet Capital Action seeks money damages and asserts claims for alleged violations of Sections 10(b), 18 and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, as well as common law fraud under New York law in connection with the purchase of the Company’s securities. The court set a deadline of April 10 for the defendants to respond to the complaint.

On February 20, 2015, the Company, certain of its current and former directors and officers, and ARC Properties Operating Partnership L.P. (in addition to several other individuals and entities) were named as defendants in an individual securities fraud action filed in the United States District Court for the Southern District of New York, captioned Twin Securities, Inc. v. American Realty Capital Properties, Inc., et al., No. 15-cv-1291 (the “Twin Securities Action”). The Twin Securities Action seeks money damages and asserts claims for alleged violations of Sections 10(b), 14(a), 18, and 20(a) of the Securities Exchange Act of 1934 and Rules 10b-5 and 14a-9 promulgated thereunder, Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, as well as common law fraud under New York law in connection with the purchase of the Company’s securities. The Company and defendants are not yet required to respond to the complaint in the Twin Securities Action.

Real Estate and Accumulated Depreciation

Schedule III

December 31, 2013

(in thousands)

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
24 Hour Fitness	Woodlands	TX	$—	(1)	$2,690	$8,312	$—	$11,002	$135	9/24/2013	2001
7-Eleven	Sarasota	FL	—	(1)	1,312	1,312	—	2,624	80	11/19/2012	2000
7-Eleven	Gloucester	VA	—	(1)	144	578	—	722	32	12/24/2012	1985
7-Eleven	Hampton	VA	—	(1)	69	624	—	693	35	12/24/2012	1986
7-Eleven	Hampton	VA	—	(1)	161	644	—	805	36	12/24/2012	1959
Abbott Laboratories	Waukegan	IL	13,649		4,734	21,319	—	26,053	193	11/5/2013	2000
Abbott Laboratories	Columbus	OH	—	(2)	800	11,385	—	12,185	122	11/5/2013	2004
Academy Sports	Fayetteville	AR	—		1,900	7,601	—	9,501	534	12/28/2012	2012
Academy Sports	Dalton	GA	—		998	5,656	—	6,654	331	2/20/2013	2012
Advance Auto	Birmingham	AL	—	(1)	330	494	—	824	23	2/28/2013	1999
Advance Auto	Birmingham	AL	—	(1)	455	373	—	828	17	2/28/2013	1997
Advance Auto	Calera	AL	—	(1)	723	723	—	1,446	41	12/27/2012	2008
Advance Auto	Dothan	AL	—	(1)	326	326	—	652	18	12/31/2012	1997
Advance Auto	Enterprise	AL	—	(1)	280	420	—	700	24	12/31/2012	1995
Advance Auto	Albany	GA	—	(1)	210	629	—	839	35	12/31/2012	1995
Advance Auto	Cairo	GA	—	(1)	140	326	—	466	18	12/31/2012	1993
Advance Auto	Hazlehurst	GA	—	(1)	113	451	—	564	25	12/31/2012	1998
Advance Auto	Hinesville	GA	—	(1)	352	430	—	782	24	12/31/2012	1994
Advance Auto	Perry	GA	—	(1)	209	487	—	696	27	12/31/2012	1994
Advance Auto	Thomasville	GA	—	(1)	251	377	—	628	21	12/31/2012	1997
Advance Auto	Auburn	IN	—		337	1,347	—	1,684	132	3/29/2012	2007
Advance Auto	Clinton	IN	—	(1)	182	729	—	911	24	6/5/2013	2004
Advance Auto	Fort Wayne	IN	—	(1)	193	450	—	643	21	2/28/2013	1998
Advance Auto	Fort Wayne	IN	—	(1)	200	371	—	571	17	2/28/2013	1998
Advance Auto	Salina	KS	—	(1)	195	782	—	977	29	4/30/2013	2006
Advance Auto	Barbournville	KY	—	(1)	194	1,098	—	1,292	46	4/15/2013	2006
Advance Auto	Bardstown	KY	—	(1)	272	1,090	—	1,362	66	12/10/2012	2005
Advance Auto	Brandenburg	KY	—	(1)	186	742	—	928	45	12/10/2012	2005

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Advance Auto	Hardinsburg	KY	—	(1)	94	845	—	939	51	12/10/2012	2007
Advance Auto	Inez	KY	—	(1)	130	1,174	—	1,304	88	8/22/2012	2010
Advance Auto	Leitchfield	KY	—	(1)	104	939	—	1,043	57	12/10/2012	2005
Advance Auto	West Liberty	KY	—	(1)	249	996	—	1,245	42	4/15/2013	2006
Advance Auto	Rayne	LA	—	(1)	122	490	—	612	16	5/21/2013	2000
Advance Auto	Caro	MI	—	(8)	117	665	—	782	78	11/23/2011	2002
Advance Auto	Charlotte	MI	—	(8)	123	697	—	820	82	11/23/2011	2002
Advance Auto	Flint	MI	—	(1)	133	534	—	667	62	11/23/2011	2002
Advance Auto	Livonia	MI	—	(8)	210	629	14	853	74	12/12/2011	2003
Advance Auto	Manistee	MI	—	(1)	348	1,043	—	1,391	44	4/15/2013	2007
Advance Auto	Sault Ste. Marie	MI	—	(8)	75	671	—	746	78	11/23/2011	2003
Advance Auto	Ypsilanti	MI	—	(1)	85	483	—	568	57	11/23/2011	2002
Advance Auto	Eden	NC	—	(1)	320	746	—	1,066	17	7/16/2013	2004
Advance Auto	Granite Falls	NC	—	(1)	251	1,005	—	1,256	80	8/9/2012	2010
Advance Auto	Lakewood	NJ	—	(1)	750	1,750	—	2,500	131	8/22/2012	2010
Advance Auto	Woodbury	NJ	—	(1)	446	1,784	—	2,230	150	6/20/2012	2007
Advance Auto	Eaton	OH	—	(1)	157	471	—	628	15	6/13/2013	1987
Advance Auto	Franklin	OH	—	(1)	218	873	—	1,091	69	8/9/2012	1984
Advance Auto	Springfield	OH	—	(1)	461	1,075	—	1,536	60	12/31/2012	2005
Advance Auto	Van Wert	OH	—	(1)	33	630	—	663	21	6/13/2013	1998
Advance Auto	Warren	OH	—		83	745	—	828	73	4/12/2012	2003
Advance Auto	Oklahoma City	OK	—	(1)	208	1,178	—	1,386	94	8/9/2012	2007
Advance Auto	Chambersburg	PA	—	(1)	553	830	—	1,383	39	2/28/2013	1997
Advance Auto	Selinsgrove	PA	—	(1)	99	891	—	990	29	6/3/2013	2003
Advance Auto	Titusville	PA	—	(1)	207	1,172	—	1,379	71	12/12/2012	2010
Advance Auto	Chapin	SC	—	(1)	395	922	—	1,317	78	6/20/2012	2007
Advance Auto	Chesterfield	SC	—	(1)	131	745	—	876	63	6/27/2012	2008
Advance Auto	Greenwood	SC	—		210	630	—	840	65	3/9/2012	1995
Advance Auto	Sweetwater	TN	—	(1)	360	839	—	1,199	51	11/29/2012	2006
Advance Auto	Alton	TX	—	(1)	169	958	—	1,127	63	10/18/2012	2006
Advance Auto	Houston	TX	—	(3)	248	991	—	1,239	125	9/30/2011	2006
Advance Auto	Houston	TX	—	(3)	343	1,029	—	1,372	130	9/30/2011	2006
Advance Auto	Houston	TX	—	(1)	837	685	—	1,522	51	8/21/2012	2007
Advance Auto	Pasadena	TX	—	(1)	382	1,146	—	1,528	97	7/6/2012	2008

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Advance Auto	Fort Atkinson	WI	—	(1)	353	824	—	1,177	15	8/26/2013	2004
Advance Auto	Kenosha	WI	—	(1)	569	465	—	1,034	22	3/13/2013	2004
Advance Auto	St. Marys	WY	—	(1)	309	928	—	1,237	52	12/28/2012	2007
Aetna Life Insurance Company	Fresno	CA	16,043		3,405	22,343	—	25,748	207	11/5/2013	2008
Ale House	Orlando	FL	—	(1)	290	3,647	—	3,937	105	6/27/2013	1994
Ale House	Orlando	FL	—	(1)	270	3,668	—	3,938	105	6/27/2013	1993
Ale House	Saint Petersburg	FL	—		930	3,116	—	4,046	89	6/27/2013	1998
Allstate Insurance Company	Charlotte	NC	18,846		8,320	23,409	—	31,729	265	11/5/2013	1990
Allstate Insurance Company	Roanoke	VA	20,064		6,176	27,085	—	33,261	281	11/5/2013	1981
AMCOR	Alhambra	MI	—	(1)	7,143	8,730	—	15,873	488	1/24/2013	1966
AMEC plc	Houston	TX	15,765		2,524	30,398	—	32,922	255	11/5/2013	2003
Ameriprise	Ashwaubenon	WI	—		751	14,260	—	15,011	631	1/25/2013	2000
AON Corporation	Lincolnshire	IL	—		5,337	124,776	—	130,113	7,297	11/16/2012	1998
Applebee’s	Clinton	IA	—	(1)	490	1,184	—	1,674	34	6/27/2013	1997
Applebee’s	Fort Dodge	IA	—	(1)	—	1,363	—	1,363	39	6/27/2013	1997
Applebee’s	Marshalltown	IA	—	(1)	660	1,175	—	1,835	34	6/27/2013	1997
Applebee’s	Mason City	IA	—	(1)	340	1,495	—	1,835	43	6/27/2013	1997
Applebee’s	Muscatine	IA	—	(1)	330	1,266	—	1,596	36	6/27/2013	1996
Applebee’s	Sterling	IL	—	(1)	390	1,291	—	1,681	37	6/27/2013	1996
Applebee’s	Hopkinsville	KY	—	(1)	460	1,265	—	1,725	36	6/27/2013	1997
Applebee’s	Greenville	SC	—	(1)	600	2,166	—	2,766	62	6/27/2013	1999
Applebee’s	Antioch	TN	—	(1)	470	878	—	1,348	25	6/27/2013	1991
Applebee’s	Clarksville	TN	—	(1)	570	1,729	—	2,299	50	6/27/2013	1995
Applebee’s	Columbia	TN	—	(1)	590	1,823	—	2,413	52	6/27/2013	1996
Applebee’s	Cookeville	TN	—	(1)	410	1,128	—	1,538	32	6/27/2013	1993
Applebee’s	Hermitage	TN	—	(1)	530	1,491	—	2,021	43	6/27/2013	1992
Applebee’s	Lebanon	TN	—	(1)	460	1,120	—	1,580	32	6/27/2013	1998
Applebee’s	Madison	TN	—	(1)	460	772	—	1,232	22	6/27/2013	1995

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Arby’s	Arab	AL	—	(1)	40	887	—	927	25	6/27/2013	1988
Arby’s	Hampton Cove	AL	—	(1)	310	986	—	1,296	27	6/27/2013	2007
Arby’s	Sacramento	CA	—	(1)	520	195	—	715	5	6/27/2013	1981
Arby’s	Arvada	CO	—	(1)	190	1,465	—	1,655	41	6/27/2013	1994
Arby’s	Orange Park	FL	—	(1)	420	1,256	—	1,676	35	6/27/2013	1998
Arby’s	Canton	GA	—	(1)	370	1,200	—	1,570	33	6/27/2013	1998
Arby’s	Douglasville	GA	—	(1)	370	1,692	—	2,062	47	6/27/2013	1999
Arby’s	Suwanee	GA	—	(1)	370	1,561	—	1,931	43	6/27/2013	1998
Arby’s	Avon	IN	—	(1)	500	812	—	1,312	22	6/27/2013	1996
Arby’s	Indianapolis	IN	—	(1)	530	1,236	—	1,766	34	6/27/2013	2000
Arby’s	Indianapolis	IN	—	(1)	370	1,130	—	1,500	31	6/27/2013	1978
Arby’s	Kansas City	KS	—	(1)	280	364	—	644	10	6/27/2013	1970
Arby’s	Salina	KS	—	(1)	540	300	—	840	8	6/27/2013	1980
Arby’s	Topeka	KS	—	(1)	240	291	—	531	8	6/27/2013	1979
Arby’s	Topeka	KS	—	(1)	270	433	—	703	12	6/27/2013	1979
Arby’s	Alma	MI	—	(1)	380	408	—	788	11	6/27/2013	1994
Arby’s	Chesterfield	MI	—	(1)	210	841	—	1,051	23	6/27/2013	1990
Arby’s	Davison	MI	—	(1)	420	631	—	1,051	17	6/27/2013	1980
Arby’s	Flint	MI	—	(1)	110	1,422	—	1,532	39	6/27/2013	1979
Arby’s	Flint	MI	—	(1)	230	1,428	—	1,658	40	6/27/2013	1962
Arby’s	Midland	MI	—	(1)	340	753	—	1,093	21	6/27/2013	1994
Arby’s	Pontiac	MI	—	(1)	180	962	—	1,142	27	6/27/2013	1968
Arby’s	Port Huron	MI	—	(1)	210	868	—	1,078	24	6/27/2013	1975
Arby’s	Saginaw	MI	—	(1)	310	1,110	—	1,420	31	6/27/2013	1970
Arby’s	South Haven	MI	—	(1)	260	573	—	833	16	6/27/2013	1988
Arby’s	Walker	MI	—	(1)	360	1,002	—	1,362	28	6/27/2013	1999
Arby’s	Fayetteville	NC	—	(1)	420	2,001	—	2,421	55	6/27/2013	2006
Arby’s	Greensboro	NC	—	(1)	300	906	—	1,206	25	6/27/2013	1990
Arby’s	Greenville	NC	—	(1)	310	681	—	991	19	6/27/2013	1995
Arby’s	Jonesville	NC	—	(1)	350	908	—	1,258	25	6/27/2013	1995
Arby’s	Kernersville	NC	—	(1)	280	774	—	1,054	21	6/27/2013	1994
Arby’s	Kinston	NC	—	(1)	350	832	—	1,182	23	6/27/2013	1995

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Arby’s	Lexington	NC	—	(1)	360	873	—	1,233	24	6/27/2013	1992
Arby’s	Columbus	OH	—	(1)	400	1,155	—	1,555	32	6/27/2013	1999
Arby’s	Reynoldsburg	OH	—	(1)	370	945	—	1,315	26	6/27/2013	1998
Arby’s	Willard	OH	—	(1)	230	599	—	829	17	6/27/2013	2005
Arby’s	Allentown	PA	—	(1)	600	1,652	—	2,252	46	6/27/2013	1978
Arby’s	Carlisle	PA	—	(1)	200	472	—	672	13	6/27/2013	1992
Arby’s	Hanover	PA	—	(1)	400	921	—	1,321	26	6/27/2013	1994
Arby’s	Myrtle Beach	SC	—	(1)	370	1,132	—	1,502	31	6/27/2013	1999
Arby’s	Amarillo	TX	—	(1)	260	627	—	887	17	6/27/2013	1992
AT&T	Richardson	TX	20,224		1,891	31,118	—	33,009	262	11/5/2013	1987
Auto Zone	Chicago	IL	—	(1)	698	1,047	—	1,745	39	4/30/2013	2007
Bandana’s Bar-B-Q Restaurant	Collinsville	IL	—	(1)	340	627	—	967	18	6/27/2013	1987
Bandana’s Bar-B-Q Restaurant	Arnold	MO	—	(1)	460	433	—	893	12	6/27/2013	1999
Baxter International, Inc.	Bloomington	IN	—	(2)	1,310	8,216	—	9,526	84	11/5/2013	2004
Bed Bath & Beyond	Stockton	CA	—		2,761	52,454	—	55,215	4,266	8/17/2012	2003
Big O Tires	Los Lunas	NM	—	(1)	316	1,265	—	1,581	116	6/1/2012	2006
BJ’s Wholesale Club	Canton	OH	—		456	8,668	—	9,124	507	2/20/2013	1998
Black Angus	Dublin	CA	—	(1)	620	2,467	—	3,087	71	6/27/2013	1999
Bojangles	Winder	GA	—	(1)	645	1,198	—	1,843	120	7/30/2012	2011
Bojangles	Biscoe	NC	—	(1)	247	986	—	1,233	75	11/29/2012	2010
Bojangles	Boone	NC	—	(1)	278	833	—	1,111	83	7/27/2012	1980
Bojangles	Dobson	NC	—	(1)	251	1,004	—	1,255	100	7/30/2012	2010
Bojangles	Indian Trail	NC	—	(1)	655	1,217	—	1,872	121	7/27/2012	2011
Bojangles	Morganton	NC	—		566	1,321	—	1,887	132	7/27/2012	2010
Bojangles	Roanoke Rapids	NC	—	(1)	442	1,032	—	1,474	103	7/27/2012	2011
Bojangles	Southport	NC	—	(1)	505	1,179	—	1,684	118	7/30/2012	2011
Bojangles	Chapin	SC	—	(1)	577	1,071	—	1,648	107	8/9/2012	2009
Bojangles	Clinton	SC	—	(1)	397	926	—	1,323	92	7/27/2012	2009
Bojangles	Greenwood	SC	—	(1)	440	1,320	—	1,760	77	2/28/2013	2011
Bojangles	Moncks Corner	SC	—	(1)	505	1,179	—	1,684	90	11/29/2012	2010
Bojangles	Walterboro	SC	—	(1)	454	1,363	—	1,817	104	11/29/2012	2010

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Boston Market	Indianapolis	IN	—	(1)	930	—	—	930	—	6/27/2013	1997
Boston Market	Indianapolis	IN	—	(1)	410	1,070	—	1,480	30	6/27/2013	1997
Boston Market	Fayetteville	NC	—	(1)	460	1,520	—	1,980	42	6/27/2013	1996
Boston Market	Raleigh	NC	—	(1)	280	1,015	—	1,295	28	6/27/2013	1994
Brangus Steakhouse	Jasper	AL	—	(1)	140	219	—	359	6	6/27/2013	1986
Bruegger’s Bagels	Iowa City	IA	—	(1)	40	379	—	419	10	6/27/2013	2013
Bruegger’s Bagels	Raleigh	NC	—	(1)	230	654	—	884	18	6/27/2013	1997
Buca di Beppo Italian	Wheeling	IL	—	(1)	450	1,272	—	1,722	36	6/27/2013	1975
Buca di Beppo Italian	Westlake	OH	—	(1)	370	887	—	1,257	25	6/27/2013	1900
Bunge North America, Inc.	Fort Worth	TX	6,262		1,100	8,433	—	9,533	76	11/5/2013	2005
Burger King	Tucson	AZ	—	(1)	300	1,307	—	1,607	36	6/27/2013	1980
Burger King	Atlanta	GA	—	(1)	380	499	—	879	14	6/27/2013	1984
Burger King	Fort Oglethorpe	GA	—	(1)	170	2,175	—	2,345	60	6/27/2013	1979
Burger King	Marietta	GA	—	(1)	350	916	—	1,266	25	6/27/2013	1983
Burger King	Chicago	IL	—	(1)	580	1,413	—	1,993	39	6/27/2013	1996
Burger King	Highland	IN	—	(1)	410	992	—	1,402	27	6/27/2013	1996
Burger King	Madisonville	KY	—	(1)	550	1,067	—	1,617	30	6/27/2013	1980
Burger King	Caribou	ME	—	(1)	770	440	—	1,210	12	6/27/2013	1978
Burger King	Grand Rapids	MI	—	(1)	490	545	—	1,035	15	6/27/2013	1968
Burger King	Grand Rapids	MI	—	(1)	260	780	—	1,040	22	6/27/2013	1993
Burger King	Holland	MI	—	(1)	420	707	—	1,127	20	6/27/2013	1978
Burger King	Sparta	MI	—	(1)	640	570	—	1,210	16	6/27/2013	1992
Burger King	Walled Lake	MI	—	(1)	470	433	—	903	12	6/27/2013	1982
Burger King	Durham	NC	—	(1)	170	352	—	522	10	6/27/2013	1990

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Burger King	Rockingham	NC	—		430	1,171	—	1,601	32	6/27/2013	1980
Burger King	Edison	NJ	—	(1)	480	1,075	—	1,555	30	6/27/2013	1985
Burger King	Manahawkin	NJ	—	(1)	310	748	—	1,058	21	6/27/2013	1980
Burger King	Elko	NV	—	(1)	260	1,001	—	1,261	28	6/27/2013	1982
Burger King	Albany	NY	—	(1)	330	850	—	1,180	24	6/27/2013	1980
Burger King	Central Square	NY	—	(1)	500	1,189	—	1,689	33	6/27/2013	1992
Burger King	Cohoes	NY	—	(1)	270	563	—	833	16	6/27/2013	1989
Burger King	Montgomery	NY	—	(1)	480	1,042	—	1,522	29	6/27/2013	1981
Burger King	Schenectady	NY	—	(1)	380	936	—	1,316	26	6/27/2013	1984
Burger King	Willoughby	OH	—	(1)	410	1,005	—	1,415	28	6/27/2013	1980
Burger King	Ardmore	OK	—	(1)	270	1,023	—	1,293	28	6/27/2013	1979
Burger King	Corvallis	OR	—	(1)	170	195	—	365	5	6/27/2013	1977
Burger King	Roseburg	OR	—	(1)	350	886	—	1,236	25	6/27/2013	1981
Burger King	Old Forge	PA	—	(1)	390	905	—	1,295	25	6/27/2013	1977
Burger King	Gaffney	SC	—	(1)	370	880	—	1,250	24	6/27/2013	1979
Burger King	Greenville	SC	—	(1)	420	571	—	991	16	6/27/2013	1982
Burger King	Chattanooga	TN	—	(1)	740	1,591	—	2,331	44	6/27/2013	1997
Burger King	Cleburne	TX	—	(1)	300	603	—	903	17	6/27/2013	1985
Burger King	Bluefield	WV	—	(1)	210	1,163	—	1,373	32	6/27/2013	1982
Cadbury Holdings Limited	Whippany	NJ	31,793		2,767	38,018	—	40,785	304	11/5/2013	2005
Capital One Financial Corporation	Plano	TX	—	(2)	8,440	23,212	191	31,843	298	11/5/2013	2005
Captain D’s	Statesboro	GA	—	(1)	350	401	—	751	11	6/27/2013	1974
Captain D’s	Southaven	MS	—	(1)	270	564	—	834	16	6/27/2013	1992
Captain D’s	Memphis	TN	—	(1)	230	338	—	568	9	6/27/2013	2000
Captain D’s	Dallas	TX	—	(1)	160	535	—	695	15	6/27/2013	1979
Captain D’s	Grand Prairie	TX	—	(1)	260	338	—	598	9	6/27/2013	1987
Caribou Coffee	Grosse Pointe Woods	MI	—	(1)	140	1,046	—	1,186	29	6/27/2013	1982
Carlos O’Kelly’s	Mason City	IA	—	(1)	290	1,255	—	1,545	36	6/27/2013	1955
Carlos O’Kelly’s	Bloomington	IL	—	(1)	270	1,375	—	1,645	39	6/27/2013	1990
Carlos O’Kelly’s	Springfield	MO	—	(1)	840	730	—	1,570	21	6/27/2013	1992
Charleston’s	Carmel	IN	—	(1)	140	3,016	—	3,156	86	6/27/2013	1999
Check City	Taylorsville	UT	—	(1)	180	953	—	1,133	27	6/27/2013	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Checkers	Huntsville	AL	—	(1)	689	—	—	689	—	6/27/2013	1993
Checkers	Hollywood	FL	—	(1)	160	2,220	—	2,380	64	6/27/2013	1993
Checkers	Lauderhill	FL	—	(1)	280	1,951	—	2,231	56	6/27/2013	1996
Checkers	Plantation	FL	—	(1)	220	1,461	—	1,681	42	6/27/2013	1994
Checkers	Fayetteville	GA	—	(1)	681	—	—	681	—	6/27/2013	1992
Chevys	Greenbelt	MD	—	(1)	530	2,399	—	2,929	69	6/27/2013	1994
Chevys	Lake Oswego	OR	—	(1)	590	1,693	—	2,283	49	6/27/2013	1995
Chili’s	Fayetteville	AR	—	(1)	1,370	1,714	—	3,084	49	6/27/2013	1991
Chili’s	Boise	ID	—	(1)	400	751	—	1,151	22	6/27/2013	1992
Chili’s	Riverdale	UT	—	(1)	800	899	—	1,699	26	6/27/2013	1993
Chili’s	Cheyenne	WY	—	(1)	270	815	—	1,085	23	6/27/2013	1994
Chipper’s Grill	Streator	IL	—	(1)	190	255	—	445	7	6/27/2013	1988
Cimarex Energy Company	Tulsa	OK	30,676		2,802	68,732	—	71,534	550	11/5/2013	In process
Circle K	Phoenix	AZ	—	(1)	344	1,377	—	1,721	129	5/4/2012	1986
Circle K	Martinez	GA	—	(1)	348	813	—	1,161	61	8/28/2012	2003
Circle K	Akron	OH	—	(1)	675	1,254	—	1,929	88	9/27/2012	1996
Citizens Bank	Colchester	CT	—	(1)	185	1,049	—	1,234	70	9/26/2012	1981
Citizens Bank	Deep River	CT	—	(1)	453	1,812	—	2,265	121	9/26/2012	1851
Citizens Bank	East Hampton	CT	—	(7)	312	935	—	1,247	84	4/26/2012	1984
Citizens Bank	East Lyme	CT	—	(1)	258	1,032	—	1,290	69	9/26/2012	1972
Citizens Bank	Hamden	CT	—	(1)	581	475	—	1,056	32	9/26/2012	1893
Citizens Bank	Higganum	CT	—	(9)	171	971	—	1,142	219	10/1/2008	1983
Citizens Bank	Montville	CT	—	(1)	413	2,342	—	2,755	157	9/26/2012	1984
Citizens Bank	New London	CT	—	(1)	94	534	—	628	121	10/1/2008	1900
Citizens Bank	Stonington	CT	—	(1)	104	937	—	1,041	54	12/14/2012	1982
Citizens Bank	Stonington	CT	—	(1)	190	1,079	—	1,269	72	9/26/2012	1960
Citizens Bank	Lewes	DE	—	(1)	102	916	—	1,018	41	2/22/2013	1968
Citizens Bank	Smyrna	DE	—	(9)	183	1,036	—	1,219	215	3/1/2009	1940
Citizens Bank	Wilmington	DE	—	(7)	250	464	—	714	41	4/26/2012	1950
Citizens Bank	Wilmington	DE	—	(7)	299	299	—	598	27	4/26/2012	1981
Citizens Bank	Alsip	IL	—	(1)	226	1,280	—	1,506	289	10/1/2008	1981
Citizens Bank	Calumet City	IL	—	(7)	168	393	—	561	35	4/26/2012	1975

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Chicago	IL	—	(7)	189	81	—	270	7	4/26/2012	1990
Citizens Bank	Chicago	IL	—	(1)	267	1,511	—	1,778	341	10/1/2008	1923
Citizens Bank	Chicago	IL	—	(1)	191	1,082	—	1,273	244	10/1/2008	1979
Citizens Bank	Elmwood Park	IL	—	(1)	431	2,441	—	2,872	481	6/1/2009	1977
Citizens Bank	Evergreen Park	IL	—	(1)	167	944	—	1,111	213	10/1/2008	1982
Citizens Bank	Lyons	IL	—	(1)	214	1,212	—	1,426	274	10/1/2008	1957
Citizens Bank	Olympia Fields	IL	—	(7)	426	1,704	—	2,130	152	4/26/2012	1974
Citizens Bank	Wilmington	IL	—	(1)	330	1,872	—	2,202	349	9/1/2009	1964
Citizens Bank	Dorchester	MA	—		386	386	—	772	34	4/26/2012	1960
Citizens Bank	Ludlow	MA	—	(1)	810	540	—	1,350	36	9/26/2012	1948
Citizens Bank	Malden	MA	—	(1)	488	596	—	1,084	40	9/26/2012	1920
Citizens Bank	Malden	MA	—		484	1,935	—	2,419	130	9/26/2012	1988
Citizens Bank	Medford	MA	—		589	1,094	—	1,683	73	9/26/2012	1938
Citizens Bank	New Bedford	MA	—	(1)	297	694	—	991	46	9/26/2012	1983
Citizens Bank	Randolph	MA	—		480	1,439	—	1,919	96	9/26/2012	1979
Citizens Bank	Somerville	MA	—	(1)	561	561	—	1,122	38	9/26/2012	1940
Citizens Bank	South Dennis	MA	—	(1)	—	1,294	—	1,294	75	12/14/2012	1986
Citizens Bank	Springfield	MA	—	(1)	187	747	—	934	27	5/10/2013	1975
Citizens Bank	Tewksbury	MA	—	(7)	266	1,063	—	1,329	95	4/26/2012	1998
Citizens Bank	Watertown	MA	—	(1)	443	542	—	985	36	9/26/2012	1950
Citizens Bank	Wilbraham	MA	—	(7)	148	591	—	739	53	4/26/2012	1967
Citizens Bank	Winthrop	MA	—	(1)	390	724	—	1,114	48	9/26/2012	1974
Citizens Bank	Woburn	MA	—	(1)	350	816	—	1,166	47	12/14/2012	1991

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Clinton Township	MI	—	(1)	574	3,250	—	3,824	746	9/1/2008	1970
Citizens Bank	Dearborn	MI	—	(1)	434	2,461	—	2,895	459	9/1/2009	1977
Citizens Bank	Dearborn	MI	—	(1)	385	2,184	—	2,569	407	9/1/2009	1974
Citizens Bank	Detroit	MI	—	(1)	112	636	—	748	148	8/1/2008	1958
Citizens Bank	Detroit	MI	—	(1)	204	1,159	—	1,363	270	8/1/2008	1956
Citizens Bank	Grosse Pointe	MI	—	(1)	410	2,322	—	2,732	508	12/1/2008	1975
Citizens Bank	Harper Woods	MI	—	(1)	207	1,171	—	1,378	273	8/1/2008	1983
Citizens Bank	Highland Park	MI	—	(1)	150	848	—	998	198	8/1/2008	1967
Citizens Bank	Lathrup Village	MI	—	(1)	283	1,602	—	1,885	362	10/1/2008	1980
Citizens Bank	Livonia	MI	—	(1)	261	1,476	—	1,737	344	8/1/2008	1959
Citizens Bank	Richmond	MI	—	(1)	168	951	—	1,119	222	8/1/2008	1980
Citizens Bank	Southfield	MI	—	(1)	283	1,605	—	1,888	368	9/1/2008	1975
Citizens Bank	St. Clair Shores	MI	—	(1)	309	1,748	—	2,057	407	8/1/2008	1961
Citizens Bank	Utica	MI	—	(1)	376	2,133	—	2,509	466	12/1/2008	1982
Citizens Bank	Warren	MI	—	(1)	178	1,009	—	1,187	228	10/1/2008	1963
Citizens Bank	Keene	NH	—		132	2,511	—	2,643	146	12/14/2012	1900
Citizens Bank	Manchester	NH	—	(1)	—	1,568	—	1,568	91	12/14/2012	1985
Citizens Bank	Manchester	NH	—	(1)	640	782	—	1,422	52	9/26/2012	1941
Citizens Bank	Ossipee	NH	—	(7)	176	264	—	440	24	4/26/2012	1980
Citizens Bank	Pelham	NH	—	(7)	113	340	—	453	30	4/26/2012	1983
Citizens Bank	Pittsfield	NH	—	(1)	160	908	—	1,068	205	10/1/2008	1976
Citizens Bank	Rollinsford	NH	—	(1)	78	444	—	522	100	10/1/2008	1977
Citizens Bank	Salem	NH	—	(1)	328	1,312	—	1,640	76	12/14/2012	1980
Citizens Bank	Haddon Heights	NJ	—	(1)	316	948	—	1,264	21	7/23/2013	1960
Citizens Bank	Marlton	NJ	—	(7)	444	825	—	1,269	74	4/26/2012	1988
Citizens Bank	Albany	NY	—	(9)	232	1,315	—	1,547	245	9/1/2009	1994
Citizens Bank	Amherst (Buffalo)	NY	—	(9)	238	1,348	—	1,586	266	6/1/2009	1995
Citizens Bank	East Aurora	NY	—	(9)	162	919	—	1,081	181	6/1/2009	1996
Citizens Bank	Greene	NY	—	(9)	216	1,227	—	1,443	229	9/1/2009	1994
Citizens Bank	Johnstown	NY	—	(9)	163	923	—	1,086	172	9/1/2009	1994
Citizens Bank	Port Jervis	NY	—	(9)	143	811	—	954	169	3/1/2009	1964
Citizens Bank	Rochester	NY	—	(9)	166	943	—	1,109	186	6/1/2009	1962

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Schenectady	NY	—	(9)	292	1,655	—	1,947	309	9/1/2009	1994
Citizens Bank	Vails Gate	NY	—	(9)	284	1,610	—	1,894	300	9/1/2009	1968
Citizens Bank	Whitesboro	NY	—	(9)	130	739	—	869	138	9/1/2009	1994
Citizens Bank	Alliance	OH	—	(1)	204	1,156	—	1,360	274	7/1/2008	1972
Citizens Bank	Bedford	OH	—	(7)	175	699	—	874	62	4/26/2012	2005
Citizens Bank	Boardman	OH	—	(1)	280	1,589	—	1,869	376	7/1/2008	1984
Citizens Bank	Broadview Heights	OH	—	(1)	201	1,140	—	1,341	237	3/1/2009	2000
Citizens Bank	Brunswick	OH	—	(1)	186	1,057	—	1,243	250	7/1/2008	2004
Citizens Bank	Cleveland	OH	—	(1)	239	1,357	—	1,596	321	7/1/2008	2003
Citizens Bank	Cleveland	OH	—	(1)	210	1,190	—	1,400	282	7/1/2008	1950
Citizens Bank	Cleveland	OH	—	(1)	182	1,031	—	1,213	244	7/1/2008	1960
Citizens Bank	Fairlawn	OH	—		511	2,045	—	2,556	119	12/14/2012	1979
Citizens Bank	Lakewood	OH	—	(1)	196	1,111	—	1,307	207	9/1/2009	1965
Citizens Bank	Louisville	OH	—	(1)	191	1,080	—	1,271	255	7/1/2008	1960
Citizens Bank	Massillon	OH	—	(1)	287	1,624	—	1,911	384	7/1/2008	1976
Citizens Bank	Massillon	OH	—	(1)	212	1,202	—	1,414	284	7/1/2008	1958
Citizens Bank	Mentor	OH	—	(1)	178	1,011	—	1,189	228	10/1/2008	1976
Citizens Bank	Northfield	OH	—	(1)	317	1,797	—	2,114	406	10/1/2008	1960
Citizens Bank	Parma	OH	—	(7)	248	744	—	992	66	4/26/2012	1972
Citizens Bank	Parma	OH	—	(1)	475	581	—	1,056	34	12/14/2012	1971
Citizens Bank	Rocky River	OH	—	(1)	283	1,602	—	1,885	299	9/1/2009	1965
Citizens Bank	South Russell	OH	—	(1)	106	957	—	1,063	56	12/14/2012	1981
Citizens Bank	Wadsworth	OH	—	(1)	158	893	—	1,051	211	7/1/2008	1994
Citizens Bank	Willoughby	OH	—	(1)	395	2,239	—	2,634	506	10/1/2008	1920
Citizens Bank	Allison Park	PA	—	(1)	314	733	—	1,047	49	9/26/2012	1972
Citizens Bank	Altoona	PA	—	(1)	153	459	—	612	27	12/14/2012	1971
Citizens Bank	Ambridge	PA	—	(9)	215	1,217	—	1,432	227	9/1/2009	1925
Citizens Bank	Ashley	PA	—	(1)	225	675	—	900	39	12/14/2012	1928
Citizens Bank	Beaver Falls	PA	—	(1)	138	553	—	691	37	9/26/2012	1968
Citizens Bank	Carlisle	PA	—	(7)	234	546	—	780	49	4/26/2012	1960+
Citizens Bank	Dallas	PA	—	(1)	213	1,205	—	1,418	81	9/26/2012	1949
Citizens Bank	Dillsburg	PA	—	(1)	232	926	—	1,158	54	12/14/2012	1935

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Drexel Hill	PA	—	(1)	266	1,064	—	1,330	62	12/14/2012	1950
Citizens Bank	Erie	PA	—	(1)	168	671	—	839	39	12/14/2012	1954
Citizens Bank	Glenside	PA	—		343	1,370	—	1,713	43	5/22/2013	1958
Citizens Bank	Grove City	PA	—	(7)	292	239	—	531	21	4/26/2012	1977
Citizens Bank	Grove City	PA	—	(7)	41	782	—	823	70	4/26/2012	1920
Citizens Bank	Harrisburg	PA	—	(7)	512	419	—	931	37	4/26/2012	1967
Citizens Bank	Havertown	PA	—	(1)	219	875	—	1,094	59	9/26/2012	2003
Citizens Bank	Homestead	PA	—	(1)	202	807	—	1,009	54	9/26/2012	1960
Citizens Bank	Kingston	PA	—	(1)	404	943	—	1,347	55	12/14/2012	1977
Citizens Bank	Kutztown	PA	—	(7)	81	725	—	806	65	5/11/2012	1974
Citizens Bank	Lancaster	PA	—	(7)	368	552	—	920	49	4/26/2012	1965
Citizens Bank	Lancaster	PA	—	(1)	383	468	—	851	31	9/26/2012	1967
Citizens Bank	Latrobe	PA	—	(1)	148	591	—	739	34	12/14/2012	1969
Citizens Bank	Lititz	PA	—	(7)	37	708	—	745	63	4/26/2012	1964
Citizens Bank	Lower Burrell	PA	—	(1)	180	722	—	902	42	12/14/2012	1980
Citizens Bank	Mechanicsburg	PA	—		288	2,590	—	2,878	174	9/26/2012	1900
Citizens Bank	Mercer	PA	—	(1)	105	314	—	419	18	12/14/2012	1964
Citizens Bank	Metamoras	PA	—	(1)	509	946	—	1,455	55	12/14/2012	1920
Citizens Bank	Milford	PA	—	(1)	513	769	—	1,282	45	12/14/2012	1981
Citizens Bank	Monesson	PA	—	(9)	198	1,123	—	1,321	209	9/1/2009	1930
Citizens Bank	Mount Lebanon	PA	—		215	1,939	—	2,154	130	9/26/2012	1960
Citizens Bank	Mountain Top	PA	—	(1)	111	631	—	742	37	12/14/2012	1980
Citizens Bank	Munhall	PA	—	(7)	191	191	—	382	17	4/26/2012	1973
Citizens Bank	Narberth	PA	—	(9)	420	2,381	—	2,801	548	9/1/2009	1935
Citizens Bank	New Stanton	PA	—	(7)	330	612	—	942	55	4/26/2012	1975
Citizens Bank	Oakmont	PA	—	(1)	199	1,127	—	1,326	65	12/14/2012	1967
Citizens Bank	Philadelphia	PA	—	(7)	184	735	—	919	66	4/26/2012	1904

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Citizens Bank	Philadelphia	PA	—	(1)	127	722	—	849	42	12/14/2012	1920
Citizens Bank	Pittsburgh	PA	—	(1)	185	1,051	—	1,236	61	12/14/2012	1960
Citizens Bank	Pittsburgh	PA	—	(1)	389	1,168	—	1,557	68	12/14/2012	1940
Citizens Bank	Pittsburgh	PA	—	(1)	146	2,770	—	2,916	161	12/14/2012	1900
Citizens Bank	Pittsburgh	PA	—		470	2,661	—	3,131	154	12/14/2012	1980
Citizens Bank	Pittsburgh	PA	—	(1)	215	1,219	—	1,434	82	9/26/2012	1970
Citizens Bank	Pittsburgh	PA	—	(1)	256	767	—	1,023	51	9/26/2012	1970
Citizens Bank	Shippensburg	PA	—	(7)	143	429	—	572	38	4/26/2012	1985
Citizens Bank	Slovan	PA	—	(7)	217	117	—	334	10	4/26/2012	1975
Citizens Bank	State College	PA	—	(7)	256	475	—	731	42	4/26/2012	1966
Citizens Bank	Temple	PA	—	(1)	268	626	—	894	42	9/26/2012	1936
Citizens Bank	Turtle Creek	PA	—	(1)	308	923	—	1,231	62	9/26/2012	1970
Citizens Bank	Tyrone	PA	—	(1)	146	583	—	729	34	12/14/2012	1967
Citizens Bank	Upper Darby	PA	—	(1)	411	617	—	1,028	36	12/14/2012	1966
Citizens Bank	Verona	PA	—	(7)	264	616	—	880	55	4/26/2012	1972
Citizens Bank	West Grove	PA	—	(7)	181	725	—	906	65	4/26/2012	1980
Citizens Bank	West Hazelton	PA	—	(1)	279	2,509	—	2,788	168	9/26/2012	1900
Citizens Bank	York	PA	—	(7)	337	626	—	963	56	4/26/2012	1955
Citizens Bank	Coventry	RI	—	(1)	559	559	—	1,118	37	9/26/2012	1968
Citizens Bank	Johnston	RI	—	(1)	343	1,030	—	1,373	69	9/26/2012	1972
Citizens Bank	North Providence	RI	—		200	1,800	—	2,000	96	12/31/2012	1971
Citizens Bank	Wakefield	RI	—	(1)	517	959	—	1,476	64	9/26/2012	1976
Citizens Bank	Warren	RI	—	(1)	328	609	—	937	41	9/26/2012	1980
Citizens Bank	Warwick	RI	—	(1)	1,570	5,544	—	7,114	58	9/24/2013	1996
Citizens Bank	Warwick	RI	—	(1)	1,870	9,662	—	11,532	102	9/24/2013	1995
Citizens Bank	Middlebury	VT	—	(1)	363	544	—	907	32	12/14/2012	1969
Citizens Bank	Poultney	VT	—	(1)	149	847	—	996	176	3/1/2009	1860
Citizens Bank	St. Albans	VT	—	(1)	141	798	—	939	166	3/1/2009	1989
Citizens Bank	White River Junction	VT	—	(1)	183	1,039	—	1,222	216	3/1/2009	1975
Comcast Corporation	Englewood	CO	—		1,490	5,060	—	6,550	45	11/5/2013	2011
Community Bank	Whitehall	NY	—	(9)	106	600	—	706	112	9/1/2009	1950
Community National Bank	Lake Mary	FL	—		1,230	1,504	—	2,734	18	10/1/2013	1990

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
Cooper Tire & Rubber Company	Franklin	IN	16,998		4,438	33,994	—	38,432	346	11/5/2013	2009
County of Yolo, California	Woodland	CA	10,332		2,640	13,681	—	16,321	108	11/5/2013	2001
Cracker Barrel	Braselton	GA	—		1,294	2,403	—	3,697	197	11/13/2012	2005
Cracker Barrel	Bremen	GA	—		1,012	2,361	—	3,373	194	11/13/2012	2006
Cracker Barrel	Mebane	NC	—		1,106	2,054	—	3,160	169	11/13/2012	2004
Cracker Barrel	Emporia	VA	—		972	2,267	—	3,239	186	11/13/2012	2004
Cracker Barrel	Woodstock	VA	—		928	2,164	—	3,092	178	11/13/2012	2005
Crozer-Keystone Health System	Ridley Park	PA	2,332		—	6,114	—	6,114	51	11/5/2013	2004
CVS	Phoenix	AZ	—		1,511	4,533	—	6,044	62	10/1/2013	2012
CVS	Phoenix	AZ	—		901	2,704	—	3,605	37	10/1/2013	2012
CVS	Fresno	CA	—		1,890	4,409	—	6,299	60	10/1/2013	2012
CVS	Palmdale	CA	—		2,493	4,630	—	7,123	63	10/1/2013	2012
CVS	Sacramento	CA	—		2,163	4,016	—	6,179	55	10/1/2013	2012
CVS	Norwich	CT	—		1,998	5,995	—	7,993	82	10/1/2013	2011
CVS	Lakeland	FL	—		587	2,347	—	2,934	32	10/1/2013	2012
CVS	St. Cloud	FL	—		1,534	1,875	—	3,409	84	4/12/2013	2002
CVS	Alpharetta	GA	—	(1)	572	858	—	1,430	64	9/28/2012	1994
CVS	Stockbridge	GA	—	(1)	855	1,283	—	2,138	64	2/28/2013	1998
CVS	Vidalia	GA	—	(1)	368	1,105	—	1,473	83	9/28/2012	2000
CVS	Franklin	IN	—	(1)	310	2,787	—	3,097	293	3/29/2012	1999
CVS	Mandeville	LA	—		2,385	2,915	—	5,300	40	10/1/2013	2012
CVS	Metairie	LA	—		1,895	3,519	—	5,414	48	10/1/2013	2012
CVS	New Orleans	LA	—		2,439	2,439	—	4,878	34	10/1/2013	2012
CVS	Slidell	LA	—		1,142	4,568	—	5,710	63	10/1/2013	2012
CVS	Hingham	MA	—		1,873	5,619	—	7,492	76	10/1/2013	2012
CVS	Malden	MA	—		1,757	5,271	—	7,028	72	10/1/2013	2012
CVS	Detroit	MI	—	(1)	270	2,427	—	2,697	121	2/28/2013	1999
CVS	Harper Woods	MI	—	(1)	499	2,829	—	3,328	141	2/28/2013	1999
CVS	St. Joseph	MO	—		1,022	3,067	—	4,089	42	10/1/2013	2012
CVS	Beaufort	NC	—		378	3,404	—	3,782	46	10/1/2013	2011
CVS	Albuquerque	NM	—		975	3,899	—	4,874	53	10/1/2013	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12) (13)	Date Acquired	Date of Construction
CVS	Albuquerque	NM	—		1,029	4,118	—	5,147	57	10/1/2013	2011
CVS	Las Cruces	NM	—		1,295	5,178	—	6,473	71	10/1/2013	2012
CVS	Las Vegas	NV	—		1,374	3,207	—	4,581	257	8/22/2012	2004
CVS	Rochester	NY	—	(1)	965	1,180	—	2,145	83	11/8/2012	1997
CVS	Tulsa	OK	—		950	2,216	—	3,166	30	10/1/2013	2010
CVS	Freeland	PA	—		122	1,096	—	1,218	93	8/8/2012	2004
CVS	Mechanicsburg	PA	—		1,155	3,465	—	4,620	225	11/29/2012	2008
CVS	Shippensburg	PA	—		351	1,988	—	2,339	109	2/8/2013	2002
CVS	Greenville	SC	—	(1)	169	1,520	—	1,689	76	2/28/2013	1997
CVS	Jackson	TN	—		1,209	2,822	—	4,031	38	10/1/2013	2012
CVS	Knoxville	TN	—		1,190	2,210	—	3,400	30	10/1/2013	2011
CVS	Nashville	TN	—	(1)	203	1,148	—	1,351	86	9/28/2012	1996
CVS	Converse	TX	—		1,390	3,243	—	4,633	45	10/1/2013	2011
CVS	Dumas	TX	—		846	2,537	—	3,383	35	10/1/2013	2011
CVS	Elsa	TX	—		915	2,744	—	3,659	37	10/1/2013	2011
CVS	Fort Worth	TX	—		2,453	3,679	—	6,132	50	10/1/2013	2011
CVS	San Antonio	TX	—		1,996	2,993	—	4,989	41	10/1/2013	2011
CVS	San Antonio	TX	—		2,034	3,778	—	5,812	52	10/1/2013	2011
CVS	San Antonio	TX	—		868	2,605	—	3,473	36	10/1/2013	2012
CVS	San Juan	TX	—		610	2,441	—	3,051	34	10/1/2013	2012
CVS	Norfolk	VA	—		697	2,789	—	3,486	38	10/1/2013	2011
CVS	Portsmouth	VA	—		1,230	3,690	—	4,920	50	10/1/2013	2012
CVS	Roanoke	VA	—		825	2,474	—	3,299	34	10/1/2013	2011
CVS	Virginia Beach	VA	—		683	3,868	—	4,551	53	10/1/2013	2012
CVS	Williamsburg	VA	—		907	5,137	—	6,044	70	10/1/2013	2011
Dairy Queen	Mauldin	SC	—	(1)	133	—	—	133	—	6/27/2013	1979
Dairy Queen	Alto	TX	—	(1)	50	110	—	160	3	6/27/2013	1972

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dairy Queen	Pineland	TX	—	(1)	40	120	—	160	3	6/27/2013	1989
Dairy Queen	Silsbee	TX	—	(1)	60	100	—	160	3	6/27/2013	1988
DaVita Dialysis	Osceola	AR	—	(1)	137	1,232	—	1,369	43	3/28/2013	2009
DaVita Dialysis	Allen Park	MI	—	(1)	209	1,885	—	2,094	102	12/31/2012	1955
DaVita Dialysis	St. Pauls	NC	—	(1)	138	1,246	—	1,384	24	8/2/2013	2006
DaVita Dialysis	Beeville	TX	—	(1)	99	1,879	—	1,978	102	12/31/2012	2002
DaVita Dialysis	Federal Way	WA	—		1,929	22,357	—	24,286	1,509	11/21/2012	2000
DC Sports Bar & Steakhouse	Eunice	LA	—	(1)	500	262	—	762	8	6/27/2013	1987
Del Monte Corporation	Lathrop	CA	32,694		—	41,318	—	41,318	420	11/5/2013	1994
Denny’s	Winter Springs	FL	—	(1)	550	1,668	—	2,218	48	6/27/2013	1994
Denny’s	Merriam	KS	—	(1)	390	1,150	—	1,540	33	6/27/2013	1981
Denny’s	Topeka	KS	—	(1)	630	446	—	1,076	13	6/27/2013	1989
Denny’s	Branson	MO	—	(1)	620	2,209	—	2,829	63	6/27/2013	1995
Denny’s	Kansas City	MO	—	(1)	750	686	—	1,436	20	6/27/2013	1997
Denny’s	North Kansas City	MO	—	(1)	630	937	—	1,567	27	6/27/2013	1979
Denny’s	Sedalia	MO	—	(1)	500	783	—	1,283	22	6/27/2013	1985
Denny’s	Black Mountain	NC	—	(1)	210	505	—	715	14	6/27/2013	1992
Denny’s	Mooresville	NC	—	(1)	250	841	—	1,091	24	6/27/2013	1992
Denny’s	Watertown	NY	—	(1)	330	1,107	—	1,437	32	6/27/2013	1987
Denny’s	Fremont	OH	—	(1)	320	975	—	1,295	28	6/27/2013	1992
Denny’s	Ontario	OR	—	(1)	240	1,067	—	1,307	31	6/27/2013	1978
Denny’s	Columbia	SC	—	(1)	490	1,115	—	1,605	32	6/27/2013	1998
Denny’s	Greenville	SC	—	(1)	570	554	—	1,124	16	6/27/2013	1985
Denny’s	Pasadena	TX	—	(1)	500	1,316	—	1,816	38	6/27/2013	1981
Dollar General	Birmingham	AL	—	(1)	156	882	—	1,038	78	6/6/2012	2012
Dollar General	Chunchula	AL	—	(1)	174	697	—	871	65	4/25/2012	2012
Dollar General	Moulton	AL	—	(1)	517	1,207	—	1,724	113	4/26/2012	2012
Dollar General	Gardendale	AL	—	(1)	142	805	—	947	64	8/9/2012	2012
Dollar General	Red Level	AL	—		120	680	—	800	83	10/31/2011	2010
Dollar General	Tarrant	AL	—	(5)	217	869	—	1,086	102	12/12/2011	2011
Dollar General	Tuscaloosa	AL	—		133	756	—	889	85	12/30/2011	2011
Dollar General	Ash Flat	AR	—	(1)	44	132	—	176	11	6/19/2012	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Batesville	AR	—	(1)	32	285	—	317	7	7/25/2013	1998
Dollar General	Batesville	AR	—	(1)	42	374	—	416	9	7/25/2013	1999
Dollar General	Beebe	AR	—	(1)	51	458	—	509	11	7/25/2013	1999
Dollar General	Bella Vista	AR	—	(1)	129	302	—	431	37	11/10/2011	2005
Dollar General	Bergman	AR	—	(1)	113	639	—	752	54	7/2/2012	2011
Dollar General	Blytheville	AR	—	(1)	30	274	—	304	6	7/25/2013	2000
Dollar General	Carlisle	AR	—	(1)	13	245	—	258	30	11/10/2011	2005
Dollar General	Des Arc	AR	—	(1)	56	508	—	564	12	7/25/2013	1999
Dollar General	Dumas	AR	—	(1)	46	412	—	458	10	7/25/2013	1998
Dollar General	Flippin	AR	—	(1)	53	64	—	117	5	6/19/2012	1994
Dollar General	Gassville	AR	—	(1)	54	305	—	359	7	7/25/2013	1999
Dollar General	Green Forest	AR	—	(1)	52	293	—	345	36	11/10/2011	2005
Dollar General	Higdon	AR	—	(1)	52	469	—	521	11	7/25/2013	1999
Dollar General	Lake Village	AR	—	(1)	64	362	—	426	8	7/25/2013	1998
Dollar General	Lepanto	AR	—	(1)	43	389	—	432	9	7/25/2013	1998
Dollar General	Little Rock	AR	—	(1)	73	412	—	485	10	7/25/2013	1999
Dollar General	Marvell	AR	—	(1)	40	358	—	398	8	7/25/2013	1999
Dollar General	Maynard	AR	—	(1)	73	654	—	727	40	12/4/2012	2011
Dollar General	McGehee	AR	—	(1)	25	228	—	253	5	7/25/2013	1998
Dollar General	Quitman	AR	—	(1)	45	405	—	450	9	7/25/2013	2001
Dollar General	Searcy	AR	—	(1)	29	263	—	292	6	7/25/2013	1998
Dollar General	Tuckerman	AR	—	(1)	49	280	—	329	7	7/25/2013	1999
Dollar General	Whitehall	AR	—	(1)	43	388	—	431	9	7/25/2013	1999
Dollar General	Wooster	AR	—	(1)	74	664	—	738	40	12/4/2012	2011
Dollar General	Grand Ridge	FL	—		76	684	—	760	77	12/30/2011	2010
Dollar General	Molina	FL	—		178	1,007	—	1,185	123	10/31/2011	2010
Dollar General	Panama City	FL	—	(1)	139	312	—	451	23	6/19/2012	1987
Dollar General	Chariton	IA	—	(1)	165	934	—	1,099	70	8/31/2012	2012
Dollar General	Estherville	IA	—	(1)	226	903	—	1,129	59	10/25/2012	2012
Dollar General	Hampton	IA	—	(5)	188	751	—	939	81	2/1/2012	2012
Dollar General	Lake Milles	IA	—	(5)	81	728	—	809	78	2/1/2012	2012
Dollar General	Nashua	IA	—	(1)	136	768	—	904	58	9/6/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Ottumwa	IA	—	(1)	143	812	—	955	42	1/31/2013	2012
Dollar General	Altamont	IL	—	(6)	211	844	—	1,055	87	3/9/2012	2012
Dollar General	Carthage	IL	—	(1)	48	908	—	956	68	8/31/2012	2012
Dollar General	Jacksonville	IL	—	(1)	145	823	—	968	62	8/31/2012	2012
Dollar General	Jonesboro	IL	—	(1)	77	309	—	386	38	11/10/2011	2007
Dollar General	Lexington	IL	—	(1)	100	899	—	999	63	9/21/2012	2012
Dollar General	Marion	IL	—	(1)	153	867	—	1,020	61	9/24/2012	2012
Dollar General	Mt Morris	IL	—	(1)	97	877	—	974	49	12/17/2012	2012
Dollar General	Monroeville	IN	—	(5)	112	636	—	748	71	12/22/2011	2011
Dollar General	Auburn	KS	—	(1)	42	801	—	843	60	8/31/2012	2009
Dollar General	Caney	KS	—	(1)	31	178	—	209	15	6/19/2012	2002
Dollar General	Cottonwood Falls	KS	—	(1)	89	802	—	891	60	8/31/2012	2009
Dollar General	Erie	KS	—	(1)	42	790	—	832	59	8/31/2012	2009
Dollar General	Garden City	KS	—	(1)	136	771	—	907	58	8/31/2012	2010
Dollar General	Harper	KS	—	(1)	91	818	—	909	61	8/31/2012	2009
Dollar General	Humboldt	KS	—	(1)	44	828	—	872	62	8/31/2012	2009
Dollar General	Kingman	KS	—	(1)	142	804	—	946	60	8/31/2012	2010
Dollar General	Medicine Lodge	KS	—	(1)	40	765	—	805	57	8/31/2012	2010
Dollar General	Minneapolis	KS	—	(1)	43	816	—	859	61	8/31/2012	2010
Dollar General	Pomona	KS	—	(1)	42	796	—	838	60	8/31/2012	2009
Dollar General	Sedan	KS	—	(1)	42	792	—	834	59	8/31/2012	2009
Dollar General	Syracuse	KS	—	(1)	43	817	—	860	61	8/31/2012	2010
Dollar General	Nancy	KY	—	(1)	81	733	—	814	69	4/26/2012	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Choudrant	LA	—		83	745	—	828	80	2/6/2012	2011
Dollar General	Converse	LA	—	(1)	84	756	—	840	53	9/26/2012	2012
Dollar General	Doyline	LA	—	(1)	88	793	—	881	48	11/27/2012	2012
Dollar General	Gardner	LA	—	(6)	138	784	—	922	81	3/8/2012	2012
Dollar General	Jonesville	LA	—	(1)	103	929	—	1,032	65	9/27/2012	2012
Dollar General	Keithville	LA	—	(1)	83	750	—	833	60	7/26/2012	2012
Dollar General	Lake Charles	LA	—		102	919	—	1,021	95	2/29/2012	2012
Dollar General	Mangham	LA	—		40	759	—	799	82	2/6/2012	2011
Dollar General	Mt. Hermon	LA	—	(1)	94	842	—	936	91	2/6/2012	2011
Dollar General	New Iberia	LA	—	(1)	315	736	—	1,051	69	4/26/2012	2011
Dollar General	Patterson	LA	—		259	1,035	—	1,294	97	4/26/2012	2011
Dollar General	Richwood	LA	—	(1)	97	869	—	966	94	2/6/2012	2011
Dollar General	Sarepta	LA	—	(1)	131	743	—	874	59	8/9/2012	2011
Dollar General	West Monroe	LA	—	(1)	153	869	—	1,022	89	3/9/2012	2012
Dollar General	Zachary	LA	—	(1)	248	743	—	991	70	4/26/2012	2011
Dollar General	Bangor	MI	—	(1)	173	691	—	864	58	7/10/2012	2012
Dollar General	Cadillac	MI	—	(6)	187	747	—	934	73	3/16/2012	2012
Dollar General	Carleton	MI	—	(6)	222	666	—	888	65	3/16/2012	2011
Dollar General	Covert	MI	—	(1)	37	704	—	741	53	8/30/2012	2012
Dollar General	Durand	MI	—	(1)	181	726	—	907	65	5/18/2012	2012
Dollar General	East Jordan	MI	—	(1)	125	709	—	834	60	7/10/2012	2012
Dollar General	Flint	MI	—	(6)	83	743	—	826	66	5/18/2012	2012
Dollar General	Flint	MI	—	(1)	91	820	—	911	54	10/31/2012	2012
Dollar General	Gaylord	MI	—	(1)	172	687	—	859	58	7/10/2012	2012
Dollar General	Iron River	MI	—	(1)	86	777	—	863	58	8/30/2012	2012
Dollar General	Melvindale	MI	—	(1)	242	967	—	1,209	81	6/26/2012	2012
Dollar General	Negaunee	MI	—	(1)	87	779	—	866	58	8/30/2012	2012
Dollar General	Roscommon	MI	—	(1)	87	781	—	868	58	8/30/2012	2012
Dollar General	Melrose	MN	—	(1)	96	863	—	959	48	12/17/2012	2012
Dollar General	Montgomery	MN	—	(1)	87	783	—	870	44	12/17/2012	2012
Dollar General	Olivia	MN	—	(1)	98	884	—	982	46	1/31/2013	2012
Dollar General	Rush City	MN	—	(1)	126	716	—	842	57	7/25/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Springfield	MN	—	(1)	88	795	—	883	45	12/26/2012	2012
Dollar General	Virginia	MN	—	(1)	147	831	—	978	47	1/14/2013	2012
Dollar General	Appleton City	MO	—	(1)	22	124	—	146	15	11/10/2011	2004
Dollar General	Ash Grove	MO	—	(1)	35	315	—	350	38	11/10/2011	2006
Dollar General	Ashland	MO	—	(1)	70	398	—	468	48	11/10/2011	2006
Dollar General	Auxvasse	MO	—	(2)	72	650	—	722	76	11/22/2011	2011
Dollar General	Belton	MO	—	(1)	105	948	—	1,053	75	8/3/2012	2012
Dollar General	Berkeley	MO	—	(1)	132	748	—	880	53	10/9/2012	2012
Dollar General	Bernie	MO	—	(1)	35	314	—	349	38	11/10/2011	2007
Dollar General	Bloomfield	MO	—	(1)	23	209	—	232	25	11/10/2011	2005
Dollar General	Cardwell	MO	—	(1)	89	805	—	894	60	8/24/2012	2012
Dollar General	Carterville	MO	—	(8)	10	192	—	202	23	11/10/2011	2004
Dollar General	Caruthersville	MO	—	(1)	98	878	—	976	62	9/27/2012	2012
Dollar General	Clarkton	MO	—	(1)	19	354	—	373	43	11/10/2011	2007
Dollar General	Clever	MO	—	(1)	136	542	—	678	46	6/19/2012	2010
Dollar General	Concordia	MO	—	(1)	40	161	—	201	14	6/19/2012	1998
Dollar General	Conway	MO	—	(2)	37	694	—	731	81	11/22/2011	2011
Dollar General	Diamond	MO	—	(1)	44	175	—	219	21	11/10/2011	2005
Dollar General	Edina	MO	—	(1)	127	722	—	849	54	9/13/2012	2012
Dollar General	Ellsinore	MO	—	(8)	30	579	—	609	70	11/10/2011	2010
Dollar General	Gower	MO	—	(1)	118	668	—	786	50	8/31/2012	2012
Dollar General	Greenfield	MO	—	(1)	42	378	—	420	32	6/19/2012	2000
Dollar General	Hallsville	MO	—	(8)	29	263	—	292	32	11/10/2011	2004
Dollar General	Hawk Point	MO	—	(1)	177	709	—	886	53	8/24/2012	2012
Dollar General	Humansville	MO	—	(1)	69	277	—	346	23	6/19/2012	2007
Dollar General	Jennings	MO	—	(1)	445	826	—	1,271	70	7/13/2012	2012
Dollar General	Kansas City	MO	—	(1)	313	731	—	1,044	51	9/21/2012	2012
Dollar General	King City	MO	—	(2)	33	625	—	658	73	11/22/2011	2010
Dollar General	Lawson	MO	—	(1)	29	162	—	191	20	11/10/2011	2003
Dollar General	Lebanon	MO	—	(1)	278	835	—	1,113	59	9/26/2012	2012
Dollar General	Lebanon	MO	—	(1)	177	708	—	885	50	9/24/2012	2012
Dollar General	Licking	MO	—	(2)	76	688	—	764	80	11/22/2011	2010

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Lilbourne	MO	—	(8)	62	554	—	616	67	11/10/2011	2010
Dollar General	Marble Hill	MO	—	(1)	104	935	—	1,039	70	9/11/2012	2012
Dollar General	Marionville	MO	—	(1)	89	797	—	886	52	10/31/2012	2012
Dollar General	Marthasville	MO	—		41	782	—	823	84	2/1/2012	2011
Dollar General	Maysville	MO	—	(2)	107	607	—	714	74	10/31/2011	2010
Dollar General	Morehouse	MO	—	(1)	87	783	—	870	59	9/7/2012	2012
Dollar General	New Haven	MO	—	(1)	176	702	—	878	66	4/27/2012	2012
Dollar General	Oak Grove	MO	—	(1)	27	106	—	133	9	6/19/2012	1999
Dollar General	Oran	MO	—	(6)	83	747	—	830	73	3/30/2012	2012
Dollar General	Osceola	MO	—	(1)	93	835	—	928	39	2/19/2013	2012
Dollar General	Ozark	MO	—	(6)	190	758	—	948	71	4/27/2012	2012
Dollar General	Ozark	MO	—	(1)	149	842	—	991	59	9/24/2012	2012
Dollar General	Pacific	MO	—	(1)	151	853	—	1,004	76	6/6/2012	2012
Dollar General	Palmyra	MO	—	(1)	40	225	—	265	19	6/19/2012	2003
Dollar General	Plattsburg	MO	—	(1)	44	843	—	887	67	8/9/2012	2012
Dollar General	Qulin	MO	—	(8)	30	573	—	603	70	11/10/2011	2009
Dollar General	Robertsville	MO	—	(1)	131	744	—	875	56	8/24/2012	2011
Dollar General	Rocky Mount	MO	—	(1)	88	789	—	877	59	8/31/2012	2012
Dollar General	Sedalia	MO	—	(1)	273	637	—	910	48	9/7/2012	2012
Dollar General	Senath	MO	—	(1)	61	552	—	613	47	6/19/2012	2010
Dollar General	Seneca	MO	—	(1)	47	189	—	236	16	6/19/2012	1962
Dollar General	Sikeston	MO	—	(6)	56	1,056	—	1,112	109	2/24/2012	2011
Dollar General	Sikeston	MO	—	(1)	144	819	—	963	61	8/24/2012	2012
Dollar General	Springfield	MO	—	(1)	378	702	—	1,080	62	6/14/2012	2012
Dollar General	St James	MO	—	(1)	81	244	—	325	21	6/19/2012	1999
Dollar General	St. Clair	MO	—		220	879	—	1,099	99	12/30/2011	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	St. Louis	MO	—	(1)	372	692	—	1,064	52	8/31/2012	2012
Dollar General	St. Louis	MO	—	(1)	260	606	—	866	43	9/26/2012	2012
Dollar General	Stanberry	MO	—	(3)	111	629	—	740	74	11/22/2011	2010
Dollar General	Steele	MO	—	(8)	31	598	—	629	73	11/10/2011	2009
Dollar General	Strafford	MO	—	(8)	51	461	10	522	56	11/10/2011	2009
Dollar General	Vienna	MO	—	(6)	78	704	—	782	72	2/24/2012	2011
Dollar General	Willow Springs	MO	—	(1)	24	213	—	237	18	6/19/2012	2002
Dollar General	Winona	MO	—	(1)	52	155	—	207	13	6/19/2012	2001
Dollar General	Edwards	MS	—		75	671	—	746	75	12/30/2011	2011
Dollar General	Greensville	MS	—		82	739	—	821	83	12/30/2011	2011
Dollar General	Hickory	MS	—	(1)	77	692	—	769	58	7/2/2012	2011
Dollar General	Jackson	MS	—	(1)	198	793	—	991	56	9/27/2012	2011
Dollar General	Meridian	MS	—	(1)	178	713	—	891	53	9/13/2012	2011
Dollar General	Meridian	MS	—	(1)	40	754	—	794	56	9/13/2012	2011
Dollar General	Moorhead	MS	—	(6)	107	606	—	713	57	5/1/2012	2011
Dollar General	Natchez	MS	—	(1)	166	664	—	830	59	6/11/2012	2012
Dollar General	Soso	MS	—	(6)	116	658	—	774	65	4/12/2012	2011
Dollar General	Stonewall	MS	—	(1)	116	655	—	771	55	7/2/2012	2011
Dollar General	Stringer	MS	—	(1)	116	655	—	771	55	7/2/2012	2011
Dollar General	Walmut Grove	MS	—		71	641	—	712	72	12/30/2011	2011
Dollar General	Fayetteville	NC	—		216	647	—	863	70	2/6/2012	2011
Dollar General	Hickory	NC	—	(1)	89	804	—	893	64	8/13/2012	2012
Dollar General	Ocean Isle Beach	NC	—		341	633	—	974	68	2/6/2012	2011
Dollar General	Tryon	NC	—	(1)	139	789	—	928	63	8/13/2012	2012
Dollar General	Vass	NC	—		226	528	—	754	57	2/6/2012	2011
Dollar General	Farmington	NM	—	(1)	269	807	—	1,076	60	9/6/2012	2012
Dollar General	Forest	OH	—		76	681	—	757	83	10/31/2011	2010
Dollar General	Greenfield	OH	—		110	986	—	1,096	102	2/23/2012	2011
Dollar General	Loudonville	OH	—	(1)	236	945	—	1,181	84	6/6/2012	2012
Dollar General	Lucasville	OH	—	(1)	223	893	—	1,116	79	5/16/2012	2012
Dollar General	New Carlisle	OH	—	(1)	215	860	—	1,075	72	7/10/2012	2012
Dollar General	New Matamoras	OH	—		123	696	—	819	85	10/31/2011	2010

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Payne	OH	—	(3)	81	729	—	810	89	10/31/2011	2010
Dollar General	Pleasant City	OH	—	(3)	131	740	—	871	90	10/31/2011	2010
Dollar General	Calera	OK	—	(1)	136	770	—	906	58	8/31/2012	2010
Dollar General	Commerce	OK	—	(1)	38	341	—	379	41	11/10/2011	2006
Dollar General	Hartshorne	OK	—	(1)	100	898	—	998	67	8/31/2012	2010
Dollar General	Lexington	OK	—	(1)	85	761	—	846	57	8/31/2012	2010
Dollar General	Maud	OK	—	(1)	76	688	—	764	51	8/31/2012	2010
Dollar General	Maysville	OK	—	(1)	41	785	—	826	59	8/31/2012	2010
Dollar General	Nowata	OK	—	(1)	43	128	—	171	11	6/19/2012	1998
Dollar General	Rush Spring	OK	—	(1)	87	779	—	866	58	8/31/2012	2010
Dollar General	Doyle	TN	—	(1)	75	679	—	754	51	8/22/2012	2012
Dollar General	Manchester	TN	—	(1)	114	646	—	760	51	7/26/2012	2012
Dollar General	McMinnville	TN	—	(1)	120	679	—	799	57	7/12/2012	2012
Dollar General	Pleasant Hill	TN	—		39	747	—	786	84	12/30/2011	2011
Dollar General	Academy	TX	—	(1)	122	693	—	815	65	4/27/2012	2012
Dollar General	Alto Bonito	TX	—	(5)	163	652	—	815	70	2/1/2012	2011
Dollar General	Blessing	TX	—	(1)	83	745	—	828	42	12/18/2012	2012
Dollar General	Bryan	TX	—	(1)	148	840	—	988	63	9/14/2012	2012
Dollar General	Bryan	TX	—	(1)	193	772	—	965	58	9/14/2012	2012
Dollar General	Bryan	TX	—	(1)	185	740	—	925	55	8/31/2012	2009
Dollar General	Canyon Lake	TX	—	(1)	149	843	—	992	59	10/12/2012	2012
Dollar General	Como	TX	—	(6)	76	683	—	759	64	4/20/2012	2012
Dollar General	Corpus Christi	TX	—	(1)	270	809	—	1,079	45	12/26/2012	2012
Dollar General	Dickinson	TX	—	(1)	87	786	—	873	55	9/25/2012	2012
Dollar General	Donna	TX	—	(1)	136	768	—	904	58	9/11/2012	2012
Dollar General	Donna	TX	—	(1)	200	799	—	999	56	10/12/2012	2012
Dollar General	Donna	TX	—	(1)	145	820	—	965	42	1/31/2013	2012
Dollar General	Edinburg	TX	—	(1)	136	769	—	905	58	9/7/2012	2012
Dollar General	Elemdorf	TX	—	(1)	94	847	—	941	56	10/23/2012	2012
Dollar General	Gladewater	TX	—	(1)	184	736	—	920	55	8/31/2012	2009
Dollar General	Gordonville	TX	—	(6)	38	717	—	755	67	4/20/2012	2012
Dollar General	Kyle	TX	—	(1)	132	747	—	879	52	9/26/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	LaMarque	TX	—	(1)	102	917	—	1,019	69	8/31/2012	2010
Dollar General	Laredo	TX	—	(1)	253	758	—	1,011	60	7/31/2012	2012
Dollar General	Lubbock	TX	—	(1)	267	801	—	1,068	60	8/31/2012	2010
Dollar General	Lyford	TX	—		80	724	—	804	81	12/30/2011	2010
Dollar General	Morgans Point	TX	—	(1)	145	821	—	966	61	9/13/2012	2012
Dollar General	Mount Pleasant	TX	—	(1)	214	858	—	1,072	64	8/31/2012	2010
Dollar General	New Braunfels	TX	—	(1)	205	818	—	1,023	61	8/31/2012	2012
Dollar General	Poteet	TX	—	(3)	96	864	—	960	105	10/31/2011	2010
Dollar General	Progreso	TX	—	(3)	169	957	—	1,126	116	10/31/2011	2009
Dollar General	Rio Grande City	TX	—	(3)	137	779	—	916	95	10/31/2011	2010
Dollar General	Roma	TX	—	(3)	253	1,010	—	1,263	123	10/31/2011	2010
Dollar General	San Antonio	TX	—	(1)	252	756	—	1,008	50	10/22/2012	2012
Dollar General	San Antonio	TX	—	(1)	222	888	—	1,110	58	10/22/2012	2012
Dollar General	Silsbee	TX	—	(1)	43	810	—	853	68	7/6/2012	2012
Dollar General	Troy	TX	—	(1)	93	841	—	934	63	9/12/2012	2012
Dollar General	Tyler	TX	—	(1)	219	875	—	1,094	66	8/31/2012	2010
Dollar General	Victoria	TX	—	(1)	91	817	—	908	42	1/31/2013	2013
Dollar General	Waco	TX	—	(1)	192	767	—	959	57	8/31/2012	2012
Dollar General	Weslaco	TX	—	(1)	215	862	—	1,077	61	9/24/2012	2012
Dollar General	Burkeville	VA	—	(1)	160	906	—	1,066	85	5/8/2012	2012
Dollar General	Chesterfield	VA	—		242	726	—	968	78	2/6/2012	2011
Dollar General	Danville	VA	—		155	621	—	776	67	2/6/2012	2011
Dollar General	Hopewell	VA	—		584	713	—	1,297	77	2/6/2012	2011
Dollar General	Hot Springs	VA	—		283	661	—	944	71	2/6/2012	2011
Dollar General	Mellen	WI	—		79	711	—	790	80	12/30/2011	2011
Dollar General	Minong	WI	—		38	727	—	765	82	12/30/2011	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Solon Springs	WI	—		76	685	—	761	77	12/30/2011	2011
Dunkin’ Donuts/Baskin-Robbins	Dearborn Heights	MI	—	(1)	230	846	—	1,076	23	6/27/2013	1998
Einstein Bros. Bagels	Dearborn	MI	—	(1)	190	724	—	914	20	6/27/2013	1997
Exelis	Herndon	VA	39,519		1,384	53,584	—	54,968	434	11/5/2013	2006
Express Scripts	St. Louis	MO	—	(4)	5,706	32,333	—	38,039	3,661	1/25/2012	2011
Family Dollar	Rangeley	CO	—	(6)	66	593	—	659	56	5/4/2012	2010
Family Dollar	Middleburg	FL	—	(1)	274	822	—	1,096	27	6/4/2013	2008
Family Dollar	Ormond Beach	FL	—		573	860	—	1,433	28	6/4/2013	2008
Family Dollar	Lenox	GA	—	(1)	90	809	—	899	53	11/9/2012	2012
Family Dollar	Arco	ID	—	(1)	76	684	—	760	48	9/18/2012	2012
Family Dollar	Kimberly	ID	—	(1)	219	657	—	876	28	4/10/2013	2013
Family Dollar	Brookston	IN	—	(1)	126	715	—	841	50	10/1/2012	2012
Family Dollar	Greensburg	KS	—	(1)	80	718	—	798	13	9/9/2013	2012
Family Dollar	Chalmette	LA	—	(1)	751	615	—	1,366	58	5/3/2012	2011
Family Dollar	Tickfaw	LA	—	(1)	181	543	—	724	53	3/30/2012	2011
Family Dollar	Detroit	MI	—	(1)	130	1,169	—	1,299	71	11/27/2012	2011
Family Dollar	Detroit	MI	—	(1)	106	956	—	1,062	36	5/2/2013	1964
Family Dollar	Jackson	MI	—	(1)	93	525	—	618	10	9/12/2013	2007
Family Dollar	St Louis	MO	—	(1)	445	1,038	—	1,483	68	12/14/2012	2012
Family Dollar	St. Louis	MO	—	(1)	168	671	—	839	66	4/2/2012	2006
Family Dollar	St. Louis	MO	—	(1)	445	1,039	—	1,484	63	10/23/2012	2012
Family Dollar	St. Louis	MO	—	(1)	215	1,219	—	1,434	46	4/30/2013	2013
Family Dollar	Biloxi	MS	—	(6)	310	575	—	885	57	3/30/2012	2012
Family Dollar	Carriere	MS	—	(6)	200	599	—	799	59	3/30/2012	2012
Family Dollar	D’Iberville	MS	—	(1)	241	561	—	802	50	5/21/2012	2011
Family Dollar	Gulfport	MS	—	(6)	209	626	—	835	56	5/21/2012	2012
Family Dollar	Gulfport	MS	—	(1)	270	629	—	899	44	9/20/2012	2012
Family Dollar	Gulfport	MS	—	(1)	218	654	—	872	43	11/15/2012	2012
Family Dollar	Hattiesburg	MS	—	(1)	225	674	—	899	35	1/30/2013	2012
Family Dollar	Horn Lake	MS	—	(1)	225	676	—	901	51	8/22/2012	2012
Family Dollar	Kiln	MS	—	(1)	106	650	—	756	43	11/14/2012	2012
Family Dollar	Okolona	MS	—	(1)	64	578	—	642	46	7/31/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Family Dollar	Winona	MS	—	(1)	146	585	—	731	47	7/31/2012	2012
Family Dollar	Lumberton	NC	—		151	603	—	754	11	9/11/2013	2006
Family Dollar	Fort Yates	ND	—	(5)	126	715	—	841	77	1/31/2012	2010
Family Dollar	New Town	ND	—	(5)	105	942	—	1,047	101	1/31/2012	2011
Family Dollar	Rolla	ND	—	(5)	83	749	—	832	81	1/31/2012	2010
Family Dollar	Madison	NE	—	(5)	37	703	—	740	79	12/30/2011	2011
Family Dollar	Chimayo	NM	—	(1)	158	632	—	790	33	1/30/2013	2009
Family Dollar	Mountainair	NM	—	(1)	84	752	—	836	63	7/6/2012	2011
Family Dollar	Hawthorne	NV	—	(6)	191	764	—	955	68	6/1/2012	2012
Family Dollar	Lovelock	NV	—	(6)	185	742	—	927	69	5/4/2012	2012
Family Dollar	Silver Spring	NV	—	(1)	202	808	—	1,010	57	9/21/2012	2012
Family Dollar	Wells	NV	—	(6)	84	755	—	839	71	5/11/2012	2011
Family Dollar	Toledo	OH	—	(1)	306	917	—	1,223	43	2/25/2013	2012
Family Dollar	Warren	OH	—	(1)	170	681	—	851	51	9/11/2012	2012
Family Dollar	Stillwell	OK	—	(5)	40	768	—	808	86	1/6/2012	2011
Family Dollar	Tulsa	OK	—	(6)	220	878	—	1,098	70	7/30/2012	2012
Family Dollar	Martin	SD	—	(5)	85	764	—	849	82	1/31/2012	2009
Family Dollar	Harrison	TN	—	(1)	74	420	—	494	10	7/23/2013	2006
Family Dollar	Avinger	TX	—	(1)	40	761	—	801	50	10/22/2012	2012
Family Dollar	Caldwell	TX	—	(1)	138	552	—	690	49	5/29/2012	2012
Family Dollar	Chireno	TX	—	(1)	50	943	—	993	57	12/10/2012	2012
Family Dollar	Eagle Lake	TX	—	(1)	100	566	—	666	48	7/6/2012	2012
Family Dollar	Floydada	TX	—	(5)	36	681	—	717	77	12/30/2011	2010
Family Dollar	Kerens	TX	—	(6)	73	658	—	731	68	2/29/2012	2011
Family Dollar	Oakhurst	TX	—	(1)	36	683	—	719	42	12/12/2012	2012
Family Dollar	Plano	TX	—	(1)	468	869	—	1,337	20	8/1/2013	2013
Family Dollar	Kemmerer	WY	—	(1)	45	853	—	898	40	2/22/2013	2013
Famous Dave’s	Independence	MO	—	(1)	620	422	—	1,042	12	6/27/2013	1999
Farmers Group, Inc.	Simi Valley	CA	25,620		11,851	31,096	—	42,947	314	11/5/2013	1982
Farmers New World Life Insurance Company	Mercer Island	WA	29,161		24,287	28,210	—	52,497	231	11/5/2013	1982
FedEx	Lowell	AR	—	(1)	396	7,521	—	7,917	382	3/15/2013	2012
FedEx	Yuma	AZ	—		—	2,076	—	2,076	148	10/17/2012	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
FedEx	Chico	CA	—	(1)	308	2,776	—	3,084	198	11/9/2012	2006
FedEx	Commerce City	CO	—	(4)	6,556	26,224	—	32,780	2,799	3/20/2012	2007
FedEx	Melbourne	FL	—	(1)	159	1,433	—	1,592	36	7/26/2013	1989
FedEx	Kankakee	IL	—	(1)	195	1,103	—	1,298	107	5/31/2012	2003
FedEx	Mt. Vernon	IL	—	(1)	222	1,259	—	1,481	122	5/31/2012	2009
FedEx	Quincy	IL	—		371	2,101	—	2,472	160	9/28/2012	2012
FedEx	Evansville	IN	—	(1)	665	2,661	—	3,326	257	5/31/2012	2003
FedEx	Kokomo	IN	—		186	3,541	—	3,727	378	3/16/2012	2012
FedEx	Hazard	KY	—		215	4,085	—	4,300	312	9/28/2012	2012
FedEx	London	KY	—	(1)	191	1,081	—	1,272	104	5/31/2012	2000
FedEx	Grand Rapids	MI	4,800		1,797	7,189	—	8,986	694	6/14/2012	2012
FedEx	Port Huron	MI	—	(1)	125	1,121	—	1,246	40	5/31/2013	2003
FedEx	Roseville	MN	—		1,462	8,282	—	9,744	547	11/30/2012	2012
FedEx	Butte	MT	5,060		403	7,653	—	8,056	1,050	9/27/2011	2011
FedEx	Belmont	NH	—	(4)	265	2,386	—	2,651	291	12/29/2011	2011
FedEx	Wendover	NV	—	(1)	262	1,483	—	1,745	75	2/25/2013	2012
FedEx	Winnemucca	NV	—	(1)	280	1,585	—	1,865	81	2/25/2013	2012
FedEx	Blauvelt	NY	—		14,420	26,779	—	41,199	2,859	4/5/2012	2012
FedEx	Chillicothe	OH	—	(1)	143	1,284	—	1,427	124	5/31/2012	2000
FedEx	Mt. Pleasant	PA	—	(1)	454	1,814	98	2,366	179	5/31/2012	2001
FedEx	Blountville	TN	—	(4)	562	5,056	—	5,618	591	2/3/2012	2009
FedEx	Humboldt	TN	—		239	4,543	—	4,782	416	7/11/2012	2008
FedEx	Bryan	TX	—	(1)	1,422	3,318	—	4,740	320	6/15/2012	2011
FedEx	Omak	WA	—		252	1,425	—	1,677	109	9/27/2012	2012
FedEx	Wenatchee	WA	—		266	2,393	—	2,659	183	9/28/2012	2012
FedEx	Parkersburg	WV	—		193	3,671	—	3,864	280	9/20/2012	2012
FedEx Ground	Greenville	NC	—	(5)	363	6,903	—	7,266	772	2/22/2012	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
FedEx Ground	Tulsa	OK	—	(5)	458	8,695	—	9,153	972	2/22/2012	2011
First Bank	Pinellas Park	FL	—		630	1,470	—	2,100	18	10/1/2013	1981
Fresenius	Aurora	IL	—		287	2,584	—	2,871	182	7/13/2012	2009
Fresenius	Chicago	IL	—		588	1,764	—	2,352	117	7/31/2012	2009
Fresenius	Waukegan	IL	—		94	1,792	—	1,886	119	7/31/2012	2011
Fresenius	Peru	IN	—		69	1,305	—	1,374	92	6/27/2012	1982
Fresenius	Bossier City	LA	—	(1)	120	682	—	802	29	1/30/2013	2008
Fresenius	Caro	MI	—	(1)	92	1,744	—	1,836	130	6/5/2012	2009
Fresenius	Jackson	MI	—		137	2,603	—	2,740	194	6/5/2012	2008
Fresenius	Albermarle	NC	—	(1)	139	1,253	—	1,392	39	4/30/2013	2008
Fresenius	Angier	NC	—	(1)	203	1,152	—	1,355	36	4/30/2013	2012
Fresenius	Asheboro	NC	—		323	2,903	—	3,226	91	4/30/2013	2012
Fresenius	Taylorsville	NC	—	(1)	275	1,099	—	1,374	34	4/30/2013	2011
Fresenius	Warsaw	NC	—	(1)	75	1,428	—	1,503	78	11/13/2012	2003
Fresenius	Kings Mills	OH	—	(1)	399	598	—	997	45	6/5/2012	2007
Fresenius	Dallas	TX	—	(1)	377	1,132	—	1,509	44	2/28/2013	1958
GE Aviation	Auburn	AL	—		1,627	30,920	—	32,547	1,767	11/21/2012	2012
General Mills	Geneva	IL	16,555		7,457	22,371	—	29,828	2,161	5/23/2012	1998
General Mills	Fort Wayne	IN	—	(1)	2,533	48,130	—	50,663	3,425	10/18/2012	2012
General Motors Financial Company	Arlington	TX	25,552		7,901	35,553	—	43,454	328	11/5/2013	1999
Golden Corral	Albany	GA	—	(1)	460	1,863	—	2,323	53	6/27/2013	1998
Golden Corral	Brunswick	GA	—	(1)	390	2,093	—	2,483	60	6/27/2013	1998
Golden Corral	McDonough	GA	—	(1)	930	3,936	—	4,866	113	6/27/2013	2004
Golden Corral	Council Bluffs	IA	—	(1)	1,140	1,460	—	2,600	42	6/27/2013	1998
Golden Corral	Evansville	IN	—	(1)	670	2,707	—	3,377	78	6/27/2013	1999
Golden Corral	Evansville	IN	—	(1)	640	944	—	1,584	27	6/27/2013	1999
Golden Corral	Fort Wayne	IN	—	(1)	820	1,935	—	2,755	55	6/27/2013	1999
Golden Corral	Kokomo	IN	—	(1)	780	2,107	—	2,887	60	6/27/2013	2000
Golden Corral	Elizabethtown	KY	—	(1)	760	2,753	—	3,513	79	6/27/2013	1997
Golden Corral	Henderson	KY	—	(1)	600	1,586	—	2,186	45	6/27/2013	1999
Golden Corral	Blue Springs	MO	—	(1)	810	1,346	—	2,156	39	6/27/2013	2000
Golden Corral	Flowood	MS	—	(1)	680	2,730	—	3,410	78	6/27/2013	1999

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Golden Corral	Aberdeen	NC	—	(1)	690	1,566	—	2,256	45	6/27/2013	1994
Golden Corral	Burlington	NC	—	(1)	840	2,319	—	3,159	66	6/27/2013	1993
Golden Corral	Hickory	NC	—	(1)	260	2,658	—	2,918	76	6/27/2013	1994
Golden Corral	Bellevue	NE	—	(1)	520	1,433	—	1,953	41	6/27/2013	1999
Golden Corral	Lincoln	NE	—	(1)	300	2,930	—	3,230	84	6/27/2013	2000
Golden Corral	Farmington	NM	—	(1)	270	3,174	—	3,444	91	6/27/2013	1996
Golden Corral	Columbus	OH	—	(1)	770	2,476	—	3,246	71	6/27/2013	1995
Golden Corral	Tulsa	OK	—	(1)	280	3,890	—	4,170	112	6/27/2013	1999
Golden Corral	Rock Hill	SC	—	(1)	320	2,130	—	2,450	61	6/27/2013	1999
Golden Corral	Cookeville	TN	—	(1)	800	1,937	—	2,737	56	6/27/2013	1999
Golden Corral	Bristol	VA	—	(1)	750	2,276	—	3,026	65	6/27/2013	2000
Goodfire BBQ	San Antonio	TX	—	(1)	350	341	—	691	10	6/27/2013	1983
Grandy’s	Hobbs	NM	—	(1)	815	—	—	815	—	6/27/2013	1984
Grandy’s	Ardmore	OK	—	(1)	454	—	—	454	—	6/27/2013	1983
Grandy’s	Moore	OK	—	(1)	320	428	—	748	12	6/27/2013	1987
Grandy’s	Oklahoma City	OK	—	(1)	260	380	—	640	11	6/27/2013	1985
Grandy’s	Oklahoma City	OK	—	(1)	320	289	—	609	8	6/27/2013	1984
GSA	Birmingham	AL	10,568		1,400	8,830	—	10,230	84	11/5/2013	2005
GSA	Mobile	AL	—	(1)	268	5,095	—	5,363	420	6/19/2012	1995
GSA	Birmingham	AL	17,640		2,982	19,982	—	22,964	193	11/5/2013	2007
GSA	Springerville	AZ	—	(1)	148	2,810	—	2,958	232	7/2/2012	2006
GSA	Craig	CO	—	(5)	129	1,159	—	1,288	128	12/30/2011	2011
GSA	Cocoa	FL	—		253	1,435	—	1,688	164	12/13/2011	2009
GSA	Stuart	FL	—	(1)	900	3,600	—	4,500	363	3/5/2012	2011
GSA	Grangeville	ID	—		317	6,023	—	6,340	607	3/5/2012	2007
GSA	Kansas City	KS	16,872		4,264	29,678	—	33,942	276	11/5/2013	2003
GSA	Springfield	MO	—	(1)	131	2,489	—	2,620	228	5/15/2012	2011
GSA	Albany	NY	10,137		2,470	11,836	—	14,306	124	11/5/2013	2008
GSA	Freeport	NY	—	(1)	843	3,372	—	4,215	371	1/10/2012	1960
GSA	Plattsburg	NY	—	(1)	508	4,572	—	5,080	377	6/19/2012	2008
GSA	Warren	PA	—	(1)	341	3,114	—	3,455	268	6/19/2012	2008
GSA	Ponce	PR	—		1,780	9,297	—	11,077	128	11/5/2013	2000

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
GSA	Austin	TX	5,046		1,570	3,057	—	4,627	37	11/5/2013	2005
GSA	Fort Worth	TX	—	(1)	477	4,290	—	4,767	393	5/9/2012	2010
GSA	Gloucester	VA	—	(1)	287	1,628	—	1,915	134	6/19/2012	1997
Habanero’s Mexican Grill	Hueytown	AL	—	(1)	60	639	—	699	18	6/27/2013	1987
Hanesbrands	Rural Hall	NC	—		1,082	22,565	—	23,647	1,426	12/21/2012	1989
Hardee’s	Alma	GA	—	(1)	80	502	—	582	14	6/27/2013	1992
Hardee’s	Brunswick	GA	—	(1)	200	494	—	694	14	6/27/2013	1992
Hardee’s	Claxton	GA	—	(1)	170	469	—	639	13	6/27/2013	1986
Hardee’s	Glennville	GA	—	(1)	170	450	—	620	12	6/27/2013	1986
Hardee’s	Hazlehurst	GA	—	(1)	300	263	—	563	7	6/27/2013	1982
Hardee’s	Metter	GA	—	(1)	230	369	—	599	10	6/27/2013	1984
Hardee’s	Richmond Hill	GA	—	(1)	390	149	—	539	4	6/27/2013	1990
Hardee’s	Savannah	GA	—	(1)	130	456	—	586	13	6/27/2013	1987
Hardee’s	Swainsboro	GA	—	(1)	470	107	—	577	3	6/27/2013	1992
Hardee’s	Vidalia	GA	—	(1)	220	377	—	597	10	6/27/2013	1990
Hardee’s	Old Fort	NC	—	(1)	300	904	—	1,204	25	6/27/2013	1992
Hardee’s	Aiken	SC	—	(1)	220	450	—	670	12	6/27/2013	1977
Hardee’s	Chapin	SC	—	(1)	380	741	—	1,121	21	6/27/2013	1993
Hardee’s	Bloomingdale	TN	—	(1)	270	844	—	1,114	23	6/27/2013	1992
Hardee’s	Clinton	TN	—	(1)	390	893	—	1,283	25	6/27/2013	1992
Hardee’s	Crossville	TN	—	(1)	300	689	—	989	19	6/27/2013	1992
Hardee’s Red Burrito	Attalla	AL	—	(1)	220	896	—	1,116	25	6/27/2013	1993
Hash House A-Go-Go Restaurant	Las Vegas	NV	—	(1)	580	1,347	—	1,927	39	6/27/2013	1997
Home Depot	Columbia	SC	13,776		2,911	15,463	—	18,374	2,748	11/1/2009	2009
Houlihan’s	Plymouth Meeting	PA	—	(1)	870	2,015	—	2,885	58	6/27/2013	1974
Huntington National Bank	Conneaut	OH	—		205	477	—	682	5	10/1/2013	1971
Huntington National Bank	Jefferson	OH	—		255	765	—	1,020	9	10/1/2013	1963

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Hy-Vee	Vermillion	SD	—		409	3,684	—	4,093	194	4/8/2013	2003
IHOP	Homewood	AL	—	(1)	610	1,762	—	2,372	50	6/27/2013	1996
IHOP	Castle Rock	CO	—	(1)	320	2,334	—	2,654	67	6/27/2013	1999
IHOP	Greeley	CO	—	(1)	120	1,538	—	1,658	44	6/27/2013	1998
IHOP	Pueblo	CO	—	(1)	330	1,589	—	1,919	46	6/27/2013	1997
IHOP	Stockbridge	GA	—	(1)	580	2,091	—	2,671	60	6/27/2013	1997
IHOP	Natchitoches	LA	—		750	89	—	839	3	6/27/2013	1990
IHOP	Roseville	MI	—	(1)	340	1,071	—	1,411	31	6/27/2013	1997
IHOP	Kansas City	MO	—	(1)	630	1,002	—	1,632	29	6/27/2013	1998
IHOP	Southaven	MS	—	(1)	350	2,108	—	2,458	60	6/27/2013	1997
IHOP	Poughkeepsie	NY	—	(1)	430	1,129	—	1,559	32	6/27/2013	1996
IHOP	Greenville	SC	—	(1)	610	1,551	—	2,161	44	6/27/2013	1998
IHOP	Clarksville	TN	—	(1)	530	1,346	—	1,876	39	6/27/2013	1997
IHOP	Memphis	TN	—	(1)	750	2,009	—	2,759	58	6/27/2013	1997
IHOP	Murfreesboro	TN	—	(1)	600	1,687	—	2,287	48	6/27/2013	1998
IHOP	Fort Worth	TX	—	(1)	560	1,879	—	2,439	54	6/27/2013	1994
IHOP	Houston	TX	—	(1)	760	2,462	—	3,222	71	6/27/2013	1996
IHOP	Killeen	TX	—	(1)	380	1,028	—	1,408	29	6/27/2013	1997
IHOP	Lake Jackson	TX	—	(1)	370	2,018	—	2,388	58	6/27/2013	1997
IHOP	Leon Valley	TX	—	(1)	650	2,055	—	2,705	59	6/27/2013	1997
IHOP	Auburn	WA	—	(1)	780	1,878	—	2,658	54	6/27/2013	1997
Invesco Holding Co. Ltd.	Denver	CO	43,700		12,650	66,398	—	79,048	607	11/5/2013	2008
Iron Mountain	Columbus	OH	—	(1)	405	3,642	—	4,047	278	9/28/2012	1954
Jack in the Box	Avondale	AZ	—	(1)	110	2,237	—	2,347	62	6/27/2013	1998
Jack in the Box	Chandler	AZ	—	(1)	450	1,447	—	1,897	40	6/27/2013	1998
Jack in the Box	Folsom	CA	—	(1)	280	2,423	—	2,703	67	6/27/2013	1997
Jack in the Box	Fresno	CA	—	(1)	190	1,810	—	2,000	50	6/27/2013	1997
Jack in the Box	West Sacramento	CA	—	(1)	590	1,710	—	2,300	47	6/27/2013	1997
Jack in the Box	Burley	ID	—	(1)	240	1,430	—	1,670	40	6/27/2013	2000
Jack in the Box	Moscow	ID	—	(1)	350	1,110	—	1,460	31	6/27/2013	1992
Jack in the Box	Belleville	IL	—	(1)	200	966	—	1,166	27	6/27/2013	1987
Jack in the Box	Florissant	MO	—	(1)	502	1,515	—	2,017	42	6/27/2013	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Jack in the Box	St. Louis	MO	—	(1)	420	1,494	—	1,914	41	6/27/2013	1998
Jack in the Box	Las Vegas	NV	—	(1)	680	1,533	—	2,213	42	6/27/2013	1997
Jack in the Box	Salem	OR	—	(1)	580	1,301	—	1,881	36	6/27/2013	1999
Jack in the Box	Tigard	OR	—	(1)	620	1,361	—	1,981	38	6/27/2013	1999
Jack in the Box	Arlington	TX	—	(1)	420	1,325	—	1,745	37	6/27/2013	1993
Jack in the Box	Arlington	TX	—	(1)	420	1,365	—	1,785	38	6/27/2013	1995
Jack in the Box	Corinth	TX	—	(1)	400	1,416	—	1,816	39	6/27/2013	1997
Jack in the Box	Farmers Branch	TX	—	(1)	460	1,640	—	2,100	45	6/27/2013	1988
Jack in the Box	Fort Worth	TX	—	(1)	490	1,702	—	2,192	47	6/27/2013	1991
Jack in the Box	Georgetown	TX	—	(1)	600	1,508	—	2,108	42	6/27/2013	1999
Jack in the Box	Granbury	TX	—	(1)	380	1,449	—	1,829	40	6/27/2013	1999
Jack in the Box	Grand Prairie	TX	—	(1)	600	1,856	—	2,456	51	6/27/2013	1995
Jack in the Box	Grapevine	TX	—	(1)	470	1,344	—	1,814	37	6/27/2013	1992
Jack in the Box	Gun Barrel City	TX	—	(1)	300	961	—	1,261	27	6/27/2013	1998
Jack in the Box	Houston	TX	—	(1)	460	1,437	—	1,897	40	6/27/2013	1993
Jack in the Box	Houston	TX	—	(1)	390	1,172	—	1,562	32	6/27/2013	1993
Jack in the Box	Houston	TX	—	(1)	330	1,845	—	2,175	51	6/27/2013	1996
Jack in the Box	Houston	TX	—	(1)	410	1,621	—	2,031	45	6/27/2013	1992
Jack in the Box	Houston	TX	—	(1)	450	1,396	—	1,846	39	6/27/2013	1992
Jack in the Box	Hutchins	TX	—	(1)	330	1,363	—	1,693	38	6/27/2013	1998
Jack in the Box	Kingswood	TX	—	(1)	430	955	—	1,385	26	6/27/2013	1992
Jack in the Box	Lufkin	TX	—	(1)	440	1,544	—	1,984	43	6/27/2013	1999
Jack in the Box	Lufkin	TX	—	(1)	450	1,563	—	2,013	43	6/27/2013	1998
Jack in the Box	Mesquite	TX	—	(1)	560	1,652	—	2,212	46	6/27/2013	1992
Jack in the Box	Nacogdoches	TX	—	(1)	340	1,320	—	1,660	37	6/27/2013	1998
Jack in the Box	Orange	TX	—	(1)	270	1,661	—	1,931	46	6/27/2013	1999
Jack in the Box	Port Arthur	TX	—	(1)	460	1,405	—	1,865	39	6/27/2013	1994
Jack in the Box	Rockwall	TX	—	(1)	450	1,275	—	1,725	35	6/27/2013	1992
Jack in the Box	San Antonio	TX	—	(1)	400	1,244	—	1,644	34	6/27/2013	1999
Jack in the Box	San Antonio	TX	—	(1)	470	1,256	—	1,726	35	6/27/2013	1999
Jack in the Box	San Antonio	TX	—	(1)	350	1,249	—	1,599	35	6/27/2013	1992
Jack in the Box	Spring	TX	—	(1)	450	1,487	—	1,937	41	6/27/2013	1993

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Jack in the Box	Spring	TX	—	(1)	570	1,340	—	1,910	37	6/27/2013	1999
Jack in the Box	Tyler	TX	—	(1)	450	1,025	—	1,475	28	6/27/2013	1999
Jack in the Box	Weatherford	TX	—	(1)	480	1,329	—	1,809	37	6/27/2013	1999
Jack in the Box	Enumclaw	WA	—	(1)	380	1,238	—	1,618	34	6/27/2013	1997
Joe’s Crab Shack	Lilburn	GA	—	(1)	800	1,917	—	2,717	55	6/27/2013	1999
Joe’s Crab Shack	Houston	TX	—	(1)	900	1,749	—	2,649	50	6/27/2013	1994
John Deere	Davenport	IA	—	(1)	1,161	22,052	—	23,213	2,130	5/31/2012	2003
Johnson Controls, Inc.	Pinellas Park	FL	16,200		4,538	23,842	—	28,380	242	11/5/2013	2001
Kaiser Foundation	Cupertino	CA	—	(1)	14,236	42,708	—	56,944	1,848	2/20/2013	2005
Ker’s WingHouse Bar and Grill	Brandon	FL	—	(1)	340	654	—	994	19	6/27/2013	1999
Ker’s WingHouse Bar and Grill	Clearwater	FL	—	(1)	550	627	—	1,177	18	6/27/2013	1979
Key Bank	Spencerport	NY	—	(1)	59	1,112	—	1,171	35	6/5/2013	1960
Key Bank	Berea	OH	—		234	1,326	—	1,560	16	10/1/2013	1958
KFC	Deming	NM	—	(1)	220	691	—	911	19	6/27/2013	1992
KFC	Las Cruces	NM	—	(1)	270	498	—	768	14	6/27/2013	1990
KFC	Appleton	WI	—	(1)	350	874	—	1,224	24	6/27/2013	1988
Kohl’s	Howell	MI	—		547	10,399	—	10,946	548	3/28/2013	2003
Koninklijke Ahold, N.V.	Levittown	PA	13,340		4,716	9,955	—	14,671	83	11/5/2013	2006
Krystal	Greenville	AL	—	(1)	195	1,147	—	1,342	32	6/27/2013	2000
Krystal	Montgomery	AL	—	(1)	259	1,036	—	1,295	91	9/21/2012	1964
Krystal	Montgomery	AL	—	(1)	560	829	—	1,389	23	6/27/2013	2000
Krystal	Phoenix City	AL	—	(1)	366	1,465	—	1,831	129	9/21/2012	1980
Krystal	Scottsboro	AL	—	(1)	20	1,157	—	1,177	32	6/27/2013	1999
Krystal	Tuscaloosa	AL	—	(1)	206	1,165	—	1,371	103	9/21/2012	1976
Krystal	Jacksonville	FL	—	(1)	574	574	—	1,148	51	9/21/2012	1990
Krystal	Orlando	FL	—	(1)	372	372	—	744	33	9/21/2012	1994

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Krystal	Orlando	FL	—	(1)	669	446	—	1,115	39	9/21/2012	1995
Krystal	Plant City	FL	—	(1)	355	533	—	888	47	9/21/2012	2012
Krystal	St. Augustine	FL	—	(1)	411	411	—	822	36	9/21/2012	2012
Krystal	Albany	GA	—	(1)	309	721	—	1,030	63	9/21/2012	1962
Krystal	Atlanta	GA	—	(1)	166	664	—	830	58	9/21/2012	1973
Krystal	Augusta	GA	—	(1)	365	851	—	1,216	75	9/21/2012	1979
Krystal	Columbus	GA	—	(1)	622	934	—	1,556	82	9/21/2012	1977
Krystal	Decatur	GA	—	(1)	94	533	—	627	47	9/21/2012	1965
Krystal	East Point	GA	—	(1)	221	664	—	885	55	10/26/2012	1984
Krystal	Macon	GA	—	(1)	325	759	—	1,084	67	9/21/2012	1962
Krystal	Milledgeville	GA	—	(1)	261	609	—	870	54	9/21/2012	2011
Krystal	Snellville	GA	—	(1)	466	466	—	932	41	9/21/2012	1981
Krystal	Gulfport	MS	—	(1)	215	861	—	1,076	76	9/21/2012	2011
Krystal	Jackson	MS	—	(1)	285	1,140	—	1,425	100	9/21/2012	1978
Krystal	Jackson	MS	—	(1)	198	1,120	—	1,318	99	9/21/2012	1983
Krystal	Pearl	MS	—	(1)	426	638	—	1,064	56	9/21/2012	1976
Krystal	Chattanooga	TN	—	(1)	336	784	—	1,120	69	9/21/2012	2010
Krystal	Chattanooga	TN	—	(1)	500	947	—	1,447	26	6/27/2013	1994
Krystal	Knoxville	TN	—	(1)	369	246	—	615	22	9/21/2012	1970
Kum & Go	Bentonville	AR	—	(1)	587	1,370	—	1,957	83	11/20/2012	2009
Kum & Go	Lowell	AR	—	(1)	774	1,437	—	2,211	87	11/20/2012	2009
Kum & Go	Paragould	AR	—	(1)	708	2,123	—	2,831	149	9/28/2012	2012
Kum & Go	Rogers	AR	—	(1)	668	1,559	—	2,227	95	11/20/2012	2008
Kum & Go	Sherwood	AR	—	(1)	866	1,609	—	2,475	113	9/28/2012	2012
Kum & Go	Fountain	CO	—	(1)	1,131	1,696	—	2,827	95	12/24/2012	2012
Kum & Go	Monument	CO	—	(1)	1,192	1,457	—	2,649	82	12/24/2012	2012
Kum & Go	Muscatine	IA	—	(1)	794	1,853	—	2,647	104	12/31/2012	2012
Kum & Go	Ottumwa	IA	—	(1)	586	1,368	—	1,954	83	11/20/2012	1998
Kum & Go	Waukee	IA	—	(1)	1,280	1,280	—	2,560	54	3/28/2013	2012
Kum & Go	Tioga	ND	—	(1)	318	2,863	—	3,181	188	11/8/2012	2012
Kum & Go	Muskogee	OK	—	(1)	423	1,691	—	2,114	40	7/22/2013	2013
Kum & Go	Cheyenne	WY	—	(1)	411	2,327	—	2,738	131	12/27/2012	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Leeann Chin	Blaine	MN	—	(1)	480	528	—	1,008	15	6/27/2013	1996
Leeann Chin	Chanhassen	MN	—	(1)	450	763	—	1,213	21	6/27/2013	1995
Leeann Chin	Golden Valley	MN	—	(1)	270	776	—	1,046	21	6/27/2013	1996
Logan’s Roadhouse	Huntsville	AL	—	(1)	520	4,797	—	5,317	138	6/27/2013	2003
Logan’s Roadhouse	Fayetteville	AR	—	(1)	1,570	2,182	—	3,752	63	6/27/2013	2004
Logan’s Roadhouse	Hattiesburg	MS	—	(1)	890	4,012	—	4,902	115	6/27/2013	2006
Logan’s Roadhouse	Clarksville	TN	—	(1)	1,010	4,424	—	5,434	127	6/27/2013	1994
Logan’s Roadhouse	Cleveland	TN	—	(1)	890	3,902	—	4,792	112	6/27/2013	2003
Logan’s Roadhouse	El Paso	TX	—	(1)	320	4,731	—	5,051	136	6/27/2013	1999
Long John Silver’s	Alamogordo	NM	—	(1)	160	574	—	734	16	6/27/2013	1977
LongHorn Steakhouse	Tampa	FL	—	(1)	370	1,852	—	2,222	53	6/27/2013	1999
Lowe’s	New Orleans	LA	15,643		10,317	20,728	—	31,045	172	11/5/2013	2005
Mattress Firm	Boise	ID	—	(1)	335	1,339	—	1,674	63	2/22/2013	2013
Mattress Firm	Columbus	IN	—	(1)	157	891	—	1,048	58	11/6/2012	2012
Mattress Firm	Raleigh	NC	—	(1)	1,091	1,091	—	2,182	77	9/28/2012	2012
Mattress Firm	Wilson	NC	—	(1)	373	692	—	1,065	49	9/28/2012	2012
Mattress Firm	Florence	SC	—	(1)	398	929	—	1,327	57	12/7/2012	2012
Mattress Firm	Rock Hill	SC	—	(1)	385	898	—	1,283	17	8/21/2013	2008
Mattress Firm	Nederland	TX	—	(1)	311	1,245	—	1,556	87	9/26/2012	2012
McAlister’s	Murfreesboro	TN	—	(1)	310	720	—	1,030	21	6/27/2013	1985
MetroPCS Wireless	Richardson	TX	—		1,292	19,606	—	20,898	168	11/5/2013	1987
Michelin North America	Louisville	KY	—	(2)	1,120	7,763	—	8,883	79	11/5/2013	2011
Monro Muffler	Waukesha	WI	—	(1)	228	684	—	912	17	7/23/2013	2002
Morgan’s Food’s	Pittsburgh	PA	—		180	269	—	449	4	10/1/2013	1985
Morgan’s Food’s	Benwood	WV	—		123	287	—	410	4	10/1/2013	2006
Mo’s Irish Pub Restaurant	Wauwatosa	WI	—	(1)	550	818	—	1,368	23	6/27/2013	1977
Mrs Baird’s	Dallas	TX	—	(1)	453	4,077	—	4,530	373	7/11/2012	2002
Multi tenant (1000 Milwaukee Avenue)	Glenview	IL	55,523		14,016	73,313	—	87,329	665	11/5/2013	2001
Multi tenant (15721 Park Row Boulevard)	Houston	TX	19,525		2,356	36,347	—	38,703	295	11/5/2013	2009
Multi tenant (1585 Sawdust Road)	The Woodlands	TX	22,440		4,724	40,332	—	45,056	321	11/5/2013	2009

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Multi tenant (2211 Old Earhart Road)	AnnArbor	MI	29,356		3,520	39,594	—	43,114	314	11/5/2013	2013
Multi tenant (26501 Aliso Creek Road)	Aliso Viejo	CA	40,024		18,726	31,970	—	50,696	266	11/5/2013	2005
Multi tenant (5859 Farinon Drive)	San Antonio	TX	10,000		1,666	19,092	—	20,758	155	11/5/2013	2008
Multi tenant (Columbia Pike)	Silver Spring	MD	—		2,190	26,635	1,023	29,848	203	11/5/2013	1986
Multi tenant (Dodge Building)	Omaha	NE	—	(2)	—	7,358	—	7,358	112	11/5/2013	2011
Multi tenant (Landmark Building)	Omaha	NE	—	(2)	—	10,156	4	10,160	253	11/5/2013	1991
My Dentist	Chickasha	OK	—	(1)	100	186	—	286	6	6/27/2013	2001
National Tire & Battery	Morrow	GA	—	(1)	397	1,586	—	1,983	146	6/5/2012	1992
National Tire & Battery	St. Louis	MO	—	(1)	756	924	—	1,680	63	10/31/2012	1998
Nestle Holdings	Breinigsville	PA	46,494		—	66,948	—	66,948	681	11/5/2013	1994
O’Reilly Auto Parts	Oneonta	AL	—	(1)	81	460	—	541	37	8/2/2012	2000
O’Reilly Auto Parts	Laramie	WY	—	(1)	144	1,297	—	1,441	91	10/12/2012	1999
Pearson	Lawrence	KS	15,177		2,548	18,057	—	20,605	156	11/5/2013	1997
Pilot Flying J	Carnesville	GA	—	(1)	1,867	7,466	—	9,333	494	1/31/2013	2000
Pizza Hut	Cooper City	FL	—	(1)	320	466	—	786	13	6/27/2013	1998
Pizza Hut	Marathon	FL	—	(1)	530	187	—	717	5	6/27/2013	1980
Pizza Hut	Bozeman	MT	—	(1)	150	343	—	493	10	6/27/2013	1976
Pizza Hut	Glasgow	MT	—	(1)	120	217	—	337	6	6/27/2013	1985
Pizza Hut	Laurel	MT	—	(1)	170	621	—	791	18	6/27/2013	1985
Pizza Hut	Livingston	MT	—	(1)	130	245	—	375	7	6/27/2013	1979
Pizza Hut	Knoxville	TN	—	(1)	300	546	—	846	16	6/27/2013	1992
Pollo Tropical	Davie	FL	—	(1)	280	1,490	—	1,770	41	6/27/2013	1993
Pollo Tropical	Fort Lauderdale	FL	—	(1)	190	1,242	—	1,432	34	6/27/2013	1996
Pollo Tropical	Lake Worth	FL	—	(1)	280	1,182	—	1,462	33	6/27/2013	1994
Popeyes	Starke	FL	—	(1)	380	—	—	380	—	6/27/2013	1997
Popeyes	Thomasville	GA	—	(1)	110	705	—	815	20	6/27/2013	1998
Popeyes	Valdosta	GA	—	(1)	240	599	—	839	17	6/27/2013	1998
Popeyes	New Orleans	LA	—	(1)	60	390	—	450	11	6/27/2013	1975

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Popeyes	Channelview	TX	—	(1)	220	401	—	621	11	6/27/2013	1980
Popeyes	Houston	TX	—	(1)	300	244	—	544	7	6/27/2013	1978
Popeyes	Houston	TX	—	(1)	190	452	—	642	13	6/27/2013	1978
PriceRite	Rochester	NY	—		569	3,222	—	3,791	285	9/27/2012	2007
Pulte Mortgage LLC	Englewood	CO	—		2,563	22,026	—	24,589	185	11/5/2013	2009
Qdoba	Flint	MI	—	(1)	110	990	—	1,100	52	3/29/2013	2006
Qdoba	Grand Blanc	MI	—	(1)	165	935	—	1,100	49	3/29/2013	2006
Rally’s	Indianapolis	IN	—	(1)	210	1,514	—	1,724	42	6/27/2013	1990
Rally’s	Kokomo	IN	—	(1)	290	548	—	838	15	6/27/2013	1989
Rally’s	Muncie	IN	—	(1)	310	1,196	—	1,506	33	6/27/2013	1989
Rally’s	Harvey	LA	—	(1)	420	870	—	1,290	24	6/27/2013	2004
Rally’s	New Orleans	LA	—	(1)	450	1,691	—	2,141	47	6/27/2013	1990
Rally’s	New Orleans	LA	—	(1)	220	1,018	—	1,238	28	6/27/2013	2004
Rally’s	Hamtramck	MI	—	(1)	230	1,020	—	1,250	28	6/27/2013	1993
Razzoos	Lewisville	TX	—	(1)	780	1,503	—	2,283	43	6/27/2013	1997
Reckitt Benckiser	Chester	NJ	5,500		886	7,972	—	8,858	513	8/16/2012	2006
Rite Aid	Jeffersonville	IN	—	(1)	824	2,472	—	3,296	161	11/30/2012	2008
Rite Aid	Lawrenceburg	KY	—	(1)	567	2,267	—	2,834	147	11/30/2012	2008
Rite Aid	Lexington	KY	—	(1)	—	1,943	—	1,943	126	11/30/2012	2007
Rite Aid	Paris	KY	—	(1)	743	2,228	—	2,971	145	11/30/2012	2008
Rite Aid	Scottsville	KY	—	(1)	153	2,904	—	3,057	189	11/30/2012	2007
Rite Aid	Stanford	KY	—	(1)	152	2,886	—	3,038	188	11/30/2012	2009
Rite Aid	Lima	OH	—	(1)	576	2,304	—	2,880	161	11/13/2012	2006
Rite Aid	Louisville	OH	—	(1)	576	3,266	—	3,842	229	10/31/2012	2008
Rite Aid	Marion	OH	—	(1)	508	2,877	—	3,385	201	11/13/2012	2006
Rite Aid	Huntington	WV	—	(1)	964	2,250	—	3,214	146	11/30/2012	2008
Rubbermaid	Winfield	KS	12,725		1,056	20,060	—	21,116	2,039	4/25/2012	2008
Rubbermaid	Winfield	KS	—	(1)	819	15,555	—	16,374	1,028	11/28/2012	2012
Ruby Tuesday	Colorado Springs	CO	—	(1)	480	809	—	1,289	23	6/27/2013	1999
Ruby Tuesday	Dillon	CO	—	(1)	400	1,628	—	2,028	47	6/27/2013	1999
Ruby Tuesday	Bartow	FL	—	(1)	270	1,916	—	2,186	55	6/27/2013	1999
Ruby Tuesday	London	KY	—	(1)	370	1,493	—	1,863	43	6/27/2013	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Ruby Tuesday	Somerset	KY	—	(1)	480	1,120	—	1,600	32	6/27/2013	1998
Sakura Tepanyaki Steakhouse	Orem	UT	—	(1)	340	658	—	998	19	6/27/2013	1999
Sam’s Southern Eatery	Kennesaw	GA	—	(1)	210	46	—	256	1	6/27/2013	1976
Scotts Company	Orrville	OH	—	(1)	611	1,134	—	1,745	98	7/30/2012	2008
Scotts Company	Orrville	OH	—	(1)	609	11,576	—	12,185	1,000	7/30/2012	2008
Scotts Company	Orrville	OH	—	(1)	278	2,502	—	2,780	191	9/28/2012	2008
Shaw’s Supermarkets	Plymouth	MA	—	(1)	1,440	3,361	—	4,801	394	4/18/2012	2000
Shoney’s	Athens	AL	—		560	110	—	670	3	6/27/2013	1982
Shoney’s	Florence	AL	—		100	484	—	584	14	6/27/2013	1966
Shoney’s	Gadsden	AL	—	(1)	220	707	—	927	20	6/27/2013	1982
Shoney’s	Oxford	AL	—	(1)	670	25	—	695	1	6/27/2013	1977
Shoney’s	Valdosta	GA	—		420	440	—	860	13	6/27/2013	2000
Shoney’s	Elizabethtown	KY	—	(1)	450	465	—	915	13	6/27/2013	1986
Shoney’s	Grayson	KY	—	(1)	420	406	—	826	12	6/27/2013	1994
Shoney’s	Owensboro	KY	—		390	129	—	519	4	6/27/2013	1988
Shoney’s	Lafayette	LA	—		530	138	—	668	4	6/27/2013	1989
Shoney’s	Osage Beach	MO	—		453	113	—	566	3	6/27/2013	1992
Shoney’s	Hattiesburg	MS	—	(1)	730	618	—	1,348	18	6/27/2013	1989
Shoney’s	Jackson	MS	—	(1)	360	572	—	932	16	6/27/2013	1989
Shoney’s	Summerville	SC	—	(1)	350	800	—	1,150	23	6/27/2013	1995
Shoney’s	Cookeville	TN	—	(1)	510	760	—	1,270	22	6/27/2013	1995
Shoney’s	Lawrenceburg	TN	—	(1)	330	873	—	1,203	25	6/27/2013	1983
Shoney’s	Charleston	WV	—	(1)	190	543	—	733	16	6/27/2013	1981
Shoney’s	Lewisburg	WV	—	(1)	110	642	—	752	18	6/27/2013	1981
Shoney’s	Princeton	WV	—	(1)	90	593	—	683	17	6/27/2013	1975
Shoney’s	Ripley	WV	—	(1)	200	599	—	799	17	6/27/2013	1981
Smokey Bones BBQ	Morrow	GA	—		390	2,184	—	2,574	63	6/27/2013	1999
Sonny’s Real Pit Bar-B-Q	Athens	GA	—	(1)	460	1,280	—	1,740	37	6/27/2013	1981
Sonny’s Real Pit Bar-B-Q	Conyers	GA	—	(1)	450	663	—	1,113	19	6/27/2013	1994
Sonny’s Real Pit Bar-B-Q	Marietta	GA	—	(1)	290	1,772	—	2,062	51	6/27/2013	1988
Spaghetti Warehouse	Marietta	GA	—	(1)	800	276	—	1,076	8	6/27/2013	1986
Spaghetti Warehouse	Aurora	IL	—	(1)	480	805	—	1,285	23	6/27/2013	1993

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Spaghetti Warehouse	Elk Grove Village	IL	—	(1)	550	299	—	849	9	6/27/2013	1995
Spaghetti Warehouse	Oklahoma City	OK	—	(1)	570	1,193	—	1,763	34	6/27/2013	1905
Spaghetti Warehouse	Tulsa	OK	—	(1)	530	1,174	—	1,704	34	6/27/2013	1917
Spaghetti Warehouse	Memphis	TN	—	(1)	100	283	—	383	8	6/27/2013	1905
Spaghetti Warehouse	Arlington	TX	—	(1)	630	1,400	—	2,030	40	6/27/2013	1994
Spaghetti Warehouse	Dallas	TX	—	(1)	810	1,656	—	2,466	47	6/27/2013	1990
Spaghetti Warehouse	Houston	TX	—	(1)	980	2,284	—	3,264	65	6/27/2013	1906
Spaghetti Warehouse	Plano	TX	—	(1)	540	1,060	—	1,600	30	6/27/2013	1993
Spaghetti Warehouse	San Antonio	TX	—	(1)	1,140	1,434	—	2,574	41	6/27/2013	1907
Subway	Knoxville	TN	—	(1)	160	349	—	509	10	6/27/2013	1990
Sweet Tomatoes	Coral Springs	FL	—	(1)	790	1,625	—	2,415	47	6/27/2013	1997
Synovus Bank	Tampa	FL	—	(1)	985	2,298	—	3,283	123	12/31/2012	1959
T.G.I. Friday’s	Homestead	PA	—	(1)	970	3,455	—	4,425	99	6/27/2013	2000
Taco Bell	Daphne	AL	—	(1)	180	1,278	—	1,458	35	6/27/2013	1984
Taco Bell	Foley	AL	—	(1)	360	1,460	—	1,820	40	6/27/2013	1992
Taco Bell	Mobile	AL	—	(1)	160	1,973	—	2,133	55	6/27/2013	1994
Taco Bell	SaraLand	AL	—	(1)	150	1,063	—	1,213	29	6/27/2013	1991
Taco Bell	Jacksonville	FL	—	(1)	440	1,167	—	1,607	32	6/27/2013	1985
Taco Bell	Jacksonville	FL	—	(1)	340	1,383	—	1,723	38	6/27/2013	1991
Taco Bell	Pensacola	FL	—	(1)	140	1,897	—	2,037	53	6/27/2013	1986
Taco Bell	Augusta	GA	—	(1)	220	1,292	—	1,512	36	6/27/2013	1979
Taco Bell	Hephzibah	GA	—	(1)	330	930	—	1,260	26	6/27/2013	1998
Taco Bell	Jesup	GA	—	(1)	230	715	—	945	20	6/27/2013	1998
Taco Bell	Waycross	GA	—	(1)	170	1,115	—	1,285	31	6/27/2013	1994
Taco Bell	St. Louis	MO	—	(1)	190	1,951	—	2,141	44	6/27/2013	1991
Taco Bell	Wentzville	MO	—	(1)	410	1,168	—	1,578	32	6/27/2013	2000

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Taco Bell	Brunswick	OH	—	(1)	400	1,267	—	1,667	35	6/27/2013	1992
Taco Bell	North Olmstead	OH	—	(1)	390	904	—	1,294	25	6/27/2013	1979
Taco Bell	Kingston	TN	—	(1)	280	714	—	994	20	6/27/2013	1997
Taco Bell	Dallas	TX	—	(1)	400	1,225	—	1,625	34	6/27/2013	1997
Taco Bell	Colonial Heights	VA	—	(1)	450	1,144	—	1,594	32	6/27/2013	1994
Taco Bell	Hayes	VA	—	(1)	350	—	—	350	—	6/27/2013	1994
Taco Bell	Portsmouth	VA	—		350	—	—	350	—	6/27/2013	1997
Taco Bell	Richmond	VA	—	(1)	500	1,061	—	1,561	29	6/27/2013	1994
Taco Bell	Richmond	VA	—	(1)	510	1,321	—	1,831	37	6/27/2013	1994
Taco Bell/Long John Silvers	Ashtabula	OH	—	(1)	440	1,640	—	2,080	45	6/27/2013	2004
Taco Bell/Pizza Hut	Dallas	TX	—	(1)	420	1,582	—	2,002	44	6/27/2013	2000
Taco Cabana	Austin	TX	—	(1)	700	2,105	—	2,805	58	6/27/2013	1980
Taco Cabana	Pasadena	TX	—	(1)	420	1,420	—	1,840	39	6/27/2013	1994
Taco Cabana	San Antonio	TX	—	(1)	600	1,955	—	2,555	54	6/27/2013	1994
Taco Cabana	San Antonio	TX	—	(1)	500	1,740	—	2,240	48	6/27/2013	1985
Taco Cabana	San Antonio	TX	—	(1)	280	1,695	—	1,975	47	6/27/2013	1986
Taco Cabana	San Antonio	TX	—	(1)	500	1,766	—	2,266	49	6/27/2013	1984
Taco Cabana	Schertz	TX	—	(1)	520	1,408	—	1,928	39	6/27/2013	1998
Talbots HQ	Hingham	MA	—		3,009	27,080	—	30,089	762	5/24/2013	1980
TCF National Bank	Crystal	MN	—	(1)	640	642	—	1,282	17	6/27/2013	1981
TD Bank	Falmouth	ME	—		4,057	23,489	—	27,546	864	3/18/2013	2002
Teva Pharmaceuticals Industries Limited	Malvern	PA	—	(2)	2,666	40,981	—	43,647	326	11/5/2013	2013
Texas Roadhouse	Cedar Rapids	IA	—	(1)	430	2,194	—	2,624	63	6/27/2013	2000
Texas Roadhouse	Ammon	ID	—	(1)	490	1,206	—	1,696	35	6/27/2013	1999
Texas Roadhouse	Shively	KY	—	(1)	540	2,055	—	2,595	59	6/27/2013	1998
Texas Roadhouse	Concord	NC	—	(1)	650	2,130	—	2,780	61	6/27/2013	2000
Texas Roadhouse	Gastonia	NC	—	(1)	570	1,544	—	2,114	44	6/27/2013	1999
Texas Roadhouse	Hickory	NC	—	(1)	580	1,831	—	2,411	53	6/27/2013	1999
Texas Roadhouse	Dickson City	PA	—	(1)	640	1,897	—	2,537	54	6/27/2013	2000
Texas Roadhouse	College Station	TX	—	(1)	670	2,299	—	2,969	66	6/27/2013	2000
Texas Roadhouse	Grand Prairie	TX	—	(1)	780	1,867	—	2,647	54	6/27/2013	1997

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
The Kroger Co.	Calhoun	GA	—	(2)	—	6,279	—	6,279	52	11/5/2013	1996
The Kroger Co.	Lithonia	GA	—	(2)	—	6,250	—	6,250	52	11/5/2013	1996
The Kroger Co.	Suwanee	GA	—	(2)	—	7,574	—	7,574	63	11/5/2013	1996
The Kroger Co.	Suwanee	GA	—	(2)	—	7,691	—	7,691	64	11/5/2013	1996
The Kroger Co.	Frankfort	KY	—	(2)	—	5,794	—	5,794	48	11/5/2013	1996
The Kroger Co.	Georgetown	KY	—	(2)	—	6,742	—	6,742	56	11/5/2013	1996
The Kroger Co.	Madisonville	KY	—	(2)	—	5,715	—	5,715	48	11/5/2013	1996
The Kroger Co.	Murray	KY	—	(2)	—	6,165	—	6,165	51	11/5/2013	1996
The Kroger Co.	Owensboro	KY	—	(2)	—	6,073	—	6,073	51	11/5/2013	1996
The Kroger Co.	Franklin	TN	—	(2)	—	7,782	—	7,782	65	11/5/2013	1996
The Kroger Co.	Knoxville	TN	—	(2)	—	7,642	—	7,642	64	11/5/2013	1996
The Pantry, Inc.	Montgomery	AL	—	(1)	526	1,228	—	1,754	69	12/31/2012	1998
The Pantry, Inc.	Charlotte	NC	—	(1)	1,332	1,332	—	2,664	75	12/31/2012	2004
The Pantry, Inc.	Charlotte	NC	—	(1)	1,667	417	—	2,084	23	12/31/2012	1982
The Pantry, Inc.	Charlotte	NC	—	(1)	1,191	1,787	—	2,978	100	12/31/2012	1987
The Pantry, Inc.	Charlotte	NC	—	(1)	1,070	1,308	—	2,378	73	12/31/2012	1997
The Pantry, Inc.	Conover	NC	—	(1)	1,144	936	—	2,080	53	12/31/2012	1998
The Pantry, Inc.	Cornelius	NC	—	(1)	1,847	2,258	—	4,105	127	12/31/2012	1999
The Pantry, Inc.	Lincolnton	NC	—	(1)	1,766	2,159	—	3,925	121	12/31/2012	2000
The Pantry, Inc.	Matthews	NC	—	(1)	980	1,819	—	2,799	102	12/31/2012	1987
The Pantry, Inc.	Thomasville	NC	—	(1)	1,175	1,436	—	2,611	81	12/31/2012	2000
The Pantry, Inc.	Fort Mill	SC	—	(1)	1,311	1,967	—	3,278	110	12/31/2012	1988
The Procter & Gamble Co.	FortWayne	IN	25,904		—	26,400	—	26,400	268	11/5/2013	1994
Thermo Process Systems	Sugarland	TX	—	(1)	1,680	7,778	—	9,458	82	9/24/2013	2005
Tiffany & Co.	Parsippany	NJ	55,773		2,248	81,083	—	83,331	824	11/5/2013	2002
Tilted Kilt	Hendersonville	TN	—	(1)	310	763	—	1,073	22	6/27/2013	1994
Time Warner Cable	Milwaukee	WI	20,570		3,081	22,512	—	25,593	217	11/5/2013	2001
Tire Kingdom	Dublin	OH	—	(6)	373	1,119	—	1,492	108	4/27/2012	2003
TJX Companies, Inc.	Philadelphia	PA	67,335		9,890	84,955	—	94,845	864	11/5/2013	2001
T-Mobile USA, Inc.	Nashville	TN	10,295		1,190	15,847	—	17,037	140	11/5/2013	2002
Tractor Supply	Oneonta	AL	—	(1)	359	1,438	—	1,797	46	4/18/2013	2012
Tractor Supply	Gray	LA	—		550	2,202	—	2,752	149	8/7/2012	2011

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Tractor Supply	Negaunee	MI	—	(1)	488	1,953	—	2,441	147	6/12/2012	2010
Tractor Supply	Plymouth	NH	—		424	2,402	—	2,826	124	11/29/2012	2011
Tractor Supply	Allentown	NJ	—	(5)	697	3,949	—	4,646	361	1/27/2012	2011
Tractor Supply	Rio Grande City	TX	—	(1)	469	1,095	—	1,564	78	6/19/2012	2008
UPS e-Logistics	Elizabethtown	KY	—	(1)	1,460	10,923	—	12,383	155	9/24/2013	2001
Bob’s Stores	Randolph	MA	6,929		2,840	6,826	—	9,666	68	11/5/2013	1993
Vacant	Bethesda	MD	54,554		8,538	31,879	—	40,417	292	11/5/2013	2012
Vacant	Irving	TX	—		2,610	4,470	—	7,080	34	11/5/2013	1997
Vacant (Development property)	Columbia	SC	—		—	6,941	7,006	13,947	—	11/5/2013	in progress
Vacant (Development property)	The Woodlands	TX	—		—	5,411	1,266	6,677	—	11/5/2013	in progress
Vitamin Shoppe	Evergreen Park	IL	—	(1)	476	1,427	—	1,903	53	4/19/2013	2012
Vitamin Shoppe	Ashland	VA	—		2,400	19,663	—	22,063	200	11/5/2013	2013
Walgreens	Wetumpka	AL	—	(5)	547	3,102	—	3,649	341	2/22/2012	2007
Walgreens	Peoria	AZ	—	(1)	837	1,953	—	2,790	98	2/28/2013	1996
Walgreens	Phoenix	AZ	—	(1)	1,037	1,927	—	2,964	87	3/26/2013	1999
Walgreens	Coalings	CA	—	(3)	396	3,568	—	3,964	482	10/11/2011	2008
Walgreens	Acworth	GA	—	(1)	1,583	2,940	—	4,523	162	1/25/2013	2012
Walgreens	Chicago	IL	—	(1)	1,212	2,829	—	4,041	156	1/30/2013	1999
Walgreens	Chicago	IL	—	(1)	1,617	3,003	—	4,620	165	1/30/2013	2007
Walgreens	Anderson	IN	—		807	3,227	—	4,034	274	7/31/2012	2001
Walgreens	Orlando	FL	—	(1)	1,007	1,869	—	2,876	28	9/30/2013	1996
Walgreens	Olathe	KS	—	(1)	1,258	3,774	—	5,032	94	7/25/2013	2002
Walgreens	Frankfort	KY	—	(5)	911	3,643	—	4,554	419	2/8/2012	2006
Walgreens	Shreveport	LA	—	(5)	619	3,509	—	4,128	386	2/22/2012	2003
Walgreens	Baltimore	MD	—	(1)	1,185	2,764	—	3,949	69	8/6/2013	2000
Walgreens	Clinton	MI	—	(1)	1,463	3,413	—	4,876	239	11/13/2012	2002
Walgreens	Dearborn	MI	—	(1)	190	3,605	—	3,795	162	4/1/2013	1998

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Walgreens	Eastpointe	MI	—	(1)	668	2,672	—	3,340	307	1/19/2012	1998
Walgreens	Lincoln Park	MI	—		1,041	5,896	—	6,937	501	7/31/2012	2007
Walgreens	Livonia	MI	—	(1)	261	2,350	—	2,611	106	4/1/2013	1998
Walgreens	Stevensville	MI	—	(3)	855	3,420	—	4,275	428	11/28/2011	2007
Walgreens	Troy	MI	—	(1)	—	1,896	—	1,896	123	12/12/2012	2000
Walgreens	Warren	MI	—	(1)	748	2,991	—	3,739	194	11/21/2012	1999
Walgreens	Columbia	MS	—		452	4,072	—	4,524	244	12/21/2012	2011
Walgreens	Greenwood	MS	—	(5)	561	3,181	—	3,742	350	2/22/2012	2007
Walgreens	Maplewood	NJ	—	(3)	1,071	6,071	—	7,142	759	11/18/2011	2011
Walgreens	Las Vegas	NV	—		1,528	6,114	—	7,642	581	5/30/2012	2009
Walgreens	Las Vegas	NV	—	(1)	700	2,801	—	3,501	112	4/30/2013	2001
Walgreens	Staten Island	NY	—		—	3,984	—	3,984	538	10/5/2011	2007
Walgreens	Akron	OH	—		664	1,548	—	2,212	54	5/31/2013	1994
Walgreens	Bryan	OH	—	(5)	219	4,154	—	4,373	457	2/22/2012	2007
Walgreens	Eaton	OH	—		398	3,586	—	3,984	323	6/27/2012	2008
Walgreens	Tahlequah	OK	—		647	3,664	—	4,311	220	1/2/2013	2008
Walgreens	Aibonito Pueblo	PR	—		1,855	5,566	—	7,421	278	3/5/2013	2012
Walgreens	Las Piedras	PR	—		1,726	5,179	—	6,905	233	4/3/2013	2012
Walgreens	Anderson	SC	—	(5)	835	3,342	—	4,177	384	2/8/2012	2006
Walgreens	Easley	SC	—		1,206	3,617	—	4,823	326	6/27/2012	2007
Walgreens	Greenville	SC	—		1,313	3,940	—	5,253	355	6/27/2012	2006
Walgreens	Myrtle Beach	SC	—	(1)	—	2,077	—	2,077	249	12/29/2011	2001
Walgreens	North Charleston	SC	—		1,320	3,081	—	4,401	277	6/27/2012	2008
Walgreens	Cordova	TN	—		1,005	2,345	—	3,350	164	11/9/2012	2002
Walgreens	Memphis	TN	—		896	2,687	—	3,583	201	10/2/2012	2003
Walgreens	Portsmouth	VA	2,118		730	3,311	—	4,041	33	11/5/2013	1998
Wendy’s	Atascadero	CA	—	(1)	230	1,009	—	1,239	28	6/27/2013	2000
Wendy’s	Camarillo	CA	—	(1)	320	2,253	—	2,573	62	6/27/2013	1996
Wendy’s	Paso Robles	CA	—	(1)	150	1,603	—	1,753	44	6/27/2013	1999
Wendy’s	Worcester	MA	—	(1)	370	1,288	—	1,658	36	6/27/2013	1996
Wendy’s	Salisbury	MD	—	(1)	370	1,299	—	1,669	36	6/27/2013	1993
Wendy’s	Swanton	OH	—	(1)	430	1,233	—	1,663	34	6/27/2013	1999
Wendy’s	Sylvania	OH	—	(1)	300	799	—	1,099	22	6/27/2013	1999
Wendy’s	Knoxville	TN	—	(1)	330	1,161	—	1,491	32	6/27/2013	1998
Wendy’s	Knoxville	TN	—	(1)	330	1,132	—	1,462	31	6/27/2013	1996
Wendy’s	Millington	TN	—	(1)	380	1,208	—	1,588	33	6/27/2013	1976
Wendy’s	Bluefield	VA	—	(1)	450	1,927	—	2,377	53	6/27/2013	1992
Wendy’s	Midlothian	VA	—	(1)	230	1,300	—	1,530	36	6/27/2013	1991
Wendy’s	Beaver	WV	—	(1)	290	1,156	—	1,446	32	6/27/2013	1982
West Marine	Deltaville	VA	—	(1)	425	2,409	—	2,834	192	7/31/2012	2012
Williams Sonoma	Olive Branch	MS	28,350		2,330	44,266	—	46,596	3,825	8/10/2012	2001
Abuelo’s	Rogers	AR	—	(14)	825	2,296	—	3,121	66	6/27/2013	2003
Academy Sports	Smyrna	TN	—		2,109	8,434	—	10,543	68	11/1/2013	2012

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Academy Sports	Mobile	AL	—		1,311	7,431	—	8,742	60	11/1/2013	2012
Advance Auto	Opelika	AL	—	(14)	289	1,156	—	1,445	43	4/24/2013	2013
Aliberto’s Mexican Food	Holbrook	AZ	—	(14)	32	96	—	128	3	6/27/2013	1981
Applebee’s	Davenport	FL	—	(14)	1,506	4,517	—	6,023	112	7/31/2013	2007
Applebee’s	Bradenton	FL	—	(14)	2,475	3,713	—	6,188	92	7/31/2013	1994
Applebee’s	Rio Rancho	NM	—	(14)	645	3,654	—	4,299	91	7/31/2013	1995
Applebee’s	Brandon	FL	—	(14)	2,453	3,647	—	6,100	105	6/27/2013	1997
Applebee’s	Lakeland	FL	—	(14)	1,959	3,638	—	5,597	90	7/31/2013	2000
Applebee’s	Temple Terrace	FL	—	(14)	2,396	3,594	—	5,990	89	7/31/2013	1993
Applebee’s	Largo	FL	—	(14)	2,334	3,501	—	5,835	87	7/31/2013	1995
Applebee’s	St. Petersburg	FL	—	(14)	2,329	3,493	—	5,822	87	7/31/2013	1994
Applebee’s	Riverview	FL	—	(14)	1,849	3,434	—	5,283	85	7/31/2013	2006
Applebee’s	Hobbs	NM	—	(14)	600	3,401	—	4,001	84	7/31/2013	2002
Applebee’s	Valrico	FL	—	(14)	1,202	3,274	—	4,476	94	6/27/2013	1998
Applebee’s	Wesley Chapel	FL	—	(14)	3,272	3,272	—	6,544	81	7/31/2013	2000
Applebee’s	New Port Richey	FL	—	(14)	1,695	3,147	—	4,842	78	7/31/2013	1998
Applebee’s	Inverness	FL	—	(14)	1,977	2,965	—	4,942	74	7/31/2013	2000
Applebee’s	Corpus Christi	TX	—	(14)	563	2,926	—	3,489	84	6/27/2013	2000
Applebee’s	Nampa	ID	—	(14)	729	2,915	—	3,644	72	7/31/2013	2000
Applebee’s	Pueblo	CO	—	(14)	960	2,879	—	3,839	71	7/31/2013	1998
Applebee’s	Plant City	FL	—	(14)	2,079	2,869	—	4,948	82	6/27/2013	2001
Applebee’s	Evans	GA	—	(14)	1,426	2,649	—	4,075	66	7/31/2013	2004
Applebee’s	Winter Haven	FL	—	(14)	2,130	2,603	—	4,733	65	7/31/2013	1999
Applebee’s	Gresham	OR	—		853	2,560	—	3,413	49	8/30/2013	2004
Applebee’s	Garden City	ID	—		628	2,512	—	3,140	48	8/30/2013	2003
Applebee’s	Savannah	GA	—	(14)	1,329	2,468	—	3,797	61	7/31/2013	1994
Applebee’s	Crystal River	FL	—	(14)	1,328	2,467	—	3,795	61	7/31/2013	2001
Applebee’s	Alamogordo	NM	—		271	2,438	—	2,709	47	8/30/2013	2000
Applebee’s	Lakeland	FL	—	(14)	1,283	2,383	—	3,666	59	7/31/2013	1997
Applebee’s	Augusta	GA	—	(14)	1,254	2,329	—	3,583	58	7/31/2013	1987
Applebee’s	Roswell	NM	—	(14)	405	2,295	—	2,700	57	7/31/2013	1998
Applebee’s	Pueblo	CO	—		752	2,257	—	3,009	43	8/30/2013	1998
Applebee’s	Greeley	CO	—	(14)	559	2,235	—	2,794	55	7/31/2013	1995
Applebee’s	Phenix City	AL	—	(14)	1,488	2,232	—	3,720	55	7/31/2013	1999
Applebee’s	Oxford	AL	—		1,162	2,157	—	3,319	41	8/30/2013	1995
Applebee’s	Clackamas	OR	—	(14)	901	2,103	—	3,004	52	7/31/2013	1997
Applebee’s	Tualatin	OR	—	(14)	1,116	2,072	—	3,188	51	7/31/2013	2002
Applebee’s	Richland	WA	—	(14)	1,112	2,064	—	3,176	51	7/31/2013	2003
Applebee’s	Edinburg	TX	—	(14)	898	2,058	—	2,956	59	6/27/2013	2006
Applebee’s	Thornton	CO	—		681	2,043	—	2,724	39	8/30/2013	1994
Applebee’s	Colorado Springs	CO	—	(14)	499	1,996	—	2,495	49	7/31/2013	1995
Applebee’s	McAllen	TX	—	(14)	1,114	1,988	—	3,102	57	6/27/2013	1993
Applebee’s	Brighton	CO	—	(14)	657	1,972	—	2,629	49	7/31/2013	1998

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Applebee’s	Colorado Springs	CO	—	(14)	629	1,888	—	2,517	47	7/31/2013	1994
Applebee’s	Vancouver	WA	—		791	1,846	—	2,637	35	8/30/2013	2001
Applebee’s	Pocatello	ID	—	(14)	612	1,837	—	2,449	46	7/31/2013	1998
Applebee’s	San Antonio	TX	—	(14)	732	1,796	—	2,528	51	6/27/2013	2003
Applebee’s	Milledgeville	GA	—	(14)	1,174	1,761	—	2,935	44	7/31/2013	1999
Applebee’s	Boise	ID	—	(14)	948	1,761	—	2,709	44	7/31/2013	1998
Applebee’s	Arvada	CO	—	(14)	754	1,760	—	2,514	44	7/31/2013	1996
Applebee’s	Crestview	FL	—	(14)	943	1,752	—	2,695	43	7/31/2013	2000
Applebee’s	Northglenn	CO	—	(14)	578	1,734	—	2,312	43	7/31/2013	1993
Applebee’s	Auburn	AL	—	(14)	1,155	1,732	—	2,887	43	7/31/2013	1993
Applebee’s	Ocean Springs	MS	—	(14)	673	1,708	—	2,381	49	6/27/2013	2000
Applebee’s	Vancouver	WA	—	(14)	718	1,675	—	2,393	42	7/31/2013	2001
Applebee’s	Roseburg	OR	—		717	1,673	—	2,390	32	8/30/2013	2000
Applebee’s	Lake Oswego	OR	—	(14)	1,352	1,652	—	3,004	41	7/31/2013	1993
Applebee’s	Newton	KS	—	(14)	504	1,569	—	2,073	45	6/27/2013	1998
Applebee’s	Fall River	MA	—		275	1,558	—	1,833	39	7/31/2013	1994
Applebee’s	New Braunfels	TX	—	(14)	566	1,486	—	2,052	43	6/27/2013	1995
Applebee’s	Dublin	GA	—	(14)	1,171	1,431	—	2,602	35	7/31/2013	1998
Applebee’s	North Canton	OH	—		152	838	—	990	24	6/27/2013	1992
Arby’s	Atlanta	GA	—	(14)	1,207	987	—	2,194	22	7/31/2013	1984
Arby’s	Kennesaw	GA	—	(14)	583	840	—	1,423	23	6/27/2013	1984
Arby’s	Memphis	TN	—	(14)	449	835	—	1,284	18	7/31/2013	1998
Arby’s	Mount Vernon	IL	—	(14)	911	764	—	1,675	21	6/27/2013	1999
Arby’s	Richmond Hill	GA	—	(14)	430	755	—	1,185	21	6/27/2013	1984
Arby’s	Grandville	MI	—	(14)	1,133	755	—	1,888	17	7/31/2013	1982
Arby’s	Prescott	AZ	—		404	750	—	1,154	16	7/31/2013	1986
Arby’s	Schertz	TX	—		499	748	—	1,247	16	7/31/2013	1996
Arby’s	Apopka	FL	—	(14)	464	697	—	1,161	15	7/31/2013	1985
Arby’s	Mobile	AL	—		460	685	—	1,145	19	6/27/2013	1986
Arby’s	Wyoming	MI	—	(14)	1,513	648	—	2,161	14	7/31/2013	1970
Arby’s	Fort Wayne	IN	—		529	647	—	1,176	14	7/31/2013	1987
Arby’s	Louisville	KY	—		336	625	—	961	26	5/30/2013	1979
Arby’s	Phoenix	AZ	—		559	618	—	1,177	17	6/27/2013	1995
Arby’s	Fountain Hills	AZ	—		241	597	—	838	17	6/27/2013	1994
Arby’s	Orlando	FL	—		251	585	—	836	13	7/31/2013	1985
Arby’s	Rockledge	FL	—		381	571	—	952	13	7/31/2013	1984
Arby’s	Erie	PA	—		188	552	—	740	15	6/27/2013	1966
Arby’s	Merritt Island	FL	—		297	552	—	849	12	7/31/2013	1984
Arby’s	Hopkinsville	KY	—	(14)	432	528	—	960	12	7/31/2013	1994
Arby’s	Clovis	NM	—		91	518	—	609	14	6/27/2013	1982
Arby’s	Winchester	IN	—		341	511	—	852	11	7/31/2013	1988
Arby’s	Lexington	NC	—		484	504	—	988	14	6/27/2013	1987
Arby’s	Guntersville	AL	—		142	503	—	645	14	6/27/2013	1986

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Arby’s	New Albany	IN	—	(14)	456	470	—	926	13	6/27/2013	2005
Arby’s	Chattanooga	TN	—	(14)	201	469	—	670	10	7/31/2013	1998
Arby’s	New Albany	IN	—	(14)	325	465	—	790	13	6/27/2013	1995
Arby’s	Scottsburg	IN	—	(14)	526	445	—	971	12	6/27/2013	1989
Arby’s	Corinth	MS	—	(14)	753	429	—	1,182	12	6/27/2013	1984
Arby’s	Alexander City	AL	—	(14)	527	401	—	928	11	6/27/2013	1999
Arby’s	Middlefield	OH	—		379	388	—	767	11	6/27/2013	1988
Arby’s	Rochester	NY	—		128	384	—	512	8	7/31/2013	1985
Arby’s	Savannah	GA	—		293	293	—	586	6	7/31/2013	1985
Arby’s	Albuquerque	NM	—		217	246	—	463	7	6/27/2013	1987
Arby’s	Alexandria	LA	—		82	245	—	327	5	7/31/2013	1985
Arby’s	Las Vegas	NM	—		236	236	—	472	5	7/31/2013	1985
Arby’s	Toccoa	GA	—		185	227	—	412	5	7/31/2013	1998
Arby’s	Bullhead City	AZ	—		550	—	—	550	—	6/27/2013	1999
Arby’s	Omaha	NE	—		359	—	—	359	—	7/31/2013	1984
Auto Pawn	Columbus	GA	—		170	—	—	170	—	6/27/2013	1987
Bandana’s Bar-B-Q Restaurant	Fenton	MO	—		470	314	—	784	6	8/30/2013	1986
Billboard	Memphis	TN	—		33	—	—	33	—	7/31/2013	N/A
Billboard	Memphis	TN	—		63	—	—	63	—	7/31/2013	N/A
Billboard	Memphis	TN	—		73	—	—	73	—	7/31/2013	N/A
Billboard	Memphis	TN	—		90	—	—	90	—	7/31/2013	N/A
Billboard	Memphis	TN	—		69	—	—	69	—	7/31/2013	N/A
Black Meg 43	Copperas Cove	TX	—	(14)	151	151	—	302	4	6/27/2013	1969
Bojangles	Statesville	NC	—	(14)	646	1,937	—	2,583	43	7/31/2013	1988
Bojangles	Denver	NC	—	(14)	1,013	1,881	—	2,894	41	7/31/2013	1997
Bojangles	Hickory	NC	—	(14)	749	1,789	—	2,538	50	6/27/2013	1973
Bojangles	Fountain Inn	SC	—		287	1,150	—	1,437	20	10/10/2013	2012
Bojangles	Taylorsville	NC	—	(14)	436	1,108	—	1,544	31	6/27/2013	1987
Bojangles	Troutman	NC	—		718	1,077	—	1,795	19	10/10/2013	2012
Bridgestone Firestone	Kansas City	MO	—	(14)	651	1,954	—	2,605	66	5/31/2013	2008
Bruegger’s Bagels	Durham	NC	—	(14)	312	728	—	1,040	16	7/31/2013	1926
Bucho’s Mexican Food	Bolingbrook	IL	—	(14)	470	137	—	607	4	6/27/2013	1992
Buffalo Wild Wings	Langhorne	PA	—	(14)	815	815	—	1,630	20	7/31/2013	1999
Burger King	Augusta	GA	—	(14)	693	2,080	—	2,773	46	7/31/2013	1986
Burger King	Spanaway	WA	—		509	1,628	—	2,137	45	6/27/2013	1997
Burger King	Cleveland	MS	—	(14)	688	1,606	—	2,294	35	7/31/2013	1985
Burger King	Brandon	MS	—	(14)	649	1,513	—	2,162	42	6/27/2013	1981
Burger King	North Augusta	SC	—	(14)	256	1,451	—	1,707	32	7/31/2013	1985
Burger King	Troy	AL	—	(14)	461	1,383	—	1,844	30	7/31/2013	1984
Burger King	Charlotte	NC	—		1,105	1,372	—	2,477	38	6/27/2013	1997
Burger King	Martinez	GA	—	(14)	909	1,350	—	2,259	37	6/27/2013	1998
Burger King	Greenville	MS	—	(14)	573	1,337	—	1,910	29	7/31/2013	2004
Burger King	Germantown	WI	—	(14)	644	1,300	—	1,944	36	6/27/2013	1986
Burger King	Denver	CO	—	(14)	872	1,242	—	2,114	34	6/27/2013	1994

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Burger King	Alpharetta	GA	—	(14)	501	1,219	—	1,720	34	6/27/2013	2001
Burger King	Amesbury	MA	—	(14)	835	1,217	—	2,052	34	6/27/2013	1977
Burger King	Dothan	AL	—	(14)	628	1,167	—	1,795	26	7/31/2013	1983
Burger King	Roswell	GA	—	(14)	495	1,156	—	1,651	25	7/31/2013	1998
Burger King	Wahoo	NE	—	(14)	196	1,109	—	1,305	24	7/31/2013	1990
Burger King	Dothan	AL	—	(14)	594	1,104	—	1,698	24	7/31/2013	1999
Burger King	Cut Off	LA	—		726	1,088	—	1,814	24	7/31/2013	1990
Burger King	Defuniak Springs	FL	—	(14)	362	1,087	—	1,449	24	7/31/2013	1989
Burger King	Blair	NE	—	(14)	272	1,087	—	1,359	24	7/31/2013	1987
Burger King	Maywood	IL	—	(14)	860	1,051	—	1,911	23	7/31/2013	2003
Burger King	North Augusta	SC	—	(14)	450	1,050	—	1,500	23	7/31/2013	1985
Burger King	Bainbridge	GA	—	(14)	347	1,042	—	1,389	23	7/31/2013	1998
Burger King	Sierra Vista	AZ	—		260	1,041	—	1,301	23	7/31/2013	1994
Burger King	Greenwood	MS	—	(14)	692	1,038	—	1,730	23	7/31/2013	1988
Burger King	Kansas CIty	MO	—		444	1,036	—	1,480	23	7/31/2013	1984
Burger King	Laredo	TX	—	(14)	684	1,026	—	1,710	23	7/31/2013	2002
Burger King	Andalusia	AL	—	(14)	181	1,025	—	1,206	23	7/31/2013	2000
Burger King	Kingsford	MI	—	(14)	53	1,015	—	1,068	22	7/31/2013	1983
Burger King	Red Oak	IA	—	(14)	334	1,002	—	1,336	22	7/31/2013	1988
Burger King	Austin	TX	—	(14)	666	999	—	1,665	28	6/27/2013	1998
Burger King	Cairo	GA	—	(14)	245	981	—	1,226	22	7/31/2013	1997
Burger King	Alpharetta	GA	—	(14)	1,128	977	—	2,105	27	6/27/2013	1993
Burger King	Springfield	FL	—	(14)	324	971	—	1,295	21	7/31/2013	1999
Burger King	Opelousas	LA	—		964	964	—	1,928	21	7/31/2013	1998
Burger King	Panama City	FL	—	(14)	319	956	—	1,275	21	7/31/2013	1998
Burger King	Chattanooga	TN	—	(14)	637	955	—	1,592	21	7/31/2013	1985
Burger King	Dover	NH	—	(14)	1,159	952	—	2,111	26	6/27/2013	1970
Burger King	Des Moines	IA	—	(14)	1,160	949	—	2,109	21	7/31/2013	1987
Burger King	Alpharetta	GA	—	(14)	795	943	—	1,738	26	6/27/2013	1997
Burger King	Philadelphia	MS	—	(14)	402	939	—	1,341	21	7/31/2013	1993
Burger King	Brewton	AL	—	(14)	307	920	—	1,227	20	7/31/2013	1993
Burger King	Stuart	IA	—	(14)	607	911	—	1,518	20	7/31/2013	1997
Burger King	Yazoo City	MS	—	(14)	489	909	—	1,398	20	7/31/2013	1993
Burger King	Marshfield	WI	—	(14)	232	885	—	1,117	25	6/27/2013	1986
Burger King	Thomson	GA	—	(14)	748	876	—	1,624	24	6/27/2013	1988
Burger King	Wilmington	NC	—	(14)	573	870	—	1,443	24	6/27/2013	1999
Burger King	Alpharetta	GA	—	(14)	635	865	—	1,500	24	6/27/2013	1998
Burger King	Clarksdale	MS	—	(14)	865	865	—	1,730	19	7/31/2013	1988
Burger King	Opp	AL	—	(14)	214	857	—	1,071	19	7/31/2013	1994
Burger King	Cincinnati	OH	—		353	824	—	1,177	18	7/31/2013	1974
Burger King	Greenville	MS	—	(14)	351	820	—	1,171	18	7/31/2013	1993
Burger King	Grand Rapids	MI	—	(14)	346	807	—	1,153	18	7/31/2013	1985
Burger King	Grenada	MS	—	(14)	536	805	—	1,341	18	7/31/2013	1989

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Burger King	Clinton	NC	—	(14)	494	801	—	1,295	22	6/27/2013	1999
Burger King	Chadbourn	NC	—	(14)	353	797	—	1,150	22	6/27/2013	1999
Burger King	Texas City	TX	—	(14)	421	782	—	1,203	17	7/31/2013	1984
Burger King	New Philadelphia	OH	—		419	779	—	1,198	17	7/31/2013	1986
Burger King	Mansfield	OH	—		191	766	—	957	17	7/31/2013	1985
Burger King	Lake Charles	LA	—		610	746	—	1,356	16	7/31/2013	1990
Burger King	Warren	MI	—		248	745	—	993	16	7/31/2013	1987
Burger King	Atmore	AL	—	(14)	181	723	—	904	16	7/31/2013	2000
Burger King	Tallahassee	FL	—	(14)	720	720	—	1,440	16	7/31/2013	1998
Burger King	Weston	WI	—	(14)	329	718	—	1,047	20	6/27/2013	1987
Burger King	Walker	MI	—	(14)	305	711	—	1,016	16	7/31/2013	1975
Burger King	Evergreen	AL	—	(14)	172	689	—	861	15	7/31/2013	1997
Burger King	Chicago Ridge	IL	—	(14)	431	684	—	1,115	19	6/27/2013	1998
Burger King	Perry	IA	—	(14)	557	680	—	1,237	15	7/31/2013	1997
Burger King	Springfield	IL	—	(14)	354	677	—	1,031	19	6/27/2013	1995
Burger King	Hudsonville	MI	—	(14)	451	676	—	1,127	15	7/31/2013	1988
Burger King	Natchez	MS	—		225	674	—	899	15	7/31/2013	1973
Burger King	Irondequoit	NY	—		988	659	—	1,647	14	7/31/2013	1980
Burger King	Enterprise	AL	—	(14)	437	655	—	1,092	14	7/31/2013	1985
Burger King	Nashua	NH	—	(14)	655	655	—	1,310	14	7/31/2013	2008
Burger King	Claremont	NC	—	(14)	646	646	—	1,292	18	6/27/2013	2000
Burger King	Pontiac	IL	—		151	616	—	767	17	6/27/2013	1991
Burger King	L’Anse	MI	—	(14)	32	616	—	648	14	7/31/2013	1999
Burger King	Hastings	MN	—	(14)	328	608	—	936	13	7/31/2013	1990
Burger King	Gary	IN	—	(14)	544	606	—	1,150	17	6/27/2013	1987
Burger King	Syracuse	NY	—		606	606	—	1,212	13	7/31/2013	1986
Burger King	Rhinelander	WI	—	(14)	260	606	—	866	13	7/31/2013	1986
Burger King	Monroeville	AL	—	(14)	325	604	—	929	13	7/31/2013	1997
Burger King	Menominee	MI	—	(14)	494	604	—	1,098	13	7/31/2013	1986
Burger King	Asheville	NC	—		728	595	—	1,323	13	7/31/2013	1982
Burger King	Clearwater	FL	—	(14)	981	591	—	1,572	16	6/27/2013	1980
Burger King	Shenandoah	IA	—	(14)	313	582	—	895	13	7/31/2013	1988
Burger King	Raceland	LA	—		356	533	—	889	12	7/31/2013	1991
Burger King	Springfield	MA	—		983	516	—	1,499	14	6/27/2013	1974
Burger King	Spring Lake	MI	—		341	512	—	853	11	7/31/2013	1995
Burger King	Harvey	IL	—		403	507	—	910	14	6/27/2013	1997
Burger King	Anchorage	AK	—		427	489	—	916	14	6/27/2013	1982
Burger King	Dayton	OH	—	(14)	569	466	—	1,035	10	7/31/2013	1990
Burger King	Gonzales	LA	—		380	465	—	845	10	7/31/2013	1990
Burger King	Gallatin	TN	—	(14)	199	463	—	662	10	7/31/2013	1984
Burger King	Lake Charles	LA	—		456	456	—	912	10	7/31/2013	1985
Burger King	Tallahassee	FL	—	(14)	843	454	—	1,297	10	7/31/2013	1980

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Burger King	Palatine	IL	—		352	426	—	778	12	6/27/2013	1995
Burger King	Largo	FL	—		683	412	—	1,095	11	6/27/2013	1984
Burger King	Harrisburg	PA	—	(14)	619	412	—	1,031	9	7/31/2013	1985
Burger King	Belding	MI	—		221	411	—	632	9	7/31/2013	1994
Burger King	Niceville	FL	—	(14)	598	399	—	997	9	7/31/2013	1994
Burger King	Metairie	LA	—		728	392	—	1,120	9	7/31/2013	1992
Burger King	Hamburg	NY	—	(14)	403	383	—	786	11	6/27/2013	1974
Burger King	Valdosta	GA	—	(14)	564	376	—	940	8	7/31/2013	1987
Burger King	Cedar Lake	IN	—		327	374	—	701	10	6/27/2013	1986
Burger King	Jenison	MI	—		233	349	—	582	8	7/31/2013	1994
Burger King	Detroit	MI	—	(14)	614	331	—	945	7	7/31/2013	1988
Burger King	Apex	NC	—		366	324	—	690	9	6/27/2013	1992
Burger King	East Greenbush	NY	—		404	269	—	673	7	6/27/2013	1980
Burger King	Dunn	NC	—		328	268	—	596	6	7/31/2013	1989
Burnie Bistro’s	Clearwater	FL	—	(14)	25	14	—	39	—	7/31/2013	1987
Captain D’s	Florence	KY	—	(14)	248	325	—	573	9	6/27/2013	1981
Captain D’s	Duncanville	TX	—		295	246	—	541	7	6/27/2013	1982
Carl’s Jr.	Purcell	OK	—	(14)	77	513	—	590	14	6/27/2013	1980
Casa Del Rio	Wadsworth	OH	—		130	389	—	519	10	7/31/2013	1971
Cashland	Celina	OH	—		108	132	—	240	3	7/31/2013	1995
Castle Dental	Murfreesboro	TN	—	(14)	256	256	—	512	6	7/31/2013	1996
Chappala Mexican Restaurant	Nampa	ID	—		473	692	—	1,165	20	6/27/2013	1998
Checkers	Jacksonville	FL	—	(14)	731	1,096	—	1,827	24	7/31/2013	1993
Checkers	Tampa	FL	—		736	—	—	736	—	6/27/2013	N/A
Checkers	Miami	FL	—		621	—	—	621	—	7/31/2013	1993
Checkers	Orlando	FL	—		1,033	—	—	1,033	—	7/31/2013	N/A
Checkers	Winter Springs	FL	—		734	—	—	734	—	7/31/2013	N/A
Cheddar’s Casual Cafe’	Brandon	FL	—	(14)	860	3,071	—	3,931	88	6/27/2013	2003
Cheddar’s Casual Cafe’	Lubbock	TX	—	(14)	1,053	2,345	—	3,398	67	6/27/2013	1997
Cheddar’s Casual Cafe’	Bolingbrook	IL	—	(14)	1,344	1,760	—	3,104	50	6/27/2013	1997
Chevys Fresh Mex	Miami	FL	—	(14)	1,455	783	—	2,238	19	7/31/2013	1995
Chicago Steak & Lemonade	Louisville	KY	—		195	18	—	213	1	6/27/2013	1980
Chicago Style Gyros	Nashville	TN	—		201	134	—	335	3	7/31/2013	1986
Chili’s	East Peoria	IL	—	(14)	1,023	2,347	—	3,370	67	6/27/2013	2003
Chili’s	Amarillo	TX	—		811	1,893	—	2,704	47	7/31/2013	1984
China Buffet	Alvin	TX	—	(14)	110	299	—	409	9	6/27/2013	1982
China Buffet	Angleton	TX	—	(14)	127	272	—	399	8	6/27/2013	1982
China King	Belen	NM	—	(14)	94	94	—	188	3	6/27/2013	1980
China One	Bay City	TX	—	(14)	229	124	—	353	3	7/31/2013	1985
Church’s Chicken	Bay Minette	AL	—	(14)	134	757	—	891	17	7/31/2013	2003
Church’s Chicken	Jackson	AL	—	(14)	127	719	—	846	16	7/31/2013	1982
Church’s Chicken	Augusta	GA	—	(14)	256	597	—	853	13	7/31/2013	1976

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Church’s Chicken	Atmore	AL	—	(14)	144	574	—	718	13	7/31/2013	1976
Church’s Chicken	Augusta	GA	—	(14)	178	533	—	711	12	7/31/2013	1981
Church’s Chicken	Spartanburg	SC	—	(14)	350	525	—	875	12	7/31/2013	1972
Church’s Chicken	Flomaton	AL	—	(14)	173	518	—	691	11	7/31/2013	1981
Church’s Chicken	Greenville	SC	—	(14)	325	487	—	812	11	7/31/2013	1984
Church’s Chicken	Greenville	SC	—	(14)	254	472	—	726	10	7/31/2013	2009
Church’s Chicken	Augusta	GA	—	(14)	196	458	—	654	10	7/31/2013	1984
Church’s Chicken	Columbia	SC	—	(14)	437	437	—	874	10	7/31/2013	1978
Church’s Chicken	Columbia	SC	—	(14)	231	428	—	659	9	7/31/2013	1977
Church’s Chicken	Augusta	GA	—	(14)	178	414	—	592	9	7/31/2013	1978
Church’s Chicken	North Charleston	SC	—	(14)	407	407	—	814	9	7/31/2013	1977
Church’s Chicken	Orlando	FL	—	(14)	254	380	—	634	8	7/31/2013	1984
Church’s Chicken	Greenwood	SC	—	(14)	188	349	—	537	8	7/31/2013	2002
Church’s Chicken	Charleston	SC	—	(14)	421	344	—	765	8	7/31/2013	1973
Church’s Chicken	Greenville	SC	—	(14)	280	342	—	622	8	7/31/2013	1970
Church’s Chicken	North Charleston	SC	—	(14)	302	302	—	604	7	7/31/2013	1976
Church’s Chicken	Anderson	SC	—	(14)	647	277	—	924	6	7/31/2013	1981
Church’s Chicken	Spartanburg	SC	—	(14)	411	274	—	685	6	7/31/2013	1978
Church’s Chicken	Orangeburg	SC	—	(14)	407	271	—	678	6	7/31/2013	1985
Church’s Chicken	Nashville	TN	—	(14)	186	186	—	372	4	7/31/2013	1980
Church’s Chicken	Charleston	SC	—	(14)	500	167	—	667	4	7/31/2013	1979
Church’s Chicken	Bowling Green	KY	—	(14)	100	156	—	256	4	6/27/2013	1984
Citizens Bank	Milton	MA	—	(14)	619	2,476	—	3,095	144	12/14/2012	1968
Citizens Bank	Pittsburgh	PA	—	(14)	268	2,413	—	2,681	140	12/14/2012	1970
Citizens Bank	Orland Hills	IL	—	(14)	1,253	2,327	—	3,580	135	12/14/2012	1988
Citizens Bank	Pittsburgh	PA	—	(14)	206	1,852	—	2,058	107	12/14/2012	1923
Citizens Bank	Chicago Heights	IL	—	(14)	182	1,637	—	1,819	80	1/24/2013	1996
Citizens Bank	Reading	PA	—	(14)	269	1,524	—	1,793	61	4/12/2013	1919
Citizens Bank	Carnegie	PA	—	(14)	73	1,396	—	1,469	81	12/14/2012	1920
Citizens Bank	Cranston	RI	—	(14)	411	1,234	—	1,645	72	12/14/2012	1967
Citizens Bank	Pittsburgh	PA	—	(14)	516	1,204	—	1,720	70	12/14/2012	1970
Citizens Bank	Butler	PA	—	(14)	286	1,144	—	1,430	66	12/14/2012	1966
Citizens Bank	Pittsburgh	PA	—	(14)	196	1,110	—	1,306	64	12/14/2012	1980
Citizens Bank	Philadelphia	PA	—	(14)	266	1,065	—	1,331	62	12/14/2012	1971
Citizens Bank	Kittanning	PA	—	(14)	56	1,060	—	1,116	62	12/14/2012	1889
Citizens Bank	Pittsburgh	PA	—	(14)	255	1,019	—	1,274	59	12/14/2012	1970
Citizens Bank	Troy	MI	—	(14)	312	935	—	1,247	54	12/14/2012	1980
Citizens Bank	Warrendale	PA	—	(14)	611	916	—	1,527	53	12/14/2012	1981
Citizens Bank	Providence	RI	—	(14)	300	899	—	1,199	52	12/14/2012	1960
Citizens Bank	N. Providence	RI	—	(14)	223	892	—	1,115	52	12/14/2012	1971
Citizens Bank	Pitcairn	PA	—	(14)	46	867	—	913	50	12/14/2012	1985
Citizens Bank	Greensburg	PA	—	(14)	45	861	—	906	50	12/14/2012	1957
Citizens Bank	Westchester	IL	—	(14)	366	853	—	1,219	38	2/22/2013	1986

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Citizens Bank	Ford City	PA	—	(14)	89	802	—	891	47	12/14/2012	1975
Citizens Bank	Reading	PA	—	(14)	267	802	—	1,069	47	12/14/2012	1970
Citizens Bank	Aliquippa	PA	—	(14)	138	782	—	920	45	12/14/2012	1953
Citizens Bank	Wexford	PA	—	(14)	180	719	—	899	42	12/14/2012	1975
Citizens Bank	Farmington	MI	—	(14)	303	707	—	1,010	41	12/14/2012	1962
Citizens Bank	East Greenwich	RI	—	(14)	227	680	—	907	39	12/14/2012	1959
Citizens Bank	Rumford	RI	—	(14)	352	654	—	1,006	38	12/14/2012	1977
Citizens Bank	Highspire	PA	—	(14)	216	649	—	865	38	12/14/2012	1974
Citizens Bank	Camp Hill	PA	—	(14)	430	645	—	1,075	37	12/14/2012	1971
Citizens Bank	Parma Heights	OH	—	(14)	426	638	—	1,064	37	12/14/2012	1957
Citizens Bank	Oil City	PA	—	(14)	110	623	—	733	36	12/14/2012	1965
City Buffet	Alexander City	AL	—	(14)	292	301	—	593	9	6/27/2013	1988
Cowboy’s Express	Monticello	AR	—	(14)	43	36	—	79	1	6/27/2013	1982
Cuco Mexican	Circleville	OH	—		149	164	—	313	5	6/27/2013	1986
CVS	Hoover	AL	—	(14)	1,239	2,890	—	4,129	101	5/31/2013	2003
CVS	Columbia	SC	—		—	2,811	—	2,811	84	7/2/2013	2006
CVS	New Castle	PA	1,562		412	2,337	—	2,749	164	10/31/2012	1999
CVS	Hardy	VA	—	(14)	686	2,059	—	2,745	72	5/16/2013	2005
CVS	Towanda	PA	—	(14)	—	877	—	877	35	4/24/2013	2003
Dairy Queen	Woodville	TX	—	(14)	98	65	—	163	1	7/31/2013	1980
DaVita Dialysis	Hiawatha	KS	—	(14)	69	1,302	—	1,371	36	5/30/2013	2012
DaVita Dialysis	Palatka	FL	—		207	1,173	—	1,380	32	6/5/2013	2013
DaVita Dialysis	Hartsville	SC	—	(14)	126	1,136	—	1,262	31	5/30/2013	2013
DaVita Dialysis	Cincinnati	OH	—	(14)	219	878	—	1,097	31	3/28/2013	2008
DaVita Dialysis	Georgetown	OH	—	(14)	125	706	—	831	25	3/28/2013	2009
Denny’s	Tempe	AZ	—		1,960	1,273	(2,610)	623	36	6/27/2013	1980
Denny’s	Phoenix	AZ	—		825	1,237	—	2,062	31	7/31/2013	2005
Denny’s	Idaho Falls	ID	—		538	1,183	(1,093)	628	34	6/27/2013	1995
Denny’s	Mesa	AZ	—		1,089	891	—	1,980	22	7/31/2013	1994
Denny’s	Tempe	AZ	—		1,567	844	—	2,411	21	7/31/2013	1994
Denny’s	Scottsdale	AZ	—	(14)	736	491	—	1,227	12	7/31/2013	1985
Denny’s	Peoria	AZ	—		310	457	—	767	13	6/27/2013	1987
Denny’s	Marion	OH	—	(14)	115	390	—	505	11	6/27/2013	1989
Denny’s	Spartanburg	SC	—		656	353	—	1,009	9	7/31/2013	1991
Denny’s	Henrietta	NY	—		361	241	—	602	6	7/31/2013	1970
Denny’s	Bloomington	MN	—		1,184	—	—	1,184	—	7/31/2013	N/A
Dollar General	Holly Hill	SC	—	(14)	259	2,333	—	2,592	109	3/6/2013	2013
Dollar General	Presidio	TX	—	(14)	72	1,370	—	1,442	58	3/28/2013	2013
Dollar General	Savanna	IL	—	(14)	273	1,093	—	1,366	61	12/31/2012	2012
Dollar General	Chelyan	WV	—		273	1,092	—	1,365	15	9/27/2013	2013
Dollar General	Adams	MA	—		254	1,016	—	1,270	14	10/10/2013	2012
Dollar General	Modena	NY	—		249	996	—	1,245	14	10/10/2013	2012
Dollar General	Mount Morris	MI	—	(14)	110	988	—	1,098	46	2/27/2013	2012
Dollar General	Eldon	MO	—	(14)	52	986	—	1,038	51	2/14/2013	2013

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Malden	MO	—		108	974	—	1,082	23	8/2/2013	2013
Dollar General	Lytle	TX	—		243	971	—	1,214	9	10/30/2013	2013
Dollar General	San Antonio	TX	—	(14)	239	956	—	1,195	45	3/11/2013	2013
Dollar General	San Juan	TX	—		169	956	—	1,125	9	11/15/2013	2013
Dollar General	Henry	IL	—	(14)	104	934	—	1,038	31	5/23/2013	2013
Dollar General	South Pekin	IL	—		104	933	—	1,037	22	8/14/2013	2013
Dollar General	San Antonio	TX	—	(14)	163	926	—	1,089	48	2/14/2013	2012
Dollar General	Laurie	MO	—		102	918	—	1,020	9	11/15/2013	2013
Dollar General	Milaca	MN	—		102	916	—	1,018	13	9/24/2013	2013
Dollar General	Edinburg	TX	—		102	914	—	1,016	21	7/16/2013	2013
Dollar General	De Soto	MO	—	(14)	101	912	—	1,013	47	2/14/2013	2013
Dollar General	Shelbina	MO	—	(14)	101	911	—	1,012	30	5/22/2013	2013
Dollar General	Kyle	TX	—		101	910	—	1,011	4	12/6/2013	2013
Dollar General	Eagle Grove	IA	—		100	902	—	1,002	25	7/9/2013	2013
Dollar General	Farmington	NM	—		224	898	—	1,122	25	7/11/2013	2013
Dollar General	Mission	TX	—	(14)	158	894	—	1,052	38	3/27/2013	2013
Dollar General	Adkins	TX	—	(14)	157	889	—	1,046	50	12/31/2012	2012
Dollar General	New Braunfels	TX	—		156	883	—	1,039	8	10/30/2013	2013
Dollar General	Aurora	MO	—	(14)	98	881	—	979	41	2/28/2013	2013
Dollar General	Millwood	WV	—		98	881	—	979	25	7/2/2013	2013
Dollar General	San Antonio	TX	—		220	880	—	1,100	25	7/9/2013	2013
Dollar General	Pequot Lakes	MN	—		155	880	—	1,035	16	8/22/2013	2013
Dollar General	Amarillo	TX	—		97	877	—	974	21	8/13/2013	2013
Dollar General	Mahomet	IL	—		292	877	—	1,169	16	8/22/2013	2013
Dollar General	Manistique	MI	—	(14)	155	876	—	1,031	41	2/27/2013	2012
Dollar General	West Union	SC	—		46	868	—	914	24	7/3/2013	2011
Dollar General	Fairbury	IL	—		96	867	—	963	28	6/7/2013	2013
Dollar General	Amarillo	TX	—		153	866	—	1,019	20	8/2/2013	2013
Dollar General	Cedar Falls	IA	—		96	862	—	958	16	8/28/2013	2013
Dollar General	Mercedes	TX	—		215	859	—	1,074	20	8/2/2013	2013
Dollar General	Ganado	TX	—		95	857	—	952	20	8/13/2013	2013
Dollar General	New Braunfels	TX	—	(14)	95	855	—	950	44	2/14/2013	2013
Dollar General	Manchester	MI	—	(14)	213	853	—	1,066	40	2/27/2013	2013
Dollar General	Guyton	GA	—	(14)	213	852	—	1,065	28	6/3/2013	2011
Dollar General	Annandale	MN	—		212	848	—	1,060	20	8/2/2013	2013
Dollar General	Staples	MN	—		150	848	—	998	16	9/4/2013	2013
Dollar General	Lexington	MO	—		149	846	—	995	16	9/13/2013	2013
Dollar General	Whitesburg	KY	—	(14)	211	845	—	1,056	28	5/30/2013	2012
Dollar General	Lubbock	TX	—	(14)	148	841	—	989	28	5/16/2013	2013
Dollar General	Brookeland	TX	—		93	840	—	933	20	8/15/2013	2013
Dollar General	Bastrop	LA	—		148	838	—	986	24	7/1/2013	2013
Dollar General	Rolla	MO	—		209	835	—	1,044	16	8/21/2013	2013
Dollar General	Lonedell	MO	—	(14)	208	833	—	1,041	31	4/26/2013	2013

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Dollar General	Boling	TX	—		92	831	—	923	19	8/13/2013	2013
Dollar General	Avinger	TX	—		44	830	—	874	19	8/8/2013	2013
Dollar General	Roodhouse	IL	—	(14)	207	829	—	1,036	47	12/31/2012	2012
Dollar General	Lacy Lakeview	TX	—	(14)	146	826	—	972	50	11/16/2012	2012
Dollar General	Elkview	WV	—		274	823	—	1,097	19	8/2/2013	2013
Dollar General	Weslaco	TX	—		205	822	—	1,027	8	10/16/2013	2013
Dollar General	Buchanan Dam	TX	562		145	820	—	965	58	9/28/2012	2012
Dollar General	McMechen	WV	—	(14)	91	819	—	910	46	1/9/2013	2012
Dollar General	Sand Springs	OK	—		43	819	—	862	15	9/3/2013	2013
Dollar General	Joplin	MO	—		144	816	—	960	8	11/12/2013	2013
Dollar General	San Antonio	TX	—	(14)	271	812	—	1,083	27	5/23/2013	2013
Dollar General	Skidmore	TX	—	(14)	90	811	—	901	42	2/14/2013	2013
Dollar General	Savannah	MO	—		270	811	—	1,081	15	8/23/2013	2013
Dollar General	Sand Springs	OK	—		143	811	—	954	15	9/3/2013	2013
Dollar General	Beeville	TX	—	(14)	90	810	—	900	49	11/19/2012	2012
Dollar General	Roseau	MN	—		143	808	—	951	8	10/30/2013	2013
Dollar General	San Benito	TX	—		202	807	—	1,009	15	8/23/2013	2013
Dollar General	Belton	TX	—	(14)	89	804	—	893	38	2/28/2013	2013
Dollar General	Hawley	MN	—		89	803	—	892	8	10/16/2013	2013
Dollar General	East Bernstadt	KY	—	(14)	141	799	—	940	26	5/30/2013	2012
Dollar General	Lubbock	TX	—		199	796	—	995	15	8/28/2013	2013
Dollar General	Wakefield	MI	—	(14)	88	794	—	882	45	12/19/2012	2012
Dollar General	Romulus	MI	—	(14)	199	794	—	993	37	2/27/2013	2011
Dollar General	Amarillo	TX	—		198	794	—	992	22	7/11/2013	2013
Dollar General	Sand Springs	OK	—		198	791	—	989	15	9/3/2013	2012
Dollar General	Billings	MO	—		139	790	—	929	7	10/17/2013	2013
Dollar General	Caulfield	MO	—	(14)	139	789	—	928	44	12/31/2012	2012
Dollar General	DeSoto	IL	—	(14)	138	784	—	922	33	3/26/2013	2013
Dollar General	Powhatan Point	WV	—		138	784	—	922	22	7/2/2013	2013
Dollar General	Cowen	WV	—	(14)	196	783	—	979	40	1/16/2013	2012
Dollar General	Camden	MI	—	(14)	138	781	—	919	37	2/27/2013	2013
Dollar General	Berea	KY	—	(14)	138	781	—	919	26	5/30/2013	2012
Dollar General	Moody	TX	—		41	781	—	822	26	6/11/2013	2013
Dollar General	Doolittle	MO	—		137	778	—	915	18	8/2/2013	2013
Dollar General	San Antonio	TX	—		333	776	—	1,109	18	8/13/2013	2013
Dollar General	Eubank	KY	—	(14)	137	775	—	912	25	5/30/2013	2013
Dollar General	Center Point	IA	—	(14)	136	772	—	908	43	12/31/2012	2012
Dollar General	Texarkana	TX	—		136	772	—	908	7	10/25/2013	2013
Dollar General	Coldiron	KY	—	(14)	187	747	—	934	24	5/30/2013	2013
Dollar General	Diana	TX	—		186	743	—	929	14	8/27/2013	2013
Dollar General	Rapid City	MI	—	(14)	179	716	—	895	34	2/27/2013	2012
Dollar General	Cedar Creek	TX	—	(14)	291	680	—	971	41	11/16/2012	2012
Dragon China Buffet	Carlsbad	NM	—	(14)	208	104	—	312	3	6/27/2013	1995

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
East Supreme Buffet	Whitehall	PA	—	(14)	492	505	—	997	14	6/27/2013	1997
Eegee’s	Tucson	AZ	—		357	436	—	793	10	7/31/2013	1990
El Chico	Killeen	TX	—		534	992	—	1,526	25	7/31/2013	1993
El Tapatio Mexican Restaurant	Page	AZ	—	(14)	170	133	—	303	4	6/27/2013	1988
Family Dollar	Mount Vernon	IL	—		117	1,050	—	1,167	30	7/11/2013	2012
Family Dollar	Crosby	MN	—		49	928	—	977	26	7/11/2013	1985
Family Dollar	Toledo	OH	—		226	905	—	1,131	25	7/11/2013	1942
Family Dollar	Carlin	NV	—		99	895	—	994	17	9/13/2013	2012
Family Dollar	Cold Springs	NV	—		217	869	—	1,086	16	9/13/2013	2013
Family Dollar	Des Moines	IA	—		152	863	—	1,015	16	8/30/2013	2013
Family Dollar	Cincinnatus	NY	—		287	862	—	1,149	—	12/30/2013	2013
Family Dollar	Etoile	TX	—		45	850	—	895	20	8/6/2013	2013
Family Dollar	Mountain View	WY	—		44	838	—	882	16	9/13/2013	2013
Family Dollar	Markesan	WI	—		92	831	—	923	4	12/12/2013	2013
Family Dollar	Thorp	WI	—		90	810	—	900	15	8/30/2013	2013
Family Dollar	Webster	WI	—		43	808	—	851	23	7/11/2013	2013
Family Dollar	Oakwood	TX	—		133	752	—	885	4	11/20/2013	2013
Family Dollar	Clarendon	TX	—		83	749	—	832	11	9/17/2013	2013
Family Dollar	Gretna	VA	—		131	744	—	875	21	7/2/2013	2012
Family Dollar	Somerville	TX	—	(14)	131	743	—	874	42	12/31/2012	2012
Family Dollar	Lovelady	TX	—	(14)	82	740	—	822	31	3/27/2013	2012
Family Dollar	Birch Run	MI	—		81	729	—	810	20	7/11/2013	1950
Family Dollar	Hoosick Falls	NY	—	(14)	181	724	—	905	27	4/26/2013	2013
Family Dollar	Marble Hill	MO	—		38	719	—	757	13	8/29/2013	2013
Family Dollar	Houston	TX	—	(14)	174	696	—	870	26	4/26/2013	1985
Family Dollar	University Park	IL	—		295	688	—	983	6	10/29/2013	2013
Family Dollar	Centerville	TX	—		226	679	—	905	13	9/10/2013	2013
Family Dollar	Alderson	WV	—		166	663	—	829	19	7/11/2013	2012
Family Dollar	Torrington	WY	—	(14)	72	645	—	717	24	5/9/2013	2007
Family Dollar	Tustin	MI	—	(14)	33	633	—	666	36	12/18/2012	2012
Family Dollar	Custer	SD	—		32	617	—	649	20	6/14/2013	2006
Family Dollar	International Falls	MN	—		32	608	—	640	9	9/30/2013	1966
Family Dollar	Barryton	MI	—	(14)	32	599	—	631	34	12/18/2012	2012
Family Dollar	Pulaski	IL	—	(14)	31	588	—	619	33	12/31/2012	2012
Family Dollar	Lombard	IL	—		1,008	543	—	1,551	3	12/12/2013	2013
Family Dollar	Rushville	NE	—	(14)	125	499	—	624	19	4/26/2013	2007
Famous Dave’s	Eden Prairie	MN	—	(14)	824	549	—	1,373	14	7/31/2013	1995
Fazoli’s	Carmel	IN	—	(14)	427	522	—	949	11	7/31/2013	1986
Fazoli’s	Appleton	WI	—		705	—	—	705	—	7/31/2013	N/A
FedEx	Tinicum	PA	—		—	32,170	—	32,170	818	8/15/2013	2013
FedEx	Lebanon	OH	—		1,492	8,452	—	9,944	172	8/26/2013	2013
FedEx	Albany	GA	—		195	3,711	—	3,906	57	10/11/2013	2013
FedEx	London	KY	—		350	3,151	—	3,501	48	10/11/2013	2013

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
FedEx	Waterloo	IA	—	(14)	152	2,882	—	3,034	132	3/22/2013	2012
FedEx	Rapid City	SD	—	(14)	305	2,741	—	3,046	167	12/21/2012	2012
FedEx	Ottumwa	IA	—	(14)	134	2,552	—	2,686	182	10/30/2012	2012
FedEx	Independence	KS	—	(14)	114	2,166	—	2,280	154	10/30/2012	2012
FedEx	Des Moines	IA	—	(14)	733	1,361	—	2,094	55	4/18/2013	1986
FedEx	Riverton	WY	—		431	1,006	—	1,437	10	10/23/2013	2013
FedEx	Homewood	AL	—		522	779	—	1,301	22	6/27/2013	2000
Flip It Bakery & Deli	Washington	DC	—	(14)	338	84	—	422	2	7/31/2013	1985
Fresenius	Fayetteville	NC	—		178	3,379	—	3,557	79	6/28/2013	1999
Fresenius	Clinton	NC	—		139	2,647	—	2,786	62	6/28/2013	2003
Fresenius	Foley	AL	—		287	2,580	—	2,867	61	7/8/2013	2009
Fresenius	Fayetteville	NC	—		134	2,551	—	2,685	60	6/28/2013	2004
Fresenius	Mobile	AL	—		278	2,505	—	2,783	59	7/8/2013	1987
Fresenius	Fayetteville	NC	—		420	2,379	—	2,799	56	6/28/2013	1998
Fresenius	Lumberton	NC	—		117	2,216	—	2,333	52	6/28/2013	1986
Fresenius	DeFuniak Springs	FL	—		115	2,180	—	2,295	51	7/8/2013	2008
Fresenius	Fairhope	AL	—		—	2,035	—	2,035	48	7/8/2013	2006
Fresenius	Red Springs	NC	—		101	1,913	—	2,014	45	6/28/2013	2000
Fresenius	Fairmont	NC	—		201	1,812	—	2,013	43	6/28/2013	2002
Fresenius	Pembroke	NC	—		81	1,547	—	1,628	36	6/28/2013	2009
Fresenius	Roseboro	NC	—		74	1,404	—	1,478	33	6/28/2013	2011
Fresenius	St. Pauls	NC	—		73	1,389	—	1,462	33	6/28/2013	2008
Furr’s	Garland	TX	—	(14)	1,529	3,715	—	5,244	107	6/27/2013	2008
Golden Corral	Surprise	AZ	—	(14)	1,258	4,068	—	5,326	117	6/27/2013	2007
Golden Corral	Harlingen	TX	—		832	3,037	—	3,869	87	6/27/2013	1990
Golden Corral	Texarkana	TX	—		758	3,031	—	3,789	67	7/31/2013	2001
Golden Corral	Gilbert	AZ	—	(14)	871	2,910	—	3,781	83	6/27/2013	2006
Golden Corral	Jacksonville	FL	—		1,721	2,629	—	4,350	75	6/27/2013	1999
Golden Corral	Houston	TX	—		1,147	2,447	—	3,594	70	6/27/2013	1995
Golden Corral	Stockbridge	GA	—		422	2,391	—	2,813	53	7/31/2013	1987
Golden Corral	Brownsville	TX	—		604	2,302	—	2,906	66	6/27/2013	1990
Golden Corral	Norman	OK	—		345	2,107	—	2,452	60	6/27/2013	1994
Golden Corral	Zanesville	OH	—	(14)	487	2,030	—	2,517	58	6/27/2013	2002
Golden Corral	Goodyear	AZ	—	(14)	686	1,939	—	2,625	56	6/27/2013	2006
Golden Corral	Baytown	TX	—	(14)	596	1,788	—	2,384	39	7/31/2013	1995
Golden Corral	College Station	TX	—		1,265	1,718	—	2,983	49	6/27/2013	1990
Golden Corral	Midwest City	OK	—		1,175	1,708	—	2,883	49	6/27/2013	1991
Golden Corral	Wichita	KS	—	(14)	560	1,306	—	1,866	29	7/31/2013	2000
Golden Corral	Jacksonville	FL	—		1,033	1,084	—	2,117	31	6/27/2013	1997
Golden Corral	Palatka	FL	—	(14)	853	1,048	—	1,901	30	6/27/2013	1997
Golden Corral	Emporia	KS	—	(14)	403	941	—	1,344	21	7/31/2013	1997
Golden Corral	Roswell	NM	—		203	600	—	803	17	6/27/2013	2000
Golden Corral	Rock Springs	WY	—	(14)	354	90	—	444	3	6/27/2013	1986
Grandy’s	Abilene	TX	—		803	—	—	803	—	6/27/2013	N/A
Grandy’s	Arlington	TX	—		734	—	—	734	—	6/27/2013	N/A
Grandy’s	Carrollton	TX	—		773	—	—	773	—	6/27/2013	N/A
Grandy’s	Carrollton	TX	—		847	—	—	847	—	6/27/2013	N/A
Grandy’s	Fort Worth	TX	—		777	—	—	777	—	6/27/2013	N/A
Grandy’s	Fort Worth	TX	—		811	—	—	811	—	6/27/2013	N/A
Grandy’s	Garland	TX	—		623	—	—	623	—	6/27/2013	N/A
Grandy’s	Garland	TX	—		859	—	—	859	—	6/27/2013	N/A
Grandy’s	Grapevine	TX	—		618	—	—	618	—	6/27/2013	1988
Grandy’s	Irving	TX	—		871	—	—	871	—	6/27/2013	N/A

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Grandy’s	Lancaster	TX	—		780	—	—	780	—	6/27/2013	N/A
Grandy’s	Lubbock	TX	—		694	—	—	694	—	6/27/2013	1979
Grandy’s	Mesquite	TX	—		871	—	—	871	—	6/27/2013	N/A
Grandy’s	Plano	TX	—		871	—	—	871	—	6/27/2013	N/A
Grandy’s	Dallas	TX	—		725	—	—	725	—	7/31/2013	N/A
Grandy’s	Dallas	TX	—		357	—	—	357	—	7/31/2013	N/A
Grandy’s	Greenville	TX	—		847	—	—	847	—	7/31/2013	N/A
Great Clips	Lombard	IL	—		84	100	—	184	3	6/27/2013	1973
Hardee’s	Jacksonville	FL	—		875	583	—	1,458	13	7/31/2013	1993
Hardee’s	Williston	FL	—	(14)	395	553	—	948	15	6/27/2013	1992
Hardee’s	Canton	GA	—		488	539	—	1,027	15	6/27/2013	1983
Hardee’s	Bremen	GA	—	(14)	129	518	—	647	11	7/31/2013	1980
Hardee’s	Springfield	TN	—	(14)	343	515	—	858	11	7/31/2013	1990
Hardee’s	Akron	OH	—	(14)	207	483	—	690	11	7/31/2013	1990
Hardee’s	Mount Vernon	IA	—		320	480	—	800	13	6/27/2013	1987
Hardee’s	Belleville	IL	—		269	467	—	736	13	6/27/2013	1987
Hardee’s	Seville	OH	—	(14)	151	454	—	605	10	7/31/2013	1989
Hardee’s	Pace	FL	—	(14)	419	435	—	854	12	6/27/2013	1991
Hardee’s	Morristown	TN	—	(14)	353	431	—	784	9	7/31/2013	1991
Hardee’s	Erwin	TN	—	(14)	346	406	—	752	11	6/27/2013	1982
Hardee’s	Jefferson	OH	—	(14)	242	363	—	605	8	7/31/2013	1989
Hardee’s	Sparta	NC	—	(14)	372	346	—	718	10	6/27/2013	1983
Hardee’s	Minerva	OH	—	(14)	214	321	—	535	7	7/31/2013	1990
Hardee’s	Beaver	WV	—		217	318	—	535	9	6/27/2013	1983
Harley Davidson	Round Rock	TX	—	(14)	1,688	9,563	—	11,251	237	7/31/2013	2008
Harvey’s Grill & Bar	Saginaw	MI	—	(14)	230	647	—	877	19	6/27/2013	1997
Hayden’s Grill & Bar	Canton	MI	—	(14)	160	693	—	853	20	6/27/2013	1995
Hooley House Sports Pub & Grille	Brooklyn	OH	—	(14)	291	321	—	612	9	6/27/2013	2000
IHOP	Bossier City	LA	—	(14)	541	1,342	—	1,883	38	6/27/2013	1998
IHOP	Baytown	TX	—	(14)	698	1,297	—	1,995	29	7/31/2013	1998
IHOP	Auburn	AL	—	(14)	1,111	933	—	2,044	27	6/27/2013	1998
IHOP	Warren	MI	—	(14)	605	830	—	1,435	24	6/27/2013	1996
IHOP	Corpus Christi	TX	—		1,176	—	—	1,176	—	7/31/2013	N/A
Indi’s Fast Food	Louisville	KY	—		292	157	—	449	3	7/31/2013	1972
Iron Chef Super Buffet	Kissimmee	FL	—	(14)	297	127	—	424	3	7/31/2013	1989
Italian Villa, The	Grand Island	NY	—	(14)	38	101	—	139	3	6/27/2013	1979
Jack in the Box	Cleburne	TX	—	(14)	291	1,647	—	1,938	36	7/31/2013	2000
Jack in the Box	Walker	LA	—	(14)	543	1,196	—	1,739	33	6/27/2013	2001
Jack in the Box	Sacramento	CA	—		476	1,110	—	1,586	24	7/31/2013	1991
Jack in the Box	Texas City	TX	—		454	844	—	1,298	23	6/27/2013	1991
Jack in the Box	Missouri City	TX	—	(14)	451	837	—	1,288	18	7/31/2013	1991
Johnny Carino’s	Houston	TX	—	(14)	1,328	2,656	—	3,984	76	6/27/2013	2002
Johnny Carino’s	Rogers	AR	—	(14)	997	2,540	—	3,537	73	6/27/2013	2001
Johnny Carino’s	Midland	TX	—	(14)	998	2,329	—	3,327	58	7/31/2013	2000
Johnny Carino’s	Grand Prairie	TX	—	(14)	997	2,327	—	3,324	58	7/31/2013	2001

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Johnny Carino’s	Amarillo	TX	—	(14)	993	2,317	—	3,310	57	7/31/2013	2001
Johnny Carino’s	San Angelo	TX	—	(14)	769	2,306	—	3,075	57	7/31/2013	2005
Johnny Carino’s	Muncie	IN	—		540	2,160	—	2,700	41	8/30/2013	2003
Johnny Carino’s	Columbus	IN	—		809	1,888	—	2,697	36	8/30/2013	2004
Kentucky Fried Chicken	Matteson	IL	—	(14)	399	2,259	—	2,658	50	7/31/2013	1973
Kentucky Fried Chicken	Decatur	IL	—	(14)	276	1,619	—	1,895	45	6/27/2013	2001
Kentucky Fried Chicken	Homewood	IL	—	(14)	660	1,541	—	2,201	34	7/31/2013	1992
Kentucky Fried Chicken	Bloomington	IL	—	(14)	576	1,466	—	2,042	41	6/27/2013	2004
Kentucky Fried Chicken	Greenwood	IN	—	(14)	339	1,405	—	1,744	39	6/27/2013	1976
Kentucky Fried Chicken	Hazel Crest	IL	—	(14)	153	1,376	—	1,529	30	7/31/2013	1982
Kentucky Fried Chicken	Franklin	IN	—	(14)	205	1,375	—	1,580	38	6/27/2013	1976
Kentucky Fried Chicken	Lebanon	IN	—	(14)	337	1,348	—	1,685	30	7/31/2013	1983
Kentucky Fried Chicken	Springfield	IL	—	(14)	212	1,203	—	1,415	26	7/31/2013	1987
Kentucky Fried Chicken	Rockford	IL	—	(14)	201	1,142	—	1,343	25	7/31/2013	1995
Kentucky Fried Chicken	New Boston	TX	—	(14)	125	1,127	—	1,252	25	7/31/2013	1995
Kentucky Fried Chicken	Granite City	IL	—	(14)	102	1,083	—	1,185	30	6/27/2013	1987
Kentucky Fried Chicken	Crawfordsville	IN	—	(14)	159	1,068	—	1,227	30	6/27/2013	1979
Kentucky Fried Chicken	Springfield	IL	—	(14)	267	1,068	—	1,335	23	7/31/2013	1987
Kentucky Fried Chicken	Oak Forest	IL	—	(14)	185	1,047	—	1,232	23	7/31/2013	1955
Kentucky Fried Chicken	Green Bay	WI	—	(14)	208	1,022	—	1,230	28	6/27/2013	1986
Kentucky Fried Chicken	Mattoon	IL	—	(14)	113	1,019	—	1,132	22	7/31/2013	1990
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	197	975	—	1,172	27	6/27/2013	1991
Kentucky Fried Chicken	Elmhurst	IL	—	(14)	242	969	—	1,211	21	7/31/2013	1990
Kentucky Fried Chicken	Westchester	IL	—	(14)	238	952	—	1,190	21	7/31/2013	1973
Kentucky Fried Chicken	Mount Pleasant	TX	—	(14)	106	952	—	1,058	21	7/31/2013	1992
Kentucky Fried Chicken	Dolton	IL	—	(14)	167	946	—	1,113	21	7/31/2013	1975
Kentucky Fried Chicken	Tipton	IN	—	(14)	104	936	—	1,040	21	7/31/2013	1998
Kentucky Fried Chicken	Crawfordsville	IN	—	(14)	234	934	—	1,168	21	7/31/2013	1991
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	138	924	—	1,062	26	6/27/2013	1992
Kentucky Fried Chicken	Germantown	WI	—	(14)	368	913	—	1,281	25	6/27/2013	1992
Kentucky Fried Chicken	Lafayette	IN	—	(14)	304	912	—	1,216	20	7/31/2013	1990

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Kentucky Fried Chicken	Frankfort	IN	—	(14)	99	893	—	992	20	7/31/2013	1985
Kentucky Fried Chicken	Hartford City	IN	—	(14)	99	889	—	988	20	7/31/2013	1978
Kentucky Fried Chicken	Kokomo	IN	—	(14)	199	798	—	997	18	7/31/2013	1993
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	281	795	—	1,076	22	6/27/2013	1992
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	396	773	—	1,169	21	6/27/2013	1991
Kentucky Fried Chicken	Shreveport	LA	—	(14)	616	753	—	1,369	17	7/31/2013	1995
Kentucky Fried Chicken	Milwaukee	WI	—	(14)	89	750	—	839	21	6/27/2013	1989
Kentucky Fried Chicken	West Bend	WI	—	(14)	185	705	—	890	20	6/27/2013	1972
Kentucky Fried Chicken	South Milwaukee	WI	—	(14)	197	695	—	892	19	6/27/2013	1993
Kentucky Fried Chicken	Allison Park	PA	—	(14)	246	683	—	929	19	6/27/2013	1978
Kentucky Fried Chicken	Warren	OH	—	(14)	426	640	—	1,066	14	7/31/2013	1987
Kentucky Fried Chicken	Minden	LA	—	(14)	274	639	—	913	14	7/31/2013	1995
Kentucky Fried Chicken	Texarkana	AR	—	(14)	111	630	—	741	14	7/31/2013	1980
Kentucky Fried Chicken	Wauwatosa	WI	—	(14)	135	615	—	750	17	6/27/2013	1992
Kentucky Fried Chicken	Greenville	TX	—		119	585	—	704	16	6/27/2013	1988
Kentucky Fried Chicken	Green Bay	WI	—	(14)	470	574	—	1,044	13	7/31/2013	1986
Kentucky Fried Chicken	Noblesville	IN	—	(14)	363	545	—	908	12	7/31/2013	2005
Kentucky Fried Chicken	Shreveport	LA	—	(14)	352	528	—	880	12	7/31/2013	1998
Kentucky Fried Chicken	Shreveport	LA	—	(14)	427	522	—	949	11	7/31/2013	1997
Kentucky Fried Chicken	Shreveport	LA	—	(14)	343	514	—	857	11	7/31/2013	1995
Kentucky Fried Chicken	New Kensington	PA	—	(14)	324	487	—	811	11	7/31/2013	1967
Kentucky Fried Chicken	Burnsville	MN	—		267	267	—	534	6	7/31/2013	1988
Kentucky Fried Chicken / A&W	Charleston	IL	—	(14)	282	1,514	—	1,796	42	6/27/2013	2003
Kentucky Fried Chicken / Taco Bell	Canonsburg	PA	—	(14)	176	1,586	—	1,762	35	7/31/2013	1996
Kentucky Fried Chicken / Taco Bell	Dunkirk	NY	—	(14)	800	978	—	1,778	21	7/31/2013	2000
Kentucky Fried Chicken / Taco Bell	Geneva	NY	—	(14)	569	695	—	1,264	15	7/31/2013	1999
Kettle Restaurant	College Station	TX	—		225	249	—	474	7	6/27/2013	1981
Kettle Restaurant	San Antonio	TX	—		168	206	—	374	5	7/31/2013	1965
Krystal	Memphis	TN	—	(14)	257	1,029	—	1,286	48	4/23/2013	1975
Krystal	Huntsville	AL	—	(14)	348	811	—	1,159	38	4/23/2013	1960
Krystal	Memphis	TN	—	(14)	181	723	—	904	34	4/23/2013	1972
Krystal	Huntsville	AL	—		305	712	—	1,017	29	6/10/2013	1985
Krystal	Lawrenceburg	TN	—	(14)	304	709	—	1,013	33	4/23/2013	1980
Krystal	Murfreesboro	TN	—	(14)	465	698	—	1,163	33	4/23/2013	2008
Krystal	Valley	AL	—	(14)	297	694	—	991	33	4/23/2013	1979
Krystal	Chattanooga	TN	—	(14)	440	659	—	1,099	31	4/23/2013	1983
Krystal	Huntsville	AL	—	(14)	352	654	—	1,006	31	4/23/2013	1971
Krystal	Corinth	MS	—	(14)	279	652	—	931	31	4/23/2013	2007
Krystal	Montgomery	AL	—	(14)	502	613	—	1,115	29	4/23/2013	1962

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Krystal	Montgomery	AL	—	(14)	303	562	—	865	26	4/23/2013	1962
Krystal	Vestavia Hills	AL	—	(14)	342	513	—	855	24	4/23/2013	1979
Kum & Go	Gillette	WY	—		878	2,048	—	2,926	58	6/28/2013	2013
Lee’s Famous Recipe Chicken	Saint Louis	MO	—		107	874	—	981	24	6/27/2013	1984
Lee’s Famous Recipe Chicken	Saint Ann	MO	—		187	571	—	758	16	6/27/2013	1984
Lee’s Famous Recipe Chicken	Florissant	MO	—		306	560	—	866	16	6/27/2013	1984
Logan’s Roadhouse	Mt. Juliet	TN	—	(14)	1,366	2,538	—	3,904	63	7/31/2013	2006
Logan’s Roadhouse	Owasso	OK	—	(14)	1,449	2,173	—	3,622	54	7/31/2013	2006
Long John Silver’s	Marion	IL	—	(14)	305	1,059	—	1,364	29	6/27/2013	1983
Long John Silver’s	Litchfield	IL	—	(14)	194	996	—	1,190	28	6/27/2013	1986
Long John Silver’s	West Frankfort	IL	—	(14)	244	996	—	1,240	28	6/27/2013	1976
Long John Silver’s	Collinsville	IL	—	(14)	220	940	—	1,160	26	6/27/2013	2006
Long John Silver’s	Merced	CA	—	(14)	174	695	—	869	15	7/31/2013	1982
Long John Silver’s	Asheville	NC	—	(14)	586	693	—	1,279	19	6/27/2013	1992
Long John Silver’s	Albuquerque	NM	—		227	680	—	907	15	7/31/2013	1975
Long John Silver’s	Penn Hills	PA	—		438	656	—	1,094	14	7/31/2013	1993
Long John Silver’s	Hays	KS	—	(14)	160	624	—	784	17	6/27/2013	1994
Long John Silver’s	Las Cruces	NM	—	(14)	242	565	—	807	12	7/31/2013	1975
Long John Silver’s	Arlington	TX	—		365	537	—	902	15	6/27/2013	1993
Long John Silver’s	Garden City	KS	—	(14)	120	530	—	650	15	6/27/2013	1978
Long John Silver’s	Fairview Heights	IL	—	(14)	258	525	—	783	15	6/27/2013	1976
Long John Silver’s	Mount Carmel	IL	—	(14)	105	484	—	589	13	6/27/2013	1977
Long John Silver’s	Vandalia	IL	—	(14)	101	484	—	585	13	6/27/2013	1976
Long John Silver’s	Jacksonville	IL	—	(14)	171	431	—	602	12	6/27/2013	1978
Long John Silver’s	Cleburne	TX	—		205	380	—	585	8	7/31/2013	1986
Long John Silver’s	Clarksville	TN	—		339	339	—	678	7	7/31/2013	1993
Long John Silver’s	Jackson	TN	—	(14)	264	323	—	587	7	7/31/2013	1995
Long John Silver’s	Wood River	IL	—	(14)	251	314	—	565	9	6/27/2013	1975
Long John Silver’s	Fairborn	OH	—	(14)	103	300	—	403	8	6/27/2013	1976
Long John Silver’s	Englewood	OH	—	(14)	547	—	—	547	—	6/27/2013	1974
Long John Silver’s / A&W	Kansas City	MO	—		389	722	—	1,111	16	7/31/2013	1995
Long John Silver’s / A&W	Houston	TX	—		480	495	—	975	14	6/27/2013	1993
Long John Silver’s / A&W	Austin	TX	—	(14)	459	477	—	936	13	6/27/2013	1993
Long John Silver’s / A&W	Murfreesboro	TN	—		219	219	—	438	5	7/31/2013	1985
Long John Silver’s / KFC	Green Bay	WI	—	(14)	748	563	—	1,311	16	6/27/2013	1978
Los Tios Mexican Restaurant	Dalton	OH	—	(14)	18	30	—	48	1	6/27/2013	1990
Lowe’s	Windham	ME	—	(14)	12,640	—	—	12,640	—	6/3/2013	2006
Mattress Firm	Evansville	IN	—	(14)	117	2,227	—	2,344	115	2/11/2013	2012
Mattress Firm	Spokane	WA	—	(14)	409	1,685	—	2,094	72	4/4/2013	2013
Mattress Firm	Spokane	WA	—	(14)	511	1,582	—	2,093	68	3/28/2013	2013
Mattress Firm	Mishawaka	IN	—		375	1,500	—	1,875	35	7/30/2013	2013
Mattress Firm	Tallahassee	FL	—	(14)	924	1,386	—	2,310	52	5/14/2013	2013

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Mattress Firm	Bountiful	UT	—	(14)	736	1,367	—	2,103	77	12/31/2012	2012
Mattress Firm	Destin	FL	—		693	1,287	—	1,980	42	6/5/2013	2013
Mattress Firm	Rogers	AR	—	(14)	321	1,284	—	1,605	66	2/6/2013	2012
Mattress Firm	Wilmington	NC	—		412	1,257	—	1,669	53	3/29/2013	2013
Mattress Firm	Lafayette	LA	—	(14)	—	1,251	—	1,251	47	5/2/2013	2013
Mattress Firm	Daphne	AL	—		528	1,233	—	1,761	17	10/1/2013	2013
Mattress Firm	Dothan	AL	—	(14)	406	1,217	—	1,623	46	5/14/2013	2013
Mattress Firm	Knoxville	TN	—	(14)	586	1,088	—	1,674	46	3/19/2013	2012
Mattress Firm	Greenville	NC	—	(14)	1,085	1,085	—	2,170	66	12/12/2012	2012
Mattress Firm	Bowling Green	KY	—	(14)	648	973	—	1,621	36	4/25/2013	2012
McDonald’s	Scotland Neck	NC	—	(14)	320	—	—	320	—	6/27/2013	N/A
Mezcal Mexican Restaurant	Grafton	OH	—		64	191	—	255	5	7/31/2013	1990
Monro Muffler	Lewiston	ME	—	(14)	279	1,115	—	1,394	43	5/10/2013	1976
Monterey’s Tex Mex	Tulsa	OK	—		135	406	—	541	10	7/31/2013	2001
Native New Yorker	Glendale	AZ	—	(14)	254	420	—	674	12	6/27/2013	1998
O’Charley’s	Dalton	GA	—	(14)	406	1,817	—	2,223	52	6/27/2013	1993
O’Charley’s	Tucker	GA	—	(14)	1,037	866	—	1,903	25	6/27/2013	1993
Parking Lot	Kingston	PA	—	(14)	29	—	—	29	—	6/27/2013	N/A
Pizza Hut	Chester	VA	—	(14)	473	1,104	—	1,577	24	7/31/2013	1983
Pizza Hut	Ashland	VA	—	(14)	589	1,093	—	1,682	24	7/31/2013	1989
Pizza Hut	Amarillo	TX	—	(14)	339	1,016	—	1,355	22	7/31/2013	1976
Pizza Hut	Amarillo	TX	—	(14)	254	1,015	—	1,269	22	7/31/2013	1980
Pizza Hut	Fort Stockton	TX	—	(14)	252	1,007	—	1,259	22	7/31/2013	2008
Pizza Hut	Christiansburg	VA	—	(14)	494	918	—	1,412	20	7/31/2013	1982
Pizza Hut	Odessa	TX	—	(14)	588	882	—	1,470	19	7/31/2013	1972
Pizza Hut	Hopewell	VA	—	(14)	707	864	—	1,571	19	7/31/2013	1985
Pizza Hut	Clifton Forge	VA	—	(14)	287	861	—	1,148	19	7/31/2013	1978
Pizza Hut	Odessa	TX	—	(14)	456	847	—	1,303	19	7/31/2013	1976
Pizza Hut	Richmond	VA	—	(14)	666	814	—	1,480	18	7/31/2013	1978
Pizza Hut	Odessa	TX	—	(14)	627	766	—	1,393	17	7/31/2013	1979
Pizza Hut	JACKSON	GA	—	(14)	673	735	—	1,408	20	6/27/2013	1987
Pizza Hut	Salisbury	MD	—	(14)	245	734	—	979	16	7/31/2013	1983
Pizza Hut	Delaware	OH	—	(14)	270	721	—	991	20	6/27/2013	1975
Pizza Hut	Pecos	TX	—	(14)	387	719	—	1,106	16	7/31/2013	1974
Pizza Hut	Petersburg	VA	—	(14)	378	701	—	1,079	15	7/31/2013	1979
Pizza Hut	Odessa	TX	—	(14)	457	685	—	1,142	15	7/31/2013	1976
Pizza Hut	Monahans	TX	—	(14)	361	671	—	1,032	15	7/31/2013	1979
Pizza Hut	Bedford	VA	—	(14)	548	670	—	1,218	15	7/31/2013	1977
Pizza Hut	San Angelo	TX	—	(14)	214	641	—	855	14	7/31/2013	1977
Pizza Hut	San Angelo	TX	—	(14)	268	624	—	892	14	7/31/2013	1980
Pizza Hut	Midland	TX	—	(14)	506	619	—	1,125	14	7/31/2013	1978
Pizza Hut	Downers Grove	IL	—		504	616	—	1,120	14	7/31/2013	1985
Pizza Hut	Detroit	MI	—		501	612	—	1,113	13	7/31/2013	1984
Pizza Hut	Newport News	VA	—	(14)	394	591	—	985	13	7/31/2013	1969
Pizza Hut	Newport News	VA	—	(14)	394	591	—	985	13	7/31/2013	1970
Pizza Hut	Columbia	SC	—	(14)	881	588	—	1,469	13	7/31/2013	1977
Pizza Hut	Odessa	TX	—	(14)	572	572	—	1,144	13	7/31/2013	1976
Pizza Hut	Tyler	TX	—		238	555	—	793	15	6/27/2013	1981

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Pizza Hut	San Angelo	TX	—	(14)	237	552	—	789	12	7/31/2013	1975
Pizza Hut	Dearborn	MI	—		284	528	—	812	12	7/31/2013	1977
Pizza Hut	Aurora	IL	—	(14)	281	522	—	803	11	7/31/2013	1986
Pizza Hut	Cheraw	SC	—	(14)	415	507	—	922	11	7/31/2013	1984
Pizza Hut	Midland	TX	—	(14)	414	506	—	920	11	7/31/2013	1975
Pizza Hut	Louisville	KY	—	(14)	539	499	—	1,038	14	6/27/2013	1975
Pizza Hut	Batesburg	SC	—	(14)	261	484	—	745	11	7/31/2013	1987
Pizza Hut	Greensboro	GA	—	(14)	569	465	—	1,034	10	7/31/2013	1989
Pizza Hut	Crystal City	TX	—	(14)	148	453	—	601	13	6/27/2013	1981
Pizza Hut	Abilene	TX	—	(14)	549	449	—	998	10	7/31/2013	1980
Pizza Hut	Sweetwater	TX	—		77	435	—	512	10	7/31/2013	1975
Pizza Hut	Detroit	MI	—		105	421	—	526	9	7/31/2013	1986
Pizza Hut	Pageland	SC	—	(14)	344	420	—	764	9	7/31/2013	1999
Pizza Hut	West Columbia	SC	—	(14)	507	415	—	922	9	7/31/2013	1980
Pizza Hut	Edgefield	SC	—	(14)	221	410	—	631	9	7/31/2013	1986
Pizza Hut	Coleman	TX	—		69	391	—	460	9	7/31/2013	1975
Pizza Hut	Stevens Point	WI	—		130	390	—	520	9	7/31/2013	1989
Pizza Hut	Laurens	SC	—	(14)	454	371	—	825	8	7/31/2013	1989
Pizza Hut	Elmira	NY	—		199	370	—	569	8	7/31/2013	1975
Pizza Hut	Wellsville	NY	—		123	368	—	491	8	7/31/2013	1978
Pizza Hut	Ann Arbor	MI	—		119	367	—	486	10	6/27/2013	1991
Pizza Hut	Bishopville	SC	—	(14)	365	365	—	730	8	7/31/2013	1987
Pizza Hut	Cedar City	UT	—		52	361	—	413	10	6/27/2013	1978
Pizza Hut	Eatonton	GA	—	(14)	353	353	—	706	8	7/31/2013	1988
Pizza Hut	Saluda	SC	—	(14)	346	346	—	692	8	7/31/2013	1995
Pizza Hut	Hampton	VA	—	(14)	641	345	—	986	8	7/31/2013	1977
Pizza Hut	Merrill	WI	—		83	331	—	414	7	7/31/2013	1980
Pizza Hut	Red Bank	TN	—	(14)	215	323	—	538	7	7/31/2013	1975
Pizza Hut	Colonial Heights	VA	—	(14)	311	311	—	622	7	7/31/2013	1991
Pizza Hut	Richmond	VA	—	(14)	311	311	—	622	7	7/31/2013	1991
Pizza Hut	Seminole	TX	—		53	301	—	354	7	7/31/2013	1977
Pizza Hut	Tucker	GA	—		192	288	—	480	6	7/31/2013	1974
Pizza Hut	Front Royal	VA	—	(14)	191	287	—	478	6	7/31/2013	1973
Pizza Hut	Mobile	AL	—		127	276	—	403	8	6/27/2013	1974
Pizza Hut	Dawson	GA	—		131	274	—	405	8	6/27/2013	1987
Pizza Hut	Lafayette	LA	—		68	271	—	339	8	6/27/2013	1990
Pizza Hut	Oklahoma City	OK	—	(14)	268	268	—	536	6	7/31/2013	1984
Pizza Hut	Page	AZ	—		66	263	—	329	6	7/31/2013	1977
Pizza Hut	Bowling Green	OH	—		141	262	—	403	6	7/31/2013	1979
Pizza Hut	Antigo	WI	—		45	252	—	297	6	7/31/2013	1997
Pizza Hut	Santee	SC	—	(14)	371	248	—	619	5	7/31/2013	1972
Pizza Hut	Saint George	SC	—	(14)	367	245	—	612	5	7/31/2013	1980
Pizza Hut	Ashburn	GA	—		102	233	—	335	6	6/27/2013	1988

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Pizza Hut	Box Elder	SD	—	(14)	68	217	—	285	6	6/27/2013	1985
Pizza Hut	Shamokin	PA	—		54	217	—	271	5	7/31/2013	1976
Pizza Hut	Kanab	UT	—		52	210	—	262	5	7/31/2013	1989
Pizza Hut	Hayward	WI	—		51	205	—	256	5	7/31/2013	1993
Pizza Hut	Plover	WI	—		85	199	—	284	4	7/31/2013	1994
Pizza Hut	Defiance	OH	—		114	197	—	311	5	6/27/2013	1977
Pizza Hut	Schofield	WI	—		106	196	—	302	4	7/31/2013	1987
Pizza Hut	Monticello	FL	—		115	195	—	310	5	6/27/2013	1987
Pizza Hut	Abbotsford	WI	—		159	195	—	354	4	7/31/2013	1980
Pizza Hut	Marietta	OH	—		104	193	—	297	4	7/31/2013	1986
Pizza Hut	Hurricane	WV	—		126	188	—	314	4	7/31/2013	1978
Pizza Hut	East Syracuse	NY	—		137	185	—	322	5	6/27/2013	1978
Pizza Hut	Cleveland	OH	—		87	175	—	262	5	6/27/2013	1985
Pizza Hut	Toledo	OH	—		58	173	—	231	5	6/27/2013	1978
Pizza Hut	Sandusky	OH	—		140	171	—	311	4	7/31/2013	1982
Pizza Hut	Abilene	TX	—	(14)	397	170	—	567	4	7/31/2013	1976
Pizza Hut	Ronceverte	WV	—		66	162	—	228	4	6/27/2013	1978
Pizza Hut	Eagle River	WI	—		28	159	—	187	3	7/31/2013	1991
Pizza Hut	Middleburg Heights	OH	—		128	156	—	284	3	7/31/2013	1985
Pizza Hut	North Olmsted	OH	—		122	153	—	275	4	6/27/2013	1977
Pizza Hut	Cross Lanes	WV	—		122	149	—	271	3	7/31/2013	1977
Pizza Hut	Beckley	WV	—		160	131	—	291	3	7/31/2013	1977
Pizza Hut	Stamford	TX	—		38	115	—	153	3	7/31/2013	1970
Pizza Hut	Norwalk	OH	—	(14)	77	115	—	192	3	7/31/2013	1977
Pizza Hut	Ballinger	TX	—		34	109	—	143	3	6/27/2013	1978
Pizza Hut	Strongsville	OH	—		74	108	—	182	3	6/27/2013	1977
Pizza Hut	Neillsville	WI	—		35	106	—	141	2	7/31/2013	1995
Pizza Hut	Milton	WV	—		24	96	—	120	2	7/31/2013	1978
Pizza Hut	Waupaca	WI	—		61	91	—	152	2	7/31/2013	1991
Pizza Hut	Tomahawk	WI	—		35	81	—	116	2	7/31/2013	1986
Pizza Hut	Nedrow	NY	—		55	80	—	135	2	6/27/2013	1979
Pizza Hut	Clintonville	WI	—		208	69	—	277	2	7/31/2013	1978
Pizza Hut	Rochester	NY	—		62	62	—	124	1	7/31/2013	1989
Pizza Hut	Lambertville	MI	—		110	6	—	116	—	7/31/2013	1995
Pizza Hut	Huntington	WV	—		190	4	—	194	—	7/31/2013	1979
Pizza Hut	Adrian	MI	—		265	—	—	265	—	6/27/2013	N/A
Pizza Hut	Monroe	MI	—		220	—	—	220	—	6/27/2013	1977
Pizza Hut	Bedford	OH	—		183	—	—	183	—	6/27/2013	N/A
Ponderosa	Indiana	PA	—		676	1,255	—	1,931	31	7/31/2013	2000
Ponderosa	Massena	NY	—		190	570	—	760	14	7/31/2013	1988
Ponderosa	Scottsburg	IN	—	(14)	430	141	—	571	4	6/27/2013	1985
Popeyes	Marksville	LA	—	(14)	487	1,129	—	1,616	31	6/27/2013	1987
Popeyes	Tampa	FL	—	(14)	673	1,065	—	1,738	30	6/27/2013	2000

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Popeyes	Winter Haven	FL	—	(14)	484	1,001	—	1,485	28	6/27/2013	1976
Popeyes	Greenville	MS	—	(14)	513	977	—	1,490	27	6/27/2013	1984
Popeyes	Brandon	FL	—	(14)	776	961	—	1,737	27	6/27/2013	1978
Popeyes	Jacksonville	FL	—	(14)	781	955	—	1,736	21	7/31/2013	1955
Popeyes	Orlando	FL	—	(14)	782	955	—	1,737	21	7/31/2013	2004
Popeyes	Lafayette	LA	—	(14)	473	901	—	1,374	25	6/27/2013	1996
Popeyes	Lafayette	LA	—	(14)	434	899	—	1,333	25	6/27/2013	1993
Popeyes	Eunice	LA	—	(14)	382	891	—	1,273	20	7/31/2013	1986
Popeyes	Orange	TX	—	(14)	456	847	—	1,303	19	7/31/2013	2004
Popeyes	Lakeland	FL	—	(14)	830	830	—	1,660	18	7/31/2013	1999
Popeyes	Bayou Vista	LA	—	(14)	375	709	—	1,084	20	6/27/2013	1985
Popeyes	Nederland	TX	—	(14)	445	668	—	1,113	15	7/31/2013	1988
Popeyes	Omaha	NE	—	(14)	264	615	—	879	14	7/31/2013	1985
Popeyes	Port Arthur	TX	—	(14)	408	589	—	997	16	6/27/2013	1984
Popeyes	Franklin	LA	—	(14)	283	538	—	821	15	6/27/2013	1985
Popeyes	Austin	TX	—		1,216	533	—	1,749	15	6/27/2013	1996
Popeyes	Omaha	NE	—	(14)	343	515	—	858	11	7/31/2013	1996
Popeyes	Saint Louis	MO	—	(14)	248	460	—	708	13	6/27/2013	1959
Popeyes	Saint Louis	MO	—	(14)	288	431	—	719	9	7/31/2013	1978
Popeyes	Baton Rouge	LA	—	(14)	323	394	—	717	9	7/31/2013	1999
Popeyes	Ferguson	MO	—	(14)	128	383	—	511	8	7/31/2013	1984
Popeyes	Miami	FL	—		220	330	—	550	7	7/31/2013	1962
Popeyes	Houston	TX	—		295	241	—	536	5	7/31/2013	1976
Popeyes	Portsmouth	VA	—	(14)	369	230	—	599	6	6/27/2013	2002
Popeyes	Houston	TX	—		278	227	—	505	5	7/31/2013	1978
Popeyes	Newport News	VA	—	(14)	381	217	—	598	6	6/27/2013	2002
Popeyes	Houston	TX	—		111	166	—	277	4	7/31/2013	1976
Quincy’s Family Steakhouse	Monroe	NC	—		560	458	—	1,018	11	7/31/2013	1978
Rally’s	Indianapolis	IN	—	(14)	1,168	—	—	1,168	—	7/31/2013	N/A
Rally’s	Indianapolis	IN	—	(14)	1,168	—	—	1,168	—	7/31/2013	N/A
Rancho Grande Grill	Andalusia	AL	—		94	251	—	345	7	6/27/2013	2004
Rite Aid	Burton	MI	—		128	2,541	—	2,669	63	7/26/2013	1999
Rite Aid	Wilson	NC	—		573	1,337	—	1,910	33	7/30/2013	2002
Rite Aid	Adams	MA	—		300	1,200	—	1,500	30	7/30/2013	2000
Rolls-Royce Corporation	Indianapolis	IN	—	(14)	5,770	64,063	—	69,833	2,100	5/9/2013	2000
Rubbermaid	Brimfield	OH	—	(14)	1,552	29,485	—	31,037	1,650	1/31/2013	2012
Rubbermaid	Bowling Green	OH	—		714	13,560	—	14,274	345	7/29/2013	2013
Saltwater Willy’s	Grapevine	TX	—	(14)	572	868	—	1,440	25	6/27/2013	1999
Schlotzsky’s Deli	Colorado Springs	CO	—	(14)	530	530	—	1,060	15	6/27/2013	1997
Schlotzsky’s Deli	Louisville	KY	—	(14)	321	342	—	663	9	6/27/2013	1998
Senor Panchos	Orrville	OH	—	(14)	99	176	—	275	5	6/27/2013	1990
Shoney’s	Grenada	MS	—		270	809	—	1,079	18	7/31/2013	1991
Shoney’s	Columbia	SC	—	(14)	446	545	—	991	12	7/31/2013	1985

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Shoney’s	West Columbia	SC	—	(14)	392	262	—	654	6	7/31/2013	1977
Snowflake Donut Shop	Gun Barrel City	TX	—		241	383	—	624	11	6/27/2013	2008
Sonic Drive-In	Crystal River	FL	—	(14)	107	322	—	429	7	7/31/2013	2008
Sonic Drive-In	Mulberry	FL	—	(14)	165	298	—	463	8	6/27/2013	2004
Sonic Drive-In	Wadesboro	NC	—	(14)	137	266	—	403	7	6/27/2013	2007
Sonic Drive-In	Spring Hill	FL	—	(14)	79	252	—	331	7	6/27/2013	2003
Sonny’s BBQ	Venice	FL	—	(14)	338	507	—	845	13	7/31/2013	1978
Sports Wings	Sumter	SC	—	(14)	73	109	—	182	2	7/31/2013	1988
Stripes Gas & Convenience	Rio Hondo	TX	—	(14)	293	2,640	—	2,933	136	2/15/2013	2008
Stripes Gas & Convenience	Pharr	TX	—	(14)	281	2,531	—	2,812	130	2/15/2013	1995
Stripes Gas & Convenience	Andrews	TX	—	(14)	406	2,302	—	2,708	119	2/15/2013	2008
Stripes Gas & Convenience	La Feria	TX	—	(14)	219	1,970	—	2,189	101	2/15/2013	2008
Sun Trust Bank	Waldorf	MD	—	(14)	523	2,962	—	3,485	119	3/22/2013	1964
Sun Trust Bank	Mocksville	NC	—	(14)	978	2,933	—	3,911	118	3/22/2013	2000
Sun Trust Bank	Annapolis	MD	—		2,653	2,170	—	4,823	48	7/23/2013	1976
Sun Trust Bank	Richmond	VA	—	(14)	224	2,012	—	2,236	81	4/12/2013	1909
Sun Trust Bank	Tallahassee	FL	—	(14)	828	1,933	—	2,761	78	4/12/2013	1991
Sun Trust Bank	Dunedin	FL	—	(14)	479	1,917	—	2,396	77	3/22/2013	1995
Sun Trust Bank	Monroe	NC	—	(14)	204	1,837	—	2,041	74	4/12/2013	1920
Sun Trust Bank	Plant City	FL	—	(14)	751	1,753	—	2,504	70	3/22/2013	2000
Sun Trust Bank	Destin	FL	—	(14)	572	1,717	—	2,289	69	4/12/2013	1998
Sun Trust Bank	Jesup	GA	—	(14)	184	1,657	—	1,841	67	3/22/2013	1964
Sun Trust Bank	Atlanta	GA	—	(14)	1,018	1,527	—	2,545	61	4/12/2013	1965
Sun Trust Bank	Coral Springs	FL	—	(14)	654	1,525	—	2,179	61	4/12/2013	1996
Sun Trust Bank	Rocky Mount	VA	—	(14)	265	1,504	—	1,769	47	5/22/2013	1961
Sun Trust Bank	Dunwoody	GA	—	(14)	1,784	1,460	—	3,244	59	3/22/2013	1972
Sun Trust Bank	Melbourne	FL	—	(14)	464	1,392	—	1,856	56	4/12/2013	1987
Sun Trust Bank	Durham	NC	—	(14)	747	1,388	—	2,135	56	4/12/2013	1973
Sun Trust Bank	North Port	FL	—	(14)	460	1,381	—	1,841	55	3/22/2013	1982
Sun Trust Bank	Hudson	FL	—	(14)	448	1,345	—	1,793	54	3/22/2013	1979
Sun Trust Bank	Port Orange	FL	—	(14)	563	1,314	—	1,877	53	3/22/2013	1982
Sun Trust Bank	Nashville	TN	—	(14)	1,598	1,308	—	2,906	53	4/12/2013	1992
Sun Trust Bank	Chattanooga	TN	—	(14)	223	1,263	—	1,486	51	3/22/2013	1953
Sun Trust Bank	Palm Harbor	FL	—	(14)	535	1,249	—	1,784	50	4/12/2013	1994
Sun Trust Bank	Bowdon	GA	—	(14)	416	1,247	—	1,663	50	3/22/2013	1900
Sun Trust Bank	Orlando	FL	—	(14)	805	1,208	—	2,013	49	4/12/2013	1988
Sun Trust Bank	Madison	TN	—	(14)	286	1,143	—	1,429	46	3/22/2013	1953
Sun Trust Bank	Miami	FL	—	(14)	1,393	1,140	—	2,533	46	4/12/2013	1982
Sun Trust Bank	Lakeland	FL	—	(14)	598	1,110	—	1,708	45	4/12/2013	1988
Sun Trust Bank	South Daytona Beach	FL	—	(14)	592	1,099	—	1,691	44	4/12/2013	1985
Sun Trust Bank	Port Orange	FL	—	(14)	590	1,095	—	1,685	44	3/22/2013	1989
Sun Trust Bank	Anderson	SC	—	(14)	574	1,065	—	1,639	43	3/22/2013	1998
Sun Trust Bank	West Palm Beach	FL	—	(14)	1,026	1,026	—	2,052	41	3/22/2013	1981

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Sun Trust Bank	Frederick	MD	—	(14)	991	991	—	1,982	35	4/26/2013	1880
Sun Trust Bank	Roswell	GA	—	(14)	1,425	950	—	2,375	38	4/12/2013	1988
Sun Trust Bank	Ellicott City	MD	—	(14)	1,728	931	—	2,659	37	3/22/2013	1975
Sun Trust Bank	Belmont	NC	—	(14)	616	924	—	1,540	37	3/22/2013	1970
Sun Trust Bank	Lexington	NC	—	(14)	447	831	—	1,278	33	4/12/2013	2001
Sun Trust Bank	Kissimmee	FL	—	(14)	1,167	778	—	1,945	31	4/12/2013	1981
Sun Trust Bank	Greensboro	NC	—	(14)	403	748	—	1,151	30	4/12/2013	1962
Sun Trust Bank	Travelers Rest	SC	—	(14)	746	746	—	1,492	30	4/12/2013	1995
Sun Trust Bank	St. Simons Island	GA	—	(14)	1,363	734	—	2,097	29	3/22/2013	1975
Sun Trust Bank	Pensacola	FL	—	(14)	886	725	—	1,611	29	4/12/2013	1979
Sun Trust Bank	Concord	NC	—	(14)	707	707	—	1,414	28	4/12/2013	1988
Sun Trust Bank	Lake Wales	FL	—	(14)	671	671	—	1,342	27	3/22/2013	1988
Sun Trust Bank	Raleigh	NC	—	(14)	658	658	—	1,316	26	3/22/2013	1997
Sun Trust Bank	Zebulon	NC	—	(14)	515	630	—	1,145	25	3/22/2013	1972
Sun Trust Bank	Nashville	TN	—	(14)	613	613	—	1,226	25	4/12/2013	1970
Sun Trust Bank	Belton	SC	—	(14)	473	578	—	1,051	23	4/12/2013	1967
Sun Trust Bank	Burlington	NC	—	(14)	446	545	—	991	22	4/12/2013	1995
Sun Trust Bank	Oakboro	NC	—		360	540	—	900	12	7/23/2013	1970
Sun Trust Bank	Carrboro	NC	—	(14)	512	512	—	1,024	21	4/12/2013	1980
Sun Trust Bank	Cheriton	VA	—	(14)	90	510	—	600	21	3/22/2013	1975
Sun Trust Bank	Atlanta	GA	—	(14)	1,435	478	—	1,913	19	4/12/2013	1970
Sun Trust Bank	Lynchburg	VA	—	(14)	251	466	—	717	19	3/22/2013	1973
Sun Trust Bank	Dunnellon	FL	—	(14)	82	463	—	545	19	3/22/2013	1980
Sun Trust Bank	Norfolk	VA	—	(14)	656	437	—	1,093	18	4/12/2013	1990
Sun Trust Bank	Richmond	VA	—	(14)	277	416	—	693	17	3/22/2013	1959
Sun Trust Bank	Matthews	NC	—	(14)	382	382	—	764	15	3/22/2013	1971
Sun Trust Bank	Yadkinville	NC	—	(14)	200	371	—	571	15	4/12/2013	1975
Sun Trust Bank	Petersburg	VA	—	(14)	102	306	—	408	12	4/12/2013	1975
Sun Trust Bank	Nashville	TN	—		567	305	—	872	7	7/23/2013	1954
Sun Trust Bank	La Vergne	TN	—	(14)	171	209	—	380	8	3/22/2013	1985
T.G.I. Friday’s	Warwick	RI	—		1,228	2,775	—	4,003	80	6/27/2013	1983
T.G.I. Friday’s	Kentwood	MI	—	(14)	281	2,533	—	2,814	63	7/31/2013	1983
T.G.I. Friday’s	Bismarck	ND	—	(14)	1,038	1,928	—	2,966	48	7/31/2013	2000
T.G.I. Friday’s	Blasdell	NY	—	(14)	1,215	1,913	—	3,128	55	6/27/2013	2000
T.G.I. Friday’s	Ann Arbor	MI	—	(14)	547	1,640	—	2,187	41	7/31/2013	1998
T.G.I. Friday’s	Royal Palm Beach	FL	—	(14)	1,530	1,530	—	3,060	38	7/31/2013	2001
T.G.I. Friday’s	Rochester	MN	—	(14)	1,347	1,102	—	2,449	27	7/31/2013	1993
T.G.I. Friday’s	Novi	MI	—	(14)	1,042	1,042	—	2,084	26	7/31/2013	1994
Taco Bell	Vacaville	CA	—	(14)	522	1,513	—	2,035	42	6/27/2013	1985
Taco Bell	Suisun City	CA	—	(14)	355	1,419	—	1,774	31	7/31/2013	1986
Taco Bell	Vacaville	CA	—	(14)	1,184	1,375	—	2,559	38	6/27/2013	1994
Taco Bell	Fairfield	CA	—	(14)	500	1,327	—	1,827	37	6/27/2013	1985
Taco Bell	Rancho Cucamonga	CA	—	(14)	415	1,210	—	1,625	34	6/27/2013	1992

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Taco Bell	Corona	CA	—	(14)	306	1,138	—	1,444	32	6/27/2013	1990
Taco Bell	North Corbin	KY	—	(14)	139	1,082	—	1,221	30	6/27/2013	1986
Taco Bell	Cullman	AL	—	(14)	375	1,053	—	1,428	29	6/27/2013	1988
Taco Bell	Fontana	CA	—	(14)	524	1,016	—	1,540	28	6/27/2013	1992
Taco Bell	Moreno Valley	CA	—	(14)	367	998	—	1,365	28	6/27/2013	1988
Taco Bell	Marion	IN	—	(14)	496	921	—	1,417	20	7/31/2013	1994
Taco Bell	Winfield	AL	—	(14)	278	834	—	1,112	18	7/31/2013	2008
Taco Bell	Westerville	OH	—	(14)	354	827	—	1,181	18	7/31/2013	1992
Taco Bell	Jasper	AL	—	(14)	445	814	—	1,259	23	6/27/2013	1987
Taco Bell	Dora	AL	—	(14)	348	813	—	1,161	18	7/31/2013	1995
Taco Bell	Hilliard	OH	—	(14)	424	787	—	1,211	17	7/31/2013	1991
Taco Bell	Hartselle	AL	—	(14)	378	781	—	1,159	22	6/27/2013	1996
Taco Bell	Albertville	AL	—	(14)	419	778	—	1,197	17	7/31/2013	2000
Taco Bell	Dayton	OH	—	(14)	129	732	—	861	16	7/31/2013	1995
Taco Bell	Pickerington	OH	—	(14)	470	705	—	1,175	15	7/31/2013	1991
Taco Bell	Detroit	MI	—		124	704	—	828	15	7/31/2013	1989
Taco Bell	Warrior	AL	—	(14)	364	675	—	1,039	15	7/31/2013	1996
Taco Bell	Marysville	OH	—	(14)	412	618	—	1,030	14	7/31/2013	1992
Taco Bell	Anniston	AL	—		80	609	—	689	17	6/27/2013	2000
Taco Bell	Kennesaw	GA	—	(14)	162	601	—	763	17	6/27/2013	1984
Taco Bell	Moraine	OH	—		280	505	—	785	14	6/27/2013	1985
Taco Bell / KFC	Milwaukee	WI	—	(14)	533	1,055	—	1,588	29	6/27/2013	1978
Taco Bell / Pizza Hut	Rubidoux	CA	—	(14)	415	1,223	—	1,638	34	6/27/2013	1992
Taco Bell / Pizza Hut	Montclair	CA	—	(14)	322	900	—	1,222	25	6/27/2013	1996
Taco Bueno	Arlington	TX	—	(14)	597	895	—	1,492	20	7/31/2013	2000
Taco Bueno	Waco	TX	—	(14)	595	893	—	1,488	20	7/31/2013	2000
Taco Bueno	Waco	TX	—	(14)	595	892	—	1,487	20	7/31/2013	2000
Taco Bueno	Hutchinson	KS	—	(14)	561	841	—	1,402	18	7/31/2013	2000
Taco Bueno	Springfield	MO	—	(14)	753	753	—	1,506	17	7/31/2013	2006
Taco Bueno	Belton	MO	—	(14)	476	701	—	1,177	19	6/27/2013	2006
Taco Bueno	Frisco	TX	—	(14)	601	577	—	1,178	16	6/27/2013	2000
Taco Bueno	North Richland Hills	TX	—	(14)	423	567	—	990	16	6/27/2013	2000
Taco Bueno	Lubbock	TX	—	(14)	228	561	—	789	16	6/27/2013	2000
Talbots	Lakeville	MA	—	(14)	6,302	25,199	—	31,501	897	5/17/2013	1987
Texas Roadhouse	Kenosha	WI	—	(14)	1,061	1,835	—	2,896	53	6/27/2013	2001
Tire Warehouse	Bangor	ME	—	(14)	289	1,400	—	1,689	39	6/27/2013	1977
Tire Warehouse	Fitchburg	MA	—	(14)	203	704	—	907	20	6/27/2013	1982
TitleMax	Gainesville	GA	—	(14)	221	270	—	491	7	7/31/2013	2007
Tommy Addison’s	Edgewood	FL	—	(14)	366	447	—	813	11	7/31/2013	2003
Tractor Supply	Los Banos	CA	—	(14)	1,213	3,638	—	4,851	145	2/28/2013	2009
Tractor Supply	Mims	FL	—		310	2,787	—	3,097	33	10/10/2013	2012
Tractor Supply	Plaistow	NH	—		638	2,552	—	3,190	30	10/10/2013	2012
Tracy’s Seafood	Port Arthur	TX	—		43	72	—	115	2	6/27/2013	1998

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Tumbleweed	Zanesville	OH	—	(14)	639	1,491	—	2,130	37	7/31/2013	1998
Tumbleweed	Owensboro	KY	—	(14)	355	1,420	—	1,775	35	7/31/2013	1997
Tumbleweed	Louisville	KY	—	(14)	468	1,404	—	1,872	35	7/31/2013	2001
Tumbleweed	Terre Haute	IN	—	(14)	434	1,303	—	1,737	32	7/31/2013	1997
Tumbleweed	Springfield	OH	—	(14)	549	1,280	—	1,829	32	7/31/2013	1998
Tumbleweed	Bellefontaine	OH	—	(14)	234	938	—	1,172	23	7/31/2013	1999
Tumbleweed	Mayesville	KY	—	(14)	353	823	—	1,176	20	7/31/2013	2000
Tumbleweed	Wooster	OH	—	(14)	342	799	—	1,141	20	7/31/2013	1997
Vacant	Albemarle	NC	—		483	457	—	940	13	6/27/2013	1992
Velox Insurance	Woodstock	GA	—		155	127	—	282	3	7/31/2013	1988
Verizon Wireless	Statesville	NC	—		207	459	—	666	13	6/27/2013	1993
Waffle House	Roanoke	VA	—		176	327	—	503	7	7/31/2013	1987
Waffle House	Cocoa	FL	—		150	279	—	429	6	7/31/2013	1986
Walgreens	Denver	CO	—		—	4,050	—	4,050	122	7/2/2013	2008
Walgreens	Castle Rock	CO	—		1,581	3,689	—	5,270	111	7/11/2013	2002
Wendy’s	Columbus	GA	—	(14)	478	2,209	—	2,687	61	6/27/2013	2003
Wendy’s	Owego	NY	—	(14)	101	1,915	—	2,016	42	7/31/2013	1989
Wendy’s	Pasadena	MD	—	(14)	1,049	1,902	—	2,951	53	6/27/2013	1997
Wendy’s	El Paso	TX	—	(14)	630	1,889	—	2,519	42	7/31/2013	1996
Wendy’s	Hamilton	OH	—	(14)	655	1,848	—	2,503	51	6/27/2013	2001
Wendy’s	Columbus	GA	—	(14)	701	1,787	—	2,488	50	6/27/2013	1999
Wendy’s	Kingwood	TX	—	(14)	304	1,724	—	2,028	38	7/31/2013	2001
Wendy’s	Corning	NY	—	(14)	191	1,717	—	1,908	38	7/31/2013	1996
Wendy’s	Richmond	IN	—	(14)	735	1,716	—	2,451	38	7/31/2013	1989
Wendy’s	Albany	GA	—	(14)	414	1,656	—	2,070	36	7/31/2013	2000
Wendy’s	Orange	CT	—	(14)	1,343	1,641	—	2,984	36	7/31/2013	2003
Wendy’s	Woodbridge	VA	—	(14)	1,193	1,598	—	2,791	44	6/27/2013	1996
Wendy’s	Arlington	TX	—	(14)	1,322	1,546	—	2,868	43	6/27/2013	1994
Wendy’s	Middletown	OH	—	(14)	494	1,481	—	1,975	33	7/31/2013	1977
Wendy’s	Fairborn	OH	—	(14)	629	1,468	—	2,097	32	7/31/2013	1999
Wendy’s	Lake Wales	FL	—	(14)	975	1,462	—	2,437	32	7/31/2013	1999
Wendy’s	Wintersville	OH	—	(14)	621	1,450	—	2,071	32	7/31/2013	1977
Wendy’s	Kenosha	WI	—	(14)	965	1,447	—	2,412	32	7/31/2013	1986
Wendy’s	Mcminnville	TN	—	(14)	255	1,443	—	1,698	32	7/31/2013	1984
Wendy’s	Centerville	OH	—	(14)	615	1,434	—	2,049	32	7/31/2013	1997
Wendy’s	Emporia	VA	—	(14)	631	1,424	—	2,055	39	6/27/2013	1994
Wendy’s	Louisville	KY	—	(14)	857	1,421	—	2,278	39	6/27/2013	2000
Wendy’s	Kankakee	IL	—	(14)	250	1,419	—	1,669	31	7/31/2013	2005
Wendy’s	Hillsboro	OH	—	(14)	291	1,408	—	1,699	39	6/27/2013	1985
Wendy’s	Cincinnati	OH	—	(14)	939	1,408	—	2,347	31	7/31/2013	1980
Wendy’s	Fairborn	OH	—	(14)	604	1,408	—	2,012	31	7/31/2013	1992
Wendy’s	Pounding Mill	VA	—	(14)	296	1,404	—	1,700	39	6/27/2013	2004
Wendy’s	Dublin	VA	—	(14)	384	1,402	—	1,786	39	6/27/2013	1993

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Wendy’s	Manchester	TN	—	(14)	245	1,390	—	1,635	31	7/31/2013	1984
Wendy’s	Louisville	KY	—	(14)	834	1,379	—	2,213	38	6/27/2013	2001
Wendy’s	Horseheads	NY	—	(14)	72	1,369	—	1,441	30	7/31/2013	1982
Wendy’s	Hamilton	OH	—	(14)	908	1,362	—	2,270	30	7/31/2013	2002
Wendy’s	Madison	WI	—	(14)	454	1,362	—	1,816	30	7/31/2013	1998
Wendy’s	Hogansville	GA	—	(14)	240	1,359	—	1,599	30	7/31/2013	1985
Wendy’s	Brentwood	TN	—	(14)	339	1,356	—	1,695	30	7/31/2013	1982
Wendy’s	Milwaukee	WI	—	(14)	338	1,351	—	1,689	30	7/31/2013	1985
Wendy’s	Oak Creek	WI	—	(14)	577	1,347	—	1,924	30	7/31/2013	1999
Wendy’s	Dayton	OH	—	(14)	723	1,343	—	2,066	30	7/31/2013	1977
Wendy’s	Springboro	OH	—	(14)	891	1,336	—	2,227	29	7/31/2013	1979
Wendy’s	Auburn	AL	—	(14)	718	1,334	—	2,052	29	7/31/2013	2000
Wendy’s	Saint Marys	WV	—	(14)	70	1,322	—	1,392	29	7/31/2013	2001
Wendy’s	Fairburn	GA	—	(14)	1,076	1,316	—	2,392	29	7/31/2013	2002
Wendy’s	Nashville	TN	—	(14)	328	1,313	—	1,641	29	7/31/2013	1983
Wendy’s	Sharpsburg	GA	—	(14)	649	1,299	—	1,948	36	6/27/2013	2002
Wendy’s	Connersville	IN	—	(14)	324	1,298	—	1,622	29	7/31/2013	1989
Wendy’s	Hamilton	OH	—	(14)	697	1,295	—	1,992	28	7/31/2013	1974
Wendy’s	Kenosha	WI	—	(14)	322	1,290	—	1,612	28	7/31/2013	1984
Wendy’s	Germantown	WI	—	(14)	419	1,257	—	1,676	28	7/31/2013	1989
Wendy’s	Endicott	NY	—	(14)	313	1,253	—	1,566	28	7/31/2013	1987
Wendy’s	Parkersburg	WV	—	(14)	311	1,243	—	1,554	27	7/31/2013	1977
Wendy’s	Fitchburg	WI	—	(14)	662	1,230	—	1,892	27	7/31/2013	2003
Wendy’s	Louisville	KY	—	(14)	532	1,221	—	1,753	34	6/27/2013	1998
Wendy’s	Corpus Christi	TX	—	(14)	646	1,199	—	1,845	26	7/31/2013	1987
Wendy’s	Fort Smith	AR	—		195	1,186	—	1,381	33	6/27/2013	1995
Wendy’s	Columbus	GA	—	(14)	743	1,185	—	1,928	33	6/27/2013	1988
Wendy’s	Phenix City	AL	—	(14)	529	1,178	—	1,707	33	6/27/2013	2005
Wendy’s	Millville	NJ	—		373	1,169	—	1,542	32	6/27/2013	1994
Wendy’s	El Dorado	AR	—		413	1,151	—	1,564	32	6/27/2013	1975
Wendy’s	Greenfield	WI	—	(14)	487	1,137	—	1,624	25	7/31/2013	2001
Wendy’s	Middletown	OH	—	(14)	755	1,133	—	1,888	25	7/31/2013	1976
Wendy’s	Fairmont	WV	—	(14)	224	1,119	—	1,343	31	6/27/2013	1983
Wendy’s	Sayre	PA	—	(14)	372	1,115	—	1,487	25	7/31/2013	1994
Wendy’s	Nashville	TN	—	(14)	592	1,100	—	1,692	24	7/31/2013	1983
Wendy’s	Murfreesboro	TN	—	(14)	586	1,088	—	1,674	24	7/31/2013	1983
Wendy’s	Miamisburg	OH	—	(14)	888	1,086	—	1,974	24	7/31/2013	1995
Wendy’s	Auburn	NY	—	(14)	465	1,085	—	1,550	24	7/31/2013	1977
Wendy’s	West Allis	WI	—	(14)	583	1,083	—	1,666	24	7/31/2013	1984
Wendy’s	Bourbonnais	IL	—	(14)	346	1,039	—	1,385	23	7/31/2013	1993
Wendy’s	Stuttgart	AR	—	(14)	67	1,038	—	1,105	29	6/27/2013	2001
Wendy’s	Baltimore	MD	—	(14)	904	1,036	—	1,940	29	6/27/2013	1986
Wendy’s	Lancaster	OH	—	(14)	552	1,025	—	1,577	23	7/31/2013	1984

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Wendy’s	Pine Bluff	AR	—	(14)	221	1,022	—	1,243	28	6/27/2013	1989
Wendy’s	Benton	AR	—		478	1,018	—	1,496	28	6/27/2013	1993
Wendy’s	Fort Smith	AR	—		63	1,016	—	1,079	28	6/27/2013	1995
Wendy’s	Milwaukee	WI	—	(14)	436	1,016	—	1,452	22	7/31/2013	1983
Wendy’s	Sheboygan	WI	—	(14)	676	1,014	—	1,690	22	7/31/2013	1995
Wendy’s	Saint Bernard	OH	—	(14)	432	1,009	—	1,441	22	7/31/2013	1985
Wendy’s	Lebanon	VA	—	(14)	431	1,006	—	1,437	22	7/31/2013	1983
Wendy’s	Mokena	IL	—	(14)	665	997	—	1,662	22	7/31/2013	1992
Wendy’s	Richmond	IN	—	(14)	661	992	—	1,653	22	7/31/2013	1989
Wendy’s	Birmingham	AL	—	(14)	562	990	—	1,552	27	6/27/2013	2005
Wendy’s	Ponca City	OK	—	(14)	529	983	—	1,512	22	7/31/2013	1979
Wendy’s	South Hill	VA	—		313	976	—	1,289	27	6/27/2013	1984
Wendy’s	Hillsville	VA	—	(14)	324	973	—	1,297	21	7/31/2013	2001
Wendy’s	Fairfield	OH	—	(14)	794	971	—	1,765	21	7/31/2013	1981
Wendy’s	Janesville	WI	—	(14)	647	971	—	1,618	21	7/31/2013	1991
Wendy’s	Parkersburg	WV	—	(14)	241	964	—	1,205	21	7/31/2013	1996
Wendy’s	Joliet	IL	—	(14)	642	963	—	1,605	21	7/31/2013	1977
Wendy’s	Cortland	NY	—	(14)	635	952	—	1,587	21	7/31/2013	1984
Wendy’s	Norwich	CT	—		703	937	—	1,640	26	6/27/2013	1980
Wendy’s	Minden	LA	—	(14)	182	936	—	1,118	26	6/27/2013	2001
Wendy’s	Bowling Green	OH	—		502	932	—	1,434	20	7/31/2013	1994
Wendy’s	Beloit	WI	—	(14)	1,138	931	—	2,069	20	7/31/2013	2002
Wendy’s	West Chester	OH	—	(14)	616	924	—	1,540	20	7/31/2013	2005
Wendy’s	Morrow	GA	—	(14)	755	922	—	1,677	20	7/31/2013	1990
Wendy’s	Middletown	OH	—	(14)	752	920	—	1,672	20	7/31/2013	1994
Wendy’s	Rogers	AR	—		579	912	—	1,491	25	6/27/2013	1995
Wendy’s	Searcy	AR	—		247	905	—	1,152	25	6/27/2013	1978
Wendy’s	Groton	CT	—		1,099	900	—	1,999	20	7/31/2013	1978
Wendy’s	Anderson	SC	—		734	897	—	1,631	20	7/31/2013	1979
Wendy’s	Wytheville	VA	—	(14)	598	897	—	1,495	20	7/31/2013	2003
Wendy’s	Springdale	AR	—		323	896	—	1,219	25	6/27/2013	1994
Wendy’s	Pendleton	IN	—	(14)	448	895	—	1,343	25	6/27/2013	2005
Wendy’s	Enid	OK	—	(14)	158	893	—	1,051	20	7/31/2013	2003
Wendy’s	Buckhannon	WV	—	(14)	157	890	—	1,047	20	7/31/2013	1987
Wendy’s	Parkersburg	WV	—	(14)	295	885	—	1,180	19	7/31/2013	1979
Wendy’s	Binghamton	NY	—	(14)	293	879	—	1,172	19	7/31/2013	1978
Wendy’s	Little Rock	AR	—		278	878	—	1,156	24	6/27/2013	1976
Wendy’s	Batesville	AR	—		155	878	—	1,033	19	7/31/2013	1995
Wendy’s	Buckeye Lake	OH	—	(14)	864	877	—	1,741	24	6/27/2013	2000
Wendy’s	Ripley	WV	—	(14)	273	871	—	1,144	24	6/27/2013	1984
Wendy’s	West Carrollton	OH	—	(14)	708	865	—	1,573	19	7/31/2013	1979
Wendy’s	Whitehall	OH	—	(14)	716	863	—	1,579	24	6/27/2013	1983
Wendy’s	North Myrtle Beach	SC	—		464	861	—	1,325	19	7/31/2013	1983

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Wendy’s	Hayes	VA	—	(14)	304	859	—	1,163	24	6/27/2013	1992
Wendy’s	Lynn Haven	FL	—	(14)	446	852	—	1,298	24	6/27/2013	2005
Wendy’s	Panama City	FL	—	(14)	445	837	—	1,282	23	6/27/2013	1987
Wendy’s	Conway	AR	—		482	833	—	1,315	23	6/27/2013	1994
Wendy’s	Fayetteville	AR	—		408	830	—	1,238	23	6/27/2013	1994
Wendy’s	Payson	AZ	—		679	829	—	1,508	18	7/31/2013	1986
Wendy’s	Springdale	AR	—		410	821	—	1,231	23	6/27/2013	1995
Wendy’s	Bridgeport	WV	—	(14)	273	818	—	1,091	18	7/31/2013	1984
Wendy’s	Milwaukee	WI	—	(14)	810	810	—	1,620	18	7/31/2013	1979
Wendy’s	Burlington	WA	—		425	806	—	1,231	22	6/27/2013	1994
Wendy’s	Baltimore	MD	—	(14)	760	802	—	1,562	22	6/27/2013	1995
Wendy’s	The Dalles	OR	—		201	802	—	1,003	18	7/31/2013	1994
Wendy’s	Eatontown	NJ	—	(14)	651	796	—	1,447	17	7/31/2013	1987
Wendy’s	Baton Rouge	LA	—		316	782	—	1,098	22	6/27/2013	1998
Wendy’s	Douglasville	GA	—		605	776	—	1,381	21	6/27/2013	1993
Wendy’s	Lithia Springs	GA	—	(14)	668	774	—	1,442	21	6/27/2013	1998
Wendy’s	Little Rock	AR	—		773	773	—	1,546	17	7/31/2013	1994
Wendy’s	West Chester	OH	—	(14)	944	772	—	1,716	17	7/31/2013	1982
Wendy’s	Titusville	FL	—		414	770	—	1,184	17	7/31/2013	1996
Wendy’s	Titusville	FL	—	(14)	415	761	—	1,176	21	6/27/2013	1984
Wendy’s	Crossville	TN	—	(14)	190	760	—	950	17	7/31/2013	1978
Wendy’s	Anderson	IN	—	(14)	505	757	—	1,262	17	7/31/2013	1995
Wendy’s	Van Buren	AR	—		197	748	—	945	21	6/27/2013	1994
Wendy’s	New Berlin	WI	—	(14)	903	739	—	1,642	16	7/31/2013	1983
Wendy’s	Anderson	IN	—	(14)	872	736	—	1,608	20	6/27/2013	1978
Wendy’s	Madison Heights	MI	—	(14)	198	725	—	923	20	6/27/2013	1998
Wendy’s	Savannah	GA	—	(14)	720	720	—	1,440	16	7/31/2013	2001
Wendy’s	Anderson	IN	—	(14)	584	713	—	1,297	16	7/31/2013	1976
Wendy’s	Bentonville	AR	—		648	708	—	1,356	20	6/27/2013	1993
Wendy’s	Anderson	IN	—	(14)	859	708	—	1,567	20	6/27/2013	1978
Wendy’s	Cabot	AR	—		524	707	—	1,231	20	6/27/2013	1991
Wendy’s	Mechanicsville	VA	—	(14)	521	704	—	1,225	20	6/27/2013	1988
Wendy’s	Vienna	WV	—	(14)	301	702	—	1,003	15	7/31/2013	1976
Wendy’s	Melbourne	FL	—	(14)	550	681	—	1,231	19	6/27/2013	1993
Wendy’s	Tinton Falls	NJ	—		874	671	—	1,545	19	6/27/2013	1977
Wendy’s	Creedmoor	NC	—		533	663	—	1,196	18	6/27/2013	1986
Wendy’s	Little Rock	AR	—	(14)	532	650	—	1,182	14	7/31/2013	1978
Wendy’s	Russellville	AR	—		356	638	—	994	18	6/27/2013	1985
Wendy’s	Arkadelphia	AR	—		225	633	—	858	18	6/27/2013	1990
Wendy’s	Greenville	SC	—		516	631	—	1,147	14	7/31/2013	1975
Wendy’s	San Antonio	TX	—		268	630	—	898	17	6/27/2013	1985
Wendy’s	Christiansburg	VA	—	(14)	416	624	—	1,040	14	7/31/2013	1980
Wendy’s	Little Rock	AR	—		990	623	—	1,613	17	6/27/2013	1982

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Wendy’s	Woodbridge	VA	—	(14)	521	615	—	1,136	17	6/27/2013	1978
Wendy’s	Indialantic	FL	—	(14)	592	614	—	1,206	17	6/27/2013	1985
Wendy’s	North Haven	CT	—		729	610	—	1,339	17	6/27/2013	1980
Wendy’s	Conway	AR	—		478	594	—	1,072	16	6/27/2013	1985
Wendy’s	Anniston	AL	—	(14)	454	591	—	1,045	16	6/27/2013	1976
Wendy’s	Merritt Island	FL	—		720	589	—	1,309	13	7/31/2013	1990
Wendy’s	Bryant	AR	—		529	575	—	1,104	16	6/27/2013	1995
Wendy’s	Spartanburg	SC	—		699	572	—	1,271	13	7/31/2013	1977
Wendy’s	Port Orange	FL	—	(14)	695	569	—	1,264	13	7/31/2013	1996
Wendy’s	Cocoa	FL	—	(14)	249	567	—	816	16	6/27/2013	1979
Wendy’s	Ormond Beach	FL	—	(14)	626	561	—	1,187	16	6/27/2013	1994
Wendy’s	North Tazewell	VA	—		124	560	—	684	16	6/27/2013	1980
Wendy’s	Stockbridge	GA	—		480	558	—	1,038	15	6/27/2013	1897
Wendy’s	North Little Rock	AR	—		420	551	—	971	15	6/27/2013	1978
Wendy’s	Memphis	TN	—		227	530	—	757	12	7/31/2013	1980
Wendy’s	Panama City	FL	—	(14)	461	529	—	990	15	6/27/2013	1984
Wendy’s	Tallahassee	FL	—	(14)	952	514	—	1,466	14	6/27/2013	1986
Wendy’s	Austell	GA	—	(14)	383	506	—	889	14	6/27/2013	1994
Wendy’s	Indianapolis	IN	—		214	505	—	719	14	6/27/2013	1985
Wendy’s	Tallahassee	FL	—	(14)	855	505	—	1,360	14	6/27/2013	1986
Wendy’s	Ormond Beach	FL	—	(14)	503	503	—	1,006	11	7/31/2013	1984
Wendy’s	Little Rock	AR	—		501	501	—	1,002	11	7/31/2013	1983
Wendy’s	Bellevue	NE	—	(14)	338	484	—	822	13	6/27/2013	1981
Wendy’s	Eastman	GA	—	(14)	258	473	—	731	13	6/27/2013	1996
Wendy’s	Little Rock	AR	—		605	463	—	1,068	13	6/27/2013	1987
Wendy’s	Fayetteville	AR	—	(14)	463	463	—	926	10	7/31/2013	1989
Wendy’s	San Antonio	TX	—		410	451	—	861	13	6/27/2013	1987
Wendy’s	Columbia	SC	—		425	438	—	863	12	6/27/2013	1993
Wendy’s	Brunswick	GA	—	(14)	306	435	—	741	12	6/27/2013	1985
Wendy’s	Pine Bluff	AR	—		105	433	—	538	12	6/27/2013	1978
Wendy’s	South Daytona	FL	—	(14)	531	432	—	963	12	6/27/2013	1980
Wendy’s	Starke	FL	—		383	419	—	802	12	6/27/2013	1979
Wendy’s	Smyrna	GA	—		693	416	—	1,109	12	6/27/2013	1990
Wendy’s	Hot Springs	AR	—		593	395	—	988	9	7/31/2013	1974
Wendy’s	New Smyrna Beach	FL	—	(14)	476	394	—	870	11	6/27/2013	1982
Wendy’s	San Antonio	TX	—		320	320	—	640	9	6/27/2013	1985
Wendy’s	Suitland	MD	—	(14)	332	275	—	607	8	6/27/2013	1979
Wendy’s	Landover	MD	—	(14)	340	267	—	607	7	6/27/2013	1978
Wendy’s	Springs	TX	—		217	266	—	483	6	7/31/2013	1987
Wendy’s	Little Rock	AR	—		762	258	—	1,020	7	6/27/2013	1977
Wendy’s	Titusville	FL	—	(14)	528	239	—	767	7	6/27/2013	1978
Wendy’s	Homewood	AL	—		995	—	—	995	—	6/27/2013	N/A
Wendy’s	Columbia	SC	—		1,368	—	—	1,368	—	6/27/2013	N/A

					Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at December 31, 2013 (10) (11)
Property	City	State	Encumbrances at December 31, 2013		Land	Buildings, Fixtures and Improvements			Accumulated Depreciation (12)(13)	Date Acquired	Date of Construction
Wendy’s	Edmond	OK	—		791	—	—	791	—	7/31/2013	1979
West Fork Roadhouse	Youngstown	OH	—		139	232	—	371	7	6/27/2013	1976
Whataburger	El Campo	TX	—		693	1,013	—	1,706	28	6/27/2013	1986
Whataburger	Edna	TX	—	(14)	290	869	—	1,159	19	7/31/2013	1986
Whataburger	Lubbock	TX	—	(14)	432	647	—	1,079	14	7/31/2013	1992
Whataburger	Ingleside	TX	—		1,106	474	—	1,580	10	7/31/2013	1986
Williams Fried Chicken	Garland	TX	—		265	137	—	402	4	6/27/2013	1983
Winn Dixie	Jacksonville	FL	—	(14)	4,360	82,825	—	87,185	2,736	4/24/2013	2000
Zebb’s	Amherst	NY	—	(14)	150	1,347	—	1,497	33	7/31/2013	1994
Zebb’s	Orchard Park	NY	—	(14)	69	1,320	—	1,389	33	7/31/2013	2000
Zebb’s	Rochester	NY	—	(14)	126	1,137	—	1,263	28	7/31/2013	1990
Zebb’s	New Hartford	NY	—	(14)	122	1,095	—	1,217	27	7/31/2013	1970
Z’Tejas Grill	Austin	TX	—	(14)	837	1,797	—	2,634	52	6/27/2013	2007
Capitalized land value on DFLs			—		6,932	—	—	6,932	—
Encumbrances allocated based on notes below			2,152,878

Total			$3,228,461		$1,382,232	$5,311,406	$5,909	$6,699,547	$205,712

(1)	These properties collateralize a senior corporate credit facility of up to $2.42 billion, which had $1.06 billion outstanding as of December 31, 2013.
(2)	These properties collateralize a $150.0 million secured credit facility, which had $150.0 million outstanding as of December 31, 2013.
(3)	These properties collateralize a $54.3 million mortgage note payable of which $54.3 million was outstanding as of December 31, 2013.
(4)	These properties collateralize a $48.5 million mortgage note payable of which $48.5 million was outstanding as of December 31, 2013.
(5)	These properties collateralize a $36.6 million mortgage note payable of which $36.6 million was outstanding as of December 31, 2013.
(6)	These properties collateralize a $12.3 million mortgage note payable of which $12.3 million was outstanding as of December 31, 2013.
(7)	These properties collateralize a $15.0 million mortgage note payable of which $15.0 million was outstanding as of December 31, 2013.
(8)	These properties collateralize a $4.5 million mortgage note payable of which $4.5 million was outstanding as of December 31, 2013.
(9)	These properties collateralize a $11.9 million mortgage note payable of which $11.9 million was outstanding as of December 31, 2013.
(10)	Acquired intangible lease assets allocated to individual properties in the amount of $759.6 million are not reflected in the table above.
(11)	The tax basis of aggregate land, buildings and improvements as of December 31, 2013 was $5.1 million.
(12)	The accumulated depreciation column excludes $48.1 million of amortization associated with acquired intangible lease assets.
(13)	Depreciation is computed using the straight-line method over the estimated useful lives of up to forty years for buildings, five to fifteen years for building fixtures and improvements.
(14)	These properties collateralize a senior corporate facility of up to $800.0 million, which had $760.0 million outstanding as of December 31, 2013.

A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2013 (amounts in thousands):

Year ended December 31, 2013
Real estate investments, at cost:
Balance at beginning of year	$1,684,115
Additions - acquisitions and improvements	5,019,135
Deductions - impairments	(3,703)

Balance at end of the year	$6,699,547

Accumulated depreciation:
Balance at beginning of year	$45,050
Depreciation expense	160,662

Balance at end of the year	$205,712

AMERICAN REALTY CAPITAL PROPERTIES, INC.

LOANS HELD FOR INVESTMENT

SCHEDULE IV

December 31, 2013

(In thousands)

Description	Location	Interest Rate	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans Subject to Delinquent Principal or Interest
Long-Term Mortgage Loans
Bank Of America, N.A.	Mt. Airy, MD	6.42%	Dec 2026	Principal and interest are payable monthly at a varying amount over the life to maturity		$2,973	$3,329	$—
CVS Caremark Corporation	Evansville, IN	6.22%	Jan 2033	Principal and interest are payable monthly at a level amount over the life to maturity		2,932	3,268	—
CVS Caremark Corporation	Greensboro, GA	6.52%	Jan 2030	Principal and interest are payable monthly at a level amount over the life to maturity		1,133	1,289	—
CVS Caremark Corporation	Shelby Twp., MI	5.98%	Jan 2031	Principal and interest are payable monthly at a varying amount over the life to maturity		2,237	2,443	—
Koninklijke Ahold, N.V.	Bensalem, PA	7.24%	May 2020	Principal and interest are payable monthly at a varying amount over the life to maturity		2,083	2,384	—
Lowes Companies, Inc.	Framingham, MA	N/A	Sep 2031	Principal and interest are payable monthly at a varying amount over the life to maturity		5,692	1,399	—
Walgreen Co.	Dallas, TX	6.46%	Dec 2029	Principal and interest are payable monthly at a level amount over the life to maturity		2,851	3,231	—
Walgreen Co.	Nacogdoches, TX	6.8%	Sep 2030	Principal and interest are payable monthly at a level amount over the life to maturity		3,084	3,561	—
Walgreen Co.	Rosemead, CA	6.26%	Dec 2029	Principal and interest are payable monthly at a level amount over the life to maturity		4,369	4,888	—

						$27,354	$25,792	$—

Corporate Credit Notes
Federal Express Corporation	Bellingham, WA	5.78%	Mar 2015	Principal and interest are payable monthly at a level amount over the life to maturity		$81	$83	$—
Lowes Companies, Inc.	N. Windham, ME	5.28%	Sep 2015	Principal and interest are payable monthly at a level amount over the life to maturity		256	261	—
Walgreen Co.	Jefferson City, TN	5.49%	May 2015	Principal and interest are payable monthly at a level amount over the life to maturity		140	143	—

						$477	$487	$—

Total						$27,831	$26,279	$—

Carrying Amount of Mortgages
Balance - November 5, 2013	$26,457
Additions during the year:
New Loan Investments	—
Deductions during the year:
Principal received	(164)
Allowance for loan losses	—
Amortization of unearned discounts and premiums	(14)

Balance - December 31, 2013	$26,279

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for unit data)

(Unaudited)

	June 30, 2014 (As Restated) (1)	December 31, 2013 (As Restated) (1)
ASSETS
Real estate investments, at cost:
Land	$3,343,235	$1,380,308
Buildings, fixtures and improvements	12,420,626	5,297,400
Land and construction in progress	62,594	21,839
Acquired intangible lease assets	2,227,393	759,595

Total real estate investments, at cost	18,053,848	7,459,142
Less: accumulated depreciation and amortization	(660,617)	(267,278)

Total real estate investments, net	17,393,231	7,191,864
Investment in unconsolidated entities	102,047	—
Investment in direct financing leases, net	62,094	66,112
Investment securities, at fair value	219,204	62,067
Loans held for investment, net	97,587	26,279
Cash and cash equivalents	195,529	52,725
Restricted cash	69,544	35,921
Intangible assets, net	347,618	—
Deferred costs and other assets, net	418,199	280,661
Goodwill	2,293,020	92,789
Due from affiliates	73,686	—
Assets held for sale	38,737	665

Total assets	$21,310,496	$7,809,083

LIABILITIES AND EQUITY
Mortgage notes payable, net	$4,227,494	$1,301,114
Corporate bonds, net	2,546,089	—
Convertible debt due to General Partner, net	975,003	972,490
Credit facilities	1,896,000	1,969,800
Other debt, net	146,158	104,804
Below-market lease liabilities, net	281,954	77,169
Accounts payable and accrued expenses	176,900	730,571
Deferred rent, derivative and other liabilities	223,419	40,271
Distributions payable	10,779	10,903
Due to affiliates	1,226	103,434

Total liabilities	10,485,022	5,310,556

General partner’s Series D Preferred equity—21,735,008 General Partner Preferred Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	269,299	269,299

General partner’s common equity—907,932,949 and 239,248,853 General Partner OP Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	9,248,099	1,018,124
General partner’s preferred equity (excluding Series D Preferred equity)—42,730,013 and 42,199,547 General Partner Preferred Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,030,642	1,054,989
Limited partners’ common equity—35,515,913 and 17,832,274 Limited Partner OP Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	246,174	139,082
Limited partners’ preferred equity—190,999 and 721,645 Limited Partner Preferred Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	5,666	16,466

Total partners’ equity	10,530,581	2,228,661
Non-controlling interests	25,594	567

Total equity	10,556,175	2,229,228

Total liabilities and equity	$21,310,496	$7,809,083

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(As Restated)(1)	(As Restated)(1)	(As Restated)(1)	(As Restated)(1)
Revenues:
Rental income	$314,519	$52,664	$558,934	$93,651
Direct financing lease income	1,181	—	2,187	—
Operating expense reimbursements	29,256	2,281	50,732	4,191
Cole Capital revenue	37,222	—	91,479	—

Total revenues	382,178	54,945	703,332	97,842

Operating expenses:
Cole Capital reallowed fees and commissions	7,068	—	41,504	—
Acquisition related (2)	7,201	37,266	20,618	47,593
Merger and other non-routine transactions (3)	7,422	5,865	167,720	129,433
Property operating	39,286	3,086	69,041	5,635
Management fees to affiliate	—	—	13,888	12,493
General and administrative (4)	40,012	6,283	96,504	14,055
Depreciation and amortization	250,739	33,681	424,581	60,434
Impairment of real estate	1,556	—	1,556	—

Total operating expenses	353,284	86,181	835,412	269,643

Operating income (loss)	28,894	(31,236)	(132,080)	(171,801)

Other (expense) income:
Interest expense, net	(103,897)	(11,424)	(224,848)	(18,225)
Extinguishment of debt, net	(6,469)	—	(15,868)	—
Other income, net	11,936	1,523	22,146	2,522
Gain (loss) on derivative instruments, net	14,207	(31,174)	7,086	(31,179)
Loss on disposition of properties and assets held for sale, net	(1,269)	—	(18,874)	—
Gain on sale of investments	—	—	—	451

Total other expenses, net	(85,492)	(41,075)	(230,358)	(46,431)

Net loss from continuing operations	(56,598)	(72,311)	(362,438)	(218,232)

Discontinued operations:
Income from operations of held for sale properties	—	36	—	20

Net income from discontinued operations	—	36	—	20

Net loss	(56,598)	(72,275)	(362,438)	(218,212)
Net income attributable to non-controlling interests	(272)	—	(80)	—

Net loss attributable to the unitholders	$(56,870)	$(72,275)	$(362,518)	$(218,212)

Basic and diluted net loss per share attributable to common unitholders	$(0.10)	$(0.35)	$(0.58)	$(1.14)

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.
(2)	Includes $113,000 and $19.9 million to affiliates for the three months ended June 30, 2014 and 2013, respectively, and $1.7 million and $26.8 million to affiliates for the six months ended June 30, 2014 and 2013, respectively.
(3)	Includes $40,000 and $255,000 to affiliates for the three months ended June 30, 2014 and 2013, respectively, and $137.8 million and $107.0 million to affiliates for the six months ended June 30, 2014 and 2013, respectively.
(4)	Includes $386,000 and $4.1 million to affiliates for the three months ended June 30, 2014 and 2013, respectively, and $14.9 million and $9.3 million to affiliates for the six months ended June 30, 2014 and 2013, respectively.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(As Restated)(1)	(As Restated)(1)	(As Restated)(1)	(As Restated)(1)
Net loss attributable to unitholders	$(56,870)	$(72,275)	$(362,518)	$(218,212)

Other comprehensive (loss) income:
Designated derivatives, fair value adjustments	(7,283)	14,058	(9,581)	12,881
Unrealized (loss) gain on investment securities, net	5,878	(1,793)	8,973	(1,365)

Total other comprehensive (loss) income	(1,405)	12,265	(608)	11,516

Total comprehensive loss attributable to unitholders	$(58,275)	$(60,010)	$(363,126)	$(206,696)

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(In thousands, except for unit data) (Unaudited)

(As restated for the six months ended June 30, 2014 and year ended December 31, 2013) (1)

	Preferred Units				Common Units
	Number of General Partner Preferred Units	General Partner’s Equity	Number of Limited Partner Preferred Units	Limited Partners’ Equity	Number of General Partner OP Units	General Partner’s Equity	Number of Limited Partner OP Units	Limited Partners’ Equity	Total Partners’ Equity	Non- Controlling Interests	Total Equity
Balance, December 31, 2013	42,199,547	$1,054,989	721,465	$16,466	239,248,853	$1,018,124	17,832,274	$139,082	$2,228,661	$567	$2,229,228
Issuance of Common OP Units, net	—	—	—	—	662,305,318	8,923,570	7,956,297	152,484	9,076,054	—	9,076,054
Issuance of Common OP Units through distribution reinvestment plan	—	—	—	—	—	—	—	—	—	—	—
Offering costs, commissions and dealer manager fees	—	—	—	—	—	—	—	—	—	—	—
Repurchases of Common OP Units	—	—	—	—	—	—	—	—	—	—	—
Issuance of Preferred OP Units	—	—	—	—	—	—	—	—	—	—	—
Excess of ARCT IV Merger considerations over historical cost	—	—	—	—	—	—	—	—	—	—	—
Conversion of Limited Partners’ Common OP Units to General Partner’s Common OP units	—	—	—	—	1,017,355	14,725	(1,017,355)	(14,725)	—	—	—
Conversion of Limited Partners’ Preferred OP Units to General Partner’s Preferred OP units	530,466	10,800	(530,466)	(10,800)	—	—	—	—	—	—	—
Conversion of General Partner’s Preferred Units to General Partner’s Common OP Units	—	—	—	—	—	—	—	—	—	—	—
Issuance of Common OP Units in conversion of Convertible Preferred OP Units Series C	—	—	—	—	—	—	—	—	—	—	—
Issuance of Common OP Units	—	—	—	—	5,361,423	(2,019)	—	—	(2,019)	—	(2,019)
Equity-based compensation	—	—	—	—	—	20,384	10,744,697	6,880	27,264	—	27,264
Equity component of convertible debt	—	—	—	—	—	—	—	—	—	—	—
Contribution from Advisor	—	—	—	—	—	—	—	—	—	—	—
Consideration paid for assets of Advisor in excess of carryover basis	—	—	—	—	—	—	—	—	—	—	—
Distributions declared on Common OP Units	—	—	—	—	—	(370,619)	—	(21,166)	(391,785)	(801)	(392,586)
Distributions declared on Preferred OP Units	—	(35,147)	—	—	—	(9,321)	—	—	(44,468)	—	(44,468)
Issuance of Common OP Units	—	—	—	—	—	—	—	—	—	—	—
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	—	982	982
Non-controlling interest retained in Cole merger	—	—	—	—	—	—	—	—	—	24,766	24,766
Redemption of Common OP Units	—	—	—	—	—	—	—	—	—	—	—
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	(346,164)	—	(16,354)	(362,518)	80	(362,438)
Other comprehensive income	—	—	—	—	—	(581)	—	(27)	(608)	—	(608)

Balance, June 30, 2014 (as restated)	42,730,013	$1,030,642	190,999	$5,666	907,932,949	$9,248,099	35,515,913	$246,174	$10,530,581	$25,594	$10,556,175

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(In thousands, except for unit data) (Unaudited)

(As restated for the six months ended June 30, 2013) (1)

	Preferred Units				Common Units
	Number of General Partner Preferred Units	General Partner’s Equity	Number of Limited Partner Preferred Units	Limited Partners’ Equity	Number of General Partner OP Units	General Partner’s Equity	Number of Limited Partner OP Units	Limited Partners’ Equity	Total Partners’ Equity	Non- Controlling Interests	Total Equity
Balance, December 31, 2012 (as restated)	6,990,328	$163,047	—	$—	184,553,676	$1,489,587	1,621,349	$16,126	$1,668,760	$—	$1,668,760
Issuance of Common OP Units	—	—	—	—	63,056,895	1,070,030	—	—	1,070,030	—	1,070,030
Issuance of Common OP Units through distribution reinvestment plan	—	—	—	—	832,591	20,615	—	—	20,615	—	20,615
Offering costs, commissions and dealer manager fees	—	—	—	—	—	(163,814)	—	—	(163,814)	—	(163,814)
Repurchases of Common OP Units	—	—	—	—	(27,697,412)	(350,397)	—	—	(350,397)	—	(350,397)
Issuance of Preferred OP Units	35,930,885	898,272	721,465	15,878	—	—	630,689	13,880	928,030	—	928,030
Excess of ARCT IV Merger considerations over historical cost	—	—	—	—	—	(555,683)	—	—	(555,683)	—	(555,683)
Conversion of Limited Partners’ Common OP Units to General Partner’s Common OP units	—	—	—	—	599,233	5,799	(599,233)	(5,799)	—	—	—
Conversion of General Partner’s Preferred Units to General Partner’s Common OP Units	—	—	—	—	—	—	—	—	—	—	—
Issuance of Common OP Units in conversion of Convertible Preferred OP Units Series C	—	—	—	—	—	—	—	—	—	—	—
Equity-based compensation	—	—	—	—	345,491	3,109	8,241,100	3,682	6,791	—	6,791
Equity component of convertible debt	—	—	—	—	—	—	—	—	—	—	—
Contribution from Advisor	—	—	—	—	—	—	—	—	—	—	—
Consideration paid for assets of Advisor in excess of carryover basis	—	—	—	—	—	—	—	—	—	—	—
Distributions declared on Common OP Units	—	—	—	—	—	(109,987)	—	(3,463)	(113,450)	—	(113,450)
Issuance of Common OP Units	—	—	—	—	—	—	8,029,545	107,771	107,771	—	107,771
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	—	—	—
Non-controlling interest retained in Caplease merger	—	—	—	—	—	—	—	—	—	—	—
Redemption of Common OP Units	—	—	—	—	—	—	—	—	—	—	—
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	(213,468)	—	(4,729)	(218,197)	—	(218,197)
Other comprehensive income	—	—	—	—	—	11,266	—	250	11,516	—	11,516

Balance, June 30, 2013 (as restated)	42,921,213	$1,061,319	721,465	$15,878	221,690,474	$1,207,057	17,923,450	$127,718	$2,411,972	$—	$2,411,972

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Six Months Ended June 30,
	2014 (As Restated)(1)	2013 (As Restated)(1)
Cash flows from operating activities:
Net loss	$(362,438)	$(218,212)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Issuance of OP Units	92,884	107,771
Depreciation and amortization	473,184	64,780
Loss on disposition of properties and assets held for sale, net	18,874	—
Equity-based compensation	27,264	6,791
Equity in income of unconsolidated entities	385	—
Distributions from unconsolidated entities	4,033	—
(Gain) loss on derivative instruments	(7,086)	45
Gain on sale of investments, net	—	(451)
Impairment of real estate	1,556	—
Unrealized loss on contingent value rights obligations, net of settlement payments	—	31,134
Gain on extinguishment of debt	(16,985)	—
Changes in assets and liabilities:
Investment in direct financing leases	525	—
Deferred costs and other assets, net	(93,553)	(10,263)
Due from affiliates	(5,685)	—
Accounts payable and accrued expenses	(51,771)	4,160
Deferred rent, derivative and other liabilities	(8,732)	2,676
Due to affiliates	(41,262)	1,349

Net cash provided by (used in) operating activities	31,193	(10,220)

Cash flows from investing activities:
Investments in real estate and other assets	(1,246,588)	(2,129,677)
Acquisition of a real estate business, net of cash acquired	(756,232)	—
Investment in direct financing leases	—	(76,410)
Capital expenditures	(9,989)	(30)
Real estate developments	(21,733)	—
Principal repayments received from borrowers	4,155	—
Investments in unconsolidated entities	(2,500)	—
Proceeds from disposition of properties	94,823	—
Investment in intangible assets	(266)	—
Deposits for real estate investments	(129,602)	(47,086)
Uses and refunds of deposits for real estate investments	196,075	—
Purchases of investment securities	—	(81,460)
Line of credit advances to affiliates	(80,300)	—
Line of credit repayments from affiliates	15,600	—
Proceeds from sale of investment securities	—	44,188
Change in restricted cash	(15,499)	—

Net cash used in investing activities	(1,952,056)	(2,290,475)

Cash flows from financing activities:
Proceeds from mortgage notes payable	718,275	6,924
Payments on mortgage notes payable	(876,874)	—
Payments on other debt	(7,524)	—
Proceeds from credit facilities	3,246,000	825,000
Payments on credit facilities	(4,628,800)	(349,604)
Proceeds from corporate bonds	2,545,760	—
Payments of deferred financing costs	(84,165)	(41,461)
Repurchases of OP Units	—	(350,396)
Proceeds from issuances of preferred units	—	445,000
Proceeds from issuances of OP Units, net offering costs	1,593,462	1,810,042
Consideration to the Former Manager (as defined in Note 1) for internalization	—	—
Contributions from non-controlling interest holders	982	29,758
Distributions to non-controlling interest holders	(15,831)	(3,111)
Distributions paid	(427,618)	(90,740)
Change in restricted cash	—	(844)

Net cash provided by financing activities	2,063,667	2,280,568

Net change in cash and cash equivalents	$142,804	$(20,127)
Cash and cash equivalents, beginning of period	52,725	292,575

Cash and cash equivalents, end of period	$195,529	$272,448

Supplemental disclosures:
Cash paid for interest	$137,844	$11,004
Cash paid for income taxes	$7,622	$382
Non-cash investing and financing activities:
Accrued capital expenditures and real estate developments	$5,534	—
Common stock issued through distribution reinvestment plan	$—	$2,603

(1)	For discussion on the restatement adjustments, see Note 2 — Restatement of Previously Issued Financial Statements.

The accompanying notes are an integral part of these statements.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Note 1 — Organization (As Restated)

ARC Properties Operating Partnership, L.P. (together with its subsidiaries, the “OP” or the “Operating Partnership”) is a Delaware limited partnership formed by American Realty Capital Properties, Inc. (the “General Partner” or “ARCP”), the Operating Partnership’s sole general partner, on January 13, 2011 to conduct the business of acquiring, owning and operating single-tenant, freestanding commercial real estate properties. The Operating Partnership is the entity through which substantially all of the General Partner’s operations are conducted. The actions of the Operating Partnership and its relationship with ARCP are governed by that certain Third Amended and Restated Agreement of Limited Partnership (the “LPA”), effective as of January 3, 2014, as amended. The General Partner does not have any significant assets other than its investment in the Operating Partnership. Therefore, the assets and liabilities of the General Partner and the Operating Partnership are substantially the same. Additionally, pursuant to the LPA, all administrative expenses and expenses associated with the formation and continuity of existence and operation of the General Partner incurred by the General Partner on the Operating Partnership’s behalf shall be treated as expenses of the Operating Partnership. Further, when the General Partner issues any equity instrument that has been approved by the General Partner’s board of directors to date, the LPA requires the Operating Partnership to issue the General Partner equity instruments with substantially similar terms. The LPA will be amended to provide for the issuance of any additional class of equivalent equity instruments to the extent the General Partner’s board of directors authorizes the issuance of any new class of equity securities.

The General Partner, a self-managed real estate investment trust (“REIT”), holds 97.3% of the common equity interests (“OP Units”) in the Operating Partnership as of June 30, 2014. As of June 30, 2014, certain affiliates of the General Partner and certain unaffiliated investors are limited partners and owners of 1.7% and 1.0%, respectively, of the OP units in the Operating Partnership. Under the LPA, after holding OP Units of limited partner interests in the Operating Partnership (“Limited Partner OP Units”) for a period of one year, unless otherwise consented to by the General Partner, holders of Limited Partner OP Units have the right to redeem the Limited Partner OP Units for the cash value of a corresponding number of shares of the General Partner’s common stock or, at the option of the General Partner, a corresponding number of ARCP common shares. In the event that the Limited Partner OP Units are converted into ARCP common shares, the Operating Partnership will issue ARCP an equivalent number of OP Units with General Partner interests (“General Partner OP Units”). The remaining rights of the holders of Limited Partner OP Units are limited and do not include the ability to replace the General Partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets.

The Operating Partnership acts on behalf of the General Partner and therefore executes ARCP’s focus on investing in properties that are net leased to credit tenants, which are generally large public companies with investment-grade ratings and other creditworthy tenants. ARCP’s long-term business strategy is to acquire a diverse portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average portfolio remaining lease term of approximately 10 to 12 years. ARCP considers properties that are leased on a “medium-term” basis to mean properties originally leased long-term (10 years or longer) that currently have a primary remaining lease duration of generally three to eight years, on average. ARCP seeks to acquire granular, self-originated single-tenant net lease assets, which may be purchased through sale-leaseback transactions, small portfolios and build-to-suit opportunities, to the extent they are appropriate in terms of capitalization rate and scale. ARCP expects this investment strategy to provide for stable income from credit tenants and to provide for growth opportunities from re-leasing of current below market leases.

On behalf of ARCP, the Operating Partnership has advanced ARCP’s investment objectives by growing ARCP’s net lease portfolio through organic acquisitions and also through strategic mergers and acquisitions. See Note 3 — Mergers and Acquisitions (As Restated).

During the year ended December 31, 2013, ARC Properties Advisors, LLC (the General Partner’s “Former Manager”), a wholly owned subsidiary of AR Capital, LLC (“ARC”), managed ARCP’s affairs on a day-to-day basis and, as a result, the Operating Partnership’s actions were generally externally managed, with the exception of certain acquisition, accounting and portfolio management services performed by employees of the Operating Partnership. In August 2013, the General Partner’s board of directors determined that it was in the best interests of ARCP and its stockholders to become self-managed, and ARCP completed its transition to self-management on January 8, 2014. In connection with becoming self-managed, the General Partner terminated the management agreement with the Former Manager and ARCP, and the Operating Partnership entered into employment and incentive compensation arrangements with ARCP’s executives.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

On June 11, 2014, the Operating Partnership, through indirect subsidiaries of the Operating Partnership (the “Sellers”), entered into an agreement of purchase and sale with BRE DDR Retail Holdings III LLC (the “Purchaser”), an entity indirectly jointly owned by affiliates of Blackstone Real Estate Partners VII L.P. and DDR Corp., by which the Sellers have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Sellers 67 multi-tenant properties and nine single-tenant properties and the adjacent land and related property (the “Multi-Tenant Portfolio”). The purchase price of the Multi-Tenant Portfolio is $1.975 billion, subject to customary real estate adjustments. Properties may be excluded from the transaction in certain circumstances, in which case the purchase price will be reduced by the portion of the purchase price allocated to the excluded properties.

Note 2 — Restatement of Previously Issued Financial Statements

The Operating Partnership has restated its consolidated balance sheets as of June 30, 2014 and December 31, 2013 and its consolidated statements of operations and consolidated statements of comprehensive loss for the three and six months ended June 30, 2014 and 2013. In addition, the Operating Partnership has restated its consolidated statements of changes in equity and consolidated statements of cash flows for the three and six months ended June 30, 2014 and 2013, along with certain related notes to such restated consolidated financial statements. In addition, the December 31, 2013 and June 30, 2013 financial statements, as disclosed in Note 3 — Mergers and Acquisitions (As Restated), have also been recast in applying the carryover basis of accounting to include the effects of the merger with American Realty Capital Trust IV, Inc. (“ARCT IV”).

The General Partner determined that the restatement was necessary after an investigation was conducted by the Audit Committee of the General Partner’s Board of Directors (the “Audit Committee”) with the assistance of independent counsel and forensic accountants. The Audit Committee initiated the investigation in response to concerns regarding accounting practices and other matters that were first reported to it on September 7, 2014. The restatement corrects errors that were identified as a result of the investigation, as well as certain other errors that were identified by the General Partner. In addition, the restatement reflects corrections of certain immaterial errors and certain previously identified errors that were identified by the General Partner in the normal course of business and were determined to be immaterial, both individually and in the aggregate, when the consolidated financial statements for the three months ended June 30, 2014 were originally issued. In connection with the restatement, the General Partner has determined that it would be appropriate to correct such errors.

Year ended December 31, 2013 Error Corrections

Corrections to the General Partner’s consolidated financial statements for the year ended December 31, 2013 are disclosed within Amendment No. 2 to the General Partner’s Annual Report on Form 10-K/A for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission (“SEC”) (the “Amended 10-K”). The corrections reported in the Amended 10-K relate primarily to bonus accruals, real estate impairments, goodwill, merger and acquisition related expenses, transfer tax accrual and the accounting and reporting of non-controlling interests.

Three Months Ended and Six Months Ended June 30, 2013 Error Corrections

Merger and Other Non-routine Transaction Related

In light of findings of the investigation conducted by the Audit Committee, the General Partner performed an internal review of all acquisition, merger and other non-routine transaction related expenses. The work resulted in the identification of the following errors:

•	The General Partner identified $13.0 million of management fees that the OP improperly classified as merger and other non-routine transaction related expenses. Such amounts have been properly classified as management fees to affiliates for the six months ended June 30, 2013. No such expenses were identified in the three months ended June 30, 2013.

•

Upon consummation of the ARCT III Merger (as defined in Note 3 — Mergers and Acquisitions (As Restated)), the OP entered into an agreement with an affiliate to acquire certain furniture, fixtures and equipment (“FF&E”) and other assets. The Operating Partnership originally capitalized $4.1 million of FF&E costs and expensed $1.7 million of costs during the six months ended June 30, 2013. The General Partner has concluded that there was no evidence of the receipt and it could not support the value of the FF&E. As such, the Operating Partnership has expensed the amount originally capitalized and recognized the expense in merger and other non-routine transaction related expense for the six months ended June 30, 2013.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

No such expenses were identified in the three months ended June 30, 2013. See Note 20 — Related Party Transactions and Arrangements (As Restated) for further discussion.

•	The General Partner has determined that the Operating Partnership should have recorded a controlling interest transfer tax liability totaling $1.1 million upon consummation of the ARCT III Merger (each, as defined in Note 3 — Merger and Acquisitions (As Restated)). The accrual and corresponding merger and other non-routine transaction related expense are recorded for the six months ended June 30, 2013. No such expenses were identified in the three months ended June 30, 2013.

•	The General Partner identified $1.0 million of costs during the six months ended June 30, 2013 that the Operating Partnership improperly classified as merger and other non-routine transaction related expenses that should have been capitalized as deferred financing costs and amortized accordingly. As such, an adjustment to properly record and amortize the deferred financing costs has been made for the six months ended June 30, 2013. As a result of capitalizing these deferred financing costs, additional interest expense of $0.6 million was recorded for the six months ended June 30, 2013. No such expenses were identified in the three months ended June 30, 2013.

•	During the three and six months ended June 30, 2013, the Operating Partnership improperly classified $0.4 million and $5.9 million, respectively, as “merger-related.” As restated, the amounts have been reclassified from merger and other non-routine transaction related expenses to general and administrative expenses.

•	The General Partner identified a net amount of $87,000 of merger and other non-routine transaction related expenses that the Operating Partnership improperly recorded in each of the three and six months ended June 30, 2013. As such, the General Partner properly decreased merger and other non-routine transaction related expense by this amount in the period.

The Operating Partnership has updated the caption from “merger and other transaction related” to “merger and other non-routine transactions” to appropriately include non-recurring costs that may not have been incurred solely for a merger transaction. See Note 4 — Summary of Significant Accounting Policies (As Restated) for a further breakout of the merger costs and other non-routine transactions.

In addition, the Operating Partnership has included $3.5 million and $4.3 million during the three and six months ended June 30, 2013, respectively, in equity-based compensation that was previously reported on a separate line item, within general and administrative expenses.

Operating Fees to Affiliate

The General Partner identified $0.5 million of operating fees to affiliate was incorrectly recorded in the six months ended June 30, 2013. Therefore, the Operating Partnership decreased operating fees to affiliate by this amount. No such expenses were identified in the three months ended June 30, 2013.

Net Loss Attributable to Non-controlling Interests

The original calculation of the net loss attributable to non-controlling interest holders for the six months ended June 30, 2013 excluded expenses that were improperly recorded at the General Partner level. These expenses were incurred by the OP, and therefore should have been included in the General Partner’s determination of the net loss attributable to its non-controlling interest holders. In addition, the net loss attributable to the non-controlling interest holders has been adjusted to reflect the impact of the cumulative restatement adjustments discussed and presented herein. As a result, the General Partner recorded an adjustment of $2.2 million for the three months ended June 30, 2013 and $3.8 million for the six months ended June 30, 2013 for net loss attributable to non-controlling interest holders was recorded.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Three Months Ended and Six Months Ended June 30, 2014 Error Corrections

Merger and Other Non-routine Transaction Related

In light of the findings of the investigation conducted by the Audit Committee, the General Partner performed an internal review of all acquisition, merger and other non-routine transaction related expenses. The work resulted in the identification of the following errors:

•	The General Partner identified a net amount of $16.1 million of merger and other non-routine transaction related expenses that were improperly recorded in the three months ended March 31, 2014. Of this amount, a net amount of $14.5 million has been properly recorded in the year ended December 31, 2013 and a net amount of $1.6 million has been properly recorded in the three months ended June 30, 2014. Additional expenses of $1.2 million were identified and recorded in the three months ended June 30, 2014. These adjustments resulted in a net decrease in merger and other non-routine transaction related expenses of $13.4 million for the six months ended June 30, 2014.

•	Upon consummation of the ARCT IV Merger (as defined in Note 3 — Mergers and Acquisitions (As Restated)), the Operating Partnership entered into an agreement with an affiliate to acquire certain FF&E and other assets. The Operating Partnership originally capitalized $2.1 million of FF&E costs during the six months ended June 30, 2014. The Operating Partnership has concluded that there was no evidence of the receipt and it could not support the value of the FF&E. As such, the Operating Partnership has expensed the amount originally capitalized and recognized the expense in merger and other non-routine transaction related expense for the six months ended June 30, 2014. No such expenses were identified in the three moths ended June 30, 2014. See Note 20 — Related Party Transactions and Arrangements (As Restated) for further discussion.

•	The General Partner identified $0.8 million and $21.3 million of costs during the three and six months ended June 30, 2014, respectively, that the Operating Partnership improperly classified as merger and other non-routine transaction related expense that should have been capitalized as deferred financing costs and amortized accordingly. As such, an adjustment to properly record and amortize the deferred financing costs has been made for the three and six months ended June 30, 2014. As a result of capitalizing these deferred financing costs, additional interest expense of $1.3 million and $10.0 million and extinguishment of debt expense of $0.9 million and $3.2 million was recorded for the three and six months ended June 30, 2014, respectively.

•	The General Partner identified $1.4 million of merger and other non-routine transaction related expenses the Operating Partnership should have been classified as loss on disposition of properties. Such amount has been properly classified for the three and six months ended June 30, 2014.

•	The Operating Partnership improperly classified $5.2 million and $14.5 million of expenses in the three and six months ended June 30, 2014, respectively, as merger related. However, the General Partner has determined that such amounts should have been accounted for as general and administrative expenses for the respective periods.

•	The Operating Partnership identified $13.8 million of management fees that were improperly classified as merger and other non-routine transaction related expenses. Such amounts have been properly classified as management fees to affiliates for the six months ended June 30, 2014. No such expenses were identified in the three months ended June 30, 2014.

•	Upon consummation of the ARCT III Merger and CapLease Merger (each, as defined in Note 3 – Merger and Acquisitions (As Restated)) in 2013, the General Partner did not properly accrue a controlling interest transfer tax liability for each respective merger. As such, the Operating Partnership properly recorded an estimated $8.9 million as of December 31, 2013. The General Partner considered its existing accrual amount for such liabilities, in determining the liability amounts for the ARCT IV and Cole mergers that were consummated, noting that it had over accrued for such liabilities, and as a result recorded too much expense. Therefore, the General Partner properly reduced the expense recorded in the period by recording $4.0 million less expense for the six months ended June 30, 2014. No such expenses were identified in the three months ended June 30, 2014.

•	The Operating Partnership improperly classified $0.7 million as merger and other non-routine transaction expenses that should have been classified as acquisition related expenses. Such amount has been properly classified for the three and six months ended June 30, 2014.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The Operating Partnership has updated the caption to “merger and other non-routine transaction related” to appropriately include non-recurring costs that may not have been incurred solely for a merger transaction. See Note 4 — Summary of Significant Accounting Policies (As Restated) for a further breakout of the merger costs and non-routine transactions.

Acquisition-Related

The General Partner identified $0.5 million of general and administrative salary expense had been improperly recorded as acquisition related expense in the three months ended June 30, 2014. Additionally, the General Partner identified $1.0 million of acquisition related salary expense had been improperly recorded as general and administrative expense in the three months ended March 30, 2014 resulting in a net understatement of acquisition related expenses of $0.5 million in the six months ended June 30, 2014. As such, the General Partner properly recorded the expense in the three and six months ended June 30, 2014.

The General Partner identified $1.8 million of acquisition related expense had been recorded twice in the three and six months ended June 30, 2014. As such, the company properly adjusted the acquisition related expense and corresponding cash account

General and Administrative

The Operating Partnership’s estimate of annual bonuses of $5.8 million should have been accrued for and expensed as of and for the period ended June 30, 2014, in accordance with the Operating Partnership’s accounting policy of accruing estimated bonuses throughout the year. As such, the Operating Partnership recorded the bonus accrual and corresponding general and administrative expense for the three and six months ended June 30, 2014.

The General Partner identified $0.9 million and $2.5 million of general and administrative expenses that were recorded in the incorrect period. As such, the Operating Partnership recorded these amounts as additional expense in the three and six months ended June 30, 2014, respectively.

Equity-based Compensation

The investigation found that equity awards made to Nicholas S. Schorsch and Brian S. Block in connection with the General Partner’s transition from external to internal management contained vesting provisions that, as drafted, were more favorable to them than the Compensation Committee had authorized. In addition, the investigation found that the Compensation Committee’s intention in respect of the OPP was that the maximum award pool opportunity should have been based upon the General Partner’s equity market capitalization as of the date of the approval of the OPP in October 2013, equaling approximately $120.0 million, rather than $218.1 million which was derived from a pro forma equity market capitalization giving effect to the closing of various transactions as of the General Partner’s transition to self-management. These items resulted in a decrease to stock-based compensation reported in general and administrative expense for the three and six months ended June 30, 2014 of $2.2 million and $8.4 million, respectively.

In addition, the General Partner assessed its accrual for distributions recorded on LTIP units, noting distributions had not been properly recorded. As a result, the Operating Partnership increased the distributions recorded in equity and the accrual recorded for distributions payable for LTIP awards by $6.3 million as of June 30, 2014.

The General Partner also determined that the documentation of awards granted to its directors provided for accelerated vesting of shares upon voluntary resignation of the directors. As a result, the Operating Partnership determined there was no required service period for the vesting of such awards, which decreased the stock based compensation reported in general and administrative expense by $1.2 million and increased the expense by $2.1 million for the three and six months ended June 30, 2014, respectively. Based upon the findings of the Audit Committee and the General Partner in connection with the recent review of the General Partner’s previously filed financial statements, the General Partner has subsequently modified such awards to provide that voluntary resignation would not accelerate the vesting of such awards.

The General Partner originally reported $9.3 million and $31.8 million during the three and six months ended June 30, 2014, respectively, in equity-based compensation in its own line item, however it now reports such compensation as general and administrative expenses.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Depreciation and Amortization

The General Partner identified that its depreciation expense was understated by $2.3 million in the three months ended March 31, 2014, and was overstated by the same amount in the three months ended June 30, 2014. As such, the Operating Partnership properly adjusted depreciation expense for these periods.

In addition, the Operating Partnership improperly recorded depreciation expense of $6.0 million in the three months ended June 30, 2014 for real estate properties acquired as of March 31, 2014. As such, the Operating Partnership decreased depreciation expense by this amount for the three months ended June 30, 2014 and properly recorded this expense in the three months ended March 31, 2014.

Other Expense

As a result of the restatement corrections, the Operating Partnership updated its tax provision calculation which resulted in additional tax expense of $2.2 million and $0.9 million for the three and six months ended June 30, 2014, respectively.

Gain (Loss) on Disposition of Properties and Held for Sale Assets

Subsequent to the CapLease Merger and Cole Merger (each, as defined in Note 3 — Mergers and Acquisitions (As Restated)), the Operating Partnership disposed of certain properties acquired in those mergers. The disposition of such properties resulted in a net gain on disposition for the three months ended June 30, 2014 and a net loss on disposition for the six months ended June 30, 2014; however, the Operating Partnership incorrectly adjusted its purchase price allocation by adjusting its goodwill recorded in connection with the mergers by $2.6 million and $10.9 million for the three and six months ended June 30, 2014, respectively. The General Partner has determined that there was not sufficient evidence to support adjusting its goodwill as a measurement period adjustment. As a result, the Operating Partnership reversed the measurement period adjustments that were made to goodwill and recognized a net gain and loss on disposition for the three and six months ended June 30, 2014.

In addition, the General Partner assigned goodwill associated with the certain mergers to the General Partner’s REI segment. However, the General Partner determined that it did not properly account for disposals of real estate because a portion of goodwill was not included in the carrying amount of the associated real estate in its determination of the gain or loss on disposition. To correct the accounting, the Operating Partnership allocated $2.2 million and $9.2 million in the three and six months ended June 30, 2014, respectively, of goodwill to real estate dispositions, which increased the loss on disposition of properties recognized in the three and six months ended June 30, 2014.

The General Partner did not properly classify a property as held for sale as of June 30, 2014. As such, the Operating Partnership adjusted the fair value of the property at that date and recognized a loss on held for sale assets of $1.8 million for the three and six months ended June 30, 2014.

Gain (Loss) on Derivative Instruments

The General Partner determined that a portion of one of its interest rate swaps was incorrectly designated as effective, rather than ineffective for the three and six months ended June 30, 2014. Therefore, the Operating Partnership incorrectly recorded the ineffective portion of the hedge through other comprehensive income (“OCI”), rather than earnings. The Operating Partnership recorded a gain of $0.5 million and $1.5 million for the three and six months ended June 30, 2014, respectively, and reversed the amounts from OCI for the respective periods.

As part of the Cole Merger, the Operating Partnership acquired a derivative liability in the amount of $10.0 million for interest rate swaps. The swaps were subsequently settled in connection with the extinguishment of the related debt. This settlement should have been recorded as a reduction of the derivative liability acquired; however, it was recorded as a loss on derivative instruments in the three months ended March 31, 2014. The Operating Partnership previously corrected this in the three months ended June 30, 2014. In order to correct the period in which this adjustment was made, the Operating Partnership decreased the amount recorded as a loss on derivative instruments in the three months ended March 31, 2014 and increased the amount recorded as a loss on derivative instruments in the three months ended June 30, 2014.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The General Partner identified a swap interest payment of $1.8 million was incorrectly classified as a loss on derivative instruments. To correct the accounting, the Operating Partnership reclassified the loss on derivative instruments to interest expense in the three and six months ended June 30, 2014. Additionally, the General Partner identified $2.1 million recorded as loss on derivative instruments that should have been recorded as interest expense. The General Partner reclassified loss on derivative instruments to interest expense in the six months ended June 30, 2014. No such expenses were identified in the three months ended June 30, 2014.

Interest Expense

The General Partner determined that the breakage costs of an interest rate lock were incorrectly recorded as interest expense in the six months ended June 30, 2014, rather than OCI and amortized over the term of the lock. As such, $3.9 million of expense was reclassified from interest expense to OCI in the period ended June 30, 2014. No such expenses were identified in the three months ended June 30, 2014.

The General Partner identified a credit for interest expense of $1.1 million was incorrectly recorded in the three and six months ended June 30, 2014 as the credit was already recorded through a separate transaction. As such, the Operating Partnership increased interest expense and decreased the receivable for this amount in the three and six months ended June 30, 2014.

The General Partner concluded that the interest expense related to a swap was underestimated by $1.4 million for the six months ended June 30, 2014. As such, the Operating Partnership recorded additional interest expense for the respective amount. No such expenses were identified in the three months ended June 30, 2014.

The General Partner concluded that $5.0 million and $12.8 million of debt extinguishment costs for the three and six months ended June 30, 2014, respectively, which were originally reported as interest expense, should be reported as a separate line item caption within the consolidated statements of operations for the three and six months ended June 30, 2014. As such, the Operating Partnership decreased interest expense by these amounts for the respective periods.

Net Loss Attributable to Non-controlling Interests

The original calculation of the net loss attributable to non-controlling interest holders for the three and six months ended June 30, 2014 excluded expenses that were improperly recorded at the General Partner level. These expenses were incurred by the OP, and therefore should have been included in the General Partner’s determination of the net loss attributable to its non-controlling interest holders. In addition, the net loss attributable to the non-controlling interest holders has been adjusted to reflect the impact of the cumulative restatement adjustments discussed and presented herein. As a result, the Operating Partnership recorded an adjustment of $1.1 million and $1.4 million for the three and six months ended June 30, 2014, respectively, for net loss attributable to non-controlling interest holders.

Other Changes

Along with restating the consolidated financial statements to correct the errors discussed above, the Operating Partnership recorded adjustments for certain previously identified immaterial accounting errors related to the three and six months ended June 30, 2014 that arose in the normal course of business. In connection with the original financial statement issuance, the Operating Partnership assessed the impact of these immaterial errors and concluded that they were not material, individually or in the aggregate, to the consolidated financial statements. However, in conjunction with the restatement, the General Partner determined that it would be appropriate to correct such errors.

The original calculations of net loss per share for the three and six months ended June 30, 2014 were based on an incorrect weighted average share count. The original weighted average share count treated a portion of certain restricted share awards as outstanding common stock prior to the actual vesting date of such awards, and as a result, the weighted average share count was overstated for both periods. Therefore, the 2014 restated consolidated financial statements reflect decreases of 334,276 shares and 322,939 shares to the weighted average share counts used in the net loss per share calculations for the three and six months ended June 30, 2014.

The Operating Partnership also recorded certain reclassifications to conform the presentation of its consolidated statement of operations for the six months ended June 30, 2014 and 2013.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

In addition to the restatement of the consolidated financial statements, the Operating Partnership has also restated the following notes for the three months ended June 30, 2014 and June 30, 2013 to reflect the error corrections noted above.

•	Note 3 – Mergers and Acquisitions

•	Note 4 – Summary of Significant Accounting Policies

•	Note 5 – Acquisitions of CapLease, Cole and CCPT

•	Note 6 – Segment Reporting

•	Note 7 – Real Estate Investments

•	Note 10 – Deferred Costs and Other Assets, Net

•	Note 11 – Fair Value of Financial Instruments

•	Note 12 – Mortgage Notes Payable

•	Note 15 – Derivatives and Hedging Activities

•	Note 16 – Accounts Payable and Accrued Expenses

•	Note 18 – Preferred and Common OP Units

•	Note 19 – Equity-based Compensation

•	Note 20 – Related Party Transactions and Arrangements

•	Note 22 – Net Loss Per Share

•	Note 23 – Property Dispositions

•	Note 24 – Income Taxes

•	Note 25 – Subsequent Events

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The following tables present the combined impact of all changes, as described above, to the applicable line items in the consolidated financial statements to the General Partner’s previously issued consolidated financial statements for the period ended June 30, 2014 and the year ended December 31, 2013 (in thousands, except share and per share amounts):

June 30, 2014 and December 31, 2013 Restated Consolidated Balance Sheets

	June 30, 2014				December 31, 2013
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
ASSETS
Real estate investments, at cost:
Land	$3,361,195	$—	$(17,960)	$3,343,235	$1,379,453	$—	$855	$1,380,308
Buildings, fixtures and improvements	12,445,972	(3,623)	(21,723)	12,420,626	5,291,031	—	6,369	5,297,400
Land and construction in progress	62,594	—	—	62,594	21,839	—	—	21,839
Acquired intangible lease assets	2,231,675	382	(4,664)	2,227,393	758,376	382	837	759,595

Total real estate investments, at cost	18,101,436	(3,241)	(44,347)	18,053,848	7,450,699	382	8,061	7,459,142
Less: accumulated depreciation and amortization	(661,005)	(281)	669	(660,617)	(267,352)	(155)	229	(267,278)

Total real estate investments, net	17,440,431	(3,522)	(43,678)	17,393,231	7,183,347	227	8,290	7,191,864
Investment in unconsolidated entities	102,047	—	—	102,047	—	—	—	—
Investment in direct financing leases, net	62,094	—	—	62,094	66,112	—	—	66,112
Investment securities, at fair value	219,204	—	—	219,204	62,067	—	—	62,067
Loans held for investment, net	97,587	—	—	97,587	26,279	—	—	26,279
Cash and cash equivalents	193,690	—	1,839	195,529	52,725	—	—	52,725
Derivative assets, at fair value (1)	—	—	—	—	9,189	(9,189)	—	—
Restricted cash	69,544	—	—	69,544	35,921	—	—	35,921
Prepaid Expenses (1)	—	—	—	—	187,930	(187,930)	—	—
Intangible assets, net	347,618	—	—	347,618	—	—	—	—
Deferred costs and other assets, net	405,056	3,522	9,621	418,199	—	281,865	(1,204)	280,661
Goodwill	2,304,880	—	(11,860)	2,293,020	102,419	—	(9,630)	92,789
Due from affiliates	73,336	—	350	73,686	—	—		—
Deferred Costs (1)	—	—	—	—	81,311	(84,973)	3,662	—
Assets held for sale	—		38,737	38,737	679	—	(14)	665

Total assets	$21,315,487	$—	$(4,991)	$21,310,496	$7,807,979	$—	$1,104	$7,809,083

LIABILITIES AND EQUITY
Mortgage notes payable, net	$4,227,494	$—	$—	$4,227,494	$1,301,114	$—	$—	$1,301,114
Corporate bonds, net	2,546,089	—	—	2,546,089	—	—	—	—
Convertible debt, net	975,003	—	—	975,003	972,490	—	—	972,490
Senior corporate credit facilities (2)	—	—	—	—	1,819,800	(1,819,800)	—	—
Secured credit facility (2)	—	—	—	—	150,000	(150,000)	—	—
Credit facilities	1,896,000	—	—	1,896,000	—	1,969,800	—	1,969,800
Other debt, net	146,158	—	—	146,158	104,804	—	—	104,804
Below-market lease liabilities, net	283,518	—	(1,564)	281,954	77,789	—	(620)	77,169
Accounts payable and accrued expenses	154,741	—	22,159	176,900	808,900	—	(78,329)	730,571
Derivative liabilities, at fair value (3)	—	—	—	—	18,455	(18,455)	—	—

The consolidated balance sheets continue onto the next page.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

	June 30, 2014				December 31, 2013
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
Deferred rent and other liabilities	218,023	—	5,396	223,419	21,816	18,455	—	40,271
Distributions payable	3,837	—	6,942	10,779	10,278	—	625	10,903
Due to affiliates	835	—	391	1,226	—	—	103,434	103,434

Total liabilities	10,451,698	—	33,324	10,485,022	5,285,446	—	25,110	5,310,556

Series D preferred stock, $0.01 par value, 21,735,008 shares (part of 100,000,000 aggregate preferred shares authorized) issued and outstanding at June 30, 2014 and December 31, 2013, respectively	$269,299	$—	$—	$269,299	$269,299	$—	$—	$269,299

General partner’s common equity—907,932,949 and 239,248,853 General Partner OP Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	9,918,549	—	(670,477)	9,248,072	1,686,103	—	(667,979)	1,018,124

General partner’s preferred equity (excluding Series D Preferred equity)—42,730,013 and 42,199,547 General Partner Preferred Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	367,514	—	663,128	1,030,642	391,482	—	663,507	1,054,989

Limited partners’ common equity—35,515,913 and 17,832,274 Limited Partner OP Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	269,634	—	(6,999)	262,635	151,721	—	(12,639)	139,082

Limited partners’ preferred equity—190,999 and 721,645 Limited Partner Preferred Units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	3,435	—	2,231	5,666	14,614	—	1,852	16,466

Accumulated other comprehensive income	12,392	—	(12,392)	—	7,666	—	(7,666)	—

Total stockholders’ equity	10,571,524	—	(24,509)	10,547,015	2,251,586	—	(22,925)	2,228,661
Non-controlling interests	22,966	—	(13,806)	9,160	1,648	—	(1,081)	567

Total equity	10,594,490	—	(38,315)	10,556,175	2,253,234	—	(24,006)	2,229,228

Total liabilities and equity	$21,315,487	$—	$(4,991)	$21,310,496	$7,807,979	$—	$1,104	$7,809,083

(1)	This line item caption has been reclassified and included within deferred costs and other assets, net in the accompanying consolidated balance sheets for the period ended June 30, 2014.
(2)	This line item caption has been reclassified and included within credit facilities in the accompanying consolidated balance sheets for the period ended June 30, 2014.
(3)	This line item caption has been reclassified and included within deferred rent, derivative and other liabilities in the accompanying consolidated balance sheets for the period ended June 30, 2014.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Restated Consolidated Statements of Operations (for the three months ended June 30, 2014)

	Three Months Ended
	June 30, 2014
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
Revenues:
Rental income	$314,843	$—	$(324)	$314,519
Direct financing lease income	1,181	—	—	1,181
Operating expense reimbursements	28,545	—	711	29,256
Cole Capital revenue	37,412	(190)	—	37,222

Total revenues	381,981	(190)	387	382,178

Operating expenses:
Cole Capital reallowed fees and commissions	7,068	—	—	7,068
Acquisition related	8,453	—	(1,252)	7,201
Merger and other transaction related (1)	13,286	—	(5,864)	7,422
Property operating	39,372	—	(86)	39,286
General and administrative	19,063	2,788	18,161	40,012
Equity-based compensation (2)	9,338	—	(9,338)	—
Depreciation and amortization	258,993	—	(8,254)	250,739
Impairment of real estate (3)	—	—	1,556	1,556

Total operating expenses	355,573	2,788	(5,077)	353,284

Operating income (loss)	26,408	(2,978)	5,464	28,894

Other (expense) income:
Interest expense, net	(99,635)	(4,619)	357	(103,897)
Extinguishment of debt, net (3)	—	—	(6,469)	(6,469)
Other income, net	6,526	7,597	(2,187)	11,936
Gain (loss) on derivative instruments, net	21,926	—	(7,719)	14,207
Loss on contingent value rights	—	—	—	—
Gain on disposition of properties, net	1,510	—	(2,779)	(1,269)

Total other expenses, net	(69,673)	2,978	(18,797)	(85,492)

Net loss from continuing operations	(43,265)	—	(13,333)	(56,598)

Discontinued operations:

Net loss from discontinued operations	—	—	—	—

Net loss	(43,265)	—	(13,333)	(56,598)
Net loss attributable to non-controlling interests	(272)	—	—	(272)

Net loss attributable to unitholders	$(43,537)	$—	$(13,333)	$(56,870)

Basic and diluted net loss per share attributable to common unitholders	$(0.08)	$—	$—	$(0.10)

(1)	This line item caption has been updated to merger and other non-routine transactions in the accompanying consolidated statements of operations.
(2)	As disclosed above, this line item caption has been reclassified into general and administrative in the accompanying consolidated statements of operations.
(3)	This line item caption has been added and is included in the accompanying consolidated statements of operations for the period ended June 30, 2014.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Restated Consolidated Statements of Operations (for the six months ended June 30, 2014)

	Six Months Ended
	June 30, 2014
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
Revenues:
Rental income	$559,288	$—	$(354)	$558,934
Direct financing lease income	2,187	—	—	2,187
Operating expense reimbursements	49,641	—	1,091	50,732
Cole Capital revenue	91,479	—	—	91,479

Total revenues	702,595	—	737	703,332

Operating expenses:
Cole Capital reallowed fees and commissions	41,504	—	—	41,504
Acquisition related	20,337	—	281	20,618
Merger and other non-routine transactions (1)	235,478	—	(67,758)	167,720
Property operating	69,030	—	11	69,041
Management fees to affiliate	—	—	13,888	13,888
General and administrative	44,748	3,911	47,845	96,504
Equity-based compensation (2)	31,848	—	(31,848)	—
Depreciation and amortization	424,356	—	225	424,581
Impairment of real estate (4)	—	—	1,556	1,556

Total operating expenses	867,301	3,911	(35,800)	835,412

Operating income (loss)	(164,706)	(3,911)	36,537	(132,080)

Other (expense) income:
Interest expense, net	(216,347)	(8,272)	(229)	(224,848)
Extinguishment of debt, net (3)	—	—	(15,868)	(15,868)
Other income, net	10,915	12,183	(952)	22,146
Gain (loss) on derivative instruments, net	1,729	—	5,357	7,086
Loss on contingent value rights	—	—	—	—
Gain (loss) on disposition of properties and held for sale assets, net	4,489	—	(23,363)	(18,874)
Gain on sale of investments	—	—	—	—

Total other expenses, net	(199,214)	3,911	(35,055)	(230,358)

Net loss from continuing operations	(363,920)	—	1,482	(362,438)

Discontinued operations:

Net loss from discontinued operations	—	—	—	—

Net loss	(363,920)	—	1,482	(362,438)
Net loss attributable to non-controlling interests	(80)	—	—	(80)

Net loss attributable to unitholders	$(364,000)	$—	$1,482	$(362,518)

Basic and diluted net loss per share attributable to common unitholders	$(0.58)	$—	$—	$(0.58)

(1)	This line item caption has been updated to merger and other non-routine transactions in the accompanying consolidated statements of operations.
(2)	As disclosed above, this line item caption has been reclassified into general and administrative in the accompanying consolidated statements of operations.
(3)	This line item caption has been added and is included in the accompanying consolidated statements of operations for the period ended June 30, 2014.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Restated Statements of Comprehensive Loss (for the three and six months ended June 30, 2014)

	Three Months Ended			Six Months Ended
	June 30, 2014			June 30, 2014
	As Previously Reported	Restatement Adjustments	As Restated	As Previously Reported	Restatement Adjustments	As Restated
Net loss attributable to unitholders (1)	$(43,537)	$(13,333)	$(56,870)	$(364,000)	$1,482	$(362,518)
Other comprehensive (loss) income:
Designated derivatives, fair value adjustments	(6,883)	(400)	(7,283)	(4,247)	(5,334)	(9,581)
Unrealized (loss) gain on investment securities, net	5,878	—	5,878	8,973	—	8,973

Total other comprehensive (loss) income	(1,005)	(400)	(1,405)	4,726	(5,334)	(608)

Total comprehensive loss attributable to unitholders	$(44,542)	$(13,733)	$(58,275)	$(359,274)	$(3,852)	$(363,126)

(1)	The statement of comprehensive loss previously began with net loss attributable to common stockholders . The statement has been updated to begin with net loss to properly show the total comprehensive loss.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Restated Statements of Cash Flows

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(363,920)	$—	$1,482	$(362,438)	$(214,028)	$—	$(4,184)	$(218,212)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Issuance of OP Units	153,885	—	(61,001)	92,884	108,247	—	(476)	107,771
Depreciation and amortization	452,446	—	20,738	473,184	64,243	—	537	64,780
Gain on disposition of properties	(4,489)	—	23,363	18,874	(14)	—	14	—
Equity-based compensation	31,848	—	(4,584)	27,264	6,717	—	74	6,791
Equity in income of unconsolidated entities	385	—	—	385	—	—	—	—
Distributions from unconsolidated entities (1)	—	—	4,033	4,033	—	—	—	—
Net direct financing lease adjustments (1)	—	—	—	—	—	—	—	—
Loss on derivative instruments	8,048	—	(15,134)	(7,086)	45	—	—	45
Gain on sale of investments, net	—	—	—	—	(451)	—	—	(451)
Impairment of real estate	—	—	1,556	1,556
Gain on extinguishment of debt	(8,398)	—	(8,587)	(16,985)	—	—	—	—
Unrealized loss on contingent value rights obligations, net of settlement payments	—	—	—	—	31,134	—	—	31,134
Changes in assets and liabilities:		—	—	—	—	—	—	—
Investment in direct financing leases	525	—	—	525	—	—	—	—
Deferred costs and other assets, net	(62,175)	—	(31,378)	(93,553)	(10,300)	—	37	(10,263)
Due from affiliates	(5,335)	—	(350)	(5,685)	—	—	—	—
Accounts payable and accrued expenses	(133,960)	—	84,147	(51,771)	4,554	—	(394)	4,160
Deferred rent, derivative and other liabilities	(35,298)	—	26,566	(8,774)	2,676	—	—	2,676
Due to affiliates	223	—	(43,443)	(41,262)	—	—	1,349	1,349

Net cash provided by (used in) operating activities	33,785	—	(2,592)	31,193	(7,177)	—	(3,043)	(10,220)

Cash flows from investing activities:
Investments in real estate and other assets	(1,246,588)	—	—	(1,246,588)	(2,129,677)	—	—	(2,129,677)
Acquisition of a real estate business, net of cash acquired	(755,701)	—	(531)	(756,232)	—	—	—	—
Investment in direct financing leases	—	—	—	—	(76,410)	—	—	(76,410)
Capital expenditures	(46,649)	21,733	14,927	(9,989)	(30)	—	—	(30)
Real estate developments	—	(21,733)	—	(21,733)	—	—	—	—
Distributions from unconsolidated entities (2)	4,033	—	(4,033)	—	—	—	—	—
Principal repayments received from borrowers	4,155	—	—	4,155	—	—	—	—
Investments in unconsolidated entities	(2,500)	—	—	(2,500)	—	—	—	—
Return of investment from unconsolidated entities	—	—	—	—	—	—	—	—
Proceeds from disposition of properties	95,321	—	(498)	94,823	—	—	—	—
Investment in intangible assets	(266)	—	—	(266)	—	—	—	—
Investment in other assets	—	—	—	—	(1,041)	—	1,041	—

The consolidated statements of cash flows continue onto the next page.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated	As Previously Reported (1)	Reclassifications	Restatement Adjustments	As Restated
Deposits for real estate investments	(129,602)	—	—	(129,602)	(47,086)	—	—	(47,086)
Uses and refunds of deposits for real estate investments	196,075	—	—	196,075	—	—	—	—
Purchases of investment securities	—	—	—	—	(81,460)	—	—	(81,460)
Line of credit advances to affiliates	$(80,300)	$—	$—	$(80,300)	$—	$—	$—	$—
Line of credit repayments from affiliates	15,600	—	—	15,600	—	—	—	—
Proceeds from sale of investment securities	—	—	—	—	44,188	—	—	44,188
Change in restricted cash	—	—	(15,499)	(15,499)

Net cash used in investing activities	(1,946,422)	—	(5,634)	(1,952,056)	(2,291,516)	—	1,041	(2,290,475)
Cash flows from financing activities:
Proceeds from mortgage notes payable	718,275	—	—	718,275	6,924	—	—	6,924
Payments on mortgage notes payable	(876,874)	—	—	(876,874)	—	—	—	—
Payments on other debt	(7,524)	—	—	(7,524)	—	—	—	—
Proceeds from credit facilities	3,246,000	—	—	3,246,000	825,000	—	—	825,000
Payments on credit facilities	(4,628,800)	—	—	(4,628,800)	(349,604)	—	—	(349,604)
Proceeds from corporate bonds	2,545,760	—	—	2,545,760	—	—	—	—
Payments of deferred financing costs	(80,515)	—	(3,650)	(84,165)	(40,488)	—	(973)	(41,461)
Repurchases of OP Units	—	—	—	—	(350,396)	—	—	(350,396)
Proceeds from issuances of preferred units	—	—	—	—	445,000	—	—	445,000
Proceeds from issuances of OP Units, net offering costs	1,595,735	—	(2,273)	1,593,462	1,810,116	—	(74)	1,810,042
Consideration to Former Manager for internalization	—	—	—	—	(3,035)	—	3,035	—
Contributions from non-controlling interest holders	1,043	—	(61)	982	29,758	—	—	29,758
Distributions to non-controlling interest holders	(16,418)	—	587	(15,831)	(3,111)	—	—	(3,111)
Distributions paid	(427,541)	—	(77)	(427,618)	(90,740)	—	—	(90,740)
Change in restricted cash	(15,539)	—	15,539	—	(844)	—	—	(844)

Net cash provided by financing activities	2,053,602	—	10,065	2,063,667	2,278,580	—	1,988	2,280,568

Net change in cash and cash equivalents	140,965	—	1,839	142,804	(20,113)	—	(14)	(20,127)

Cash and cash equivalents, beginning of period	52,725	—	—	52,725	292,575			292,575

Cash and cash equivalents, end of period	$193,690	$—	$1,839	$195,529	$272,462	$—	$(14)	$272,448

(1)	This line item caption has been added and is included in the accompanying consolidated statements of cash flows for the period ended June 30, 2014.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Note 3 — Mergers and Acquisitions (As Restated)

Completed Mergers and Significant Acquisitions

American Realty Capital Trust III, Inc. Merger

On December 14, 2012, the General Partner entered into an Agreement and Plan of Merger (the “ARCT III Merger Agreement”) with American Realty Capital Trust III, Inc. (“ARCT III”) and certain subsidiaries of each company. The ARCT III Merger Agreement provided for the merger of ARCT III with and into a subsidiary of the General Partner (the “ARCT III Merger”). The ARCT III Merger was consummated on February 28, 2013 (the “ARCT III Merger Date”).

Pursuant to the terms and subject to the conditions set forth in the ARCT III Merger Agreement, each outstanding share of common stock of ARCT III, including restricted shares which became vested, was converted into the right to receive (i) 0.95 of a unit of ARCP’s common stock (the “ARCT III Exchange Ratio”) or (ii) $12.00 in cash. In addition, each outstanding unit of equity ownership of American Realty Capital Operating Partnership III, L.P. (the “ARCT III OP”) was converted into the right to receive 0.95 of the same class of unit of equity ownership in the Operating Partnership.

Upon the closing of the ARCT III Merger on February 28, 2013, the Operating Partnership, on ARCP’s behalf, paid an aggregate of $350 million in cash for 29.2 million shares, or 16.5% of the then outstanding shares of ARCT III’s common stock (which is equivalent to 27.7 million shares of ARCP’s common stock based on the ARCT III Exchange Ratio). In addition, 140.7 million shares of ARCP’s common stock were issued in exchange for 148.1 million shares of ARCT III’s common stock adjusted for the ARCT III Exchange Ratio. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units to ARCP when ARCP issued common stock to former common stockholders of ARCT III.

Upon the consummation of the ARCT III Merger, American Realty Capital Trust III Special Limited Partner, LLC (the “ARCT III Special Limited Partner”), the holder of the special limited partner interest in the ARCT III OP, was entitled to subordinated distributions of net sales proceeds from the ARCT III OP which resulted in the issuance of units of limited partner interests in the ARCT III OP, when after applying the ARCT III Exchange Ratio, resulted in the issuance of an additional 7.3 million Limited Partner OP Units to affiliates of the Former Manager. The parties had agreed that such OP Units would be subject to a minimum one-year holding period from the date of issuance before being redeemable by the holder for cash, or at the option of the General Partner, common stock of ARCP.

Also in connection with the ARCT III Merger, the General Partner entered into an agreement with ARC and its affiliates to internalize certain functions performed by them prior to the ARCT III Merger, reduce certain fees paid to affiliates, purchase certain corporate assets and pay certain merger related fees. See Note 20 — Related Party Transactions and Arrangements (As Restated).

Accounting Treatment for the ARCT III Merger

The General Partner and ARCT III, from inception to the ARCT III Merger Date, were considered to be entities under common control. Both entities’ advisors were wholly owned subsidiaries of ARC. ARC and its related parties had significant ownership interests in the General Partner, Operating Partnership and ARCT III through the ownership of shares, OP Units and other equity interests. In addition, the advisors of both ARCP and ARCT III were contractually eligible to receive potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and continued to receive fees from the Operating Partnership, on behalf of ARCP, prior to ARCP’s transition to self-management. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the significant activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The acquisition of an entity under common control is accounted for on the carryover basis of accounting, whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT III Merger Date. In addition, U.S. GAAP requires the Operating Partnership to present historical financial information as if the merger had occurred as of the earliest period of common control. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT III Merger had occurred at inception.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

CapLease, Inc. Merger

On May 28, 2013, ARCP entered into an Agreement and Plan of Merger (the “CapLease Merger Agreement”) with CapLease, Inc., a Maryland corporation (“CapLease”), and certain subsidiaries of each company. The CapLease Merger Agreement provided for the merger of CapLease with and into a subsidiary of ARCP (the “CapLease Merger”).

On November 5, 2013 (the “CapLease Acquisition Date”), ARCP and the Operating Partnership completed the merger with CapLease pursuant to the CapLease Merger Agreement. Pursuant to the terms of the CapLease Merger Agreement, each outstanding share of common stock of CapLease, other than shares owned by the General Partner, Operating Partnership, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive $8.50. Each outstanding share of preferred stock of CapLease, other than shares owned by the General Partner, Operating Partnership, CapLease or any of their respective wholly owned subsidiaries, was converted into the right to receive an amount in cash equal to the sum of $25.00 plus all accrued and unpaid dividends on such shares of preferred stock. In addition, in connection with the merger of Caplease, LP (the “CapLease OP”) with and into the Operating Partnership (the “CapLease Partnership Merger”), each outstanding unit of equity ownership of the CapLease OP other than units owned by CapLease, the Operating Partnership or any of their respective wholly owned subsidiaries, was converted into the right to receive $8.50. Shares of CapLease’s outstanding restricted stock was accelerated and became fully vested, and restricted stock and any outstanding performance shares were fully earned and received $8.50 per share. In total, cash consideration of $920.7 million was paid to the common and preferred shareholders.

Accounting Treatment for the CapLease Merger

The CapLease Merger has been accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from CapLease have been recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values is recorded as goodwill. Results of operations for CapLease are included in the Operating Partnership’s consolidated financial statements from the date of acquisition. See Note 5—Acquisitions of CapLease, Cole and CCPT (As Restated).

American Realty Capital Trust IV, Inc. Merger

On July 1, 2013, the General Partner entered into an Agreement and Plan of Merger, as amended on October 6, 2013 and October 11, 2013 (the “ARCT IV Merger Agreement”), with ARCT IV, and certain subsidiaries of each company. The ARCT IV Merger Agreement provided for the merger of ARCT IV with and into a wholly owned subsidiary of the Operating Partnership (the “ARCT IV Merger”). The ARCT IV Merger was consummated on January 3, 2014 (the “ARCT IV Merger Date”).

Pursuant to the terms of the ARCT IV Merger Agreement, as amended, each outstanding share of common stock of ARCT IV, including unvested restricted shares that vested in conjunction with the ARCT IV Merger, was exchanged for (i) $9.00 in cash, (ii) 0.5190 of a share of ARCP’s common stock (the “ARCT IV Exchange Ratio”) and (iii) 0.5937 of a share of a new series of preferred stock designated as the 6.70% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) and each outstanding unit of American Realty Capital Operating Partnership IV, L.P. (“ARCT IV OP” and each unit, an “ARCT IV OP Unit”), other than ARCT IV OP Units held by American Realty Capital Trust IV Special Limited Partner, LLC, (the “ARCT IV Special Limited Partner”) and American Realty Capital Advisors IV, LLC (the “ARCT IV Advisor”) was exchanged for (i) $9.00 in cash, (ii) 0.5190 of a Limited Partner OP Unit and (iii) 0.5937 of a Limited Partner OP Unit designated as Series F Preferred Units (“Limited Partner Series F OP Units”). In total, the Operating Partnership, on ARCP’s behalf, paid $651.4 million in cash, ARCP issued 36.9 million shares of common stock and 42.2 million shares of Series F Preferred Stock to former ARCT IV stockholders, and the Operating Partnership issued 0.7 million units of Limited Partner Series F OP units and 0.6 million Limited Partner OP Units to the former ARCT IV OP Unit holders in connection with the consummation of the ARCT IV Merger. In addition, each outstanding ARCT IV Class B Unit (as defined below) and each outstanding ARCT IV OP Unit held by the ARCT IV Special Limited Partner and the ARCT IV Advisor was converted into 2.3961 Limited Partner OP Units, resulting in the Operating Partnership issuing 1.2 million Limited Partner OP Units. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units and General Partner Series F Preferred Units to ARCP when shares of ARCP’s common stock and Series F Preferred Stock were issued to former common stockholders of ARCT IV, respectively.

On January 3, 2014, the Operating Partnership entered into a Contribution and Exchange Agreement (the “ARCT IV Contribution and Exchange Agreement”) with the ARCT IV OP, the ARCT IV Special Limited Partner and ARC Real Estate Partners, LLC (“ARC Real Estate”), an entity affiliated with the Former Manager. The ARCT IV Special Limited Partner was entitled to receive certain distributions from the ARCT IV OP, including the subordinated distribution of net sales proceeds resulting from an

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

“investment liquidity event” (as defined in the agreement of limited partnership of the ARCT IV OP). The ARCT IV Merger constituted an “investment liquidity event,” as a result of which the ARCT IV Special Limited Partner, in connection with management’s successful attainment of the 6.0% performance hurdle and the return to ARCT IV’s stockholders of approximately $358.3 million in addition to their initial investment, was entitled to receive a subordinated distribution of net sales proceeds from the ARCT IV OP equal to approximately $63.2 million. Pursuant to the ARCT IV Contribution and Exchange Agreement, the ARCT IV Special Limited Partner contributed its interest in the ARCT IV OP, inclusive of the subordinated distribution proceeds received, to the ARCT IV OP in exchange for 2.8 million equity units of the ARCT IV OP, based on a price per share of $22.50. The fair value of these units at date of issuance was $78.2 million and has been included in merger and other non-routine transactions in the accompanying consolidated statements of operations for the six months ended June 30, 2014. Upon consummation of the ARCT IV Merger, these equity units were immediately converted to 6.7 million Limited Partner OP Units after application of the exchange ratio of 2.3961 per share. In conjunction with the ARCT IV Merger Agreement, the ARCT IV Special Limited Partner agreed to a minimum two-year holding period for these Limited Partner OP Units before having the right to redeem in cash, or at the option of the General Partner, convert them to common stock of ARCP.

In addition, as part of the ARCT IV Contribution and Exchange Agreement, ARC Real Estate Partners, LLC, contributed $750,000 in cash to the ARCT IV OP, effective prior to the consummation of the ARCT IV Merger, in exchange for ARCT IV OP Units. Upon the consummation of the ARCT IV Merger, these equity units converted at an exchange ratio of 2.3961 Limited Partner OP Units per ARCT IV OP Unit, resulting in the Operating Partnership issuing 0.1 million Limited Partner OP Units to ARC Real Estate Partners, LLC.

Accounting Treatment for the ARCT IV Merger

The General Partner and ARCT IV, from inception to the ARCT IV Merger Date, were considered to be entities under common control. Both entities’ advisors were wholly owned subsidiaries of ARC. ARC and its related parties had ownership interests in the General Partner, Operating Partnership and ARCT IV through the ownership of shares, OP Units and other equity interests. In addition, the advisors of both ARCP and ARCT IV were contractually eligible to receive potential fees for their services to both of the companies including asset management fees, incentive fees and other fees and had continued to receive fees from the Operating Partnership prior to ARCP’s transition to self-management. Due to the significance of these fees, the advisors and ultimately ARC were determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through advisory/management agreements, which qualified them as affiliated companies under common control in accordance with U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting, whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the ARCT IV Merger Date. In addition, U.S. GAAP requires the Operating Partnership to present historical financial information as if the merger had occurred as of the earliest period of common control. Therefore, the accompanying financial statements including the notes thereto are presented as if the ARCT IV Merger, including the impact of the equity transactions entered to consummate the merger, had occurred at inception.

Fortress Portfolio Acquisition

On July 24, 2013, ARC and another related entity, on behalf of the General Partner and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with affiliates of funds managed by Fortress Investment Group LLC (“Fortress”) for the purchase of 196 properties owned by Fortress, for an aggregate contract purchase price of $972.5 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which were allocated to ARCP based on the pro rata fair value of the properties acquired by ARCP relative to the fair value of all 196 properties to be acquired from Fortress. Of the 196 properties, 120 properties were allocated to ARCP (the “Fortress Portfolio”). On October 1, 2013, ARCP, through wholly owned subsidiaries of the Operating Partnership, closed on 41 of the 120 properties with a total purchase price of $200.3 million, exclusive of closing costs. Those Operating Partnership subsidiaries closed the acquisition of the remaining 79 properties in the Fortress Portfolio on January 8, 2014, for an aggregate contract purchase price of $400.9 million, exclusive of closing costs. The total purchase price of the Fortress Portfolio was $601.2 million, exclusive of closing costs.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Cole Real Estate Investments, Inc. Merger

On October 22, 2013, the General Partner entered into an agreement and plan of merger (the “Cole Merger Agreement”) with Cole Real Estate Investments, Inc. (“Cole”), a Maryland corporation, and a wholly owned subsidiary of the General Partner. The Cole Merger Agreement provided for the merger of Cole with and into a wholly owned subsidiary of the General Partner (the “Cole Merger”). The Operating Partnership consummated the Cole Merger on February 7, 2014 (the “Cole Acquisition Date”).

Pursuant to the terms of the Cole Merger Agreement, each share of common stock of Cole issued and outstanding immediately prior to the effectiveness of the Cole Merger, including unvested restricted stock units (“RSUs”) and performance stock units that vested in conjunction with the Cole Merger, other than shares owned by the General Partner, Cole or any of their respective subsidiaries, was converted into the right to receive either (i) 1.0929 shares of ARCP’s common stock (the “Stock Consideration”) or (ii) $13.82 in cash (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”). Approximately 98% of all outstanding Cole shareholders received Stock Consideration and approximately 2% of outstanding Cole shareholders elected to receive Cash Consideration, pursuant to the terms of the Cole Merger Agreement, resulting in ARCP issuing approximately 520.8 million shares of common stock and the Operating Partnership, on ARCP’s behalf, paying $181.8 million in cash to holders of Cole shares based on their elections. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units to ARCP when shares of ARCP’s common stock were issued to former common stockholders of Cole.

In addition, ARCP issued approximately 2.8 million shares of common stock, in the aggregate, to certain executives of Cole pursuant to letter agreements entered into between the General Partner and such individuals, concurrently with the execution of the Cole Merger Agreement, as previously disclosed by the General Partner.

Additionally, effective as of the Cole Acquisition Date, ARCP issued, but has not yet allocated, 0.4 million shares with dividend equivalent rights commensurate with the ARCP’s common stock. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units to ARCP when shares of ARCP’s common stock were issued to former executives of Cole.

Accounting Treatment for the Cole Merger

The Cole Merger has been accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from Cole have been recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values is recorded as goodwill. Results of operations for Cole are included in the Operating Partnership’s consolidated financial statements subsequent to the Cole Acquisition Date.

Inland Portfolio Acquisition

On August 8, 2013, ARC and another related entity, on behalf of the General Partner and certain other entities sponsored directly or indirectly by ARC, entered into a purchase and sale agreement with Inland American Real Estate Trust, Inc. (“Inland”) for the purchase of the equity interests of 67 companies owned by Inland for an aggregate contract purchase price of approximately $2.3 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. Of the 67 companies, the equity interests of 10 companies (the “Inland Portfolio”) were allocated to ARCP for a purchase price of approximately $501.0 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to ARCP based on the pro rata fair value of the Inland Portfolio relative to the fair value of all 67 companies to be acquired from Inland by the Operating Partnership, on ARCP’s behalf, and the other entities sponsored directly or indirectly by ARC. The Inland Portfolio is comprised of 33 properties. As of June 30, 2014, the Operating Partnership had closed on 32 of the 33 properties for a total purchase price of $288.2 million, exclusive of closing costs. The General Partner will not close on the remaining one property.

Cole Credit Property Trust, Inc. Merger

On March 17, 2014, the General Partner and a wholly owned subsidiary of the General Partner entered into an Agreement and Plan of Merger (the “CCPT Merger Agreement”) with Cole Credit Property Trust, Inc., a Maryland corporation (“CCPT”). The CCPT Merger Agreement provided for the merger of CCPT with and into a subsidiary of the General Partner (the “CCPT Merger”). The General Partner consummated the CCPT Merger on May 19, 2014 (the “CCPT Acquisition Date”). The estimated fair value of the consideration transferred at the CCPT Acquisition Date totaled approximately $73.2 million, which was paid in cash.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Pursuant to the CCPT Merger Agreement, the General Partner commenced a cash tender offer to purchase all of the outstanding shares of common stock of CCPT (the “CCPT Common Stock”) (other than shares owned by CCPT, the General Partner or any subsidiary of the General Partner), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 31, 2014, and the related Letter of Transmittal (together with any amendments or supplements to the foregoing, the “Offer”), at a price of $7.25 per share (the “Offer Price”), net to the seller in cash, without interest, less any applicable withholding tax. On May 19, 2014, the General Partner accepted for payment and paid for all shares of CCPT Common Stock that were validly tendered in the Offer. As of the expiration of the Offer, a total of 7,735,069 shares of CCPT Common Stock were validly tendered and not withdrawn, representing approximately 77% of the shares of CCPT Common Stock outstanding.

Immediately following the acceptance for payment and payment for the shares of CCPT Common Stock that were validly tendered in the Offer, the General Partner exercised its option (the “Top-Up Option”), granted pursuant to the CCPT Merger Agreement, to purchase, at a price per share equal to the Offer Price, 13,457,874 newly issued shares of CCPT Common Stock (collectively, the “Top-Up Shares”). The Top-Up Shares, taken together with the shares of CCPT Common Stock owned, directly or indirectly, by the General Partner and its subsidiaries immediately following the acceptance for payment and payment for the shares of CCPT Common Stock that were validly tendered in the Offer, constituted one share more than 90% of the outstanding shares of CCPT Common Stock (after giving effect to the issuance of all shares subject to the Top-Up Option), the applicable threshold required to effect a short-form merger under applicable Maryland law without stockholder approval.

Following the consummation of the Offer and the exercise of the Top-Up Option, in accordance with the CCPT Merger Agreement, the General Partner completed its acquisition of CCPT by effecting of a short-form merger under Maryland law, pursuant to which CCPT was merged with and into a subsidiary of the General Partner. The CCPT Merger became effective following the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of May 19, 2014 (the “Effective Time”).

At the Effective Time, each share of CCPT Common Stock not purchased in the Offer (other than shares held by the CCPT, the General Partner or any subsidiary of the General Partner, which were automatically canceled and retired and ceased to exist) was converted into the right to receive an amount, in cash and without interest, equal to the Offer Price.

Accounting Treatment for the CCPT Merger

The CCPT Merger has been accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets acquired and liabilities assumed from CCPT have been recorded as of the acquisition date at their respective fair values. Any excess of purchase price over the fair values is recorded as goodwill. Results of operations for CCPT are included in the Operating Partnership’s consolidated financial statements subsequent to the CCPT Acquisition Date.

Purchase Agreement for Red Lobster Portfolio

On May 16, 2014, the Operating Partnership, through a wholly owned subsidiary, entered into a master purchase agreement to acquire 521 properties, substantially all of which are operating as Red Lobster® restaurants (the “Red Lobster Portfolio”) from a third party. The transaction is structured as a sale-leaseback in which the Operating Partnership will purchase the Red Lobster Portfolio and will immediately lease the portfolio back to the third party pursuant to the terms of multiple master leases (the “Master Leases”). The purchase price of the Red Lobster Portfolio is approximately $1.59 billion, exclusive of closing costs and related expenses. The Master Leases will provide annual rental income of $152.0 million. Approximately 95.0% of the Master Leases will be structured with a 25-year initial term and approximately 5.0% will have a weighted average 18.7-year initial term.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Note 4 — Summary of Significant Accounting Policies (As Restated)

The consolidated financial statements of the Operating Partnership included herein were prepared in conformity with U.S. GAAP for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. The results of operations for the three and six months ended June 30, 2014 are not necessarily indicative of the results for the entire year or any subsequent interim period.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2013 of the Operating Partnership. There have been no significant changes to these policies during the six months ended June 30, 2014, other than the updates described below.

Investment in Unconsolidated Entities

Investment in Unconsolidated Joint Ventures

Investment in unconsolidated joint ventures as of June 30, 2014 consisted of the Operating Partnership’s interest in six joint ventures that owned six properties (the “Unconsolidated Joint Ventures”). As of June 30, 2014, the Operating Partnership owned aggregate equity investments of $98.1 million in the Unconsolidated Joint Ventures. The Operating Partnership accounts for the Unconsolidated Joint Ventures using the equity method of accounting as the Operating Partnership has the ability to exercise significant influence, but not control, over operating and financial policies of these investments. The equity method of accounting requires the investment to be initially recorded at cost and subsequently adjusted for the Operating Partnership’s share of equity in the joint ventures’ earnings and distributions.

Investment in Managed REITs

As of June 30, 2014, the Operating Partnership owned aggregate equity investments of $3.9 million in the following publicly registered, non-traded REITs: Cole Credit Property Trust IV, Inc. (“CCPT IV”); Cole Corporate Income Trust, Inc. (“CCIT”); Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”); Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”); and Cole Credit Property Trust V, Inc. (“CCPT V,” and collectively with CCPT IV, CCIT, INAV and CCIT II, the “Managed REITs”). Prior to the CCPT Acquisition Date, CCPT was a Managed REIT and accounted for using the equity method. As of the CCPT Acquisition Date, the Operating Partnership had an approximately $5,000 equity investment in CCPT. The Operating Partnership accounts for these investments using the equity method of accounting as the Operating Partnership has the ability to exercise significant influence, but not control, over the Managed REITs’ operating and financial policies through its advisory and property management agreements with the respective Managed REITs. The equity method of accounting requires the investment to be initially recorded at cost and subsequently adjusted for the Operating Partnership’s share of equity in the respective Managed REIT’s earnings and distributions.

Leasehold Improvements and Property and Equipment

The Operating Partnership leases its office facilities under operating leases. Leasehold improvements related to these are recorded at cost less accumulated amortization. Leasehold improvements are amortized over the lesser of the estimated useful life or remaining lease term.

Property and equipment, which primarily include office furniture, fixtures and equipment and computer hardware and software, are stated at cost less accumulated depreciation. Property and equipment are depreciated on a straight-line method over the estimated useful lives of the assets, which range from five to seven years. The Operating Partnership reassesses the useful lives of its property and equipment and adjusts the future monthly depreciation expense based on the new useful life, as applicable. If the Operating Partnership disposes of an asset, the asset and related accumulated depreciation are written off upon disposal.

Impairments

Investment in Unconsolidated Entities

The Operating Partnership is required to determine whether an event or change in circumstances has occurred that may have a significant adverse effect on the fair value of any of its investment in the unconsolidated entities. If an event or change in circumstance has occurred, the Operating Partnership is required to evaluate its investment in the unconsolidated entity for

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

potential impairment and determine if the carrying amount of its investment exceeds its fair value. An impairment charge is recorded when an impairment is deemed to be other-than-temporary. To determine whether an impairment is other-than-temporary, the Operating Partnership considers whether it has the ability and intent to hold the investment until the carrying amount is fully recovered. The evaluation of an investment in an unconsolidated entity for potential impairment requires the Operating Partnership’s management to exercise significant judgment and to make certain assumptions. The use of different judgments and assumptions could result in different conclusions.

Leasehold Improvements and Property and Equipment

Leasehold improvements and property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If this review indicates that the carrying amount of the asset is not recoverable, the Operating Partnership records an impairment loss, measured at fair value by estimated discounted cash flows or market appraisals. The Operating Partnership identified properties during the three and six months ended June 30, 2014 with impairment indicators for which the undiscounted future cash flows expected as a result of the use and eventual disposition of the real estate and related assets was less than the carrying amount of each respective properties, as discussed in Note 11 — Fair Value of Financial Instruments (As Restated).

Goodwill

In the case of a business combination, after identifying all tangible and intangible assets and liabilities, the excess consideration paid over the fair value of the assets and liabilities acquired and assumed, respectively, represents goodwill. Goodwill that arose as a result of the Operating Partnership’s mergers and acquisitions was recorded in the Operating Partnership’s consolidated financial statements.

In the event the Operating Partnership disposes of a property that constitutes a business under U.S. GAAP from a reporting unit with goodwill, the Operating Partnership will allocate a portion of the reporting unit’s goodwill to that business in determining the gain or loss on the disposal of the business. The amount of goodwill allocated to the business is based on the relative fair value of the business to the fair value of the reporting unit. The REI segment and Cole Capital each comprise one reporting unit.

The Operating Partnership will evaluate goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate the carrying value, by reporting unit, may not be recoverable. The Operating Partnership’s annual testing date is during the fourth quarter. The Operating Partnership will test goodwill for impairment by first comparing the book value of net assets to the fair value of each reporting unit. If the fair value is determined to be less than the book value or if qualitative factors indicate that it is more likely than not that goodwill is impaired, a second step is performed to compute the amount of impairment as the difference between the estimated fair value of goodwill and the carrying value. The Operating Partnership will estimate the fair value of the reporting units using discounted cash flows and relevant competitor multiples. The evaluation of goodwill for potential impairment requires the Operating Partnership’s management to exercise significant judgment and to make certain assumptions. The use of different judgments and assumptions could result in different conclusions.

The following summarizes the Operating Partnership’s goodwill activity during the six months ended June 30, 2014 by segment (in thousands):

	REI Segment	Cole Capital	Consolidated
Balance as of January 1, 2014	$92,789	$—	$92,789
Cole Merger (1)	1,654,085	558,835	2,212,920
Goodwill allocated to dispositions (2)	(12,722)	—	(12,722)

Balance as of June 30, 2014	$1,734,152	$558,835	$2,292,987

(1)	Goodwill recognized from the Cole Merger was assigned to the REI segment and Cole Capital based on the excess consideration paid over the fair value of the assets and liabilities acquired and assumed in each segment. Refer to Note 5 — Acquisitions of CapLease, Cole and CCPT (As Restated) for further discussion.
(2)	Goodwill allocated to the cost basis of properties sold or classified as held for sale is included in loss on held for sale assets and disposition of properties, net, in the consolidated statement of operations.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Program Development Costs

The Operating Partnership pays for organization, registration and offering expenses associated with the sale of common stock of the Managed REITs. The reimbursement of these expenses by the Managed REITs is limited to a certain percentage of the proceeds raised from their offerings, in accordance with their respective advisory agreements and charters. Such expenses paid by the Operating Partnership on behalf of the Managed REITs in excess of these limits that are expected to be collected are recorded as program development costs. The Operating Partnership assesses the collectability of the program development costs, considering the offering period and historical and forecasted sales of shares under the Managed REITs’ respective offering and reserves for any balances considered not collectible. No reserves were recorded as of June 30, 2014, as the Operating Partnership expects to be reimbursed for all of the program development costs by the Managed REITs as additional proceeds from their respective offerings are raised. Program development costs are included in deferred costs and other assets, net in the accompanying consolidated balance sheets.

Acquisition Related Expenses and Merger and Other Non-routine Transaction Related Expenses

All direct costs incurred as a result of a business combination are classified as acquisition costs or merger and other non-routine transaction costs and expensed as incurred. In addition, indirect costs, such as internal salaries, that are tracked and documented in a manner that clearly indicate that the activities driving the cost directly relate to activities necessary to complete, or effect, a business combination are classified as acquisition related expenses. Similar costs incurred in relation to mergers with entities under common control (which are not accounted for as acquisitions) are included in the caption “merger and other non-routine transactions.” Acquisition related expenses include legal and other transaction related costs incurred in connection with self-originated acquisitions including purchases of portfolios. Other non-routine transaction costs are also presented within the line item merger and other non-routine transactions in the consolidated statements of operations and comprehensive loss.

Merger and other non-routine transaction related expenses include the following costs (amounts in thousands):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
	(As Restated)	(As Restated)	(As Restated)	(As Restated)
Merger related costs:
Strategic advisory services	$—	$1,500	$32,615	$11,799
Transfer taxes	—	—	5,109	1,085
Legal fees and expenses	1,563	1,511	4,547	3,191
Personnel costs and other reimbursements	—	255	751	639
Multi-tenant spin-off	2,859	—	5,180	—
Other fees and expenses	346	2,594	1,676	5,459
Other non-routine costs
Post-transaction support services	—	—	14,251	2,000
Subordinated distribution fees	—	—	78,244	98,360
Furniture, fixtures and equipment	—	—	14,085	5,800
Legal fees and expenses	—	—	1,826	950
Personnel costs and other reimbursements	275	—	2,718	—
Other fees and expenses	2,379	5	6,718	150

Total	$7,422	$5,865	$167,720	$129,433

Due from Affiliates

The Operating Partnership receives or may be entitled to receive compensation and reimbursement for services primarily relating to the Managed REITs’ offerings and the investment, management, financing and disposition of their respective assets. Refer to Note 20 — Related Party Transactions and Arrangements (As Restated) for further explanation.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Reportable Segments

The Operating Partnership has concluded that it has two reportable segments as it has organized its operations into two segments for management and internal financial reporting purposes, REI and Cole Capital. The identification and aggregation of reportable segments requires the Operating Partnership’s management to exercise certain judgments. Refer to Note 6 — Segment Reporting (As Restated) for further information.

Revenue Recognition—Cole Capital

Revenue consists of securities sales commissions and dealer manager fees, real estate acquisition fees, property management fees, advisory fees, asset management fees and performance fees for services relating to the Managed REITs’ offerings and the investment and management of their respective assets, in accordance with the respective advisory and dealer manager agreements. The Operating Partnership records revenue related to acquisition fees, securities sales commissions and dealer manager fees upon completion of a transaction and advisory, asset and property management fees as services are performed. The Operating Partnership is also reimbursed for certain costs incurred in providing these services. Securities sales commission and dealer manager reimbursements are recorded as revenue as the expenses are incurred. Other reimbursements are recorded as revenue when reimbursements are reasonably assured.

Income Taxes

The Operating Partnership is classified as a partnership for federal income tax purposes. As a partnership, the Operating Partnership is not a taxable entity for federal income tax purposes. Instead, each partner in the Operating Partnership is required to take into account its allocable share of the Operating Partnership’s income, gains, losses, deductions and credits for each taxable year. However, the Operating Partnership may be subject to certain state and local taxes on its income and property.

The General Partner and ARCT III qualified as REITs under Sections 856 through 860 of the Internal Revenue Code (the “Code”) commencing with the taxable year ended December 31, 2011. ARCT IV qualified as a REIT under Sections 856 through 860 of the Code commencing with the taxable year ended December 31, 2012. As REITs, each of the General Partner, ARCT IV and ARCT III generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. REITs are subject to a number of other organizational and operational requirements. Each of the General Partner, ARCT III and ARCT IV may still be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

As of June 30, 2014, the Operating Partnership, General Partner, ARCT III and ARCT IV had no material uncertain income tax positions. The tax years subsequent to and including the fiscal year ended December 31, 2010 remain open to examination by the major taxing jurisdictions to which the Operating Partnership, General Partner, ARCT III and ARCT IV are subject.

Under the LPA, the Operating Partnership is to conduct business in such a manner as to permit the General Partner at all times to qualify as a REIT.

The Operating Partnership conducts substantially all of its Cole Capital business operations through a taxable REIT subsidiary (“TRS”). A TRS is a subsidiary of a REIT that is subject to corporate federal, state and local income taxes, as applicable. The Operating Partnership’s use of a TRS enables it to engage in certain business activities that does not preclude the General Partner from complying with the REIT qualification requirements, and allows the Operating Partnership to retain any income generated by these businesses for reinvestment without the requirement to distribute those earnings. The General Partner conducts all of its business in the United States, and as a result, the General Partner files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. Certain inter-company transactions that have been eliminated in consolidation for financial accounting purposes are also subject to taxation.

The Operating Partnership provides for income taxes in accordance with current authoritative accounting and tax guidance. The tax expense or benefit related to significant, unusual or extraordinary items is recognized in the quarter in which those items occur. In addition, the effect of changes in enacted tax laws, rates or tax status is recognized in the quarter in which the change occurs. The accounting estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained or the tax environment changes.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Repurchase Agreements

In certain circumstances, the Operating Partnership may obtain financing through a repurchase agreement. The Operating Partnership evaluates the initial transfer of a financial instrument and the related repurchase agreement for sale accounting treatment. In instances where the Operating Partnership maintains effective control over the transferred securities, the Operating Partnership accounts for the transaction as a secured borrowing, and accordingly, both the securities and related repurchase agreement payable are recorded separately in the accompanying consolidated balance sheets in investment securities, at fair value and other debt, net, respectively. In instances where the Operating Partnership does not maintain effective control over the transferred securities, the Operating Partnership accounts for the transaction as a sale of securities for proceeds consisting of cash and a forward purchase contract.

Recent Accounting Pronouncements

In April 2014, the FASB issued Accounting Standards Update, 2014-08 Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”), which amends the reporting requirements for discontinued operations by updating the definition of a discontinued operation to be a component of an entity that represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results, resulting in fewer disposals that qualify for discontinued operations reporting yet the pronouncement also requires expanded disclosures for discontinued operations. The Operating Partnership adopted ASU 2014-08 effective January 1, 2014. Starting with the first quarter of 2014, the results of operations for all qualifying disposals and properties classified as held for sale that were not previously reported in discontinued operations in the Amended 10-K for the year ended December 31, 2013 will be presented within income from continuing operations on the accompanying consolidated statements of income.

In May 2014, FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” which supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires an entity to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early application not permitted. The Operating Partnership is currently evaluating the impact of the new standard on its financial statements.

Note 5 — Acquisitions of CapLease, Cole and CCPT (As Restated)

CapLease Acquisition

On November 5, 2013 (the “CapLease Acquisition Date”), the General Partner completed the CapLease Merger, an acquisition of a REIT that primarily owned and managed a diversified portfolio of single tenant commercial real estate properties subject to long-term leases, the majority of which were net leases, to high credit quality tenants, by acquiring 100% of the outstanding common stock and voting interests of CapLease. The acquisition was accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The Operating Partnership’s consolidated financial statements include the results of operations of CapLease subsequent to the CapLease Acquisition Date.

The purchase price includes a cash payment of $920.7 million, which was funded by the Operating Partnership through additional borrowings under its revolving credit facility and the credit facility assumed from CapLease. See Note 13 — Other Debt and Note 14 — Credit Facilities.

The purchase price allocation for the CapLease Merger is considered preliminary, and additional adjustments may be recorded during the measurement period in accordance with U.S. GAAP. The purchase price allocation will be finalized as the Operating Partnership receives additional information relevant to the acquisition, including a final valuation of the assets purchased and liabilities assumed.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The preliminary purchase price for the acquisition was allocated to assets acquired and liabilities assumed based on their estimated fair value and reflects a goodwill adjustment identified in the Amended 10-K in Note 2 — Restatement of Previously Issued Financial Statements. The following table presents the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the CapLease Acquisition Date (in thousands):

As of the CapLease Acquisition Date (1)
Fair value of consideration given	$920,697

Assets purchased, at fair value:
Land	235,843
Buildings, fixtures and improvements	1,596,481
Land and construction in process	12,352
Acquired intangible lease assets	191,964

Total real estate investments	2,036,640
Cash and cash equivalents	41,799
Investment securities	60,730
Loans held for investment	26,457
Restricted cash	29,119
Deferred costs and other assets, net	21,574

Total identifiable assets purchased	2,216,319

Liabilities assumed, at fair value:
Mortgage notes payable	1,037,510
Secured credit facility	121,000
Other debt	114,208
Below-market leases	57,058
Derivative liabilities	158
Accounts payable and accrued expenses	49,291
Deferred rent, derivative and other liabilities	8,619

Total liabilities assumed	1,387,844

Non-controlling interest retained by third party	567

Net identifiable assets acquired by the Operating Partnership	827,908

Goodwill	$92,789

(1)	As reported in the Form 8-K.

Management is in the process of further evaluating the purchase price accounting. The fair value of real estate investments and below-market leases have been estimated by the Operating Partnership with the assistance of third party valuation firms. Based on a preliminary analysis received to-date, the estimated fair value of these assets and liabilities total $2.0 billion and $57.1 million, respectively. The recorded values represent the estimated fair values related to such assets and liabilities. Upon completion of the analysis, including a review of the appraisals and assessment of current market rates, changes to the estimated fair values may result. Such post-closing adjustments are customary in nature in accordance with ASC 805, Business Combinations.

The ascribed value of the non-controlling interest has been estimated based on the fair value of the percentage ownership of The Woodlands, Texas development activity not held by the Operating Partnership. See Note 7 — Real Estate Investments (As Restated) for further information on this development project.

The fair value of the remaining CapLease assets and liabilities have been calculated in accordance with the Operating Partnership’s policy on purchase price allocation, as disclosed in the Form 8-K for the year ended December 31, 2013.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Goodwill of approximately $92.8 million is expected to be assigned to the REI segment upon completion of the valuation. The goodwill recognized is attributed to the enhancement of the Operating Partnership’s year-round rental revenue stream, expected synergies and the assembled work force at CapLease.

The pro forma consolidated statements of operations in Note 7 — Real Estate Investments (As Restated) are presented as if CapLease had been included in the consolidated results of the Operating Partnership for the entire periods ended June 30, 2014 and 2013.

Cole Acquisition

The Operating Partnership accounted for the Cole Merger as a business combination under the acquisition method of accounting. Therefore, the consolidated financial statements include the results of operations of Cole subsequent to the Cole Acquisition Date.

Fair Value of Consideration Transferred

The Operating Partnership is in the process of gathering certain additional information in order to finalize its assessment of the fair value of the consideration transferred; thus, the fair values of currently recorded assets and liabilities are subject to change. The estimated fair value of the consideration transferred at the Cole Acquisition Date totaled approximately $7.5 billion and consisted of the following (in thousands):

As of Cole Acquisition Date (Preliminary)
Estimated Fair Value of Consideration Transferred:
Cash	$181,775
Common stock	7,285,868

Total consideration transferred	$7,467,643

The fair value of the 520.8 million shares of ARCP’s common stock issued, excluding those common shares transferred to former Cole executives, was determined based on the closing market price of ARCP’s common stock on the Cole Acquisition Date. In accordance with the LPA, the Operating Partnership issued a corresponding number of General Partner OP Units to ARCP when shares of ARCP’s common stock were issued to former stockholders of Cole.

Allocation of Consideration

The consideration transferred pursuant to the Cole Merger Agreement was allocated to the assets acquired and liabilities assumed for the REI segment and Cole Capital, based upon their preliminary estimated fair values as of the Cole Acquisition Date. The Operating Partnership is in the process of gathering certain additional information in order to finalize its assessment of the fair value of certain intangible assets; thus, the provisional measurements of intangible assets and goodwill are subject to change. Such post-closing adjustments are customary in nature in accordance with ASC 805, Business Combinations. The measurement periods recorded for the period from the Cole Acquisition Date to June 30, 2014 are presented consolidated and by segments in the tables below.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed, including all measurement period adjustments, at the Cole Acquisition Date (in thousands):

	Preliminary
	REI Segment	Cole Capital	Total as of Cole Acquisition Date
Identifiable Assets Acquired at Fair Value:
Land	$1,737,839	$—	$1,737,839
Buildings, fixtures and improvements	5,901,827	—	5,901,827
Acquired intangible lease assets	1,324,217	—	1,324,217

Total real estate investments	8,963,883	—	8,963,883
Investment in unconsolidated entities	100,659	3,307	103,966
Investment in marketable securities	151,197	—	151,197
Investment in notes receivable	72,326	—	72,326
Cash and cash equivalents	129,552	20,413	149,965
Restricted cash	15,704	—	15,704
Intangible assets	—	385,368	385,368
Deferred costs and other assets	43,774	50,893	94,667
Due from affiliates	—	3,301	3,301

Total identifiable assets acquired	9,477,095	463,282	9,940,377

Identifiable Liabilities Assumed at Fair Value:
Mortgage notes payable, net	$2,706,585	$—	$2,706,585
Credit facilities	1,309,000	—	1,309,000
Other debt, net	49,013	—	49,013
Acquired below market lease intangibles	212,433	—	212,433
Accounts payable and accrued expenses	87,628	54,615	142,243
Prepaid rent, derivative and other liabilities	67,841	167,458	235,299
Dividends payable	6,271	—	6,271

Due to affiliates	—	44	44

Total liabilities assumed	4,438,771	222,117	4,660,888

Non-controlling interests	24,766	—	24,766

Net identifiable assets acquired	5,013,558	241,165	5,254,723
Goodwill	1,654,085	558,835	2,212,920

Net assets acquired	$6,667,643	$800,000	$7,467,643

The fair value of real estate investments, including acquired lease intangibles, and below-market lease liabilities allocated to the REI segment have been estimated by the Operating Partnership with the assistance of a third party valuation firm. Based on a preliminary analysis received to date, the estimated fair value of these assets and liabilities total $9.0 billion and $212.4 million, respectively. The recorded values represent the estimated fair values related to such assets and liabilities. Upon completion of the analysis, including a review of the appraisals and assessment of current market rates, changes to the estimated fair values may result.

The intangible assets acquired primarily consist of management and advisory contracts that the Operating Partnership has with the Managed REITs and are subject to an estimated useful life of approximately four years. The Operating Partnership recorded $38.0 million of amortization expense for the period from the Cole Acquisition Date to June 30, 2014. The estimated amortization expense for the remainder of the year ending December 31, 2014 is $48.6 million. The estimated amortization expense for each of the years ending December 31, 2015, 2016 and 2017 is $96.3 million and the estimated amortization expense for the year ending December 31, 2018 is $9.8 million.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Goodwill of approximately $1.7 billion is expected to be assigned to the REI segment upon completion of the external valuation. The goodwill recognized is attributed to the enhancement of the Operating Partnership’s year-round rental revenue stream, realized and expected synergies, the impact of the merger on lowering the Operating Partnership’s cost of capital, as well as the benefits of critical mass, improved portfolio diversification, and enhanced access to capital markets. Goodwill of approximately $558.8 million is expected to be assigned to Cole Capital upon completion of the external valuation. The goodwill is primarily supported by management’s belief that Cole Capital brings an established management platform with numerous strategic benefits including growth from new income streams and the ability to offer new products. None of the goodwill is expected to be deductible for income tax purposes.

The fair value of the remaining Cole assets and liabilities have been calculated in accordance with the Operating Partnership’s policy on purchase price allocation, as disclosed in the Form 8-K for the year ended December 31, 2013.

The amounts of revenue and net income related to Cole property acquisitions and Cole Capital included in the accompanying consolidated statements of operations from the Cole Acquisition Date to the period ended June 30, 2014 was $366.2 million and $32.0 million, respectively.

The pro forma consolidated statements of operations in Note 7 — Real Estate Investments (As Restated) are presented as if Cole had been included in the consolidated results of the Operating Partnership for the entire periods ended June 30, 2014 and 2013.

CCPT Acquisition

On May 19, 2014, the General Partner completed its acquisition of CCPT, as discussed in Note 3 — Mergers and Acquisitions (As Restated). The Operating Partnership accounted for the CCPT Merger as a business combination under the acquisition method of accounting. Therefore, the Operating Partnership’s consolidated financial statements include the results of operations of CCPT subsequent to the CCPT Acquisition Date.

Fair Value of Consideration Transferred

The Operating Partnership is in the process of gathering certain additional information in order to finalize its assessment of the fair value of the consideration transferred; thus, the fair values of currently recorded assets and liabilities are subject to change. The estimated fair value of the consideration transferred at the CCPT Acquisition Date totaled approximately $73.2 million, which was paid in cash. The acquisition was funded by the Operating Partnership through additional borrowings under its revolving credit facility.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Allocation of Consideration

The consideration transferred pursuant to the CCPT Merger Agreement was allocated to the assets acquired and liabilities assumed based upon their preliminary estimated fair values as of the CCPT Acquisition Date. The Operating Partnership is in the process of gathering certain additional information in order to finalize its assessment of the fair value of certain intangible assets; thus, the provisional measurements of intangible assets and goodwill are subject to change. Such post-closing adjustments are customary in nature in accordance with ASC 805, Business Combinations. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed by segment at the CCPT Acquisition Date (in thousands):

Preliminary May 19, 2014
Identifiable Assets Acquired at Fair Value:
Land	$28,258
Buildings, fixtures and improvements	113,296
Acquired intangible lease assets	17,960

Total real estate investments	159,514
Cash and cash equivalents	167
Restricted cash	2,420
Prepaid expenses and other assets	297

Total identifiable assets acquired	162,398

Identifiable Liabilities Assumed at Fair Value:
Mortgage notes payable	85,286
Unsecured credit facility	800
Accounts payable and accrued expenses	443
Below-market lease liability	1,752
Due to affiliates	568
Deferred rent and other liabilities	390

Total liabilities assumed	89,239

Net identifiable assets acquired	$73,159

The fair value of real estate investments, including acquired lease intangibles, and below-market lease liabilities have been estimated by the Operating Partnership with the assistance of a third party valuation firm. Based on a preliminary analysis received to date, the estimated fair value of these assets and liabilities total $159.5 million and $1.8 million, respectively. The recorded values represent the estimated fair values related to such assets and liabilities. Upon completion of the analysis, including a review of the appraisals and assessment of current market rates, changes to the estimated fair values may result.

The fair value of the remaining CCPT assets and liabilities have been calculated in accordance with the Operating Partnership’s policy on purchase price allocation, as disclosed in the Form 8-K for the year ended December 31, 2013.

The amounts of revenue and net loss related to CCPT property acquisitions included in the accompanying consolidated statements of operations from the Cole Acquisition Date to the period ended June 30, 2014 were $1.5 million and $0.3 million, respectively.

Note 6 — Segment Reporting (As Restated)

The Operating Partnership operates under two segments, REI and Cole Capital.

REI — Through its REI segment, the Operating Partnership acquires, owns and operates primarily single-tenant, freestanding commercial real estate properties primarily subject to net leases with high credit quality tenants. The Operating Partnership focuses on investing in properties that are net leased to credit tenants, which are generally large public companies with investment-grade ratings and other creditworthy tenants. The Operating Partnership’s long-term business strategy is to continue to acquire a diverse portfolio consisting of approximately 70% long-term leases and 30% medium-term leases, with an average remaining primary lease term of approximately 10 to 12 years. The Operating Partnership considers properties that are

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

leased on a “medium-term” basis to mean properties originally leased long-term (10 years or longer) that currently have a primary remaining lease duration of generally three to eight years, on average. The Operating Partnership seeks to acquire granular, self-originated single-tenant net lease assets, which may be purchased through sale-leaseback transactions, small portfolio acquisitions and in connection with build-to-suit opportunities, to the extent they are appropriate in terms of capitalization rate and scale. The Operating Partnership expects this investment strategy to provide for stable income from credit tenants and for growth opportunities from re-leasing of current below market leases. As of June 30, 2014, the Operating Partnership owned 3,966 properties comprising 106.8 million square feet of single and multi-tenant retail and commercial space located in 49 states, which include properties owned through consolidated joint ventures. As of June 30, 2014, the rentable space at these properties was 98.8% leased with a weighted average remaining lease term of 9.95 years. As of June 30, 2014, the Operating Partnership also owned 25 commercial mortgage-backed securities (“CMBS”), 14 loans held for investment and, through the Unconsolidated Joint Ventures, had interests in six properties comprising 1.6 million rentable square feet of commercial and retail space.

Cole Capital — Cole Capital is contractually responsible for managing the Managed REITs’ affairs on a day-to-day basis, identifying and making acquisitions and investments on the Managed REITs’ behalf and recommending to each of the Managed REIT’s respective board of directors an approach for providing investors with liquidity. Cole Capital serves as the dealer manager and distributes shares of common stock for certain Managed REITs and advises them regarding offerings, manages relationships with participating broker-dealers and financial advisors and provides assistance in connection with compliance matters relating to the offerings. Cole Capital receives compensation and reimbursement for services relating to the Managed REITs’ offerings and the investment, management, financing and disposition of their respective assets, as applicable. Cole Capital also develops new REIT offerings, including obtaining regulatory approvals from the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and various blue sky jurisdictions for such offerings.

The Operating Partnership allocates certain operating expenses, such as audit and legal fees, board of director fees, employee-related costs and benefits and general overhead expenses between its two segments. The following tables present a summary of the comparative financial results and total assets for each business segment (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(As Restated)	(As Restated)	(As Restated)	(As Restated)
REI:
Rental income	$314,519	$52,664	$558,934	$93,651
Direct financing lease income	1,181	—	2,187	—
Operating expense reimbursements	29,256	2,281	50,732	4,191

Total real estate investment revenues	344,956	54,945	611,853	97,842

Acquisition related	7,201	37,266	20,618	47,593
Merger and other non-routine transactions	5,999	5,865	165,793	129,433
Property operating expenses	39,286	3,086	69,041	5,635
Management fees to affiliate	—	—	13,888	12,493
General and administrative expenses	17,977	6,283	53,638	14,055
Equity-based compensation	—	—	—	—
Depreciation and amortization	225,965	33,681	385,448	60,434
Impairment of real estate	1,556	—	1,556	—

Total operating expenses	297,984	86,181	709,982	269,643

Operating income (loss)	46,972	(31,236)	(98,129)	(171,801)

Interest expense, net	(103,897)	(11,424)	(224,848)	(18,225)
Extinguishment of debt, net	(6,469)	—	(15,868)	—
Other (expense) income, net	4,332	1,523	8,291	2,522
Gain (loss) on derivative instruments, net	14,207	(31,174)	7,086	(31,179)
Loss on contingent value rights	—	—	—	—
Gain on disposition of properties, net	(1,269)	—	(18,874)	—

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(As Restated)	(As Restated)	(As Restated)	(As Restated)
Gain on sale of investments	—	—	—	451

Total other expenses, net	(93,096)	(41,075)	(244,213)	(46,431)

Net loss from continuing operations	(46,124)	(72,311)	(342,342)	(218,232)

Discontinued operations:
Income from operations of held for sale properties	$—	$36	$—	$20
Gain on held for sale properties	—	—	—	—

Net income from discontinued operations	—	36	—	20

Net loss	$(46,124)	$(72,275)	$(342,342)	$(218,212)

Cole Capital:
Dealer manager and distribution fees, selling commissions and offering reimbursements	9,969	—	52,422	—
Transaction service fees	14,411	—	18,970	—
Management fees and reimbursements	12,842	—	20,087	—

Total Cole Capital revenues	37,222	—	91,479	—

Cole Capital reallowed fees and commissions	7,068	—	41,504	—
Merger and other non-routine transactions	1,423	—	1,927	—
General and administrative expenses	22,035	—	42,866	—
Depreciation and amortization	24,774	—	39,133	—

Total operating expenses	55,300	—	125,430	—

Total other income	7,604	—	13,855	—

Net income (loss)	(10,474)	—	(20,096)	—

Total Company:
Total revenues	$382,178	$54,945	$703,332	$97,842
Total operating expenses	$353,284	$86,181	$835,412	$269,643
Total other expense	$(85,492)	$(41,075)	$(230,358)	$(46,431)
Loss from continuing operations	$(56,598)	$(72,311)	$(362,438)	$(218,232)
Income from discontinued operations	$—	$36	$—	$20
Net loss	$(56,598)	$(72,275)	$(362,438)	$(218,212)

	Total Assets
	June 30, 2014	December 31, 2013
	(As Restated)	(As Restated)
REI	$20,182,178	$7,809,083
Cole Capital	1,128,318	—

Total	$21,310,496	$7,809,083

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Note 7 — Real Estate Investments (As Restated)

Excluding the Cole Merger, the ARCT IV Merger and the CCPT Merger, the Operating Partnership acquired interests in 337 commercial properties, including 18 land parcels, for an aggregate purchase price of $1.5 billion during the six months ended June 30, 2014 (the “2014 Acquisitions”). The Operating Partnership is in the process of obtaining and reviewing the final third party appraisals for some of the 2014 Acquisitions, and as such, the fair value of the related asset acquired and liabilities assumed during the six months ended June 30, 2014 are provisionally allocated. The following table presents the allocation of the fair value of the assets acquired and liabilities assumed during the periods presented (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Real estate investments, at cost:
Land	$109,075	$416,887	$239,663	$493,029
Buildings, fixtures and improvements	482,074	1,129,906	1,185,641	1,424,900

Total tangible assets	591,149	1,546,793	1,425,304	1,917,929

Acquired intangible assets:
In-place leases	30,801	165,576	128,581	211,748
Above-market leases	5,511	—	21,145	—
Assumed intangible liabilities:
Below-market leases	(1,869)	—	(3,321)	—
Fair value adjustment of assumed notes payable	—	—	(23,589)	—

Total purchase price of assets acquired, net	625,592	1,712,369	1,548,120	2,129,677
Notes payable assumed	—	—	301,532	—

Cash paid for acquired real estate investments	$625,592	$1,712,369	$1,246,588	$2,129,677

Number of properties acquired	122	899	337	1,011

The following table presents unaudited pro forma information as if all of the 2014 Acquisitions and the Cole Merger, ARCT IV Merger and CCPT Merger, as discussed in Note 3 — Mergers and Acquisitions (As Restated), were completed on January 1, 2013 for each period presented below. These amounts have been calculated after applying the Operating Partnership’s accounting policies and adjusting the results of acquisitions to reflect the additional depreciation and amortization and interest expense that would have been charged had the acquisitions occurred on January 1, 2013. Additionally, the unaudited pro forma net loss attributable to unitholders was adjusted to exclude acquisition related expenses of $20.6 million and $47.6 million for the six months ended June 30, 2014 and 2013, respectively and merger and other non-routine transaction related expenses of $167.7 million and $129.4 million for the six months ended June 30, 2014 and 2013, respectively.

	(in thousands)
	Six Months Ended June 30,
	2014	2013
	(As Restated)	(As Restated)
Pro forma revenues	$828,299	$155,269
Pro forma net (loss) income attributable to unitholders	$(64,362)	$10,849

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Future Lease Payments

The following table presents future minimum base rental cash payments due to the Operating Partnership over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (in thousands):

	Future Minimum Operating Lease Base Rent Payments	Future Minimum Direct Financing Lease Payments(1)
July 1, 2014—December 31, 2014	$677,188	$2,485
2015	1,214,297	4,757
2016	1,191,214	4,674
2017	1,142,109	4,273
2018	1,087,444	3,183
Thereafter	7,706,549	10,052

Total	$13,018,801	$29,424

(1)	47 properties are subject to direct financing leases and, therefore, revenue is recognized as direct financing lease income on the discounted cash flows of the lease payments. Amounts reflected are the cash rent on these respective properties.

Investment in Direct Financing Leases, Net

The components of the Operating Partnership’s net investment in direct financing leases as of June 30, 2014 and December 31, 2013 are as follows (in thousands):

	June 30, 2014	December 31, 2013
Future minimum lease payments receivable	$29,685	$33,729
Unguaranteed residual value of property	43,884	46,172
Unearned income	(11,475)	(13,789)

Net investment in direct financing leases	$62,094	$66,112

Development Activities

During the six months ended June 30, 2014, the Operating Partnership acquired 18 land parcels, upon which single-tenant commercial properties will be developed. Based on budgeted construction costs, the remaining costs to complete the buildings is estimated to be $15.3 million in aggregate. The land acquired for an aggregate amount of $8.2 million is included in land in the accompanying consolidated balance sheet. In addition, during the six months ended June 30, 2014, the Operating Partnership substantially completed the development of a 450,000 square foot distribution warehouse in Columbia, South Carolina. The build-to-suit project has an estimated total investment of $22.0 million. As of June 30, 2014, the Operating Partnership had a total investment of $20.4 million, including capitalized interest of $37,000, and an estimated remaining investment of $1.7 million related to the development project.

Prior to the CapLease Acquisition Date, CapLease entered into an agreement with a major Texas-based developer to develop a 150,000 square foot speculative office building in The Woodlands, Texas, adjacent to and part of the same development as an existing office building owned by CapLease since 2012. Costs of the project, which are budgeted to be $34.0 million, are scheduled to be funded by equity contributions from the Operating Partnership and its developer partner, and $17.0 million of advances during the construction period under a development loan entered into with Amegy Bank. All equity contributions are scheduled to be borne as follows: the Operating Partnership, 90%; and the developer, 10%; except for cost overruns, which will be borne 50% by each. Because the Operating Partnership has a controlling financial interest in the investment, the Operating Partnership consolidates the investment for financial accounting purposes. The Operating Partnership has an option to purchase, and the developer the option to sell to the Operating Partnership, in each case at fair market value, the developer’s interest in the project upon (i) substantial completion of the project and (ii) leases being entered into for 95% of the square footage of the project. Construction activity and funding of the project commenced during the quarter ended September 30, 2013 and was expected to be completed during the second half of 2014. As of June 30, 2014, the Operating Partnership had a total investment of $20.0 million, including capitalized interest of $68,000, and estimated remaining investment of $14.0 million related to the development project.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Tenant Concentration

As of June 30, 2014 and June 30, 2013, there were no tenants exceeding 10% of consolidated annualized rental income. Annualized rental income for net leases is rental income as of the period reported, which includes the effect of tenant concessions such as free rent, as applicable.

Geographic Concentration

As of June 30, 2014, properties located in Texas represented 12.9% of consolidated annualized rental income determined on a straight-line basis. There were no geographic concentrations exceeding 10% of consolidated annualized rental income at June 30, 2013.

Note 8 — Investment Securities, at Fair Value

Investment securities are considered available-for-sale and, therefore, increases or decreases in the fair value of these investments are recorded in accumulated other comprehensive income (loss) as a component of equity on the consolidated balance sheets unless the securities are considered to be other-than-temporarily impaired at which time the losses are reclassified to expense.

The following tables detail the unrealized gains and losses on investment securities as of June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Investments in real estate fund	$1,621	$270	$—	$1,891
CMBS	208,584	8,775	(46)	217,313

Total	$210,205	$9,045	$(46)	$219,204

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Investments in real estate fund	$1,589	$—	$(105)	$1,484
CMBS	60,452	498	(367)	60,583

Total	$62,041	$498	$(472)	$62,067

CMBS

In connection with the Cole Merger, the Operating Partnership acquired 15 CMBS with an estimated aggregate fair value of $151.2 million as of the Cole Acquisition Date. As of June 30, 2014, the Operating Partnership owned 25 CMBS with an estimated aggregate fair value of $217.3 million. As of June 30, 2014, certain of these securities were pledged as collateral under repurchase agreements (the “Repurchase Agreements”), as discussed in Note 13 — Other Debt. As of December 31, 2013, the Operating Partnership owned 10 CMBS with an estimated aggregate fair value of $60.6 million.

As of June 30, 2014, the fair value of one CMBS was below its amortized cost by approximately $46,000. The Operating Partnership evaluated each of the securities for other-than-temporary impairment at June 30, 2014, and determined that no other-than-temporary impairment charges on its securities were appropriate. The Operating Partnership believes that none of the unrealized losses on investment securities are other-than-temporary because management expects the Operating Partnership will receive all contractual principal and interest related to these investments. In addition, the Operating Partnership is not required, and does not intend, to sell these securities.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The scheduled maturity of the Operating Partnership’s CMBS as of June 30, 2014 is as follows (in thousands):

	June 30, 2014
	Amortized Cost	Fair Value
Due within one year	$—	$—
Due after one year through five years	1,202	1,237
Due after five years through 10 years	178,922	186,042
Due after 10 years	28,460	30,034

	$208,584	$217,313

Investment in Real Estate Fund

As of June 30, 2014, the Operating Partnership had investments in a real estate fund that is sponsored by an affiliate of the Former Manager and which invests primarily in equity securities of other publicly traded REITs. This investment is accounted for under the equity method of accounting because the Operating Partnership has significant influence but not control.

Note 9 — Loans Held for Investment

During the six months ended June 30, 2014, in connection with the Cole Merger, the Operating Partnership acquired two mortgage notes receivable, each of which is secured by an office building. The mortgage notes had a fair value of $72.3 million as of the Cole Acquisition Date. As of December 31, 2013, the Operating Partnership owned 12 loans held for investment, which were acquired in connection with the CapLease Merger and consist predominantly of mortgage loans on properties subject to leases to investment-grade tenants. The loans had a fair value of $26.5 million at the CapLease Merger Date. At June 30, 2014, the Operating Partnership owned 14 loans held for investment, which had a carrying value of $97.6 million and carried interest rates ranging from 5.28% to 7.24%. As of December 31, 2013, the loans held for investment had a carrying value of $26.3 million and carried interest rates ranging from 5.28% to 7.24%. The fair value adjustment is being amortized to interest expense in the consolidated statements of operations over the term of the loan, using the effective interest method.

The Operating Partnership’s loan portfolio is comprised primarily of fully amortizing or nearly fully amortizing first mortgage loans on commercial real estate leased to a single tenant. Therefore, the Operating Partnership’s monitoring of the credit quality of its loans held for investment is focused primarily on an analysis of the tenant, including review of tenant credit ratings (including changes in ratings) and other measures of tenant credit quality, trends in the tenant’s industry and general economic conditions, and an analysis of measures of collateral coverage, such as an estimate of the loan’s loan-to-value (“LTV”) ratio (principal amount outstanding divided by estimated value of the property) and its remaining term until maturity. As of June 30, 2014 and December 31, 2013, the Operating Partnership had no reserve for loan loss.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Note 10 — Deferred Costs and Other Assets, Net (As Restated)

Deferred costs and other assets, net consisted of the following as of June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014	December 31, 2013
	(As Restated)	(As Restated)
Deferred costs, net (1)	$156,911	$84,746
Accounts receivable, net (2)	65,855	16,254
Straight-line rent receivable	43,892	19,010
Prepaid expenses (1)	17,379	43,801
Leasehold improvements, property and equipment, net (3)	21,028	531
Restricted escrow deposits	49,306	101,813
Derivative assets, at fair value (1)	5,522	9,189
Other assets (1)	58,306	5,317

Total	$418,199	$280,661

(1)	These line items have been updated since the 2013 OP Form S-4. Certain line items have been reclassified and included within the deferred costs and other assets, net in the accompanying consolidated balance sheet. For detail on the restatement and reclassification adjustments, see Note 2— Restatement of Previously Issued Financial Statements.
(2)	Allowance for doubtful accounts was $1.8 million and $0.2 million as of June 30, 2014 and December 31, 2013, respectively.
(3)	Amortization expense for leasehold improvements totaled $0.3 million and $0.5 million for the three and six months ended June 30, 2014, respectively. Accumulated amortization was $0.5 million and $0.0 million as of June 30, 2014 and December 31, 2013, respectively. Depreciation expense for property and equipment totaled $0.8 million and $0.7 million for the three and six months ended June 30, 2014, respectively. Accumulated depreciation was $0.7 million and $0.0 million as of June 30, 2014 and December 31, 2013, respectively.

Note 11 — Fair Value of Financial Instruments (As Restated)

The Operating Partnership determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3—Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Operating Partnership evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Operating Partnership expects that changes in classifications between levels will be infrequent.

Although the Operating Partnership has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Operating Partnership and its counterparties.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

However, as of June 30, 2014, the Operating Partnership has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Operating Partnership’s derivatives. As a result, the Operating Partnership has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The following tables present information about the Operating Partnership’s assets and liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of June 30, 2014 and December 31, 2013, aggregated by the level in the fair value hierarchy within which those instruments fall (in thousands):

	Level 1	Level 2	Level 3	Balance as of June 30, 2014 (as restated)
Assets:
Investments in real estate fund	$—	$1,891	$—	$1,891
CMBS	—	—	217,313	217,313
Interest rate swap assets	—	5,522	—	5,522

Total assets	$—	$7,413	$217,313	$224,726

Liabilities:
Interest rate swap liabilities	$—	$(12,811)	$—	$(12,811)
Series D Preferred Stock embedded derivative	—	—	(11,520)	(11,520)
Contingent consideration arrangements	—	—	(4,818)	(4,818)

Total liabilities	$—	$(12,811)	$(16,338)	$(29,149)

	Level 1	Level 2	Level 3	Balance as of December 31, 2013
Assets:
Investments in real estate fund	$—	$1,484	$—	$1,484
CMBS	—	—	60,583	60,583
Interest rate swap assets	—	9,189	—	9,189

Total assets	$—	$10,673	$60,583	$71,256

Liabilities:
Interest rate swap liabilities	$—	$(1,719)	$—	$(1,719)
Series D Preferred Stock embedded derivative	—	—	(16,736)	(16,736)

Total liabilities	$—	$(1,719)	$(16,736)	$(18,455)

Investments in real estate fund—The fair value of the Operating Partnership’s investments in real estate fund is based on published pricing.

CMBS—The fair values of the Operating Partnership’s CMBS are valued using broker quotations, collateral values, subordination levels and liquidity of the individual securities.

Derivatives—The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments are incorporated into the fair values to account for the Operating Partnership’s potential nonperformance risk and the performance risk of the counterparties.

Series D Preferred Stock embedded derivative—The valuation of this derivative instrument is determined using a binomial option pricing model. Key inputs in the model include the expected term, risk-free interest rate, volatility and dividend yield.

Contingent consideration arrangements—The contingent consideration arrangements are carried at fair value. The fair value of the contingent payments related to property acquisitions is determined based on the estimated timing and probability of

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

successfully leasing vacant space subsequent to the Operating Partnership’s acquisition of certain properties. The estimated fair value of the property-related contingent consideration arrangements totaled $4.8 million as of June 30, 2014 and is included in the accompanying consolidated balance sheet in deferred rent, derivative and other liabilities. There were no property-related contingent consideration arrangements as of December 31, 2013.

The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, due to affiliates and accounts payable approximate their carrying value on the accompanying consolidated balance sheets due to their short-term nature and are classified as Level 1 under the fair value hierarchy.

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 or Level 3 of the fair value hierarchy during the six months ended June 30, 2014.

The following is a reconciliation of the changes in instruments with Level 3 inputs in the fair value hierarchy for the six months ended June 30, 2014 (in thousands):

	CMBS	Series D Preferred Stock Embedded Derivative	Contingent Consideration Arrangements	Total
Beginning balance as of December 31, 2013	$60,583	$(16,736)	$—	$43,847
Total gains and losses:
Unrealized gain included in other comprehensive income, net	8,598	—	—	8,598
Changes in fair value included in net income, net	—	5,216	(1,212)	4,004
Purchases, issuances, settlements and amortization:
Purchases/issuances	151,197	—	(3,606)	147,591
Amortization included in net income, net	(3,065)	—	—	(3,065)

Ending balance as of June 30, 2014	$217,313	$(11,520)	$(4,818)	$200,975

The fair values of the Operating Partnership’s financial instruments that are not reported at fair value on the consolidated balance sheets are reported below (dollar amounts in thousands):

	Level	Carrying Amount at June 30, 2014	Fair Value at June 30, 2014	Carrying Amount at December 31, 2013	Fair Value at December 31, 2013
Assets:
Loans held for investment	3	$97,587	$98,902	$26,279	$26,435

Liabilities:
Mortgage notes payable, net	3	$4,227,494	$4,328,230	$1,301,114	$1,305,823
Corporate bonds, net	3	2,546,089	2,568,117	—	—
Convertible debt, net	3	975,003	1,035,581	972,490	976,629
Credit facilities	3	1,896,000	1,896,000	1,819,800	1,819,800
Secured term loan	3	51,296	51,411	58,979	59,049
Unsecured Credit Facility	3	—	—	150,000	150,000
Trust preferred notes	3	26,579	23,485	26,548	23,345
Other debt	3	68,283	68,414	19,278	19,350

Total liabilities		$9,790,744	$9,971,238	$4,348,209	$4,353,996

Loans held for investment—The fair value of the Operating Partnership’s fixed-rate loan portfolio is estimated with a discounted cash flow analysis, utilizing scheduled cash flows and discount rates estimated by management to approximate those that a willing buyer and seller might use.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Credit facilities—Management believes that the stated interest rates (which float based on short-term interest rates) approximate market rates. As such, the fair values of these obligations is estimated to be equal to the outstanding principal amounts.

Convertible notes and Corporate bonds—The fair value of the convertible notes and corporate bonds is estimated by an independent third party using market comps from regularly traded bonds with similar terms.

Mortgage notes payable, Trust preferred notes, Other debt and Secured term loan—The fair value of mortgages payable on real estate investments and the secured term loan is estimated by an independent third party using a discounted cash flow analysis, based on management’s estimates of market interest rates.

Note 12 — Mortgage Notes Payable (As Restated)

The Operating Partnership’s mortgage notes payable consist of the following as of June 30, 2014 and December 31, 2013 (dollar amounts in thousands):

	Encumbered Properties	Outstanding Loan Amount	Weighted Average Effective Interest Rate(1)	Weighted Average Maturity(2)
June 30, 2014	757	$4,125,621	4.90%	6.00
December 31, 2013	177	$1,258,661	3.42%	3.41

(1)	Mortgage notes payable primarily have fixed rates or are fixed by way of interest rate swap arrangements. Effective interest rates range from 2.40% to 7.20% at June 30, 2014 and 1.83% to 6.28% at December 31, 2013.
(2)	Weighted average remaining years until maturity as of June 30, 2014 and December 31, 2013, respectively.

In conjunction with the various mergers and portfolio acquisitions, as described in Note 3 — Mergers and Acquisitions (As Restated), aggregate net premiums totaling $137.4 million were recorded upon the assumption of the mortgages for above-market interest rates. Amortization of these net premiums is recorded as a reduction to interest expense over the remaining term of the respective mortgages using the effective-interest method. As of June 30, 2014, there was $101.9 million in unamortized net premiums included in mortgage notes payable, net on the consolidated balance sheet.

The following table summarizes the scheduled aggregate principal repayments subsequent to June 30, 2014 (in thousands):

Year	Total
July 1, 2014—December 31, 2014	$104,043
2015	270,843
2016	250,881
2017	522,655
2018	252,292
Thereafter	2,724,907

Total	$4,125,621

The Operating Partnership’s mortgage loan agreements generally require restrictions on corporate guarantees and the maintenance of financial covenants including maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios). As of June 30, 2014, the Operating Partnership was in compliance with the debt covenants under the mortgage loan agreements.

During the three and six months ended June 30, 2014, the Operating Partnership paid off $132.8 million and $855.1 million, respectively, of mortgage notes payable, including notes that were subject to interest rate swap agreements. In connection with the debt repayments, the Operating Partnership paid prepayment fees totaling $3.8 million and $32.9 million for the three and six months ended June 30, 2014, respectively, which are included in Extinguishment of debt, net in the accompanying statements of operations. In addition, the Operating Partnership paid $9.9 million during the six months ended June 30, 2014 for the settlement of interest rate swaps that were associated with certain of the mortgage notes, which

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

approximated the fair value of the interest rate swaps. No such swap settlements were paid during the three months ended June 30, 2014. The Operating Partnership wrote off the deferred financing costs and premiums and discounts associated with these mortgages, which resulted in a loss of $2.6 million during the three months ended June 30, 2014 and a gain of $17.0 million during the six months ended June 30, 2014, respectively. The recently paid off mortgages had a weighted average remaining interest rate of 4.86% and a weighted average remaining term of 2.5 years.

Note 13 — Other Debt

Corporate Bond Offering

On February 6, 2014, the Operating Partnership issued, in a private offering, $2.55 billion aggregate principal amount of senior unsecured notes consisting of $1.3 billion aggregate principal amount of 2.00% senior notes due 2017 (the “2017 Notes”), $750.0 million aggregate principal amount of 3.00% senior notes due 2019 (the “2019 Notes”) and $500.0 million aggregate principal amount of 4.60% senior notes due 2024 (the “2024 Notes,” and, together with the 2017 Notes and 2019 Notes, the “Notes”). The Notes are guaranteed by the General Partner. The Operating Partnership may redeem all or a part of any series of the Notes at any time at its option at the redemption prices set forth in the indenture governing the Notes, plus accrued and unpaid interest on the principal amount of the Notes of such series being redeemed to, but excluding, the applicable redemption date. With respect to the 2019 Notes and the 2024 Notes, if such Notes are redeemed on or after January 6, 2019 with respect to the 2019 Notes, or November 6, 2023 with respect to the 2024 Notes, the redemption price will equal 100% of the principal amount of the Notes of the applicable series to be redeemed, plus accrued and unpaid interest on the amount being redeemed to, but excluding, the applicable redemption date. In conjunction with this corporate bond offering, aggregate discounts totaling $4.2 million were recorded. As of June 30, 2014, the unamortized net discount totaled $3.9 million.

Convertible Senior Note Offering

Effective July 29, 2013, the Operating Partnership issued to the General Partner $300.0 million of the 3.00% convertible senior notes due in 2018 and issued an additional $10.0 million of its 2018 Notes on August 1, 2013 (collectively, the “Original 2018 Notes”). Effective December 10, 2013, the Operating Partnership issued an additional $287.5 million of the convertible senior notes due 2018 in connection with the General Partner’s reopening of the 2018 Notes indenture agreement (the “Reopened 2018 Notes,” together with the Original 2018 Notes, the “2018 Notes”). The 2018 Notes mature on August 1, 2018. Such issuances were identical to ARCP’s registered issuances of the same amount of notes to various purchasers in a public offering. The fair value of the Original 2018 Notes and Reopened 2018 Notes was determined at issuance to be $299.6 million and $282.1 million, respectively, resulting in a debt discount of $10.4 million and $5.4 million, respectively, with an offset recorded to partners’ equity representing the equity component of the notes for the conversion options. The discount is being amortized to interest expense over the expected lives of the 2018 Notes. As of June 30, 2014, the carrying value of the Original 2018 Notes and Reopened 2018 Notes was $301.5 million and $282.7 million, respectively. In connection with any permissible conversion election made by the holders of the identical convertible notes issued by ARCP, the General Partner may elect to convert the 2018 Notes into cash, General Partner OP Units or a combination thereof, in limited circumstances prior to February 1, 2018 and may convert the 2018 Notes at any time into such consideration on or after February 1, 2018. The initial conversion rate is 59.805 General Partner OP Units per $1,000 principal amount of 2018 Notes.

Effective December 10, 2013, the Operating Partnership issued to the General Partner $402.5 million of 3.75% convertible senior notes due 2020 (the “2020 Notes”). The 2020 Notes mature on December 15, 2020. Such issuance was identical to ARCP’s registered issuance of the same amount of notes to various purchasers in a public offering. The fair value of the 2020 Notes was determined at issuance to be $389.7 million, resulting in a debt discount of $12.8 million with an offset recorded to partners’ equity representing the equity component of the notes for the conversion options. The discount is being amortized to interest expense over the expected life of the 2020 Notes. As of June 30, 2014, the carrying value of the 2020 Notes was $390.7 million. In connection with any permissible conversion election made by the holders of the identical convertible notes issued by ARCP, the General Partner may elect to convert the 2020 Notes into cash, General Partner OP Units or a combination thereof, in limited circumstances prior to June 15, 2020 and may convert the 2020 Notes at any time into such consideration on or after June 15, 2020. The initial conversion rate is 66.0262 General Partner OP Units per $1,000 principal amount of 2020 Notes.

In connection with the 2018 Notes and 2020 Notes, the remaining unamortized discount totaled $25.0 million as of June 30, 2014.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Trust Preferred Notes

As part of the CapLease Merger, the Operating Partnership assumed $30.9 million in aggregate principal amount of fixed/floating rate preferred notes with a fair value of $26.5 million at the CapLease Acquisition Date. The trust preferred securities represent an unsecured subordinated recourse debt obligation of the Operating Partnership and require quarterly interest payments calculated at a fixed interest rate equal to 7.68% per annum through January 30, 2016, and subsequently at a variable interest rate equal to LIBOR plus 2.60% per annum. The notes must be redeemed on January 30, 2036, and may be redeemed, in whole or in part, at par, at the Operating Partnership’s option, at any time. The discount recorded on the notes is being amortized to interest expense on the consolidated statements of operations over the life of the preferred notes. As of June 30, 2014, the carrying value of the preferred securities was $26.6 million, which is included in other debt, net in the accompanying consolidated balance sheets.

Subsequent to June 30, 2014, the Operating Partnership redeemed the Trust Preferred Notes at par.

Secured Term Loan

As part of the CapLease Merger, the Operating Partnership assumed a secured term loan with KBC Bank, N.V. with a principal balance of $59.8 million and a fair value of $60.7 million at the CapLease Acquisition Date. The interest coupon on the loan is fixed at 5.81% annually until the loan matures in January 2018. The loan is non-recourse to the Operating Partnership, subject to limited non-recourse exceptions. During the six months ended June 30, 2014, the Operating Partnership made principal payments of $7.5 million. The premium is being amortized to interest expense on the consolidated statements of operations over the life of the secured term loan. As of June 30, 2014, the carrying value of the secured term loan was $51.3 million, which is included in other debt, net in the accompanying consolidated balance sheets.

Amounts related to the secured term loan as of June 30, 2014 were as follows (in thousands):

	Borrowings	Collateral Carrying Value
Loans held for investment	$31,597	$44,670
Intercompany mortgage loans on CapLease properties	5,525	17,124
CMBS	13,529	21,900

	$50,651	$83,694

Other Debt

As part of the CapLease Merger, ARCP assumed $19.2 million of senior notes (the “Senior Notes”) that bear interest at an annual interest rate of 7.50%, payable semi-annually on April 1 and October 1, with a fair value of $19.3 million at the CapLease Acquisition Date. The Senior Notes mature on October 1, 2027. ARCP has the right to redeem the Senior Notes in whole or in part for cash at any time or from time to time at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus any accrued and unpaid interest. Holders of the Senior Notes may require ARCP to repurchase their Senior Notes, in whole or in part, on October 1, 2017 and October 1, 2022, for a cash price equal to 100% of the principal amount of the Senior Notes to be repurchased, plus any accrued and unpaid interest. On the CapLease Acquisition Date, the Operating Partnership issued the General Partner notes that had identical terms as the Senior Notes (“General Partner Senior Notes”). The discount is being amortized to interest expense on the consolidated statements of operations over the life of the General Partner Senior Notes. As of June 30, 2014, the carrying value of the Senior Notes was $19.3 million, which is included in other debt, net in the accompanying consolidated balance sheets.

In conjunction with the CapLease Merger, aggregate net discounts totaling $3.5 million were recorded upon assumption of the trust preferred notes, secured term loan and Senior Notes. As of June 30, 2014, unamortized net discounts were $3.6 million in unamortized net discounts included in other debt, net on the consolidated balance sheets.

Subsequent to June 30, 2014, ARCP repaid the $19.2 million outstanding on the Senior Notes at par. In conjunction with ARCP’s repayment, the Operating Partnership repaid the $19.2 million General Partner Senior Notes at par.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Future Minimum Repayments

The following table summarizes the scheduled aggregate principal repayments on Other Debt subsequent to June 30, 2014 (in thousands):

Principal Repayment
July 1, 2014—December 31, 2014	$54,339
2015	11,862
2016	12,516
2017	7,680
2018	13,267
Thereafter	50,140

$149,804

Barclay’s Facility

As of December 31, 2013, the Operating Partnership had available commitments from Barclays Bank PLC, and other committed parties, for up to $2.1 billion in senior secured term loans (the “Barclays Facility”) which, if funded, would have been available to fund cash amounts payable in connection with the Cole Merger. The Barclays Facility was terminated upon the issuance of the notes in February 2014. In connection with the termination, the Operating Partnership recorded $32.6 million as amortization of deferred financing costs associated with the Barclays Facility, which is included in interest expense, net in the accompanying consolidated statements of operations.

Repurchase Agreements

As part of the Cole Merger, the Operating Partnership assumed $49.0 million of repurchase agreements secured by a portion of the Operating Partnership’s CMBS portfolio. The Repurchase Agreements have interest rates ranging from LIBOR plus 1.35% to 1.75% and mature on various dates from July 2014 through September 2014. Upon maturity, the Operating Partnership may elect to renew the Repurchase Agreements for 90 day periods until the CMBS mature. The CMBS have a weighted average remaining term of 7.72 years. Under the Repurchase Agreements, the lender retains the right to mark the underlying collateral to fair value. A reduction in the value of the pledged assets would require the Operating Partnership to provide additional collateral to fund margin calls. As of June 30, 2014, the securities held as collateral had a fair value of $144.8 million and an amortized cost of $139.3 million. There was no cash collateral held by the counterparty as of June 30, 2014. The Repurchase Agreements are being accounted for as secured borrowings because the Operating Partnership maintains effective control of the financed assets. The Repurchase Agreements are non recourse to the Operating Partnership and the General Partner and are included in other debt, net in the accompanying consolidated balance sheets.

Note 14 — Credit Facilities

Senior Unsecured Credit Facility

The Operating Partnership, as borrower, and the General Partner, as guarantor, are parties to a senior corporate credit facility with Wells Fargo, National Association, as administrative agent and other lenders party thereto (the “Credit Facility”).

On June 30, 2014, the Operating Partnership, as borrower, and the General Partner, as guarantor, entered into an amended and restated credit agreement (the “Agreement”), which increased the available borrowings, extended the term and decreased the interest rates associated with the prior credit facility. The Operating Partnership and the General Partner accepted commitments from 20 financial institutions totaling $4.6 billion for the Credit Facility in advance of the execution of the Agreement. As of June 30, 2014, the Credit Facility is comprised of a $1.2 billion term loan facility (with a delayed draw component equal to $200.0 million), a $3.15 billion dollar-denominated revolving credit facility and a $250.0 million multi-currency revolving facility (all of which can be borrowed in dollars, at the Operating Partnership’s discretion). The Credit Facility includes an accordion feature, which, if exercised in full, allows the Operating Partnership to increase the aggregate commitments under the Credit Facility to $6.0 billion, subject to the receipt of such additional commitments and the satisfaction of certain customary conditions.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The revolving credit facility generally bears interest at an annual rate of LIBOR plus from 1.00% to 1.80% or Base Rate plus 0.00% to 0.80% (based upon ARCP’s then current credit rating). “Base Rate” is defined as the highest of the prime rate, the federal funds rate plus 0.50% or a floating rate based on one month LIBOR, determined on a daily basis. The term loan facility generally bears interest at an annual rate of LIBOR plus 1.15% to 2.05%, or Base Rate plus 0.15% to 1.05% (based upon ARCP’s then current credit rating). The Loans will initially be priced with an applicable margin of 1.35% in the case of LIBOR revolving loans and 1.60% in the case of LIBOR term loans. In addition, the Agreement provides the flexibility for interest rate auctions, pursuant to which, at the Operating Partnership’s election, the Operating Partnership may request that lenders make competitive bids to provide revolving loans, which competitive bids may be at pricing levels that differ from the foregoing interest rates.

The Agreement provides for monthly interest payments under the Credit Facility. In the event of default, at the election of the majority of the lenders (or automatically upon a bankruptcy event of default with respect to the Operating Partnership or ARCP), the commitments of the lenders under the Credit Facility terminate, and payment of any unpaid amounts in respect of the Credit Facility is accelerated. The revolving credit facility and the term loan facility both terminate on June 30, 2018, in each case, unless extended in accordance with the terms of the Agreement. The Agreement provides for a one-year extension option with respect to each of the revolving credit facility and the term loan facility, exercisable at the Operating Partnership’s election and subject to certain customary conditions, as well as certain customary “amend and extend” provisions. At any time, upon timely notice by the Operating Partnership and subject to any breakage fees, the Operating Partnership may prepay borrowings under the Credit Facility (subject to certain limitations applicable to the prepayment of any loans obtained through an interest rate auction, as described above). The Operating Partnership incurs a fee equal to 0.15% to 0.25% per annum (based upon ARCP’s then current credit rating) multiplied by the commitments (whether or not utilized) in respect of the dollar revolving credit facility and the multi-currency credit facility. The Operating Partnership incurs an unused fee of 0.25% per annum on the unused amount of the delayed draw term loan commitments. In addition, the Operating Partnership incurs customary administrative agent, letter of credit issuance, letter of credit fronting, extension and other fees.

The Credit Facility requires restrictions on corporate guarantees, as well as the maintenance of financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) and the maintenance of a minimum net worth. At June 30, 2014, the Operating Partnership was in compliance with the debt covenants under the Credit Facility.

In connection with the Agreement, the Operating Partnership expensed $3.9 million of unamortized deferred financing costs incurred in connection with the original Credit Facility, which is included in interest expense, net in the accompanying consolidated unaudited statements of operations.

As of June 30, 2014, the outstanding balance on the Credit Facility was $1.9 billion, of which $881.0 million bore a floating interest rate of 1.50%. The remaining outstanding balance on the Credit Facility of $1.0 billion is fixed through the use of derivative instruments used to hedge interest rate volatility. Including the spread, which can vary based on ARCP’s credit rating, the interest rate on this portion was 2.84% at June 30, 2014. At June 30, 2014, a maximum of $2.7 billion was available to the Operating Partnership for future borrowings, subject to borrowing availability. The credit facility matures on June 30, 2018.

Repayment of Previous Credit Facilities

As part of the ARCT IV Merger, the Operating Partnership assumed an $800.0 million senior unsecured credit facility with various lenders, with Regions Bank acting as the administrative agent (the “ARCT IV Credit Facility”). As of the date of the ARCT IV Merger, there was $760.0 million outstanding under the ARCT IV Credit Facility, which consisted of a $300.0 million term loan facility and $460.0 million under the revolving credit facility. In connection with the ARCT IV Merger, the Operating Partnership prepaid all of its loans pursuant to, and terminated all commitments available under, the ARCT IV Credit Facility.

As part of the CapLease Merger, the Operating Partnership assumed an unsecured credit facility with Wells Fargo, National Association, which had commitments of up to $150.0 million. In February 2014, such credit facility was amended and certain modifications were made to the terms of the agreement (the “CapLease Credit Facility”). On June 6, 2014, the Operating Partnership repaid the outstanding balance of $150.0 million and terminated the credit facility agreement. No prepayment premium or penalty was paid in connection with the termination of the CapLease Credit Facility.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

On February 28, 2013, the Operating Partnership repaid all of the outstanding borrowings under its previous senior secured revolving credit facility in the amount of $124.6 million and the credit agreement for such facility was terminated. The average interest rate on the borrowings during the period the balance was outstanding was 3.11%. On February 14, 2013, simultaneous with entering into the Credit Facility, the Operating Partnership terminated its then effective unsecured credit facility agreement, which had been unused.

Note 15 — Derivatives and Hedging Activities (As Restated)

Risk Management Objective of Using Derivatives

The Operating Partnership may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Operating Partnership’s operating and financial structure as well as to hedge specific anticipated transactions. The Operating Partnership does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Operating Partnership only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Operating Partnership and its affiliates may also have other financial relationships. The Operating Partnership does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges of Interest Rate Risk

The Operating Partnership’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Operating Partnership primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Operating Partnership making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the six months ended June 30, 2014, such derivatives were used to hedge the variable cash flows associated with variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Operating Partnership’s variable-rate debt. During the next 12 months, the Operating Partnership estimates that an additional $10.5 million will be reclassified from other comprehensive income as an increase to interest expense. During the three and six months ended ended June 30, 2014, the Operating Partnership accelerated the reclassification of amounts in other comprehensive income to earnings as a result of the hedged forecasted transactions becoming probable not to occur.

As of June 30, 2014, the Operating Partnership had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest rate swaps	17	$1,174,367

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The table below presents the fair value of the Operating Partnership’s derivative financial instruments as well as their classification on the consolidated balance sheets as of June 30, 2014 and December 31, 2013 (in thousands):

Derivatives Designated as Hedging Instruments	Balance Sheet Location	June 30, 2014	December 31, 2013
Interest rate products	Deferred costs and other assets, net	$4,665	$9,189

Interest rate products	Deferred rent, derivative and other liabilities	$(9,190)	$(1,719)

The table below details the location in the financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the three and six months ended June 30, 2014 and 2013, respectively (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
Derivatives in Cash Flow Hedging Relationships	2014	2013	2014	2013
Amount of (loss) gain recognized in accumulated other comprehensive income on interest rate derivatives (effective portion)	$(9,857)	$12,786	$(13,696)	$10,926

Amount of loss reclassified from accumulated other comprehensive income into income as interest expense (effective portion)	$2,574	$1,272	$4,115	$1,955

Derivatives Not Designated as Hedging Instruments

Derivatives not designated as hedges are not speculative and are used to manage the Operating Partnership’s exposure to interest rate movements and other identified risks but do not meet the requirements to be classified as hedging instruments. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings and were approximately a gain of $13.7 million and a gain of $5.7 million for the three and six months ended June 30, 2014, respectively. The Operating Partnership did not have any derivatives that were not designated during the six months ended June 30, 2013.

As of June 30, 2014, the Operating Partnership had the following outstanding interest rate derivatives that were not designated as qualifying hedging relationships (in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest rate swaps	6	$234,316

The table below presents the fair value of the Operating Partnership’s derivate financial instruments not designated as hedges as well as their classification on the consolidated balance sheets as of June 30, 2014 and December 31, 2013 (in thousands):

Derivatives Not Designated as Hedging Instruments	Balance Sheet Location	June 30, 2014	December 31, 2013
Series D Preferred Units embedded derivative	Deferred rent, derivative and other liabilities	$(11,520)	$(16,736)

Interest rate products	Deferred rent, derivative and other liabilities	$(3,621)	$—

Interest rate products	Deferred costs and other assets, net	$857	$—

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Tabular Disclosure Offsetting Derivatives

The table below details a gross presentation, the effects of offsetting and a net presentation of the Operating Partnership’s derivatives as of June 30, 2014 and December 31, 2013. The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value. The tabular disclosure of fair value provides the location that derivative assets and liabilities are presented on the consolidated balance sheets.

Offsetting of Derivative Assets and Liabilities (in thousands)
	Gross Amounts of Recognized Assets	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts of Assets Presented in the Consolidated Balance Sheets	Net Amounts of Liabilities Presented in the Consolidated Balance Sheets	Financial Instruments	Cash Collateral Received	Net Amount
June 30, 2014	$5,522	$(24,331)	$—	$5,522	$(24,331)	$—	$—	$(18,809)

December 31, 2013	$9,189	$(18,455)	$—	$9,189	$(18,455)	$—	$—	$(9,266)

Credit-risk-related Contingent Features

The Operating Partnership has agreements with each of its derivative counterparties that contain a provision where if the Operating Partnership either defaults or is capable of being declared in default on any of its indebtedness, then the Operating Partnership could also be declared in default on its derivative obligations.

As of June 30, 2014, the fair value of the interest rate derivatives in a net liability position, including accrued interest but excluding any adjustment for nonperformance risk related to these agreements, was $14.6 million. As of June 30, 2014, the Operating Partnership has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Operating Partnership had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $14.6 million at June 30, 2014.

Note 16 — Accounts Payable and Accrued Expenses (As Restated)

Accounts payable and accrued expenses consisted of the following as of June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014 (As Restated)	December 31, 2013 (As Restated)
Accrued other	$66,627	$34,407
Accrued interest	54,932	14,189
Accrued real estate taxes	49,966	24,658
Accounts payable	5,375	5,887
Accrued merger costs	—	651,430
Accrued Outperformance Plan (OPP) obligation	—	—

	$176,900	$730,571

Note 17 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Operating Partnership may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Operating Partnership, except as follows:

ARCT III Litigation Matters

After the announcement of the ARCT III Merger Agreement on December 17, 2012, Randell Quaal filed a putative class action lawsuit filed on January 30, 2013 against the General Partner, the Operating Partnership, ARCT III, ARCT III OP, the members of the board of directors of ARCT III and certain subsidiaries of the General Partner in the Supreme Court of the State of New York. The

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

plaintiff alleges, among other things, that the board of ARCT III breached its fiduciary duties in connection with the transactions contemplated under the ARCT III Merger Agreement. In February 2013, the parties agreed to a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of ARCT III stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required ARCT III to make certain additional disclosures related to the ARCT III Merger, which were included in a Current Report on Form 8-K filed by ARCT III with the SEC on February 21, 2013. The memorandum of understanding also added that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to ARCT III’s stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.

CapLease Litigation Matters

Since the announcement of the CapLease Merger Agreement on May 28, 2013, the following lawsuits have been filed:

On May 28, 2013, Jacquelyn Mizani filed a putative class action lawsuit in the Supreme Court for the State of New York against the General Partner, the Operating Partnership, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the “Mizani Action”). The complaint alleges, among other things, that the merger agreement at issue was the product of breaches of fiduciary duty by the CapLease directors because the proposed merger transaction (the “CapLease Transaction”) purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that CapLease, the General Partner, the Operating Partnership and Safari Acquisition LLC aided and abetted the CapLease directors’ alleged breaches of fiduciary duty.

On July 3, 2013, Fred Carach filed a putative class action and derivative lawsuit in the Supreme Court for the State of New York against the General Partner, the Operating Partnership, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the “Carach Action”). The complaint alleges, among other things, that the merger agreement was the product of breaches of fiduciary duty by the CapLease directors because the merger purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that with respect to the Registration Statement and draft joint proxy statement issued in connection with the proposed CapLease Transaction on July 2, 2013, that disclosures made therein were insufficient or otherwise improper. The complaint also alleges that CapLease LP, CLF OP General Partner, LLC, the General Partner, the Operating Partnership and Safari Acquisition LLC aided and abetted the CapLease directors’ alleged breaches of fiduciary duty.

On June 25, 2013, Dewey Tarver filed a putative class action and derivative lawsuit in the Circuit Court for Baltimore City against the General Partner, the Operating Partnership, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the “Tarver Action”). The complaint alleges, among other things, that the merger agreement was the product of breaches of fiduciary duty by the CapLease directors because the CapLease Transaction purportedly does not provide for full and fair value for the CapLease shareholders, the CapLease Transaction allegedly was not the result of a competitive bidding process, the merger agreement allegedly contains coercive deal protection measures and the merger agreement and the CapLease Transaction purportedly were approved as a result of improper self-dealing by certain defendants who would receive certain alleged employment compensation benefits and continued employment pursuant to the merger agreement. The complaint also alleges that CapLease, CapLease LP, CLF OP General Partner, LLC, the General Partner, the Operating Partnership and Safari Acquisition, LLC aided and abetted the CapLease directors’ alleged breaches of fiduciary duty.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Counsel who filed each of these three cases reached an agreement with each other as to who will serve as lead plaintiff and lead plaintiffs’ counsel in the cases and where they will be prosecuted. Thus, on August 9, 2013, counsel in the Tarver Action filed a motion for stay in the Baltimore Court, informing the court that they had agreed to join and participate in the prosecution of the Mizani and Carach Actions in the New York Court. The Defendants consented to the stay of the Tarver Action in the Baltimore Court, and on September 5, 2013, Judge Pamela J. White issued an order granting that stay. Consequently, there has been no subsequent activity in the Baltimore Court in the Tarver Action. Also on August 9, 2013, all counsel involved in the Mizani and Carach Actions filed a joint stipulation in the New York Court, reflecting agreement among all parties that the Mizani and Carach Actions should be consolidated (jointly, “the Consolidated Actions”) and setting out a schedule for early motion practice in response to the complaints filed (the “Consolidation Stipulation”). Pursuant to the Consolidation Stipulation, an amended complaint was also filed in the New York court on August 9, 2013 and was designated as the operative complaint in the Consolidated Actions (“Operative Complaint”). Pursuant to the Consolidation Stipulation, all Defendants filed a motion to dismiss all claims asserted in the Operative Complaint on September 23, 2013. Plaintiffs’ response was due on or before November 7, 2013. On November 7, 2013, Plaintiffs filed a motion seeking leave to file a second amended complaint, which the Defendants have opposed. On March 24, 2014, Plaintiffs’ counsel in the Consolidated Actions dismissed those claims without prejudice. Consequently, only the Tarver Action currently remains pending among these cases, although it remains stayed.

On October 8, 2013, John Poling filed a putative class action lawsuit in the Circuit Court for Baltimore City against the General Partner, the Operating Partnership, Safari Acquisition LLC, CapLease, CapLease LP, CLF OP General Partner, LLC and the members of the CapLease board of directors (the “Poling Action”). The complaint alleges that the merger agreement breaches the terms of the CapLease’ 8.375% Series B Cumulative Redeemable Preferred Stock (“Series B”) and the terms of the 7.25% Series C Cumulative Redeemable Preferred Stock (“Series C”) and is in violation of the Series B Articles Supplementary and the Series C Articles Supplementary. The Complaint alleges claims for breach of contract and breach of fiduciary duty against the CapLease entities and the CapLease board of directors. The complaint also alleges that the General Partner, the Operating Partnership and Safari Acquisition, LLC aided and abetted CapLease and the CapLease directors’ alleged breach of contract and breach of fiduciary duty.

On November 13, 2013, all counsel involved in the Poling Action filed a joint stipulation, reflecting agreement among all parties concerning a schedule for early motion practice in response to the complaint filed (the “Scheduling Stipulation”). Pursuant to the Scheduling Stipulation, all Defendants filed a motion to dismiss all claims asserted in the Operative Complaint on December 20, 2013. Plaintiff has filed an opposition to that motion, which remains pending.

Cole Litigation Matters

Three putative class action and/or derivative lawsuits, which were filed in March and April 2013, assert claims for breach of fiduciary duty, abuse of control, corporate waste, unjust enrichment, aiding and abetting breach of fiduciary duty and other claims relating to the merger between a wholly owned subsidiary of Cole and Cole Holdings Corporation, pursuant to which Cole became a self-managed REIT. On October 22, 2013, the Circuit Court for Baltimore City granted all defendants’ motion to dismiss with prejudice the action pending before the court, but the plaintiffs have appealed that dismissal. The other two lawsuits, which also purport to assert shareholder class action claims under the Securities Act of 1933, as amended (the “Securities Act”), are pending in the United States District Court for the District of Arizona. Defendants filed a motion to dismiss both complaints on January 10, 2014. Subsequently, both of those lawsuits have been stayed by the Court pursuant to a joint request made by all parties pending final approval of the consolidated Baltimore Cole Merger Actions described below.

To date, eleven lawsuits have been filed in connection with the Cole Merger. Two of these suits—Wunsch v. Cole, et al (“Wunsch”), No. 13-CV-2186, and Sobon v. Cole, et al (“Sobon”)—were filed as putative class actions on October 25, 2013 and November 18, 2013, respectively, in the U.S. District Court for the District of Arizona. Between October 30, 2013 and November 14, 2013, eight other putative stockholder class action or derivative lawsuits were filed in the Circuit Court for Baltimore City, Maryland, captioned as: (i) Operman v. Cole, et al (“Operman”); (ii) Branham v. Cole, et al (“Branham”); (iii) Wilfong v. Cole, et al. (“Wilfong”); (iv) Polage v. Cole, et al. (“Polage”); (v) Corwin v. Cole, et al (“Corwin”); (vi) Green v. Cole, et al (“Green”); (vii) Flynn v. Cole, et al (“Flynn”) and (viii) Morgan v. Cole, et al. (“Morgan”). All of these lawsuits name ARCP, Cole and Cole’s board of directors as defendants; Wunsch, Sobon, Branham, Wilfong, Flynn, Green, Morgan and Polage also name CREInvestments, LLC, a Maryland limited liability company and a wholly-owned subsidiary of the Cole, as a defendant. All of the named plaintiffs claim to be Cole stockholders and purport to represent all holders of Cole’s stock. Each complaint generally alleges that the individual defendants breached fiduciary duties owed to plaintiff and the other public stockholders of Cole in connection with the Cole Merger,

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

and that certain entity defendants aided and abetted those breaches. The breach of fiduciary duty claims asserted include claims that the Cole Merger does not provide for full and fair value for the Cole shareholders, that the Cole Merger was the product of an “inadequate sale process,” that the Cole Merger Agreement contains coercive deal protection measures and the Cole Merger Agreement and that the Cole Merger were approved as a result of or in a manner which facilitates improper self-dealing by certain defendants. In addition, the Flynn, Corwin, Green, Wilfong, Polage and Branham lawsuits claim that the individual defendants breached their duty of candor to shareholders and the Branham and Polage lawsuits assert claims derivatively against the individual defendants for their alleged breach of fiduciary duties owed to Cole. The Polage lawsuit also asserts derivative claims for waste of corporate assets and unjust enrichment. The Wunsch and Sobon lawsuits also assert claims against Cole and the individual defendants under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based on allegations that the proxy materials omitted to disclose allegedly material information, and a claim against the individual defendants under Section 20(a) of the Exchange Act based on the same allegations. Among other remedies, the complaints seek unspecified money damages, costs and attorneys’ fees.

In January 2014, the parties to the eight lawsuits filed in the Circuit Court for Baltimore City, Maryland (“the consolidated Baltimore Cole Merger Actions”) entered into a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of Cole stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required Cole to make certain additional disclosures related to the Cole Merger, which were included in a Current Report on Form 8-K filed by Cole with the SEC on January 14, 2014. The memorandum of understanding also contemplated that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to Cole’s stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.

The Sobon lawsuit was voluntarily dismissed on February 3, 2014. The General Partner believes that the Wunsch lawsuit in connection with the Cole Merger is without merit and that it has substantial meritorious defenses to the claims set forth in the complaint.

On December 27, 2013, Realistic Partners filed a putative class action lawsuit against the General Partner and the members of its board of directors in the Supreme Court for the State of New York. Cole was later added as a defendant also. The plaintiff alleges, among other things, that the board of the General Partner breached its fiduciary duties in connection with the transactions contemplated under the Cole Merger Agreement and that Cole aided and abetted those breaches. In January 2014, the parties entered into a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of the General Partner’s stockholders. In connection with the settlement contemplated by that memorandum of understanding, the class action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms required the General Partner to make certain additional disclosures related to the Cole Merger, which were included in a Current Report on Form 8-K filed by the General Partner with the SEC on January 17, 2014. The memorandum of understanding also contemplated that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to the General Partner’s stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding, therefore any losses that may be incurred to settle this matter are not determinable.

The General Partner maintains directors and officers liability insurance, which the Operating Partnership believes should provide coverage to the Operating Partnership and its officers and directors for most or all of any costs, settlements or judgments resulting from the above mentioned lawsuits.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Contractual Lease Obligations

The following table reflects the minimum base rental cash payments due from the Operating Partnership over the next five years and thereafter for certain ground and office lease obligations (in thousands):

Future Minimum Base Rent Payments
July 1, 2014—December 31, 2014	$6,845
2015	12,922
2016	11,575
2017	10,248
2018	7,918
Thereafter	83,734

Total	$133,242

Purchase Commitments

The Operating Partnership enters into purchase and sale agreements and deposits funds into escrow towards the purchase of such acquisitions, some of which are expected to be assigned to one of the Managed REITs at or prior to the closing of the respective acquisition. As of June 30, 2014, the Operating Partnership was a party to 70 purchase and sale agreements with unaffiliated third-party sellers to purchase a 100% interest in 416 properties, subject to meeting certain criteria, for an aggregate purchase price of $1.5 billion, exclusive of closing costs. As of June 30, 2014, the Operating Partnership had $41.8 million of property escrow deposits held by escrow agents in connection with these future property acquisitions, which may be forfeited if the transactions are not completed under certain circumstances. The Operating Partnership will be reimbursed by the assigned Managed REIT for amounts escrowed when it acquires a property.

Environmental Matters

In connection with the ownership and operation of real estate, the Operating Partnership may potentially be liable for costs and damages related to environmental matters. The Operating Partnership has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.

Note 18 — Preferred and Common OP Units (As Restated)

Series D and Series E Preferred Units

On September 12, 2013, the General Partner’s board of directors unanimously approved the issuance of Series D Cumulative Convertible Preferred Stock (“Series D Preferred Stock”) and the issuance of Series E Cumulative Preferred Stock (“Series E Preferred Stock”). Concurrently, the Operating Partnership was approved to issue to the General Partner Series D Cumulative Convertible Preferred Units (“General Partner Series D Preferred Units”) and Series E Cumulative Preferred Units (“General Partner Series E Preferred Units”), if applicable.

On September 15, 2013, the General Partner entered into definitive purchase agreements to issue Series D Preferred Stock and common stock, necessitating that the Operating Partnership concurrently issue General Partner Series D Preferred Units and General Partner OP Units to the General Partner, promptly following the close of the CapLease Merger. Pursuant to the definitive purchase agreements, the General Partner issued approximately 21.7 million shares of General Partner Series D Preferred Stock and 15.1 million shares of ARCP common stock, for gross proceeds of $288.0 million and $186.0 million, respectively, on November 12, 2013. The Operating Partnership concurrently issued 21.7 million shares of Series D Preferred Units and 15.1 million General Partner OP Units to the General Partner. The Series D Preferred Stock and General Partner Series D Preferred Units pays dividends at the rate of 5.81% per annum on its face amount of $13.59 per share (equivalent to $0.79 per share on an annualized basis). The Series D Preferred Stock is redeemable on August 31, 2014 (the “Redemption Date”). If redeemed, corresponding General Partner Series D Preferred Units will be redeemed. Subsequent to that date, or in certain other circumstances, the Series D Preferred Stock are

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

convertible into ARCP common stock or Series E Preferred Stock or redeemable into cash, at the discretion of the General Partner upon such request for conversion by the holders of Series D Preferred Stock.

In the event of a liquidation, the Series D Preferred Stock holder is entitled to receive the greater of: (a) $13.59 per share plus accrued and unpaid dividends (the “Liquidation Preference”) plus a 20% premium; and (b) an amount the Series D Preferred Stock holder would have received had they converted into ARCP common stock immediately prior to the liquidation event.

If the General Partner elects to redeem on the Redemption Date, the General Partner shall pay the greater of: (a) the product of the number of Series D Preferred Stock and the 102% of the Liquidation Preference; and (b) the product of the number of ARCP common stock that would be issued if the Series D Preferred Stock converted immediately prior to the Redemption Date and 102% of the one-day VWAP.

At any time after the Redemption Date, the holder of Series D Preferred Stock may convert some or all of their outstanding Series D Preferred Stock into ARCP common stock. Upon such an election to convert, the General Partner may elect the following settlement options: (1) convert the Series D Preferred Stock into the number of fully paid and non-assessable ARCP common stock obtained by dividing the aggregate Liquidation Preference of such Series D Preferred Stock by the Conversion Price, as defined below; (2) convert the Series D Preferred Stock into an equal number of Series E Preferred Stock, additional units of Series E Preferred Stock may be issued under certain circumstances; or (3) an amount equal to the product of the number of shares of Series D Preferred Stock and the Cash Conversion Price, as defined below.

The Conversion Price shall be the lowest of: (i) a 2% discount to the VWAP of ARCP’s common stock for the 10 Trading Days prior to the Conversion Election Date; (ii) a 2% discount to the closing price on the Conversion Election Date; and (iii) $13.59. The Cash Conversion Price shall be the greater of: (i) 102% of the Liquidation Preference and (ii) the one-day VWAP of the ARCP’s common stock on the date of the election.

The General Partner has concluded that the conversion option qualifies as a derivative and should be bifurcated from the host instrument. At issuance, the conversion option had a fair value of $18.7 million. As of June 30, 2014, the fair value of the conversion option had a fair value of $11.5 million, compared to a fair value of $16.7 million as of December 31, 2013. The Operating Partnership recorded a gain of $5.2 million due to the change in fair value of the conversion option in gain (loss) on derivative instruments, net in the consolidated statements of operations for the six months ended June 30, 2014.

As the holder of Series D Preferred Stock is entitled to receive liquidation preferences that other equity holders are not entitled to, the General Partner determined the Series D Preferred Stock meets the definition of a deemed liquidation event and therefore should be classified as temporary equity under U.S. GAAP. At the date of issuance, the fair value of the Series D Preferred Stock was $269.3 million. As of June 30, 2014, the General Partner has determined that a liquidation event is not probable; therefore, the General Partner has concluded that the Series D Preferred Stock is not currently redeemable or likely to become redeemable pursuant to a liquidation event. As such, the Operating Partnership has not accreted the initial value of the Series D Preferred Units.

As of June 30, 2014, there were 21,735,008 authorized and issued Series D Preferred Units and no authorized and issued Series E Preferred Units, respectively.

Series F Preferred Stock

On October 6, 2013, in connection with the modification to the ARCT IV Merger Agreement, the General Partner’s board of directors unanimously approved the issuance of Series F Preferred Stock. Upon consummation of the ARCT IV Merger on January 3, 2014, 42.2 million shares of Series F Preferred Stock were issued to ARCT IV shareholders, resulting in the Operating Partnership concurrently issuing 42.2 million General Partner Series F Preferred Units to the General Partner, and the Operating Partnership issued 0.7 million Limited Partner Series F Preferred Units to the ARCT IV OP Unit holders. Subsequent to original issuance and through June 30, 2014, 0.5 million Limited Partner Series F Preferred Units were converted to an equivalent number of the General Partner’s Series F Preferred Stock. Concurrently, 0.5 million General Partner Series F Preferred Units were issued to the General Partner. As of June 30, 2014, there were 42.7 million shares of General Partner Series F Preferred Units and 0.2 million Limited Partner Series F Preferred Units issued and outstanding.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

The Series F Preferred Units contain the same terms as the Series F Preferred Stock. Therefore, the Series F Preferred Units will pay cumulative cash dividends at the rate of 6.70% per annum on its liquidation preference of $25.00 per unit (equivalent to $1.675 per unit on an annual basis). The Series F Preferred Units will not be redeemable by the Operating Partnership before the fifth anniversary of the date on which such Series F Preferred Units were issued (the “Initial Redemption Date”), except under circumstances intended to preserve the General Partner’s status as a REIT for federal and/or state income tax purposes and except upon the occurrence of a change of control. On and after the Initial Redemption Date, the Operating Partnership may, at its option, redeem units of the Series F Preferred Units, in whole or from time to time in part, at a redemption price of $25.00 per unit plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. The Series F Preferred Units have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Operating Partnership redeems or otherwise repurchases them or they become convertible and are converted into General Partner OP Units (or, if applicable, alternative consideration).

Offerings

On August 1, 2012, the General Partner filed a $500.0 million universal shelf registration statement and a resale registration statement with the SEC. Both registration statements became effective on August 17, 2012. As of June 30, 2014, the General Partner had issued a total of approximately 2.1 million shares of ARCP common stock under the universal shelf registration statement. Concurrently with the issuance of the 2.1 million shares of ARCP common stock described above, the Operating Partnership issued 2.1 million General Partner OP Units to the General Partner. The resale registration statement, as amended, registers the resale of up to 1,882,248 shares of ARCP’s common stock issued in connection with any future conversion of certain currently outstanding restricted shares, convertible preferred units or Limited Partner OP Units.

In January 2013, the General Partner commenced its at-the-market equity offering program (the “ATM”) in which it may from time to time offer and sell shares of its common stock having aggregate offering proceeds of up to $60.0 million. The shares will be issued pursuant to the General Partner’s universal shelf registration statement. For each share of common stock the General Partner Sells under the ATM, the Operating Partnership will issue a corresponding number of General Partner OP Units to the General Partner.

On March 13, 2013, the General Partner filed a universal automatic shelf registration statement that was automatically declared effective and achieved well-known seasoned issuer (“WKSI”) status. As a result of the delayed filing of certain of its periodic reports with the SEC, the General Partner is not currently eligible to use a shelf registration statement for the offer and sale of our securities.

On May 28, 2014, the General Partner closed on an underwriting agreement relating to a public offering of 138.0 million shares of ARCP common stock, par value $0.01 per share. The offering price to public was $12.00 per share. The net proceeds to ARCP were approximately $1.59 billion after deducting underwriting discounts and commissions, but excluding expenses which included a $2.0 million structuring fee paid to RCS. Concurrently, the Operating Partnership issued the General Partner 138.0 million General Partner OP Units.

Dividends

In October 2011, in connection with the same action by ARCP, the Operating Partnership began paying dividends on the 15th day of each month to unitholders of record on the eighth day of such month. On October 23, 2013, the board of directors of the ARCP authorized an annualized dividend per share of $1.00, which became effective February 7, 2014. The per unit annualized dividend of $1.00 reflects an increase of $0.06 per share from an annualized dividend of $0.94 per unit. The annualized dividend rate at June 30, 2014 was $1.00 per unit.

Common Stock Repurchases

Upon the closing of the ARCT III Merger, on February 28, 2013, 29.2 million shares, or 16.5% of the then-outstanding shares of ARCT III’s common stock, were paid in cash at $12.00 per share, which is equivalent to 27.7 million General Partner OP Units based on the ARCT III Exchange Ratio. In addition, 148.1 million shares of ARCT III’s common stock were converted into ARCP common stock at the ARCT III Exchange Ratio, resulting in an additional 140.7 million General Partner OP Units outstanding after the exchange.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Note 19 — Equity Based Compensation (As Restated)

Equity Plan

The General Partner has adopted the American Realty Capital Properties, Inc. Equity Plan (the “Equity Plan”), which provides for the grant of stock options, stock appreciation rights, restricted shares of common stock, restricted stock awards, dividend equivalent rights and other stock-based awards to the General Partner’s and its affiliates’ non-executive directors, officers and other employees and advisors or consultants who are providing services to the General Partner or its affiliates. For each share awarded under the Equity Plan, the Operating Partnership issues a General Partner OP Unit to the General Partner with similar terms.

The General Partner authorized and reserved a total number of shares equal to 10.0% of the total number of issued and outstanding shares of common stock (on a fully diluted basis assuming the redemption of all Limited Partner OP Units for shares of common stock) to be issued at any time under the Equity Plan for equity incentive awards excluding an initial grant of 167,400 shares to its Former Manager in connection with the IPO, all of which were vested as of June 30, 2014. As of June 30, 2014, the Operating Partnership has issued 6,796,599 General Partner OP Units to the General Partner in connection with the Equity Plan. In the first quarter of 2014, the General Partner issued 282,854 shares to its non-executive directors pursuant to the Equity Plan. Upon issuance, the documentation provided for accelerated vesting of shares upon voluntary resignation of the independent directors. As a result, the General Partner determined there was no required service period and $3.6 million has been recorded as expense during the six months ended June 30, 2014. However, based upon the findings of the Audit Committee and the Operating Partnership in connection with the recent review of the Operating Partnership’s previously filed financial statements, the General Partner subsequently modified such awards to provide that voluntary resignation would not accelerate the vesting of such awards.

Director Stock Plan

The General Partner has adopted the American Realty Capital Properties, Inc. Non-Executive Director Stock Plan (the “Director Stock Plan”), which provides for the grant of restricted shares of common stock to each of the General Partner’s independent directors, each of whom is a non-executive director. For each share awarded under the Director Stock Plan, the Operating Partnership issues a General Partner OP Unit to the General Partner with identical terms. Awards of restricted stock will vest in accordance with the award agreements, which generally provide for ratable vesting over a five-year period following the date of grant. The awards of restricted stock provide for “distribution equivalents” with respect to this restricted stock, whether or not vested, at the same time and in the same amounts as distributions are paid to the stockholders. At June 30, 2014, a total of 99,000 shares of ARCP common stock are reserved for issuance under the Director Stock Plan. As of June 30, 2014, the Operating Partnership has issued 45,000 General Partner OP Units to the General Partner in connection with the Director Stock Plan.

The fair value of restricted common stock awards, as well as the underlying General Partner OP Units, issued under the Equity Plan and Director Stock Plan is determined on the grant date using the closing stock price on NASDAQ that day. The fair value of restricted common stock awarded to the non-employees under the Equity Plan, as well as the underlying General Partner OP Units issued in respect thereof, are remeasured at the end of each quarter based on the current quarter end closing stock price through the final vesting date.

ARCT IV Restricted Share Plan

ARCT IV had an employee and director incentive restricted share plan (the “ARCT IV RSP”) which provided for the automatic grant of 1,333 restricted shares of common stock to each of its independent directors without any further action by ARCT IV’s board of directors or its stockholders on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors vested over a five-year period following the date of grant in increments of 20% per annum. The ARCT IV RSP provided ARCT IV with the ability to grant awards of restricted shares to its directors, officers and employees (if ARCT IV ever had employees), employees of the ARCT IV Advisor and its affiliates, employees of entities that provided services to ARCT IV, directors of the ARCT IV Advisor or of entities that provided services to ARCT IV, certain consultants to ARCT IV and the ARCT IV Advisor and its affiliates or to entities that provided services to ARCT IV.

Immediately prior to the effective time of the ARCT IV Merger, each then-outstanding share of ARCT IV restricted stock fully vested. All shares of ARCT IV common stock then-outstanding as a result of the full vesting of shares of ARCT IV restricted stock, and the satisfaction of any applicable withholding taxes, received shares of ARCP’s common stock and additional consideration pursuant to the terms of the ARCT IV Merger Agreement based on the ARCT IV Exchange Ratio. Concurrently, for each share of ARCP common stock issued, the Operating Partnership issued a General Partner OP Unit to the General Partner.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Multi-Year Performance Plan

Upon consummation of the ARCT III Merger, the Operating Partnership entered into the 2013 Advisor Multi-Year Outperformance Agreement (the “OPP”) with the Former Manager, whereby the Former Manager was able to potentially earn compensation upon the attainment of stockholder value creation targets.

Under the OPP, the Former Manager was granted 8,241,101 long-term incentive plan units (“LTIP Units”) of the Operating Partnership, which were to be earned or forfeited based on the General Partner’s total return to stockholders (including both share price appreciation and common stock distributions) (“Total Return”), for the three-year period that commenced on December 11, 2012.

Pursuant to previous authorization of the General Partner’s board of directors, as a result of the termination of the Management Agreement, all 8,241,101 LTIP Units became fully earned, vested and convertible into Limited Partner units upon the consummation of ARCP’s transition to self-management on January 8, 2014. During the six months ended June 30, 2014, the Operating Partnership recorded expenses of $1.6 million for the LTIP Units under the OPP, which is recorded in general and administrative expenses in the accompanying consolidated statements of operations.

New Multi-Year Outperformance Plan

On October 3, 2013, the General Partner approved a multi-year outperformance plan (the “New OPP”) which became effective upon the General Partner’s transition to self-management, which occurred on January 8, 2014. Under the New OPP, individual agreements were entered into between the General Partner and the participants selected by the General Partner’s board of directors (the “Participants”) that set forth the Participant’s participation percentage in the New OPP and the number of LTIP Units subject to the award (“OPP Agreements”). Under the New OPP and OPP Agreements, the Participants are eligible to earn performance-based bonus awards equal to the Participant’s participation percentage of a pool that is funded up to a maximum award opportunity (the “New OPP Cap”) of approximately 5% of the General Partner’s equity market capitalization at the time of the approval of the New OPP (“the Initial Market Cap”).

After the Audit Committee’s and the General Partner’s review of the OPP, such parties have determined that the Compensation Committee’s intention in respect of the OPP was that the maximum award pool opportunity should have been $120.0 million. In October 2013, the Compensation Committee approved an aggregate award pool to be measured by the Operating Partnership’s market capitalization as of the date of such approval; however, the OPP was definitively documented to measure market capitalization on a pro forma basis as of the Operating Partnership’s transition to self-management (including the pro forma impact of various transactions expected to be consummated prior to the Operating Partnership’s transition to self-management on January 8, 2014), which was calculated in December 2013.

Subject to the New OPP Cap, the pool will equal an amount to be determined based on the Operating Partnership’s level of achievement of total return to stockholders, including both share price appreciation and common stock distributions (“Total Return”), as measured against an absolute hurdle and against a peer group of companies for a three-year performance period that commenced on October 1, 2013 (the “Performance Period”), with valuation dates on which a portion of the LTIP Units up to a specified amount of the New OPP Cap could be earned on the last day of each 12-month period during the Performance Period (each an “Annual Period”) and the initial 24-month period of the Performance Period (the “Interim Period”), as follows:

	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the median Total Return for the performance period of the Peer Group(1), subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:
• 100% will be earned if cumulative Total Return achieved is at least:	18%	6%	12%
• 50% will be earned if a cumulative Total Return achieved is:	—%	—%	—%
• 0% will be earned if cumulative Total Return achieved is less than:	—%	—%	—%
• a percentage from 50% to 100% calculated by linear interpolation will be earned if cumulative Total Return achieved is if between:	0% -18%	0% -6%	0% -12%

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

(1)	The “Peer Group” is comprised of the following companies: EPR Properties; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc.; Realty Income Corporation; and Spirit Realty Capital, Inc.

The New OPP provides for early calculation and vesting of the award in the event of a change in control of the General Partner, prior to the end of the Performance Period. The Participants are entitled to receive a tax gross-up in the event that any amounts paid to the Participant under the New OPP constitute “parachute payments” as defined in Section 280G of the Code. The LTIP Units granted under the New OPP represent units of equity ownership in the Operating Partnership that are structured as a profits interest therein. Subject to the Participant’s continued service through each vesting date, one-third of any earned LTIP Units will vest on October 1, 2016, October 1, 2017 and October 1, 2018, respectively. The Participants are entitled to receive distributions on their LTIP Units to the extent provided for in the LPA, as amended from time to time. During the three and six months ended June 30, 2014, the Operating Partnership recorded expenses of $4.9 million and $9.4 million, respectively, for the New OPP, which is recorded in equity-based compensation and included with general and administrative expense on the consolidated statement of operations. As of June 30, 2014, the Operating Partnership recorded a total payable for distributions on LTIP units related to the OPP and the New OPP of $6.9 million.

Note 20 — Related Party Transactions and Arrangements (As Restated)

The General Partner, ARCT III and ARCT IV have incurred commissions, fees and expenses payable to the Former Manager and its affiliates including Realty Capital Securities, LLC (“RCS”), RCS Advisory Services, LLC (“RCS Advisory”), ARC, ARC Advisory Services, LLC (“ARC Advisory”), American Realty Capital Advisors III, LLC (the “ARCT III Advisor”), American Realty Capital Advisors IV,LLC (the ARCT IV Advisor”), American National Stock Transfer, LLC (“ANST”) and ARC Real Estate Partners, LLC (“ARC Real Estate”). References throughout this Note 20 — Related Party Transactions and Arrangements (As Restated) to expenses incurred by ARCT III or ARCT IV are to expenses incurred before their acquisitions by the General Partner on February 28, 2013 and January 3, 2014, respectively.

The Audit Committee’s investigation identified certain payments made by the General Partner to the Former Manager and certain affiliates of the Former Manager that were not sufficiently documented or otherwise warrant scrutiny. As described below, the General Partner has recovered consideration valued at approximately $8.5 million in respect of certain such payments. The General Partner is considering whether it has a right to seek recovery for any other such payments and, if so, its alternatives for seeking recovery. No asset has been recognized in the financial statements related to any potential recovery.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

The following table summarizes the related party fees and expenses incurred by the General Partner, ARCT III and ARCT IV by category and the aggregate amounts contained in such categories for the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Related party transactions:
Expenses and capitalized costs:
Financing fees and reimbursements	$—	$6,296	$—	$13,796
Offering related costs	2,000	22,669	2,150	158,657
Acquisition related expenses	113	19,867	1,652	26,830
Merger and other non-routine transactions	40	255	137,778	106,935
Management fees to affiliates	—	—	13,888	12,493
General and administrative expenses	437	4,134	14,915	9,343
Indirect affiliate expenses	3,997	—	4,495	—
Cole Capital revenues:
Cole Capital offering related revenue	9,969	—	52,422	—
Cole Capital operating revenue	27,253	—	39,057	—

Total	$43,809	$53,221	$266,357	$328,054

The following sections below further expand on the summarized related party transactions listed above.

Financing Fees and Reimbursements

During the three and six months ended June 30, 2013, the General Partner, ARCT III, and ARCT IV paid the Former Manager, the ARCT III Advisor and the ARCT IV Advisor, respectively, financing coordination fees of $6.3 million and $13.8 million, respectively, which is equal to 0.75% of the amount available under any secured mortgage financing or refinancing that the General Partner, ARCT III or ARCT IV, obtained and used for the acquisition of properties that was arranged by the Former Manager, the ARCT III Advisor or the ARCT IV Advisor, respectively. The financing fees were payable in cash at the closing of each financing. In conjunction with the closing of the ARCT III Merger, it was agreed that these fees would no longer be paid by the General Partner to the Former Manager. These fees were paid by ARCT IV throughout 2013. No such fees were incurred during the six months ended June 30, 2014. Financing fees and reimbursements are included in deferred costs, net in the accompanying consolidated balance sheets.

Offering Related Costs

The General Partner, ARCT III and ARCT IV recorded commissions, fees and offering cost reimbursements as shown in the table below for services provided to the General Partner, ARCT III and ARCT IV, as applicable, by affiliates of the Former Manager during the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Offering related costs:
Commissions and fees	$—	$21,754	$—	$147,686
Offering costs and other reimbursements	2,000	915	2,150	10,971

Total	$2,000	$22,669	$2,150	$158,657

RCS served as the dealer-manager of the ARCT III IPO and the ARCT IV IPO. RCS received fees and compensation in connection with the sale of ARCT III’s and ARCT IV’s common stock in the respective IPOs. RCS received a selling commission of 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers in each of the IPOs. RCS received 3% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee in each of the IPOs. In addition, ARCT III and ARCT IV reimbursed the ARCT III Advisor, the ARCT IV Advisor and RCS, as applicable, for services relating to the ARCT III IPO and the ARCT IV IPO during 2013 and for

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

services relating to the General Partner’s ATM equity program during 2014. During the three and six months ended June 30, 2014, reimbursements in connection with the ATM totaled $2.0 million and $2.2 million, respectively. During the three and six months ended June 30, 2013, reimbursements in connection with the ARCT IV IPO totaled $22.7 million and $158.7 million, respectively. Offering related costs are included in offering costs, commissions and dealer-manager fees in the accompanying consolidated statements of changes in equity.

Acquisition Related Expenses

During the six months ended June 30, 2014, the General Partner paid a fee of $1.0 million (equal to 0.25% of the contract purchase price) to RCS for strategic advisory services related to its acquisition of certain properties in the Fortress Portfolio and $0.6 million (equal to 0.25% of the contract purchase price) to RCS related to its acquisition of certain properties in the Inland Portfolio. During the three months ended June 30, 2014, the General Partner paid a fee of $0.1 million to RCS related to its acquisition of certain properties in the Inland portfolio. No fees were incurred during the six months ended June 30, 2013 in connection with these transactions.

Separate from acquisition fees related to the acquisition of certain properties in the GE Capital Portfolio discussed below, the General Partner, ARCT III and ARCT IV paid acquisition fees to the Former Manager and its affiliates equal to 1.0% of the contract purchase price, inclusive of indebtedness, of each property acquired by the General Partner, ARCT III or ARCT IV, as applicable. The General Partner, ARCT III and ARCT IV additionally reimbursed certain expenses as permitted under the advisory agreements. The General Partner and ARCT III were no longer required to pay these fees as of the ARCT III Merger, except for those properties in the General Partner’s acquisition pipeline as of that date. ARCT IV incurred these fees throughout 2013. During the three and six months ended June 30, 2013, these fees and additional reimbursements totaled $6.6 million and $13.5 million, respectively. No such fees were incurred during the six months ended June 30, 2014.

During the three and six months ended June 30, 2013, the General Partner paid a fee of $1.9 million (equal to 0.25% of the contract purchase price) to RCS and reimbursed expenses of $6.1 million to ARC related to its acquisition of certain properties in the GE Capital Portfolio. No such fees were incurred during the six months ended June 30, 2014 in relation to the GE Capital Portfolio.

During the three and six months ended June 30, 2013, ARCT IV incurred an acquisition fee of $5.3 million to ARC related to its acquisition of certain properties in the GE Capital Portfolio.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

Merger and Other Non-routine Transactions

The General Partner, ARCT III and ARCT IV incurred fees and expenses payable to the Former Manager and its affiliates for services related to mergers and other non-routine transactions, as discussed below. These fees are included in merger and other non-routine transactions in the accompanying consolidated statements of operations. The tables below shows fees and expenses attributable to each merger and other non-routine transaction during the three and six months ended June 30, 2014 (in thousands):

	Three Months Ended June 30, 2014
	ARCT IV Merger	Internalization and Other	Cole Merger	Multi-tenant Spin- Off	Total
Personnel costs and other reimbursements	$—	$—	$40	$—	$40

	Six Months Ended June 30, 2014
	ARCT IV Merger	Internalization and other	Cole Merger	Multi-tenant Spin- Off	Total
Merger related costs:
Strategic advisory services	$8,400	$—	$17,115	$1,750	$27,265
Personnel costs and other reimbursements	—	—	72	—	72

Other non-routine transactions:

Subordinated distribution fees	78,244	—	—	—	78,244
Furniture, fixtures and equipment	5,800	10,000	—	—	15,800

Other fees and expenses	—	—	2,900	—	2,900
Personnel costs and other reimbursements	417	—	1,728	—	2,145

Post-transaction support services	1,352	10,000	—	—	11,352

Total	$94,213	$20,000	$21,815	$1,750	$137,778

The tables below shows fees and expenses attributable to each merger and other non-routine transaction during the three and six months ended June 30, 2013 (in thousands):

	Three Months Ended June 30, 2013
	ARCT III Merger	ARCT IV Merger	Other	Total
Merger related costs:
Personnel costs and other reimbursements	$188	$23	$44	$255

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

	Six Months Ended June 30, 2013
	ARCT III Merger	ARCT IV Merger	Other	Total
Merger related costs:
Legal fees and expenses	$125	$—	$—	$125
Personnel costs and other reimbursements	522	23	44	589

Other non-routine transactions:

Subordinated distribution fees	98,360	—	—	98,360
Furniture, fixtures and equipment	5,800	—	—	5,800

Legal fees and expenses	61	—	—	61

Post-transaction support services	2,000	—	—	2,000

Total	$106,868	$23	$44	$106,935

Merger Related Costs

ARCT IV Merger

Pursuant to ARCT IV’s advisory agreement with the ARCT IV Advisor, ARCT IV agreed to pay the ARCT IV Advisor a brokerage commission on the sale of property in connection with the ARCT IV Merger. At the time of the ARCT IV Merger, ARCT IV paid $8.4 million to the ARCT IV Advisor in connection with this agreement. These commissions were included in merger and other non-routine transactions in the accompanying consolidated statements of operations for six months ended June 30, 2014. No fees were incurred under this agreement during the six months ended June 30, 2013 or during the three months ended June 30, 2014.

Cole Merger

The General Partner entered into an agreement with RCS, under which RCS agreed to provide strategic and financial advisory services to the General Partner in connection with the Cole Merger. The General Partner agreed to pay a fee equal to 0.25% of the transaction value upon the consummation of the transaction and reimburse out of pocket expenses. The General Partner incurred and recognized $14.2 million in expense from this agreement during the six months ended June 30, 2014. These fees are included in merger and other non-routine transactions in the accompanying consolidated statement of operations during the six months ended June 30, 2014. No fees relating to this agreement were incurred during the three months ended June 30, 2014 or during the six months ended June 30, 2013.

Pursuant to the Transaction Management Services Agreement dated December 9, 2013, ARCP and the General Partner agreed to pay RCS Advisory an aggregate fee of $2.9 million in connection with providing the following services: transaction management support related to the Cole Merger up to the date of the Transaction Management Services Agreement and ongoing transaction management support, marketing support, due diligence coordination and event coordination up to the date of the termination of the Transaction Management Services Agreement. The Transaction Management Services Agreement expired on the consummation of the General Partner’s transition to self-management on January 8, 2014. The General Partner paid RCS Advisory $2.9 million thereunder on January 8, 2014.

Multi-tenant Spin-off

The General Partner entered into an agreement with RCS under which RCS agreed to provide strategic and financial advisory services to the General Partner in connection with the General Partner’s previously announced spin-off of its multi-tenant shopping center

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

portfolio. During the six months ended June 30, 2014, the General Partner incurred $1.8 million of such fees, which are included in merger and other non-routine transactions in the accompanying consolidated statement of operations for the six months ended June 30, 2014. No such fees were incurred during the six months ended June 30, 2013.

Other Non-routine Transactions

ARCT III Merger Subordinated Distribution Fees

On February 28, 2013, the OP entered into a Contribution and Exchange Agreement (the “ARCT III Contribution and Exchange Agreement”) with the ARCT III OP and the ARCT III Special Limited Partner, the holder of the special limited partner interest in the ARCT III OP. The ARCT III Special Limited Partner was entitled to receive certain distributions from the ARCT III OP, including a subordinated distribution of net sales proceeds resulting from an “investment liquidity event” (as defined in the agreement of limited partnership of the ARCT III OP). The ARCT III Merger constituted an “investment liquidity event,” due to the attainment of the 6.0% performance hurdle and the return to ARCT III’s stockholders in addition to their initial investment. Pursuant to the ARCT III Contribution and Exchange Agreement, the ARCT III Special Limited Partner contributed its interest in the ARCT III OP, inclusive of the $98.4 million subordinated distribution proceeds received, to the ARCT III OP in exchange for 7.6 million ARCT III OP Units. Upon consummation of the ARCT III Merger, these ARCT III OP Units were immediately converted into 7.3 million OP Units after application of the ARCT III Exchange Ratio. The General Partner recorded an expense of $98.4 million during the six months ended June 30, 2013 in connection with this transaction. In conjunction with the ARCT III Merger Agreement, the ARCT III Special Limited Partner agreed to hold its OP Units for a minimum of one year before converting them into shares of General Partner common stock.

ARCT IV Merger Subordinated Distribution Fees

On January 3, 2014, the OP entered into a Contribution and Exchange Agreement (the “ARCT IV Contribution and Exchange Agreement”) with the ARCT IV OP, ARCT IV Special Limited Partner and ARC Real Estate. The ARCT IV Special Limited Partner was entitled to receive certain distributions from the ARCT IV OP, including the subordinated distribution of net sales proceeds resulting from an “investment liquidity event” (as defined in the agreement of limited partnership of the ARCT IV OP). The ARCT IV Merger constituted an “investment liquidity event,” due to the attainment of the 6.0% performance hurdle and the return to ARCT IV’s stockholders of approximately $358.3 million in addition to their initial investment. Pursuant to the ARCT IV Contribution and Exchange Agreement, the ARCT IV Special Limited Partner contributed its interest in the ARCT IV OP, inclusive of the $78.2 million of subordinated distribution proceeds received, to the ARCT IV OP in exchange for 2.8 million ARCT IV OP Units. Upon consummation of the ARCT IV Merger, these ARCT IV OP Units were immediately converted into 6.7 million OP Units after application of the ARCT IV Exchange Ratio. In conjunction with the ARCT IV Merger Agreement, the ARCT IV Special Limited Partner agreed to hold its OP Units for a minimum of two years before converting them into shares of the General Partner’s common stock.

Furniture, Fixtures and Equipment and Other Assets

The OP entered into three agreements with affiliates of the Former Manager and the Former Manager (the “Sellers”), as applicable, pursuant to which, concurrently with the closing of the ARCT III Merger and ARCT IV Merger and the General Partner’s transition to self-management, the Sellers sold the OP certain FF&E and other assets used by the Sellers in connection with managing the property level business and operations and accounting functions of the General Partner and the OP. The General Partner incurred and recorded $15.8 million and $5.8 million to purchase the FF&E and Other Assets during the six months ended June 30, 2014 and 2013, respectively. No costs were incurred during the three months ended June 30, 2014 and 2013, respectively. The General Partner has concluded that there was no evidence of the receipt and it could not support the value of the FF&E and Other Assets . As such, the General Partner has expensed the amount originally capitalized and recognized the expense in merger and other non-routine transaction-related expense.

Other Fees and Expenses

In connection with the closing of the Cole Merger, the General Partner paid $2.9 million to RCS Advisory during the six months ended June 30, 2014. No such payments were made during the three months ended June 30, 2014 or the six months ended June 30, 2013.

Post-Transaction Support Services

ARCT III entered into an agreement with ARC Advisory under which ARC Advisory agreed to provide support services including legal, accounting, marketing, human resources and information technology, among other services, until the earlier of

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

the ARCT III Merger closing date or one year (and an agreed upon period of up to 60 days following the ARCT III Merger). ARCT III incurred and paid $2.0 million in fees pursuant to this agreement during the six months ended June 30, 2013. No fees were was incurred during the three months ended June 30, 2013 or for the three and six months ended June 30, 2014 in connection with this agreement.

In connection with its entry into the ARCT IV Merger Agreement, ARCT IV agreed to pay additional asset management fees, which totaled $1.3 million net of credits received from affiliates during the six months ended June 30, 2014. No such fees were incurred during the three month ended June 30, 2014.

Pursuant to the Amendment and Acknowledgment of Termination of Amended and Restated Management Agreement entered into as of January 8, 2014, the Former Manager agreed to provide certain transition services including accounting support, acquisition support, investor relations support, public relations support, human resources and administration, general human resources duties, payroll services, benefits services, insurance and risk management, information technology, telecommunications and Internet and services relating to office supplies. In consideration of the aforementioned services, the General Partner paid $10.0 million to the Former Manager on January 8, 2014. This arrangement was in effect for a 60-day term beginning on January 8, 2014.

Management Fees to Affiliates

The General Partner, ARCT III and ARCT IV recorded fees and reimbursements as shown in the table below for services provided by the Former Manager and its affiliates related to the operations of the General Partner, ARCT III and ARCT IV during the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Management fees to affiliates:
Asset management fees	$—	$—	$13,888	$11,693
Property management fees	—	—	—	800

Total	$—	$—	$13,888	$12,493

Base Management Fees

Prior to the termination of the amended and restated management agreement, the General Partner paid the Former Manager an annual base management fee equal to 0.50% per annum of the average unadjusted book value of the General Partner’s real estate assets, calculated and payable monthly in advance, for the value of assets up to $3.0 billion and 0.40% per annum for the unadjusted book value of assets over $3.0 billion. The management fee was generally payable in cash however in lieu of cash. Prior to the ARCT III Merger, the Former Manager was entitled to an annual base management fee equal to 0.50% per annum for the unadjusted book value of assets with no asset threshold limitations. The Former Manager waived the management fee of $2.0 million and $2.4 million during the three and six months ended June 30, 2013, respectively.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

Asset Management Fees

ARCT III

Effective July 1, 2012, as payment for the asset management fee, ARCT III issued (subject to periodic approval by its board of directors) to the ARCT III Advisor performance-based restricted partnership units of the ARCT III OP designated as “ARCT III Class B units,” which were intended to be profits interests and to vest, and no longer be subject to forfeiture, at such time as: (x) the value of the ARCT III OP’s assets plus all distributions that equaled or exceeded the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); and (y) a liquidity event had occurred.

The ARCT III Advisor received distributions on unvested ARCT III Class B units equal to the distribution rate received on ARCT III common stock. In 2012, the ARCT III board of directors approved the issuance of 145,022 ARCT III Class B units to the ARCT III Advisor for asset management services it provided. In 2013, the ARCT III board of directors approved issuance of an additional 603,599 ARCT III Class B units to the ARCT III Advisor for asset management services it provided. As of December 31, 2012, ARCT III did not consider achievement of the performance condition to be probable as the shareholder vote for the ARCT III Merger, which would allow vesting of these ARCT III Class B Units, was not completed. The performance condition related to these ARCT III Class B units was satisfied upon the completion of the ARCT III Merger and as a result a $9.4 million expense was recorded during the three months ended March 31, 2013. The 748,621 ARCT III Class B units converted into ARCT III OP Units, which converted on a one-to-one basis, into 711,190 OP Units after the application of the ARCT III Exchange Ratio.

In connection with a 60-day extension of the advisory agreement which was executed in order to facilitate the smooth transition of advisory services following the consummation of the ARCT III Merger, General Partner incurred and paid additional asset management fees of $2.3 million during the six months ended June 30, 2013. No such fees were incurred during the three months ended June 30, 2013 or during the six months ended June 30, 2014.

ARCT IV

In connection with the asset management services provided by the ARCT IV Advisor, ARCT IV issued (subject to periodic approval by ARCT IV’s board of directors) to the ARCT IV Advisor performance-based restricted partnership units of the ARCT IV OP designated as “ARCT IV Class B Units,” which were intended to be profit interests and to vest, and no longer be subject to forfeiture, at such time as: (x) the value of the ARCT IV OP’s assets plus all distributions that equaled or exceeded the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of ARCT IV’s independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the ARCT IV Advisor was still providing advisory services to ARCT IV.

The calculation of the ARCT IV asset management fees was equal to: (i) 0.1875% of the cost of ARCT IV’s assets; divided by (ii) the value of one share of ARCT IV common stock as of the last day of such calendar quarter. When approved by the board of directors, the ARCT IV Class B Units were issued to the ARCT IV Advisor quarterly in arrears pursuant to the terms of the ARCT IV OP agreement. During the year ended December 31, 2013, ARCT IV’s board of directors approved the issuance of 492,483 ARCT IV Class B Units to the ARCT IV Advisor in connection with this arrangement. As of December 31, 2013, ARCT IV did not consider achievement of the performance condition to be probable and no expense was recorded at that time. The ARCT IV Advisor received distributions on unvested ARCT IV Class B Units equal to the distribution rate received on the ARCT IV common stock. The performance condition related to the 498,857 ARCT IV Class B Units, which includes units issued for the period of January 1, 2014 through the ARCT IV Merger Date, was satisfied upon the completion of the ARCT IV Merger. These ARCT IV Class B Units immediately converted into OP Units at the 2.3961 exchange ratio discussed in Note 3 — Mergers and Acquisitions and the General Partner recorded an expense of $13.9 million based on the fair value of the ARCT IV Class B Units during the six months ended June 30, 2014. No additional expense was recognized during the three months ended June 30, 2014.

Property Management Fees

ARCT III also agreed to pay an affiliate of ARC, unless it contracted with a third party, a property management fee of up to 2% of gross revenues from ARCT III’s stand-alone single-tenant net leased properties and 4% of gross revenues from its multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. ARCT III also agreed to reimbursed the affiliate for property level expenses. If ARCT III contracted directly with third parties

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

for such services, it paid them customary market fees and paid the affiliated property manager an oversight fee of up to 1% of the gross revenues of the property managed. Property management fees of $0.8 million are recorded in management fees to affiliates in the accompanying consolidated statements of operations for the three and six months ended June 30, 2013. No property management fees were incurred during the three months ended June 30, 2013 or the six months ended June 30, 2014.

Quarterly Incentive Fee

Prior to the termination of the amended and restated management agreement as a result if internalization, the General Partner was required to pay the Former Manager a quarterly incentive fee, calculated based on 20% of the excess of annualized core earnings (as defined in the management agreement with the Former Manager) over the weighted-average number of shares multiplied by the weighted-average price per share of common stock. One half of each quarterly installment of the incentive fee would be payable in shares of common stock. The remainder of the incentive fee would be payable in cash. No incentive fees were incurred or paid during the six months ended June 30, 2014 or 2013.

General and Administrative Expenses

The General Partner, ARCT III and ARCT IV recorded general and administrative expenses as shown in the table below for services provided by the Former Manager and its affiliates related to the operations of the General Partner, ARCT III and ARCT IV during the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
General and administrative expenses:
Advisory fees and reimbursements	$437	$1,066	$1,955	$3,667
Equity awards	—	3,068	12,960	5,676

Total	$437	$4,134	$14,915	$9,343

Advisory Fees and Reimbursements

The General Partner, ARCT III and ARCT IV agreed to pay certain fees and reimbursements to the Former Manager and its affiliates, as applicable, for their out-of-pocket costs, including without limitation, legal fees and expenses, transfer agent fees, due diligence fees and expenses, other third party fees and expenses, costs of appraisals, travel expenses, nonrefundable option payments and deposits on properties not acquired, accounting fees and expenses, title insurance premiums and other closing costs, personnel costs and miscellaneous expenses relating to the selection, acquisition and due diligence of properties or general operations of the General Partner. During the three and six months ended June 30, 2014, these expenses totaled $0.4 million and $2.0 million, respectively. During the three and six months ended June 30, 2013, these expenses totaled $1.1 million and $3.7 million, respectively.

Equity Awards

Upon consummation of the ARCT III Merger, the General Partner entered into the OPP with the Former Manager. The OPP gave the Former Manager the opportunity to earn compensation upon the attainment of certain stockholder value creation targets.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

The General Partner recorded $0.6 million and $3.7 million of expense during the three and six months ended June 30, 2013 in connection with the OPP. During the six months ended June 30, 2014, $1.6 million was recorded to general and administrative expenses as stock based compensation relating to the change in total return to stockholders used in computing the number of LTIP units earned between December 31, 2013 and January 8, 2014. No expenses were incurred during the three months ended June 30, 2014.

As a result of the ARCT III Merger, certain restricted shares held by employees of affiliates of the Former Manager were fully vested. This expense of $2.0 million is included in general and administrative expense in the accompanying consolidated statement of operations during the six months ended June 30, 2013. During the six months ended June 30, 2013, the General Partner granted 325,000 restricted stock awards to employees of affiliates of the Former Manager as compensation for certain services. The grant date fair value for this issuance was $4.5 million. No such awards were granted during the three months ended June 30, 2013.

During the six months ended June 30, 2014, the General Partner granted 796,075 restricted stock awards to employees of affiliates of the Former Manager as compensation for certain services and 87,202 restricted stock awards to two directors who are affiliates of the Former Manager. The grant date fair value of the awards of $12.5 million was recorded in general and administrative expenses in the accompanying consolidated statements of operations. No grants were made to employees of affiliates of the Former Manager during the three months ended June 30, 2014.

Indirect Affiliate Expenses

During 2014, the General Partner incurred fees and expenses payable to of the Former Manager affiliates or payable to a third party on behalf of the Former Manager affiliates for amenities related to certain buildings, as explained below. No such fees or expenses were incurred during 2013. These expenses are depicted in the table below for the periods indicated (in thousands):

	Three Months Ended June 30,	Six Months Ended June 30,
	2014	2014
Indirect affiliate expenses:
Audrain building	$3,517	$3,922
ANST office build-out	335	335
New York (405 Park Ave) office	116	187
Dresher, PA office	17	36

North Carolina office	12	15

Total	$3,997	$4,495

Audrain Building

During the year ended December 31, 2013, a wholly owned subsidiary of ARC Real Estate purchased a historic building in Newport, Rhode Island (“Audrain”) with plans to renovate the second floor to serve as offices for certain executives of the General Partner, and affiliates of the Former Manager. ARC Real Estate requested that invoices relating to the second floor renovation and tenant improvements and all building operating expenses either be reimbursed by the OP to the affiliate of the Former Manager or be paid directly to the contractors and vendors. During the three and six months ended June 30, 2014, the OP paid $3.5 million and $3.8 million, respectively, for tenant improvements and furniture and fixtures relating to the renovation. These payments were made directly to third parties.

In addition, on October 4, 2013, the OP entered into a lease agreement with the subsidiary of ARC Real Estate for a term of 15 years with annual base rent of $0.4 million requiring monthly payments beginning on that date. As there were tenants occupying the building when it was purchased, these tenants subleased their premises from the OP until their leases terminated. During the three and six months ended June 30, 2014, the OP incurred and paid $0.1 million and $0.1 million, respectively, for base rent, which was partially offset by $9,000 and $17,000, respectively, of rental revenue received from the subtenants.

Subsequent to June 30, 2014, as a result of findings of the investigation conducted by the Audit Committee, the OP terminated the lease agreement and was reimbursed for the tenant improvement and furniture costs incurred by the OP

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

totaling approximately $8.5 million, which included the tenant improvements of approximately $3.8 million incurred by the OP in the six months ended June 30, 2014. Reimbursement was made by delivery and retirement of 916,423 OP Units held by an affiliate of the Former Manager. The General Partner never moved into or occupied the building.

ANST Office Build-out

During the six months ended June 30, 2014, as a result of the Cole Merger, the General Partner worked to develop a partnership with ANST to better service clients and shareholders more efficiently, as well as create more career opportunities for the employees. Plans were made to move ANST to part of the Cole Capital office building in 2014. In order to accommodate the ANST employees, the Cole Capital office building was to be remodeled. During the six months ended June 30, 2014, the General Partner paid $0.3 million directly to third parties for leasehold improvements and furniture and fixtures relating to the renovation.

Subsequently, ANST never moved into the building. The General Partner is considering its options with regard to recovery of such payments, although no decisions have been made at this time. No asset has been recognized in the financial statements related to any potential recovery.

Office Rents

During the three and six months ended June 30, 2014, the General Partner paid $0.1 million and $0.2 million, respectively, to an affiliate of the Former Manager for rent related to offices in New York, Pennsylvania and North Carolina where certain of the General Partner’s employees shared office space with an affiliate of the Former Manager.

Additional Related Party Transactions

The following related party transactions were not included in the tables above.

Tax Protection Agreement

The OP is party to a tax protection agreement with ARC Real Estate, which contributed its 100% indirect ownership interests in 63 of the General Partner’s properties to the Operating Partnership in the formation transactions related to the General Partner’s IPO. Pursuant to the tax protection agreement, the OP has agreed to indemnify ARC Real Estate for its tax liabilities (plus an additional amount equal to the taxes incurred as a result of such indemnity payment) attributable to its built-in gain, as of the closing of the formation transactions, with respect to its interests in the contributed properties (other than two vacant properties contributed), if the General Partner sells, conveys, transfers or otherwise disposes of all or any portion of these interests in a taxable transaction on or prior to September 6, 2021. The sole and exclusive rights and remedies of ARC Real Estate under the tax protection agreement will be a claim against the Operating Partnership for ARC Real Estate’s tax liabilities as calculated in the tax protection agreement, and ARC Real Estate shall not be entitled to pursue a claim for specific performance or bring a claim against any person that acquires a protected party from the Operating Partnership in violation of the tax protection agreement.

Investment from the ARCT III Special Limited Partner

In connection with the ARCT III Merger, the ARCT III Special Limited Partner invested $0.8 million in the ARCT III OP and was subsequently issued 56,797 OP Units in respect thereof upon the closing of the ARCT III Merger after giving effect to the ARCT III Exchange Ratio. This investment is included in non-controlling interests in the accompanying consolidated balance sheets.

Investment in an Affiliate of the Former Manager

As of June 30, 2014 and December 31, 2013, the General Partner held an investment valued at $1.7 million and $1.6 million, respectively, in a real estate fund advised by an affiliate of the Former Manager, American Real Estate Income Fund, which invests primarily in equity securities of other publicly traded REITs.

Ownership by Affiliates of the Former Manager

Certain affiliates of the Former Manager own shares of the General Partner’s common stock, shares of unvested restricted common stock, OP Units and LTIP Units. As of June 30, 2014 and December 31, 2013, 2.77% and 4.37%, respectively, of the total equity units issued by the General Partner and the OP were owned by affiliates.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

Due to Affiliates

Due to affiliates, as reported in the accompanying consolidated balance sheets, is comprised of the following amounts discussed above (in thousands):

	June 30, 2014	December 31, 2013
	(as Restated)	(as Restated)
Due to affiliates:
Offering related costs	$2,000	$220
Merger and other non-routine transactions	42	38,645
General and administrative	868	59,600
Indirect affiliate expenses	68	—
Management fees to affiliates	—	4,969
Managed REITS and Other	206	—

Total	$3,184	$103,434

Cole Capital

Cole Capital is contractually responsible for managing the Managed REITs’ affairs on a day-to-day basis, identifying and making acquisitions and investments on the Managed REITs’ behalf, and recommending to each of the Managed REIT’s respective board of directors an approach for providing investors with liquidity. In addition, Cole Capital distributes the shares of common stock for certain Managed REITs and advises them regarding offerings, manages relationships with participating broker-dealers and financial advisors and provides assistance in connection with compliance matters relating to the offerings. Cole Capital receives compensation and reimbursement for services relating to the Managed REITs’ offerings and the investment, management and disposition of their respective assets, as applicable.

Cole Capital Offering Related Revenue

Cole Capital generally receives a selling commission of up to 7.0% of gross offering proceeds related to the sale of shares of CCPT IV, CCIT II and CCPT V common stock in their primary offerings, before reallowance of commissions earned by participating broker-dealers. Cole Capital has and intends to continue to reallow 100% of selling commissions earned to participating broker-dealers. In addition, Cole Capital generally receives 2.0% of gross offering proceeds in the primary offerings, before reallowance to participating broker-dealers, as a dealer-manager fee in connection with the sale of CCPT IV, CCIT II and CCPT V shares of common stock. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on factors such as the volume of shares sold by such participating broker-dealers and the amount of marketing support provided by such participating broker-dealers. No selling commissions or dealer-manager fees are paid to Cole Capital or other broker-dealers with respect to shares sold under the respective Managed REIT’s distribution reinvestment plans, under which the stockholders may elect to have distributions reinvested in additional shares.

In connection with the sale of INAV shares of common stock, Cole Capital receives an asset-based dealer-manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (i) 1/365th of 0.55% of the net asset value (“NAV”) for Wrap Class shares of common stock (“W Shares”) for such day, (ii) 1/365th of 0.55% of the NAV for Advisor Class shares of common stock (“A Shares”) for such day and (iii) 1/365th of 0.25% of the NAV for Institutional Class shares of common stock (“I Shares”) for such day. Cole Capital, in its sole discretion, may reallow a portion of its dealer-manager fee received on W Shares, A Shares and I Shares to participating broker-dealers. In addition, Cole Capital receives a selling commission on A Shares sold in the primary offering of up to 3.75% of the offering price per share for A Shares. Cole Capital has and intends to continue to reallow 100% of selling commissions earned to participating broker-dealers. Cole Capital also receives an asset-based distribution fee for A Shares that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.50% of the NAV for A Shares for such day. Cole Capital, in its sole discretion, may reallow a portion of the distribution fee to participating broker-dealers. No selling commissions are paid to Cole Capital or other broker-dealers with respect to W Shares or I Shares or on shares of any class of INAV common stock sold pursuant to INAV’s distribution reinvestment plan, under which the stockholders may elect to have distributions reinvested in additional shares, and no distribution fees are paid to Cole Capital or other broker-dealers with respect to W Shares or I Shares.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

All other organization and offering expenses associated with the sale of the Managed REITs’ common stock (excluding selling commissions, if applicable, and the dealer-manager fee) are paid for in advance by Cole Capital and subject to reimbursement by the Managed REITs, up to certain limits per the respective advisory agreement. The organization and offering expenses incurred by Cole Capital which are subject to reimbursement included costs which are paid to affiliates. As these costs are incurred, they are recorded as reimbursement revenue, up to the respective limit, and are included in dealer-manager fees, selling commissions and offering reimbursements in the financial results for Cole Capital in Note 6 — Segment Reporting (As Restated). Expenses paid on behalf of the Managed REITs in excess of these limits that are expected to be collected are recorded as program development costs. As of June 30, 2014, Cole Capital had $7.0 million of organization and offering costs paid on behalf of the Managed REITs in excess of the limits that have not been reimbursed, which are expected to be reimbursed by the Managed REITs as they raise additional proceeds from the respective offering. The program development costs are included in deferred costs and other assets, net in the accompanying consolidated unaudited balance sheets.

Cole Capital recorded commissions, fees and expense reimbursements as shown in the table below for services provided to the Managed REITs (as described above) during the three months ended June 30, 2014 and the period from the Cole Acquisition Date to June 30, 2014 (in thousands). As the General Partner did not commence operations for Cole Capital until the Cole Acquisition Date, comparative financial data is not presented for the three and six months ended June 30, 2013.

	Three Months Ended June 30, 2014
	CCPT IV (1)	CCPT V	CCIT II	INAV	Total
Offering:
Selling commission revenue	$(12)	$1,347	$4,579	$195	$6,109
Selling commissions reallowance expense	(12)	1,347	4,579	195	6,109
Dealer-manager fee revenue	(2)	416	1,372	123	1,909
Dealer-manager fees reallowance expense	107	178	668	6	959
Other expense reimbursement revenue	(18)	415	1,372	182	1,951

(1)	Due to net cancellations during the quarter, related to shares sold prior to the fund closing on February 25, 2014.

	Period from the Cole Acquisition Date to June 30, 2014
	CCPT IV	CCPT V	CCIT II	INAV	Total
Offering:
Selling commission revenue	$29,113	$1,347	$4,950	$216	$35,626
Selling commissions reallowance expense	29,113	1,347	4,950	216	35,626
Dealer-manager and distribution fee revenue	8,771	416	1,486	188	10,861
Dealer-manager fees reallowance expense	4,971	178	721	8	5,878
Other expense reimbursement revenue	3,749	465	1,486	235	5,935

Cole Capital Operating Revenue

Cole Capital earns acquisition fees related to the acquisition, development or construction of properties on behalf of certain of the Managed REITs. In addition, Cole Capital is reimbursed for acquisition expenses incurred in the process of acquiring properties up to certain limits per the respective advisory agreement. Cole Capital is not reimbursed for personnel costs in connection with services for which it receives acquisition fees or real estate commissions. In addition, Cole Capital may earn disposition fees related to the sale of one or more properties, including those held indirectly through joint ventures, on behalf of a Managed REIT. Acquisition and disposition fees and reimbursements, as applicable, are included in transaction service fees in the financial results for Cole Capital in Note 6 — Segment Reporting (As Restated).

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

Cole Capital earns advisory and asset and property management fees from certain Managed REITs and other affiliates. In addition, Cole Capital may be reimbursed for expenses incurred in providing advisory and asset and property management services, subject to certain limitations. In connection with services provided by Cole Capital related to the origination or refinancing of any debt financing obtained by certain Managed REITs that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, Cole Capital is reimbursed for financing expenses incurred, subject to certain limitations. Advisory fees, asset and property management fees and reimbursements of expenses are included in management fees and reimbursements in the financial results for Cole Capital in Note 6 — Segment Reporting (As Restated).

Cole Capital recorded fees and expense reimbursements as shown in the table below for services provided primarily to the Managed REITs (as described above) during the three months ended June 30, 2014 and the period from the Cole Acquisition Date to June 30, 2014 (in thousands). As the General Partner did not commence operations for Cole Capital until the Cole Acquisition Date, comparative financial data is not presented for the three and six months ended June 30, 2013.

	Three Months Ended June 30, 2014
	CCPT IV	CCPT V	CCIT	CCIT II	INAV	Other
Operations:
Acquisition fee revenue	$6,787	$519	$3,232	$3,874	$—	$(1)
Asset management fee revenue	$—	$—	$—	$—	$—	$252
Property management and leasing fee revenue	$—	$—	$—	$—	$—	$284
Operating expense reimbursement revenue	$1,538	$166	$758	$79	$135	$—
Advisory and performance fee revenue	$4,747	$9	$4,561	$115	$198	$—

	Period from the Cole Acquisition Date to June 30, 2014
	CCPT IV	CCPT V	CCIT	CCIT II	INAV	Other
Operations:
Acquisition fee revenue	$10,785	$585	$3,727	$3,874	$—	$(1)
Asset management fee revenue	$—	$—	$—	$—	$—	$403
Property management and leasing fee revenue	$—	$—	$—	$—	$—	$574
Operating expense reimbursement revenue	$2,603	$183	$1,187	$79	$135	$—
Advisory and performance fee revenue	$7,311	$9	$7,156	$141	$306	$—

Investment in the Managed REITs

As of June 30, 2014, the Company owned aggregate equity investments of $3.9 million in the Managed REITs, which is included in investment in unconsolidated entities in the accompanying consolidated balance sheet. The table below presents certain information related to the Company’s investments in the Managed REITs as of June 30, 2014 (carrying amount in thousands):

	June 30, 2014
Managed REIT	% of Outstanding Shares Owned	Carrying Amount of Investment
CCPT IV	0.01%	$137
CCPT V	12.39%	1,732
CCIT	0.01%	79
CCIT II	3.79%	1,809
INAV	0.22%	160

		$3,917

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 (Unaudited) – (Continued)

Due from Affiliates

As of June 30, 2014, $73.7 million was expected to be collected from affiliates, including balances from the Managed REITs lines of credits, as well as balances for services provided by Cole Capital and expenses subject to reimbursement by the Managed REITs in accordance with their respective advisory and property management agreements and was included in due from affiliates on the accompanying consolidated balance sheet. In connection with the Cole Merger, the OP acquired a revolving line of credit agreement that provides for $10.0 million of available borrowings to CCIT II. During the six months ended June 30, 2014, the OP entered into a revolving line of credit agreement that provides for $10.0 million of available borrowings to CCPT V. The CCIT II and CCPT V line of credit agreements each bear an interest rate equal to the one-month LIBOR plus 2.20% and mature in January 2015 and March 2015, respectively. In addition, during the six months ended June 30, 2014, the OP increased the available borrowings under the revolving line of credit to CCIT II to $60.0 million. During the six months ended June 30, 2014, CCIT II and CCPT V borrowed $55.0 million and $9.7 million, respectively, on their lines of credit. These amounts remained outstanding as of June 30, 2014 and are included in due from affiliates in the accompanying consolidated balance sheets.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

Note 21 — Economic Dependency

Prior to transitioning to self-management on January 8, 2014, the General Partner engaged, under various agreements, the Former Manager, and entities under common ownership with the Former Manager to provide certain services that are essential to the Operating Partnership, including asset management services and supervision of the management and leasing of properties owned by the Operating Partnership, as well as other administrative responsibilities for the Operating Partnership including information technology, legal services and investor relations.

As a result of these relationships, the General Partner was dependent upon the Former Manager, ARC and their affiliates. In the event that these companies were unable to provide the General Partner with the respective services, the General Partner would have been required to find alternative providers of these services. As a result of the ARCT III Merger, ARCP internalized certain accounting and property acquisition services previously performed by the Former Manager and its affiliates. ARCP may from time to time engage entities under common control with the Former Manager for legal, information technology or other support services for which it will pay a fee, subject to approval by ARCP’s independent directors. No such engagements are in place between ARCP and the Former Manager and its affiliates.

Note 22 — Net Loss Per Unit (As Restated)

The following is a summary of the basic and diluted net loss per unit computation for the three and six months ended June 30, 2014 and 2013 (dollar amounts in thousands, except for unit and per unit data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss attributable to the Operating Partnership	$(56,870)	$(72,275)	$(362,518)	$(218,212)
Less: dividends declared on preferred units and participating securities	23,291	233	46,723	426

Net loss attributable to common unitholders	$(80,161)	$(72,508)	$(409,241)	$(218,638)

Weighted average common units outstanding:	840,184,663	209,408,106	707,060,440	190,982,367

Basic and diluted net loss per unit attributable to common unitholders	$(0.10)	$(0.35)	$(0.58)	$(1.14)

As of June 30, 2014, the Operating Partnership excluded 5,649,968 shares of unvested restricted stock outstanding and 21,735,008 Series D Preferred Units outstanding from the calculation of diluted net loss per share as the effect would have been antidilutive.

Note 23 — Property Dispositions (As Restated)

During the six months ended June 30, 2014, the Operating Partnership disposed of 24 single-tenant properties and one multi-tenant property for an aggregate gross sales price of $96.4 million (the “2014 Property Dispositions”). There were no properties disposed of during the six months ended June 30, 2013. No disposition fees were paid in connection with the sale of the 2014 Property Dispositions and the Operating Partnership has no continuing involvement with these properties. As of June 30, 2014, there was one property classified as held for sale.

Note 24 — Income Taxes

As a REIT, the General Partner generally is not subject to federal income tax, with the exception of its TRS. However, the General Partner, including its TRS, and the Operating Partnership are still subject to certain state and local income taxes in the various jurisdictions in which the entities operate.

Based on the above, Cole Capital, substantially all of which is conducted through a TRS, recognized a benefit from federal and state income taxes of $7.5 million and $13.7 million for the three and six months ended June 30, 2014, respectively, which is included in other income, net in the accompanying consolidated statements of operations. No provision or benefit for income taxes was recognized for the three and six months ended June 30, 2013 as the Operating Partnership did not commence operations for Cole Capital until the Cole Acquisition Date. The difference in the benefit from income taxes reflected in the consolidated statements of operations as compared to the benefit calculated at the statutory federal income tax rate is primarily attributable to various permanent differences and state and local income taxes.

The REI segment recognized state income and franchise taxes of $2.8 million and $3.9 million during the three and six months ended June 30, 2014, respectively, and $0.1 million and $0.3 million during the three and six months ended June 30, 2013, respectively, which are included in other income, net in the accompanying consolidated statements of operations.

The Operating Partnership had no unrecognized tax benefits as of or during the six months ended June 30, 2014 and 2013. Any interest and penalties related to unrecognized tax benefits would be recognized within the provision for income taxes in the accompanying consolidated statements of operations. The Operating Partnership files income tax returns in the U.S. federal jurisdiction, as well as various state jurisdictions, and is subject to routine examinations by the respective tax authorities. With few exceptions, the Operating Partnership is no longer subject to federal or state examinations by tax authorities for years before 2010.

Note 25 — Subsequent Events

Significant events that occurred subsequent to June 30, 2014 are detailed within the December 31, 2013 Operating Partnership Financial Statements. Please refer to Note 24 — Subsequent Events (As Restated) in the December 31, 2013 Operating Partnership Financial Statements.